EXECUTION COPY



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                        RESIDENTIAL ACCREDIT LOANS, INC.,

                                    Company,

                        RESIDENTIAL FUNDING CORPORATION,

                                Master Servicer,

                                       and

                             BANKERS TRUST COMPANY,

                                     Trustee




                         POOLING AND SERVICING AGREEMENT

                            Dated as of July 1, 1997



                 Mortgage Asset-Backed Pass-Through Certificates

                                 Series 1997-QS7



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NY1-220216.6

                                TABLE OF CONTENTS
                                                                      Page

                                    ARTICLE I

                                   DEFINITIONS
Section 1.01     Definitions........................................     2
                 Accrued Certificate Interest ......................     2
                 Addendum and Assignment Agreement .................     3
                 Additional Collateral .............................     4
                 Additional Collateral Loan ........................     4
                 Adjusted Mortgage Rate ............................     4
                 Advance ...........................................     4
                 Affiliate .........................................     4
                 Agreement .........................................     4
                 Amount Held for Future Distribution ...............     4
                 Appraised Value ...................................     4
                 Assignment ........................................     5
                 Assignment Agreement ..............................     5
                 Assignment of Proprietary Lease ...................     5
                 Available Distribution Amount .....................     5
                 Bankruptcy Amount .................................     5
                 Bankruptcy Code ...................................     6
                 Bankruptcy Loss ...................................     6
                 Book-Entry Certificate ............................     7
                 Business Day ......................................     7
                 Buydown Funds .....................................     7
                 Buydown Mortgage Loan .............................     7
                 Cash Liquidation ..................................     7
                 Certificate .......................................     7
                 Certificate Account ...............................     7
                 Certificate Account Deposit Date ..................     8
                 Certificateholder or Holder .......................     8
                 Certificate Owner .................................     8
                 Certificate Principal Balance .....................     8
                 Certificate Register and Certificate Registrar ....     9
                 Class .............................................     9
                 Class A Certificate ...............................     9
                 Class A-8 Collection Shortfall ....................    10
                 Class A-8 Principal Distribution Amount ...........    10
                 Class A-9 Notional Amount .........................    10
                 Class B Certificate ...............................    10
                 Class B Percentage ................................    10
                 Class B-1 Percentage ..............................    10
                 Class B-1 Prepayment Distribution Trigger .........    10
                 Class B-2 Percentage ..............................    10
                 Class B-2 Prepayment Distribution Trigger .........    11
                 Class B-3 Percentage ..............................    11
                 Class B-3 Prepayment Distribution Trigger .........    11
                 Class M Certificate ...............................    11
                 Class M Percentage ................................    11
                 Class M-1 Percentage ..............................    11
                 Class M-2 Percentage ..............................    11


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                                        i

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                                                                       Page

                 Class M-2 Prepayment Distribution Trigger ............. 12
                 Class M-3 Percentage .................................. 12
                 Class M-3 Prepayment Distribution Trigger ............. 12
                 Class R Certificate ................................... 12
                 Closing Date .......................................... 12
                 Code .................................................. 12
                 Compensating Interest ................................. 12
                 Cooperative ........................................... 13
                 Cooperative Apartment ................................. 13
                 Cooperative Lease ..................................... 13
                 Cooperative Loans ..................................... 13
                 Cooperative Stock ..................................... 13
                 Cooperative Stock Certificate ......................... 13
                 Corporate Trust Office ................................ 13
                 Credit Support Depletion Date ......................... 14
                 Curtailment ........................................... 14
                 Custodial Account ..................................... 14
                 Custodial Agreement ................................... 14
                 Custodian ............................................. 14
                 Cut-off Date .......................................... 14
                 Cut-off Date Principal Balance ........................ 14
                 Debt Service Reduction ................................ 14
                 Defaulted Mortgage Loss ............................... 14
                 Deficient Valuation ................................... 15
                 Definitive Certificate ................................ 15
                 Deleted Mortgage Loan ................................. 15
                 Depository ............................................ 15
                 Depository Participant ................................ 15
                 Destroyed Mortgage Note ............................... 15
                 Determination Date .................................... 15
                 Discount Fraction ..................................... 15
                 Discount Mortgage Loan ................................ 15
                 Disqualified Organization ............................. 16
                 Distribution Date ..................................... 16
                 Due Date .............................................. 16
                 Due Period ............................................ 16
                 Eligible Account ...................................... 16
                 Eligible Funds ........................................ 17
                 Event of Default ...................................... 17
                 Excess Bankruptcy Loss ................................ 17
                 Excess Fraud Loss ..................................... 17
                 Excess Special Hazard Loss ............................ 17
                 Excess Subordinate Principal Amount ................... 17
                 Extraordinary Events .................................. 18
                 Extraordinary Losses .................................. 18
                 FASIT ................................................. 19
                 FDIC .................................................. 19
                 FHLMC ................................................. 19
                 Final Distribution Date ............................... 19
                 Fitch ................................................. 19
                 FNMA .................................................. 19
                 Foreclosure Profits ................................... 19


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                                       ii

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                                                                       Page

                 Fraud Loss Amount ..................................... 19
                 Fraud Losses .......................................... 20
                 Independent ........................................... 20
                 Initial Certificate Principal Balance ................. 20
                 Initial Class A-9 Notional Amount: .................... 20
                 Initial Monthly Payment Fund .......................... 20
                 Insurance Proceeds .................................... 20
                 Insurer ............................................... 21
                 Interest Accrual Period ............................... 21
                 International Borrower ................................ 21
                 Late Collections ...................................... 21
                 Liquidation Proceeds .................................. 21
                 Loan-to-Value Ratio ................................... 21
                 Lockout Prepayment Percentage ......................... 21
                 Lockout Scheduled Percentage .......................... 22
                 Maturity Date ......................................... 22
                 MLCC .................................................. 22
                 Modified Mortgage Loan ................................ 22
                 Modified Net Mortgage Rate ............................ 22
                 Monthly Payment ....................................... 22
                 Moody's ............................................... 22
                 Mortgage .............................................. 22
                 Mortgage 100SM Loan ................................... 22
                 Mortgage File ......................................... 23
                 Mortgage Loan Schedule ................................ 23
                 Mortgage Loans ........................................ 24
                 Mortgage Note ......................................... 24
                 Mortgage Rate ......................................... 24
                 Mortgaged Property .................................... 24
                 Mortgagor ............................................. 24
                 Net Mortgage Rate ..................................... 24
                 Non-Discount Mortgage Loan ............................ 24
                 Non-Primary Residence Loans ........................... 24
                 Non-United States Person .............................. 24
                 Nonrecoverable Advance ................................ 24
                 Nonsubserviced Mortgage Loan .......................... 25
                 Officers' Certificate ................................. 25
                 Opinion of Counsel .................................... 25
                 Outstanding Mortgage Loan ............................. 25
                 Ownership Interest .................................... 25
                 Parent PowerSM Loan ................................... 25
                 Pass-Through Rate ..................................... 25
                 Paying Agent .......................................... 26
                 Percentage Interest ................................... 26
                 Permitted Investments ................................. 26
                 Permitted Transferee .................................. 28
                 Person ................................................ 28
                 Pledged Asset Mortgage Servicing Agreement ............ 28
                 Pool Stated Principal Balance ......................... 28
                 Pool Strip Rate ....................................... 28
                 Prepayment Assumption ................................. 28
                 Prepayment Distribution Percentage .................... 28


NY1-220216.6
                                       iii

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                                                                       Page

                 Prepayment Distribution Trigger ....................... 30
                 Prepayment Interest Shortfall ......................... 30
                 Prepayment Period ..................................... 30
                 Primary Insurance Policy .............................. 30
                 Principal Prepayment .................................. 31
                 Principal Prepayment in Full .......................... 31
                 Program Guide ......................................... 31
                 Purchase Price ........................................ 31
                 Qualified Substitute Mortgage Loan .................... 31
                 Rating Agency ......................................... 32
                 Realized Loss ......................................... 32
                 Record Date ........................................... 33
                 Regular Certificate ................................... 33
                 REMIC ................................................. 33
                 REMIC Administrator ................................... 33
                 REMIC Provisions ...................................... 33
                 REO Acquisition ....................................... 34
                 REO Disposition ....................................... 34
                 REO Imputed Interest .................................. 34
                 REO Proceeds .......................................... 34
                 REO Property .......................................... 34
                 Request for Release ................................... 34
                 Required Insurance Policy ............................. 34
                 Required Surety Payment ............................... 34
                 Residential Funding ................................... 34
                 Responsible Officer ................................... 34
                 Schedule of Discount Fractions ........................ 35
                 Security Agreement .................................... 35
                 Seller ................................................ 35
                 Senior Accelerated Distribution Percentage ............ 35
                 Seller's Agreement .................................... 36
                 Senior Percentage ..................................... 36
                 Senior Principal Distribution Amount .................. 36
                 Servicing Accounts .................................... 36
                 Servicing Advances .................................... 37
                 Servicing Fee ......................................... 37
                 Servicing Officer ..................................... 37
                 Special Hazard Amount ................................. 37
                 Special Hazard Loss ................................... 38
                 Standard & Poor's ..................................... 38
                 Stated Principal Balance .............................. 38
                 Subclass .............................................. 39
                 Subclass Notional Amount .............................. 39
                 Subordinate Percentage ................................ 39
                 Subordinate Principal Distribution Amount ............. 39
                 Subserviced Mortgage Loan ............................. 40
                 Subservicer ........................................... 40
                 Subservicer Advance ................................... 40
                 Subservicing Account .................................. 40
                 Subservicing Agreement ................................ 40
                 Subservicing Fee ...................................... 40
                 Surety ................................................ 40


NY1-220216.6
                                       iv

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                                                                       Page

                 Surety Bond ........................................... 40
                 Tax Returns ........................................... 41
                 Transfer .............................................. 41
                 Transferee ............................................ 41
                 Transferor ............................................ 41
                 Trust Fund ............................................ 41
                 Uncertificated REMIC Regular Interests ................ 41
                 Uniform Single Attestation Program for Mortgage
                           Bankers ..................................... 42
                 Uninsured Cause ....................................... 42
                 United States Person .................................. 42
                 Voting Rights ......................................... 42

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01    Conveyance of Mortgage Loans............................ 43
Section 2.02    Acceptance by Trustee................................... 49
Section 2.03    Representations, Warranties and
                Covenants of the Master Servicer and the
                Company................................................. 50
Section 2.04    Representations and Warranties
                of Sellers.............................................. 55
Section 2.05    Execution and Authentication of
                Certificates............................................ 57

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

Section 3.01    Master Servicer to Act as Servicer...................... 58
Section 3.02    Subservicing Agreements Between Master
                Servicer and Subservicers; Enforcement
                of Subservicers' and Sellers'
                Obligations............................................. 59
Section 3.03    Successor Subservicers.................................. 60
Section 3.04    Liability of the Master Servicer........................ 61
Section 3.05    No Contractual Relationship Between
                Subservicer and Trustee or
                Certificateholders...................................... 61
Section 3.06    Assumption or Termination of
                Subservicing Agreements by Trustee...................... 62
Section 3.07    Collection of Certain Mortgage Loan
                Payments; Deposits to
                Custodial Account....................................... 62
Section 3.08    Subservicing Accounts; Servicing
                Accounts................................................ 65


NY1-220216.6
                                        v

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                                                                         Page

Section 3.09    Access to Certain Documentation and
                Information Regarding the Mortgage
                Loans..................................................... 67
Section 3.10    Permitted Withdrawals from the
                Custodial Account......................................... 67
Section 3.11    Maintenance of the Primary Insurance
                Policies; Collections Thereunder.......................... 69
Section 3.12    Maintenance of Fire Insurance and
                Omissions and Fidelity Coverage.  ........................ 71
Section 3.13    Enforcement of Due-on-Sale Clauses;
                Assumption and Modification Agreements;
                Certain Assignments....................................... 72
Section 3.14    Realization Upon Defaulted Mortgage
                Loans..................................................... 75
Section 3.15    Trustee to Cooperate;
                Release of Mortgage Files................................. 78
Section 3.16    Servicing and Other Compensation;
                Compensating Interest..................................... 80
Section 3.17    Reports to the Trustee and the Company.................... 81
Section 3.18    Annual Statement as to Compliance......................... 81
Section 3.19    Annual Independent Public Accountants'
                Servicing Report.......................................... 82
Section 3.20    Rights of the Company in Respect
                of the Master Servicer.         .......................... 83
Section 3.21    Administration of Buydown Funds........................... 83

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

Section 4.01   Certificate Account........................................ 85
Section 4.02   Distributions.............................................. 85
Section 4.03   Statements to Certificateholders........................... 96
Section 4.04   Distribution of Reports to the
               Trustee and the Company; Advances
               by the Master Servicer..................................... 99
Section 4.05   Allocation of Realized Losses..............................101
Section 4.06   Reports of Foreclosures and Abandonment
               of Mortgaged Property.                 ....................102
Section 4.07   Optional Purchase of Defaulted Mortgage
               Loans.                                 ....................103
Section 4.08   Surety Bond................................................103

                                ARTICLE V

                            THE CERTIFICATES

Section 5.01   The Certificates...........................................105
Section 5.02   Registration of Transfer and Exchange of
               Certificates.   ...........................................108
Section 5.03   Mutilated, Destroyed, Lost or Stolen
               Certificates...............................................113


NY1-220216.6
                                       vi

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                                                                        Page

Section 5.04    Persons Deemed Owners....................................114
Section 5.05    Appointment of Paying Agent..............................114
Section 5.06    Optional Purchase of Certificates........................114

                                ARTICLE VI

                    THE COMPANY AND THE MASTER SERVICER

Section 6.01    Respective Liabilities of the Company
                and the Master Servicer..................................117
Section 6.02    Merger or Consolidation of the
                Company or the Master Servicer;
                Assignment of Rights and Delegation
                of Duties by Master Servicer.............................117
Section 6.03    Limitation on Liability of the Company,
                the Master Servicer and Others.        ..................118
Section 6.04    Company and Master
                Servicer Not to Resign...................................119

                                ARTICLE VII

                                  DEFAULT

Section 7.01    Events of Default........................................120
Section 7.02    Trustee or Company to Act; Appointment
                of Successor.............................................122
Section 7.03    Notification to Certificateholders.......................123
Section 7.04    Waiver of Events of Default..............................123

                               ARTICLE VIII

                          CONCERNING THE TRUSTEE

Section 8.01    Duties of Trustee........................................125
Section 8.02    Certain Matters Affecting the Trustee....................127
Section 8.03    Trustee Not Liable for Certificates or
                Mortgage Loans...........................................129
Section 8.04    Trustee May Own Certificates.............................129
Section 8.05    Master Servicer to Pay Trustee's Fees
                and Expenses; Indemnification.        ...................129
Section 8.06    Eligibility Requirements for Trustee.....................130
Section 8.07    Resignation and Removal of the Trustee...................131
Section 8.08    Successor Trustee........................................132
Section 8.09    Merger or Consolidation of Trustee.......................132
Section 8.10    Appointment of Co-Trustee or Separate
                Trustee..................................................133
Section 8.11    Appointment of Custodians................................134
Section 8.12    Appointment of Office or Agency..........................134



NY1-220216.6
                                       vii

                                                                   Page

                                   ARTICLE IX

                                   TERMINATION

Section 9.01     Termination Upon Purchase by the Master
                 Servicer or the Company or
                 Liquidation of All Mortgage Loans........................135
Section 9.02     Additional Termination Requirements......................138

                          ARTICLE X

                      REMIC PROVISIONS

Section 10.01    REMIC Administration.....................................139
Section 10.02    Master Servicer, REMIC Administrator and
                 Trustee Indemnification..................................143

                         ARTICLE XI

                  MISCELLANEOUS PROVISIONS

Section 11.01    Amendment................................................145
Section 11.02    Recordation of Agreement; Counterparts...................148
Section 11.03    Limitation on Rights
                 of Certificateholders....................................148
Section 11.04    Governing Law............................................149
Section 11.05    Notices..................................................149
Section 11.06    Notices to Rating Agency.................................150
Section 11.07    Severability of Provisions...............................151
Section 11.08    Supplemental Provisions
                           for Resecuritization...........................151



NY1-220216.6
                                      viii

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                                    EXHIBITS

Exhibit A:                  Form of Class A Certificate
Exhibit B:                  Form of Class M Certificate
Exhibit C:                  Form of Class B Certificate
Exhibit D:                  Form of Class R Certificate
Exhibit E:                  Form of Custodial Agreement
Exhibit F:                  Mortgage Loan Schedule
Exhibit G:                  Form of Seller/Servicer Contract
Exhibit H:                  Forms of Request for Release
Exhibit I-1:                Form of Transfer Affidavit and Agreement
Exhibit I-2:                Form of Transferor Certificate
Exhibit J-1:                Form of Investor Representation Letter
Exhibit J-2:                Form of ERISA Representation Letter
Exhibit K:                  Form of Transferor Representation Letter
Exhibit L:                  Form of Rule 144A Investment Representation
                            Letter
Exhibit M:                  Text of Amendment to Pooling and Servicing
                            Agreement Pursuant to Section 11.01(e) for a
                            Limited Guaranty
Exhibit N:                  Form of Limited Guaranty
Exhibit O:                  Form of Lender Certification for Assignment of
                            Mortgage Loan
Exhibit P:                  Schedule of Discount Fractions
Exhibit Q:                  Request for Exchange Form


NY1-220216.6
                                       ix

         This is a Pooling and Servicing Agreement, dated as of July 1, 1997, among RESIDENTIAL ACCREDIT LOANS, INC., as the company (together with its permitted successors and assigns, the "Company"), RESIDENTIAL FUNDING CORPORATION, as master servicer (together with its permitted successors and assigns, the "Master Servicer"), and BANKERS TRUST COMPANY, as Trustee (together with its permitted successors and assigns, the "Trustee").

                                              PRELIMINARY STATEMENT:

         The Company intends to sell mortgage pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Mortgage Loans (as defined herein). As provided herein, the Master Servicer will make an election to treat the entire segregated pool of assets described in the definition of Trust Fund herein, and subject to this Agreement (including the Mortgage Loans but excluding the Initial Monthly Payment Fund), as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes. The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates and the Uncertificated REMIC Regular Interests (as defined herein), the rights in and to which will be initially represented by the Class A-9 Certificates, will be "regular interests" in the REMIC, and the Class R Certificates will be the sole class of "residual interests" therein for purposes of the REMIC Provisions (as defined herein) under federal income tax law.



NY1-220216.6

         The following table sets forth the designation, type, Pass-Through Rate, aggregate Initial Certificate Principal Balance, Maturity Date, initial ratings and certain features for each Class of Certificates comprising the interests in the Trust Fund created hereunder.


                                   Aggregate Initial
                                    Certificate
                 Pass-Through        Principal                                    Maturity           Standard
Designation        Rate               Balance                Features               Date             & Poor's       Fitch
-----------       ------             ---------               --------              ------            --------       -----

Class A-1           7.50%           $82,491,000.00             Senior              July 25, 2027       AAA          AAA
Class A-2           7.50%           $20,984,000.00             Senior              July 25, 2027       AAA          AAA
Class A-3           7.50%           $11,000,000.00             Senior              July 25, 2027       AAA          AAA
Class A-4           7.50%           $ 4,000,000.00             Senior              July 25, 2027       AAA          AAA
Class A-5           7.75%           $17,500,000.00         Lockout/Senior          July 25, 2027       AAA          AAA
Class A-6           7.25%           $17,500,000.00         Lockout/Senior          July 25, 2027
Class A-7           9.50%           $21,925,000.00             Senior              July 25, 2027
Class A-8           0.00%           $   156,262.27      Principal Only/Senior      July 25, 2027       AAAr         AAA
Class A-9       Variable Rate       $         0.00       Variable Strip/Senior     July 25, 2027       AAAr         AAA
Class R             7.75%           $       100.00          Residual/Senior        July 25, 2027       AAA          AAA
Class M-1           7.75%           $ 6,697,000.00             Mezzanine           July 25, 2027       N/A          AA
Class M-2           7.75%           $ 3,827,000.00             Mezzanine           July 25, 2027       N/A          A
Class M-3           7.75%           $ 2,870,200.00             Mezzanine           July 25, 2027       N/A          BBB
Class B-1           7.75%           $ 1,052,400.00             Subordinate         July 25, 2027       N/A          BB
Class B-2           7.75%           $   478,400.00             Subordinate         July 25, 2027       N/A          B
Class B-3           7.75%           $   861,188.35             Subordinate         July 25, 2027       N/A          N/A


         The Mortgage Loans have an aggregate Cut-off Date Principal Balance equal to $191,342,550.62 The Mortgage Loans are fixed-rate first lien mortgage loans having terms to maturity at origination or modification of not more than 30 years.

         In consideration of the mutual agreements herein contained, the Company, the Master Servicer and the Trustee agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         Section 1.01.              Definitions.

         Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

         Accrued Certificate Interest: With respect to each Distribution Date, as to any Class A Certificate (other than the Class A-8 Certificates and Class A-9 Certificates), any Class M Certificate, any Class B Certificate or any Class R Certificate, interest accrued during the related Interest Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance thereof immediately prior to such Distribution Date.


NY1-220216.6
                                        2

With respect to each Distribution Date, as to the Class A-9 Certificates in the aggregate, interest accrued during the related Interest Accrual Period at the related Pass-Through Rate on the Class A-9 Notional Amount. With respect to each Distribution Date, as to any Subclass of Class A-9 Certificates, interest accrued during the related Interest Accrual Period at the related Pass-Through Rate on the Subclass Notional Amount. Accrued Certificate Interest will be calculated on the basis of a 360-day year, consisting of twelve 30-day months. In each case Accrued Certificate Interest on any Class of Certificates will be reduced by the amount of (i) Prepayment Interest Shortfalls (to the extent not offset by the Master Servicer with a payment of Compensating Interest as provided in Section 4.01), (ii) the interest portion (adjusted to the Net Mortgage Rate (or the Modified Net Mortgage Rate in the case of a Modified Mortgage Loan)) of Realized Losses (including Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses) not allocated solely to one or more specific Classes of Certificates pursuant to
Section 4.05, (iii) the interest portion of Advances previously made with respect to a Mortgage Loan or REO Property which remained unreimbursed following the Cash Liquidation or REO Disposition of such Mortgage Loan or REO Property that were made with respect to delinquencies that were ultimately determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses and (iv) any other interest shortfalls not covered by the subordination provided by the Class M Certificates and Class B Certificates, including interest that is not collectible from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations as in effect from time to time, with all such reductions allocated among all of the Certificates in proportion to their respective amounts of Accrued Certificate Interest payable on such Distribution Date which would have resulted absent such reductions. Any portion of the reductions described in the immediately preceding sentence that are allocated to the Class A-9 Certificates shall be allocated among the Subclasses thereof, if any, in proportion to their respective amounts of Accrued Certificate Interest payable on such Distribution Date which would have resulted absent such reductions. In addition to that portion of the reductions described in the second preceding sentence that are allocated to any Class of Class B Certificates or any Class of Class M Certificates, Accrued Certificate Interest on such Class of Class B Certificates or such Class of Class M Certificates will be reduced by the interest portion (adjusted to the Net Mortgage Rate) of Realized Losses that are allocated solely to such Class of Class B Certificates or such Class of Class M Certificates pursuant to Section 4.05.

         Addendum and Assignment Agreement:  The Addendum and
Assignment Agreement, dated as of January 31, 1995, between MLCC and the Master Servicer.


NY1-220216.6
                                        3

         Additional Collateral: With respect to any Mortgage 100SM Loan, the marketable securities held from time to time as security for the repayment of such Mortgage 100SM Loan and any related collateral. With respect to any Parent PowerSM Loan, the third-party guarantee for such Parent PowerSM Loan, together with (i) any marketable securities held from time to time as security for the performance of such guarantee and any related collateral or (ii) any mortgaged property securing the performance of such guarantee, the related home equity line of credit loan and any related collateral.

         Additional Collateral Loan: Each Mortgage Loan that is supported by Additional Collateral.

         Adjusted Mortgage Rate: With respect to any Mortgage Loan and any date of determination, the Mortgage Rate borne by the related Mortgage Note, less the rate at which the related Subservicing Fee accrues.

         Advance: As to any Mortgage Loan, any advance made by the Master Servicer, pursuant to Section 4.04.

         Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such first Person. For the purposes of this definition, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         Agreement: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

         Amount Held for Future Distribution: As to any Distribution Date, the total of the amounts held in the Custodial Account at the close of business on the preceding Determination Date on account of (i) Liquidation Proceeds, Insurance Proceeds, Principal Prepayments, Mortgage Loan purchases made pursuant to Section 2.02, 2.03, 2.04 or 4.07 and Mortgage Loan substitutions made pursuant to Section 2.03 or 2.04 received or made in the month of such Distribution Date (other than such Liquidation Proceeds, Insurance Proceeds and purchases of Mortgage Loans that the Master Servicer has deemed to have been received in the preceding month in accordance with Section 3.07(b)) and (ii) payments which represent early receipt of scheduled payments of principal and interest due on a date or dates subsequent to the related Due Date.

         Appraised Value: As to any Mortgaged Property, the lesser of (i) the appraised value of such Mortgaged Property based upon the appraisal made at the time of the origination of the related Mortgage Loan, and (ii) the sales price of the Mortgaged Property


NY1-220216.6
                                        4
at such time of origination, except in the case of a Mortgaged Property securing a refinanced or modified Mortgage Loan as to which it is either the appraised value determined above or the appraised value determined in an appraisal at the time of refinancing or modification, as the case may be.

         Assignment: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage Loan to the Trustee for the benefit of Certificateholders, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law and accompanied by an Opinion of Counsel to that effect.

         Assignment Agreement:  The Assignment and Assumption
Agreement, dated July 30, 1997, between Residential Funding and the Company relating to the transfer and assignment of the Mortgage Loans.

         Assignment of Proprietary Lease: With respect to a Cooperative Loan, the assignment of the related Cooperative Lease from the Mortgagor to the originator of the Cooperative Loan.

         Available Distribution Amount: As to any Distribution Date, an amount equal to (a) the sum of (i) the amount on deposit in the Custodial Account as of the close of business on the immediately preceding Determination Date and amounts deposited in the Custodial Account in connection with the substitution of Qualified Substitute Mortgage Loans, (ii) the amount of any Advance made on the immediately preceding Certificate Account Deposit Date, (iii) any amount deposited in the Certificate Account on the related Certificate Account Deposit Date pursuant to the second paragraph of Section 3.12(a), (iv) any amount deposited in the Certificate Account pursuant to Section 4.07, (v) any amount that the Master Servicer is not permitted to withdraw from the Custodial Account or the Certificate Account pursuant to Section 3.16(e) and (vi) any amount received by the Trustee pursuant to the Surety Bond in respect of such Distribution Date, reduced by (b) the sum as of the close of business on the immediately preceding Determination Date of (w) aggregate Foreclosure Profits,
(x) the Amount Held for Future Distribution, and (y) amounts permitted to be withdrawn by the Master Servicer from the Custodial Account in respect of the Mortgage Loans pursuant to clauses (ii)-(x), inclusive, of Section 3.10(a).

         Bankruptcy Amount: As of any date of determination prior to the first anniversary of the Cut-off Date, an amount equal to the excess, if any, of (A) $200,000 over (B) the aggregate amount of Bankruptcy Losses allocated solely to one or more specific


NY1-220216.6
                                        5

Classes of Certificates in accordance with Section 4.05. As of any date of determination on or after the first anniversary of the Cut-off Date, an amount equal to the excess, if any, of (1) the lesser of (a) the Bankruptcy Amount calculated as of the close of business on the Business Day immediately preceding the most recent anniversary of the Cut-off Date coinciding with or preceding such date of determination (or, if such date of determination is an anniversary of the Cut-off Date, the Business Day immediately preceding such date of determination) (for purposes of this definition, the "Relevant Anniversary") and
(b) the greater of

         (A) the greater of (i) 0.0006 times the aggregate principal balance of all the Mortgage Loans in the Mortgage Pool as of the Relevant Anniversary having a Loan-to-Value Ratio at origination which exceeds 75% and (ii) $100,000; and (B) the greater of (i) the product of (x) an amount equal to the largest difference in the related Monthly Payment for any Non-Primary Residence Loan remaining in the Mortgage Pool (other than Additional Collateral Loans) which had an original Loan-to-Value Ratio of 80% or greater that would result if the Net Mortgage Rate thereof was equal to the weighted average (based on the principal balance of the Mortgage Loans as of the Relevant Anniversary) of the Net Mortgage Rates of all Mortgage Loans as of the Relevant Anniversary less 1.25% per annum, (y) a number equal to the weighted average remaining term to maturity, in months, of all Non-Primary Residence Loans remaining in the Mortgage Pool as of the Relevant Anniversary, and (z) one plus the quotient of the number of all Non-Primary Residence Loans remaining in the Mortgage Pool divided by the total number of Outstanding Mortgage Loans in the Mortgage Pool as of the Relevant Anniversary, and (ii) $50,000,

over (2) the aggregate amount of Bankruptcy Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 since the Relevant Anniversary.

         The Bankruptcy Amount may be further reduced by the Master Servicer (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

         Bankruptcy Code:  The Bankruptcy Code of 1978, as amended.

         Bankruptcy Loss:  With respect to any Mortgage Loan, a
Deficient Valuation or Debt Service Reduction; provided, however, that neither a Deficient Valuation nor a Debt Service Reduction


NY1-220216.6
                                        6
shall be deemed a Bankruptcy Loss hereunder so long as the Master Servicer has notified the Trustee in writing that the Master Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by the Master Servicer or a Subservicer, in either case without giving effect to any Debt Service Reduction.

         Book-Entry Certificate: Any Certificate registered in the name of the Depository or its nominee.

         Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York, the State of Michigan, the State of California or the State of Illinois (and such other state or states in which the Custodial Account or the Certificate Account are at the time located) are required or authorized by law or executive order to be closed.

         Buydown Funds: Any amount contributed by the seller of a Mortgaged Property, the Company or other source in order to enable the Mortgagor to reduce the payments required to be made from the Mortgagor's funds in the early years of a Mortgage Loan. Buydown Funds are not part of the Trust Fund prior to deposit into the Custodial or Certificate Account.

         Buydown Mortgage Loan: Any Mortgage Loan as to which a specified amount of interest is paid out of related Buydown Funds in accordance with a related buydown agreement.

         Cash Liquidation: As to any defaulted Mortgage Loan other than a Mortgage Loan as to which an REO Acquisition occurred, a determination by the Master Servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the Master Servicer reasonably and in good faith expects to be finally recoverable with respect to such Mortgage Loan.

         Certificate: Any Class A Certificate, Class M Certificate, Class B Certificate or Class R Certificate.

         Certificate Account: The separate account or accounts created and maintained pursuant to Section 4.01, which shall be entitled "Bankers Trust Company, as trustee, in trust for the registered holders of Residential Accredit Loans, Inc., Mortgage Asset-Backed Pass-Through Certificates, Series 1997-QS7" and which must be an Eligible Account.



NY1-220216.6
                                        7

         Certificate Account Deposit Date: As to any Distribution Date, the Business Day prior thereto.

         Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that neither a Disqualified
Organization nor a Non-United States Person shall be a holder of a Class R Certificate for purposes hereof and, solely for the purpose of giving any consent or direction pursuant to this Agreement, any Certificate, other than a Class R Certificate, registered in the name of the Company, the Master Servicer or any Subservicer or any Affiliate thereof shall be deemed not to be outstanding and the Percentage Interest or Voting Rights evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests or Voting Rights necessary to effect any such consent or direction has been obtained. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

         Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate, as reflected on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent, if any, and otherwise on the books of a Depository Participant, if any, and otherwise on the books of the Depository.

         Certificate Principal Balance: With respect to each Class A Certificate (other than any Class A-9 Certificate) and Class R Certificate, on any date of determination, an amount equal to (i) the Initial Certificate Principal Balance of such Certificate as specified on the face thereof, minus (ii) the sum of (x) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor Certificate) and applied to reduce the Certificate Principal Balance thereof pursuant to Section 4.02(a) and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.05. With respect to each Class M Certificate, on any date of determination, an amount equal to (i) the Initial Certificate Principal Balance of such Class M Certificate as specified on the face thereof, minus (ii) the sum of (x) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor Certificate) and applied to reduce the Certificate Principal Balance thereof pursuant to Section 4.02(a) and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in


NY1-220216.6
                                        8
connection with Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.05; provided, that if the Certificate Principal Balances of the Class B Certificates have been reduced to zero, the Certificate Principal Balance of each Class M Certificate of those Class M Certificates outstanding with the highest numerical designation at any given time shall thereafter be calculated to equal the Percentage Interest evidenced by such Certificate times the excess, if any, of (A) the then aggregate Stated Principal Balance of the Mortgage Loans over (B) the then aggregate Certificate Principal Balance of all other Classes of Certificates then outstanding. With respect to each Class B Certificate, on any date of determination, an amount equal to (i) the Initial Certificate Principal Balance of such Class B Certificate as specified on the face thereof, minus (ii) the sum of (x) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor Certificate) and applied to reduce the Certificate Principal Balance thereof pursuant to Section 4.02(a) and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.05; provided, that the Certificate Principal Balance of each Class B Certificate of those Class B Certificates outstanding with the highest numerical designation at any given time shall be calculated to equal the Percentage Interest evidenced by such Certificate times the excess, if any, of (A) the then aggregate Stated Principal Balance of the Mortgage Loans over (B) the then aggregate Certificate Principal Balance of all other Classes of Certificates then outstanding. The Class A-9 Certificates will have no Certificate Principal Balance.

         Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to
Section 5.02.

         Class: Collectively, all of the Certificates bearing the same designation.

         Class A Certificate: Any one of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8 or Class A-9 Certificates, executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit A, each such Certificate (other than the Class A-9 Certificates) evidencing an interest designated as a "regular interest" in the REMIC for purposes of the REMIC Provisions. The Class A-9 Certificates will represent the entire beneficial ownership interest in the Uncertificated REMIC Regular Interests. On and after the date of issuance of any Subclass of Class A-9 Certificates pursuant to Section 5.01(c), any such Subclass will represent the Uncertificated


NY1-220216.6
                                        9

REMIC Regular Interest or Interests specified by the initial Holder of the Class A-9 Certificates pursuant to said Section.

         Class A-8 Collection Shortfall: With respect to the Cash Liquidation or REO Disposition of a Discount Mortgage Loan and any Distribution Date, the excess of the amount described in Section 4.02(b)(i)(C)(1) over the amount described in Section 4.02(b)(i)(C)(2).

         Class A-8 Principal Distribution Amount:  As defined in
Section 4.02(b)(i).

         Class A-9 Certificates: The Class A Certificates designated as Class A-9 Certificates, including any Subclass thereof.

         Class A-9 Notional Amount: As of any Distribution Date, with respect to the Class A-9 Certificates, the aggregate Stated Principal Balance of the Mortgage Loans immediately prior to such Distribution Date.

         Class B Certificate: Any one of the Class B-1 Certificates, Class B-2 Certificates or Class B-3 Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit C and evidencing an interest designated as a "regular interest" in the REMIC for purposes of the REMIC Provisions.

         Class B Percentage:  The Class B-1 Percentage, Class B-2
Percentage and Class B-3 Percentage.

         Class B-1 Percentage: With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class B-1 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

         Class B-1 Prepayment Distribution Trigger: With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of the Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to 1.25%.

         Class B-2 Percentage: With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class B-2 Certificates immediately prior to such date and the


NY1-220216.6
                                       10
denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

         Class B-2 Prepayment Distribution Trigger: With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of the Class B-2 Certificates and Class B-3 Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to 0.70%.

         Class B-3 Percentage: With respect to any Distribution Date, a fraction expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class B-3 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

         Class B-3 Prepayment Distribution Trigger: With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of the Class B-3 Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to 0.45%.

         Class M Certificate: Any one of the Class M-1 Certificates, Class M-2 Certificates or Class M-3 Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit B and evidencing an interest designated as a "regular interest" in the REMIC for purposes of the REMIC Provisions.

         Class M Percentage:  The Class M-1 Percentage, Class M-2
Percentage and Class M-3 Percentage.

         Class M-1 Percentage: With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class M-1 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

         Class M-2 Percentage:  With respect to any Distribution
Date, a fraction, expressed as a percentage, the numerator of


NY1-220216.6
                                       11
which is the aggregate Certificate Principal Balance of the Class M-2 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage
Loan) immediately prior to such Distribution Date.

         Class M-2 Prepayment Distribution Trigger: With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of the Class M-2 Certificates, Class M-3 Certificates, Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to 4.75%.

         Class M-3 Percentage: With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class M-3 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

         Class M-3 Prepayment Distribution Trigger: With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of the Class M-3 Certificates, Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to 2.75%.

         Class R Certificate: Any one of the Class R Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit D and evidencing an interest designated as a "residual interest" in the REMIC for purposes of the REMIC Provisions.

         Closing Date:  July 30, 1997.

         Code:  The Internal Revenue Code of 1986.

         Compensating Interest: With respect to any Distribution Date, an amount equal to Prepayment Interest Shortfalls resulting from Principal Prepayments in Full during the related Prepayment Period, but not more than the lesser of (a) one-twelfth of 0.125% of the Stated Principal Balance of the Mortgage Loans immediately preceding such Distribution Date and (b) the sum of the Servicing


NY1-220216.6
                                       12

Fee, all income and gain on amounts held in the Custodial Account and the Certificate Account and payable to the Certificateholders with respect to such Distribution Date and servicing compensation to which the Master Servicer may be entitled pursuant to Section 3.10(a)(v) and (vi); provided that for purposes of this definition the amount of the Servicing Fee will not be reduced pursuant to
Section 7.02 except as may be required pursuant to the last sentence of such Section.

         Cooperative: A private, cooperative housing corporation organized under the laws of, and headquartered in, the State of New York which owns or leases land and all or part of a building or buildings located in the State of New York, including apartments, spaces used for commercial purposes and common areas therein and whose board of directors authorizes, among other things, the sale of Cooperative Stock.

         Cooperative Apartment: A dwelling unit in a multi-dwelling building owned or leased by a Cooperative, which unit the Mortgagor has an exclusive right to occupy pursuant to the terms of a proprietary lease or occupancy agreement.

         Cooperative Lease: With respect to a Cooperative Loan, the proprietary lease or occupancy agreement with respect to the Cooperative Apartment occupied by the Mortgagor and relating to the related Cooperative Stock, which lease or agreement confers an exclusive right to the holder of such Cooperative Stock to occupy such apartment.

         Cooperative Loans: Any of the Mortgage Loans made in respect of a Cooperative Apartment, evidenced by a Mortgage Note and secured by (i) a Security Agreement, (ii) the related Cooperative Stock Certificate, (iii) an assignment of the Cooperative Lease, (iv) financing statements and (v) a stock power (or other similar instrument), and ancillary thereto, a recognition agreement between the Cooperative and the originator of the Cooperative Loan, each of which was transferred and assigned to the Trustee pursuant to Section
2.01 and are from time to time held as part of the Trust Fund.

         Cooperative Stock: With respect to a Cooperative Loan, the single outstanding class of stock, partnership interest or other ownership instrument in the related Cooperative.

         Cooperative Stock Certificate:  With respect to a
Cooperative Loan, the stock certificate or other instrument evidencing the related Cooperative Stock.

         Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this instrument is located at Four


NY1-220216.6
                                       13

Albany Street, New York, New York  10006, Attention: Residential
Funding Corporation Series 1997-QS7.

         Credit Support Depletion Date: The first Distribution Date on which the Certificate Principal Balances of the Class M Certificates and Class B Certificates have been reduced to zero.

         Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Principal Prepayment in Full.

         Custodial Account: The custodial account or accounts created and maintained pursuant to Section 3.07 in the name of a depository institution, as custodian for the holders of the Certificates, for the holders of certain other interests in mortgage loans serviced or sold by the Master Servicer and for the Master Servicer, into which the amounts set forth in Section 3.07 shall be deposited directly. Any such account or accounts shall be an Eligible Account.

         Custodial Agreement: An agreement that may be entered into among the Company, the Master Servicer, the Trustee and a Custodian in substantially the form of Exhibit E hereto.

         Custodian:  A custodian appointed pursuant to a Custodial
Agreement.

         Cut-off Date: July 1, 1997.

         Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof at the Cut-off Date after giving effect to all installments of principal due on or prior thereto, whether or not received.

         Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

         Defaulted Mortgage Loss: With respect to any Mortgage Loan, a Realized Loss that is attributable to the Mortgagor's failure to make any payment of principal or interest as required under the Mortgage Note, not including Special Hazard Losses, Extraordinary Losses (or any other loss resulting from damage to the related Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment)), Bankruptcy Losses, Fraud Losses and any other interest shortfalls not covered by the subordination described in Section 4.05, including interest that is not collectible from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940 or similar legislation or regulations as in effect from time to time.



NY1-220216.6
                                       14

         Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that constitutes a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

         Definitive Certificate:  Any definitive, fully registered
Certificate.

         Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced with a Qualified Substitute Mortgage Loan.

         Depository: The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in
Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

         Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         Destroyed Mortgage Note: A Mortgage Note the original of which was permanently lost or destroyed and has not been replaced.

         Determination Date: With respect to any Distribution Date, the 20th day (or if such 20th day is not a Business Day, the Business Day immediately following such 20th day) of the month of the related Distribution Date.

         Discount Fraction: With respect to each Discount Mortgage Loan, the fraction expressed as a percentage, the numerator of which is 7.75% minus the Net Mortgage Rate (or the initial Net Mortgage Rate with respect to any Discount Mortgage Loans as to which the Mortgage Rate is modified pursuant to 3.07(a)) for such Mortgage Loan and the denominator of which is 7.75%. The Discount Fraction with respect to each Discount Mortgage Loan is set forth on Exhibit P attached hereto.

         Discount Mortgage Loan: Any Mortgage Loan having a Net Mortgage Rate (or the initial Net Mortgage Rate) of less than 7.75% per annum and any Mortgage Loan deemed to be a Discount Mortgage Loan pursuant to the definition of Qualified Substitute Mortgage Loan.


NY1-220216.6
                                       15

         Disqualified Organization: Any organization defined as a "disqualified organization" under Section 860E(e)(5) of the Code, which includes any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

         Distribution Date: The 25th day of any month beginning in the month immediately following the month of the initial issuance of the Certificates or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day.

         Due Date: With respect to any Distribution Date, the first day of the month in which such Distribution Date occurs.

         Due  Period:   With  respect  to  any  Distribution  Date,  the  period
commencing on the second day of the month preceding the month of such Distribution Date and ending on the related Due Date.

         Eligible Account: An account that is any of the following: (i) maintained with a depository institution the debt obligations of which have been rated by each Rating Agency in its highest rating available, or (ii) an account or accounts in a depository institution in which such accounts are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall, to the extent acceptable to each Rating Agency, as evidenced in writing, be maintained such that (as evidenced by an Opinion of Counsel delivered to the Trustee and each Rating Agency) the registered Holders of Certificates have a claim with respect to the funds in such account or a perfected first security interest against any collateral (which shall be limited


NY1-220216.6
                                       16
to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, or (iii) in the case of the Custodial Account, either (A) a trust account or accounts maintained in the corporate trust department of The First National Bank of Chicago or (B) an account or accounts maintained in the corporate asset services department of The First National Bank of Chicago, as long as its short term debt obligations are rated P-1 (or the equivalent) or better by each Rating Agency and its long term debt obligations are rated A2 (or the equivalent) or better, by each Rating Agency, or (iv) in the case of the Certificate Account, a trust account or accounts maintained in the corporate trust division of Bankers Trust Company, or (v) an account or accounts of a depository institution acceptable to each Rating Agency (as evidenced in writing by each Rating Agency that use of any such account as the Custodial Account or the Certificate Account will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency).

         Eligible Funds: On any Distribution Date, the portion, if any, of the Available Distribution Amount remaining after reduction by the sum of (i) the aggregate amount of Accrued Certificate Interest on the Class A Certificates and Class R Certificates, (ii) the Senior Principal Distribution Amount (determined without regard to Section 4.02(a)(ii)(Y)(D) hereof), (iii) the Class A-8 Principal Distribution Amount (determined without regard to Section 4.02(b)(i)(E) hereof) and (iv) the aggregate amount of Accrued Certificate Interest on the Class M, Class B-1 and Class B-2 Certificates.

         Event of Default:  As defined in Section 7.01.

         Excess Bankruptcy Loss: Any Bankruptcy Loss, or portion thereof, which exceeds the then applicable Bankruptcy Amount.

         Excess Fraud Loss: Any Fraud Loss, or portion thereof, which exceeds the then applicable Fraud Loss Amount.

         Excess Special Hazard Loss: Any Special Hazard Loss, or portion thereof, that exceeds the then applicable Special Hazard
Amount.

         Excess Subordinate Principal Amount: With respect to any Distribution Date on which the Certificate Principal Balance of the most subordinate class or classes of Certificates (as established in Section 4.05 hereof) then outstanding is to be reduced to zero and on which Realized Losses are to be allocated to such class or classes, the excess, if any, of (i) the amount that would otherwise be distributable in respect of principal on such class or classes of Certificates on such Distribution Date


NY1-220216.6
                                       17
over (ii) the excess, if any, of the Certificate Principal Balance of such class or classes of Certificates immediately prior to such Distribution Date over the aggregate amount of Realized Losses to be allocated to such classes of Certificates on such Distribution Date as reduced by any amount calculated pursuant to Section 4.02(b)(i)(E).

         Extraordinary Events: Any of the following conditions with respect to a Mortgaged Property (or, with respect to a Cooperative Loan, the Cooperative Apartment) or Mortgage Loan causing or resulting in a loss which causes the liquidation of such Mortgage Loan:

                    (a) losses that are of the type that would be covered by the fidelity bond and the errors and omissions insurance policy required to be maintained pursuant to Section 3.12(b) but are in excess of the coverage maintained thereunder;

                    (b) nuclear reaction or nuclear radiation or radioactive contamination, all whether controlled or uncontrolled, and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term "Special Hazard Loss";

                    (c) hostile or warlike action in time of peace or war, including action in hindering, combatting or defending against an actual, impending or expected attack:

                            1. by any government or sovereign power, de jure or de facto, or by any authority maintaining or using military, naval or air forces; or

                            2.   by military, naval or air forces; or

                            3. by an agent of any such government, power, authority or forces;

                    (d) any weapon of war employing atomic fission or radioactive force whether in time of peace or war; or

                    (e) insurrection,  rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combatting or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority; or risks of contraband or illegal transportation or trade.

         Extraordinary Losses: Any loss incurred on a Mortgage Loan caused by or resulting from an Extraordinary Event.



NY1-220216.6
                                       18

         FASIT: A "financial asset securitization investment trust" within the meaning of Section 860L of the Code.

         FDIC: Federal Deposit Insurance Corporation or any successor thereto.

         FHLMC:   Federal   Home  Loan   Mortgage   Corporation,   a   corporate
instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

         Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates will be made pursuant to Section 9.01, which Final Distribution Date shall in no event be later than the end of the 90-day liquidation period described in Section 9.03.

         Fitch: Fitch Investors Service, L.P. or its successor in interest.

         FNMA: Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

         Foreclosure Profits: As to any Distribution Date or related Determination Date and any Mortgage Loan, the excess, if any, of Liquidation Proceeds, Insurance Proceeds and REO Proceeds (net of all amounts reimbursable therefrom pursuant to Section 3.10(a)(ii)) in respect of each Mortgage Loan or REO Property for which a Cash Liquidation or REO Disposition occurred in the related Prepayment Period over the sum of the unpaid principal balance of such Mortgage Loan or REO Property (determined, in the case of an REO Disposition, in accordance with Section 3.14) plus accrued and unpaid interest at the Mortgage Rate on such unpaid principal balance from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month in which such Cash Liquidation or REO Disposition occurred.

         Fraud Loss Amount: As of any date of determination after the Cut-off Date, an amount equal to: (X) prior to the first anniversary of the Cut-off Date an amount equal to 3.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the Cut-off Date minus the aggregate amount of Fraud Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 since the Cut-off Date up to such date of determination, (Y) from the first to the second anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 2.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the aggregate amount of Fraud Losses allocated solely to one or more


NY1-220216.6
                                       19
specific Classes of Certificates in accordance with Section 4.05 since the most recent anniversary of the Cut-off Date up to such date of determination and (Z) from the second to the fifth anniversary of the Cut-off Date, an amount equal to
(1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 1.00% of the aggregate principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the aggregate amount of Fraud Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 since the most recent anniversary of the Cut-off Date up to such date of determination. On and after the fifth anniversary of the Cut-off Date, the Fraud Loss Amount shall be zero.

         The Fraud Loss Amount may be further reduced by the Master Servicer (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

         Fraud Losses: Losses on Mortgage Loans as to which there was fraud in the origination of such Mortgage Loan.

         Independent: When used with respect to any specified Person, means such a Person who (i) is in fact independent of the Company, the Master Servicer and the Trustee, or any Affiliate thereof, (ii) does not have any direct financial interest or any material indirect financial interest in the Company, the Master Servicer or the Trustee or in an Affiliate thereof, and (iii) is not connected with the Company, the Master Servicer or the Trustee as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

         Initial Certificate Principal Balance: With respect to each Class of Certificates, the Certificate Principal Balance of such Class of Certificates as of the Cut-off Date as set forth in the Preliminary Statement hereto.

         Initial Class A-9 Notional Amount: With respect to any Class A-9 Certificate, the Cut-off Date Principal Balance of the Mortgage Loans corresponding to the Uncertificated REMIC Regular Interests represented by such Class A-9 Certificate.

         Initial Monthly Payment Fund:  As defined in Section
2.01(g).

         Insurance Proceeds: Proceeds paid in respect of the Mortgage Loans pursuant to any Primary Insurance Policy or any


NY1-220216.6
                                       20
other related insurance policy covering a Mortgage Loan, to the extent such proceeds are payable to the mortgagee under the Mortgage, any Subservicer, the Master Servicer or the Trustee and are not applied to the restoration of the related Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account.

         Insurer:  Any named insurer under any Primary Insurance
Policy or any successor thereto or the named insurer in any replacement policy.

         Interest Accrual Period: With respect to any Certificate, and any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

         International Borrower: In connection with any Mortgage Loan, a borrower who is (a) a United States citizen employed in a foreign country, (b) a non-permanent resident alien employed in the United States or (c) a citizen of a country other than the United States with income derived from sources outside the United States.

         Late Collections: With respect to any Mortgage Loan, all amounts received during any Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of Monthly Payments due but delinquent for a previous Due Period and not previously recovered.

         Liquidation Proceeds: Amounts (other than Insurance Proceeds) received by the Master Servicer in connection with the taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or in connection with the liquidation of a defaulted Mortgage Loan through trustee's sale, foreclosure sale or otherwise, other than REO Proceeds.

         Loan-to-Value Ratio: As of any date, the fraction, expressed as a percentage, the numerator of which is the current principal balance of the related Mortgage Loan at the date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

         Lockout Prepayment Percentage: For any Distribution Date occurring prior to the Distribution Date in August 2002, 0%; for any Distribution Date occurring after July 2002 but prior to August 2003, 30%; for any Distribution Date occurring after July 2003 but prior to August 2004, 40%; for any Distribution Date occurring after July 2004 but prior to August 2005, 60%; for any Distribution Date occurring after July 2005 but prior to August 2006, 80%; for any Distribution Date after July 2006, 100%.



NY1-220216.6
                                       21

         Lockout Scheduled Percentage: For any Distribution Date occurring prior to the Distribution Date in August 2002, 0% and for any Distribution Date thereafter, 100%.

         Maturity Date: The latest possible maturity date, solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, by which the Certificate Principal Balance of each Class of Certificates (other than the Class A-9 Certificates which have no Certificate Principal Balance) representing a regular interest in the REMIC would be reduced to zero, which is July 25, 2027, the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan. The latest possible Maturity Date for each Uncertificated REMIC Regular Interest is July 25, 2027, which is the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan.

         MLCC: Merrill Lynch Credit Corporation, or its successor in interest.

         Modified Mortgage Loan: Any Mortgage Loan that has been the subject of a Servicing Modification.

         Modified Net Mortgage Rate: As to any Mortgage Loan that is the subject of a Servicing Modification, the Net Mortgage Rate minus the rate per annum by which the Mortgage Rate on such Mortgage Loan was reduced.

         Monthly Payment: With respect to any Mortgage Loan (including any REO Property) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment, if any, for Curtailments and for Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule by reason of any bankruptcy, other than a Deficient Valuation, or similar proceeding or any moratorium or similar waiver or grace period and before any Servicing Modification that constitutes a reduction of the interest rate on such Mortgage Loan).

         Moody's: Moody's Investors Service, Inc., or its successor in interest.

         Mortgage: With respect to each Mortgage Note related to a Mortgage Loan which is not a Cooperative Loan, the mortgage, deed of trust or other comparable instrument creating a first lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Note.

         Mortgage 100SM Loan: A Mortgage Loan that has a Loan-to-Value Ratio at origination in excess of 80.00% and that is secured by Additional Collateral and does not have a Primary Mortgage Insurance Policy.


NY1-220216.6
                                       22

         Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

         Mortgage Loan Schedule: The list of the Mortgage Loans attached hereto as Exhibit F (as amended from time to time to reflect the addition of Qualified Substitute Mortgage Loans), which list shall set forth at a minimum the following information as to each Mortgage Loan:

         (i)                the Mortgage Loan identifying number ("RFC LOAN
                            #");

         (ii) the street address of the Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) including state and zip code ("ADDRESS");

         (iii)              the maturity of the Mortgage Note ("MATURITY
                            DATE");

         (iv)               the Mortgage Rate ("ORIG RATE");

         (v)                the Subservicer pass-through rate ("CURR NET");

         (vi)               the Net Mortgage Rate ("NET MTG RT");

         (vii)              the Pool Strip Rate ("STRIP");

         (viii) the initial scheduled monthly payment of principal, if any, and interest ("ORIGINAL P & I");

         (ix)               the Cut-off Date Principal Balance ("PRINCIPAL
                            BAL");

         (x)                the Loan-to-Value Ratio at origination ("LTV");

         (xi) the rate at which the Subservicing Fee accrues ("SUBSERV FEE") and at which the Servicing Fee accrues ("MSTR SERV FEE");

         (xii) a code "T," "BT" or "CT" under the column "LN FEATURE," indicating that the Mortgage Loan is secured by a second or vacation residence; and

         (xiii) a code "N" under the column "OCCP CODE," indicating that the Mortgage Loan is secured by a non-owner occupied residence.

Such schedule may consist of multiple reports that collectively set forth all of the information required.


NY1-220216.6
                                       23

         Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 as from time to time are held or deemed to be held as a part of the Trust Fund, the Mortgage Loans originally so held being identified in the initial Mortgage Loan Schedule, and Qualified Substitute Mortgage Loans held or deemed held as part of the Trust Fund including, without limitation, (i) with respect to each Cooperative Loan, the related Mortgage Note, Security Agreement, Assignment of Proprietary Lease, Cooperative Stock Certificate, Cooperative Lease and Mortgage File and all rights appertaining thereto, and (ii) with respect to each Mortgage Loan other than a Cooperative Loan, each related Mortgage Note, Mortgage and Mortgage File and all rights appertaining thereto.

         Mortgage Note: The originally executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any modification thereto.

         Mortgage Rate: As to any Mortgage Loan, the interest rate borne by the related Mortgage Note, or any modification thereto other than a Servicing Modification.

         Mortgaged Property: The underlying real property securing a Mortgage Loan or, with respect to a Cooperative Loan, the related
Cooperative Lease and Cooperative Stock.

         Mortgagor:  The obligor on a Mortgage Note.

         Net Mortgage Rate: As to each Mortgage Loan, a per annum rate of interest equal to the Adjusted Mortgage Rate less the per annum rate at which the Servicing Fee is calculated.

         Non-Discount Mortgage Loan: A Mortgage Loan that is not a Discount Mortgage Loan.

         Non-Primary Residence Loans: The Mortgage Loans designated as secured by second or vacation residences, or by non-owner occupied residences, on the Mortgage Loan Schedule.

         Non-United States Person:  Any Person other than a United
States Person.

         Nonrecoverable Advance: Any Advance previously made or proposed to be made by the Master Servicer in respect of a Mortgage Loan (other than a Deleted Mortgage Loan) which, in the good faith judgment of the Master Servicer, will not, or, in the case of a proposed Advance, would not, be ultimately recoverable by the Master Servicer from related Late Collections, Insurance Proceeds, Liquidation Proceeds, REO Proceeds or amounts reimbursable to the Master Servicer pursuant to Section 4.02(a) hereof. The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance would


NY1-220216.6
                                       24
constitute a Nonrecoverable Advance, shall be evidenced by an Officers' Certificate delivered to the Company and the Trustee.

         Nonsubserviced Mortgage Loan: Any Mortgage Loan that, at the time of reference thereto, is not subject to a Subservicing
Agreement.

         Officers' Certificate: A certificate signed by the Chairman of the Board, the President or a Vice President or Assistant Vice President, or a Director or Managing Director, and by the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Company or the Master Servicer, as the case may be, and delivered to the Trustee, as required by this Agreement.

         Opinion of Counsel: A written opinion of counsel acceptable to the Trustee and the Master Servicer, who may be counsel for the Company or the Master Servicer, provided that any opinion of counsel (i) referred to in the definition of "Disqualified Organization" or (ii) relating to the qualification of the Trust Fund as a REMIC or compliance with the REMIC Provisions must, unless otherwise specified, be an opinion of Independent counsel.

         Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan (including an REO Property) which was not the subject of a Principal Prepayment in Full, Cash Liquidation or REO Disposition and which was not purchased, deleted or substituted for prior to such Due Date pursuant to Section 2.02, 2.03, 2.04 or 4.07.

         Ownership Interest: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

         Parent PowerSM Loan: A Mortgage Loan that has a Loan-to-Value Ratio at origination in excess of 80.00%, that is supported by Additional Collateral and does not have a Primary Mortgage Insurance Policy.

         Pass-Through Rate: With respect to the Class A Certificates (other than the Class A-8 Certificates and Class A-9 Certificates), Class M Certificates, Class B Certificates and Class R Certificates and any Distribution Date, the per annum rates set forth in the Preliminary Statement hereto. With respect to the Class A-9 Certificates (other than any Subclass thereof) and any Distribution Date, a rate equal to the weighted average, expressed as a percentage, of the Pool Strip Rates of all Mortgage Loans as of the Due Date in the month next preceding the month in which such Distribution Date occurs, weighted on the basis of the respective Stated Principal Balances of such Mortgage Loans, which Stated Principal Balances shall be the Stated Principal Balances of such Mortgage Loans at the close of


NY1-220216.6
                                       25
business on the immediately preceding Distribution Date after giving effect to distributions thereon allocable to principal to the Holders of the Certificates (or, with respect to the initial Distribution Date, at the close of business on the Cut-off Date). With respect to the Class A-9 Certificates and the initial Distribution Date, the Pass-Through Rate is equal to 0.7890% per annum. With respect to any Subclass of Class A-9 Certificates and any Distribution Date, a rate equal to the weighted average, expressed as a percentage, of the Pool Strip Rates of all Mortgage Loans corresponding to the Uncertificated REMIC Regular Interests represented by such Subclass as of the Due Date in the month next preceding the month in which such Distribution Date occurs, weighted on the basis of the respective Stated Principal Balances of such Mortgage Loans, which Stated Principal Balances shall be the Stated Principal Balances of such Mortgage Loans at the close of business on the immediately preceding Distribution Date after giving effect to distributions thereon allocable to principal to the Holders of the Certificates (or with respect to the initial Distribution Date, at the close of business on the Cut-off Date). The Class A-8 Certificates have no Pass-Through Rate and are not entitled to Accrued Certificate Interest.

         Paying Agent: Bankers Trust Company or any successor Paying Agent appointed by the Trustee.

         Percentage Interest: With respect to any Certificate (other than a Class R Certificate), the undivided percentage ownership interest in the related Class evidenced by such Certificate, which percentage ownership interest shall be equal to the Initial Certificate Principal Balance thereof or Initial Class A-9 Notional Amount thereof (in the case of any Class A-9 Certificate) divided by the aggregate Initial Certificate Principal Balance or the aggregate of the Initial Class A-9 Notional Amounts, as applicable, of all the Certificates of the same Class. With respect to a Class R Certificate, the interest in distributions to be made with respect to such Class evidenced thereby, expressed as a percentage, as stated on the face of each such Certificate.

         Permitted Investments:  One or more of the following:

                    (i) obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

                    (ii) repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating available;



NY1-220216.6
                                       26

                    (iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company (or, if the only Rating Agency is Standard & Poor's, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available; and provided further that, if the only Rating Agency is Standard & Poor's and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of Standard & Poor's if Standard & Poor's is the Rating Agency;

                    (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in its highest short-term rating available; provided that such commercial paper shall have a remaining maturity of not more than 30 days;

                    (v) a money market fund or a qualified investment fund rated by each Rating Agency in its highest long-term rating available; and

                    (vi) other obligations or securities that are acceptable to each Rating Agency as a Permitted Investment hereunder and will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency, as evidenced in writing;

provided, however, no instrument shall be a Permitted Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived


NY1-220216.6
                                       27
from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations. References herein to the highest rating available on unsecured long-term debt shall mean AAA in the case of Standard & Poor's and Fitch and Aaa in the case of Moody's, and references herein to the highest rating available on unsecured commercial paper and short-term debt obligations shall mean A-1 in the case of Standard & Poor's, P-1 in the case of Moody's and either A-1 by Standard & Poor's, P-1 by Moody's or F- 1 by Fitch in the case of Fitch.

         Permitted Transferee:  Any Transferee of a Class R
Certificate, other than a Disqualified Organization or Non-United
States Person.

         Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         Pledged Asset Mortgage Servicing Agreement: The Pledged
Asset Mortgage Servicing Agreement, dated as of February 28, 1996 between MLCC and the Master Servicer.

         Pool Stated Principal Balance: As to any date of determination, the aggregate of the Stated Principal Balances of each Mortgage Loan that was an Outstanding Mortgage Loan on the Due Date in the month preceding the month of such date of determination.

         Pool Strip Rate: With respect to each Mortgage Loan, a per annum rate equal to the excess of (a) the Net Mortgage Rate of such Mortgage Loan over (b) 7.75% per annum (but not less than 0.00%).

         Prepayment Assumption: The prepayment assumption to be used for determining the accrual of original issue discount and premium and market discount on such Certificates for federal income tax purposes, which assumes a constant prepayment rate of 4.0% per annum of the then outstanding principal balance of the Mortgage Loans in the first month of the life of such Mortgage Loans and an additional 1.090909% per annum in each month thereafter until the twelfth month, and beginning in the twelfth month and in each month thereafter during the life of the Mortgage Loans, a constant prepayment rate of 16.0% per annum.

         Prepayment Distribution Percentage: With respect to any Distribution Date and each Class of Class M Certificates and Class B Certificates, under the applicable circumstances set forth below, the respective percentages set forth below:



NY1-220216.6
                                       28

         (i) For any Distribution Date prior to the Distribution Date in August 2002 (unless the Certificate Principal Balances of the Class A Certificates (other than the Class A-8 Certificates) and Class R Certificates, have been reduced to zero), 0%.

         (ii) For any Distribution Date on which any Class of Class M or Class B Certificates are outstanding not discussed in clause
                    (i) above:

                            (a) in the case of the Class of Class M Certificates
                    then outstanding with the lowest numerical designation, or in the event the Class M Certificates are no longer outstanding, the Class of Class B Certificates then outstanding with the lowest numerical designation and each other Class of Class M Certificates and Class B Certificates for which the related Prepayment Distribution Trigger has been satisfied, a fraction, expressed as a percentage, the numerator of which is the Certificate Principal Balance of such Class immediately prior to such date and the denominator of which is the sum of the Certificate Principal Balances immediately prior to such date of (1) the Class of Class M Certificates then outstanding with the lowest numerical designation, or in the event the Class M Certificates are no longer outstanding, the Class of Class B Certificates then outstanding with the lowest numerical designation and (2) all other Classes of Class M Certificates and Class B Certificates for which the respective Prepayment Distribution Triggers have been satisfied; and

                            (b) in the  case  of each  other  Class  of  Class M
                    Certificates and Class B Certificates for which the Prepayment Distribution Triggers have not been satisfied, 0%; and

         (iii) Notwithstanding the foregoing, if the application of the foregoing percentages on any Distribution Date as provided in Section 4.02 (determined without regard to the proviso to the definition of "Subordinate Principal Distribution Amount") would result in a distribution in respect of principal of any Class or Classes of Class M Certificates and Class B Certificates in an amount greater than the remaining Certificate Principal Balance thereof (any such class, a "Maturing Class"), then: (a) the Prepayment Distribution Percentage of each Maturing Class shall be reduced to a level that, when applied as described above, would exactly reduce the Certificate Principal Balance of such Class to zero; (b) the Prepayment Distribution Percentage of each other Class of Class


NY1-220216.6
                                       29

                    M Certificates and Class B Certificates (any such Class, a "Non-Maturing Class") shall be recalculated in accordance with the provisions in paragraph (ii) above, as if the Certificate Principal Balance of each Maturing Class had been reduced to zero (such percentage as recalculated, the "Recalculated Percentage"); (c) the total amount of the reductions in the Prepayment Distribution Percentages of the Maturing Class or Classes pursuant to clause (a) of this sentence, expressed as an aggregate percentage, shall be allocated among the Non-Maturing Classes in proportion to their respective Recalculated Percentages (the portion of such aggregate reduction so allocated to any Non-Maturing Class, the "Adjustment Percentage"); and (d) for purposes of such Distribution Date, the Prepayment Distribution Percentage of each Non-Maturing Class shall be equal to the sum of (1) the Prepayment Distribution Percentage thereof, calculated in accordance with the provisions in paragraph
                    (ii) above as if the Certificate Principal Balance of each Maturing Class had not been reduced to zero, plus (2) the related Adjustment Percentage.

         Prepayment Distribution Trigger: The Class M-2 Prepayment Distribution Trigger, Class M-3 Prepayment Distribution Trigger,
Class B-1 Prepayment Distribution Trigger, Class B-2 Prepayment
Distribution Trigger or Class B-3 Prepayment Distribution
Trigger.

         Prepayment Interest Shortfall: As to any Distribution Date and any Mortgage Loan (other than a Mortgage Loan relating to an REO Property) that was the subject of (a) a Principal Prepayment in Full during the related Prepayment Period, an amount equal to the excess of one month's interest at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage
Loan) on the Stated Principal Balance of such Mortgage Loan over the amount of interest (adjusted to the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan)) paid by the Mortgagor for such Prepayment Period to the date of such Principal Prepayment in Full or (b) a Curtailment during the prior calendar month, an amount equal to one month's interest at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) on the amount of such Curtailment.

         Prepayment Period: As to any Distribution Date, the calendar month preceding the month of distribution.

         Primary Insurance Policy: Each primary policy of mortgage guaranty insurance or any replacement policy therefor referred to in Section 2.03(b)(iv) and (v).



NY1-220216.6
                                       30

         Principal Prepayment: Any payment of principal or other recovery on a Mortgage Loan, including a recovery that takes the form of Liquidation Proceeds or Insurance Proceeds, which is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest on such payment due on any date or dates in any month or months subsequent to the month of prepayment.

         Principal Prepayment in Full: Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage
Loan.

         Program Guide:  Collectively, the Seller Guide and the
Servicer Guide for Residential Funding's Expanded Criteria
Mortgage Program.

         Purchase Price: With respect to any Mortgage Loan (or REO Property) required to be or otherwise purchased on any date pursuant to Section 2.02, 2.03, 2.04 or 4.07, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof plus the principal portion of any related unreimbursed Advances and (ii) unpaid accrued interest at the Adjusted Mortgage Rate (or Modified Net Mortgage Rate plus the rate per annum at which the Servicing Fee is calculated in the case of a Modified Mortgage Loan) (or at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) in the case of a purchase made by the Master Servicer) on the Stated Principal Balance thereof to the first day of the month following the month of purchase from the Due Date to which interest was last paid by the Mortgagor.

         Qualified Substitute Mortgage Loan: A Mortgage Loan substituted by Residential Funding or the Company for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in an Officers' Certificate delivered to the Trustee, (i) have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate outstanding principal balance, after such deduction), not in excess of the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited by Residential Funding in the Custodial Account in the month of substitution); (ii) have a Mortgage Rate and a Net Mortgage Rate no lower than and not more than 1% per annum higher than the Mortgage Rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution; (iii) have a Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution; (iv) have a remaining term to stated maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (v) comply with each representation and warranty set forth in Sections 2.03 and 2.04 hereof and Section 4 of the Assignment Agreement; and


NY1-220216.6
                                       31

(vi) have a Pool Strip Rate equal to or greater than that of the Deleted Mortgage Loan. Notwithstanding any other provisions herein, (x) with respect to any Qualified Substitute Mortgage Loan substituted for a Deleted Mortgage Loan which was a Discount Mortgage Loan, such Qualified Substitute Mortgage Loan shall be deemed to be a Discount Mortgage Loan and to have a Discount Fraction equal to the Discount Fraction of the Deleted Mortgage Loan and (y) in the event that the "Pool Strip Rate" of any Qualified Substitute Mortgage Loan as calculated pursuant to the definition of "Pool Strip Rate" is greater than the Pool Strip Rate of the related Deleted Mortgage Loan (i) the Pool Strip Rate of such Qualified Substitute Mortgage Loan shall be equal to the Pool Strip Rate of the related Deleted Mortgage Loan for purposes of calculating the Pass-Through Rate on the Class A-9 Certificates and (ii) the excess of the Pool Strip Rate on such Qualified Substitute Mortgage Loan as calculated pursuant to the definition of "Pool Strip Rate" over the Pool Strip Rate on the related Deleted Mortgage Loan shall be payable to the Class R Certificates pursuant to Section 4.02 hereof.

         Rating Agency: Fitch and Standard & Poor's with respect to the Class A Certificates and Class R Certificates and Fitch with respect to the Class M-1, Class M-2, Class M-3, Class B-1 and Class B-2 Certificates. If either agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Company, notice of which designation shall be given to the Trustee and the Master Servicer.

         Realized Loss: With respect to each Mortgage Loan (or REO Property) as to which a Cash Liquidation or REO Disposition has occurred, an amount (not less than zero) equal to (i) the Stated Principal Balance of the Mortgage Loan (or REO Property) as of the date of Cash Liquidation or REO Disposition, plus (ii) interest (and REO Imputed Interest, if any) at the Net Mortgage Rate from the Due Date as to which interest was last paid or advanced to Certificateholders up to the last day of the month in which the Cash Liquidation (or REO Disposition) occurred on the Stated Principal Balance of such Mortgage Loan (or REO Property) outstanding during each Due Period that such interest was not paid or advanced, minus (iii) the proceeds, if any, received during the month in which such Cash Liquidation (or REO Disposition) occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate and to principal of the Mortgage Loan, net of the portion thereof reimbursable to the Master Servicer or any Subservicer with respect to related Advances or expenses as to which the Master Servicer or Subservicer is entitled to reimbursement thereunder but which have not been previously reimbursed. With respect to each Mortgage Loan which is the subject of a Servicing Modification, (a) the amount by which the interest portion of a Monthly Payment or the principal balance of such Mortgage Loan was reduced, and
(b) any such amount with respect to a Monthly Payment that was or


NY1-220216.6
                                       32
would have been due in the month immediately following the month in which a Principal Prepayment or the Purchase Price of such Mortgage Loan is received or is deemed to have been received. With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation. With respect to each Mortgage Loan which has become the object of a Debt Service Reduction, the amount of such Debt Service Reduction. Notwithstanding the above, neither a Deficient Valuation nor a Debt Service Reduction shall be deemed a Realized Loss hereunder so long as the Master Servicer has notified the Trustee in writing that the Master Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage
Loan are being advanced on a current basis by the Master Servicer or a Subservicer, in either case without giving effect to any Debt Service Reduction.

         Record Date: With respect to each Distribution Date, the close of business on the last Business Day of the month next preceding the month in which the related Distribution Date occurs.

         Regular Certificate: Any of the Certificates other than a Class R Certificate.

         REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

         REMIC Administrator: Residential Funding Corporation. If Residential Funding Corporation is found by a court of competent jurisdiction to no longer be able to fulfill its obligations as REMIC Administrator under this Agreement the Master Servicer or Trustee acting as Master Servicer shall appoint a successor REMIC Administrator, subject to assumption of the REMIC Administrator obligations under this Agreement.

         REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and temporary and final regulations (or, to the extent not inconsistent with such temporary or final regulations, proposed regulations) and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.



NY1-220216.6
                                       33

         REO Acquisition: The acquisition by the Master Servicer on behalf of the Trustee for the benefit of the Certificateholders of any REO Property pursuant to Section 3.14.

         REO Disposition: As to any REO Property, a determination by the Master Servicer that it has received all Insurance Proceeds, Liquidation Proceeds, REO Proceeds and other payments and recoveries (including proceeds of a final sale) which the Master Servicer expects to be finally recoverable from the sale or other disposition of the REO Property.

         REO Imputed Interest: As to any REO Property, for any period, an amount equivalent to interest (at the Net Mortgage Rate that would have been applicable to the related Mortgage Loan had it been outstanding) on the unpaid principal balance of the Mortgage Loan as of the date of acquisition thereof for such period.

         REO Proceeds: Proceeds, net of expenses, received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property or, with respect to a Cooperative Loan, the related Cooperative Apartment) which proceeds are required to be deposited into the Custodial Account only upon the related REO Disposition.

         REO Property: A Mortgaged Property acquired by the Master Servicer through foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan.

         Request for Release: A request for release, the forms of which are attached as Exhibit H hereto.

         Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement, the Program Guide or the related Subservicing Agreement in respect of such Mortgage Loan.

         Required Surety Payment: With respect to any Additional Collateral Mortgage Loan that becomes a Liquidated Mortgage Loan, the lesser of (i) principal portion of the Realized Loss with respect to such Mortgage Loan and
(ii) the excess, if any, of (a) the amount of Additional Collateral required at origination with respect to such Mortgage Loan over (b) the net proceeds realized by MLCC from the related Additional Collateral.

         Residential Funding:  Residential Funding Corporation, a
Delaware corporation, in its capacity as seller of the Mortgage
Loans to the Company and any successor thereto.

         Responsible Officer: When used with respect to the Trustee, any officer of the Corporate Trust Department of the Trustee, including any Senior Vice President, any Vice President, any
Assistant Vice President, any Assistant Secretary, any Trust


NY1-220216.6
                                       34

Officer or Assistant Trust Officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom, with respect to a particular matter, such matter is referred.

         Schedule of Discount Fractions: The schedule setting forth the Discount Fractions with respect to the Discount Mortgage Loans, attached hereto as Exhibit P.

         Security Agreement: With respect to a Cooperative Loan, the agreement creating a security interest in favor of the originator in the related Cooperative Stock.

         Seller: As to any Mortgage Loan, a Person, including any Subservicer, that executed a Seller's Agreement applicable to such Mortgage Loan.

         Senior Accelerated Distribution Percentage: With respect to any Distribution Date, the percentage indicated below:

                                                            Senior Accelerated
 Distribution Date                                       Distribution Percentage

August 1997 through
July 2002...............................................   100%

August 2002 through
July 2003...............................................   Senior Percentage,
                                                            plus 70% of  the
                                                          Subordinate Percentage

August 2003 through
July 2004...............................................   Senior Percentage,
                                                             plus 60% of the
                                                          Subordinate Percentage
August 2004 through
July 2005...............................................   Senior Percentage,
                                                            plus 40% of the
                                                          Subordinate Percentage
August 2005 through
July 2006...............................................   Senior Percentage,
                                                            plus 20% of the
                                                          Subordinate Percentage

August 2006 and
thereafter..............................................   Senior Percentage


provided, however, (i) that any scheduled reduction to the Senior Accelerated Distribution Percentages described above shall not occur as of any Distribution Date unless either (a)(1)(X) the outstanding principal balance of the Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding Certificate Principal Balance of the Class M and Class B Certificates, is less than 50% or (Y) the outstanding principal balance of Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage


NY1-220216.6
                                       35

Loans averaged over the last six months, does not exceed 2% and (2) Realized Losses on the Mortgage Loans to date for such Distribution Date if occurring during the sixth, seventh, eighth, ninth or tenth year (or any year thereafter) after the Closing Date are less than 30%, 35%, 40%, 45% or 50%, respectively, of the sum of the Initial Certificate Principal Balances of the Class M
Certificates and Class B Certificates or (b)(1) the outstanding principal balance of Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 4% and (2) Realized Losses on the Mortgage Loans to date for such Distribution Date are less than 10% of the sum of the Initial Certificate Principal Balances of the Class M Certificates and Class B Certificates and (ii) that for any Distribution Date on which the Senior Percentage is greater than the Senior Percentage as of the Closing Date, the Senior Accelerated Distribution Percentage for such
Distribution Date shall be 100%. Notwithstanding the foregoing, upon the reduction of the Certificate Principal Balances of the Class A Certificates (other than the Class A-8 Certificates) and Class R Certificates, to zero, the Senior Accelerated Distribution Percentage shall thereafter be 0%.

         Seller's Agreement: An agreement for the origination and sale of Mortgage Loans generally in the form of the Seller Contract referred to or contained in the Program Guide, or in such other form as has been approved by the Master Servicer and the Company, each containing representations and warranties in respect of one or more Mortgage Loans.

         Senior Percentage: As of any Distribution Date, the lesser of 100% and a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class A Certificates (other than the Class A-8 Certificates) and Class R Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

         Senior Principal Distribution Amount: As to any Distribution Date, the lesser of (a) the balance of the Available Distribution Amount remaining after the distribution of all amounts required to be distributed pursuant to Section 4.02(a)(i) and Section 4.02(a)(ii)(X) and (b) the sum of the amounts required to be distributed to the Class A Certificateholders and Class R Certificateholders on such Distribution Date pursuant to Section 4.02(a)(ii)(Y), (xvi) and (xvii).

         Servicing Accounts: The account or accounts created and maintained pursuant to Section 3.08.



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



         Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in connection with a default, delinquency or other unanticipated event by the Master Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property or, with respect to a Cooperative Loan, the related Cooperative Apartment, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) compliance with the obligations under Sections 3.01, 3.08, 3.12(a) and 3.14, including, if the Master Servicer or any Affiliate of the Master Servicer provides services such as appraisals and brokerage services that are customarily provided by Persons other than servicers of mortgage loans, reasonable compensation for such services.

         Servicing Fee: With respect to any Mortgage Loan and Distribution Date, the fee payable monthly to the Master Servicer in respect of master servicing compensation that accrues at an annual rate designated on the Mortgage Loan Schedule as the "MSTR SERV FEE" for such Mortgage Loan, as may be adjusted with respect to successor Master Servicers as provided in Section 7.02.

         Servicing Modification: Any reduction of the interest rate on or the outstanding principal balance of a Mortgage Loan that is in default or, in the judgment of the Master Servicer, default is reasonably foreseeable pursuant to a modification of such Mortgage Loan in accordance with Section 3.07(a).

         Servicing Officer: Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee by the Master Servicer, as such list may from time to time be amended.

         Special Hazard Amount: As of any Distribution Date, an amount equal to $1,913,425 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 and (ii) the Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-off Date, the Adjustment Amount shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the greater of (A) the greatest of (i) twice the outstanding principal balance of the Mortgage Loan in the Trust Fund which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary, (ii) the product of 1.00% multiplied by the outstanding principal balance of all Mortgage Loans on the Distribution Date immediately preceding such anniversary and (iii) the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the


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



Mortgage Loans in any single five-digit California zip code area with the largest amount of Mortgage Loans by aggregate principal balance as of such anniversary and (B) the greater of (i) the product of 0.50% multiplied by the outstanding principal balance of all Mortgage Loans on the Distribution Date immediately preceding such anniversary multiplied by a fraction, the numerator of which is equal to the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of all of the Mortgage Loans secured by Mortgaged Properties located in the State of California divided by the aggregate outstanding principal balance (as of the immediately preceding Distribution
Date) of all of the Mortgage Loans, expressed as a percentage, and the denominator of which is equal to 20.79% (which percentage is equal to the percentage of Mortgage Loans initially secured by Mortgaged Properties located in the State of California) and (ii) the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the largest Mortgage Loan secured by a Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) located in the State of California.

         The Special Hazard Amount may be further reduced by the Master Servicer (including accelerating the manner in which coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

         Special Hazard Loss: Any Realized Loss not in excess of the cost of the lesser of repair or replacement of a Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) suffered by such Mortgaged Property (or Cooperative Apartment) on account of direct physical loss, exclusive of (i) any loss of a type covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property pursuant to Section 3.12(a), except to the extent of the portion of such loss not covered as a result of any coinsurance provision and (ii) any Extraordinary Loss.

         Standard & Poor's: Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, or its successor in interest.

         Stated Principal Balance: With respect to any Mortgage Loan or related REO Property, at any given time, (i) the Cut-off Date Principal Balance of the Mortgage Loan, minus (ii) the sum of (a) the principal portion of the Monthly Payments due with respect to such Mortgage Loan or REO Property during each Due Period ending prior to the most recent Distribution Date which were received or


NY1-220216.6
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



with respect to which an Advance was made, and (b) all Principal Prepayments with respect to such Mortgage Loan or REO Property, and all Insurance Proceeds, Liquidation Proceeds and REO Proceeds, to the extent applied by the Master Servicer as recoveries of principal in accordance with Section 3.14 with respect to such Mortgage Loan or REO Property, in each case which were distributed pursuant to Section 4.02 on any previous Distribution Date, and (c) any Realized Loss allocated to Certificateholders with respect thereto for any previous Distribution Date.

         Subclass: With respect to the Class A-9 Certificates, any Subclass thereof issued pursuant to Section 5.01(c). Any such Subclass will represent the Uncertificated REMIC Regular Interest or Interests specified by the initial Holder of the Class A-9 Certificates pursuant to Section 5.01(c).

         Subclass Notional Amount: As of any Distribution Date, with respect to any Subclass of Class A-9 Certificates issued pursuant to Section 5.01(c), the aggregate Stated Principal Balance of the Mortgage Loans corresponding to the Uncertificated REMIC Regular Interests represented by such Subclass immediately prior to such date.

         Subordinate Percentage: As of any Distribution Date, 100% minus the Senior Percentage as of such Distribution Date.

         Subordinate Principal Distribution Amount: With respect to any Distribution Date and each Class of Class M Certificates and Class B Certificates, (a) the sum of (i) the product of (x) the related Class M Percentage or Class B Percentage for such Class and (y) the aggregate of the amounts calculated for such Distribution Date under clauses (1), (2) and (3) of
Section 4.02(a)(ii)(Y)(A); (ii) such Class's pro rata share, based on the Certificate Principal Balance of each Class of Class M Certificates and Class B Certificates then outstanding, of the principal collections described in Section 4.02(a)(ii)(Y)(B)(b) to the extent such collections are not otherwise distributed to the Class A Certificates and Class R Certificates; (iii) the product of (x) the related Prepayment Distribution Percentage and (y) the aggregate of all Principal Prepayments in Full and Curtailments received in the related Prepayment Period (other than the related Discount Fraction of such Principal Payments in Full and Curtailments with respect to a Discount Mortgage
Loan) to the extent not payable to the Class A Certificates and Class R Certificates; (iv) if such Class is the most senior Class of Certificates then outstanding (as established in Section 4.05 hereof), any Excess Subordinate Principal Amount for such Distribution Date; and (v) any amounts described in clauses (i), (ii) and (iii) as determined for any previous Distribution Date, that remain undistributed to the extent that such amounts are not attributable to Realized Losses which have been allocated to a subordinate Class of Class M or Class B Certificates minus (b)


NY1-220216.6
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



any Excess Subordinate Principal Amount not payable to such Class on such Distribution Date pursuant to the definition thereof; provided, however, that such amount shall in no event exceed the outstanding Certificate Principal Balance of such Class of Certificates immediately prior to such date.

         Subserviced Mortgage Loan: Any Mortgage Loan that, at the time of reference thereto, is subject to a Subservicing
Agreement.

         Subservicer: Any Person with whom the Master Servicer has entered into a Subservicing Agreement and who generally satisfied the requirements set forth in the Program Guide in respect of the qualification of a Subservicer as of the date of its approval as a Subservicer by the Master Servicer.

         Subservicer Advance: Any delinquent installment of principal and interest on a Mortgage Loan which is advanced by the related Subservicer (net of its Subservicing Fee) pursuant to the Subservicing Agreement.

         Subservicing Account: An account established by a Subservicer in accordance with Section 3.08.

         Subservicing Agreement: The written contract between the Master Servicer and any Subservicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02, generally in the form of the servicer contract referred to or contained in the Program Guide or in such other form as has been approved by the Master Servicer and the Company. With respect to Mortgage Loans subserviced by MLCC, the Subservicing Agreement shall also include the Addendum and Assignment Agreement and the Pledged Asset Mortgage Servicing Agreement.

         Subservicing Fee: As to any Mortgage Loan, the fee payable monthly to the related Subservicer (or, in the case of a Nonsubserviced Mortgage Loan, to the Master Servicer) in respect of subservicing and other compensation that accrues at an annual rate equal to the excess of the Mortgage Rate borne by the related Mortgage Note over the rate per annum designated on the Mortgage Loan Schedule as the "CURR NET" for such Mortgage Loan.

         Surety: AMBAC Indemnity Corporation, or its successors in interest.

         Surety Bond: The Limited Purpose Surety Bond (Policy No. AB0039BE), dated February 28, 1996, issued by AMBAC Indemnity Corporation for the benefit of certain beneficiaries, including the Trustee for the benefit of the Holders of the Certificates, but only to the extent that such Limited Purpose Surety Bond covers any Additional Collateral Mortgage Loans.



NY1-220216.6
                                       40

         Tax Returns: The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of the Trust Fund due to its classification as a REMIC under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

         Transfer: Any direct or indirect transfer, sale, pledge, hypothecation or other form of assignment of any Ownership
Interest in a Certificate.

         Transferee: Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

         Transferor: Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

         Trust Fund: The segregated pool of assets, with respect to which a REMIC election is to be made, consisting of:

         (i)        the Mortgage Loans and the related Mortgage Files,

         (ii) all payments on and collections in respect of the Mortgage Loans due after the Cut-off Date as shall be on deposit in the Custodial Account or in the Certificate Account and identified as belonging to the Trust Fund, including the proceeds from the liquidation of Additional Collateral for any Additional Collateral Loan, but not including amounts on deposit in the Initial Monthly Payment Fund;

         (iii) property which secured a Mortgage Loan and which has been acquired for the benefit of the Certificateholders by foreclosure or deed in lieu of foreclosure,

         (iv) the hazard insurance policies and Primary Insurance Policies, if any, and the interest in the Surety Bond transferred to the Trustee pursuant to Section 2.01, and

         (v)        all proceeds of clauses (i) through (iv) above.

         Uncertificated  REMIC Regular  Interests:  The  uncertificated  partial undivided beneficial ownership interests in the Trust Fund, numbered sequentially from 1 to 1,706, each relating to the particular Mortgage Loan identified by such sequential number on the Mortgage Loan Schedule, each having no principal balance, and


NY1-220216.6
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



each bearing interest at the respective Pool Strip Rate on the Stated Principal Balance of the related Mortgage Loan.

         Uniform Single Attestation Program for Mortgage Bankers: The Uniform Single Attestation Program for Mortgage Bankers, as published by the Mortgage Bankers Association of America and effective with respect to fiscal periods ending on or after
December 15, 1995.

         Uninsured Cause: Any cause of damage to property subject to a Mortgage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies.

         United States Person: A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate that is described in Section 7701(a)(30)(D) of the Code, or a trust that is described in Section 7701(a)(30)(E) of the Code.

         Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. 98.0% of all of the Voting Rights shall be allocated among Holders of Certificates, other than the Class A-9 Certificates and Class R Certificates, in proportion to the outstanding Certificate Principal Balances of their respective Certificates; 1% of all Voting Rights shall be allocated among the Holders of the Class A-9 Certificates and the Holders of the Class R Certificates shall be entitled to 1% of all of the Voting Rights, allocated among the Certificates of each such Class in accordance with their respective Percentage Interests.





NY1-220216.6
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



                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

         Section 2.01.              Conveyance of Mortgage Loans.

         (a) The Company, concurrently with the execution and delivery hereof, does hereby assign to the Trustee without recourse all the right, title and interest of the Company in and to the Mortgage Loans, including all interest and principal received on or with respect to the Mortgage Loans after the Cutoff Date (other than payments of principal and interest due on the Mortgage Loans on or before the Cut-off Date).

         (b) In connection with such assignment, except as set forth in Section 2.01(c) below, the Company does hereby deliver to, and deposit with, the Trustee, or to and with one or more Custodians, as the duly appointed agent or agents of the Trustee for such purpose, the following documents or instruments (or copies thereof as permitted by this Section) (I) with respect to each Mortgage Loan so assigned (other than a Cooperative Loan):

                    (i) The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or with respect to any Destroyed Mortgage Note, an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

                    (ii) The original Mortgage with evidence of recording indicated thereon or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded;

                    (iii) An original Assignment of the Mortgage to the Trustee with evidence of recording indicated thereon or a copy of such assignment certified by the public recording office in which such assignment has been recorded;

                    (iv) The original recorded assignment or assignments of the Mortgage showing an unbroken chain of title from the originator thereof to the Person assigning it to the Trustee or a copy of such assignment or assignments of the Mortgage certified by the public recording office in which such assignment or assignments have been recorded; and

                    (v) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Mortgage Loan or a copy of each modification, assumption agreement or preferred loan agreement certified


NY1-220216.6
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



         by the public recording office in which such document has been recorded.

         and (II) with respect to each Cooperative Loan so assigned:

                    (i) The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or with respect to any Destroyed Mortgage Note, an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

                  (ii) A counterpart of the Cooperative Lease and the Assignment of Proprietary Lease to the originator of the Cooperative Loan with intervening assignments showing an unbroken chain of title from such originator to the Trustee;

                  (iii) The related Cooperative Stock Certificate, representing the related Cooperative Stock pledged with respect to such Cooperative Loan, together with an undated stock power (or other similar instrument) executed in blank;

                  (iv) The original recognition agreement by the Cooperative of the interests of the mortgagee with respect to the related Cooperative Loan;

                  (v)    The Security Agreement;

                  (vi) Copies of the original UCC-1 financing statement, and any continuation statements, filed by the originator of such Cooperative Loan as secured party, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

                  (vii) Copies of the filed UCC-3 assignments of the security interest referenced in clause (vi) above showing an unbroken chain of title from the originator to the Trustee, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

                  (viii) An executed assignment of the interest of the originator in the Security Agreement, Assignment of Proprietary Lease and the recognition agreement referenced in clause (iv) above, showing an unbroken chain of title from the originator to the Trustee;

                  (ix) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Cooperative Loan; and


NY1-220216.6
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




                  (x) An executed UCC-1 financing statement showing the Master Servicer as debtor, the Company as secured party and the Trustee as assignee and an executed UCC-1 financing statement showing the Company as debtor and the Trustee as secured party, each in a form sufficient for filing, evidencing the interest of such debtors in the Cooperative Loans.

         (c) The Company may, in lieu of  delivering  the documents set forth in
Section  2.01(b)(I)(iv) and (v) and Section  (b)(II)(ii),  (iv), (vii), (ix) and
(x) to the Trustee or the Custodian or Custodians, deliver such documents to the Master Servicer, and the Master Servicer shall hold such documents in trust for the use and benefit of all present and future Certificateholders until such time as is set forth below. Within ten Business Days following the earlier of (i) the receipt of the original of each of the documents or instruments set forth in
Section  2.01(b)(I)(iv) and (v) and Section  (b)(II)(ii),  (iv), (vii), (ix) and
(x) (or copies  thereof as permitted by such  Section) for any Mortgage Loan and
(ii) a written request by the Trustee to deliver those documents with respect to any or all of the Mortgage Loans then being held by the Master Servicer, the Master Servicer shall deliver a complete set of such documents to the Trustee or the Custodian or Custodians that are the duly appointed agent or agents of the Trustee.

         On the Closing Date, the Master Servicer shall certify that it has in its possession an original or copy of each of the documents referred to in
Section  2.01(b)(I)(iv) and (v) and Section  (b)(II)(ii),  (iv), (vii), (ix) and
(x) which has been delivered to it by the Company. Every six months after the Closing Date, for so long as the Master Servicer is holding documents pursuant to this Section 2.01(c), the Master Servicer shall deliver to (i) Moody's if it is one of the Rating Agencies, (ii) the Trustee and (iii) each Custodian a report setting forth the status of the documents which it is holding pursuant to this Section 2.01(c).

         (d) In the event that in connection with any Mortgage Loan the Company cannot deliver the Mortgage, any assignment, modification, assumption agreement or preferred loan agreement (or copy thereof certified by the public recording office) with evidence of recording thereon concurrently with the execution and delivery of this Agreement solely because of a delay caused by the public recording office where such Mortgage, assignment, modification, assumption agreement or preferred loan agreement as the case may be, has been delivered for recordation, the Company shall deliver or cause to be delivered to the Trustee or the respective Custodian a true and correct photocopy of such Mortgage, assignment, modification, assumption agreement or preferred loan agreement.



NY1-220216.6
                                       45

         The Company shall promptly cause to be recorded in the appropriate public office for real property records the Assignment referred to in clause
(I)(iii) of Section 2.01(b), except in states where, in the opinion of counsel acceptable to the Trustee and the Master Servicer, such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Company or the originator of such Mortgage Loan and shall promptly cause to be filed the Form UCC-3 assignment and UCC-1 financing statement referred to in clause (II)(vii) and (x), respectively, of Section 2.01(b). If any Assignment, Form UCC-3 or Form UCC-1, as applicable, is lost or returned unrecorded to the Company because of any defect therein, the Company shall prepare a substitute Assignment, Form UCC-3 or Form UCC-1, as applicable, or cure such defect, as the case may be, and cause such Assignment to be recorded in accordance with this paragraph. The Company shall promptly deliver or cause to be delivered to the Trustee or the respective Custodian such Mortgage or Assignment or Form UCC-3 or Form UCC-1, as applicable, (or copy thereof certified by the public recording office) with evidence of recording indicated thereon upon receipt thereof from the public recording office or from the related Subservicer. In connection with its servicing of Cooperative Loans, the Master Servicer will use its best efforts to file timely continuation statements with regard to each financing statement and assignment relating to Cooperative Loans as to which the related Cooperative Apartment is located outside of the State of New York.

         In the event that the Company delivers to the Trustee or Custodian any Mortgage Note or Assignment of Mortgage in blank, the Company shall, or shall cause the Custodian to, complete the endorsement of the Mortgage Note and the Assignment of Mortgage in the name of the Trustee within 45 days after the Closing Date, as contemplated by Section 2.02.

         Any of the  items  set  forth in  Sections  2.01(b)(I)(iv)  and (v) and
(II)(vi) and (vii) and that may be delivered as a copy rather than the original may be delivered in microfiche form.

         (e) Residential Funding hereby assigns to the Trustee its security interest in and to any Additional Collateral, its right to receive payments in respect of any Additional Collateral Loans pursuant the Addendum and Assignment Agreement and the Pledged Asset Mortgage Servicing Agreement, and its rights as beneficiary under the Surety Bond in respect of any Additional Collateral Loans. With respect to any Additional Collateral Mortgage Loan, Residential Funding shall cause to be filed in the appropriate recording office a UCC-3 statement giving notice of the assignment of the related security interest to the Trust Fund and shall thereafter cause the timely filing of all necessary continuation statements with regard to such financing statements.



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



         (f) It is intended that the conveyance by the Company to the Trustee of the Mortgage Loans as provided for in this Section 2.01 be construed as a sale by the Company to the Trustee of the Mortgage Loans for the benefit of the Certificateholders. Further, it is not intended that such conveyance be deemed to be a pledge of the Mortgage Loans by the Company to the Trustee to secure a debt or other obligation of the Company. However, in the event that the Mortgage Loans are held to be property of the Company or of Residential Funding, or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans, then it is intended that (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; (b) the conveyance provided for in Section 2.01 shall be deemed to be (1) a grant by the Company to the Trustee of a security interest in all of the Company's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to (A) the Mortgage Loans, including (i) with respect to each Cooperative Loan, the related Mortgage Note, Security Agreement, Assignment of Proprietary Lease, Cooperative Stock Certificate, Cooperative Lease, any insurance policies and all other documents in the related Mortgage File and (ii) with respect to each Mortgage Loan other than a Cooperative Loan, the related Mortgage Note, the Mortgage, any insurance policies and all other documents in the related Mortgage File, (B) all amounts payable pursuant to the Mortgage Loans in accordance with the terms thereof and (C) any and all general intangibles consisting of, arising from or relating to any of the foregoing, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the Certificate Account or the Custodial Account, whether in the form of cash, instruments, securities or other property and (2) an assignment by the Company to the Trustee of any security interest in any and all of Residential Funding's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the property described in the foregoing clauses (1)(A), (B) and (C) granted by Residential Funding to the Company pursuant to the Assignment Agreement; (c) the possession by the Trustee, the Custodian or any other agent of the Trustee of Mortgage
Notes or such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party," or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the Minnesota Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction (including, without limitation, Section 9-305, 8-313 or 8-321 thereof); and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or


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



acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law.

         The Company and, at the Company's direction, Residential Funding and the Trustee shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the other property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. Without limiting the generality of the foregoing, the Company shall prepare and deliver to the Trustee not less than 15 days prior to any filing date and, the Trustee shall forward for filing, or shall cause to be forwarded for filing, at the expense of the Company, all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect the Trustee's security interest in or lien on the Mortgage Loans, as evidenced by an Officer's Certificate of the Company, including without limitation (x) continuation statements, and (y) such other statements as may be occasioned by (1) any change of name of Residential Funding, the Company or the Trustee (such preparation and filing shall be at the expense of the Trustee, if occasioned by a change in the Trustee's name), (2) any change of location of the place of business or the chief executive office of Residential Funding or the Company or (3) any transfer of any interest of Residential Funding or the Company in any Mortgage Loan.

         (g) The Master Servicer hereby acknowledges the receipt by it of cash in an amount equal to $190,801 (the "Initial Monthly Payment Fund"), representing scheduled principal amortization and interest at the Net Mortgage Rate for the Due Date in August 1997, for those Mortgage Loans for which the Trustee will not be entitled to receive such payment. The Master Servicer shall hold such Initial Monthly Payment Fund in the Custodial Account and shall include such Initial Monthly Payment Fund in the Available Distribution Amount for the Distribution Date in August 1997. Notwithstanding anything herein to the contrary, the Initial Monthly Payment Fund shall not be an asset of the REMIC. To the extent that the Initial Monthly Payment Fund constitutes a reserve fund for federal income tax purposes, (1) it shall be an outside reserve fund and not an asset of the REMIC, (2) it shall be owned by the Seller and (3) amounts transferred by the REMIC to the Initial Monthly Payment Fund shall be treated as transferred to the Seller or any successor, all within the meaning of Section 1.860G-2(h) of the Treasury Regulations.



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



         Section 2.02.              Acceptance by Trustee.

         The Trustee acknowledges receipt (or, with respect to Mortgage Loans subject to a Custodial Agreement, and based solely upon a receipt or certification executed by the Custodian, receipt by the respective Custodian as the duly appointed agent of the Trustee) of the documents referred to in Section 2.01(b)(i) through (iii) above (except that for purposes of such acknowledgement only, a Mortgage Note may be endorsed in blank and an Assignment of Mortgage may be in blank) and declares that it, or a Custodian as its agent, holds and will hold such documents and the other documents constituting a part of the Mortgage Files delivered to it, or a Custodian as its agent, and the rights of Residential Funding with respect to any Additional Collateral and the Surety Bond assigned to the Trustee pursuant to Section 2.01, in trust for the use and benefit of all present and future Certificateholders. The Trustee or Custodian (such Custodian being so obligated under a Custodial Agreement) agrees, for the benefit of Certificateholders, to review each Mortgage File delivered to it pursuant to Section 2.01(b) within 45 days after the Closing Date to ascertain that all required documents (specifically as set forth in Section 2.01(b)), have been executed and received, and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, as supplemented, that have been conveyed to it. Upon delivery of the Mortgage Files by the Company or the Master Servicer, the Trustee shall acknowledge receipt (or, with respect to Mortgage Loans subject to a Custodial Agreement, and based solely upon a receipt or certification executed by the Custodian, receipt by the respective Custodian as the duly appointed agent of the Trustee) of the documents referred to in Section 2.01(c) above. The Trustee or Custodian (such Custodian being so obligated under a Custodial Agreement) agrees to review each Mortgage File delivered to it pursuant to Section 2.01(c) within 45 days after receipt thereof to ascertain that all documents required to be delivered pursuant to such Section have been received, and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, as supplemented, that have been conveyed to it.

         If the Custodian, as the Trustee's agent, finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect, the Trustee shall promptly so notify the Master Servicer and the Company. Pursuant to Section 2.3 of the Custodial Agreement, the Custodian will notify the Master Servicer, the Company and the Trustee of any such omission or defect found by it in respect of any Mortgage File held by it. The Master Servicer shall promptly notify the related Subservicer or Seller of such omission or defect and request that such Subservicer or Seller correct or cure such omission or defect within 60 days from the date the Master Servicer was notified of such omission or defect and, if such Subservicer or Seller does not correct or cure such omission or


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                                       49
defect within such period, that such Subservicer or Seller purchase such Mortgage Loan from the Trust Fund at its Purchase Price, in either case within 90 days from the date the Master Servicer was notified of such omission or defect; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. The Purchase Price for any such Mortgage Loan, whether purchased by the Seller or the Subservicer, shall be deposited or caused to be deposited by the Master Servicer in the Custodial Account maintained by it pursuant to Section 3.07 and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee or any Custodian, as the case may be, shall release to the Master Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the Seller or its designee or the Subservicer or its designee, as the case may be, any Mortgage Loan released pursuant hereto and thereafter such Mortgage Loan shall not be part of the Trust Fund. It is understood and agreed that the obligation of the Seller or the Subservicer, as the case may be, to so cure or purchase any Mortgage Loan as to which a material defect in or omission of a constituent document exists shall constitute the sole remedy respecting such defect or omission available to Certificateholders or the Trustee on behalf of the Certificateholders.

         Section 2.03. Representations, Warranties and Covenants of the Master Servicer and the Company.

         (a) The Master Servicer hereby represents and warrants to the Trustee for the benefit of the Certificateholders that:

                  (i) The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and is or will be in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan in accordance with the terms of this Agreement;

                  (ii) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's Certificate of Incorporation or Bylaws or constitute a material default (or an event which, with notice or lapse of time, or both, would constitute a material default) under, or result in the material breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;


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




                  (iii) This Agreement, assuming due authorization, execution and delivery by the Trustee and the Company, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

                  (iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would materially adversely affect its performance hereunder;

                  (v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

                  (vi) The Master Servicer will comply in all material respects in the performance of this Agreement with all reasonable rules and requirements of each insurer under each Required Insurance Policy;

                  (vii) No information, certificate of an officer, statement furnished in writing or report delivered to the Company, any Affiliate of the Company or the Trustee by the Master Servicer will, to the knowledge of the Master Servicer, contain any untrue statement of a material fact or omit a material fact necessary to make the information, certificate, statement or report not misleading; and

                  (viii) The Master Servicer has examined each existing, and will examine each new, Subservicing Agreement and is or will be familiar with the terms thereof. The terms of each existing Subservicing Agreement and each designated Subservicer are acceptable to the Master Servicer and any new Subservicing Agreements will comply with the provisions of Section 3.02.

It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Mortgage Files to the Trustee or any Custodian.



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



         Upon discovery by either the Company, the Master Servicer, the Trustee or any Custodian of a breach of any representation or warranty set forth in this
Section 2.03(a) which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 90 days of its discovery or its receipt of notice of such breach, the Master Servicer shall either (i) cure such breach in all material respects or (ii) to the extent that such breach is with respect to a Mortgage Loan or a related document, purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure must occur within 90 days from the date such breach was discovered. The obligation of the Master Servicer to cure such breach or to so purchase such Mortgage Loan shall constitute the sole remedy in respect of a breach of a representation and warranty set forth in this Section 2.03(a) available to the Certificateholders or the Trustee on behalf of the Certificateholders.

         (b) The Company hereby represents and warrants to the Trustee for the benefit of Certificateholders that as of the Closing Date (or, if otherwise specified below, as of the date so specified):

                  (i) No Mortgage Loan is one month or more delinquent in payment of principal and interest as of the Cut-off Date and no Mortgage Loan has been so delinquent more than once in the 12-month period prior to the Cut-off Date;

                  (ii) The information set forth in Exhibit F hereto with respect to each Mortgage Loan or the Mortgage Loans, as the case may be, is true and correct in all material respects at the date or dates respecting which such information is furnished;

                  (iii) The Mortgage Loans are fully-amortizing, fixed-rate mortgage loans with level Monthly Payments due on the first day of each month and terms to maturity at origination or modification of not more than 30 years;

                  (iv) To the best of the Company's knowledge, except with respect to nine Mortgage Loans representing approximately 0.64% of the Mortgage Loans by aggregate Stated Principal Balance (two of which are Additional Collateral Loans representing approximately 0.15% of the Mortgage Loans by aggregate Stated Principal Balance), if a Mortgage Loan is secured by a Mortgaged Property with a Loan-to-Value Ratio at origination in excess of 80%, such


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



         Mortgage Loan is the subject of a Primary Insurance Policy that insures that portion of the principal balance thereof that exceeds the amount equal to 75% of the Appraised Value of the related Mortgaged Property. To the best of the Company's knowledge, each such Primary Insurance Policy is in full force and effect and the Trustee is entitled to the benefits thereunder;

                  (v) The issuers of the Primary Insurance Policies are insurance companies whose claims-paying abilities are currently acceptable to each Rating Agency;

                  (vi) No more than 0.5% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date are secured by Mortgaged Properties located in any one zip code area in California and no more than 0.7% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date are secured by Mortgaged Properties located in any one zip code area outside California, and none of the Mortgage Loans is a Cooperative Loan;

                  (vii) If the improvements securing a Mortgage Loan are in a federally designated special flood hazard area, flood insurance in the amount required under the Program Guide covers the related Mortgaged Property (either by coverage under the federal flood insurance program or by coverage by private insurers);

                  (viii) Immediately prior to the assignment of the Mortgage Loans to the Trustee, the Company had good title to, and was the sole owner of, each Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest (other than rights to servicing and related compensation) and such assignment validly transfers ownership of the Mortgage Loans to the Trustee free and clear of any pledge, lien, encumbrance or security interest;

                  (ix) Approximately 26.72% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date were underwritten under a reduced loan documentation program and approximately 25.69% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date were underwritten under a no-stated income program;

                  (x) Approximately 32.7% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date are non-owner occupied properties as of the date of origination of such Mortgage Loans;

                  (xi) One Mortgage Loan, representing no more than 0.2% of the aggregate Stated Principal Balance as of the Cut-off Date, will be a Buy-Down Loan;



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



                  (xii) Each Mortgage Loan constitutes a qualified mortgage under Section 860G(a)(3)(A) of the Code and Treasury Regulations Section 1.860G-2(a)(1);

                  (xiii) A policy of title insurance was effective as of the closing of each Mortgage Loan and is valid and binding and remains in full force and effect;

                  (xiv) With respect to a Mortgage Loan that is a Cooperative Loan, the Cooperative Stock that is pledged as security for the Mortgage Loan is held by a person as a tenant-stockholder (as defined in Section 216 of the Code) in a cooperative housing corporation (as defined in Section 216 of the Code);

                  (xv) Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months;

                  (xvi) 0.1% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date contain in the related Mortgage File a Destroyed Mortgage Note;

                  (xvii) Not more than 2.4% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date will have been made to International Borrowers, and no such Mortgagor is a member of a foreign diplomatic mission with diplomatic rank; and

                  (xviii) No Mortgage Loan provides for payments that are subject to reduction by withholding taxes levied by any foreign (non-United States) sovereign government.

It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Mortgage Files to the Trustee or any Custodian.

         Upon discovery by any of the Company, the Master Servicer, the Trustee or any Custodian of a breach of any of the representations and warranties set forth in this Section 2.03(b) which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement); provided, however, that in the event of a breach of the representation and warranty set forth in Section 2.03(b)(xii), the party discovering such breach shall give such notice within five days of discovery. Within 90 days of its discovery or its receipt of notice of breach, the Company shall either (i) cure such breach in all material respects or (ii) purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that the Company


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



shall have the option to substitute a Qualified Substitute Mortgage Loan or Loans for such Mortgage Loan if such substitution occurs within two years following the Closing Date; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. Any such substitution shall be effected by the Company under the same terms and conditions as provided in
Section 2.04 for substitutions by Residential Funding. It is understood and agreed that the obligation of the Company to cure such breach or to so purchase or substitute for any Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders or the Trustee on behalf of the Certificateholders. Notwithstanding the foregoing, the Company shall not be required to cure breaches or purchase or substitute for Mortgage Loans as provided in this
Section 2.03(b) if the substance of the breach of a representation set forth above also constitutes fraud in the origination of the Mortgage Loan.

         Section 2.04.              Representations and Warranties of Sellers.

         The Company, as assignee of Residential Funding under the Assignment Agreement, hereby assigns to the Trustee for the benefit of Certificateholders all of its right, title and interest in respect of the Assignment Agreement and each Seller's Agreement applicable to a Mortgage Loan. Insofar as the Assignment Agreement or such Seller's Agreement relates to the representations and warranties made by Residential Funding or the related Seller in respect of such Mortgage Loan and any remedies provided thereunder for any breach of such representations and warranties, such right, title and interest may be enforced by the Master Servicer on behalf of the Trustee and the Certificate-holders. Upon the discovery by the Company, the Master Servicer, the Trustee or any Custodian of a breach of any of the representations and warranties made in a Seller's Agreement or the Assignment Agreement (which, for purposes hereof, will be deemed to include any other cause giving rise to a repurchase obligation under the Assignment Agreement) in respect of any Mortgage Loan which materially and adversely affects the interests of the Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). The Master Servicer shall promptly notify the related Seller or Residential Funding, as the case may be, of such breach and request that such Seller or Residential Funding, as the case may be, either (i) cure such breach in all material respects within 90 days from the date the Master Servicer was notified of such breach or (ii) purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that in the case of a breach under the Assignment Agreement Residential Funding shall have the option to


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



substitute a Qualified Substitute Mortgage Loan or Loans for such Mortgage Loan if such substitution occurs within two years following the Closing Date; provided that if the breach would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or substitution must occur within 90 days from the date the breach was discovered. In the event that Residential Funding elects to substitute a Qualified Substitute Mortgage Loan or Loans for a Deleted Mortgage Loan pursuant to this Section 2.04, Residential Funding shall deliver to the Trustee for the benefit of the Certificateholders with respect to such Qualified Substitute Mortgage Loan or Loans, the original Mortgage Note, the Mortgage, an Assignment of the Mortgage in recordable form, and such other documents and agreements as are required by Section 2.01, with the Mortgage Note endorsed as required by
Section 2.01. No substitution will be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Fund and will be retained by the Master Servicer and remitted by the Master Servicer to Residential Funding on the next succeeding Distribution Date. For the month of substitution, distributions to the Certificateholders will include the Monthly Payment due on a Deleted Mortgage Loan for such month and thereafter Residential Funding shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Master Servicer shall amend or cause to be amended the Mortgage Loan Schedule, and, if the Deleted Mortgage Loan was a Discount Mortgage Loan, the Schedule of Discount Fractions, for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualified Substitute Mortgage Loan or Loans and the Master Servicer shall deliver the amended Mortgage Loan Schedule, and, if the Deleted Mortgage Loan was a Discount Loan, the amended Schedule of Discount Fractions, to the Trustee. Upon such substitution, the Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement and the related Subservicing Agreement in all respects, the related Seller shall be deemed to have made the representations and warranties with respect to the Qualified Substitute Mortgage Loan contained in the related Seller's Agreement as of the date of substitution, and the Company and the Master Servicer shall be deemed to have made with respect to any Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in this Section 2.04, in
Section 2.03 hereof and in Section 4 of the Assignment Agreement, and the Master Servicer shall be obligated to repurchase or substitute for any Qualified Substitute Mortgage Loan as to which a Repurchase Event (as defined in the Assignment Agreement) has occurred pursuant to Section 4 of the Assignment Agreement.

         In connection with the substitution of one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans,


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



the Master Servicer will determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (in each case after application of the principal portion of the Monthly Payments due in the month of substitution that are to be distributed to the Certificateholders in the month of substitution). Residential Funding shall deposit the amount of such shortfall into the Custodial Account on the day of substitution, without any reimbursement therefor. Residential Funding shall give notice in writing to the Trustee of such event, which notice shall be accompanied by an Officers' Certificate as to the calculation of such shortfall and (subject to Section 10.01(f)) by an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code or (b) any portion of the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding.

         It is understood and agreed that the obligation of the Seller or Residential Funding, as the case may be, to cure such breach or purchase (or in the case of Residential Funding to substitute for) such Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders or the Trustee on behalf of Certificateholders. If the Master Servicer is Residential Funding, then the Trustee shall also have the right to give the notification and require the purchase or substitution provided for in the second preceding paragraph in the event of such a breach of a representation or warranty made by Residential Funding in the Assignment Agreement. In connection with the purchase of or substitution for any such Mortgage Loan by Residential Funding, the Trustee shall assign to Residential Funding all of the right, title and interest in respect of the Seller's Agreement and the Assignment Agreement applicable to such Mortgage Loan.

         Section 2.05.            Execution and Authentication of Certificates.

         The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the Mortgage Files to it, or any Custodian on its behalf, subject to any exceptions noted, together with the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged. Concurrently with such delivery and in exchange therefor, the Trustee, pursuant to the written request of the Company executed by an officer of the Company has executed and caused to be authenticated and delivered to or upon the order of the Company the Certificates in authorized denominations which evidence ownership of the entire Trust Fund.


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                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

         Section 3.01.              Master Servicer to Act as Servicer.

         (a) The Master Servicer shall service and administer the Mortgage Loans in accordance with the terms of this Agreement and the respective Mortgage Loans and shall have full power and authority, acting alone or through Subservicers as provided in Section 3.02, to do any and all things which it may deem necessary or desirable in connection with such servicing and administration. Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Subservicer is hereby authorized and empowered by the Trustee when the Master Servicer or the Subservicer, as the case may be, believes it appropriate in its best judgment, to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, or of consent to assumption or modification in connection with a proposed conveyance, or of assignment of any Mortgage and Mortgage Note in connection with the repurchase of a Mortgage Loan and all other comparable instruments, or with respect to the modification or re-recording of a Mortgage for the purpose of correcting the Mortgage, the subordination of the lien of the Mortgage in favor of a public utility company or government agency or unit with powers of eminent domain, the taking of a deed in lieu of foreclosure, the completion of judicial or non-judicial foreclosure, the conveyance of a Mortgaged Property to the related Insurer, the acquisition of any property acquired by foreclosure or deed in lieu of foreclosure, or the management, marketing and conveyance of any property acquired by foreclosure or deed in lieu of foreclosure with respect to the Mortgage Loans and with respect to the Mortgaged Properties. Notwithstanding the foregoing, subject to Section 3.07(a), the Master Servicer shall not permit any modification with respect to any Mortgage Loan that would both constitute a sale or exchange of such Mortgage Loan within the meaning of Section 1001 of the Code and any proposed, temporary or final regulations promulgated thereunder (other than in connection with a proposed conveyance or assumption of such Mortgage Loan that is treated as a Principal Prepayment in Full pursuant to
Section 3.13(d) hereof) and cause the Trust Fund to fail to qualify as such under the Code. The Trustee shall furnish the Master Servicer with any powers of attorney and other documents necessary or appropriate to enable the Master Servicer to service and administer the Mortgage Loans. The Trustee shall not be liable for any action taken by the Master Servicer or any Subservicer pursuant to such powers of attorney. In servicing and administering any Nonsubserviced Mortgage Loan, the Master Servicer shall, to the


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



extent not inconsistent with this Agreement, comply with the Program Guide as if it were the originator of such Mortgage Loan and had retained the servicing rights and obligations in respect thereof. In connection with servicing and administering the Mortgage Loans, the Master Servicer and any Affiliate of the Master Servicer (i) may perform services such as appraisals and brokerage services that are not customarily provided by servicers of mortgage loans, and shall be entitled to reasonable compensation therefor in accordance with Section
3.10 and (ii) may, at its own discretion and on behalf of the Trustee, obtain credit information in the form of a "credit score" from a credit repository.

         (b) All costs incurred by the Master Servicer or by Subservicers in effecting the timely payment of taxes and assessments on the properties subject to the Mortgage Loans shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loan so permit, and such costs shall be recoverable to the extent permitted by Section 3.10(a)(ii).

         (c) The Master Servicer may enter into one or more agreements in connection with the offering of pass-through certificates evidencing interests in one or more of the Certificates providing for the payment by the Master Servicer of amounts received by the Master Servicer as servicing compensation hereunder and required to cover certain Prepayment Interest Shortfalls on the Mortgage Loans, which payment obligation will thereafter be an obligation of the Master Servicer hereunder.

         Section 3.02. Subservicing Agreements Between Master Servicer and Subservicers; Enforcement of Subservicers' and Sellers' Obligations.

         (a) The Master Servicer may continue in effect Subservicing Agreements entered into by Residential Funding and Subservicers prior to the execution and delivery of this Agreement, and may enter into new Subservicing Agreements with Subservicers, for the servicing and administration of all or some of the Mortgage Loans. Each Subservicer of a Mortgage Loan shall be entitled to receive and retain, as provided in the related Subservicing Agreement and in Section 3.07, the related Subservicing Fee from payments of interest received on such Mortgage Loan after payment of all amounts required to be remitted to the Master Servicer in respect of such Mortgage Loan. For any Mortgage Loan that is a Nonsubserviced Mortgage Loan, the Master Servicer shall be entitled to receive and retain an amount equal to the Subservicing Fee from payments of interest. Unless the context otherwise requires, references in this Agreement to actions taken or to be taken by the Master Servicer in servicing the Mortgage Loans include actions taken or to be taken by a Subservicer on behalf of the Master Servicer. Each Subservicing


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



Agreement will be upon such terms and conditions as are generally required or permitted by the Program Guide and are not inconsistent with this Agreement and as the Master Servicer and the Subservicer have agreed. A representative form of Subservicing Agreement is attached to this Agreement as Exhibit G. With the approval of the Master Servicer, a Subservicer may delegate its servicing obligations to third-party servicers, but such Subservicer will remain obligated under the related Subservicing Agreement. The Master Servicer and a Subservicer may enter into amendments thereto or a different form of Subservicing Agreement, and the form referred to or included in the Program Guide is merely provided for information and shall not be deemed to limit in any respect the discretion of the Master Servicer to modify or enter into different Subservicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of either this Agreement or the Program Guide in a manner which would materially and adversely affect the interests of the Certificateholders.

         (b) As part of its servicing activities hereunder, the Master Servicer, for the benefit of the Trustee and the Certificateholders, shall use its best reasonable efforts to enforce the obligations of each Subservicer under the related Subservicing Agreement and of each Seller under the related Seller's Agreement, to the extent that the non-performance of any such obligation would have a material and adverse effect on a Mortgage Loan, including, without limitation, the obligation to purchase a Mortgage Loan on account of defective documentation, as described in Section 2.02, or on account of a breach of a representation or warranty, as described in Section 2.04. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements or Seller's Agreements, as appropriate, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loan or
(ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed.

         Section 3.03.              Successor Subservicers.

         The Master Servicer shall be entitled to terminate any Subservicing Agreement that may exist in accordance with the terms and conditions of such Subservicing Agreement and without any limitation by virtue of this Agreement; provided, however, that in the event of termination of any Subservicing Agreement by the Master Servicer or the Subservicer, the Master Servicer shall


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



either act as servicer of the related Mortgage Loan or enter into a Subservicing Agreement with a successor Subservicer which will be bound by the terms of the related Subservicing Agreement. If the Master Servicer or any Affiliate of Residential Funding acts as servicer, it will not assume liability for the representations and warranties of the Subservicer which it replaces. If the Master Servicer enters into a Subservicing Agreement with a successor
Subservicer, the Master Servicer shall use reasonable efforts to have the successor Subservicer assume liability for the representations and warranties made by the terminated Subservicer in respect of the related Mortgage Loans and, in the event of any such assumption by the successor Subservicer, the Master Servicer may, in the exercise of its business judgment, release the terminated Subservicer from liability for such representations and warranties.

         Section 3.04. Liability of the Master Servicer.

         Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer or a Subservicer or reference to actions taken through a Subservicer or otherwise, the Master Servicer shall remain obligated and liable to the Trustee and the Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer or the Company and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. The Master Servicer shall be entitled to enter into any agreement with a Subservicer or Seller for indemnification of the Master Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

         Section 3.05. No Contractual Relationship Between Subservicer and Trustee or
                                    Certificateholders.


         Any Subservicing Agreement that may be entered into and any other transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such and not as an originator shall be deemed to be between the Subservicer and the Master Servicer alone and the Trustee and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer in its capacity as such except as set forth in Section 3.06. The foregoing provision shall not in any way limit a Subservicer's obligation to cure an omission or defect or to repurchase a Mortgage Loan as referred to in Section
2.02 hereof.



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



         Section 3.06. Assumption or Termination of Subservicing Agreements by Trustee.

         (a) In the event the Master Servicer shall for any reason no longer be the master servicer (including by reason of an Event of Default), the Trustee, its designee or its successor shall thereupon assume all of the rights and obligations of the Master Servicer under each Subservicing Agreement that may have been entered into. The Trustee, its designee or the successor servicer for the Trustee shall be deemed to have assumed all of the Master Servicer's interest therein and to have replaced the Master Servicer as a party to the Subservicing Agreement to the same extent as if the Subservicing Agreement had been assigned to the assuming party except that the Master Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreement.

         (b) The Master Servicer shall, upon request of the Trustee but at the expense of the Master Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each Subservicing Agreement to the assuming party.

         Section 3.07.             Collection of Certain Mortgage Loan Payments;
                                    Deposits to Custodial Account.

         (a) The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Primary Insurance Policy, follow such collection procedures as it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan and (ii) extend the Due Date for payments due on a Mortgage Loan in accordance with the Program Guide; provided, however, that the Master Servicer shall first determine that any such waiver or extension will not impair the coverage of any related Primary
Insurance Policy or materially adversely affect the lien of the related Mortgage. In the event of any such arrangement, the Master Servicer shall make timely advances on the related Mortgage Loan during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements unless otherwise agreed to by the Holders of the Classes of Certificates affected thereby; provided, however, that no such extension shall be made if any advance would be a Nonrecoverable Advance. Consistent with the


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



terms of this Agreement, the Master Servicer may also waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Master Servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Certificateholders (taking into account any estimated Realized Loss that might result absent such action); provided, however, that the Master Servicer may not modify materially or permit any Subservicer to modify any Mortgage Loan, including without limitation any modification that would change the Mortgage Rate, forgive the payment of any principal or interest (unless in connection with the liquidation of the related Mortgage Loan or except in connection with prepayments to the extent that such reamortization is not inconsistent with the terms of the Mortgage Loan), or extend the final maturity date of such Mortgage Loan, unless such Mortgage Loan is in default or, in the judgment of the Master Servicer, such default is reasonably foreseeable; and provided, further, that no such modification shall reduce the interest rate on a Mortgage Loan below the sum of the Pool Strip Rate and the sum of the rates at which the Servicing Fee and the Subservicing Fee with respect to such Mortgage Loan accrues. In connection with any Curtailment of a Mortgage Loan, the Master Servicer, to the extent not inconsistent with the terms of the Mortgage Note and local law and practice, may permit the Mortgage Loan to be reamortized such that the Monthly Payment is recalculated as an amount that will fully amortize the remaining Stated Principal Balance thereof by the original Maturity Date based on the original Mortgage Rate; provided, that such re-amortization shall not be permitted if it would constitute a reissuance of the Mortgage Loan for federal income tax purposes.

         (b) The Master Servicer shall establish and maintain a Custodial Account in which the Master Servicer shall deposit or cause to be deposited on a daily basis, except as otherwise specifically provided herein, the following payments and collections remitted by Subservicers or received by it in respect of the Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date):

                    (i) All payments on account of principal, including Principal Prepayments made by Mortgagors on the Mortgage Loans and the principal component of any Subservicer Advance or of any REO Proceeds received in connection with an REO Property for which an REO Disposition has occurred;

                    (ii) All payments on account of interest at the Adjusted Mortgage Rate on the Mortgage Loans, including Buydown Funds, if any, and the interest component of any Subservicer Advance or of any REO Proceeds received in connection with an REO Property for which an REO Disposition has occurred;


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




                    (iii) Insurance Proceeds and Liquidation Proceeds (net of any related expenses of the Subservicer);

                    (iv) All proceeds of any Mortgage Loans purchased pursuant to Section 2.02, 2.03, 2.04 or 4.07 and all amounts required to be deposited in connection with the substitution of a Qualified Substitute Mortgage Loan pursuant to Section 2.03 or 2.04;

                    (v)     Any amounts required to be deposited pursuant to
         Section 3.07(c) or 3.21;

                    (vi) All amounts transferred from the Certificate Account to the Custodial Account in accordance with Section 4.02(a); and

                    (vii) Any amounts realized by MLCC and received by the Master Servicer in respect of any Additional Collateral.

The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments on the Mortgage Loans which are not part of the Trust Fund (consisting of payments in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date) and payments or collections in the nature of prepayment charges or late payment charges or assumption fees may but need not be deposited by the Master Servicer in the Custodial Account. In the event any amount not required to be deposited in the Custodial Account is so deposited, the Master Servicer may at any time withdraw such amount from the Custodial Account, any provision herein to the contrary notwithstanding. The Custodial Account may contain funds that belong to one or more trust funds created for mortgage pass-through certificates of other series and may contain other funds respecting payments on mortgage loans belonging to the Master
Servicer or serviced or master serviced by it on behalf of others. Notwithstanding such commingling of funds, the Master Servicer shall keep records that accurately reflect the funds on deposit in the Custodial Account that have been identified by it as being attributable to the Mortgage Loans.

         With respect to Insurance Proceeds, Liquidation Proceeds, REO Proceeds and the proceeds of the purchase of any Mortgage Loan pursuant to Sections 2.02, 2.03, 2.04 and 4.07 received in any calendar month, the Master Servicer may elect to treat such amounts as included in the Available Distribution Amount for the Distribution Date in the month of receipt, but is not obligated to do so. If the Master Servicer so elects, such amounts will be deemed to have been received (and any related Realized Loss shall be deemed to have occurred) on the last day of the month prior to the receipt thereof.



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



         (c) The Master Servicer shall use its best efforts to cause the institution maintaining the Custodial Account to invest the funds in the Custodial Account attributable to the Mortgage Loans in Permitted Investments which shall mature not later than the Certificate Account Deposit Date next following the date of such investment (with the exception of the Amount Held for Future Distribution) and which shall not be sold or disposed of prior to their maturities. All income and gain realized from any such investment shall be for the benefit of the Master Servicer as additional servicing compensation and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments attributable to the investment of amounts in respect of the Mortgage Loans shall be deposited in the Custodial Account by the Master Servicer out of its own funds immediately as realized without any right of reimbursement.

         (d) The Master Servicer shall give notice to the Trustee and the Company of any change in the location of the Custodial Account and the location of the Certificate Account prior to the use thereof.

         Section 3.08.              Subservicing Accounts; Servicing Accounts.

         (a) In those cases where a Subservicer is servicing a Mortgage Loan pursuant to a Subservicing Agreement, the Master Servicer shall cause the Subservicer, pursuant to the Subservicing Agreement, to establish and maintain one or more Subservicing Accounts which shall be an Eligible Account or, if such account is not an Eligible Account, shall generally satisfy the requirements of the Program Guide and be otherwise acceptable to the Master Servicer and each Rating Agency. The Subservicer will be required thereby to deposit into the Subservicing Account on a daily basis all proceeds of Mortgage Loans received by the Subservicer, less its Subservicing Fees and unreimbursed advances and expenses, to the extent permitted by the Subservicing Agreement. If the Subservicing Account is not an Eligible Account, the Master Servicer shall be deemed to have received such monies upon receipt thereof by the Subservicer. The Subservicer shall not be required to deposit in the Subservicing Account payments or collections in the nature of prepayment charges or late charges or assumption fees. On or before the date specified in the Program Guide, but in no event later than the Determination Date, the Master Servicer shall cause the Subservicer, pursuant to the Subservicing Agreement, to remit to the Master Servicer for deposit in the Custodial Account all funds held in the Subservicing Account with respect to each Mortgage Loan serviced by such Subservicer that are required to be remitted to the Master Servicer. The Subservicer will also be required, pursuant to the Subservicing Agreement, to advance on such scheduled date of remittance amounts equal to any scheduled monthly installments of principal and interest less its Subservicing Fees on any Mortgage Loans for which payment was not


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received by the  Subservicer.  This  obligation  to advance with respect to each
Mortgage Loan will continue up to and including the first of the month following the date on which the related Mortgaged Property is sold at a foreclosure sale or is acquired by the Trust Fund by deed in lieu of foreclosure or otherwise. All such advances received by the Master Servicer shall be deposited promptly by it in the Custodial Account.

         (b) The Subservicer may also be required, pursuant to the Subservicing Agreement, to remit to the Master Servicer for deposit in the Custodial Account interest at the Adjusted Mortgage Rate (or Modified Net Mortgage Rate plus the rate per annum at which the Servicing Fee accrues in the case of a Modified Mortgage Loan) on any Curtailment received by such Subservicer in respect of a Mortgage Loan from the related Mortgagor during any month that is to be applied by the Subservicer to reduce the unpaid principal balance of the related Mortgage Loan as of the first day of such month, from the date of application of such Curtailment to the first day of the following month. Any amounts paid by a Subservicer pursuant to the preceding sentence shall be for the benefit of the Master Servicer as additional servicing compensation and shall be subject to its withdrawal or order from time to time pursuant to Sections 3.10(a)(iv) and (v).

         (c) In addition to the Custodial Account and the Certificate Account, the Master Servicer shall for any Nonsubserviced Mortgage Loan, and shall cause the Subservicers for Subserviced Mortgage Loans to, establish and maintain one or more Servicing Accounts and deposit and retain therein all collections from the Mortgagors (or advances from Subservicers) for the payment of taxes, assessments, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, or comparable items for the account of the Mortgagors. Each Servicing Account shall satisfy the requirements for a Subservicing Account and, to the extent permitted by the Program Guide or as is otherwise acceptable to the Master Servicer, may also function as a Subservicing Account. Withdrawals of amounts related to the Mortgage Loans from the Servicing Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, or comparable items, to reimburse the Master Servicer or Subservicer out of related collections for any payments made pursuant to Sections 3.11 (with respect to the Primary Insurance Policy) and 3.12(a) (with respect to hazard insurance), to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required, to Mortgagors on balances in the Servicing Account or to clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01 or in accordance with the Program Guide. As part of its servicing duties, the Master Servicer shall, and the Subservicers will, pursuant to the Subservicing Agreements, be required to pay to


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the Mortgagors interest on funds in this account to the extent required by law.

         (d) The Master Servicer shall advance the payments referred to in the preceding subsection that are not timely paid by the Mortgagors or advanced by the Subservicers on the date when the tax, premium or other cost for which such payment is intended is due, but the Master Servicer shall be required so to advance only to the extent that such advances, in the good faith judgment of the Master Servicer, will be recoverable by the Master Servicer out of Insurance Proceeds, Liquidation Proceeds or otherwise.

         Section 3.09. Access to Certain Documentation and Information Regarding the Mortgage Loans.

         In the event that compliance with this Section 3.09 shall make any Class of Certificates legal for investment by federally insured savings and loan associations, the Master Servicer shall provide, or cause the Subservicers to provide, to the Trustee, the Office of Thrift Supervision or the FDIC and the supervisory agents and examiners thereof access to the documentation regarding the Mortgage Loans required by applicable regulations of the Office of Thrift Supervision, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices designated by the Master Servicer. The Master Servicer shall permit such representatives to photocopy any such documentation and shall provide equipment for that purpose at a charge reasonably approximating the cost of such photocopying to the Master Servicer.

         Section 3.10.              Permitted Withdrawals from the
                                    Custodial Account.

         (a) The Master Servicer may, from time to time as provided herein, make withdrawals from the Custodial Account of amounts on deposit therein pursuant to
Section 3.07 that are attributable to the Mortgage Loans for the following purposes:

                    (i) to make deposits into the Certificate Account in the amounts and in the manner provided for in Section
         4.01;

                    (ii) to reimburse itself or the related Subservicer for previously unreimbursed advances or expenses made pursuant to Sections 3.01, 3.07(a), 3.08, 3.11, 3.12(a), 3.14 and 4.04 or otherwise reimbursable pursuant to the terms of this Agreement, such withdrawal right being limited to amounts received on particular Mortgage Loans (including, for this purpose, REO Proceeds, Insurance Proceeds, Liquidation Proceeds and proceeds from the purchase of a Mortgage Loan pursuant to Section 2.02, 2.03, 2.04 or 4.07) which represent (A) Late Collections of


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         Monthly  Payments  for which any such  advance  was made in the case of
         Subservicer Advances or Advances pursuant to Section 4.04 and (B) recoveries of amounts in respect of which such advances were made in the case of Servicing Advances;

                    (iii) to pay to itself or the related Subservicer (if not previously retained by such Subservicer) out of each payment received by the Master Servicer on account of interest on a Mortgage Loan as contemplated by Sections 3.14 and 3.16, an amount equal to that remaining portion of any such payment as to interest (but not in excess of the Servicing Fee and the Subservicing Fee, if not previously retained) which, when deducted, will result in the remaining amount of such interest being interest at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) on the amount specified in the amortization schedule of the related Mortgage Loan as the principal balance thereof at the beginning of the period respecting which such interest was paid after giving effect to any previous Curtailments;

                    (iv) to pay to itself as additional servicing compensation any interest or investment income earned on funds deposited in the Custodial Account that it is entitled to withdraw pursuant to Section 3.07(c);

                    (v) to pay to itself as additional servicing compensation any Foreclosure Profits, and any amounts remitted by Subservicers as interest in respect of Curtailments pursuant to Section 3.08(b);

                    (vi) to pay to itself, a Subservicer, a Seller, Residential Funding, the Company or any other appropriate Person, as the case may be, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased or otherwise transferred pursuant to
         Section 2.02, 2.03, 2.04, 4.07 or 9.01, all amounts received thereon and not required to be distributed to the Certificateholders as of the date on which the related Stated Principal Balance or Purchase Price is determined;

                    (vii) to reimburse itself or the related Subservicer for any Nonrecoverable Advance or Advances in the manner and to the extent provided in subsection (c) below, any Advance made in connection with a modification of a Mortgage Loan that is in default or, in the judgment of the Master Servicer, default is reasonably foreseeable pursuant to
         Section 3.07(a), to the extent the amount of the Advance has been added to the outstanding principal balance of the Mortgage Loan, or any Advance reimbursable to the Master Servicer pursuant to Section 4.02(a)(iii);



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                    (viii) to  reimburse  itself  or the  Company  for  expenses incurred by and reimbursable to it or the Company pursuant to Sections 3.13, 3.14(c), 6.03, 10.01 or otherwise, or in connection with enforcing any repurchase, substitution or indemnification obligation of any Seller (other than an Affiliate of the Company) pursuant to the related Seller's Agreement;

                    (ix) to reimburse itself for amounts expended by it (a) pursuant to Section 3.14 in good faith in connection with the restoration of property damaged by an Uninsured Cause, and (b) in connection with the liquidation of a Mortgage Loan or disposition of an REO Property to the extent not otherwise reimbursed pursuant to clause
         (ii) or (viii) above; and

                    (x) to withdraw any amount deposited in the Custodial Account that was not required to be deposited therein pursuant to Section 3.07.

         (b) Since,  in connection  with  withdrawals  pursuant to clauses (ii),
(iii), (v) and (vi), the Master Servicer's entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan, the Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such clauses.

         (c) The Master Servicer shall be entitled to reimburse itself or the related Subservicer for any advance made in respect of a Mortgage Loan that the Master Servicer determines to be a Nonrecoverable Advance by withdrawal from the Custodial Account of amounts on deposit therein attributable to the Mortgage Loans on any Certificate Account Deposit Date succeeding the date of such determination. Such right of reimbursement in respect of a Nonrecoverable Advance on any such Certificate Account Deposit Date shall be limited to an amount not exceeding the portion of such advance previously paid to Certificateholders (and not theretofore reimbursed to the Master Servicer or the related Subservicer).

         Section 3.11. Maintenance of the Primary Insurance Policies; Collections Thereunder.

         (a) The Master Servicer shall not take, or permit any Subservicer to take, any action which would result in non-coverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Master Servicer or Subservicer, would have been covered thereunder. To the extent coverage is available, the Master Servicer shall keep or cause to be kept in full force and effect each such Primary Insurance Policy until the principal balance of the related Mortgage Loan secured by a Mortgaged Property is reduced to 80% or less of the


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Appraised Value in the case of such a Mortgage Loan having a Loan-to-Value Ratio at origination in excess of 80%, provided that such Primary Insurance Policy was in place as of the Cut-off Date and the Company had knowledge of such Primary Insurance Policy. The Master Servicer shall be entitled to cancel or permit the discontinuation of any Primary Insurance Policy as to any Mortgage Loan, if the Stated Principal Balance of the Mortgage Loan is reduced below an amount equal to 80% of the appraised value of the related Mortgaged Property as determined in any appraisal thereof after the Closing Date, or if the Loan-to-Value Ratio is reduced below 80% as a result of principal payments on the Mortgage Loan after the Closing Date. In the event that the Company gains knowledge that as of the Closing Date, a Mortgage Loan had a Loan-to-Value Ratio at origination in excess of 80% and is not the subject of a Primary Insurance Policy (and was not included in any exception to the representation in Section 2.03(b)(iv)) and that such Mortgage Loan has a current Loan-to-Value Ratio in excess of 80% then the Master Servicer shall use its reasonable efforts to obtain and maintain a Primary Insurance Policy to the extent that such a policy is obtainable at a reasonable price. The Master Servicer shall not cancel or refuse to renew any such Primary Insurance Policy applicable to a Nonsubserviced Mortgage Loan, or consent to any Subservicer canceling or refusing to renew any such Primary Insurance Policy applicable to a Mortgage Loan subserviced by it, that is in effect at the date of the initial issuance of the Certificates and is required to be kept in force hereunder unless the replacement Primary Insurance Policy for such canceled or non-renewed policy is maintained with an insurer whose
claims-paying   ability  is  acceptable  to  each  Rating  Agency  for  mortgage pass-through certificates having a rating equal to or better than the lower of the then-current rating or the rating assigned to the Certificates as of the Closing Date by such Rating Agency.

         (b) In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present or to cause the related Subservicer to present, on behalf of the Master Servicer, the Subservicer, if any, the Trustee and Certificateholders, claims to the related Insurer under any Primary Insurance Policies, in a timely manner in accordance with such policies, and, in this regard, to take or cause to be taken such reasonable action as shall be necessary to permit recovery under any Primary Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Section 3.07, any Insurance Proceeds collected by or remitted to the Master Servicer under any Primary Insurance Policies shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 3.10.



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         Section 3.12.              Maintenance of Fire Insurance and
                                    Omissions and Fidelity Coverage.

         (a) The Master Servicer shall cause to be maintained for each Mortgage Loan (other than a Cooperative Loan) fire insurance with extended coverage in an amount which is equal to the lesser of the principal balance owing on such Mortgage Loan or 100 percent of the insurable value of the improvements; provided, however, that such coverage may not be less than the minimum amount required to fully compensate for any loss or damage on a replacement cost basis. To the extent it may do so without breaching the related Subservicing Agreement, the Master Servicer shall replace any Subservicer that does not cause such insurance, to the extent it is available, to be maintained. The Master Servicer shall also cause to be maintained on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan (other than a Cooperative Loan), fire insurance with extended coverage in an amount which is at least equal to the amount necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy. Pursuant to Section 3.07, any amounts collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section
3.10. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the amount owing under the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Master Servicer out of related late payments by the Mortgagor or out of Insurance Proceeds and Liquidation Proceeds to the extent permitted by Section 3.10. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage Loan other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. Whenever the improvements securing a Mortgage Loan (other than a Cooperative Loan) are located at the time of origination of such Mortgage Loan in a federally designated special flood hazard area, the Master Servicer shall cause flood insurance (to the extent available) to be maintained in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the amount required to compensate for any loss or damage to the Mortgaged Property on a replacement cost basis and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).



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         In the event  that the Master  Servicer  shall  obtain  and  maintain a blanket fire insurance policy with extended coverage insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.12(a), it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.12(a) and there shall have been a loss which would have been covered by such policy, deposit in the Certificate Account the amount not otherwise payable under the blanket policy because of such deductible clause. Any such deposit by the Master Servicer shall be made on the Certificate Account Deposit Date next preceding the Distribution Date which occurs in the month following the month in which payments under any such policy would have been deposited in the Custodial Account. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present, on behalf of itself, the Trustee and the Certificateholders, claims under any such blanket policy.

         (b) The Master Servicer shall obtain and maintain at its own expense and keep in full force and effect throughout the term of this Agreement a blanket fidelity bond and an errors and omissions insurance policy covering the Master Servicer's officers and employees and other persons acting on behalf of the Master Servicer in connection with its activities under this Agreement. The amount of coverage shall be at least equal to the coverage that would be required by FNMA or FHLMC, whichever is greater, with respect to the Master Servicer if the Master Servicer were servicing and administering the Mortgage Loans for FNMA or FHLMC. In the event that any such bond or policy ceases to be in effect, the Master Servicer shall obtain a comparable replacement bond or policy from an issuer or insurer, as the case may be, meeting the requirements, if any, of the Program Guide and acceptable to the Company. Coverage of the Master Servicer under a policy or bond obtained by an Affiliate of the Master Servicer and providing the coverage required by this Section 3.12(b) shall satisfy the requirements of this Section 3.12(b).

         Section 3.13.              Enforcement of Due-on-Sale Clauses;
                                    Assumption and Modification Agreements;
                                    Certain Assignments.

         (a) When any Mortgaged Property is conveyed by the Mortgagor, the Master Servicer or Subservicer, to the extent it has knowledge of such conveyance, shall enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing:


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                    (i) the Master Servicer shall not be deemed to be in default under this Section 3.13(a) by reason of any transfer or assumption which the Master Servicer is restricted by law from preventing; and

                    (ii) if the Master Servicer determines that it is reasonably likely that any Mortgagor will bring, or if any Mortgagor does bring, legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any Mortgage Note or Mortgage, the Master Servicer shall not be required to enforce the due-on-sale clause or to contest such action.

         (b) Subject to the Master Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.13(a), in any case in which a Mortgaged Property is to be conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption or modification agreement or supplement to the Mortgage Note or Mortgage which requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Master Servicer is authorized, subject to the requirements of the sentence next following, to execute and deliver, on behalf of the Trustee, the assumption agreement with the Person to whom the
Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person; provided, however, none of such terms and requirements shall both (i) constitute a "significant modification" effecting an exchange or reissuance of such Mortgage Loan under the Code (or final, temporary or proposed Treasury Regulations promulgated thereunder) and (ii) cause the Trust Fund to fail to qualify as a REMIC under the Code or (subject to Section 10.01(f)), result in the imposition of any tax on "prohibited transactions" or constitute "contributions" after the start-up date under the REMIC Provisions. The Master Servicer shall execute and deliver such documents only if it reasonably determines that (i) its execution and delivery thereof will not conflict with or violate any terms of this Agreement or cause the unpaid balance and interest on the Mortgage Loan to be uncollectible in whole or in part, (ii) any required consents of insurers under any Required Insurance Policies have been obtained and (iii) subsequent to the closing of the transaction involving the assumption or transfer (A) the Mortgage Loan will continue to be secured by a first mortgage lien pursuant to the terms of the Mortgage, (B) such transaction will not adversely affect the coverage under any Required Insurance Policies, (C) the Mortgage Loan will fully amortize over the remaining term thereof, (D) no material term of the Mortgage Loan (including the interest rate on the Mortgage Loan) will be altered nor will the term of the Mortgage Loan be


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



changed and (E) if the seller/transferor of the Mortgaged Property is to be released from liability on the Mortgage Loan, such release will not (based on the Master Servicer's or Subservicer's good faith determination) adversely affect the collectability of the Mortgage Loan. Upon receipt of appropriate instructions from the Master Servicer in accordance with the foregoing, the Trustee shall execute any necessary instruments for such assumption or substitution of liability as directed in writing by the Master Servicer. Upon the closing of the transactions contemplated by such documents, the Master Servicer shall cause the originals or true and correct copies of the assumption agreement, the release (if any), or the modification or supplement to the Mortgage Note or Mortgage to be delivered to the Trustee or the Custodian and deposited with the Mortgage File for such Mortgage Loan. Any fee collected by the Master Servicer or such related Subservicer for entering into an assumption or substitution of liability agreement will be retained by the Master Servicer or such Subservicer as additional servicing compensation.

         (c) The Master Servicer or the related Subservicer, as the case may be, shall be entitled to approve a request from a Mortgagor for a partial release of the related Mortgaged Property, the granting of an easement thereon in favor of another Person, any alteration or demolition of the related Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) or other similar matters if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that the security for, and the timely and full collectability of, such Mortgage Loan would not be adversely affected thereby and that the Trust Fund would not fail to continue to qualify as a REMIC under the Code as a result thereof and (subject to Section 10.01(f)) that no tax on "prohibited transactions" or "contributions" after the startup day would be imposed on the REMIC as a result thereof. Any fee collected by the Master Servicer or the related Subservicer for processing such a request will be retained by the Master Servicer or such Subservicer as additional servicing compensation.

         (d) Subject to any other applicable terms and conditions of this Agreement, the Trustee and Master Servicer shall be entitled to approve an assignment in lieu of satisfaction with respect to any Mortgage Loan, provided the obligee with respect to such Mortgage Loan following such proposed assignment provides the Trustee and Master Servicer with a "Lender Certification for Assignment of Mortgage Loan" in the form attached hereto as Exhibit O, in form and substance satisfactory to the Trustee and Master Servicer, providing the following: (i) that the Mortgage Loan is secured by Mortgaged Property located in a jurisdiction in which an assignment in lieu of satisfaction is required to preserve lien priority, minimize or avoid mortgage recording taxes or otherwise comply with, or facilitate a refinancing


NY1-220216.6
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



under, the laws of such jurisdiction; (ii) that the substance of the assignment is, and is intended to be, a refinancing of such Mortgage Loan and that the form of the transaction is solely to comply with, or facilitate the transaction under, such local laws; (iii) that the Mortgage Loan following the proposed assignment will have a rate of interest at least 0.25 percent below or above the rate of interest on such Mortgage Loan prior to such proposed assignment; and
(iv) that such assignment is at the request of the borrower under the related Mortgage Loan. Upon approval of an assignment in lieu of satisfaction with respect to any Mortgage Loan, the Master Servicer shall receive cash in an amount equal to the unpaid principal balance of and accrued interest on such Mortgage Loan and the Master Servicer shall treat such amount as a Principal Prepayment in Full with respect to such Mortgage Loan for all purposes hereof.

         Section 3.14.              Realization Upon Defaulted Mortgage Loans.

         (a) The Master Servicer shall foreclose upon or otherwise comparably convert (which may include an REO Acquisition) the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07. In connection with such foreclosure or other conversion, the Master Servicer shall, consistent with Section 3.11, follow such practices and procedures as it shall deem necessary or advisable, as shall be normal and usual in its general mortgage servicing activities and as shall be required or permitted by the Program Guide; provided that the Master Servicer shall not be liable in any respect hereunder if the Master Servicer is acting in connection with any such foreclosure or other conversion in a manner that is consistent with the provisions of this Agreement. The Master Servicer, however, shall not be required to expend its own funds or incur other reimbursable charges in connection with any foreclosure, or attempted foreclosure which is not completed, or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Holders of Certificates of one or more Classes after reimbursement to itself for such expenses or charges and
(ii) that such expenses or charges will be recoverable to it through Liquidation Proceeds, Insurance Proceeds, or REO Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to
Section 3.10, whether or not such expenses and charges are actually recoverable from related Liquidation Proceeds, Insurance Proceeds or REO Proceeds). In the event of such a determination by the Master Servicer pursuant to this Section 3.14(a), the Master Servicer shall be entitled to reimbursement of such amounts pursuant to Section 3.10. In addition to the foregoing, the Master Servicer shall use its best reasonable efforts to realize upon any Additional Collateral for such of the Additional Collateral Loans as come into and continue


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in  default  and as to  which  no  satisfactory  arrangements  can be  made  for collection of delinquent payments pursuant to Section 3.07; provided that the Master Servicer shall not, on behalf of the Trustee, obtain title to any such Additional Collateral as a result of or in lieu of the disposition thereof or otherwise; and provided further that (i) the Master Servicer shall not proceed with respect to such Additional Collateral in any manner that would impair the ability to recover against the related Mortgaged Property, and (ii) the Master Servicer shall proceed with any REO Acquisition in a manner that preserves the ability to apply the proceeds of such Additional Collateral against amounts owed under the defaulted Mortgage Loan. Any proceeds realized from such Additional Collateral (other than amounts to be released to the Mortgagor or the related guarantor in accordance with procedures that the Master Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note and to the terms and conditions of any security agreement, guarantee agreement, mortgage or other agreement governing the disposition of the proceeds of such Additional Collateral) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section
3.10. Any other payment received by the Master Servicer in respect of such Additional Collateral shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 3.10. Concurrently with the foregoing, the Master Servicer may pursue any remedies that may be available in connection with a breach of a representation and warranty with respect to any such Mortgage Loan in accordance with Sections 2.03 and 2.04. However, the Master Servicer is not required to continue to pursue both foreclosure (or similar remedies) with respect to the Mortgage Loans and remedies in connection with a breach of a representation and warranty if the Master Servicer determines in its reasonable discretion that one such remedy is more likely to result in a greater recovery as to the Mortgage Loan. Upon the occurrence of a Cash Liquidation or REO Disposition, following the deposit in the Custodial Account of all Insurance Proceeds, Liquidation Proceeds and other payments and recoveries referred to in the definition of "Cash Liquidation" or "REO Disposition," as applicable, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee or any Custodian, as the case may be, shall release to the Master Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the Master Servicer or its designee, as the case may be, the related Mortgage Loan, and thereafter such Mortgage Loan shall not be part of the Trust Fund. Notwithstanding the foregoing or any other provision of this Agreement, in the Master Servicer's sole discretion with respect to any defaulted Mortgage Loan or REO Property as to either of the following provisions, (i) a Cash Liquidation or REO Disposition may be deemed to have occurred if substantially all amounts expected by the Master Servicer to be received in


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connection  with the related  defaulted  Mortgage Loan or REO Property have been received, and (ii) for purposes of determining the amount of any Liquidation Proceeds, Insurance Proceeds, REO Proceeds or any other unscheduled collections or the amount of any Realized Loss, the Master Servicer may take into account minimal amounts of additional receipts expected to be received or any estimated additional liquidation expenses expected to be incurred in connection with the related defaulted Mortgage Loan or REO Property.

         (b) In the event that title to any Mortgaged Property is acquired by the Trust Fund as an REO Property by foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee or to its nominee on behalf of Certificateholders. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such REO Property shall (except as otherwise expressly provided herein) be considered to be an Outstanding Mortgage Loan held in the Trust Fund until such time as the REO Property shall be sold. Consistent with the foregoing for purposes of all calculations hereunder so long as such REO Property shall be considered to be an Outstanding Mortgage Loan it shall be assumed that, notwithstanding that the indebtedness evidenced by the related Mortgage Note shall have been discharged, such Mortgage Note and the related amortization schedule in effect at the time of any such acquisition of title (after giving effect to any previous Curtailments and before any adjustment thereto by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) remain in effect.

         (c) In the event that the Trust Fund acquires any REO Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Master Servicer on behalf of the Trust Fund shall dispose of such REO Property within two years after its acquisition by the Trust Fund for purposes of Section 860G(a)(8) of the Code or, at the expense of the Trust Fund, request, more than 60 days before the day on which the two-year grace period would otherwise expire, an extension of the two-year grace period unless the Master Servicer (subject to Section 10.01(f)) obtains for the Trustee an Opinion of Counsel, addressed to the Trustee and the Master Servicer, to the effect that the holding by the Trust Fund of such REO Property subsequent to such two-year period will not result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code or cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such REO Property (subject to any conditions contained in such Opinion of Counsel). The Master Servicer shall be entitled to be reimbursed from the Custodial Account for any costs incurred in obtaining such Opinion of Counsel, as provided in Section 3.10. Notwithstanding any other provision of this Agreement, no REO Property acquired by the Trust Fund shall be rented (or allowed


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to continue to be rented) or otherwise used by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or (ii) subject the Trust Fund to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of Section 860G(c) of the Code, unless the Master Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

         (d) The proceeds of any Cash Liquidation, REO Disposition or purchase or repurchase of any Mortgage Loan pursuant to the terms of this Agreement, as well as any recovery resulting from a collection of Liquidation Proceeds, Insurance Proceeds or REO Proceeds, will be applied in the following order of priority: first, to reimburse the Master Servicer or the related Subservicer in accordance with Section 3.10(a)(ii); second, to the Certificateholders to the extent of accrued and unpaid interest on the Mortgage Loan, and any related REO Imputed Interest, at the Net Mortgage Rate (or the Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) to the Due Date prior to the Distribution Date on which such amounts are to be distributed; third, to the Certificateholders as a recovery of principal on the Mortgage Loan (or REO Property)(provided that if any such Class of Certificates to which such Realized Loss was allocated is no longer outstanding, such subsequent recovery shall be distributed to the persons who were the Holders of such Class of Certificates when it was retired); fourth, to all Servicing Fees and Subservicing Fees payable therefrom (and the Master Servicer and the Subservicer shall have no claims for any deficiencies with respect to such fees which result from the foregoing allocation); and fifth, to Foreclosure Profits.

         (e) In the event of a default on a Mortgage Loan one or more of whose obligors is not a United States Person, in connection with any foreclosure or acquisition of a deed in lieu of foreclosure (together, "foreclosure") in respect of such Mortgage Loan, the Master Servicer will cause compliance with the provisions of Treasury Regulation Section 1.1445-2(d)(3) (or any successor thereto) necessary to assure that no withholding tax obligation arises with respect to the proceeds of such foreclosure except to the extent, if any, that proceeds of such foreclosure are required to be remitted to the obligors on such Mortgage Loan.

         Section 3.15.              Trustee to Cooperate;
                                    Release of Mortgage Files.

         (a) Upon becoming aware of the payment in full of any Mortgage Loan, or upon the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer will immediately


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notify the Trustee (if it holds the related Mortgage File) or the Custodian by a certification of a Servicing Officer (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial
Account   pursuant  to  Section  3.07  have  been  or  will  be  so  deposited), substantially in one of the forms attached hereto as Exhibit H requesting delivery to it of the Mortgage File. Upon receipt of such certification and request, the Trustee shall promptly release, or cause the Custodian to release, the related Mortgage File to the Master Servicer. The Master Servicer is authorized to execute and deliver to the Mortgagor the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage, together with the Mortgage Note with, as appropriate, written evidence of cancellation thereon. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account or the Certificate Account.

         (b) From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian, with a copy to the Trustee, a certificate of a Servicing Officer substantially in one of the forms attached as Exhibit H hereto, requesting that possession of all, or any document constituting part of, the Mortgage File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any Required Insurance Policy. Upon receipt of the foregoing, the Trustee shall deliver, or cause the Custodian to deliver, the Mortgage File or any document therein to the Master Servicer. The Master Servicer shall cause each Mortgage File or any document therein so released to be returned to the Trustee, or the Custodian as agent for the Trustee when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or (ii) the Mortgage File or such document has been delivered directly or through a Subservicer to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered directly or through a Subservicer to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Trustee shall deliver the Request for Release with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Custodial Account.



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         (c) The Trustee or the Master  Servicer on the  Trustee's  behalf shall execute and deliver to the Master Servicer, if necessary, any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Together with such documents or pleadings (if signed by the Trustee), the Master Servicer shall deliver to the Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate any insurance coverage under any Required Insurance Policy or invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

         Section 3.16.              Servicing and Other Compensation;
                                    Compensating Interest.

         (a) The Master Servicer, as compensation for its activities hereunder, shall be entitled to receive on each Distribution Date the amounts provided for by clauses (iii), (iv), (v) and (vi) of Section 3.10(a), subject to clause (e) below. The amount of servicing compensation provided for in such clauses shall be accounted for on a Mortgage Loan-by-Mortgage Loan basis. In the event that Liquidation Proceeds, Insurance Proceeds and REO Proceeds (net of amounts reimbursable therefrom pursuant to Section 3.10(a)(ii)) in respect of a Cash Liquidation or REO Disposition exceed the unpaid principal balance of such Mortgage Loan plus unpaid interest accrued thereon (including REO Imputed Interest) at a per annum rate equal to the related Net Mortgage Rate (or the Modified Net Mortgage Rate in the case of a Modified Mortgage Loan), the Master Servicer shall be entitled to retain therefrom and to pay to itself and/or the related Subservicer, any Foreclosure Profits and any Servicing Fee or Subservicing Fee considered to be accrued but unpaid.

         (b) Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges, investment income on amounts in the Custodial Account or the Certificate Account or otherwise shall be retained by the Master Servicer or the Subservicer to the extent provided herein, subject to clause (e) below.

         (c) The Master Servicer shall be required to pay, or cause to be paid, all expenses incurred by it in connection with its servicing activities hereunder (including payment of premiums for the Primary Insurance Policies, if any, to the extent such premiums are not required to be paid by the related Mortgagors,


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and the fees and  expenses of the Trustee  and any  Custodian)  and shall not be entitled to reimbursement  therefor except as specifically  provided in Sections
3.10 and 3.14.

         (d) The Master Servicer's right to receive servicing compensation may not be transferred in whole or in part except in connection with the transfer of all of its responsibilities and obligations of the Master Servicer under this Agreement.

         (e) Notwithstanding any other provision herein, the amount of servicing compensation that the Master Servicer shall be entitled to receive for its activities hereunder for the period ending on each Distribution Date shall be reduced (but not below zero) by an amount equal to Compensating Interest (if any) for such Distribution Date. Such reduction shall be applied during such period as follows: first, to any Servicing Fee or Subservicing Fee to which the Master Servicer is entitled pursuant to Section 3.10(a)(iii); second, to any income or gain realized from any investment of funds held in the Custodial
Account or the Certificate Account to which the Master Servicer is entitled pursuant to Sections 3.07(c) or 4.01(b), respectively; and third, to any amounts of servicing compensation to which the Master Servicer is entitled pursuant to
Section 3.10(a)(v) or (vi). In making such reduction, the Master Servicer (i) will not withdraw from the Custodial Account any such amount representing all or a portion of the Servicing Fee to which it is entitled pursuant to Section 3.10(a)(iii); (ii) will not withdraw from the Custodial Account or Certificate Account any such amount to which it is entitled pursuant to Section 3.07(c) or 4.01(b) and (iii) will not withdraw from the Custodial Account any such amount of servicing compensation to which it is entitled pursuant to Section 3.10(a)(v) or (vi).

         Section 3.17.              Reports to the Trustee and the Company.

         Not later than fifteen days after each Distribution Date, the Master Servicer shall forward to the Trustee and the Company a statement, certified by a Servicing Officer, setting forth the status of the Custodial Account as of the close of business on such Distribution Date as it relates to the Mortgage Loans and showing, for the period covered by such statement, the aggregate of deposits in or withdrawals from the Custodial Account in respect of the Mortgage Loans for each category of deposit specified in Section 3.07 and each category of withdrawal specified in Section 3.10.

         Section 3.18.              Annual Statement as to Compliance.

         The Master Servicer will deliver to the Company and the Trustee on or before March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-off Date, an Officers' Certificate stating, as to each signer thereof, that (i) a review of the activities of the Master


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Servicer during the preceding calendar year related to its servicing of mortgage loans and its performance under pooling and servicing agreements, including this Agreement, has been made under such officers' supervision, (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all of its material obligations relating to this Agreement in all material respects throughout such year, or, if there has been material noncompliance with such servicing standards or a default in the fulfillment in all material respects of any such obligation relating to this Agreement, such statement shall include a description of such noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof and (iii) to the best of such officers' knowledge, each Subservicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all of its material obligations under its Subservicing Agreement in all material respects throughout such year, or, if there has been material noncompliance with such servicing standards or a material default in the fulfillment of such obligations relating
to  this  Agreement,   such  statement  shall  include  a  description  of  such
noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof.

         Section 3.19.              Annual Independent Public Accountants'
                                    Servicing Report.

         On or before March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-off Date, the Master Servicer at its expense shall cause a firm of independent public accountants, which shall be members of the American Institute of Certified Public Accountants, to furnish a report to the Company and the Trustee stating its opinion that, on the basis of an examination conducted by such firm substantially in accordance with standards established by the American Institute of Certified Public Accountants, the assertions made pursuant to Section 3.18 regarding compliance with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers during the preceding calendar year are fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such accounting standards require it to report. In rendering such statement, such firm may rely, as to matters relating to the direct servicing of mortgage loans by Subservicers, upon comparable statements for examinations conducted by independent public accountants substantially in accordance with standards established by the American Institute of Certified Public Accountants (rendered within one year of such statement) with respect to such Subservicers.


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         Section 3.20.              Rights of the Company in Respect
                                    of the Master Servicer.

         The Master Servicer shall afford the Company, upon reasonable notice, during normal business hours access to all records maintained by the Master Servicer in respect of its rights and obligations hereunder and access to officers of the Master Servicer responsible for such obligations. Upon request, the Master Servicer shall furnish the Company with its most recent financial statements and such other information as the Master Servicer possesses regarding its business, affairs, property and condition, financial or otherwise. The Master Servicer shall also cooperate with all reasonable requests for information including, but not limited to, notices, tapes and copies of files, regarding itself, the Mortgage Loans or the Certificates from any Person or Persons identified by the Company or Residential Funding. The Company may, but is not obligated to, enforce the obligations of the Master Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer hereunder or exercise the rights of the Master Servicer hereunder; provided that the Master Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Company or its designee. The Company shall not have any responsibility or liability for any action or failure to act by the Master Servicer and is not obligated to supervise the performance of the Master Servicer under this Agreement or otherwise.

         Section 3.21.              Administration of Buydown Funds.

         (a) With respect to any Buydown Mortgage Loan, the Subservicer has deposited Buydown Funds in an account that satisfies the requirements for a Subservicing Account (the "Buydown Account"). The Master Servicer shall cause the Subservicing Agreement to require that upon receipt from the Mortgagor of the amount due on a Due Date for each Buydown Mortgage Loan, the Subservicer will withdraw from the Buydown Account the predetermined amount that, when added to the amount due on such date from the Mortgagor, equals the full Monthly
Payment and transmit that amount in accordance with the terms of the Subservicing Agreement to the Master Servicer together with the related payment made by the Mortgagor or advanced by the Subservicer.

         (b) If the Mortgagor on a Buydown Mortgage Loan prepays such loan in its entirety during the period (the "Buydown Period") when Buydown Funds are required to be applied to such Buydown Mortgage Loan, the Subservicer shall be required to withdraw from the Buydown Account and remit any Buydown Funds remaining in the Buydown Account in accordance with the related buydown agreement. The amount of Buydown Funds which may be remitted in accordance with the related buydown agreement may


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reduce the  amount  required  to be paid by the  Mortgagor  to fully  prepay the related Mortgage Loan. If the Mortgagor on a Buydown Mortgage Loan defaults on such Mortgage Loan during the Buydown Period and the property securing such Buydown Mortgage Loan is sold in the liquidation thereof (either by the Master Servicer or the insurer under any related Primary Insurance Policy), the Subservicer shall be required to withdraw from the Buydown Account the Buydown Funds for such Buydown Mortgage Loan still held in the Buydown Account and remit the same to the Master Servicer in accordance with the terms of the Subservicing Agreement for deposit in the Custodial Account or, if instructed by the Master Servicer, pay to the insurer under any related Primary Insurance Policy if the Mortgaged Property is transferred to such insurer and such insurer pays all of the loss incurred in respect of such default. Any amount so remitted pursuant to the preceding sentence will be deemed to reduce the amount owed on the Mortgage Loan.


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                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

         Section 4.01.              Certificate Account.

         (a) The Master Servicer on behalf of the Trustee shall establish and maintain a Certificate Account in which the Master Servicer shall cause to be deposited on behalf of the Trustee on or before 2:00 P.M. New York time on each Certificate Account Deposit Date by wire transfer of immediately available funds an amount equal to the sum of (i) any Advance for the immediately succeeding Distribution Date, (ii) any amount required to be deposited in the Certificate Account pursuant to Section 3.12(a), (iii) any amount required to be deposited in the Certificate Account pursuant to Section 3.16(e) or Section 4.07, (iv) any amount required to be paid pursuant to Section 9.01 and (v) all other amounts constituting the Available Distribution Amount for the immediately succeeding Distribution Date.

         (b) The Trustee shall, upon written request from the Master Servicer, invest or cause the institution maintaining the Certificate Account to invest the funds in the Certificate Account in Permitted Investments designated in the name of the Trustee for the benefit of the Certificateholders, which shall mature not later than the Business Day next preceding the Distribution Date next following the date of such investment (except that (i) any investment in the institution with which the Certificate Account is maintained may mature on such Distribution Date and (ii) any other investment may mature on such Distribution Date if the Trustee shall advance funds on such Distribution Date to the
Certificate Account in the amount payable on such investment on such Distribution Date, pending receipt thereof to the extent necessary to make distributions on the Certificates) and shall not be sold or disposed of prior to maturity. Subject to Section 3.16(e), all income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized without any right of reimbursement.

         Section 4.02.              Distributions.

         (a) On each Distribution Date (x) the Master Servicer on behalf of the Trustee or (y) the Paying Agent appointed by the Trustee, shall distribute to the Master Servicer, in the case of a distribution pursuant to Section 4.02(a)(iii), the amount required to be distributed to the Master Servicer or a Subservicer pursuant to Section 4.02(a)(iii), and to each Certificateholder of record on the next preceding Record Date (other than as provided in Section 9.01 respecting the final


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distribution)  either  in  immediately  available  funds  (by wire  transfer  or otherwise) to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Master Servicer or the Paying Agent, as the case may be, or, if such Certificateholder has not so notified the Master Servicer or the Paying Agent by the Record Date, by check mailed to such Certificateholder at the
address  of  such   Holder   appearing   in  the   Certificate   Register   such
Certificateholder's share (which share (A) with respect to each Class of Certificates (other than any Subclass of the Class A-9 Certificates), shall be based on the aggregate of the Percentage Interests represented by Certificates of the applicable Class held by such Holder or (B) with respect to any Subclass of the Class A-9 Certificates, shall be equal to the amount (if any) distributed pursuant to Section 4.02(a)(i) below to each Holder of a Subclass thereof) of the following amounts, in the following order of priority (subject to the provisions of Section 4.02(b)), in each case to the extent of the Available Distribution Amount:

                    (i) to the Class A Certificateholders (other than the Class A-8 Certificateholders) and Class R Certificateholders, on a pro rata basis based on Accrued Certificate Interest payable on such Certificates with respect to such Distribution Date, Accrued Certificate Interest on such Classes of Certificates (or Subclass, if any, with respect to the Class A-9 Certificates) for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date except as provided in the last paragraph of this Section 4.02(a); and

                    (ii)    (X)     to the Class A-8 Certificateholders, the
         Class A-8 Principal Distribution Amount; and

                            (Y) to the Class A Certificateholders (other than the Class A-8 Certificateholders) and Class R Certificateholders, in the priorities and amounts set forth in Section 4.02(b)(ii) through
         (v) and Section 4.02(c), the sum of the following (applied to reduce the Certificate Principal Balances of such Class A Certificates or Class R Certificates, as applicable):

                            (A) the Senior Percentage for such Distribution Date
                    times the sum of the following:

                                    (1) the  principal  portion of each  Monthly
                            Payment due during the related Due Period on each Outstanding Mortgage Loan (other than the related Discount Fraction of the principal portion of such payment with respect to a Discount Mortgage Loan), whether or not received on or prior to the related Determination Date, minus the principal


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                            portion of any Debt  Service  Reduction  (other than
                            the related Discount Fraction of the principal portion of such Debt Service Reductions with respect to each Discount Mortgage Loan) which together with
                            other  Bankruptcy   Losses  exceeds  the  Bankruptcy
                            Amount;

                                    (2)  the  Stated  Principal  Balance  of any
                            Mortgage Loan repurchased during the related Prepayment Period (or deemed to have been so repurchased in accordance with Section 3.07(b)) pursuant to Section 2.02, 2.03, 2.04 or 4.07 and the amount of any shortfall deposited in the Custodial Account in connection with the substitution of a Deleted Mortgage Loan pursuant to Section 2.03 or
                            2.04 during the related Prepayment Period (other than the related Discount Fraction of such Stated Principal Balance or shortfall with respect to each Discount Mortgage Loan); and

                                    (3)  the  principal  portion  of  all  other
                            unscheduled collections (other than Principal Prepayments in Full and Curtailments and amounts received in connection with a Cash Liquidation or REO Disposition of a Mortgage Loan described in
                            Section 4.02(a)(ii)(Y)(B), including without limitation Insurance Proceeds, Liquidation Proceeds and REO Proceeds) received during the related Prepayment Period (or deemed to have been so received in accordance with Section 3.07(b)) to the extent applied by the Master Servicer as recoveries of principal of the related Mortgage Loan pursuant to Section 3.14 (other than the related Discount Fraction of the principal portion of such unscheduled collections, with respect to each Discount Mortgage Loan);

                            (B) with respect to each  Mortgage  Loan for which a
                    Cash Liquidation or a REO Disposition occurred during the related Prepayment Period (or was deemed to have occurred during such period in accordance with Section 3.07(b)) and did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (a) the Senior
                    Percentage for such Distribution Date times the Stated Principal Balance of such Mortgage Loan (other than the related Discount Fraction of such Stated Principal Balance, with respect to each Discount Mortgage Loan) and (b) the Senior Accelerated Distribution Percentage for such Distribution Date times the related unscheduled collections (including


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                    without limitation Insurance Proceeds,  Liquidation Proceeds and REO Proceeds) to the extent applied by the Master Servicer as recoveries of principal of the related Mortgage Loan pursuant to Section 3.14 (in each case other than the portion of such unscheduled collections, with respect to a Discount Mortgage Loan, included in Section 4.02(b)(i)(C));

                            (C) the Senior Accelerated  Distribution  Percentage
                    for such Distribution Date times the aggregate of all Principal Prepayments in Full and Curtailments received in the related Prepayment Period (other than the related Discount Fraction of such Principal Prepayments in Full and Curtailments, with respect to each Discount Mortgage Loan);

                            (D) any Excess Subordinate Principal Amount for such Distribution Date; and

                            (E) any amounts  described  in  subsection  (ii)(Y),
                    clauses (A), (B) and (C) of this Section 4.02(a), as determined for any previous Distribution Date, which remain unpaid after application of amounts previously distributed pursuant to this clause (E) to the extent that such amounts are not attributable to Realized Losses which have been allocated to the Class M Certificates or Class B Certificates;

                    (iii) if the Certificate Principal Balances of the Class M Certificates and Class B Certificates have not been reduced to zero, to the Master Servicer or a Subservicer, by remitting for deposit to the Custodial Account, to the extent of and in reimbursement for any Advances or Subservicer Advances previously made with respect to any Mortgage Loan or REO Property which remain unreimbursed in whole or in part following the Cash Liquidation or REO Disposition of such Mortgage Loan or REO Property, minus any such Advances that were made with respect to delinquencies that ultimately constituted Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses;

                    (iv) to the Holders of the Class M-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

                    (v) to the Holders of the Class M-1 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date, minus (y) the amount of any Class A-8 Collection Shortfalls for such Distribution Date or


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



         remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(vii),
         (ix), (xi), (xiii), (xiv) and (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class M-1 Certificates;

                    (vi) to the Holders of the Class M-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

                    (vii) to the Holders of the Class M-2 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date, minus (y) the amount of any Class A-8 Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(ix), (xi), (xiii), (xiv) and (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class M-2 Certificates;

                    (viii) to the Holders of the Class M-3 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

                    (ix) to the Holders of the Class M-3 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-8 Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(xi),
         (xiii), (xiv) and (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class M-3 Certificates;

                    (x) to the Holders of the Class B-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

                    (xi) to the Holders of the Class B-1 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-8 Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of


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



         Sections 4.02(a)(xiii), (xiv) and (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class B-1 Certificates;

                    (xii) to the Holders of the Class B-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

                    (xiii) to the Holders of the Class B-2 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-8 Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(xiv) and (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class B-2 Certificates;

                    (xiv) to the Holders of the Class B-3 Certificates, an amount equal to (x) the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below, minus (y) the amount of any Class A-8 Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Section 4.02(a) (xv) are insufficient therefor;

                    (xv) to the Holders of the Class B-3 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-8 Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates applied in reduction of the Certificate Principal Balance of the Class B-3 Certificates;

                    (xvi) to the Class A Certificateholders and Class R Certificateholders, in the priority set forth in Section 4.02(b), the portion, if any, of the Available Distribution Amount remaining after the foregoing distributions, applied to reduce the Certificate Principal Balances of such Class A Certificates and Class R Certificates, but in no event more than the aggregate of the outstanding Certificate Principal Balances of each such Class of Class A Certificates and Class R Certificates, and thereafter, to each Class of Class M Certificates then outstanding beginning with such Class with the lowest numerical designation, any portion of the Available Distribution Amount remaining after the Class A


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



         Certificates and Class R Certificates have been retired, applied to reduce the Certificate Principal Balance of each such Class of Class M Certificates, but in no event more than the outstanding Certificate Principal Balance of each such Class of Class M Certificates; and thereafter to each such Class of Class B Certificates then outstanding beginning with such Class with the lowest numerical designation, any portion of the Available Distribution Amount remaining after the Class M Certificates have been retired, applied to reduce the Certificate Principal Balance of each such Class of Class B Certificates, but in no event more than the outstanding Certificate Principal Balance of each such Class of Class B Certificates; and

                    (xvii) to the Class R Certificateholders, the balance, if any, of the Available Distribution Amount.

         Notwithstanding the foregoing, on any Distribution Date, with respect to the Class of Class B Certificates outstanding on such Distribution Date with the highest numerical designation, or in the event the Class B Certificates are no longer outstanding, the Class of Class M Certificates then outstanding with the highest numerical designation, or in the event the Class B Certificates and Class M Certificates are no longer outstanding, the Class A and Class R Certificates, Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date will be distributable only to the extent that such unpaid Accrued Certificate Interest was attributable to interest shortfalls relating to Nonrecoverable Advances as determined by the Master Servicer with respect to the related Mortgage Loan where such Mortgage Loan has not yet been the subject of a Cash Liquidation or REO Disposition.

         (b) Distributions of principal on the Class A Certificates and Class R Certificates on each Distribution Date occurring prior to the occurrence of the Credit Support Depletion Date will be made as follows:

                    (i)  first,  to  the  Class  A-8  Certificates,   until  the
         Certificate Principal Balance thereof is reduced to zero, an amount (the "Class A-8 Principal Distribution Amount") equal to the aggregate of:

                            (A) the related  Discount  Fraction of the principal
                    portion of each Monthly Payment on each Discount Mortgage Loan due during the related Due Period, whether or not received on or prior to the related Determination Date, minus the Discount Fraction of the principal portion of any related Debt Service Reduction which together with other Bankruptcy Losses exceeds the Bankruptcy Amount;



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                            (B) the related  Discount  Fraction of the principal
                    portion of all unscheduled collections on each Discount Mortgage Loan received during the preceding calendar month (other than amounts received in connection with a Cash Liquidation or REO Disposition of a Discount Mortgage Loan
                    described   in  clause  (C)  below),   including   Principal
                    Prepayments in Full, Curtailments and repurchases (including
                    deemed   repurchases  under  Section  3.07(b))  of  Discount
                    Mortgage Loans (or, in the case of a substitution of a Deleted Mortgage Loan, the Discount Fraction of the amount of any shortfall deposited in the Custodial Account in connection with such substitution);

                            (C) in connection  with the Cash  Liquidation or REO
                    Disposition of a Discount Mortgage Loan that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (1) the applicable Discount Fraction of the Stated Principal Balance of such Discount Mortgage Loan immediately prior to such Distribution Date and (2) the aggregate amount of the collections on such Mortgage Loan to the extent applied as recoveries of principal;

                            (D) any amounts allocable to principal for any previous Distribution Date (calculated pursuant to clauses
                    (A) through (C) above) that remain undistributed; and

                            (E) the amount of any Class A-8 Collection Shortfalls for such Distribution Date and the amount of any Class A-8 Collection Shortfalls remaining unpaid for all previous Distribution Dates, but only to the extent of the Eligible Funds for such Distribution Date;

                    (ii) the Senior Principal Distribution Amount shall be distributed to the Class R Certificates until the Certificate Principal Balance thereof has been reduced to zero;

                    (iii) 12.5% of the balance, if any, of the Senior Principal Distribution Amount remaining after the distribution described in clause 4.02(b)(ii) above shall be distributed to the Class A-7 Certificates until the Certificate Principal Balance thereof has been reduced to zero;

                    (iv) from the balance, if any, of the Senior Principal Distribution Amount remaining after the distributions described in clauses 4.02(b)(ii) and (iii)


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



         above, there shall be distributed to the Class A-5 Certificates and Class A-6 Certificates, on a pro rata basis in accordance with the respective Certificate Principal Balances thereof, until the
         Certificate Principal Balance of each such class has been reduced to zero, an amount equal to the sum of the following:

                                            (A)   (i)  the   Senior   Percentage
                            multiplied by (ii) the Lockout Scheduled Percentage of the Class A-5 Certificates' and Class A-6 Certificates' pro rata share (based on the aggregate Certificate Principal Balance thereof relative to the aggregate Certificate Principal Balance of all of the Senior Certificates (other than the Class A-7 Certificates and the Class A-8 Certificates)), of the aggregate of the collections described in Sections 4.02(a)(ii)(Y)(A), (B) and (E) without any application of the Senior Percentage or the Senior Accelerated Distribution Percentage; and

                                            (B)   (i)  the   Senior   Percentage
                            multiplied by (ii) the Lockout Prepayment Percentage of the Class A-5 Certificates and Class A-6 Certificates' pro rata share (based on the aggregate Certificate Principal Balance thereof relative to the aggregate Certificate Principal Balance of the Senior Certificates (other than the Class A-7 Certificates and the Class A-8 Certificates)) of the aggregate of the collections described in Section 4.02(a)(ii)(Y)(C) without any application of the Senior Accelerated Distribution Percentage;

                    provided  that, if the aggregate of the amounts set forth in
                    Section 4.02(a)(ii)(Y)(A) through (E) is more than the balance of the Available Distribution Amount remaining after the amounts set forth in Sections 4.02(a)(i) and 4.02(b)(i) have been distributed, the amount paid to the Class A-5 Certificates and Class A-6 Certificates pursuant to this clause (iv) shall be reduced by an amount equal to the Class A-5 Certificates and Class A-6 Certificates' pro rata share (based on the Certificate Principal Balance thereof relative to the aggregate Certificate Principal Balance of the Class A Certificates (other than the Class A-8 Certificates) of such difference; and

                    (v)  the   balance,   if  any,   of  the  Senior   Principal
         Distribution Amount remaining after the distributions described in clauses (ii) through (iv) above shall be distributed as follows:


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




                            (A) first, to the Class A-1 Certificates,  until the
                    Certificate Principal Balance thereof has been reduced by $34,651,000 pursuant to this clause (A);

                            (B) second, 50% and 50% of such amount  concurrently
                    to each of the Class A-1 Certificates and Class A-2 Certificates, respectively, until the Certificate Principal Balance of the Class A-2 Certificates has been reduced to zero;

                            (C) third, to the Class A-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

                            (D) fourth, to the Class A-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

                            (E) fifth, to the Class A-4 Certificates,  until the
                    Certificate Principal Balance thereof has been reduced to zero.

                            (F) sixth, to the Class A-5  Certificates  and Class
                    A-6 Certificates on a pro rata basis in accordance with the respective Certificate Principal Balances thereof, until the Certificate Principal Balance of each such Class has been reduced to zero.

         (c) On or after the occurrence of the Credit Support Depletion Date, all priorities relating to distributions as described in Section 4.02(b) above in respect of principal among the various classes of Class A Certificates (other than the Class A-8 Certificates) and Class R Certificates will be disregarded and an amount equal to the Discount Fraction of the principal portion of scheduled or unscheduled payments received or advanced in respect of Discount Mortgage Loans will be distributed to the Class A-8 Certificates and the Senior Principal Distribution Amount will be distributed among all classes of Class A Certificates (other than the Class A-8 Certificates) pro rata in accordance with their respective outstanding Certificate Principal Balances and the amount set forth in Section 4.02(a)(i) will be distributed as set forth therein.

         (d) After reduction of the Certificate Principal Balances of the Class A Certificates (other than the Class A-8 Certificates) and Class R Certificates to zero but prior to the occurrence of the Credit Support Depletion Date, the Class A Certificates (other than the Class A-8 Certificates) and Class R Certificates will be entitled to no further distributions of principal thereon and the Available Distribution Amount will be paid solely to the holders of the Class A-8, Class A-9, Class M and Class B Certificates, in each case as described herein.



NY1-220216.6
                                       94

         (e) In addition to the foregoing distributions, with respect to any Mortgage Loan that was previously the subject of a Cash Liquidation or an REO Disposition that resulted in a Realized Loss, in the event that within two years of the date on which such Realized Loss was determined to have occurred the Master Servicer receives amounts, which the Master Servicer reasonably believes to represent subsequent recoveries (net of any related liquidation expenses), or determines that it holds surplus amounts previously reserved to cover estimated expenses, specifically related to such Mortgage Loan (including, but not limited to, recoveries in respect of the representations and warranties made by the related Seller pursuant to the applicable Seller's Agreement), the Master Servicer shall distribute such amounts to the applicable Certificateholders of the Class or Classes to which such Realized Loss was allocated (with the amounts to be distributed allocated among such Classes in the same proportions as such Realized Loss was allocated), and within each such Class to the
Certificateholders of record as of the Record Date immediately preceding the date of such distribution (or if such Class of Certificates is no longer outstanding, to the Certificateholders of record at the time that such Realized Loss was allocated); provided that no such distribution to any Class of Certificates of subsequent recoveries related to a Mortgage Loan shall exceed, either individually or in the aggregate and together with any other amounts paid in reimbursement therefor, the amount of the related Realized Loss that was allocated to such Class of Certificates. Notwithstanding the foregoing, no such distribution shall be made with respect to the Certificates of any Class to the extent that either (i) such Class was protected against the related Realized Loss pursuant to any instrument or fund established under Section 11.01(e) or
(ii) such Class of Certificates has been deposited into a separate trust fund or other structuring vehicle and separate certificates or other instruments representing interests therein have been issued in one or more classes, and any of such separate certificates or other instruments was protected against the related Realized Loss pursuant to any limited guaranty, payment obligation, irrevocable letter of credit, surety bond, insurance policy or similar instrument or a reserve fund, or a combination thereof. Any amount to be so distributed with respect to the Certificates of any Class shall be distributed by the Master Servicer to the Certificateholders of record as of the Record Date immediately preceding the date of such distribution (i) with respect to the Certificates of any Class (other than the Class A-9 Certificates), on a pro rata basis based on the Percentage Interest represented by each Certificate of such Class as of such Record Date and (ii) with respect to the Class A-9 Certificates, to the Class A-9 Certificates or any Subclass thereof in the same proportion as the related Realized Loss was allocated. Any amounts to be so distributed shall not be remitted to or distributed from the Trust Fund, and shall constitute subsequent recoveries with respect to Mortgage Loans that are no longer assets of the Trust Fund.


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         (f) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its
Depository   Participants  in  accordance  with  its  normal  procedures.   Each
Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Company or the Master Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

         (g) Except as otherwise provided in Section 9.01, if the Master Servicer anticipates that a final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Master Servicer shall, no later than the Determination Date in the month of such final distribution, notify the Trustee and the Trustee shall, no later than two (2) Business Days after such Determination Date, mail on such date to each Holder of such Class of Certificates a notice to the effect that: (i) the Trustee anticipates that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Trustee or as otherwise specified therein, and (ii) no interest shall accrue on such Certificates from and after the end of the prior calendar month. In the event that Certificateholders required to surrender their Certificates pursuant to Section 9.01(c) do not surrender their Certificates for final cancellation, the Trustee shall cause funds distributable with respect to such Certificates to be withdrawn from the Certificate Account and credited to a separate escrow account for the benefit of such Certificateholders as provided in Section 9.01(d).

         Section 4.03.              Statements to Certificateholders.

         (a) Concurrently with each distribution charged to the Certificate Account and with respect to each Distribution Date the Master Servicer shall forward to the Trustee and the Trustee shall forward by mail to each Holder and the Company a statement setting forth the following information as to each Class of Certificates to the extent applicable:

                  (i) (a) the amount of such distribution to the Certificateholders of such Class applied to reduce the Certificate
         Principal Balance thereof, and (b) the aggregate amount included therein representing Principal Prepayments;

                  (ii) the amount of such distribution to Holders of such Class of Certificates allocable to interest;


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                  (iii) if the  distribution  to the  Holders  of such  Class of
         Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall;

                  (iv) the amount of any Advance by the Master Servicer pursuant to Section 4.04;

                  (v) the number and Pool Stated Principal Balance of the Mortgage Loans after giving effect to the distribution of principal on such Distribution Date;

                  (vi) the aggregate Certificate Principal Balance of each Class of Certificates, and each of the Senior, Class M and Class B Percentages, after giving effect to the amounts distributed on such Distribution Date, separately identifying any reduction thereof due to Realized Losses other than pursuant to an actual distribution of principal;

                  (vii) the related Subordinate Principal Distribution Amount and Prepayment Distribution Percentage, if applicable;

                  (viii) on the basis of the most recent reports furnished to it by Subservicers, the number and aggregate principal balances of Mortgage Loans that are delinquent (A) one month, (B) two months and
         (C) three months and the number and aggregate principal balance of Mortgage Loans that are in foreclosure;

                  (ix) the number, aggregate principal balance and book value of any REO Properties;

                  (x) the aggregate Accrued Certificate Interest remaining unpaid, if any, for each Class of Certificates, after giving effect to the distribution made on such Distribution Date;

                  (xi)  the  Special  Hazard  Amount,   Fraud  Loss  Amount  and
         Bankruptcy Amount as of the close of business on such Distribution Date and a description of any change in the calculation of such amounts;

                  (xii)  the   weighted   average   Pool  Strip  Rate  for  such
         Distribution Date and the Pass-Through Rate with respect to the Class A-9 Certificates and each Subclass, if any, thereof;

                  (xiii) the Class A-9 Notional Amount and each Subclass Notional Amount;



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                  (xiv)             the occurrence of the Credit Support
         Depletion Date;

                  (xv) the Senior Accelerated Distribution Percentage applicable to such distribution;

                  (xvi)             the Senior Percentage for such Distribution
         Date;

                  (xvii) the aggregate amount of Realized Losses for such Distribution Date;

                  (xviii)           the aggregate amount of any recoveries on
         previously foreclosed loans from Sellers due to a breach of representation or warranty;

                  (xix) the weighted average remaining term to maturity of the Mortgage Loans after giving effect to the amounts distributed on such Distribution Date; and

                  (xx) the weighted average Mortgage Rates of the Mortgage Loans after giving effect to the amounts distributed on such Distribution Date.

In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination. In addition to the statement provided to the Trustee as set forth in this Section 4.03(a), the Master Servicer shall provide to any manager of a trust fund consisting of some or all of the Certificates, upon reasonable request, such additional information as is reasonably obtainable by the Master Servicer at no additional expense to the Master Servicer.

         (b) Within a reasonable period of time after the end of each calendar year, the Master Servicer shall prepare, or cause to be prepared, and shall forward, or cause to be forwarded, to each Person who at any time during the calendar year was the Holder of a Certificate, other than a Class R Certificate, a statement containing the information set forth in clauses (i) and (ii) of subsection (a) above aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code.

         (c) Within a reasonable period of time after the end of each calendar year, the Master Servicer shall prepare, or cause to be prepared, and shall forward, or cause to be forwarded, to each Person who at any time during the calendar year was the Holder of a Class R Certificate, a statement containing the applicable distribution information provided pursuant to this


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Section 4.03  aggregated  for such calendar year or applicable  portion  thereof during which such Person was the Holder of a Class R Certificate. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code.

         (d) Upon the  written  request  of any  Certificateholder,  the  Master
Servicer, as soon as reasonably practicable, shall provide the requesting Certificateholder with such information as is necessary and appropriate, in the Master Servicer's sole discretion, for purposes of satisfying applicable reporting requirements under Rule 144A.

         Section 4.04. Distribution of Reports to the Trustee and the Company; Advances by the Master Servicer.

         (a) Prior to the close of business on the Business Day next succeeding each Determination Date, the Master Servicer shall furnish a written statement to the Trustee, any Paying Agent and the Company (the information in such statement to be made available to Certificateholders by the Master Servicer on request) setting forth (i) the Available Distribution Amount; and (ii) the amounts required to be withdrawn from the Custodial Account and deposited into the Certificate Account on the immediately succeeding Certificate Account Deposit Date pursuant to clause (iii) of Section 4.01(a). The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trustee shall be protected in relying upon the same without any independent check or verification.

         (b) On or before 2:00 P.M. New York time on each Certificate Account Deposit Date, the Master Servicer shall either (i) deposit in the Certificate Account from its own funds, or funds received therefor from the Subservicers, an amount equal to the Advances to be made by the Master Servicer in respect of the related Distribution Date, which shall be in an aggregate amount equal to the aggregate amount of Monthly Payments (with each interest portion thereof adjusted to the Net Mortgage Rate), less the amount of any related Servicing Modifications, Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect, on the Outstanding Mortgage Loans as of the related Due Date, which Monthly Payments were delinquent as of the close of business as of the related Determination Date; provided that no Advance shall be made if it would be a Nonrecoverable Advance, (ii) withdraw from amounts on deposit in the Custodial Account and deposit in the Certificate Account all or a portion of the Amount Held for Future Distribution in discharge of any such Advance, or (iii) make advances in the form of any combination of (i) and (ii)


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aggregating  the amount of such  Advance.  Any  portion  of the Amount  Held for
Future Distribution so used shall be replaced by the Master Servicer by deposit in the Certificate Account on or before 11:00 A.M. New York time on any future Certificate Account Deposit Date to the extent that funds attributable to the Mortgage Loans that are available in the Custodial Account for deposit in the Certificate Account on such Certificate Account Deposit Date shall be less than payments to Certificateholders required to be made on the following Distribution Date. The Master Servicer shall be entitled to use any Advance made by a Subservicer as described in Section 3.07(b) that has been deposited in the Custodial Account on or before such Distribution Date as part of the Advance made by the Master Servicer pursuant to this Section 4.04. The amount of any reimbursement pursuant to Section 4.02(a)(iii) in respect of outstanding Advances on any Distribution Date shall be allocated to specific Monthly Payments due but delinquent for previous Due Periods, which allocation shall be made, to the extent practicable, to Monthly Payments which have been delinquent for the longest period of time. Such allocations shall be conclusive for purposes of reimbursement to the Master Servicer from recoveries on related Mortgage Loans pursuant to Section 3.10.

         The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by a certificate of a Servicing Officer delivered to the Seller and the Trustee.

         In the event that the Master Servicer determines as of the Business Day preceding any Certificate Account Deposit Date that it will be unable to deposit in the Certificate Account an amount equal to the Advance required to be made for the immediately succeeding Distribution Date, it shall give notice to the Trustee of its inability to advance (such notice may be given by telecopy), not later than 3:00 P.M., New York time, on such Business Day, specifying the portion of such amount that it will be unable to deposit. Not later than 3:00 P.M., New York time, on the Certificate Account Deposit Date the Trustee shall, unless by 12:00 Noon, New York time, on such day the Trustee shall have been notified in writing (by telecopy) that the Master Servicer shall have directly or indirectly deposited in the Certificate Account such portion of the amount of the Advance as to which the Master Servicer shall have given notice pursuant to the preceding sentence, pursuant to Section 7.01, (a) terminate all of the rights and obligations of the Master Servicer under this Agreement in accordance with Section 7.01 and (b) assume the rights and obligations of the Master Servicer hereunder, including the obligation to deposit in the Certificate Account an amount equal to the Advance for the immediately succeeding Distribution Date.



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         The  Trustee  shall  deposit  all funds it  receives  pursuant  to this
Section 4.04 into the Certificate Account.

         Section 4.05.              Allocation of Realized Losses.

         Prior to each Distribution Date, the Master Servicer shall determine the total amount of Realized Losses, if any, that resulted from any Cash Liquidation, Servicing Modification, Debt Service Reduction, Deficient Valuation or REO Disposition that occurred during the related Prepayment Period or, in the case of a Servicing Modification that constitutes a reduction of the interest rate on a Mortgage Loan, the amount of the reduction in the interest portion of the Monthly Payment due in the month in which such Distribution Date occurs. The amount of each Realized Loss shall be evidenced by an Officers' Certificate. All Realized Losses, other than Excess Special Hazard Losses, Extraordinary Losses, Excess Bankruptcy Losses or Excess Fraud Losses, shall be allocated as follows: first, to the Class B-3 Certificates until the Certificate Principal Balance thereof has been reduced to zero; second, to the Class B-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero; third, to the Class B-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero; fourth, to the Class M-3 Certificates until the Certificate Principal Balance thereof has been reduced to zero; fifth, to the Class M-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero; sixth, to the Class M-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero; and, thereafter, if such Realized Losses are on a Discount Mortgage Loan, to the Class A-8 Certificates, in an amount equal to the Discount Fraction of the principal portion thereof, and the remainder of such Realized Losses and the entire amount of such Realized Losses on Non-Discount Mortgage Loans among all the Class A Certificates (other than the Class A-8 Certificates) and Class R Certificates, on a pro rata basis, as described below. The principal portion of any Excess Special Hazard Losses, Excess Bankruptcy Losses, Excess Fraud Losses and Extraordinary Losses on Discount Mortgage Loans will be allocated to the Class A-8 Certificates in an amount equal to the related Discount Fraction thereof, and the remainder of such losses on Discount Mortgage Loans and the entire amount of such losses on Non-Discount Mortgage Loans will be allocated among the Class A Certificates (other than the Class A-8 Certificates), Class M, Class B and Class R Certificates, on a pro rata basis, as described below.

         As used herein, an allocation of a Realized Loss on a "pro rata basis" among two or more specified Classes of Certificates means an allocation on a pro rata basis, among the various Classes so specified, to each such Class of Certificates on the basis of their then outstanding Certificate Principal Balances prior to giving effect to distributions to be made on such Distribution Date in the case of the principal portion of a Realized Loss or based on the Accrued Certificate Interest


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



thereon payable on such Distribution Date (without regard to any Compensating Interest for such Distribution Date) in the case of an interest portion of a Realized Loss. Except as provided in the following sentence, any allocation of the principal portion of Realized Losses (other than Debt Service Reductions) to a Class of Certificates shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated, which allocation shall be deemed to have occurred on such Distribution Date. Any allocation of the principal portion of Realized Losses (other than Debt Service Reductions) to the Class B Certificates or, after the Certificate Principal Balances of the Class B Certificates have been reduced to zero, to the Class of Class M Certificates then outstanding with the highest numerical designation shall be made by operation of the definition of "Certificate Principal Balance" and by operation of the provisions of Section 4.02(a). Allocations of the interest portions of Realized Losses shall be made in proportion to the amount of Accrued Certificate Interest and by operation of the definition of "Accrued Certificate Interest" and by operation of the provisions of Section 4.02(a). Allocations of the principal portion of Debt Service Reductions shall be made by operation of the provisions of Section 4.02(a). All Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby; provided that if any Subclasses of the Class A-9 Certificates have been issued pursuant to Section 5.01(c), all Realized Losses and other losses allocated to the Class A-9 Certificates shall be allocated among such Subclasses in proportion to the respective amounts of Accrued Certificate Interest payable on such Distribution Date that would have resulted absent such reductions.

         Section 4.06. Reports of Foreclosures and Abandonment of Mortgaged Property.

         The Master Servicer or the Subservicers shall file information returns with respect to the receipt of mortgage interests received in a trade or business, the reports of foreclosures and abandonments of any Mortgaged Property and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050H, 6050J and 6050P, respectively, of the Code, and deliver to the Trustee an Officers' Certificate on or before March 31 of each year stating that such reports have been filed. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050H, 6050J and 6050P of the Code.



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         Section 4.07.              Optional Purchase of Defaulted Mortgage
                                    Loans.

         As to any Mortgage Loan which is delinquent in payment by 90 days or more, the Master Servicer may, at its option, purchase such Mortgage Loan from the Trustee at the Purchase Price therefor. If at any time the Master Servicer makes a payment to the Certificate Account covering the amount of the Purchase Price for such a Mortgage Loan, and the Master Servicer provides to the Trustee a certification signed by a Servicing Officer stating that the amount of such payment has been deposited in the Certificate Account, then the Trustee shall execute the assignment of such Mortgage Loan at the request of the Master Servicer without recourse to the Master Servicer which shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan, and all security and documents relative thereto. Such assignment shall be an assignment outright and not for security. The Master Servicer will thereupon own such Mortgage, and all such security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto. Notwithstanding anything to the contrary in this Section 4.07, the Master Servicer shall continue to service any such Mortgage Loan after the date of such purchase in accordance with the terms of this Agreement and, if any Realized Loss with respect to such Mortgage Loan occurs, allocate such Realized Loss to the Class or Classes of Certificates that would have borne such Realized Loss in accordance with the terms hereof as if such Mortgage Loan had not been so purchased. For purposes of this Agreement, a payment of the Purchase Price by the Master Servicer pursuant to this Section 4.07 will be viewed as an advance, and the amount of any Realized Loss shall be recoverable pursuant to the provisions for the recovery of unreimbursed Advances under Section 4.02(a) or, to the extent not recoverable under such provisions, as a Nonrecoverable Advance as set forth herein.

         Section 4.08. Surety Bond. (a) If a Required Surety Payment is payable pursuant to the Surety Bond with respect to any Additional Collateral Loan, the Master Servicer shall so notify the Trustee as soon as reasonably practicable and the Trustee shall promptly complete the notice in the form of Attachment 1 to the Surety Bond and shall promptly submit such notice to the Surety as a claim for a Required Surety. The Master Servicer shall upon request assist the Trustee in completing such notice and shall provide any information requested by the Trustee in connection therewith.

         (b) Upon receipt of a Required Surety Payment from the Surety on behalf of the Holders of Certificates, the Trustee shall deposit such Required Surety Payment in the Certificate Account and shall distribute such Required Surety Payment, or the proceeds thereof, in accordance with the provisions of Section 4.02.


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         (c) The Trustee shall (i) receive as attorney-in-fact of each Holder of a Certificate any Required Surety Payment from the Surety and (ii) disburse the same to the Holders of such Certificates as set forth in Section 4.02.


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                                    ARTICLE V

                                THE CERTIFICATES

         Section 5.01.              The Certificates.

         (a) The Class A, Class M, Class B and Class R Certificates, respectively, shall be substantially in the forms set forth in Exhibits A, B, C and D and shall, on original issue, be executed and delivered by the Trustee to the Certificate Registrar for authentication and delivery to or upon the order of the Company upon receipt by the Trustee or one or more Custodians of the documents specified in Section 2.01. The Certificates, other than the Class R Certificates and Class A-9 Certificates, shall be issuable in minimum dollar denominations of $25,000 (or $250,000 in the case of the Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates) and integral multiples of $1 (in the case of the Class A Certificates, other than the Class A-8 Certificates) and $1,000 (in the case of the Class A-8, Class M and Class B Certificates) in excess thereof, except that one Certificate of each of the Class A-8, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates may be issued in a denomination equal to the denomination set forth as follows for such Class or the sum of such denomination and an integral multiple of $1,000:

                           Class A-8                              $  25,262.27
                           Class M-3                              $ 250,200.00
                           Class B-1                              $ 250,400.00
                           Class B-2                              $ 478,400.00
                           Class B-3                              $ 250,188.35

The Class R Certificates and Class A-9 Certificates shall be issuable in minimum denominations of not less than a 20% Percentage Interest; provided, however, that one Class R Certificate will be issuable to Residential Funding as "tax matters person" pursuant to Section 10.01(c) and (e) in a minimum denomination representing a Percentage Interest of not less than 0.01%. Each Subclass of Class A-9 Certificates shall be issuable as a single certificate as provided in
Section 5.01(c).

         The Certificates shall be executed by manual or facsimile signature on behalf of an authorized officer of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificate or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate upon any


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Certificate  shall be  conclusive  evidence,  and the only  evidence,  that such
Certificate  has  been  duly   authenticated   and  delivered   hereunder.   All
Certificates shall be dated the date of their authentication.

         (b) The Class A Certificates, other than the Class A-8 Certificates and Class A-9 Certificates, shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided below, registration of such Certificates may not be transferred by the Trustee except to another Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. The Class A Certificateholders shall hold their respective Ownership Interests in and to each of the Class A Certificates, other than the Class A-8 Certificates and Class A-9 Certificates, through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to Definitive Certificates in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall transfer the Ownership Interests only in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

         The Trustee, the Master Servicer and the Company may for all purposes (including the making of payments due on the respective Classes of Book-Entry Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the respective Classes of Book-Entry Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the respective Classes of Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of any Class of Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

         If  (i)(A)  the  Company  advises  the  Trustee  in  writing  that  the
Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Company is unable to locate a qualified successor or (ii) the Company at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, the Trustee shall


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notify all Certificate Owners, through the Depository,  of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall issue the
Definitive Certificates. Neither the Company, the Master Servicer nor the Trustee shall be liable for any actions taken by the Depository or its nominee, including, without limitation, any delay in delivery of such instructions and
may  conclusively   rely  on,  and  shall  be  protected  in  relying  on,  such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Company in connection with the issuance of the Definitive Certificates pursuant to this Section 5.01 shall be deemed to be imposed upon and performed by the Trustee, and the Trustee and the Master Servicer shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

         (c) From time to time Residential Funding, as the initial Holder of the Class A-9 Certificates, may exchange such Holder's Class A-9 Certificates for Subclasses of Class A-9 Certificates to be issued under this Agreement by delivering a "Request for Exchange" substantially in the form attached hereto as Exhibit Q executed by an authorized officer, which Subclasses, in the aggregate, will represent the Uncertificated REMIC Regular Interests corresponding to the Class A-9 Certificates so surrendered for exchange. Any Subclass so issued shall bear a numerical designation commencing with Class A-9-1 and continuing sequentially thereafter, and will evidence ownership of the Uncertificated REMIC Regular Interest or Interests specified in writing by such initial Holder to the Trustee. The Trustee may conclusively, without any independent verification, rely on, and shall be protected in relying on, Residential Funding's determinations of the Uncertificated REMIC Regular Interests corresponding to any Subclass, the initial Subclass Notional Amount and the initial Pass-Through Rate on a Subclass as set forth in such Request for Exchange and the Trustee shall have no duty to determine if any Uncertificated REMIC Regular Interest designated on a Request for Exchange corresponds to a Subclass which has previously been issued. Each Subclass so issued shall be substantially in the form set forth in Exhibit A and shall, on original issue, be executed and delivered by the Trustee to the Certificate Registrar for authentication and delivery in accordance with Section 5.01(a). Every Certificate presented or surrendered for exchange by the initial Holder shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer attached to such Certificate and shall be completed to the satisfaction of the Trustee and the Certificate Registrar duly executed by, the initial Holder thereof or his attorney duly authorized in writing. The Certificates of any Subclass of Class


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A-9  Certificates  may be transferred  in whole,  but not in part, in accordance with the provisions of Section 5.02.

         Section 5.02.              Registration of Transfer and Exchange of
                                    Certificates.

         (a) The Trustee shall cause to be kept at one of the offices or agencies to be appointed by the Trustee in accordance with the provisions of
Section 8.12 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is initially appointed Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar, or the Trustee, shall provide the Master Servicer with a certified list of Certificateholders as of each Record Date prior to the related Determination Date.

         (b) Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose pursuant to
Section 8.12 and, in the case of any Class M, Class B or Class R Certificate, upon satisfaction of the conditions set forth below, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like Class (or Subclass) and aggregate Percentage Interest.

         (c) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class (or Subclass) and aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange the Trustee shall execute and the Certificate Registrar shall authenticate and deliver the Certificates of such Class which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

         (d) No transfer, sale, pledge or other disposition of a Class B Certificate shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that a transfer of a Class B Certificate is to be made either (i)(A) the Trustee shall require a written Opinion of Counsel acceptable to and in form and


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substance  satisfactory to the Trustee and the Company that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Company or the Master Servicer and (B) the Trustee shall require the transferee to execute a representation letter, substantially in the form of Exhibit J hereto, and the Trustee shall require the transferor to execute a representation letter, substantially in the form of Exhibit K hereto, each acceptable to and in form and substance satisfactory to the Company and the Trustee certifying to the
Company  and  the   Trustee  the  facts   surrounding   such   transfer,   which
representation letters shall not be an expense of the Trustee, the Company or the Master Servicer or (ii) the prospective transferee of such a Certificate shall be required to provide the Trustee, the Company and the Master Servicer with an investment letter substantially in the form of Exhibit L attached hereto (or such other form as the Company in its sole discretion deems acceptable), which investment letter shall not be an expense of the Trustee, the Company or the Master Servicer, and which investment letter states that, among other things, such transferee (A) is a "qualified institutional buyer" as defined under Rule 144A, acting for its own account or the accounts of other "qualified institutional buyers" as defined under Rule 144A, and (B) is aware that the
proposed   transferor  intends  to  rely  on  the  exemption  from  registration requirements under the Securities Act of 1933, as amended, provided by Rule 144A. The Holder of any such Certificate desiring to effect any such transfer, sale, pledge or other disposition shall, and does hereby agree to, indemnify the Trustee, the Company, the Master Servicer and the Certificate Registrar against any liability that may result if the transfer, sale, pledge or other disposition is not so exempt or is not made in accordance with such federal and state laws.

         (e) In the case of any Class M, Class B or Class R Certificate presented for registration in the name of any Person, either (i) the Trustee shall require an Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer to the effect that the purchase or holding of such Class M, Class B or Class R Certificate is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (or comparable provisions of any subsequent enactments), and will not subject the Trustee, the Company or the Master Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Company or the Master Servicer or
(ii) the prospective transferee shall be required to provide the Trustee, the Company and the Master Servicer with a


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



certification to the effect set forth in paragraph six of Exhibit J-1 (with respect to any Class B Certificate), Exhibit J-2 (with respect to any Class M Certificate) or paragraph fourteen of Exhibit I-1 (with respect to any Class R Certificate), which the Trustee may rely upon without further inquiry or investigation, or such other certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the Person in whose name such registration is requested is not an employee benefit plan or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code, or any Person (including an investment manager, a named fiduciary or a trustee of any such plan) who is using "plan assets" of any such plan to effect such acquisition.

         (f) (i) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

                  (A) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                  (B) In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of any Class R Certificate until its receipt of, (I) an affidavit and agreement (a "Transfer Affidavit and Agreement," in the form attached hereto as Exhibit I-1) from the proposed Transferee, in form and substance satisfactory to the Master Servicer, representing and warranting, among other things, that it is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee, that for so long as it retains its Ownership
         Interest in a Class R Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this
         Section 5.02(f) and agrees to be bound by them, and (II) a certificate, in the form attached hereto as Exhibit I-2, from the Holder wishing to transfer the Class R Certificate, in form and substance satisfactory to the Master Servicer, representing and


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



         warranting, among other things, that no purpose of the proposed Transfer is to impede the assessment or collection of tax.

                  (C) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of the Trustee who is assigned to this Agreement has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected.

                  (D) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Class R Certificate and (y) not to transfer its Ownership Interest unless it provides a certificate to the Trustee in the form attached hereto as Exhibit I-2.

                  (E) Each Person holding or acquiring an Ownership Interest in a Class R Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of Temporary Treasury Regulations Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Class R Certificate, if it is, or is holding an Ownership Interest in a Class R Certificate on behalf of, a "pass-through interest holder."

         (ii) The Trustee will register the Transfer of any Class R Certificate only if it shall have received the Transfer Affidavit and Agreement, a certificate of the Holder requesting such transfer in the form attached hereto as Exhibit I-2 and all of such other documents as shall have been reasonably required by the Trustee as a condition to such registration. Transfers of the Class R Certificates to Non-United States Persons and Disqualified Organizations (as defined in Section 860E(e)(5) of the Code) are prohibited.

         (iii) (A) If any Disqualified Organization shall become a holder of a Class R Certificate, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a Non-United States Person shall become a holder of a Class R Certificate, then the last preceding United States Person shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a transfer of a Class R Certificate is disregarded pursuant to the provisions of Treasury Regulations Section 1.860E-1 or Section 1.860G-3, then the last preceding


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



Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by this Section 5.02(f) or for making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.

                  (B) If any purported Transferee shall become a Holder of a Class R Certificate in violation of the restrictions in this Section 5.02(f) and to the extent that the retroactive restoration of the rights of the Holder of such Class R Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Master Servicer shall have the right, without notice to the holder or any prior holder of such Class R Certificate, to sell such Class R Certificate to a purchaser selected by the Master Servicer on such terms as the Master Servicer may choose. Such purported Transferee shall promptly endorse and deliver each Class R Certificate in accordance with the instructions of the Master Servicer. Such purchaser may be the Master Servicer itself or any Affiliate of the Master Servicer. The proceeds of such sale, net of the commissions (which may include commissions payable to the Master Servicer or its Affiliates), expenses and taxes due, if any, will be remitted by the Master Servicer to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Master Servicer, and the Master Servicer shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

         (iv) The Master Servicer, on behalf of the Trustee, shall make available, upon written request from the Trustee, all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Class R Certificate to any Person who is a Disqualified Organization, including the information regarding "excess inclusions" of such Class R Certificates required to be provided to the Internal Revenue Service and certain Persons as described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5), and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Class R Certificate having as among its record holders at any time any Person who is a Disqualified Organization. Reasonable compensation for providing such information may be required by the Master Servicer from such Person.

         (v) The provisions of this Section 5.02(f) set forth prior to this clause (v) may be modified, added to or eliminated,


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



provided that there shall have been delivered to the Trustee the following:

                  (A) written notification from each Rating Agency to the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings, if any, of any Class of the Class A, Class M, Class B or Class R Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency; and

                  (B) subject to Section 10.01(f), a certificate of the Master Servicer stating that the Master Servicer has received an Opinion of Counsel, in form and substance satisfactory to the Master Servicer, to the effect that such modification, addition to or absence of such provisions will not cause the Trust Fund to cease to qualify as a REMIC and will not cause (x) the Trust Fund to be subject to an entity-level tax caused by the Transfer of any Class R Certificate to a Person that is a Disqualified Organization or (y) a Certificateholder or another Person to be subject to a REMIC-related tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee.

         (g) No service charge shall be made for any transfer or exchange of Certificates of any Class, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         (h) All Certificates surrendered for transfer and exchange shall be destroyed by the Certificate Registrar.

         Section 5.03.              Mutilated, Destroyed, Lost or Stolen
                                    Certificates.

         If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Trustee and the Certificate Registrar receive evidence to their satisfaction of the destruction, loss or theft of any Certificate, and
(ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, Class and Percentage Interest but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed


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



in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any duplicate
Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         Section 5.04.              Persons Deemed Owners.

         Prior to due presentation of a Certificate for registration of transfer, the Company, the Master Servicer, the Trustee, the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.02 and for all other purposes whatsoever, except as and to the extent provided in the definition of "Certificateholder," and neither the Company, the Master Servicer, the Trustee, the Certificate Registrar nor any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar shall be affected by notice to the contrary except as provided in Section 5.02(f).

         Section 5.05.              Appointment of Paying Agent.

         The Trustee may appoint a Paying Agent for the purpose of making distributions to the Certificateholders pursuant to Section 4.02. In the event of any such appointment, on or prior to each Distribution Date the Master Servicer on behalf of the Trustee shall deposit or cause to be deposited with the Paying Agent a sum sufficient to make the payments to the Certificateholders in the amounts and in the manner provided for in Section 4.02, such sum to be held in trust for the benefit of the Certificateholders.

         The Trustee shall cause each Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. Any sums so held by such Paying Agent shall be held only in Eligible Accounts to the extent such sums are not distributed to the Certificateholders on the date of receipt by such Paying Agent.

         Section 5.06.              Optional Purchase of Certificates.

         (a) On any Distribution Date on which the Pool Stated Principal Balance is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans, either the Master Servicer or the Company shall have the right, at its option, to purchase the Certificates in whole, but not in part, at a price


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



equal to the outstanding Certificate Principal Balance of the Certificates plus the sum of Accrued Certificate Interest thereon for the related Interest Accrual Period and any previously unpaid Accrued Certificate Interest.

         (b) The Master Servicer or the Company, as applicable, shall give the Trustee not less than 60 days' prior notice of the Distribution Date on which the Master Servicer or the Company, as applicable, anticipates that it will purchase the Certificates pursuant to Section 5.06(a). Notice of any such purchase, specifying the Distribution Date upon which the Holders may surrender their Certificates to the Trustee for payment in accordance with this Section 5.06, shall be given promptly by the Master Servicer or the Company, as applicable, by letter to Certificateholders (with a copy to the Certificate Registrar and each Rating Agency) mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution, specifying:

                  (i) the Distribution Date upon which purchase of the Certificates is anticipated to be made upon presentation and surrender of such Certificates at the office or agency of the Trustee therein designated,

                  (ii)              the purchase price therefor, if known, and

                  (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

If either the Master Servicer or the Company gives the notice specified above, the Master Servicer or the Company, as applicable, shall deposit in the Certificate Account before the Distribution Date on which the purchase pursuant to Section 5.06(a) is to be made, in immediately available funds, an amount equal to the purchase price for the Certificates computed as provided above.

         (c) Upon presentation and surrender of the Certificates to be purchased pursuant to Section 5.06(a) by the Holders thereof, the Trustee shall distribute to such Holders an amount equal to the outstanding Certificate Principal Balance thereof plus the sum of Accrued Certificate Interest thereon for the related Interest Accrual Period and any previously unpaid Accrued Certificate Interest with respect thereto.

         (d) In the event that any Certificateholders do not surrender their Certificates on or before the Distribution Date on which a purchase pursuant to this Section 5.06 is to be made, the Trustee shall on such date cause all funds in the Certificate Account deposited therein by the Master Servicer or the Company,


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as  applicable,  pursuant  to Section  5.06(b)  to be  withdrawn  therefrom  and
deposited   in  a   separate   escrow   account   for   the   benefit   of  such
Certificateholders, and the Master Servicer or the Company, as applicable, shall give a second written notice to such Certificateholders to surrender their Certificates for payment of the purchase price therefor. If within six months after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee shall take appropriate steps as directed by the Master Servicer or the Company, as applicable, to contact the Holders of such Certificates concerning surrender of their Certificates. The costs and expenses of maintaining the escrow account and of contacting Certificateholders shall be paid out of the assets which remain in the escrow account. If within nine months after the second notice any Certificates shall not have been surrendered for cancellation in accordance with this Section 5.06, the Trustee shall pay to the Master Servicer or the Company, as applicable, all amounts distributable to the Holders thereof and the Master Servicer or the Company, as applicable, shall thereafter hold such amounts until distributed to such Holders. No interest shall accrue or be payable to any Certificateholder on any amount held in the escrow account or by the Master Servicer or the Company, as applicable, as a result of such Certificateholder's failure to surrender its Certificate(s) for payment in accordance with this Section 5.06. Any Certificate that is not surrendered on the Distribution Date on which a purchase pursuant to this
Section 5.06 occurs as provided above will be deemed to have been purchased and the Holder as of such date will have no rights with respect thereto except to receive the purchase price therefor minus any costs and expenses associated with such escrow account and notices allocated thereto. Any Certificates so purchased or deemed to have been purchased on such Distribution Date shall remain outstanding hereunder. The Master Servicer or the Company, as applicable, shall be for all purposes the Holder thereof as of such date.


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                                   ARTICLE VI

                       THE COMPANY AND THE MASTER SERVICER

         Section 6.01.             Respective Liabilities of the Company and the
                                    Master Servicer.

         The Company and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by the Company and the Master Servicer herein. By way of illustration and not limitation, the Company is not liable for the servicing and administration of the Mortgage Loans, nor is it obligated by
Section 7.01 or Section 10.01 to assume any obligations of the Master Servicer or to appoint a designee to assume such obligations, nor is it liable for any other obligation hereunder that it may, but is not obligated to, assume unless it elects to assume such obligation in accordance herewith.

         Section 6.02. Merger or Consolidation of the Company or the Master Servicer; Assignment of Rights and Delegation of Duties by Master Servicer.

         (a) The Company and the Master Servicer will each keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

         (b) Any Person into which the Company or the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Company or the Master Servicer shall be a party, or any Person succeeding to the business of the Company or the Master Servicer, shall be the successor of the Company or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall be qualified to service mortgage loans on behalf of FNMA or FHLMC; and provided further that each Rating Agency's ratings, if any, of the Class A, Class M, Class B or Class R Certificates in effect immediately prior to such merger or consolidation will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from each Rating Agency).

         (c) Notwithstanding anything else in this Section 6.02 and Section 6.04 to the contrary, the Master Servicer may assign its rights and delegate its duties and obligations under this


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Agreement;  provided  that the Person  accepting  such  assignment or delegation shall be a Person which is qualified to service mortgage loans on behalf of FNMA or FHLMC, is reasonably satisfactory to the Trustee and the Company, is willing to service the Mortgage Loans and executes and delivers to the Company and the Trustee an agreement, in form and substance reasonably satisfactory to the Company and the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer under this Agreement; provided further that each Rating Agency's rating of the Classes of Certificates that have been rated in effect immediately prior to such assignment and delegation will not be qualified, reduced or withdrawn as a result of such assignment and delegation (as evidenced by a letter to such effect from each Rating Agency). In the case of any such assignment and delegation, the Master Servicer shall be released from its obligations under this Agreement, except that the Master Servicer shall remain liable for all liabilities and obligations incurred by it as Master Servicer hereunder prior to the satisfaction of the conditions to such assignment and delegation set forth in the next preceding sentence.

         Section 6.03. Limitation on Liability of the Company, the Master Servicer and Others.

         Neither the Company, the Master Servicer nor any of the directors, officers, employees or agents of the Company or the Master Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Company, the Master Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Company, the Master Servicer and any director, officer, employee or agent of the Company or the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Company, the Master Servicer and any director, officer, employee or agent of the Company or the Master Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in


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the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.

         Neither the Company nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Company or the Master Servicer may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Company and the Master Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the Custodial Account as provided by Section 3.10 and, on the Distribution Date(s) following such reimbursement, the aggregate of such expenses and costs shall be allocated in reduction of the Accrued Certificate Interest on each Class entitled thereto in the same manner as if such expenses and costs constituted a Prepayment Interest Shortfall.

         Section 6.04.              Company and Master Servicer Not to Resign.

         Subject to the provisions of Section 6.02, neither the Company nor the Master Servicer shall resign from its respective obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Company or the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation by the Master Servicer shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities and obligations in accordance with Section 7.02.


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                                   ARTICLE VII

                                     DEFAULT

         Section 7.01.              Events of Default.

         Event of Default, wherever used herein, means any one of the following events (whatever reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (i) the Master Servicer shall fail to distribute or cause to be distributed to the Holders of Certificates of any Class any distribution required to be made under the terms of the Certificates of such Class and this Agreement and, in either case, such failure shall continue unremedied for a period of 5 days after the date upon which written notice of such failure, requiring such failure to be remedied, shall have been given to the Master Servicer by the Trustee or the Company or to the Master Servicer, the Company and the Trustee by the Holders of Certificates of such Class evidencing Percentage Interests aggregating not less than 25%; or

                  (ii) the Master Servicer shall fail to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in the Certificates of any Class or in this Agreement and such failure shall continue unremedied for a period of 30 days (except that such number of days shall be 15 in the case of a failure to pay the premium for any Required Insurance Policy) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or the Company, or to the Master Servicer, the Company and the Trustee by the Holders of Certificates of any Class evidencing, in the case of any such Class, Percentage Interests aggregating not less than 25%; or

                  (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or appointing a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or



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                  (iv) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of, or relating to, the Master Servicer or of, or relating to, all or substantially all of the property of the Master Servicer; or

                  (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                  (vi) the Master Servicer shall notify the Trustee  pursuant to
         Section 4.04(b) that it is unable to deposit in the Certificate Account an amount equal to the Advance.

         If an Event of Default described in clauses (i)-(v) of this Section shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, either the Company or the Trustee may, and at the direction of Holders of Certificates entitled to at least 51% of the Voting Rights, the Trustee shall, by notice in writing to the Master Servicer (and to the Company if given by the Trustee or to the Trustee if given by the Company), terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. If an Event of Default described in clause (vi) hereof shall occur, the Trustee shall, by notice to the Master Servicer and the Company, immediately terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder as provided in Section 4.04(b). On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder thereof) or the Mortgage Loans or otherwise, shall subject to Section 7.02 pass to and be vested in the Trustee or the Trustee's designee appointed pursuant to Section 7.02; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee or its designee


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for administration by it of all cash amounts which shall at the time be credited to the Custodial Account or the Certificate Account or thereafter be received with respect to the Mortgage Loans. No such termination shall release the Master Servicer for any liability that it would otherwise have hereunder for any act or omission prior to the effective time of such termination.

         Notwithstanding any termination of the activities of Residential Funding in its capacity as Master Servicer hereunder, Residential Funding shall be entitled to receive, out of any late collection of a Monthly Payment on a Mortgage Loan which was due prior to the notice terminating Residential Funding's rights and obligations as Master Servicer hereunder and received after such notice, that portion to which Residential Funding would have been entitled pursuant to Sections 3.10(a)(ii), (vi) and (vii) as well as its Servicing Fee in respect thereof, and any other amounts payable to Residential Funding hereunder the entitlement to which arose prior to the termination of its activities hereunder. Upon the termination of Residential Funding as Master Servicer hereunder the Company shall deliver to the Trustee a copy of the Program Guide.

         Section 7.02.              Trustee or Company to Act; Appointment of
                                    Successor.

         On and after the time the Master Servicer receives a notice of termination pursuant to Section 7.01 or resigns in accordance with Section 6.04, the Trustee or, upon notice to the Company and with the Company's consent (which shall not be unreasonably withheld) a designee (which meets the standards set forth below) of the Trustee, shall be the successor in all respects to the Master Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer (except for the responsibilities, duties and liabilities contained in Sections 2.02 and 2.03(a), excluding the duty to notify related Subservicers or Sellers as set forth in such Sections, and its obligations to deposit amounts in respect of losses incurred prior to such notice or termination on the investment of funds in the Custodial Account or the Certificate Account pursuant to Sections 3.07(c) and 4.01(b) by the terms and provisions hereof); provided, however, that any failure to perform such duties or responsibilities caused by the preceding Master Servicer's failure to provide information required by
Section 4.04 shall not be considered a default by the Trustee hereunder. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans which the Master Servicer would have been entitled to charge to the Custodial Account or the Certificate Account if the Master Servicer had continued to act hereunder and, in addition, shall be entitled to the income from any Permitted Investments made with amounts attributable to the Mortgage Loans held in the Custodial Account or the Certificate


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Account.  If the  Trustee  has become the  successor  to the Master  Servicer in accordance with Section 6.04 or Section 7.01, then notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, which is also a FNMA- or FHLMC-approved mortgage servicing institution, having a net worth of not less than $10,000,000 as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Pending appointment of a successor to the Master Servicer hereunder, the Trustee shall become successor to the Master Servicer and shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the initial Master Servicer hereunder. The Company, the Trustee, the Custodian and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Servicing Fee for any successor Master Servicer appointed pursuant to this
Section 7.02 will be lowered with respect to those Mortgage Loans, if any, where the Subservicing Fee accrues at a rate of less than 0.20% per annum in the event that the successor Master Servicer is not servicing such Mortgage Loans directly and it is necessary to raise the related Subservicing Fee to a rate of 0.20% per annum in order to hire a Subservicer with respect to such Mortgage Loans.

         Section 7.03.              Notification to Certificateholders.

         (a) Upon any such termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register.

         (b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Holders of Certificates notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

         Section 7.04.              Waiver of Events of Default.

         The Holders representing at least 66% of the Voting Rights affected by a default or Event of Default hereunder may waive such default or Event of Default; provided, however, that (a) a default or Event of Default under clause
(i) of Section 7.01 may be waived only by all of the Holders of Certificates affected by such default or Event of Default and (b) no waiver pursuant to this
Section 7.04 shall affect the Holders of Certificates in the


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



manner set forth in Section 11.01(b)(i), (ii) or (iii). Upon any such waiver of a default or Event of Default by the Holders representing the requisite percentage of Voting Rights affected by such default or Event of Default, such default or Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon except to the extent expressly so waived.


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                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

         Section 8.01.              Duties of Trustee.

         (a) The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

         (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. The Trustee shall notify the Certificateholders of any such documents which do not materially conform to the requirements of this Agreement in the event that the Trustee, after so requesting, does not receive satisfactorily corrected documents.

         The Trustee shall forward or cause to be forwarded in a timely fashion the notices, reports and statements required to be forwarded by the Trustee pursuant to Sections 4.03, 4.06, 7.03 and 10.01. The Trustee shall furnish in a timely fashion to the Master Servicer such information as the Master Servicer may reasonably request from time to time for the Master Servicer to fulfill its duties as set forth in this Agreement. The Trustee covenants and agrees that it shall perform its obligations hereunder in a manner so as to maintain the status of the Trust Fund as a REMIC under the REMIC Provisions and (subject to Section 10.01(f)) to prevent the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on the Trust Fund to the extent that maintaining such status and avoiding such taxes are reasonably within the control of the Trustee and are reasonably within the scope of its duties under this Agreement.

         (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

                  (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and


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



         obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee by the Company or the Master Servicer and which on their face, do not contradict the requirements of this Agreement;

                  (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                  (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Certificateholders of any Class holding Certificates which evidence, as to such Class, Percentage Interests aggregating not less than 25% as to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

                  (iv) The Trustee shall not be charged with knowledge of any default (other than a default in payment to the Trustee) specified in clauses (i) and (ii) of Section 7.01 or an Event of Default under clauses (iii), (iv) and (v) of Section 7.01 unless a Responsible Officer of the Trustee assigned to and working in the Corporate Trust Office obtains actual knowledge of such failure or event or the Trustee receives written notice of such failure or event at its Corporate Trust Office from the Master Servicer, the Company or any Certificateholder; and

                  (v) Except to the extent provided in Section 7.02, no provision in this Agreement shall require the Trustee to expend or risk its own funds (including, without limitation, the making of any Advance) or otherwise incur any personal financial liability in the performance of any of its duties as Trustee hereunder, or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds for believing that repayment of funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (d) The Trustee shall timely pay, from its own funds, the amount of any and all federal, state and local taxes imposed on


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the Trust Fund or its assets or transactions including,  without limitation, (A)
"prohibited transaction" penalty taxes as defined in Section 860F of the Code, if, when and as the same shall be due and payable, (B) any tax on contributions to a REMIC after the Closing Date imposed by Section 860G(d) of the Code and (C) any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, but only if such taxes arise out of a breach by the Trustee of its obligations hereunder, which breach constitutes negligence or willful misconduct of the Trustee.

         Section 8.02.              Certain Matters Affecting the Trustee.

         (a)      Except as otherwise provided in Section 8.01:

                  (i) The Trustee may rely and shall be  protected  in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

                  (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs;

                  (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;



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                  (v) Prior to the  occurrence of an Event of Default  hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts
         or  matters   stated  in  any   resolution,   certificate,   statement,
         instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests, aggregating not less than 50%; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Master Servicer, if an Event of Default shall have occurred and is continuing, and otherwise by the Certificateholder requesting the investigation;

                  (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; and

                  (vii) To the extent authorized under the Code and the regulations promulgated thereunder, each Holder of a Class R Certificate hereby irrevocably appoints and authorizes the Trustee to be its attorney-in-fact for purposes of signing any Tax Returns required to be filed on behalf of the Trust Fund. The Trustee shall sign on behalf of the Trust Fund and deliver to the Master Servicer in a timely manner any Tax Returns prepared by or on behalf of the Master Servicer that the Trustee is required to sign as determined by the Master Servicer pursuant to applicable federal, state or local tax laws, provided that the Master Servicer shall indemnify the Trustee for signing any such Tax Returns that contain errors or omissions.

         (b) Following the issuance of the Certificates, the Trustee shall not accept any contribution of assets to the Trust Fund unless (subject to Section 10.01(f)) it shall have obtained or been furnished with an Opinion of Counsel to the effect that such contribution will not (i) cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding or (ii) cause the Trust Fund to be subject to any federal tax as a result of such contribution (including the imposition of any federal tax on "prohibited transactions" imposed under Section 860F(a) of the Code).



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         Section 8.03.              Trustee Not Liable for Certificates or
                                    Mortgage Loans.

         The recitals contained herein and in the Certificates (other than the execution of the Certificates and relating to the acceptance and receipt of the Mortgage Loans) shall be taken as the statements of the Company or the Master Servicer as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (except that the Certificates shall be duly and validly executed and authenticated by it as Certificate Registrar) or of any Mortgage Loan or related document. Except as otherwise provided herein, the Trustee shall not be accountable for the use or application by the Company or the Master Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Company or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Custodial Account or the Certificate Account by the Company or the Master Servicer.

         Section 8.04.              Trustee May Own Certificates.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

         Section 8.05. Master Servicer to Pay Trustee's Fees and Expenses; Indemnification.

         (a) The Master Servicer covenants and agrees to pay to the Trustee and any co-trustee from time to time, and the Trustee and any co-trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by each of them in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee and any co-trustee, and the Master Servicer will pay or reimburse the Trustee and any co-trustee upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustee or any co-trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ, and the expenses incurred by the Trustee or any co-trustee in connection with the appointment of an office or agency pursuant to Section 8.12) except any such expense, disbursement or advance as may arise from its negligence or bad faith.

         (b) The Master Servicer agrees to indemnify the Trustee for, and to hold the Trustee harmless against, any loss, liability or expense incurred without negligence or willful


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misconduct on its part,  arising out of, or in connection  with,  the acceptance and administration of the Trust Fund, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under this Agreement and the Custodial Agreement, provided that:

                  (i) with respect to any such claim, the Trustee shall have given the Master Servicer written notice thereof promptly after the Trustee shall have actual knowledge thereof;

                  (ii) while maintaining control over its own defense, the Trustee shall cooperate and consult fully with the Master Servicer in preparing such defense; and

                  (iii) notwithstanding anything in this Agreement to the contrary, the Master Servicer shall not be liable for settlement of any claim by the Trustee entered into without the prior consent of the Master Servicer which consent shall not be unreasonably withheld.

No termination of this Agreement  shall affect the  obligations  created by this
Section 8.05(b) of the Master Servicer to indemnify the Trustee under the conditions and to the extent set forth herein.

         Notwithstanding the foregoing, the indemnification provided by the Master Servicer in this Section 8.05(b) shall not pertain to any loss, liability or expense of the Trustee, including the costs and expenses of defending itself against any claim, incurred in connection with any actions taken by the Trustee at the direction of the Certificateholders pursuant to the terms of this Agreement.

         Section 8.06.              Eligibility Requirements for Trustee.

         The Trustee hereunder shall at all times be a corporation or a national banking association having its principal office in a state and city acceptable to the Company and organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall


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resign immediately in the manner and with the effect specified in
Section 8.07.

         Section 8.07.              Resignation and Removal of the Trustee.

         (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

         (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Company, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee. In addition, in the event that the Company determines that the Trustee has failed (i) to distribute or cause to be distributed to the Certificateholders any amount required to be distributed hereunder, if such amount is held by the Trustee or its Paying Agent (other than the Master Servicer or the Company) for distribution or (ii) to otherwise observe or perform in any material respect any of its covenants, agreements or obligations hereunder, and such failure shall continue unremedied for a period of 5 days (in respect of clause (i) above) or 30 days (in respect of clause (ii) above) after the date on which written notice of such failure, requiring that the same be remedied, shall have been given to the Trustee by the Company, then the Company may remove the Trustee and appoint a successor trustee by written instrument delivered as provided in the preceding sentence. In connection with the appointment of a successor trustee pursuant to the preceding sentence, the Company shall, on or before the date on which any such appointment becomes effective, obtain from each Rating Agency written confirmation that the appointment of any such successor trustee will not result in the reduction of the ratings on any class of the Certificates below the lesser of the then current or original ratings on such Certificates.

         (c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint


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a successor trustee by written instrument or instruments, in triplicate,  signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Company, one complete set to the Trustee so removed and one complete set to the successor so appointed.

         (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in
Section 8.08.

         Section 8.08.              Successor Trustee.

         (a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held by a Custodian, which shall become the agent of any successor trustee hereunder), and the Company, the Master Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

         (b) No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

         (c) Upon acceptance of appointment by a successor trustee as provided in this Section, the Company shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Company fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

         Section 8.09.              Merger or Consolidation of Trustee.

         Any corporation or national banking association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or national banking association


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



resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or national banking association succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or national banking association shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee shall mail notice of any such merger or consolidation to the Certificateholders at their address as shown in the Certificate Register.

         Section 8.10.              Appointment of Co-Trustee or Separate
                                    Trustee.

         (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

         (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee, and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.


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         (c) Any notice,  request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

         (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         Section 8.11.              Appointment of Custodians.

         The Trustee may, with the consent of the Master Servicer and the Company, appoint one or more Custodians who are not Affiliates of the Company, the Master Servicer or any Seller to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a Custodial Agreement. Subject to
Article VIII, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $15,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File. Each
Custodial Agreement may be amended only as provided in Section 11.01. The Trustee shall notify the Certificateholders of the appointment of any Custodian (other than the Custodian appointed as of the Closing Date) pursuant to this
Section 8.11.

         Section 8.12.              Appointment of Office or Agency.

         The Trustee will maintain an office or agency in the City of New York where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates its offices located at Four Albany Street, New York, New York, 10006, for the purpose of keeping the Certificate Register. The Trustee will maintain an office at the address stated in Section 11.05(c) hereof where notices and demands to or upon the Trustee in respect of this Agreement may be served.


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



                                   ARTICLE IX

                                   TERMINATION

         Section 9.01. Termination Upon Purchase by the Master Servicer or the Company or Liquidation of All
                                    Mortgage Loans.

         (a) Subject to Section 9.02, the respective obligations and responsibilities of the Company, the Master Servicer and the Trustee created hereby in respect of the Certificates (other than the obligation of the Trustee to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Company to send certain notices as hereinafter set forth) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article IX following the earlier of:

                  (i) the later of the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, or

                  (ii) the purchase by the Master Servicer or the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to 100% of the unpaid principal balance of each Mortgage Loan or, if less than such unpaid principal balance, the fair market value of the related underlying property of such Mortgage Loan with respect to Mortgage Loans as to which title has been acquired if such fair market value is less than such unpaid principal balance (net of any unreimbursed Advances attributable to principal) on the day of repurchase plus accrued interest thereon at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of any Modified Mortgage Loan) to, but not including, the first day of the month in which such repurchase price is distributed, provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof and provided further that the purchase price set forth above shall be increased as is necessary, as determined by the Master Servicer, to avoid disqualification of the Trust Fund as a REMIC.

         The right of the Master Servicer or the Company to purchase all the assets of the Trust Fund pursuant to clause (ii) above is conditioned upon the Pool Stated Principal Balance as of the Final Distribution Date being less than ten percent of the Cutoff Date Principal Balance of the Mortgage Loans. If such right


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



is exercised by the Master Servicer, the Master Servicer shall be deemed to have been reimbursed for the full amount of any unreimbursed Advances theretofore made by it with respect to the Mortgage Loans. In addition, the Master Servicer or the Company, as applicable, shall provide to the Trustee the certification required by Section 3.15 and the Trustee and any Custodian shall, promptly following payment of the purchase price, release to the Master Servicer or the Company, as applicable, the Mortgage Files pertaining to the Mortgage Loans being purchased.

         (b) The Master Servicer or, in the case of a final distribution as a result of the exercise by the Company of its right to purchase the assets of the Trust Fund, the Company shall give the Trustee not less than 60 days' prior notice of the Distribution Date on which the Master Servicer or the Company, as applicable, anticipates that the final distribution will be made to Certificateholders (whether as a result of the exercise by the Master Servicer or the Company of its right to purchase the assets of the Trust Fund or otherwise). Notice of any termination, specifying the anticipated Final Distribution Date (which shall be a date that would otherwise be a Distribution
Date) upon which the Certificateholders may surrender their Certificates to the Trustee (if so required by the terms hereof) for payment of the final distribution and cancellation, shall be given promptly by the Master Servicer or the Company, as applicable (if it is exercising its right to purchase the assets of the Trust Fund), or by the Trustee (in any other case) by letter to the Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying:

                  (i) the anticipated Final Distribution Date upon which final payment of the Certificates is anticipated to be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated,

                  (ii) the amount of any such final payment, if known, and

                  (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, and in the case of the Class A, Class M and Class R Certificates, that payment will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

If the Master Servicer or the Company, as applicable, is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Master Servicer or the Company, the Master Servicer or the Company, as applicable, shall deposit in the Certificate Account before the Final Distribution Date in


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



immediately available funds an amount equal to the purchase price for the assets of the Trust Fund computed as above provided.

         (c) In the case of the Class A, Class M, Class B and the Class R Certificates, upon presentation and surrender of the Certificates by the Certificateholders thereof, the Trustee shall distribute to the Certificateholders (i) the amount otherwise distributable on such Distribution Date, if not in connection with the Master Servicer's or the Company's election to repurchase, or (ii) if the Master Servicer or the Company elected to so repurchase, an amount determined as follows: (A) with respect to each Certificate the outstanding Certificate Principal Balance thereof, plus Accrued Certificate Interest for the related Interest Accrual Period thereon and any previously unpaid Accrued Certificate Interest, subject to the priority set forth in Section 4.02(a), and (B) with respect to the Class R Certificates, any excess of the amounts available for distribution (including the repurchase price specified in clause (ii) of subsection (a) of this Section) over the total amount distributed under the immediately preceding clause (A).

         (d) In the event that any Certificateholders shall not surrender their Certificates for final payment and cancellation on or before the Final Distribution Date (if so required by the terms hereof), the Trustee shall on such date cause all funds in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer or the Company, as applicable (if it exercised its right to purchase the assets of the Trust Fund), or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee shall take appropriate steps as directed by the Master Servicer or the Company, as applicable, to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the escrow account and of contacting Certificateholders shall be paid out of the assets which remain in the escrow account. If within nine months after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee shall pay to the Master Servicer or the Company, as applicable, all amounts distributable to the holders thereof and the Master Servicer or the Company, as applicable, shall thereafter hold such amounts until distributed to such holders. No interest shall accrue or be payable to any Certificateholder on any amount held in the escrow account or by the Master Servicer or the Company, as applicable, as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.01.


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         Section 9.02.              Additional Termination Requirements.

         (a) The Trust Fund shall be terminated in accordance with the following additional requirements, unless (subject to Section 10.01(f)) the Trustee and the Master Servicer have received an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee) to the effect that the failure of the Trust Fund to comply with the requirements of this Section 9.02 will not
(i) result in the imposition on the Trust of taxes on "prohibited transactions," as described in Section 860F of the Code, or (ii) cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding:

                  (i) The Master Servicer shall establish a 90-day liquidation period for the Trust Fund, as the case may be, and specify the first day of such period in a statement attached to the Trust Fund's final Tax Return pursuant to Treasury regulations Section 1.860F-1. The Master Servicer also shall satisfy all of the requirements of a qualified liquidation for the Trust Fund, as the case may be, under
         Section 860F of the Code and regulations thereunder;

                  (ii) The Master Servicer shall notify the Trustee at the commencement of such 90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell or otherwise dispose of all of the remaining assets of the Trust Fund in accordance with the terms hereof; and

                  (iii) If the Master Servicer or the Company is exercising its right to purchase the assets of the Trust Fund, the Master Servicer shall, during the 90-day liquidation period and at or prior to the Final Distribution Date, purchase all of the assets of the Trust Fund for cash; provided, however, that in the event that a calendar quarter ends after the commencement of the 90-day liquidation period but prior to the Final Distribution Date, the Master Servicer or the Company shall not purchase any of the assets of the Trust Fund prior to the close of that calendar quarter.

         (b) Each Holder of a Certificate and the Trustee hereby irrevocably approves and appoints the Master Servicer as its attorney-in-fact to adopt a plan of complete liquidation for the Trust Fund at the expense of the Trust Fund in accordance with the terms and conditions of this Agreement.


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                                    ARTICLE X

                                REMIC PROVISIONS

         Section 10.01.             REMIC Administration.

                  (a) The REMIC Administrator shall make an election to treat the Trust Fund as a REMIC under the Code and, if necessary, under applicable state law. Such election will be made on Form 1066 or other appropriate federal tax or information return (including Form 8811) or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For the purposes of the REMIC election in respect of the Trust Fund, each of the Class A (other than the Class A-9 Certificates), Class M and Class B Certificates and the Uncertificated REMIC Regular Interests shall be designated as the "regular interests" and the Class R Certificates shall be designated as the sole class of "residual interests" in the REMIC. The REMIC Administrator and the Trustee shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in the REMIC other than the Certificates and the Uncertificated REMIC Regular Interests.

                  (b) The Closing Date is hereby designated as the "startup day" of the Trust Fund within the meaning of Section 860G(a)(9) of the Code.

                  (c) The REMIC Administrator shall hold a Class R Certificate representing a 0.01% Percentage Interest of all Class R Certificates and shall be designated as "the tax matters person" with respect to the REMIC in the manner provided under Treasury regulations section 1.860F-4(d) and temporary Treasury regulations section 301.6231(a)(7)-1T. Residential Funding, as tax matters person, shall (i) act on behalf of the REMIC in relation to any tax matter or controversy involving the Trust Fund and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The legal expenses, including without limitation attorneys' or accountants' fees, and costs of any such proceeding and any liability resulting therefrom shall be expenses of the Trust Fund and the REMIC Administrator shall be entitled to reimbursement therefor out of amounts attributable to the Mortgage Loans on deposit in the Custodial Account as provided by Section 3.10 unless such legal expenses and costs are incurred by reason of the REMIC Administrator's willful misfeasance, bad faith or gross negligence. If the REMIC Administrator is no longer the Master Servicer hereunder, at its option the REMIC Administrator may continue its duties as REMIC Administrator and shall be paid reasonable compensation not to exceed $3,000 per year by any successor Master Servicer hereunder for so acting as the REMIC Administrator.



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                  (d) The  REMIC  Administrator  shall  prepare  or  cause to be prepared all of the Tax Returns that it determines are required with respect to the REMIC created hereunder and deliver such Tax Returns in a timely manner to the Trustee and the Trustee shall sign and file such Tax Returns in a timely manner. The expenses of preparing such returns shall be borne by the REMIC
Administrator   without  any  right  of   reimbursement   therefor.   The  REMIC
Administrator agrees to indemnify and hold harmless the Trustee with respect to any tax or liability arising from the Trustee's signing of Tax Returns that contain errors or omissions. The Trustee and Master Servicer shall promptly provide the REMIC Administrator with such information as the REMIC Administrator
may  from  time  to  time   request  for  the  purpose  of  enabling  the  REMIC
Administrator to prepare Tax Returns.

                  (e) The REMIC Administrator shall provide (i) to any Transferor of a Class R Certificate such information as is necessary for the application of any tax relating to the transfer of a Class R Certificate to any Person who is not a Permitted Transferee, (ii) to the Trustee and the Trustee shall forward to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each of the REMIC.

                  (f) The Master Servicer and the REMIC Administrator shall take such actions and shall cause the REMIC created hereunder to take such actions as are reasonably within the Master Servicer's or the REMIC Administrator's control and the scope of its duties more specifically set forth herein as shall be necessary or desirable to maintain the status thereof as a REMIC under the REMIC Provisions (and the Trustee shall assist the Master Servicer and the REMIC Administrator, to the extent reasonably requested by the Master Servicer and the REMIC Administrator to do so). The Master Servicer and the REMIC Administrator shall not knowingly or intentionally take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action reasonably within their respective control that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, in the absence of an Opinion of Counsel or the indemnification referred to in this sentence, an "Adverse REMIC Event") unless the Master Servicer or the REMIC Administrator, as applicable, has received an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and the


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Master  Servicer or the REMIC  Administrator,  as  applicable,  determines  that taking such action is in the best interest of the Trust Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of the Master Servicer, the REMIC Administrator or the Trustee) to the effect that the contemplated action will not, with respect to the REMIC created hereunder, endanger such status or, unless the Master Servicer, the REMIC Administrator or both, as applicable, determine in its or their sole discretion to indemnify the Trust Fund against the imposition of such a tax, result in the imposition of such a tax. Wherever in this Agreement a contemplated action may not be taken because the timing of such action might result in the imposition of a tax on the Trust Fund, or may only be taken pursuant to an Opinion of Counsel that such action would not impose a tax on the Trust Fund, such action may nonetheless be taken provided that the indemnity given in the preceding sentence with respect to any taxes that might be imposed on the Trust Fund has been given and that all other preconditions to the taking of such action have been satisfied. The Trustee shall not take or fail to take any action (whether or not
authorized   hereunder)   as  to  which  the  Master   Servicer   or  the  REMIC
Administrator, as applicable, has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to the REMIC or its assets, or causing the REMIC to take any action, which is not expressly permitted under the terms of this Agreement, the Trustee will consult with the Master Servicer or the REMIC Administrator, as applicable, or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to the REMIC, and the Trustee shall not take any such action or cause the REMIC to take any such action as to which the Master Servicer or the REMIC Administrator, as applicable, has advised it in writing that an Adverse REMIC Event could occur. The Master Servicer or the REMIC Administrator, as applicable, may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the expense of the Master Servicer or the REMIC Administrator. At all times as may be required by the Code, the Master Servicer will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of the REMIC as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in
Section 860G(a)(5) of the Code.

                  (g) In the event that any tax is imposed on "prohibited transactions" of the REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on "net income from foreclosure property" of the REMIC as defined in
Section 860G(c) of the Code, on any contributions to the REMIC after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any


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



other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under this Agreement or the Master Servicer has in its sole discretion determined to indemnify the Trust Fund against such tax, (ii) to the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article X, or (iii) otherwise against amounts on deposit in the Custodial Account as provided by Section 3.10 and on the Distribution Date(s) following such reimbursement the aggregate of such taxes shall be allocated in reduction of the Accrued Certificate Interest on each Class entitled thereto in the same manner as if such taxes constituted a Prepayment Interest Shortfall.

                  (h) The Trustee and the Master Servicer shall, for federal income tax purposes, maintain books and records with respect to the REMIC on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

                  (i) Following the Startup Day, neither the Master Servicer nor the Trustee shall accept any contributions of assets to the REMIC unless (subject to Section 10.01(f)) the Master Servicer and the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in the REMIC will not cause the REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject the REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

                  (j) Neither the Master Servicer nor the Trustee shall (subject to Section 10.01(f)) enter into any arrangement by which the REMIC will receive a fee or other compensation for services nor permit the REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

                  (k) Solely for the purposes of Section 1.860G- 1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" by which the Certificate Principal Balance of each Class of Certificates (other than the Class A-9 Certificates) representing a regular interest in the REMIC would be reduced to zero is July 25, 2027, which is the Distribution Date immediately following the latest scheduled maturity of any Mortgage Loan. The latest possible Maturity Date for each Uncertificated REMIC Regular Interest is July 25, 2027, which is the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan.

                  (l) Within 30 days after the Closing Date, the REMIC Administrator shall prepare and file with the Internal Revenue


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Service Form 8811, "Information Return for Real Estate Mortgage
Investment Conduits (REMIC) and Issuers of Collateralized Debt
Obligations" for the REMIC.

                  (m) Neither the Trustee nor the Master Servicer shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the default, imminent default or foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of the REMIC, (iii) the termination of the REMIC pursuant to Article IX of this Agreement or (iv) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement) nor acquire any assets for the REMIC, nor sell or dispose of any investments in the Custodial Account or the Certificate Account for gain nor accept any contributions to the REMIC after the Closing Date unless it has received an Opinion of Counsel that such sale, disposition, substitution or acquisition will not (a) affect adversely the status of the REMIC as a REMIC or (b) unless the Master Servicer has determined in its sole discretion to indemnify the Trust Fund against such tax, cause the REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

         Section 10.02. Master Servicer, REMIC Administrator and Trustee Indemnification.

                  (a) The Trustee agrees to indemnify the Trust Fund, the Company, the REMIC Administrator and the Master Servicer for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Company or the Master Servicer, as a result of a breach of the Trustee's covenants set forth in Article VIII or this Article X.

                  (b) The REMIC Administrator agrees to indemnify the Trust Fund, the Company, the Master Servicer and the Trustee for any taxes and costs (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust Fund, the Company, the Master Servicer or the Trustee, as a result of a breach of the REMIC Administrator's covenants set forth in this
Article X and with respect to compliance with the REMIC Provisions, including without limitation, any penalties arising from the Trustee's execution of Tax Returns prepared by the REMIC Administrator that contain errors or omissions; provided, however, that such liability will not be imposed to the extent such breach is a result of an error or omission in information provided to the REMIC Administrator by the Master Servicer in which case Section 10.02(c) will apply.

                  (c) The Master Servicer agrees to indemnify the Trust Fund, the Company, the REMIC Administrator and the Trustee for any taxes and costs (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust


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



Fund, the Company, the REMIC Administrator or the Trustee, as a result of a breach of the Master Servicer's covenants set forth in this Article X or in
Article III with respect to compliance with the REMIC Provisions, including without limitation, any penalties arising from the Trustee's execution of Tax Returns prepared by the Master Servicer that contain errors or omissions.


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



                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

         Section 11.01.             Amendment.

         (a) This Agreement or any Custodial Agreement may be amended from time to time by the Company, the Master Servicer and the Trustee, without the consent of any of the Certificateholders:

                  (i)               to cure any ambiguity,

                  (ii) to correct or supplement any provisions herein or therein, which may be inconsistent with any other provisions herein or therein or to correct any error,

                  (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary or desirable to maintain the qualification of the Trust Fund as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund, provided that the Trustee has received an Opinion of Counsel to the effect that (A) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (B) such action will not adversely affect in any material respect the interests of any Certificateholder,

                  (iv) to change the timing and/or nature of deposits into the Custodial Account or the Certificate Account or to change the name in which the Custodial Account is maintained, provided that (A) the Certificate Account Deposit Date shall in no event be later than the related Distribution Date, (B) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (C) such change shall not result in a reduction of the rating assigned to any Class of Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date, as evidenced by a letter from each Rating Agency to such effect,

                  (v) to modify, eliminate or add to the provisions of Section 5.02(f) or any other provision hereof restricting transfer of the Class R Certificates, by virtue of their being the "residual interests" in the REMIC, respectively, provided that (A) such change shall not result in reduction of the rating assigned to any such Class of Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date, as


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



         evidenced by a letter from each Rating Agency to such effect, and (B) such change shall not (subject to Section 10.01(f)), as evidenced by an Opinion of Counsel (at the expense of the party seeking so to modify, eliminate or add such provisions), cause the Trust Fund or any of the Certificateholders (other than the transferor) to be subject to a federal tax caused by a transfer to a Person that is not a Permitted Transferee, or

                  (vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

         (b) This Agreement or any Custodial Agreement may also be amended from time to time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

                  (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate,

                  (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding.

         (c) Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel (subject to Section 10.01(f) and at the expense of the party seeking such amendment) to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Company or the Trustee in accordance with such amendment will not result in the imposition of a federal tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding.

         (d) Promptly after the execution of any such amendment the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder. It shall not be


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



necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

         (e) The Company shall have the option, in its sole discretion, to obtain and deliver to the Trustee any corporate guaranty, payment obligation, irrevocable letter of credit, surety bond, insurance policy or similar instrument or a reserve fund, or any combination of the foregoing, for the purpose of protecting the Holders of the Class B Certificates against any or all Realized Losses or other shortfalls. Any such instrument or fund shall be held by the Trustee for the benefit of the Class B Certificateholders, but shall not be and shall not be deemed to be under any circumstances included in the Trust Fund. To the extent that any such instrument or fund constitutes a reserve fund for federal income tax purposes, (i) any reserve fund so established shall be an outside reserve fund and not an asset of the Trust Fund, (ii) any such reserve fund shall be owned by the Company, and (iii) amounts transferred by the Trust Fund to any such reserve fund shall be treated as amounts distributed by the Trust Fund to the Company or any successor, all within the meaning of Treasury Regulations Section 1.860G-2(h) as it reads as of the Cut-off Date. In connection with the provision of any such instrument or fund, this Agreement and any provision hereof may be modified, added to, deleted or otherwise amended in any manner that is related or incidental to such instrument or fund or the establishment or administration thereof, such amendment to be made by written instrument executed or consented to by the Company but without the consent of any Certificateholder and without the consent of the Master Servicer or the Trustee being required unless any such amendment would impose any additional obligation on, or otherwise adversely affect the interests of the Class A Certificateholders, the Class R Certificateholders, the Class M Certificateholders, the Master Servicer or the Trustee, as applicable; provided that the Company obtains (subject to Section 10.01(f)) an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that any such amendment will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code and (b) the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding. In the event that the Company elects to provide such coverage in the form of a limited guaranty provided by General Motors Acceptance Corporation, the Company may elect that the text of such amendment to this Agreement shall be substantially in the form attached hereto as Exhibit M (in which case Residential Funding's Subordinate Certificate Loss Obligation as described in such


NY1-220216.6
                                       147
exhibit shall be established by Residential Funding's consent to such amendment) and that the limited guaranty shall be executed in the form attached hereto as Exhibit N, with such changes as the Company shall deem to be appropriate; it being understood that the Trustee has reviewed and approved the content of such forms and that the Trustee's consent or approval to the use thereof is not required.

         Section 11.02.             Recordation of Agreement; Counterparts.

         (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee (pursuant to the request of Holders of Certificates entitled to at least 25% of the Voting Rights), but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

         (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

         Section 11.03.             Limitation on Rights of Certificateholders.

         (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of any of the parties hereto.

         (b) No Certificateholder shall have any right to vote (except as expressly provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or


NY1-220216.6
                                       148
proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates of any Class evidencing in the aggregate not less than 25% of the related Percentage Interests of such Class, shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates of any Class shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates of such Class or any other Class, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of Certificateholders of such Class or all Classes, as the case may be. For the protection and enforcement of the provisions of this Section 11.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         Section 11.04.             Governing Law.

         This agreement and the Certificates shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         Section 11.05.             Notices.

         All demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid (except for notices to the Trustee which shall be deemed to have been duly given only when received), to (a) in the case of the Company, 8400 Normandale Lake Boulevard, Suite 700, Minneapolis, Minnesota 55437, Attention: President, or such other address as may hereafter be furnished to the Master Servicer and the Trustee in writing by the Company, (b) in the case of the Master Servicer, 10 Universal City Plaza, Suite 2100, Universal City, California 91608, Attention: Ms. Becker or such other address as may be hereafter furnished to the Company and the Trustee by the Master Servicer in writing, (c) in the case of the Trustee, Corporate Trust Services Division, 3 Park Plaza, Irvine, California 92714, Attention: Residential Accredit Loans, Inc. Series 1997-QS7 or


NY1-220216.6
                                       149
such other address as may hereafter be furnished to the Company and the Master Servicer in writing by the Trustee, (d) in the case of Fitch, One State Street Plaza, New York, New York 10004, or such other address as may hereafter be furnished to the Company, the Trustee and the Master Servicer in writing by Fitch and (e) in the case of Standard & Poor's, 26 Broadway, New York, New York 10004 or such other address as may be hereafter furnished to the Company, Trustee and Master Servicer by Standard & Poor's. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

         Section 11.06.             Notices to Rating Agency.

         The Company, the Master Servicer or the Trustee, as applicable, shall notify each Rating Agency and the Subservicer at such time as it is otherwise required pursuant to this Agreement to give notice of the occurrence of, any of the events described in clause (a), (b), (c), (d), (g), (h), (i) or (j) below or provide a copy to each Rating Agency at such time as otherwise required to be delivered pursuant to this Agreement of any of the statements described in clauses (e) and (f) below:

                  (a)      a material change or amendment to this Agreement,

                  (b)      the occurrence of an Event of Default,

                  (c) the termination or appointment of a successor Master Servicer or Trustee or a change in the majority ownership of the Trustee,

                  (d) the filing of any claim under the Master Servicer's blanket fidelity bond and the errors and omissions insurance policy required by Section 3.12 or the cancellation or modification of coverage under any such instrument,

                  (e) the statement required to be delivered to the Holders of each Class of Certificates pursuant to Section
         4.03,

                  (f) the statements required to be delivered pursuant to Sections 3.18 and 3.19,

                  (g) a change in the location of the Custodial Account or the Certificate Account,

                  (h) the occurrence of any monthly cash flow shortfall to the Holders of any Class of Certificates resulting from


NY1-220216.6
                                       150
         the failure by the Master Servicer to make an Advance pursuant to Section 4.04,

                  (i)      the occurrence of the Final Distribution Date, and

                  (j)      the repurchase of or substitution for any Mortgage
         Loan,

provided, however, that with respect to notice of the occurrence of the events described in clauses (d), (g) or (h) above, the Master Servicer shall provide prompt written notice to each Rating Agency and the Subservicer of any such event known to the Master Servicer.

         Section 11.07.             Severability of Provisions.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

         Section 11.08.             Supplemental Provisions
                                    for Resecuritization.

         This Agreement may be supplemented by means of the addition of a separate Article hereto (a "Supplemental Article") for the purpose of resecuritizing any of the Certificates issued hereunder, under the following circumstances. With respect to any Class or Classes of Certificates issued hereunder, or any portion of any such Class, as to which the Company or any of its Affiliates (or any designee thereof) is the registered Holder (the "Resecuritized Certificates"), the Company may deposit such Resecuritized Certificates into a new REMIC, grantor trust, FASIT or custodial arrangement (a "Restructuring Vehicle") to be held by the Trustee pursuant to a Supplemental Article. The instrument adopting such Supplemental Article shall be executed by the Company, the Master Servicer and the Trustee; provided, that neither the Master Servicer nor the Trustee shall withhold their consent thereto if their respective interests would not be materially adversely affected thereby. To the extent that the terms of the Supplemental Article do not in any way affect any provisions of this Agreement as to any of the Certificates initially issued hereunder, the adoption of the Supplemental Article shall not constitute an "amendment" of this Agreement.

         Each Supplemental Article shall set forth all necessary provisions relating to the holding of the Resecuritized Certificates by the Trustee, the establishment of the Restructuring Vehicle, the issuing of various classes of new


NY1-220216.6
                                       151
certificates by the Restructuring Vehicle and the distributions to be made thereon, and any other provisions necessary for the purposes thereof. In connection with each Supplemental Article, the Company shall deliver to the Trustee an Opinion of Counsel to the effect that (i) the Restructuring Vehicle will qualify as a REMIC, grantor trust, FASIT or other entity not subject to taxation for federal income tax purposes and (ii) the adoption of the Supplemental Article will not endanger the status of the Trust Fund as a REMIC or (subject to Section 10.01(f)) result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC as set forth in Section 860G(d) of the Code).



NY1-220216.6
                                       152

         IN WITNESS WHEREOF, the Company, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized and their respective seals, duly attested, to be hereunto affixed, all as of the day and year first above written.

                                               RESIDENTIAL ACCREDIT LOANS, INC.

[Seal]
                                                     By:
                                                           Name:
                                                           Title:

Attest:
    Name:
    Title:


                                                RESIDENTIAL FUNDING CORPORATION

[Seal]
                                                     By:
                                                           Name:
                                                           Title:


Attest:
    Name:
    Title:


                                                     BANKERS TRUST COMPANY,
                                                     as Trustee

[Seal]
                                                     By:
                                                       Name:
                                                       Title:

Attest:
     Name:
     Title:



NY1-220216.6

STATE OF MINNESOTA                    )
                                      ) ss.:
COUNTY OF HENNEPIN                    )


                  On the 30th day of July, 1997 before me, a notary public in and for said State, personally appeared Randy Van Zee, known to me to be a Vice President of Residential Accredit Loans, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                                   Notary Public

[Notarial Seal]




NY1-220216.6

STATE OF MINNESOTA                    )
                                      ) ss.:
COUNTY OF HENNEPIN                    )


                  On the 30th day of July, 1997 before me, a notary public in and for said State, personally appeared Diane S. Wold, known to me to be a Director of Residential Funding Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                                   Notary Public

[Notarial Seal]


NY1-220216.6

STATE OF CALIFORNIA                   )
                                      ) ss.:
COUNTY OF ORANGE                      )


                  On the 30th day of July, 1997 before me, a notary public in and for said State, personally appeared ________________, known to me to be a Vice President of Bankers Trust Company, the New York banking corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said banking corporation and acknowledged to me that such banking corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                                   Notary Public

[Notarial Seal]


NY1-220216.6

                                    EXHIBIT A

                           FORM OF CLASS A CERTIFICATE




                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986.

                  [THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS JULY 30, 1997. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT 100% OF THE PREPAYMENT ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), [AND ASSUMING A CONSTANT PASS-THROUGH RATE EQUAL TO THE INITIAL PASS-THROUGH RATE,] THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $_____ OF OID PER [$1,000] [$100,000] OF [INITIAL CERTIFICATE PRINCIPAL BALANCE] [NOTIONAL AMOUNT], THE YIELD TO MATURITY IS ___% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $_______ PER [$1,000] [$100,000] OF [INITIAL CERTIFICATE PRINCIPAL BALANCE] [NOTIONAL AMOUNT], COMPUTED USING THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE STANDARD PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE OR AS TO THE CONSTANCY OF THE PASS-THROUGH RATE.]




NY1-220216.6

Certificate No. ____                           [____%][Variable] Pass-Through
                                               Rate [based on a Notional Amount]

Class A-__ Senior
Date of Pooling and Servicing
Agreement and Cut-off Date:                    [Percentage Interest: ___%]
July 1, 1997
                                                Aggregate Initial [Certificate
                                                Principal Balance] [Class A-9
                                                Notional Amount] [Subclass
                                                Notional Amount] of the Class A-
                                                __ Certificates:

First Distribution Date:
July 25, 1997


Master Servicer:                               [Initial] [Certificate Principal
Residential Funding                            Balance] [[Class A-9] [Subclass]
Corporation                                    Notional Amount] of this
                                               Certificate: $_____________]

Assumed Final
Distribution Date:                             CUSIP 76110F-_____
[July 25, 2027]


                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                                 SERIES 1997-QS7

     evidencing a percentage interest in the distributions allocable to the
         Class A-__ Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL ACCREDIT
                                   LOANS, INC.

                  This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Accredit Loans, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Accredit Loans, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This  certifies  that   _____________________________  is  the
registered owner of the Percentage Interest evidenced by this Certificate [(obtained by dividing the [Initial Certificate


NY1-220216.6
                                       A-2

Principal Balance] [Initial Class A-9 Notional Amount] of this Certificate by the aggregate [Initial Certificate Principal Balance of all Class A-___ Certificates] [Initial Class A-9 Notional Amounts of all Class A-9 Certificates], both as specified above)] in certain distributions with respect to the Trust Fund consisting primarily of an interest in a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Accredit Loans, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and Bankers Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount [(of interest and principal, if any)] required to be distributed to Holders of Class A-__ Certificates on such Distribution Date. [The Class A-9 Notional Amount of the Class A-9 Certificates as of any date of determination is equal to the aggregate Stated Principal Balance of the Mortgage Loans corresponding to the
Uncertificated REMIC Regular Interests represented by such Class A-9 Certificates.] [The Subclass Notional Amount of the Class A-9-_ Certificates as of any date of determination is equal to the aggregate Stated Principal Balance of the Mortgage Loans corresponding to the Uncertificated REMIC Regular Interests represented by such Class A-9-_ Certificates immediately prior to such date.] [The Class A-9[-_] Certificates have no Certificate Principal Balance.]

                  Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the


NY1-220216.6
                                       A-3

Person entitled thereto, as such name and address shall appear on the Certificate Register.

                  Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The [Initial Certificate Principal Balance] [Initial Class A-9 Notional Amount] [initial Subclass Notional Amount] of this Certificate is set forth above.] [The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal and any Realized Losses allocable hereto.]

                  This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed
Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

                  The  Certificates  are  limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

                  As provided in the Agreement,  withdrawals  from the Custodial
Account   and/or  the   Certificate   Account   created   for  the   benefit  of
Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

                  The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.


NY1-220216.6
                                       A-4

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

                  This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

                  The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer or the Company from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer or the Company to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates


NY1-220216.6
                                       A-5
from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cutoff Date Principal Balance of the Mortgage Loans.

                  Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


NY1-220216.6
                                       A-6

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                                                   BANKERS TRUST COMPANY,
                                                          as Trustee


                                                         By:
                                                            Authorized Signatory



                                           CERTIFICATE OF AUTHENTICATION

                  This is one of the Class A-__ Certificates referred to in the within-mentioned Agreement.

                                                      BANKERS TRUST COMPANY,
                                                      as Certificate Registrar


                                                         By:
                                                            Authorized Signatory


NY1-220216.6
                                       A-7

                                   ASSIGNMENT


                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
                                       (Please print or typewrite
name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:





Dated:
                                           Signature by or on behalf of assignor




                                                            Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or
otherwise, in immediately available funds to_______________________________ _______________________________________________________________________for the
account of ____________________________________________________________account number_____________________, or, if mailed by check, to_______________________
___________________________________________________________.   Applicable
statements should be mailed to_________________________________________________
______________________________________________________________________________.

                  This information is provided by______________________________
______________________, the assignee named above, or___________________________
_________________________________________________________________, as its agent.

                                    EXHIBIT B

                           FORM OF CLASS M CERTIFICATE


THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AND CLASS R CERTIFICATES [CLASS M-1 CERTIFICATES] [AND CLASS M-2 CERTIFICATES] AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.02(e) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE MASTER SERVICER, THE COMPANY AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE COMPANY OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

[THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS JULY 30, 1997. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT 100% OF THE PREPAYMENT ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $ OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS % AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $
        PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE,
COMPUTED UNDER THE APPROXIMATE METHOD.  NO REPRESENTATION IS MADE
THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE STANDARD
PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.]


NY1-220216.6

Certificate No. ___                          [___]% Pass-Through Rate

Class M-    Subordinate                      Aggregate Certificate
                                             Principal Balance
                                             of the Class M Certificates:
Date of Pooling and Servicing                $_______________
Agreement and Cut-off Date:
July 1, 1997                                 Initial Certificate Principal
                                             Balance of this Certificate:
First Distribution Date:                     $_______________
July 25, 1997
                                             CUSIP: 76110F-_____
Master Servicer:
Residential Funding Corporation

Assumed Final Distribution Date:
July 25, 2027



                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE,
                                 SERIES 1997-QS7

     evidencing a percentage interest in any distributions allocable to the
        Class M-__ Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL ACCREDIT
                                   LOANS, INC.

                  This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Accredit Loans, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Accredit Loans, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This   certifies   that   _________________________   is   the
registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Certificate Principal Balance of this Certificate by the aggregate Certificate Principal Balance of all Class M-__ Certificates, both as specified above) in certain distributions with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Accredit Loans, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement


NY1-220216.6
                                       B-2
referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and Bankers Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class M-__ Certificates on such Distribution Date.

                  Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

                  Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of the distributions allocable to principal and any Realized Losses allocable hereto.

                  No transfer of this Class M Certificate will be made unless the Trustee has received either (i) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's acquisition of a Class M Certificate


NY1-220216.6
                                       B-3
will not  constitute  or result in a  non-exempt  prohibited  transaction  under
Section 406 of ERISA or Section 4975 of the Code or (ii) a representation letter, in the form as described by the Agreement, either stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan, or stating that the transferee is an insurance company, the source of funds to be used by it to purchase the Certificate is an "insurance company general account" (within the meaning of Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Section III of PTCE 95-60.

                  This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed
Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

                  The  Certificates  are  limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

                  As provided in the Agreement,  withdrawals  from the Custodial
Account   and/or  the   Certificate   Account   created   for  the   benefit  of
Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

                  The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional


NY1-220216.6
                                       B-4
circumstances, without the consent of the Holders of certain
Classes of Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

                  This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

                  The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer or the Company from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer or the Company to (i) purchase at a price


NY1-220216.6
                                       B-5
determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cutoff Date Principal Balance of the Mortgage Loans.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


NY1-220216.6
                                       B-6

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                                                   BANKERS TRUST COMPANY,
                                                          as Trustee


                                                         By:
                                                            Authorized Signatory




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class M-__ Certificates referred to in the within-mentioned Agreement.

                                                        BANKERS TRUST COMPANY,
                                                        as Certificate Registrar


                                                         By:
                                                            Authorized Signatory

                                   ASSIGNMENT


                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
                                       (Please print or typewrite
name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:





Dated:
                                           Signature by or on behalf of assignor




                                                            Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or
otherwise, in immediately available funds to_______________________________ _______________________________________________________________________for the
account of ____________________________________________________________account number_____________________, or, if mailed by check, to_______________________
___________________________________________________________.   Applicable
statements should be mailed to_________________________________________________
______________________________________________________________________________.

                  This information is provided by______________________________
______________________, the assignee named above, or___________________________
_________________________________________________________________, as its agent.

                                    EXHIBIT C

                           FORM OF CLASS B CERTIFICATE

THIS   CERTIFICATE  IS   SUBORDINATED  IN  RIGHT  OF  PAYMENT  TO  THE  CLASS  A
CERTIFICATES, CLASS R CERTIFICATES AND CLASS M CERTIFICATES AS DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN).

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.02(e) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE MASTER SERVICER, THE COMPANY AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE COMPANY OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS JULY 30, 1997. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT 100% OF THE PREPAYMENT ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $___ OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ____% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $____ PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE STANDARD PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.


NY1-220216.6

Certificate No. __                             [___]% Pass-Through Rate

Class B-__ Subordinate                         Aggregate Certificate
                                               Principal Balance
                                               of the Class B-__
                                               Certificates as of
Date of Pooling and Servicing                  the Cut-off Date:
Agreement and Cut-off Date:                    $_______________
July 1, 1997
                                               Initial Certificate Principal
                                               Balance of this Certificate:
First Distribution Date:                       $_______________
July 25, 1997

Master Servicer:
Residential Funding Corporation

Assumed Final Distribution Date:
July 25, 2027


                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE,
                                 SERIES 1997-QS7

         evidencing a percentage interest in any distributions allocable to the Class B-__ Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL ACCREDIT LOANS, INC.

                  This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Accredit Loans, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Accredit Loans, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This certifies that Residential Accredit Loans, Inc. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Certificate Principal Balance of this Certificate by the aggregate Certificate Principal Balance of all Class B-__ Certificates, both as specified above) in certain distributions with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Accredit Loans, Inc. (hereinafter called the "Company,"


NY1-220216.6
                                       C-2
which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and Bankers Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month next preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class B Certificates on such Distribution Date.

                  Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

                  Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of the distributions allocable to principal and any Realized Losses allocable hereto.

                  No transfer of this Class B Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is to be made, (i) the Trustee or the Company may require an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Company that


NY1-220216.6
                                       C-3
such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state and (ii) the transferee shall execute an investment letter in the form described by the Agreement. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Company, the Master Servicer and the Certificate Registrar acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require either (i) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's acquisition of a Class B Certificate will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or (ii) a representation letter, in the form as described by the Agreement, either stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan, or stating that the transferee is an insurance company, the source of funds to be used by it to purchase the Certificate is an "insurance company general account" (within the meaning of Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60.

                  This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed
Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

                  The  Certificates  are  limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

                  As provided in the Agreement,  withdrawals  from the Custodial
Account   and/or  the   Certificate   Account   created   for  the   benefit  of
Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation


NY1-220216.6
                                       C-4
reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

                  The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master


NY1-220216.6
                                       C-5

Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

                  This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

                  The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer or the Company from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer or the Company to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cutoff Date Principal Balance of the Mortgage Loans.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


NY1-220216.6
                                       C-6

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                                                   BANKERS TRUST COMPANY,
                                                          as Trustee


                                                         By:
                                                            Authorized Signatory




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class M-__ Certificates referred to in the within-mentioned Agreement.

                                                        BANKERS TRUST COMPANY,
                                                        as Certificate Registrar


                                                         By:
                                                            Authorized Signatory


NY1-220216.6
                                       C-7

                                   ASSIGNMENT


                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
                                       (Please print or typewrite
name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:





Dated:
                                           Signature by or on behalf of assignor




                                                            Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

                 The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or
otherwise, in immediately available funds to_______________________________ _______________________________________________________________________for the
account of ____________________________________________________________account number_____________________, or, if mailed by check, to_______________________
___________________________________________________________.   Applicable
statements should be mailed to_________________________________________________
______________________________________________________________________________.

                  This information is provided by______________________________
______________________, the assignee named above, or___________________________
_________________________________________________________________, as its agent.

                                    EXHIBIT D

                           FORM OF CLASS R CERTIFICATE

THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED STATES PERSON OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.02(e) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE MASTER SERVICER, THE COMPANY AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE COMPANY OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE MASTER SERVICER AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE, (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREIN REFERRED TO AS A "DISQUALIFIED ORGANIZATION") OR (D) AN AGENT OF A DISQUALIFIED ORGANIZATION, (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND
(3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.


NY1-220216.6

Certificate No. ___                           [___]% Pass-Through Rate

Class R Senior                                Aggregate Initial Certificate
                                              Principal Balance of the
                                              Class R Certificates:
Date of Pooling and Servicing                 $100.00
Agreement and Cut-off Date:
July 1, 1997                                  Initial Certificate Principal
                                              Balance of this Certificate:
First Distribution Date:                      $_______________
July 25, 1997
                                              Percentage Interest:
Master Servicer:                              _______%
Residential Funding Corporation
                                              CUSIP 76110F-_____
Assumed Final Distribution Date:
July 25, 2027


                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE,
                                 SERIES 1997-QS7

         evidencing a percentage interest in any distributions allocable to the Class R Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL ACCREDIT LOANS, INC.

                  This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Accredit Loans, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Accredit Loans, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This   certifies   that   _________________________   is   the
registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the aggregate Initial Certificate Principal Balance of all Class R Certificates, both as specified above) in certain distributions with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Accredit Loans, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified


NY1-220216.6
                                       D-2
above (the "Agreement") among the Company, the Master Servicer and Bankers Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class R Certificates on such Distribution Date.

                  Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that
(i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Trustee of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Company will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Company, which purchaser may be the Company, or any affiliate of the Company, on such terms and conditions as the Company may choose.

                  Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal and any Realized Losses allocable hereto. Notwithstanding the reduction of the


NY1-220216.6
                                       D-3

Certificate Principal Balance hereof to zero, this Certificate will remain outstanding under the Agreement and the Holder hereof may have additional obligations with respect to this Certificate, including tax liabilities, and may be entitled to certain additional distributions hereon, in accordance with the terms and provisions of the Agreement.

                  No transfer of this Class R Certificate will be made unless the Trustee has received either (i) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's acquisition of a Class R Certificate will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code or (ii) a representation letter, in the form as described by the Agreement, stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan.

                  This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed
Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

                  The  Certificates  are  limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

                  As provided in the Agreement,  withdrawals  from the Custodial
Account   and/or  the   Certificate   Account   created   for  the   benefit  of
Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

                  The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing


NY1-220216.6
                                       D-4
in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

                  This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

                  The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to


NY1-220216.6
                                       D-5
the Agreement following the earlier of (i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer or the Company from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer or the Company to
(i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cutoff Date Principal Balance of the Mortgage Loans.

                  Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purpose have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


NY1-220216.6
                                       D-6

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                                                   BANKERS TRUST COMPANY
                                                          as Trustee


                                                         By:
                                                            Authorized Signatory




                                           CERTIFICATE OF AUTHENTICATION

                  This is one of the Class R Certificates referred to in the within-mentioned Agreement.

                                                        BANKERS TRUST COMPANY,
                                                        as Certificate Registrar


                                                         By:
                                                            Authorized Signatory


NY1-220216.6
                                       D-7

                                   ASSIGNMENT


                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
                                       (Please print or typewrite
name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:





Dated:
                                           Signature by or on behalf of assignor




                                                            Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or
otherwise, in immediately available funds to_______________________________ _______________________________________________________________________for the
account of ____________________________________________________________account number_____________________, or, if mailed by check, to_______________________
___________________________________________________________.   Applicable
statements should be mailed to_________________________________________________
______________________________________________________________________________.

                  This information is provided by______________________________
______________________, the assignee named above, or___________________________
_________________________________________________________________, as its agent.

                                    EXHIBIT E

                               CUSTODIAL AGREEMENT

                  THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of July 1, 1997, by and among BANKERS TRUST COMPANY, as Trustee (including its successors under the Pooling Agreement defined below, the "Trustee"), RESIDENTIAL ACCREDIT LOANS, INC. (together with any successor in interest, the "Company"), RESIDENTIAL FUNDING CORPORATION, as master servicer (together with any successor in interest or successor under the Pooling Agreement referred to below, the "Master Servicer"), and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION (together with any successor in interest or any successor appointed hereunder, the "Custodian").


                          W I T N E S S E T H T H A T :

                  WHEREAS, the Company, the Master Servicer, and the Trustee have entered into a Pooling and Servicing Agreement dated as of July 1, 1997, relating to the issuance of Residential Accredit Loans, Inc., Mortgage Asset-Backed Pass-Through Certificates, Series 1997-QS7 (as in effect on the date of this agreement, the "Original Pooling Agreement," and as amended and supplemented from time to time, the "Pooling Agreement"); and

                  WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Company and the Master Servicer under the Pooling Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Company, the Master Servicer and the Custodian hereby agree as follows:


                                    ARTICLE I

                                   Definitions

                  Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling Agreement, unless otherwise required by the context herein.




NY1-220216.6

                                   ARTICLE II

                          Custody of Mortgage Documents

                  Section 2.1. Custodian to Act as Agent; Acceptance of Mortgage Files. The Custodian, as the duly appointed agent of the Trustee for these purposes, acknowledges receipt of the Mortgage Files relating to the Mortgage Loans identified on the schedule attached hereto (the "Mortgage Files") and declares that it holds and will hold the Mortgage Files as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

                  Section 2.2. Recordation of Assignments. If any Mortgage File includes one or more assignments to the Trustee of Mortgage Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Company for the purpose of recording it in the appropriate public office for real property records, and the Company, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

                  Section 2.3.  Review of Mortgage Files.

                  (a) On or prior to the Closing Date, the Custodian shall deliver to the Trustee an Initial Certification in the form annexed hereto as Exhibit One evidencing receipt of a Mortgage File for each Mortgage Loan listed on the Schedule attached hereto (the "Mortgage Loan Schedule").

                  (b) Within 45 days of the initial issuance of the Certificates, the Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.02 of the Pooling Agreement, each Mortgage File, and shall deliver to the Trustee an Interim Certification in the form annexed hereto as Exhibit Two to the effect that all documents required to be delivered pursuant to Section 2.01(b) of the Pooling Agreement have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification. In the event that any Mortgage Note or Assignment of Mortgage has been delivered to the Custodian by the Company in blank, the Custodian, upon the direction of the Company, shall cause each such Mortgage Note to be endorsed to the Trustee and each such Assignment of Mortgage to be completed in the name of the Trustee prior to the date on which such Interim Certification is delivered to the Trustee. Within 45 days of receipt of the documents required to be delivered pursuant to Section 2.01(c) of the Pooling Agreement, the Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.02 of the Pooling Agreement, each such


NY1-220216.6
                                       E-2
document, and shall deliver to the Trustee either (i) an Interim Certification in the form attached hereto as Exhibit Two to the effect that all such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification or (ii) a Final Certification as set forth in subsection (c) below. The Custodian shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face. If in performing the review required by this
Section 2.3 the Custodian finds any document or documents constituting a part of a Mortgage File to be defective in any material respect, the Custodian shall promptly so notify the Company, the Master Servicer and the Trustee. Upon receipt of written notification from the Master Servicer, signed by a Servicing Officer, that the Master Servicer or a Subservicer, as the case may be, has made a deposit into the Certificate Account in payment for the purchase of the related Mortgage Loan in an amount equal to the Purchase Price for such Mortgage Loan, the Custodian shall release to the Master Servicer the related Mortgage File.

                  (c) Upon receipt of all documents required to be in the Mortgage Files the Custodian shall deliver to the Trustee a Final Certification in the form annexed hereto as Exhibit Three evidencing the completeness of the Mortgage Files.

                  Upon receipt of written request from the Trustee, the Custodian shall as soon as practicable supply the Trustee with a list of all of the documents relating to the Mortgage Loans then contained in the Mortgage Files.

                  Section 2.4. Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Master Servicer or the Company as set forth in the Pooling Agreement or by a Seller in a Seller's Agreement or by Residential Funding or the Company in the Assignment Agreement with respect to a Mortgage Loan relating to a Mortgage File, the Custodian shall give prompt written notice to the Company, the Master Servicer and the Trustee.

                  Section 2.5. Custodian to Cooperate; Release of Mortgage Files. Upon the repurchase or substitution of any Mortgage Loan pursuant to
Article II of the Pooling Agreement or payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 3.07 of the Pooling Agreement have been or will be so deposited) of a


NY1-220216.6
                                       E-3

Servicing Officer and shall request delivery to it of the Mortgage File. The Custodian agrees, upon receipt of such certification and request, promptly to release to the Master Servicer the related Mortgage File. The Master Servicer shall deliver to the Custodian and the Custodian agrees to accept the Mortgage Note and other documents constituting the Mortgage File with respect to any Qualified Substitute Mortgage Loan.

                  From time to time as is appropriate for the servicing or foreclosures of any Mortgage Loan, including, for this purpose, collection under any Primary Insurance Policy or any Mortgage Pool Insurance Policy, the Master Servicer shall deliver to the Custodian a certificate of a Servicing Officer requesting that possession of the Mortgage File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any of the Required Insurance Policies. With such certificate, the Master Servicer shall deliver to the Custodian a trust receipt signed by a Servicing Officer on behalf of the Master Servicer, and upon receipt of the foregoing, the Custodian shall deliver the Mortgage File to the Master Servicer. The Master Servicer shall cause each Mortgage File so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or
(ii) the Mortgage File or any document therein has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Custodian shall deliver the Trust Receipt with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Custodial Account as provided in the Pooling Agreement. In addition, upon the request of the Master Servicer, the Custodian will send to the Master Servicer copies of any documents contained in the Mortgage File so requested.

                  Section 2.6. Assumption Agreements. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which shall be added to the related Mortgage File and, for all purposes, shall be considered a part of


NY1-220216.6
                                       E-4
such Mortgage File to the same extent as all other documents and instruments constituting parts thereof.


                                   ARTICLE III

                            Concerning the Custodian

                  Section 3.1. Custodian a Bailee and Agent of the Trustee. With respect to each Mortgage Note, Mortgage and other documents constituting each Mortgage File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trustee and has no instructions to hold any Mortgage Note or Mortgage for the benefit of any person other than the Trustee, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Mortgage File shall be delivered by the Custodian to the Company or the Master Servicer or otherwise released from the possession of the Custodian.

                  Section 3.2. Indemnification. The Company hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reason of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Company, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fee or charge shall have been caused by reason of any negligent act, negligent failure to act or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

                  Section 3.3. Custodian May Own Certificates. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

                  Section 3.4. Master Servicer to Pay Custodian's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable


NY1-220216.6
                                       E-5
expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

                  Section 3.5. Custodian May Resign; Trustee May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trustee shall either take custody of the Mortgage Files itself and give prompt notice thereof to the Company, the Master Servicer and the Custodian, or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Mortgage Files and no successor Custodian shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

                  The Trustee may remove the Custodian at any time. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder.
Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in
Section 3.7 and shall be unaffiliated with the Master Servicer or the Company.

                  Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Company and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall be appointed by the Trustee without the prior approval of the Company and the Master Servicer.

                  Section 3.6.  Merger or Consolidation of Custodian.  Any
                                ------------------------------------
Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  Section 3.7. Representations of the Custodian. The Custodian hereby represents that it is a depository institution


NY1-220216.6
                                       E-6
subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdictions in which it will hold any Mortgage File.


                                   ARTICLE IV

                            Miscellaneous Provisions

                  Section 4.1. Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

                  Section 4.2. Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Company, the Master Servicer nor the Trustee shall enter into any amendment hereof except as permitted by the Pooling Agreement. The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling Agreement and furnish the Custodian with written copies thereof.

                  Section 4.3. Governing Law. This Agreement shall be deemed a contract made under the laws of the State of New York and shall be construed and enforced in accordance with and governed by the laws of the State of New York.

                  Section 4.4. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee (pursuant to the request of holders of Certificates evidencing undivided interests in the aggregate of not less than 25% of the Trust Fund), but only upon direction accompanied by an Opinion of Counsel reasonably satisfactory to the Master Servicer to the effect that the failure to effect such recordation is likely to materially and adversely affect the interests of the Certificateholders.

                  For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each


NY1-220216.6
                                       E-7
of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

                  Section 4.5. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.


NY1-220216.6
                                       E-8

                  IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address:                                       BANKERS TRUST COMPANY,
                                               as Trustee
3 Park Plaza
Irvine, California  92714
Attention:
Residential Accredit Loans, Inc.
 Series 1997-QS7                               By:
                                               Name:
                                               Title:


Address:                                       RESIDENTIAL ACCREDIT LOANS, INC.
8400 Normandale Lake Boulevard
Minneapolis, Minnesota  55437
                                               By:
                                               Name:
                                               Title: Vice President


Address:                                       RESIDENTIAL FUNDING
                                               CORPORATION, as Master Servicer
8400 Normandale Lake Boulevard
Suite 700
Minneapolis, Minnesota 55437
                                               By:
                                               Name:
                                               Title:  Director


Address: NORWEST BANK MINNESOTA,
NATIONAL ASSOCIATION
401 Second Avenue South
Minneapolis, Minnesota  55479

By:
Name:
Title:

STATE OF                                    )
                                            ) ss.:
COUNTY OF                                   )


                  On the 30th day of July, 1997, before me, a notary public in and for said State, personally appeared _______________________, known to me to be a ______________ of Bankers Trust Company, the New York banking corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said banking corporation and acknowledged to me that such banking corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                                                        Notary Public


[SEAL]

STATE OF MINNESOTA                  )
                                    ) ss.:
COUNTY OF HENNEPIN                  )


                  On the 30th day of July, 1997, before me, a notary public in and for said State, personally appeared ___________________, known to me to be a Trust Officer of Norwest Bank Minnesota, National Association, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.





                                                          Notary Public


[SEAL]

STATE OF MINNESOTA                  )
                                    ) ss.:
COUNTY OF HENNEPIN                  )


                  On the 30th day of July, 1997, before me, a notary public in and for said State, personally appeared ________________, known to me to be a Vice President of Residential Accredit Loans, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                          Notary Public

[Notarial Seal]




STATE OF MINNESOTA                          )
                                            ) ss:
COUNTY OF HENNEPIN                          )


                  On the 30th day of July, 1997, before me, a notary public in and for said State, personally appeared ________________, known to me to be a Director of Residential Funding Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                          Notary Public

[Notarial Seal]

                                   EXHIBIT ONE

                                FORM OF CUSTODIAN
                              INITIAL CERTIFICATION


                                                                   July 30, 1997


Bankers Trust Company
3 Park Plaza
Irvine, California  92714

Attention:  Residential Accredit Loans, Inc., Series 1997-QS7

                  Re: Custodial Agreement dated as of July 1, 1997, by and among Bankers Trust Company, Residential Accredit Loans, Inc., Residential Funding Corporation and Norwest Bank Minnesota, National Association, relating to Residential Accredit Loans, Inc., Mortgage Asset-Backed Pass-Through Certificates, Series 1997-QS7


Ladies and Gentlemen:

                  In accordance with Section 2.3 of the above-captioned Custodial Agreement, and subject to Section 2.02 of the Pooling Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File (which contains an original Mortgage Note) to the extent required in Section 2.01(b) of the Pooling Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule.

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                                                         NORWEST BANK MINNESOTA,
                                                         NATIONAL ASSOCIATION



                                                         By:
                                                         Name:
                                                         Title:

                                   EXHIBIT TWO

                     FORM OF CUSTODIAN INTERIM CERTIFICATION



                                                     ________________ ____, 1997



Bankers Trust Company
3 Park Plaza
Irvine, California  92714

Attention:  Residential Accredit Loans, Inc., Series 1997-QS7

                  Re: Custodial Agreement dated as of July 1, 1997, by and among Bankers Trust Company, Residential Accredit Loans, Inc., Residential Funding Corporation and Norwest Bank Minnesota, National Association, relating to Residential Accredit Loans, Inc., Mortgage Asset-Backed Pass-Through Certificates, Series 1997-QS7


Ladies and Gentlemen:

                  In accordance with Section 2.3 of the above-captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File to the extent required pursuant to Section 2.01(b) of the Pooling Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, and it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: all required documents have been executed and received and that such documents related to the Mortgage Loans identified on the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                                                    NORWEST BANK MINNESOTA,
                                                    NATIONAL  ASSOCIATION



                                                    By:
                                                    Name:
                                                    Title:

                                  EXHIBIT THREE

                      FORM OF CUSTODIAN FINAL CERTIFICATION



                                                         _____________ ___, 1997




Bankers Trust Company
3 Park Plaza
Irvine, California  92714

Attention:  Residential Accredit Loans, Inc., Series 1997-QS7

                  Re: Custodial Agreement dated as of July 1, 1997, by and among Bankers Trust Company, Residential Accredit Loans, Inc., Residential Funding Corporation and Norwest Bank Minnesota, National Association, relating to Residential Accredit Loans, Inc., Mortgage Asset-Backed Pass-Through Certificates, Series 1997-QS7



Ladies and Gentlemen:

                  In accordance with Section 2.3 of the above-captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File with respect to each Mortgage Loan listed in the Mortgage Loan Schedule containing (I) with respect to each such Mortgage Loan (other than a Cooperative Loan):

                  (i) The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee or an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

                  (ii)  The  original   Mortgage   with  evidence  of  recording
         indicated thereon or a copy of the Mortgage certified by the public recording office in which such mortgage has been recorded;

                  (iii) An original Assignment of the Mortgage to the Trustee with evidence of recording indicated thereon or a copy of such assignment certified by the public recording office in which such assignment has been recorded;

                  (iv) With respect to each Mortgage Loan other than a Cooperative Loan, the original recorded assignment or assignments of the Mortgage showing an unbroken chain of title from the originator thereof to the Person assigning it to the Trustee or a copy of such assignment or assignments of the Mortgage certified by the public recording office in which such assignment or assignments have been recorded; and

                  (v) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Mortgage Loan or a copy of each modification, assumption agreement or preferred loan agreement certified by the public recording office in which such document has been recorded;

and (II) with respect to each Cooperative Loan so assigned:

                  (i) The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or with respect to any Destroyed Mortgage Note, an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

                  (ii) A counterpart of the Cooperative Lease and the Assignment of Proprietary Lease to the originator of the Cooperative Loan with intervening assignments showing an unbroken chain of title from such originator to the Trustee;

                  (iii) The related Cooperative Stock Certificate, representing the related Cooperative Stock pledged with respect to such Cooperative Loan, together with an undated stock power (or other similar instrument) executed in blank;

                  (iv) The original recognition agreement by the Cooperative of the interests of the mortgagee with respect to the related Cooperative Loan;

                  (v)               The Security Agreement;

                  (vi) Copies of the original UCC-1 financing statement, and any continuation statements, filed by the originator of such Cooperative Loan as secured party, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

                  (vii) Copies of the filed UCC-3 assignments of the security interest referenced in clause (vi) above showing an unbroken chain of title from the originator to the Trustee, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

                  (viii) An executed assignment of the interest of the originator in the Security Agreement, Assignment of Proprietary Lease and the recognition agreement referenced in clause (iv) above, showing an unbroken chain of title from the originator to the Trustee;

                  (ix) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Cooperative Loan; and

                  (x) An executed UCC-1 financing statement showing the Master Servicer as debtor, the Company as secured party and the Trustee as assignee and an executed UCC-1 financing statement showing the Company as debtor and the Trustee as secured party, each in a form sufficient for filing, evidencing the interest of such debtors in the Cooperative Loans.

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                                                NORWEST BANK MINNESOTA, NATIONAL
                                                     ASSOCIATION


                                                     By:
                                                     Name:
                                                     Title:

                                    EXHIBIT F

                             MORTGAGE LOAN SCHEDULE

  RUN ON     : 07/29/97           RFC DISCLOSURE SYSTEM       RFFSD177-01
  AT         : 14.51.06          FIXED RATE LOAN LISTING      AMORTIZED BALANCE
  SERIES     : RALI 1997-QS7 30 YR                            CUTOFF : 07/01/97
  POOL       : 0004255
             :
             :
  POOL STATUS: F

  RFC LOAN #     S/S CODE          PMT TYPE      ORIGINAL BAL     LOAN FEATURE
                                   ORIG TERM     PRINCIPAL BAL    # OF UNITS
  ADDRESS                          ORIG RATE     ORIGINAL P+I     LTV
  ADDRESS LINE 2                   CURR NET      CURRENT P+I      VALUE
  CITY           STATE  ZIP        LOAN PURP     NOTE DATE        MI CO CODE
  SERVICER LOAN #                  PROP TYPE     1ST PMT DATE     MI CVG
  SELLER LOAN #                    OCCP CODE     MATURITY DATE
  INVESTOR LOAN #
  ______________________________________________________________________________


    1464507          051/G02             F          114,000.00         ZZ
                                         360        112,323.21          2
    46 SYLVAN STREET                   8.125            846.45         95
                                       7.875            846.45      120,000.00
    WORCESTER        MA   01603          1            09/29/95         10
    0459913885                           05           11/01/95         30
    30101677                             O            10/01/25
    0


    1516608          E20/G02             F           50,300.00         ZZ
                                         360         50,059.70          1
    602 TOWER RD                      10.125            446.08         90
                                       9.875            446.08       55,900.00
    PEACHTREE CITY   GA   30213          1            07/17/96         01
    0430203281                           05           09/01/96         25
    UNKNOWN                              N            08/01/26
    0


    1541672          E45/G02             F          104,000.00         ZZ
                                         360        103,526.07          1
    4040 STONECYPHER ROAD              8.250            781.32         80
                                       8.000            781.32      130,000.00
    SUWANEE          GA   30174          1            11/20/96         00
    0430257576                           05           01/01/97          0
    UNKNOWN                              O            12/01/26
    0


    1543637          638/G02             F           44,800.00         ZZ
                                         360         44,800.00          1
    3201 CB LEWIS ROAD                 9.125            364.51         44
                                       8.875            364.51      102,500.00
    COLUMBIA         MO   65202          4            06/05/97         00
    0430278598                           05           08/01/97          0
1


    08614247                             O            07/01/27
    0


    1545000          590/G02             F           71,500.00         ZZ
                                         360         71,500.00          1
    358 SW 122ND AVENUE                8.750            562.49         90
                                       8.500            562.49       79,491.00
    PEMBROKE PINES   FL   33028          1            06/06/97         12
    0430260083                           05           08/01/97         25
    0501016343                           N            07/01/27
    0


    1548854          964/G02             F          107,250.00         ZZ
                                         360        107,250.00          1
    5629 MESAGROVE AVENUE              9.250            882.32         65
                                       9.000            882.32      165,000.00
    WHITTIER         CA   90601          5            06/03/97         00
    0430257949                           05           08/01/97          0
    22123                                N            07/01/27
    0


    1550038          E36/G02             F          200,000.00         ZZ
                                         360        199,652.27          1
    232 HELM LANE                      8.750          1,573.40         69
                                       8.500          1,573.40      290,000.00
    BAYSHORE         NY   11706          1            03/21/97         00
    0430175604                           03           05/01/97          0
    192669                               O            04/01/27
    0


    1552718          638/G02             F          145,450.00         ZZ
                                         360        145,378.46          1
    5701 HILTON HEAD DRIVE             9.500          1,223.02         90
                                       9.250          1,223.02      161,647.00
    GARLAND          TX   75044          1            05/28/97         10
    0430257758                           05           07/01/97         25
    08620794                             N            06/01/27
    0


    1554151          455/G02             F          152,100.00         T
                                         360        152,025.19          1
    3400 OCEAN SHORE BLVD UNIT #3      9.500          1,278.94         90
                                       9.250          1,278.94      169,000.00
    ORMOND BEACH     FL   32176          1            05/15/97         04
    0430283440                           01           07/01/97         25
    55476                                O            06/01/27
    0


1


    1555904          F42/G02             F           64,800.00         ZZ
                                         360         64,708.54          2
    404 MYRTLE AVENUE                  9.750            556.74         90
                                       9.500            556.74       72,000.00
    NEPTUNE          NJ   07753          1            03/21/97         01
    0430206979                           05           05/01/97         25
    55000054                             N            04/01/27
    0


    1558690          E83/E83             F          144,000.00         ZZ
                                         360        143,736.42          1
    537 BRIAR PATCH LANE               8.500          1,107.24         80
                                       8.250          1,107.24      180,000.00
    PLEASANT VALLEY  NY   12569          1            03/19/97         00
    97010027                             05           05/01/97          0
    97010027                             O            04/01/27
    0


    1559013          E86/G02             F          128,000.00         ZZ
                                         360        127,883.20          2
    1308 EAST 98TH STREET              9.875          1,111.49         81
                                       9.625          1,111.49      159,000.00
    BROOKLYN         NY   11236          1            04/04/97         10
    0430214320                           07           06/01/97         20
    16164                                N            05/01/27
    0


    1559120          313/G02             F          111,150.00         ZZ
                                         360        110,935.89          1
    1162 EAST GARFIELD AVENUE          8.250            835.04         90
                                       8.000            835.04      123,500.00
    SALT LAKE CITY   UT   84105          1            03/01/97         01
    0430259846                           05           05/01/97         30
    6241541                              N            04/01/27
    0


    1560693          B75/G02             F          400,000.00         T
                                         360        399,267.89          1
    1250 SPRINGFIELD ROAD              8.500          3,075.65         89
                                       8.250          3,075.65      450,000.00
    SPRINGTOWN       TX   76082          1            03/25/97         01
    0430199877                           05           05/01/97         20
    2900108                              O            04/01/27
    0


    1561133          129/G02             F          104,000.00         ZZ
                                         360        103,764.19          1
    20915 PARKCREST                    8.875            827.47         79
                                       8.625            827.47      133,000.00
1


    HARPER WOODS     MI   48236          1            02/14/97         00
    0430280008                           05           04/01/97          0
    3600042422                           O            03/01/27
    0


    1561244          771/G02             F          100,000.00         ZZ
                                         360         99,945.38          1
    14 SUNSET BLVD                     9.000            804.62         76
                                       8.750            804.62      132,000.00
    ALBANY           NY   12205          1            05/16/97         00
    0430262816                           05           07/01/97          0
    9701476                              O            06/01/27
    0


    1561745          225/225             F          107,100.00         ZZ
                                         360        106,996.97          1
    175 WILLIAM STREET                 9.625            910.34         90
                                       9.375            910.34      119,000.00
    ENGLEWOOD        NJ   07631          1            05/01/97         04
    8040297                              05           06/01/97         25
    8040297                              N            05/01/27
    0


    1561751          G41/G02             F          145,000.00         ZZ
                                         360        144,922.83          1
    61 DUTCH LANE ROAD                 9.125          1,179.77         78
                                       8.875          1,179.77      188,000.00
    FREEHOLD         NJ   07728          5            05/29/97         00
    0430263749                           05           07/01/97          0
    UNKNOWN                              O            06/01/27
    0


    1562078          F27/G02             F           57,350.00         ZZ
                                         360         57,239.51          1
    1647 COOL SPRING ROAD              8.250            430.86         75
                                       8.000            430.86       76,500.00
    CHARLOTTESVILLE  VA   22901          1            03/14/97         00
    0430278523                           09           05/01/97          0
    6249833                              N            04/01/27
    0


    1562929          225/225             F           64,800.00         ZZ
                                         360         64,768.95          1
    306 HARRISON STREET                9.625            550.80         90
                                       9.375            550.80       72,000.00
    FRENCHTOWN       NJ   08825          1            05/12/97         04
    8042197                              05           07/01/97         25
    8042197                              N            06/01/27
    0
1




    1562983          A35/G02             F          255,900.00         ZZ
                                         360        255,752.77          1
    33 SUFFOLK LANE                    8.750          2,013.17         80
                                       8.500          2,013.17      319,900.00
    WEST WINDSOR     NJ   08550          1            05/23/97         00
    0430257774                           05           07/01/97          0
    7093                                 O            06/01/27
    0


    1563848          912/G02             F          150,000.00         ZZ
                                         360        149,913.70          1
    6472 COPPER ANN DRIVE              8.750          1,180.05         54
                                       8.500          1,180.05      281,500.00
    SPARKS           NV   89436          1            05/08/97         00
    0430262618                           03           07/01/97          0
    198443                               O            06/01/27
    0


    1563891          229/G02             F          108,100.00         ZZ
                                         360        107,971.88          2
    1227 N UTAH STREET                 8.625            840.80         44
                                       8.375            840.80      250,000.00
    ARLINGTON        VA   22201          5            04/09/97         00
    0430252353                           05           06/01/97          0
    0007402795                           N            05/01/27
    0


    1564031          180/G02             F           50,000.00         ZZ
                                         360         49,968.92          1
    508 LARK LANE                      8.375            380.04         77
    UNIT 306                           8.125            380.04       65,000.00
    OCEAN CITY       MD   21842          5            05/16/97         00
    0430258533                           01           07/01/97          0
    4798179                              O            06/01/27
    0


    1564304          G51/G02             F           56,700.00         ZZ
                                         360         56,669.02          2
    590 WINSPEAR AVENUE                9.000            456.23         90
                                       8.750            456.23       63,000.00
    BUFFALO          NY   14215          2            05/30/97         10
    0430252585                           05           07/01/97         25
    0200842                              N            06/01/27
    0


    1564537          A50/A50             F           99,900.00         ZZ
                                         360         99,717.17          1
1


    14 HILLCREST                       8.500            768.14         75
                                       8.250            768.14      133,250.00
    TUSCALOOSA       AL   35401          1            03/31/97         00
    19427                                05           05/01/97          0
    19427                                O            04/01/27
    0


    1565131          B75/G02             F          128,000.00         ZZ
                                         360        127,855.95          1
    6046 N WATERWAY DRIVE              8.875          1,018.43         80
                                       8.625          1,018.43      160,000.00
    MIAMI            FL   33155          1            04/23/97         00
    0430228239                           05           06/01/97          0
    2901320                              O            05/01/27
    0


    1565440          F42/G02             F           81,600.00         ZZ
                                         240         81,369.85          1
    2816 FRANKLYNN DRIVE               9.500            760.62         80
                                       9.250            760.62      102,000.00
    ALLISON PARK     PA   15101          5            04/21/97         00
    0430225995                           05           06/01/97          0
    55000168                             O            05/01/17
    0


    1565442          201/G02             F           53,950.00         ZZ
                                         360         53,950.00          1
    16 DARTMOUTH AVENUE                9.375            448.73         95
    UNIT 1A                            9.125            448.73       56,840.00
    TOWNSHIP OF BRI  NJ   08807          1            06/11/97         01
    0430266775                           01           08/01/97         30
    1300976782                           O            07/01/27
    0


    1565576          637/G02             F          121,500.00         ZZ
                                         360        121,380.00          4
    5401 NW 22 ST                      9.500          1,021.64         90
                                       9.250          1,021.64      135,000.00
    LAUDERHILL       FL   33313          3            04/11/97         01
    0430211482                           05           06/01/97         25
    9457201                              N            05/01/27
    0


    1565577          637/G02             F          121,500.00         ZZ
                                         360        121,380.00          4
    5411-17 NW 22 ST                   9.500          1,021.64         90
                                       9.250          1,021.64      135,000.00
    LAUDERHILL       FL   33313          3            04/11/97         04
    0430211417                           05           06/01/97         25
1


    9457219                              N            05/01/27
    0


    1565647          A91/G02             F          176,000.00         ZZ
                                         360        175,908.76          2
    19 14 24TH AVENUE                  9.250          1,447.91         80
                                       9.000          1,447.91      220,000.00
    ASTORIA          NY   11102          1            05/08/97         00
    0430228940                           05           07/01/97          0
    UNKNOWN                              O            06/01/27
    0


    1565674          229/G02             F          111,000.00         ZZ
                                         360        110,884.46          1
    2000 SAN JOSE AVENUE               9.250            913.17         75
                                       9.000            913.17      148,000.00
    LAS VEGAS        NV   89104          2            04/08/97         00
    0430258350                           05           06/01/97          0
    0007425861                           O            05/01/27
    0


    1565682          229/G02             F          116,000.00         ZZ
                                         360        115,818.18          1
    4642 ABBOTSWOOD CIRCLE             9.250            954.31         73
                                       9.000            954.31      159,000.00
    IRVINE           CA   92604          1            03/26/97         00
    0430208546                           05           05/01/97          0
    0007427354                           O            04/01/27
    0


    1566094          590/G02             F           60,800.00         T
                                         360         60,800.00          1
    8210 NW 10TH STREET UNIT #4        9.000            489.21         70
                                       8.750            489.21       86,900.00
    MIAMI            FL   33126          1            06/12/97         00
    0430279281                           01           08/01/97          0
    501016352                            O            07/01/27
    0


    1566149          964/G02             F          104,650.00         ZZ
                                         360        104,535.25          1
    6880 DAKOTA AVENUE                 9.000            842.04         90
                                       8.750            842.04      116,300.00
    RANCHO CUCAMONG  CA   91710          1            04/14/97         10
    0430253203                           05           06/01/97         25
    24128                                N            05/01/27
    0


1


    1566567          E86/G02             F          139,500.00         ZZ
                                         360        139,500.00          2
    19 APPLE STREET                    9.250          1,147.63         90
                                       9.000          1,147.63      155,000.00
    SLOATSBURG       NY   10974          1            06/24/97         10
    0430283671                           05           08/01/97         25
    16559                                N            07/01/27
    0


    1566696          225/225             F          126,400.00         ZZ
                                         360        126,268.42          1
    106 ELDERBERRY STREET              9.250          1,039.87         80
                                       9.000          1,039.87      158,004.00
    GEORGETOWN       TX   78628          1            04/24/97         00
    8044096                              03           06/01/97          0
    8044096                              O            05/01/27
    0


    1566940          180/G02             F          119,000.00         T
                                         360        118,869.51          1
    462 SW SABLEWOOD COVE              9.000            957.50         70
                                       8.750            957.50      170,000.00
    PORT ST LUCIE    FL   34986          1            04/18/97         00
    0430257964                           05           06/01/97          0
    4825816                              O            05/01/27
    0


    1567070          286/286             F           55,750.00         ZZ
                                         360         55,682.22          1
    1178 SOMERSET CIRCLE               8.500            428.67         78
                                       8.250            428.67       71,500.00
    DUNEDIN          FL   34698          2            04/18/97         00
    9168400                              09           06/01/97          0
    9168400                              O            05/01/27
    0


    1567076          F03/G02             F          100,500.00         ZZ
                                         360        100,442.18          1
    2436 STEFANIE DRIVE                8.750            790.63         75
                                       8.500            790.63      134,000.00
    ROCKLIN          CA   95765          1            05/08/97         00
    0430251868                           05           07/01/97          0
    SAC10010                             O            06/01/27
    0


    1567342          637/G02             F          136,000.00         ZZ
                                         360        135,842.93          1
    1295 NEVIS COURT                   8.750          1,069.92         80
                                       8.500          1,069.92      170,000.00
1


    SARCAMENTO       CA   95822          1            04/02/97         00
    0430258061                           05           06/01/97          0
    9653551                              O            05/01/27
    0


    1567351          B75/G02             F          400,000.00         ZZ
                                         360        399,769.87          1
    2015 LAS POSAS ROAD                8.750          3,146.80         79
                                       8.500          3,146.80      510,000.00
    AREA OF CORONA   CA   91720          5            05/01/97         00
    0430252098                           05           07/01/97          0
    2813798                              O            06/01/27
    0


    1567856          229/G02             F          103,650.00         ZZ
                                         360        103,591.89          1
    9612 N TODD STREET                 8.875            824.69         90
                                       8.625            824.69      115,200.00
    PORTLAND         OR   97203          1            05/14/97         12
    0430257899                           05           07/01/97         25
    7439383                              N            06/01/27
    0


    1568040          B24/G02             F           30,750.00         ZZ
                                         360         30,719.64          1
    99 PROSPECT STREET                 9.500            258.56         72
    #4L                                9.250            258.56       43,000.00
    STAMFORD         CT   06902          1            04/16/97         00
    0430197269                           08           06/01/97          0
    193903                               N            05/01/27
    0


    1568291          664/G02             F          205,000.00         ZZ
                                         360        204,643.57          1
    14215 114TH AVENUE EAST            8.750          1,612.74         70
                                       8.500          1,612.74      295,000.00
    PUYALLUP         WA   98374          4            03/24/97         00
    0430233486                           05           05/01/97          0
    2264042                              O            04/01/27
    0


    1568689          225/225             F           16,200.00         ZZ
                                         360         16,182.23          1
    918 NORTH PINE STREET              9.000            130.35         90
                                       8.750            130.35       18,000.00
    DECATUR          IL   62522          1            04/30/97         04
    8043957                              05           06/01/97         25
    8043957                              N            05/01/27
    0
1




    1568763          375/G02             F          195,000.00         ZZ
                                         360        194,768.92          4
    9871 GRANGE STREET                 8.625          1,516.69         71
                                       8.375          1,516.69      275,000.00
    ANCHORAGE        AK   99515          5            04/17/97         00
    0430253054                           05           06/01/97          0
    649112                               O            05/01/27
    0


    1568877          E45/G02             F           45,300.00         ZZ
                                         360         43,944.10          1
    205 207 NE SANCHEZ AVENUE          9.125            368.58         78
                                       8.875            368.58       58,500.00
    OCALA            FL   34470          5            03/24/97         01
    0430261511                           05           05/01/97         12
    32532                                N            04/01/27
    0


    1568983          E86/G02             F          171,700.00         ZZ
                                         360        171,700.00          1
    152 DEPEW AVENUE                   9.750          1,475.17         85
                                       9.500          1,475.17      202,000.00
    NYACK            NY   10960          1            06/02/97         10
    0430255927                           05           08/01/97         25
    16789                                N            07/01/27
    0


    1568987          098/G02             F          129,600.00         ZZ
                                         360        129,539.53          3
    551 CHAUNCEY ST                    9.750          1,113.47         90
                                       9.500          1,113.47      144,000.00
    BROOKLYN         NY   11235          1            05/30/97         01
    0430257782                           07           07/01/97         25
    975305009                            N            06/01/27
    0


    1569295          498/G02             F          108,000.00         ZZ
                                         360        107,875.27          1
    682 DURANT PLACE                   8.750            849.64         68
                                       8.500            849.64      159,900.00
    ATLANTA          GA   30308          1            04/15/97         00
    0430258434                           05           06/01/97          0
    1477819                              N            05/01/27
    0


    1569453          180/G02             F           35,700.00         ZZ
                                         360         35,663.82          1
1


    11727 SPRING SONG DRIVE            9.375            296.93         70
                                       9.125            296.93       51,000.00
    SAN ANTONIO      TX   78249          1            04/15/97         00
    0430261271                           05           06/01/97          0
    4820551                              N            05/01/27
    0


    1569464          E86/G02             F           51,000.00         ZZ
                                         360         51,000.00          1
    6 SIERRA VISTA LANE                9.250            419.56         85
    UNIT #6                            9.000            419.56       60,000.00
    VALLEY COTTAGE   NY   10989          1            06/20/97         04
    0430265199                           01           08/01/97         20
    16596                                N            07/01/27
    0


    1569645          405/405             F          125,000.00         ZZ
                                         360        124,933.47          1
    4365 L HONOAPIILANI RD             9.125          1,017.05         68
                                       8.875          1,017.05      185,000.00
    LAHAINA          HI   96761          1            05/08/97         00
    004195343                            06           07/01/97          0
    004195343                            N            06/01/27
    0


    1569671          129/G02             F           91,000.00         ZZ
                                         360         90,798.91          1
    361 BAILEY ST                      9.000            732.21         70
                                       8.750            732.21      130,000.00
    EAST LANSING     MI   48823          5            02/10/97         00
    0430253906                           05           04/01/97          0
    3460007143                           N            03/01/27
    0


    1569753          H05/H05             F          217,600.00         ZZ
                                         360        217,600.00          1
    52 SETH LOW MOUNTAIN ROAD          9.125          1,770.47         80
                                       8.750          1,770.47      272,000.00
    RIDGEFIELD       CT   06877          1            06/16/97         00
    240140004                            05           08/01/97          0
    240140004                            O            07/01/27
    0


    1569906          A22/G02             F          212,000.00         ZZ
                                         360        212,000.00          1
    165 BEACH 147TH STREET             8.250          1,592.69         55
                                       8.000          1,592.69      390,620.00
    ROCKAWAY         NY   11694          2            06/17/97         00
    0430280537                           05           08/01/97          0
1


    97058                                O            07/01/27
    0


    1569908          638/G02             F           60,400.00         ZZ
                                         360         60,370.29          2
    191 HARMONY ROAD                   9.500            507.88         80
                                       9.250            507.88       75,500.00
    SLIPPERY ROAD T  PA   16057          1            05/30/97         10
    0430262600                           05           07/01/97         12
    08632220                             N            06/01/27
    0


    1569909          638/G02             F           26,100.00         ZZ
                                         360         26,087.49          2
    380 LARIMAR AVENUE                 9.625            221.85         90
                                       9.375            221.85       29,000.00
    TURTLE CREEK BO  PA   15145          1            05/30/97         04
    0430255836                           05           07/01/97         25
    08633976                             N            06/01/27
    0


    1570002          757/757             F           90,750.00         ZZ
                                         360         90,750.00          1
    7105 SAGINAW COURT                 8.750            713.94         75
                                       8.500            713.94      121,300.00
    WILMINGTON       NC   28405          1            06/04/97         00
    2968808                              05           08/01/97          0
    2968808                              O            07/01/27
    0


    1570010          705/G02             F           50,000.00         ZZ
                                         360         50,000.00          1
    1415 COMMONWEALTH AVENUE           9.125            406.82         53
    UNIT 1-404                         8.875            406.82       96,000.00
    BRIGHTON         MA   02135          1            06/05/97         00
    0430259267                           01           08/01/97          0
    97030060                             N            07/01/27
    0


    1570217          180/G02             F           66,400.00         ZZ
                                         360         66,364.67          3
    1712 EVANS AVENUE                  9.125            540.25         80
                                       8.875            540.25       83,000.00
    CHEYENNE         WY   82001          1            05/06/97         00
    0430257600                           05           07/01/97          0
    4790911                              O            06/01/27
    0


1


    1570355          375/G02             F           97,500.00         ZZ
                                         360         97,231.84          1
    1029 NE COCO COURT                 8.000            715.43         75
                                       7.750            715.43      130,000.00
    BREMERTON        WA   98311          5            02/14/97         00
    0430257691                           05           04/01/97          0
    643793                               O            03/01/27
    0


    1570359          B75/G02             F          222,000.00         ZZ
                                         360        221,623.86          1
    4633 OLMSTED COURT                 8.875          1,766.33         74
                                       8.625          1,766.33      301,000.00
    RENO             NV   89509          2            03/13/97         00
    0430201236                           03           05/01/97          0
    2903599                              N            04/01/27
    0


    1570386          E21/G02             F          136,000.00         ZZ
                                         360        135,842.94          1
    301 NORTH CALIFORNIA STREET        8.750          1,069.91         64
                                       8.500          1,069.91      215,000.00
    BURBANK          CA   91505          2            04/24/97         00
    0430265009                           05           06/01/97          0
    198220                               O            05/01/27
    0


    1570595          637/G02             F           71,900.00         ZZ
                                         360         71,771.74          1
    9116 SE WASHINGTON SREET           8.625            559.23         80
                                       8.375            559.23       89,900.00
    PORTLAND         OR   97216          1            03/27/97         00
    0430199869                           05           05/01/97          0
    3526654                              N            04/01/27
    0


    1570611          B75/G02             F           55,200.00         ZZ
                                         360         55,145.49          1
    4590 HOLLY LAKE DRIVE              9.500            464.15         79
                                       9.250            464.15       70,000.00
    LAKE WORTH       FL   33463          1            04/22/97         00
    0430220715                           09           06/01/97          0
    2816999                              O            05/01/27
    0


    1570656          F03/G02             F          100,000.00         T
                                         360         99,948.15          1
    333 SOUTH DAVIS STREET 319/321     9.250            822.68         59
                                       9.000            822.68      170,000.00
1


    TELLURIDE        CO   81435          5            05/19/97         00
    0430259838                           01           07/01/97          0
    DEN10779                             O            06/01/27
    0


    1570661          F03/G02             F           71,600.00         ZZ
                                         360         71,517.30          1
    424 1/4 PLEASANT HOLLOW COURT      8.750            563.28         80
                                       8.500            563.28       89,500.00
    GRAND JUNCTION   CO   81503          1            04/30/97         00
    0430229336                           09           06/01/97          0
    DEN10817                             O            05/01/27
    0


    1570747          638/G02             F           37,550.00         ZZ
                                         360         37,532.01          1
    2101 SOUTH PACIFIC AVENUE          9.625            319.17         75
    #48                                9.375            319.17       50,100.00
    SANTA ANA        CA   92704          1            05/09/97         00
    0430262733                           01           07/01/97          0
    08630961                             N            06/01/27
    0


    1570750          225/225             F           45,000.00         ZZ
                                         360         45,000.00          1
    205 STAGE ROAD                     9.375            374.29         30
                                       9.125            374.29      155,000.00
    LITTLE EGG HARB  NJ   08087          5            06/09/97         00
    6320                                 05           08/01/97          0
    6320                                 O            07/01/27
    0


    1570782          624/G02             F          499,900.00         ZZ
                                         360        499,597.16          1
    1053 TELLEM DRIVE                  8.500          3,843.80         75
                                       8.250          3,843.80      670,000.00
    PACIFIC PALISAD  CA   90272          5            05/23/97         00
    0430254078                           05           07/01/97          0
    34090070043F                         O            06/01/27
    0


    1570784          910/G02             F           58,000.00         ZZ
                                         360         57,767.02          1
    1538 ROOSEVELT AVENUE              8.875            461.47         35
                                       8.625            461.47      170,000.00
    SALT LAKE CITY   UT   84105          5            05/02/97         00
    0430229666                           05           06/01/97          0
    108988                               N            05/01/27
    0
1




    1570818          E22/G02             F           32,400.00         ZZ
                                         360         32,370.45          3
    801 WEST 15TH STREET               9.875            281.34         90
                                       9.625            281.34       36,000.00
    DAVENPORT        IA   52804          1            04/07/97         04
    0410370340                           05           06/01/97         25
    410370340                            N            05/01/27
    0


    1570853          180/G02             F           93,000.00         ZZ
                                         360         92,908.16          2
    4041 SW 25 STREET                  9.500            781.99         89
                                       9.250            781.99      105,000.00
    HOLLYWOOD        FL   33023          1            04/30/97         10
    0430230284                           05           06/01/97         25
    4826657                              N            05/01/27
    0


    1570949          F25/G02             F          207,000.00         ZZ
                                         360        206,868.00          1
    3201 VICTORIA DRIVE                8.250          1,555.13         80
                                       8.000          1,555.13      260,000.00
    MOUNT KISCO      NY   10549          1            05/05/97         00
    0430220954                           09           07/01/97          0
    R9704002                             O            06/01/27
    0


    1570951          992/G02             F          101,700.00         ZZ
                                         360        101,638.38          2
    203 WEST AVENUE                    8.500            781.99         90
                                       8.250            781.99      113,000.00
    PATCHOGUE        NY   11772          1            05/19/97         01
    0430232413                           05           07/01/97         25
    330558                               N            06/01/27
    0


    1570984          B75/G02             F          106,800.00         ZZ
                                         360        106,679.80          1
    3654 NE 167 STREET                 8.875            849.75         80
    #28                                8.625            849.75      133,500.00
    NORTH MIAMI BEA  FL   33160          1            04/30/97         00
    0430225862                           05           06/01/97          0
    2888600                              O            05/01/27
    0


    1570990          828/G02             F           66,000.00         ZZ
                                         360         65,960.01          1
1


    525 FM HIGHWAY 477                 8.500            507.49         80
                                       8.250            507.49       82,500.00
    SEGUIN           TX   78155          1            05/02/97         00
    0430225300                           05           07/01/97          0
    76080002                             O            06/01/27
    0


    1570997          405/405             F          109,000.00         ZZ
                                         360        108,946.38          1
    366 WIMBLETON DRIVE #8             9.500            916.54         73
                                       9.250            916.54      151,000.00
    BRANSON          MO   65616          1            05/21/97         00
    4195715                              01           07/01/97          0
    4195715                              N            06/01/27
    0


    1571017          E22/G02             F           45,900.00         ZZ
                                         360         45,858.13          2
    2200 - 2202 AVON STREET            9.875            398.57         90
                                       9.625            398.57       51,000.00
    SAGINAW          MI   48602          1            04/04/97         04
    0410369102                           05           06/01/97         25
    410369102                            N            05/01/27
    0


    1571033          E22/G02             F           42,300.00         ZZ
                                         360         42,241.88          2
    7740-36 EVERGREEN                  9.875            367.31         90
                                       9.625            367.31       47,000.00
    DETROIT          MI   48228          1            04/03/97         04
    0410166813                           05           05/01/97         25
    410166813                            O            04/01/27
    0


    1571034          E22/G02             F           94,500.00         ZZ
                                         360         94,370.14          2
    147 SOUTH HELLERTOWN AVEN          9.875            820.59         90
                                       9.625            820.59      105,000.00
    QUAKERTOWN       PA   18951          1            03/27/97         12
    0410378541                           05           05/01/97         25
    410378541                            N            04/01/27
    0


    1571529          144/144             F          108,000.00         ZZ
                                         360        108,000.00          1
    MILL POND LANE                     8.375            820.88         65
                                       8.125            820.88      168,000.00
    EAST MORICHES    NY   11940          2            06/24/97         00
    131600069                            05           08/01/97          0
1


    131600069                            O            07/01/27
    0


    1571643          286/286             F           40,500.00         ZZ
                                         360         40,479.00          1
    3305 EAST BROAD ROCK RD            9.250            333.19         90
                                       9.000            333.19       45,000.00
    RICHMOND         VA   23224          1            05/08/97         10
    9169693                              05           07/01/97         25
    9169693                              N            06/01/27
    0


    1571767          E83/E83             F           68,250.00         ZZ
                                         360         68,209.71          1
    7 GARY PLACE                       8.625            530.84         65
                                       8.375            530.84      105,000.00
    WAPPINGERS FALL  NY   12590          1            05/23/97         00
    97030037                             05           07/01/97          0
    97030037                             N            06/01/27
    0


    1571770          225/225             F          157,500.00         ZZ
                                         360        157,418.34          1
    6704 WEST 93RD STREET              9.250          1,295.72         75
                                       9.000          1,295.72      210,000.00
    OAK LAWN         IL   60543          5            05/06/97         00
    804453700                            05           07/01/97          0
    804453700                            O            06/01/27
    0


    1572113          455/G02             F          180,000.00         ZZ
                                         360        179,661.98          1
    107 DRUM POINT WAY                 8.375          1,368.14         80
                                       8.125          1,368.14      225,000.00
    MIDWAY           GA   31320          1            03/31/97         00
    0430257147                           05           05/01/97          0
    55092                                O            04/01/27
    0


    1572164          140/G02             F           84,000.00         ZZ
                                         360         83,950.41          1
    636 WEST LINDNER AVENUE            8.625            653.34         80
                                       8.375            653.34      105,000.00
    MESA             AZ   85210          1            05/20/97         00
    0430251710                           05           07/01/97          0
    430610                               O            06/01/27
    0


1


    1572181          927/G02             F           85,250.00         T
                                         360         85,203.43          1
    323 DESERT KNOLLS STREET           9.000            685.95         75
                                       8.750            685.95      113,695.00
    HENDERSON        NV   89014          1            05/12/97         00
    0430231415                           03           07/01/97          0
    313940                               O            06/01/27
    0


    1572182          624/G02             F           93,500.00         ZZ
                                         360         93,389.20          1
    2866 MANDEVILLE LANE               8.625            727.23         85
                                       8.375            727.23      110,000.00
    PENSACOLA        FL   32526          5            04/30/97         11
    0430228015                           05           06/01/97         12
    37500170013                          O            05/01/27
    0


    1572223          E53/G02             F           73,800.00         ZZ
                                         360         73,763.70          4
    311 W BLUE HERON BLVD              9.500            620.55         90
                                       9.250            620.55       82,000.00
    RIVIERA BEACH    FL   33404          1            05/21/97         01
    0430234534                           05           07/01/97         25
    11502056                             N            06/01/27
    0


    1572237          A59/G02             F          117,600.00         ZZ
                                         360        117,526.90          1
    5813 BEARD AVENUE SOUTH            8.375            893.85         74
                                       8.125            893.85      160,000.00
    EDINA            MN   55410          2            05/16/97         00
    0430226308                           05           07/01/97          0
    1572237                              O            06/01/27
    0


    1572259          E13/G02             F          141,000.00         ZZ
                                         360        140,832.86          1
    532 RUMPLE LANE                    8.875          1,121.86         79
                                       8.625          1,121.86      180,000.00
    ADDISON          IL   60101          2            04/29/97         00
    0430222075                           05           06/01/97          0
    194243                               O            05/01/27
    0


    1572520          225/225             F          122,400.00         ZZ
                                         360        122,316.18          1
    43116 HADLEY COURT                 8.375            930.33         80
                                       8.125            930.33      153,000.00
1


    CANTON           MI   48188          5            05/02/97         00
    8046274                              05           07/01/97          0
    8046274                              O            06/01/27
    0


    1572526          B24/G02             F          100,000.00         ZZ
                                         360         99,939.42          1
    205 SOUTHFIELD AVE                 8.500            768.91         80
                                       8.250            768.91      125,000.00
    STAMFORD         CT   06902          1            05/09/97         00
    0430219261                           05           07/01/97          0
    200596                               O            06/01/27
    0


    1572530          225/225             F          147,350.00         ZZ
                                         360        147,188.43          4
    530 532 SOUTH HIGHLAND AVENUE      9.000          1,185.61         75
                                       8.750          1,185.61      196,500.00
    OAK PARK         IL   60304          1            04/30/97         00
    8043521                              05           06/01/97          0
    8043521                              N            05/01/27
    0


    1572564          561/G02             F           61,200.00         ZZ
                                         360         61,098.96          1
    158 ARMSTRONG DRIVE                9.000            492.43         90
                                       8.750            492.43       68,000.00
    HAMPTON          VA   23669          2            03/24/97         10
    0430203224                           05           05/01/97         25
    9008483                              N            04/01/27
    0


    1572575          E22/G02             F           42,000.00         ZZ
                                         360         41,960.66          1
    2916 MANHATTAN BLVD UNIT #143      9.750            360.84         80
                                       9.500            360.84       52,500.00
    HARVEY           LA   70058          1            04/11/97         00
    0410390009                           01           06/01/97          0
    410390009                            O            05/01/27
    0


    1572577          E22/G02             F           54,400.00         ZZ
                                         360         54,095.73          1
    1009 MONTROSE STREET               8.375            413.48         80
                                       8.125            413.48       68,000.00
    PHILADELPHIA     PA   19147          1            03/31/97         00
    0410352207                           07           05/01/97          0
    410352207                            O            04/01/27
    0
1




    1572600          225/225             F           23,100.00         ZZ
                                         360         23,075.95          1
    2309 SW MOUNDVIEW DRIVE            9.250            190.04         90
                                       9.000            190.04       25,700.00
    TOPEKA           KS   66614          1            04/29/97         04
    8043763                              05           06/01/97         25
    8043763                              N            05/01/27
    0


    1572605          637/G02             F           61,900.00         ZZ
                                         360         61,838.86          1
    230 SOUTHWEST 11TH TERRCE          9.500            520.49         90
                                       9.250            520.49       68,807.00
    CAPE CORAL       FL   33991          1            04/29/97         14
    0430257725                           05           06/01/97         25
    2834034                              N            05/01/27
    0


    1572626          229/G02             F           93,950.00         ZZ
                                         360         93,950.00          1
    4427 TWEEDSMUIR CT                 8.500            722.40         54
                                       8.250            722.40      173,950.00
    MOSELEY          VA   23120          1            06/04/97         00
    0430280891                           05           08/01/97          0
    7447832                              O            07/01/27
    0


    1572628          A07/G02             F          112,500.00         ZZ
                                         360        112,446.10          2
    22-59 LORETTA PLACE                9.625            956.24         90
                                       9.375            956.24      125,000.00
    FAR ROCKAWAY     NY   11691          1            05/09/97         01
    0430219337                           05           07/01/97         25
    1572628                              N            06/01/27
    0


    1572633          180/G02             F           80,750.00         ZZ
                                         360         80,656.74          1
    1080 E 650 NORTH                   8.750            635.26         85
                                       8.500            635.26       95,000.00
    NEW CASTLE       IN   47362          5            04/25/97         10
    0430266940                           05           06/01/97         12
    4672127                              O            05/01/27
    0


    1572724          B75/G02             F           85,450.00         ZZ
                                         360         85,322.91          2
1


    102 & 104 9TH STREET SOUTHWEST     9.500            718.51         90
                                       9.250            718.51       94,950.00
    PUYALLUP         WA   98371          1            03/27/97         14
    0430278069                           05           05/01/97         25
    2806891                              N            04/01/27
    0


    1572768          907/907             F          127,500.00         T
                                         360        127,500.00          1
    114 BIRGE HILL ROAD                8.750          1,003.04         75
                                       8.500          1,003.04      170,000.00
    CHATHAM          NY   12037          5            06/20/97         00
    539684718                            05           08/01/97          0
    539684718                            O            07/01/27
    0


    1572776          771/G02             F           60,775.00         ZZ
                                         360         60,775.00          4
    105 SOUTHERN BLVD                  9.000            489.01         65
                                       8.750            489.01       93,500.00
    ALBANY           NY   12209          1            06/18/97         00
    0430263806                           05           08/01/97          0
    970266L                              N            07/01/27
    0


    1572777          B26/G02             F          144,000.00         ZZ
                                         360        143,917.15          1
    91 OSBORNE AVENUE                  8.750          1,132.85         80
                                       8.500          1,132.85      180,000.00
    MOUNT SINAI      NY   11766          5            05/29/97         00
    0430254268                           05           07/01/97          0
    1572777                              O            06/01/27
    0


    1572830          180/G02             F          384,000.00         ZZ
                                         360        384,000.00          1
    7040 WABASH CIRCLE                 8.500          2,952.63         80
                                       8.250          2,952.63      480,000.00
    DALLAS           TX   75214          1            06/12/97         00
    0430280313                           05           08/01/97          0
    4882551                              O            07/01/27
    0


    1572838          313/G02             F           70,600.00         ZZ
                                         360         70,514.51          1
    135 RIVERBREEZE DRIVE              8.625            549.12         80
                                       8.375            549.12       88,250.00
    CHARLESTON       SC   29407          1            04/08/97         00
    0430263574                           05           06/01/97          0
1


    6036271                              N            05/01/27
    0


    1572910          225/225             F           92,400.00         ZZ
                                         360         92,355.72          1
    284 MCGEHEE DRIVE                  9.625            785.40         80
                                       9.375            785.40      115,500.00
    BATON ROUGE      LA   70815          1            05/06/97         00
    8043971                              09           07/01/97          0
    8043971                              O            06/01/27
    0


    1573073          286/286             F           66,600.00         ZZ
                                         360         66,495.59          1
    3113 LAS VEGAS TRAIL               9.250            547.91         80
                                       9.000            547.91       83,750.00
    FORT WORTH       TX   76116          1            04/01/97         00
    09168704                             05           05/01/97          0
    09168704                             N            04/01/27
    0


    1573281          686/G02             F           91,500.00         ZZ
                                         360         91,386.77          1
    160 WOODLAND STREET                8.415            698.06         75
                                       8.165            698.06      122,000.00
    BRISTOL          CT   06010          5            04/03/97         00
    0430211789                           05           06/01/97          0
    818052508                            O            05/01/27
    0


    1573423          229/G02             F          185,600.00         ZZ
                                         360        185,508.70          4
    13861 CEDAR STREET,A-D             9.500          1,560.63         80
                                       9.250          1,560.63      232,500.00
    WESTMINISTER     CA   92683          1            05/21/97         00
    0430255539                           05           07/01/97          0
    7451982                              N            06/01/27
    0


    1573461          687/G02             F           81,050.00         ZZ
                                         360         81,009.07          2
    2609 ELIZABETH AVE                 9.375            674.13         90
                                       9.125            674.13       90,100.00
    ZION             IL   60099          3            06/03/97         12
    0430263095                           05           07/01/97         25
    NG                                   N            06/01/27
    0


1


    1573486          225/225             F           42,400.00         ZZ
                                         360         42,377.43          1
    1640 NORTH PRAIRIE AVENUE          9.125            344.99         80
                                       8.875            344.99       53,000.00
    CREST HILL       IL   60435          1            05/14/97         00
    8046027                              07           07/01/97          0
    8046027                              O            06/01/27
    0


    1573494          638/G02             F          240,000.00         ZZ
                                         360        240,000.00          1
    43A ATWOOD STREET                  9.375          1,996.20         80
                                       9.125          1,996.20      300,000.00
    WELLESLEY        MA   02181          1            06/06/97         00
    0430260638                           05           08/01/97          0
    8639013                              O            07/01/27
    0


    1573532          225/225             F           48,600.00         ZZ
                                         360         48,570.55          1
    536 53RD STREET SW                 8.500            373.70         65
                                       8.250            373.70       75,000.00
    ALBUQUERQUE      NM   87105          2            05/06/97         00
    8046152                              05           07/01/97          0
    8046152                              N            06/01/27
    0


    1573668          B75/G02             F          220,000.00         ZZ
                                         360        219,672.79          1
    1325 WEST MORNINGSIDE DRIVE        9.500          1,849.88         80
                                       9.250          1,849.88      275,000.00
    BURBANK          CA   91506          1            03/25/97         10
    0430257683                           05           05/01/97         12
    2807543                              N            04/01/27
    0


    1573746          225/225             F          350,000.00         ZZ
                                         360        349,813.74          1
    5211 EAST ARROYO ROAD              9.125          2,847.72         39
                                       8.875          2,847.72      910,000.00
    PARADISE VALLEY  AZ   85253          5            05/05/97         00
    8047054                              05           07/01/97          0
    8047054                              O            06/01/27
    0


    1573749          001/G02             F           61,200.00         T
                                         360         61,168.27          1
    131 PARK DRIVE                     9.250            503.48         90
    UNIT 131-37                        9.000            503.48       68,000.00
1


    BOSTON           MA   02215          1            05/09/97         23
    0430255604                           08           07/01/97          0
    1514861                              O            06/01/27
    0


    1573761          180/G02             F          528,000.00         T
                                         360        527,719.02          1
    1934-B VERMONT ROAD                9.125          4,295.98         80
                                       8.875          4,295.98      660,000.00
    VAIL             CO   81657          2            05/27/97         23
    0430266643                           05           07/01/97          0
    4818647                              O            06/01/27
    0


    1573903          883/G02             F          140,000.00         T
                                         360        139,915.19          1
    12239 COUNTY ROAD                  8.500          1,076.48         63
                                       8.250          1,076.48      225,000.00
    FAIRHOPE         AL   36532          5            05/22/97         00
    0430260604                           05           07/01/97          0
    34767                                O            06/01/27
    0


    1573906          225/225             F           46,431.00         ZZ
                                         360         46,406.93          1
    5308 A & B LACASSINE DRIVE         9.250            381.98         90
                                       9.000            381.98       51,590.00
    ALEXANDRIA       LA   71301          1            05/21/97         14
    8042464                              05           07/01/97         25
    8042464                              N            06/01/27
    0


    1573938          737/G02             F           69,700.00         ZZ
                                         360         69,621.57          1
    9654 WEST CHATFIELD AVENUE         8.875            554.56         85
    #B                                 8.625            554.56       82,000.00
    LITTLETON        CO   80123          1            04/14/97         10
    0430261966                           05           06/01/97         12
    573358                               N            05/01/27
    0


    1573943          737/G02             F           65,000.00         ZZ
                                         360         64,934.09          1
    1808 EAST SANDRA TERRACE           9.375            540.64         85
                                       9.125            540.64       76,500.00
    PHOENIX          AZ   85022          1            04/11/97         10
    0430215517                           05           06/01/97         25
    512742                               N            05/01/27
    0
1




    1573977          F03/G02             F           36,000.00         T
                                         360         35,983.20          1
    89 MARMOT DRIVE UNIT 8             9.750            309.30         75
                                       9.500            309.30       48,000.00
    RED FEATHER LAK  CO   80545          1            05/05/97         00
    0430227173                           20           07/01/97          0
    DEN10744                             O            06/01/27
    0


    1574001          225/225             F           29,600.00         ZZ
                                         360         29,584.65          4
    3124-26 TEXAS                      9.250            243.52         80
                                       9.000            243.52       37,000.00
    ST LOUIS         MO   63118          1            05/13/97         00
    8046994                              05           07/01/97          0
    8046994                              N            06/01/27
    0


    1574003          225/225             F           44,000.00         ZZ
                                         360         43,977.19          1
    1245 ATCHESON STREET               9.250            361.98         85
                                       9.000            361.98       52,000.00
    COLUMBUS         OH   43203          1            05/16/97         04
    804676900                            05           07/01/97         20
    804676900                            N            06/01/27
    0


    1574107          225/225             F           85,500.00         ZZ
                                         360         85,457.95          3
    614 PEAR STREET                    9.500            718.93         90
                                       9.250            718.93       95,000.00
    VINELAND         NJ   08360          1            05/13/97         04
    08043824                             05           07/01/97         25
    08043824                             N            06/01/27
    0


    1574201          227/G02             F          324,000.00         ZZ
                                         360        323,291.99          1
    40213 DOE RUN LANE                 7.625          2,293.26         80
                                       7.375          2,293.26      407,000.00
    PAEONIAN SPRING  VA   22139          1            03/26/97         00
    0430253104                           05           05/01/97          0
    1703780                              O            04/01/27
    0


    1574245          180/G02             F          164,700.00         ZZ
                                         360        164,610.04          1
1


    2612 A JEFFERSON AVENUE            9.000          1,325.21         90
                                       8.750          1,325.21      183,000.00
    AUSTIN           TX   78703          1            05/02/97         10
    0430263657                           01           07/01/97         25
    4320198                              N            06/01/27
    0


    1574257          225/225             F          420,000.00         ZZ
                                         360        420,000.00          1
    15 BONWIT ROAD                     8.375          3,192.31         80
                                       8.125          3,192.31      525,000.00
    RYEBROOK         NY   10573          1            06/03/97         00
    8047297                              05           08/01/97          0
    8047297                              O            07/01/27
    0


    1574328          A33/G02             F           34,650.00         ZZ
                                         360         34,650.00          1
    1815 CADILLAC                      9.500            291.36         90
                                       9.250            291.36       38,500.00
    FLINT            MI   48504          1            06/11/97         10
    0430265348                           05           08/01/97         25
    004037820                            N            07/01/27
    0


    1574338          225/225             F           86,900.00         ZZ
                                         360         86,852.53          1
    494 DALGREEN PLACE                 9.000            699.22         74
                                       8.750            699.22      118,384.00
    HENDERSON        NV   89012          1            05/05/97         00
    8047278                              09           07/01/97          0
    8047278                              O            06/01/27
    0


    1574571          638/G02             F           88,200.00         ZZ
                                         360         88,200.00          3
    8 CARY STREET                      9.375            733.60         90
                                       9.125            733.60       98,000.00
    BROCKTON         MA   02402          1            06/13/97         14
    0430279372                           05           08/01/97         25
    08640037                             N            07/01/27
    0


    1574577          G35/G02             F          148,000.00         ZZ
                                         360        147,921.24          1
    822 WENWOOD DRIVE                  9.125          1,204.18         80
                                       8.875          1,204.18      185,000.00
    EAST MEADOW      NY   11554          1            05/23/97         00
    0430282483                           05           07/01/97          0
1


    UNKNOWN                              O            06/01/27
    0


    1575451          129/G02             F           71,200.00         ZZ
                                         360         71,164.04          1
    22628 LINCOLN                      9.375            592.21         80
                                       9.125            592.21       89,000.00
    ST CLAIR SHORES  MI   48082          5            05/21/97         00
    0430261610                           05           07/01/97          0
    3060066929                           O            06/01/27
    0


    1575477          225/225             F           60,750.00         ZZ
                                         360         60,719.32          1
    3803-108 CHIMNEY RIDGE PLACE       9.375            505.29         90
                                       9.125            505.29       67,500.00
    DURHAM           NC   27713          1            05/16/97         10
    8045320                              01           07/01/97         25
    8045320                              N            06/01/27
    0


    1575478          B43/G02             F           93,000.00         ZZ
                                         360         92,943.66          1
    2600 SOUTH OAKHURST                8.500            715.09         76
    UNIT #23                           8.250            715.09      123,000.00
    GLENWOOD SPRING  CO   81601          1            05/27/97         00
    0430260554                           09           07/01/97          0
    1575478                              O            06/01/27
    0


    1575485          747/G02             F           76,500.00         ZZ
                                         360         76,462.38          2
    616-618 6TH AVENUE                 9.500            643.25         90
                                       9.250            643.25       85,000.00
    MARCO ISLAND     FL   34135          1            05/09/97         01
    0430257675                           05           07/01/97         25
    173969                               N            06/01/27
    0


    1575532          637/G02             F          186,300.00         ZZ
                                         360        186,192.81          1
    12 CANTERBURY LANE                 8.750          1,465.63         90
                                       8.500          1,465.63      207,000.00
    NEW MILFOR       NJ   07646          1            05/19/97         01
    0430254938                           01           07/01/97         30
    9680364                              O            06/01/27
    0


1


    1575631          074/G02             F           50,000.00         ZZ
                                         360         49,734.75          3
    15923,15925&15925 1/2,VANOWEN      9.000            402.32         39
    STREET                             8.750            402.32      130,000.00
    VAN NUYS         CA   91406          1            04/02/97         00
    0430213264                           05           06/01/97          0
    1596026888                           N            05/01/27
    0


    1575958          225/225             F          107,100.00         ZZ
                                         360        107,048.69          2
    222 224 BENNETT STREET             9.625            910.34         90
                                       9.375            910.34      119,000.00
    BRIDGEPORT       CT   06604          1            05/22/97         04
    804614600                            05           07/01/97         25
    804614600                            N            06/01/27
    0


    1576123          253/253             F           70,000.00         ZZ
                                         360         70,000.00          1
    25485 ROUTT COUNTY ROAD 56         8.500            538.24         24
                                       8.250            538.24      295,000.00
    STEAMBOAT SPRIN  CO   80477          5            06/09/97         00
    328448                               05           08/01/97          0
    328448                               O            07/01/27
    0


    1576124          766/G02             F           39,500.00         ZZ
                                         360         39,456.68          4
    3110 NW 19 AVENUE                  9.000            317.83         72
                                       8.750            317.83       55,000.00
    MIAMI            FL   33142          1            04/23/97         00
    0430285213                           09           06/01/97          0
    97SG0131                             N            05/01/27
    0


    1576164          001/G02             F           43,400.00         ZZ
                                         360         43,374.37          1
    62-66 QUEENSBERRY STREET           8.625            337.57         70
    UNIT 3 15                          8.375            337.57       62,000.00
    BOSTON           MA   02215          1            05/13/97         00
    0430255752                           01           07/01/97          0
    1514805                              N            06/01/27
    0


    1576333          B43/G02             F          291,200.00         ZZ
                                         360        291,045.03          1
    197 ELK MOUNTAIN DRIVE             9.125          2,369.30         80
                                       8.875          2,369.30      364,000.00
1


    REDSTONE         CO   81623          1            05/13/97         00
    0430252619                           05           07/01/97          0
    1576333                              O            06/01/27
    0


    1576342          637/G02             F           83,925.00         ZZ
                                         360         83,925.00          4
    4843 PENN GROVE                    8.750            660.24         90
                                       8.500            660.24       93,250.00
    LAKE WORTH       FL   33461          3            06/03/97         01
    0430279976                           05           08/01/97         25
    9844366                              N            07/01/27
    0


    1576344          286/286             F          183,000.00         ZZ
                                         360        182,914.62          2
    356 HOWLAND AVENUE                 9.750          1,572.26         90
                                       9.500          1,572.26      204,000.00
    ENGLEWOOD        NJ   07631          1            05/02/97         10
    9171080                              05           07/01/97         25
    9171080                              N            06/01/27
    0


    1576415          811/G02             F           52,000.00         T
                                         360         51,974.43          1
    15718 EAST WATERSIDE UNIT 106      9.500            437.24         80
                                       9.250            437.24       65,000.00
    FT LAUDERDALE    FL   33321          1            05/16/97         00
    0430251785                           01           07/01/97          0
    FM106148                             O            06/01/27
    0


    1576422          377/377             F           35,000.00         ZZ
                                         360         34,981.85          1
    330 WALNUT STREET                  9.250            287.94         75
                                       9.000            287.94       46,750.00
    ROCK HILL        SC   29730          1            05/30/97         00
    3659752                              05           07/01/97          0
    3659752                              N            06/01/27
    0


    1576433          292/G02             F          127,000.00         ZZ
                                         360        126,934.16          1
    425 MIDLAND AVENUE                 9.250          1,044.80         67
                                       9.000          1,044.80      192,000.00
    LITTLE ROCK      AR   72205          1            05/29/97         00
    0430252544                           05           07/01/97          0
    1278045                              O            06/01/27
    0
1




    1576534          369/G02             F           57,600.00         ZZ
                                         360         57,472.00          1
    77 SOUTH FIFTH AVENUE              9.625            489.60         90
                                       9.375            489.60       64,000.00
    COATESVILLE      PA   19320          1            03/12/97         01
    0430220293                           05           05/01/97         25
    60399656                             N            04/01/27
    0


    1576536          369/G02             F           63,000.00         ZZ
                                         360         62,794.97          1
    1200 NOLEN ROAD                    9.125            512.59         74
                                       8.875            512.59       86,000.00
    ABINGTON         PA   19001          1            12/09/96         01
    0430220178                           05           02/01/97         30
    60305125                             N            01/01/27
    0


    1576647          757/757             F           75,000.00         ZZ
                                         360         74,959.03          1
    5488 5TH STREET                    9.000            603.47         69
                                       8.750            603.47      109,000.00
    ST AUGUSTINE     FL   32084          1            05/27/97         00
    8900559                              05           07/01/97          0
    8900559                              O            06/01/27
    0


    1576653          F78/G02             F           40,100.00         ZZ
                                         360         40,056.04          1
    3858 GOPHER STREET                 9.000            322.65         75
                                       8.750            322.65       53,500.00
    SARASOTA         FL   34232          1            04/25/97         00
    0430253153                           05           06/01/97          0
    UNKNOWN                              N            05/01/27
    0


    1576659          E20/G02             F          116,000.00         ZZ
                                         360        115,939.86          1
    9175 GULLATT ROAD                  9.250            954.31         80
                                       9.000            954.31      145,000.00
    PALMETTO         GA   30268          5            05/14/97         00
    0430251835                           05           07/01/97          0
    UNKNOWN                              O            06/01/27
    0


    1576709          A38/G02             F           64,000.00         ZZ
                                         360         63,965.94          1
1


    9804 ELOICE ROAD                   9.125            520.73         80
                                       8.875            520.73       80,000.00
    EL PASO          TX   79924          1            05/20/97         00
    0430263913                           05           07/01/97          0
    1910037                              O            06/01/27
    0


    1576711          G51/G02             F          157,600.00         ZZ
                                         360        157,513.91          1
    2388 ALBION STREET                 9.000          1,268.09         80
                                       8.750          1,268.09      197,500.00
    DENVER           CO   80207          1            05/15/97         00
    0430230805                           05           07/01/97          0
    UNKNOWN                              O            06/01/27
    0


    1576713          140/G02             F          107,200.00         ZZ
                                         360        107,141.44          1
    1209 SOUTH IDAHO STREET            9.000            862.56         68
                                       8.750            862.56      159,000.00
    APACHE JUNCTION  AZ   85219          1            05/23/97         00
    0430259317                           05           07/01/97          0
    433416                               O            06/01/27
    0


    1576761          E67/G02             F          121,500.00         T
                                         360        121,424.48          1
    65465 CLINE FALLS ROAD             8.375            923.49         90
                                       8.125            923.49      135,000.00
    BEND             OR   97701          1            05/09/97         01
    0430231829                           27           07/01/97         25
    6219                                 O            06/01/27
    0


    1576784          B75/G02             F          178,000.00         ZZ
                                         360        177,819.53          4
    7101 N 8TH STREET                  9.375          1,480.51         85
                                       9.125          1,480.51      210,000.00
    MCALLEN          TX   78504          4            04/09/97         01
    0430258301                           05           06/01/97         25
    2809697                              N            05/01/27
    0


    1576786          B75/G02             F          139,500.00         ZZ
                                         360        139,343.02          4
    2704 N SALEM STREET                8.875          1,109.92         90
                                       8.625          1,109.92      155,000.00
    MESA             AZ   85215          1            04/14/97         11
    0430220772                           05           06/01/97         25
1


    2887958                              O            05/01/27
    0


    1576794          H05/H05             F          161,500.00         ZZ
                                         360        161,409.46          1
    6411 BANNOCK ROAD                  8.875          1,284.97         85
                                       8.625          1,284.97      190,000.00
    WESTMINSTER      CA   92683          2            05/28/97         10
    1500107040020                        05           07/01/97         20
    1500107040020                        N            06/01/27
    0


    1576795          E83/E83             F           73,500.00         ZZ
                                         360         73,458.79          1
    11 SELENA COURT                    8.875            584.80         60
                                       8.500            584.80      123,500.00
    WALDEN           NY   12586          1            05/28/97         00
    97040027                             05           07/01/97          0
    97040027                             O            06/01/27
    0


    1576822          883/G02             F           66,200.00         T
                                         360         66,168.29          1
    1399 LEMON STREET                  9.625            562.69         80
                                       9.375            562.69       82,800.00
    CLEARWATER       FL   34616          1            05/28/97         00
    0430264648                           05           07/01/97          0
    UNKNOWN                              O            06/01/27
    0


    1576823          F03/G02             F          190,000.00         ZZ
                                         360        189,890.68          1
    16138 EAST PRENTICE PLACE          8.750          1,494.74         80
                                       8.500          1,494.74      237,500.00
    AURORA           CO   80015          1            05/22/97         00
    0430259150                           05           07/01/97          0
    DEN10890                             O            06/01/27
    0


    1576839          638/G02             F          337,500.00         ZZ
                                         360        337,500.00          1
    22322 LASSEN STREET                9.500          2,837.88         75
                                       9.250          2,837.88      450,000.00
    CHATSWORTH       CA   91311          2            06/09/97         00
    0430279687                           05           08/01/97          0
    08638722                             N            07/01/27
    0


1


    1576913          A78/G02             F          105,000.00         ZZ
                                         360        104,878.73          1
    3142 EASTWOOD COURT                8.750            826.04         75
                                       8.500            826.04      140,000.00
    BOULDER          CO   80304          1            04/23/97         00
    0430251918                           07           06/01/97          0
    010051738                            O            05/01/27
    0


    1576965          E83/E83             F          177,600.00         ZZ
                                         240        177,316.75          1
    2 TREELINE DRIVE                   8.500          1,541.25         80
                                       8.250          1,541.25      222,000.00
    WAPPINGERS FALL  NY   12590          1            05/28/97         00
    97020034                             05           07/01/97          0
    97020034                             O            06/01/17
    0


    1576966          E53/G02             F           84,000.00         ZZ
                                         360         83,954.12          1
    9775 SW 53RD TER                   9.000            675.88         64
                                       8.750            675.88      133,000.00
    MIAMI            FL   33165          5            05/28/97         00
    0430256479                           05           07/01/97          0
    11108415                             O            06/01/27
    0


    1576973          E46/G02             F          130,500.00         ZZ
                                         360        130,500.00          2
    73 ROSEDALE AVENUE                 9.625          1,109.24         90
                                       9.375          1,109.24      145,000.00
    ELMWOOD PARK     NJ   07407          1            06/05/97         04
    0430252205                           05           08/01/97         25
    25140                                N            07/01/27
    0


    1576991          G81/G02             F           95,200.00         ZZ
                                         360         95,146.63          1
    1200 WEST 61 PLACE                 8.875            757.45         80
                                       8.625            757.45      119,000.00
    HIALEAH          FL   33012          1            05/13/97         00
    0430257980                           05           07/01/97          0
    021704093                            O            06/01/27
    0


    1577030          B75/G02             F           38,400.00         ZZ
                                         360         38,379.02          1
    1913 S OCEAN DRIVE                 9.000            308.98         80
    #322                               8.750            308.98       48,000.00
1


    HALLANDALE       FL   33009          1            05/16/97         00
    0430259606                           01           07/01/97          0
    2867810                              O            06/01/27
    0


    1577043          965/G02             F           57,200.00         ZZ
                                         360         57,147.80          1
    3537 WEST LIBBY STREET             9.875            496.70         65
                                       9.625            496.70       88,000.00
    GLENDALES        AZ   85308          5            04/29/97         00
    0430258038                           05           06/01/97          0
    194251                               N            05/01/27
    0


    1577086          001/G02             F          165,000.00         ZZ
                                         360        164,894.79          4
    241-43 SOUTH STREET                8.250          1,239.59         63
                                       8.000          1,239.59      266,000.00
    HINGHAM          MA   02043          5            05/28/97         00
    0430252551                           07           07/01/97          0
    1514961                              N            06/01/27
    0


    1577090          992/G02             F          119,900.00         ZZ
                                         360        119,834.50          1
    345 CLARK ROAD                     9.000            964.75         75
                                       8.750            964.75      160,000.00
    SOUTHOLD         NY   11971          1            05/27/97         00
    0430251520                           05           07/01/97          0
    323246                               N            06/01/27
    0


    1577131          377/377             F           54,000.00         ZZ
                                         360         53,940.78          1
    4130 COLERAIN AVENUE               9.000            434.50         90
                                       8.750            434.50       60,000.00
    CINCINNATI       OH   45239          1            04/25/97         10
    6492045                              05           06/01/97         25
    6492045                              N            05/01/27
    0


    1577139          F27/G02             F           99,000.00         ZZ
                                         360         98,943.04          1
    1600 MULBERRY AVENUE               8.750            778.84         90
                                       8.500            778.84      110,000.00
    CHARLOTTESVILLE  VA   22903          1            05/30/97         12
    0430285783                           05           07/01/97         25
    6262166                              N            06/01/27
    0
1




    1577150          253/253             F           93,750.00         ZZ
                                         360         93,750.00          1
    1844B OLD HIGHWAY 66               8.250            704.32         75
                                       8.000            704.32      125,000.00
    EDGEWOOD         NM   87015          2            06/11/97         00
    328948                               05           08/01/97          0
    328948                               O            07/01/27
    0


    1577152          H13/H13             F           47,200.00         T
                                         360         46,504.50          1
    335 FERNWOOD                       9.500            396.88         80
                                       9.250            396.88       59,000.00
    WILLIAMSTOWN     KY   41097          1            04/28/95         00
    10118786                             05           06/01/95          0
    10118786                             O            05/01/25
    0


    1577239          687/G02             F          156,750.00         ZZ
                                         360        156,657.45          1
    18803 HIGHWOOD ESTATES DRIVE       8.625          1,219.19         75
                                       8.375          1,219.19      209,000.00
    PACIFIC          MO   63069          1            05/30/97         00
    0430257584                           05           07/01/97          0
    NG                                   O            06/01/27
    0


    1577296          140/G02             F           39,600.00         ZZ
                                         360         39,600.00          1
    104 WHITNEY AVENUE                 9.250            325.78         90
                                       9.000            325.78       44,000.00
    HUNTSVILLE       AL   35810          2            06/03/97         10
    0430260539                           05           08/01/97         25
    426047                               N            07/01/27
    0


    1577321          828/G02             F           43,200.00         ZZ
                                         360         43,178.75          1
    3622 ELVA AVENUE                   9.500            363.25         90
                                       9.250            363.25       48,000.00
    DALLAS           TX   75227          1            05/30/97         10
    0430261081                           05           07/01/97         25
    75010008                             N            06/01/27
    0


    1577325          B26/G02             F          272,000.00         ZZ
                                         360        272,000.00          2
1


    35 BAY 7TH STREET                  8.750          2,139.83         80
                                       8.500          2,139.83      340,000.00
    BROOKLYN         NY   11228          5            06/03/97         00
    0430261008                           05           08/01/97          0
    1311012097R                          O            07/01/27
    0


    1577367          737/G02             F           55,250.00         ZZ
                                         360         55,189.43          1
    13500 EAST CORNELL AVENUE #203     9.000            444.55         65
                                       8.750            444.55       85,000.00
    AURORA           CO   80014          2            04/25/97         00
    0430252734                           01           06/01/97          0
    573475                               N            05/01/27
    0


    1577509          638/G02             F           98,900.00         ZZ
                                         360         98,844.56          1
    1113 DURBAN COURT                  8.875            786.89         75
                                       8.625            786.89      131,890.00
    NORTH LAS VEGAS  NV   89030          1            05/29/97         00
    0430253401                           03           07/01/97          0
    08638917                             O            06/01/27
    0


    1577511          687/G02             F           28,800.00         ZZ
                                         360         28,785.83          1
    340 WESTFIELD STREET               9.500            242.17         69
                                       9.250            242.17       42,000.00
    ROCHESTER        NY   14619          1            05/23/97         00
    0430258442                           05           07/01/97          0
    NG                                   N            06/01/27
    0


    1577517          369/G02             F          239,200.00         ZZ
                                         360        239,062.38          1
    4926A LAUDERDALE AVE               8.750          1,881.79         80
                                       8.500          1,881.79      299,000.00
    VIRGINIA BEACH   VA   23455          1            05/13/97         00
    0430281568                           01           07/01/97          0
    60092368                             O            06/01/27
    0


    1577543          069/G02             F          152,000.00         ZZ
                                         360        151,900.57          1
    1804 EAST 219TH STREET             8.125          1,128.60         80
                                       7.875          1,128.60      190,000.00
    CARSON           CA   90745          2            05/28/97         00
    0430258541                           05           07/01/97          0
1


    2178317                              O            06/01/27
    0


    1577625          593/593             F           87,000.00         ZZ
                                         360         86,896.89          1
    824 DAKOTA STREET SOUTHEAST        8.625            676.68         80
                                       8.375            676.68      109,000.00
    ALBUQUERQUE      NM   87108          1            04/16/97         00
    6785927                              05           06/01/97          0
    6785927                              O            05/01/27
    0


    1577700          882/G02             F           36,000.00         ZZ
                                         360         36,000.00          1
    2000 BIARRITZ DRIVE                9.250            296.16         90
    #304                               9.000            296.16       40,000.00
    MIAMI BEACH      FL   33141          1            06/17/97         10
    0430280495                           05           08/01/97         30
    975104                               N            07/01/27
    0


    1577707          G88/G02             F           93,600.00         ZZ
                                         360         93,551.47          1
    53 SUMMIT STREET                   9.250            770.03         80
                                       9.000            770.03      117,000.00
    PORTLAND         ME   04103          1            05/27/97         00
    0430257360                           05           07/01/97          0
    09703034                             O            06/01/27
    0


    1577713          561/G02             F           81,000.00         ZZ
                                         360         80,924.11          1
    9260 E 82ND STREET                 9.750            695.92         90
                                       9.500            695.92       90,000.00
    INDIANAPOLIS     IN   46256          1            04/25/97         10
    0430221523                           05           06/01/97         25
    9027657                              N            05/01/27
    0


    1577741          144/144             F          146,000.00         ZZ
                                         360        146,000.00          1
    30 JACOBS ROAD                     8.250          1,096.85         80
                                       8.000          1,096.85      182,500.00
    T/HAVERSTRAW     NY   10984          1            06/25/97         00
    111564189                            05           08/01/97          0
    111564189                            O            07/01/27
    0


1


    1577744          561/G02             F          300,000.00         ZZ
                                         360        299,827.39          1
    18 VISTA VIEW COURT                8.750          2,360.11         75
                                       8.500          2,360.11      400,000.00
    KINGSVILLE       MD   21087          5            05/21/97         00
    0430263459                           05           07/01/97          0
    9045543                              O            06/01/27
    0


    1577747          705/G02             F          148,500.00         ZZ
                                         360        148,500.00          3
    2511 CLARENDON ROAD                9.000          1,194.86         90
                                       8.750          1,194.86      165,000.00
    BROOKLYN         NY   11226          1            06/26/97         01
    0430284299                           05           08/01/97         25
    97300004                             O            07/01/27
    0


    1577789          180/G02             F          495,000.00         T
                                         360        494,736.58          1
    1934 A VERMONT ROAD                9.125          4,027.48         75
                                       8.875          4,027.48      660,000.00
    VAIL             CO   81657          2            05/27/97         00
    0430265058                           05           07/01/97          0
    4818639                              O            06/01/27
    0


    1577795          129/G02             F           44,100.00         ZZ
                                         360         44,036.10          1
    4257 CLEVELAND AVENUE              9.625            374.85         90
                                       9.375            374.85       49,000.00
    DAYTON           OH   45410          1            03/05/97         01
    0430255505                           05           05/01/97         25
    3800021887                           N            04/01/27
    0


    1577796          225/225             F           92,800.00         ZZ
                                         360         92,740.82          1
    2421 R 75 ROAD                     8.250            697.18         80
                                       8.000            697.18      116,000.00
    CERAREDGE        CO   81413          5            05/20/97         04
    8045614                              05           07/01/97         12
    8045614                              O            06/01/27
    0


    1577828          229/G02             F          189,000.00         ZZ
                                         360        188,904.55          1
    3518 MOBERLY                       9.375          1,572.01         90
                                       9.125          1,572.01      210,000.00
1


    COMMERCE         MI   48382          3            05/28/97         10
    0430254425                           05           07/01/97         30
    7475783                              N            06/01/27
    0


    1577874          E53/G02             F           83,995.00         T
                                         360         83,947.91          1
    3025 STILLWATER DRIVE              8.875            668.30         80
                                       8.625            668.30      105,000.00
    KISSIMMEE        FL   34743          1            06/02/97         00
    0430259242                           03           07/01/97          0
    0011401029                           O            06/01/27
    0


    1577900          F03/G02             F          577,500.00         ZZ
                                         360        577,200.61          1
    124 SOUTH MARTIN STREET            9.250          4,750.95         75
                                       9.000          4,750.95      770,000.00
    ANAHEIM          CA   92808          1            05/16/97         00
    0430259549                           05           07/01/97          0
    LAG10309                             O            06/01/27
    0


    1577908          B75/G02             F          136,200.00         ZZ
                                         360        136,129.39          2
    3426 NORTH CLAREMONT AVENUE        9.250          1,120.48         90
                                       9.000          1,120.48      151,350.00
    CHICAGO          IL   60618          1            05/27/97         04
    0430262667                           05           07/01/97         25
    2867794                              N            06/01/27
    0


    1577926          608/G02             F           88,500.00         ZZ
                                         360         88,449.08          2
    203 N HARVARD AVENUE               8.750            696.23         75
                                       8.500            696.23      118,000.00
    VENTNOR          NJ   08406          1            05/15/97         00
    0430253187                           05           07/01/97          0
    96379                                N            06/01/27
    0


    1577962          G60/G02             F           50,850.00         ZZ
                                         360         50,825.64          2
    6336 GARDENIA STREET               9.625            432.22         90
                                       9.375            432.22       56,500.00
    PHILADELPHIA     PA   19144          1            05/27/97         01
    0430253682                           07           07/01/97         25
    1008521                              N            06/01/27
    0
1




    1578010          F34/G02             F          376,000.00         ZZ
                                         360        375,480.78          1
    5812 MADAKET ROAD                  7.875          2,726.26         80
                                       7.625          2,726.26      470,000.00
    BETHESDA         MD   20816          1            04/18/97         00
    0430234658                           03           06/01/97          0
    102814                               O            05/01/27
    0


    1578052          E22/G02             F          296,000.00         ZZ
                                         360        295,675.43          1
    27 WATERS EDGE                     9.000          2,381.68         80
                                       8.750          2,381.68      370,000.00
    SPARTA           NJ   07871          2            04/25/97         00
    0410376974                           05           06/01/97          0
    410376974                            O            05/01/27
    0


    1578092          568/G02             F           67,500.00         ZZ
                                         360         67,461.17          3
    41933 A, B & C DRIVE               8.750            531.02         90
                                       8.500            531.02       75,000.00
    HEMET            CA   92544          1            05/23/97         12
    0430262352                           05           07/01/97         25
    808662A                              O            06/01/27
    0


    1578095          E91/G02             F          239,200.00         ZZ
                                         360        239,055.09          4
    1208 EMERYWOOD COURT               8.500          1,839.24         75
                                       8.250          1,839.24      318,950.00
    LAS VEGAS        NV   89128          1            05/14/97         00
    0430234617                           05           07/01/97          0
    1578095                              N            06/01/27
    0


    1578098          637/G02             F           60,000.00         ZZ
                                         360         59,965.48          1
    3246 TROUT RIVER BLVD              8.750            472.02         67
                                       8.500            472.02       90,000.00
    JACKSONVILLE     FL   32208          1            05/23/97         00
    0430250829                           05           07/01/97          0
    9858796                              O            06/01/27
    0


    1578131          180/G02             F          112,000.00         ZZ
                                         360        111,937.21          1
1


    1005 WILSON ROAD                   8.875            891.12         80
                                       8.625            891.12      140,000.00
    LANCASTER        TX   75146          1            05/16/97         00
    0430253849                           05           07/01/97          0
    3956844                              O            06/01/27
    0


    1578136          225/225             F           70,400.00         ZZ
                                         360         70,360.53          1
    3002 OLD GATE ROAD                 8.875            560.14         80
                                       8.625            560.14       88,000.00
    MOREHEAD CITY    NC   28557          1            06/02/97         00
    8047983                              05           07/01/97          0
    8047983                              O            06/01/27
    0


    1578139          225/225             F           22,500.00         ZZ
                                         360         22,488.02          1
    1518 MCCONNELL ROAD                9.125            183.07         90
                                       8.875            183.07       25,000.00
    GREENSBORO       NC   27406          1            05/27/97         10
    8045398                              05           07/01/97         25
    8045398                              N            06/01/27
    0


    1578148          405/405             F          135,800.00         ZZ
                                         360        135,639.07          1
    532 SOUTH ALFRED STREET            8.625          1,056.24         85
                                       8.375          1,056.24      159,800.00
    ALEXANDRIA       VA   22314          1            04/25/97         04
    4211991                              09           06/01/97         12
    4211991                              N            05/01/27
    0


    1579037          369/G02             F           63,000.00         ZZ
                                         360         62,936.11          1
    10909 YOGI BERRA DRIVE             9.375            524.01         90
                                       9.125            524.01       70,000.00
    EL PASO          TX   79934          2            04/12/97         01
    0430251959                           05           06/01/97         25
    60121589                             N            05/01/27
    0


    1579041          B75/G02             F          110,400.00         ZZ
                                         360        110,272.50          1
    407 NORTH NORTON AVENUE            8.750            868.52         80
                                       8.500            868.52      138,000.00
    LOS ANGELES      CA   90004          1            04/10/97         00
    0430262691                           05           06/01/97          0
1


    2888345                              O            05/01/27
    0


    1579045          369/G02             F           93,000.00         ZZ
                                         360         92,892.58          1
    118 NORTH MARTINDALE AVE           8.750            731.64         75
                                       8.500            731.64      124,000.00
    VENTNOR          NJ   08406          5            04/15/97         00
    0430251579                           05           06/01/97          0
    60411220                             O            05/01/27
    0


    1579051          369/G02             F           72,000.00         ZZ
                                         360         71,928.88          2
    3 CAROL COURT                      9.500            605.42         90
                                       9.250            605.42       80,000.00
    BROOKSHIRE       TX   77423          1            04/04/97         01
    0430251595                           05           06/01/97         25
    60444494                             N            05/01/27
    0


    1579054          H45/H45             F          150,000.00         ZZ
                                         360        149,904.35          1
    12 ADAMS LANE                      8.250          1,126.90         67
                                       8.000          1,126.90      226,000.00
    SUFFERN          NY   10901          2            05/30/97         00
    900158808                            05           07/01/97          0
    900158808                            O            06/01/27
    0


    1579133          638/G02             F           94,000.00         ZZ
                                         360         93,945.92          4
    481 MAE STREET #1 #4               8.750            739.50         80
                                       8.500            739.50      117,500.00
    CLIFTON          CO   81520          1            05/29/97         00
    0430255802                           05           07/01/97          0
    8641259                              N            06/01/27
    0


    1579135          225/225             F           30,600.00         ZZ
                                         360         30,584.54          2
    4035 CONNECTICUT STREET            9.375            254.52         90
                                       9.125            254.52       34,000.00
    ST LOUIS         MO   63116          1            05/30/97         10
    8046369                              05           07/01/97         25
    8046369                              N            06/01/27
    0


1


    1579154          624/G02             F           68,000.00         ZZ
                                         360         67,964.75          1
    13031 LINCOLN WAY, #109            9.250            559.42         85
                                       9.000            559.42       80,000.00
    AUBURN           CA   95603          2            05/23/97         95
    0430250662                           01           07/01/97          0
    88400170406                          O            06/01/27
    0


    1579161          811/G02             F           52,000.00         T
                                         360         51,970.09          1
    16421 BLATT BOULEVARD              8.750            409.08         78
    UNIT 104                           8.500            409.08       67,000.00
    FT LAUDERDALE    FL   33326          1            05/14/97         23
    0430279638                           01           07/01/97          0
    FM00105772                           O            06/01/27
    0


    1579174          225/225             F          146,400.00         ZZ
                                         360        146,317.92          1
    1342 WEST SEASHORE DRIVE           8.875          1,164.83         80
                                       8.625          1,164.83      183,000.00
    GILBERT          AZ   85233          1            05/21/97         00
    8047374                              03           07/01/97          0
    8047374                              O            06/01/27
    0


    1579201          180/G02             F           73,000.00         ZZ
                                         360         72,958.00          1
    4208 LEEDS AVENUE                  8.750            574.29         78
                                       8.500            574.29       94,000.00
    BALTIMORE        MD   21229          2            05/27/97         00
    0430278804                           05           07/01/97          0
    4802252                              N            06/01/27
    0


    1579206          229/G02             F           52,000.00         ZZ
                                         360         51,973.74          1
    3923 MARTHA STREET                 9.375            432.51         80
                                       9.125            432.51       65,000.00
    OMAHA            NE   68105          1            05/29/97         04
    0430255976                           05           07/01/97         12
    7456692                              N            06/01/27
    0


    1579208          140/G02             F          100,200.00         ZZ
                                         360        100,140.84          1
    15537 ROYAL OAK COURT              8.625            779.35         80
                                       8.375            779.35      125,305.00
1


    CLERMONT         FL   34711          1            05/30/97         00
    0430262261                           05           07/01/97          0
    435851                               O            06/01/27
    0


    1579373          F03/G02             F          145,000.00         T
                                         360        144,924.83          1
    3311 JUNIPER DRIVE                 9.250          1,192.88         63
                                       9.000          1,192.88      231,000.00
    MOAB             UT   84532          5            05/16/97         00
    0430251678                           05           07/01/97          0
    DEN10383                             O            06/01/27
    0


    1579433          F03/G02             F           63,750.00         ZZ
                                         360         63,715.18          1
    310 E BROOKSIDE STREET             9.000            512.95         75
                                       8.750            512.95       85,000.00
    COLORADO SPRING  CO   80906          5            05/29/97         00
    0430259028                           05           07/01/97          0
    CSC10069                             N            06/01/27
    0


    1579460          405/405             F          168,000.00         ZZ
                                         240        167,764.01          2
    2942 KINGSLAND AVENUE              9.500          1,565.99         70
                                       9.250          1,565.99      240,000.00
    BRONX            NY   10469          5            05/30/97         00
    4177754                              05           07/01/97          0
    4177754                              N            06/01/17
    0


    1579475          E91/G02             F          239,175.00         ZZ
                                         360        239,175.00          4
    1308 EMERYWOOD COURT               8.750          1,881.59         75
                                       8.500          1,881.59      318,925.00
    LAS VEGAS        NV   89128          1            06/03/97         00
    0430260992                           05           08/01/97          0
    1579475                              N            07/01/27
    0


    1579550          668/G02             F          158,000.00         ZZ
                                         360        157,792.58          1
    5355 SILVER POINT WAY              8.125          1,173.15         48
                                       7.875          1,173.15      332,481.00
    SAN JOSE         CA   95138          1            04/21/97         00
    0430258780                           01           06/01/97          0
    200618                               O            05/01/27
    0
1




    1579589          225/225             F           44,000.00         ZZ
                                         360         43,975.33          1
    16 HARCOURT AVE                    8.875            350.09         80
                                       8.625            350.09       55,000.00
    SOUTH KINGSTOWN  RI   02879          1            05/23/97         00
    8043938                              05           07/01/97          0
    8043938                              N            06/01/27
    0


    1579607          225/225             F           55,800.00         ZZ
                                         360         55,771.06          1
    1551 GENESSEE AVENUE               9.250            459.06         90
                                       9.000            459.06       62,000.00
    COLUMBUS         OH   43211          1            05/19/97         10
    8048533                              05           07/01/97         25
    8048533                              N            06/01/27
    0


    1579613          225/225             F           60,300.00         ZZ
                                         360         60,270.34          3
    5520-22 ARTS STREET                9.500            507.04         90
                                       9.250            507.04       67,000.00
    NEW ORLEANS      LA   70122          1            05/27/97         10
    8045247                              05           07/01/97         25
    8045247                              N            06/01/27
    0


    1579634          229/G02             F          160,000.00         ZZ
                                         360        159,900.55          3
    1312 EAST HARVARD A, B, AND C      8.375          1,216.12         80
                                       8.125          1,216.12      200,000.00
    GLENDALE         CA   91205          1            05/22/97         00
    0430264861                           05           07/01/97          0
    7479694                              O            06/01/27
    0


    1579687          E86/G02             F           46,710.00         ZZ
                                         360         46,688.77          2
    6 WASHINGTON AVENUE                9.875            405.61         90
                                       9.625            405.61       51,900.00
    TORRINGTON       CT   06790          1            05/30/97         04
    0430251652                           05           07/01/97         25
    17647                                N            06/01/27
    0


    1579723          E22/G02             F           19,500.00         ZZ
                                         360         19,481.72          1
1


    10615 HAZLEHURST LANE              9.750            167.54         65
                                       9.500            167.54       30,000.00
    HOUSTON          TX   77043          5            05/01/97         00
    0410317473                           09           06/01/97          0
    410317473                            N            05/01/27
    0


    1579761          003/G02             F           88,400.00         ZZ
                                         360         88,354.17          2
    5676 HERON COURT                   9.250            727.25         85
                                       9.000            727.25      104,000.00
    NORCROSS         GA   30071          1            05/06/97         12
    0430252684                           05           07/01/97         30
    0003811239                           N            06/01/27
    0


    1579802          A78/G02             F          123,750.00         ZZ
                                         360        123,684.15          1
    7195 WEST FREMONT PLACE            9.125          1,006.87         90
                                       8.875          1,006.87      137,500.00
    LITTLETON        CO   80123          1            05/28/97         01
    0430253823                           05           07/01/97         25
    060450882                            N            06/01/27
    0


    1579809          811/G02             F          110,000.00         T
                                         360        109,942.98          1
    773 VISTA MEADOWS DRIVE            9.250            904.94         72
                                       9.000            904.94      153,497.00
    FORT LAUDERDALE  FL   33327          1            05/16/97         00
    0430279489                           03           07/01/97          0
    FM00104206                           O            06/01/27
    0


    1579811          225/225             F           66,600.00         ZZ
                                         360         66,564.56          1
    1407 SHEPPARD LANE                 9.125            541.88         90
                                       8.875            541.88       74,000.00
    WYLIE            TX   75098          1            05/27/97         04
    8048658                              05           07/01/97         25
    8048658                              N            06/01/27
    0


    1579812          638/G02             F           46,800.00         ZZ
                                         360         46,774.44          2
    6435 VINE STREET                   9.000            376.56         90
                                       8.750            376.56       52,000.00
    PHILADELPHIA     PA   19151          1            05/30/97         04
    0430252130                           05           07/01/97         25
1


    8642909                              N            06/01/27
    0


    1579813          638/G02             F          106,500.00         ZZ
                                         360        106,435.48          1
    401 MCKEEVER LANE                  8.500            818.89         83
                                       8.250            818.89      128,500.00
    NORTHAMPTON      PA   18067          5            05/29/97         04
    0430262592                           05           07/01/97         12
    08642856                             O            06/01/27
    0


    1579822          624/G02             F           82,800.00         ZZ
                                         360         82,758.19          1
    30 OAKS PLACE                      9.375            688.69         90
                                       9.125            688.69       92,500.00
    LAGO VISTA       TX   78645          1            05/23/97         10
    0430251496                           05           07/01/97         35
    82002670153                          N            06/01/27
    0


    1579860          G52/G02             F          124,450.00         ZZ
                                         360        124,302.52          1
    7147 EAST NATAL AVENUE             8.625            967.96         80
                                       8.375            967.96      155,577.00
    MESA             AZ   85208          1            04/16/97         00
    0430227439                           03           06/01/97          0
    200891                               O            05/01/27
    0


    1579872          E22/G02             F           68,300.00         ZZ
                                         360         68,228.91          1
    2701 NORTH 6TH STREET              9.250            561.89         95
                                       9.000            561.89       71,900.00
    ROGERS           AR   72756          1            05/02/97         04
    0410316509                           05           06/01/97         30
    410316509                            O            05/01/27
    0


    1579971          180/G02             F          107,000.00         ZZ
                                         360        106,940.01          1
    1715 WOODSIDE COURT                8.875            851.34         75
                                       8.625            851.34      142,750.00
    KISSIMME         FL   34744          1            05/29/97         00
    0430262832                           05           07/01/97          0
    4953626                              O            06/01/27
    0


1


    1580018          E46/G02             F           82,000.00         ZZ
                                         360         82,000.00          1
    1377 SHERIDAN AVENUE               8.750            645.09         74
                                       8.500            645.09      111,000.00
    VINELAND         NJ   08360          2            06/03/97         00
    0430253955                           05           08/01/97          0
    25106                                O            07/01/27
    0


    1580105          918/G02             F          108,450.00         ZZ
                                         360        108,450.00          2
    86-25 77TH STREET                  9.375            902.03         90
                                       9.125            902.03      120,500.00
    WOODHAVEN        NY   11421          1            06/12/97         01
    0430256941                           05           08/01/97         25
    30138                                N            07/01/27
    0


    1580302          604/G02             F           75,000.00         ZZ
                                         360         75,000.00          1
    1050 SMETHWYCK PLACE               9.375            623.81         89
                                       9.125            623.81       85,000.00
    BENSALEM TOWNSH  PA   19020          1            06/20/97         10
    0430281915                           05           08/01/97         25
    54100771                             N            07/01/27
    0


    1580348          E45/G02             F           59,500.00         ZZ
                                         360         59,463.96          1
    104 ANJUL COURT                    8.500            457.50         48
                                       8.250            457.50      124,000.00
    WARNER ROBINS    GA   31093          2            06/02/97         00
    0430260943                           05           07/01/97          0
    32989                                O            06/01/27
    0


    1580379          180/G02             F           40,500.00         ZZ
                                         360         40,500.00          1
    2800 SOUTH JEFFERSON STREET        9.125            329.52         90
                                       8.875            329.52       45,000.00
    MUNCIE           IN   47302          1            06/02/97         12
    0430264416                           05           08/01/97         25
    4969077                              N            07/01/27
    0


    1580384          F30/G02             F          108,450.00         ZZ
                                         360        108,395.24          2
    1919 11TH AVENUE                   9.375            902.03         90
                                       9.125            902.03      120,500.00
1


    GREELEY          CO   80631          1            05/23/97         10
    0430246959                           05           07/01/97         30
    300814                               N            06/01/27
    0


    1580390          533/G02             F           80,000.00         T
                                         360         79,958.52          1
    421 SOUTH CLEMENTINE STREET        9.250            658.15         64
                                       9.000            658.15      125,000.00
    OCEANSIDE        CA   92054          1            05/15/97         00
    0430237081                           05           07/01/97          0
    2223493                              O            06/01/27
    0


    1580391          E91/G02             F          207,300.00         ZZ
                                         360        207,174.41          1
    1101 EMERYWOOD COURT               8.500          1,593.96         65
                                       8.250          1,593.96      319,000.00
    LAS VEGAS        NV   89128          1            05/23/97         00
    0430262378                           05           07/01/97          0
    1580391                              N            06/01/27
    0


    1580397          180/G02             F           74,700.00         ZZ
                                         360         74,660.25          2
    3622 WEST DICKENS AVENUE           9.125            607.78         90
                                       8.875            607.78       83,000.00
    CHICAGO          IL   60647          1            05/29/97         10
    0430258962                           05           07/01/97         25
    4969184                              N            06/01/27
    0


    1580404          896/G02             F          126,700.00         ZZ
                                         360        126,639.30          2
    1170 ATLANTIC DRIVE NW             9.625          1,076.94         70
                                       9.375          1,076.94      181,000.00
    ATLANTA          GA   30318          5            06/02/97         00
    0430262014                           05           07/01/97          0
    UNKNOWN                              N            06/01/27
    0


    1580411          A26/G02             F           35,000.00         ZZ
                                         360         35,000.00          1
    330 KENNEDY DRIVE                  8.750            275.35         67
                                       8.500            275.35       52,500.00
    SPRING VALLEY    NY   10977          1            06/19/97         00
    0430265363                           01           08/01/97          0
    8701                                 N            07/01/27
    0
1




    1580475          F03/G02             F          136,000.00         T
                                         360        135,925.71          1
    76340 HONEYSUCKLE DRIVE            9.000          1,094.29         80
                                       8.750          1,094.29      170,000.00
    PALM DESERT      CA   92211          1            05/20/97         23
    0430261933                           01           07/01/97          0
    SAN10036                             O            06/01/27
    0


    1580491          G17/G02             F           75,000.00         ZZ
                                         360         74,959.03          1
    3180 CHICAGO STREET                9.000            603.47         37
                                       8.750            603.47      203,000.00
    SAN DIEGO        CA   92117          5            05/19/97         00
    0430251314                           05           07/01/97          0
    275905                               N            06/01/27
    0


    1580505          E22/G02             F           73,800.00         ZZ
                                         360         73,732.67          1
    11485 KOTH DRIVE                   9.875            640.84         90
                                       9.625            640.84       82,000.00
    LINDEN           MI   48451          1            04/30/97         04
    0410363550                           05           06/01/97         25
    410363550                            N            05/01/27
    0


    1580523          201/G02             F          409,000.00         ZZ
                                         360        408,787.96          1
    HCO2 BOX 415L                      9.250          3,364.75         70
                                       9.000          3,364.75      585,000.00
    CYPRESS SPRINGS  TX   78654          2            05/28/97         00
    0430258756                           05           07/01/97          0
    4200993337                           O            06/01/27
    0


    1580527          E13/G02             F           80,750.00         ZZ
                                         360         80,704.72          1
    3660 PEACHTREE ROAD                8.875            642.49         95
    #A-6                               8.625            642.49       85,000.00
    ATLANTA          GA   30319          1            05/27/97         01
    0430256982                           01           07/01/97         30
    203472                               O            06/01/27
    0


    1580544          E86/G02             F           84,600.00         ZZ
                                         360         84,600.00          1
1


    80 BOUFFARD AVENUE                 9.250            695.98         90
                                       9.000            695.98       94,000.00
    WATERBURY        CT   06705          1            06/16/97         10
    0430263673                           05           08/01/97         30
    17918                                N            07/01/27
    0


    1580555          H29/G02             F           97,200.00         ZZ
                                         360         97,149.60          3
    23 FREDERICK STREET                9.250            799.65         90
                                       9.000            799.65      108,000.00
    PORTLAND         ME   04101          1            05/30/97         01
    0430263228                           05           07/01/97         25
    2365217197                           N            06/01/27
    0


    1580563          225/225             F          150,000.00         ZZ
                                         360        150,000.00          1
    20 HOLLY BERRY LANE                8.875          1,193.47         89
                                       8.625          1,193.47      170,000.00
    HILTON HEAD ISL  SC   29928          1            06/06/97         10
    8047810                              03           08/01/97         25
    8047810                              N            07/01/27
    0


    1580566          638/G02             F           57,600.00         ZZ
                                         360         57,570.14          3
    39-41 COLONIAL STREET              9.250            473.86         90
                                       9.000            473.86       64,000.00
    HARTFORD         CT   06106          1            06/03/97         14
    0430255612                           05           07/01/97         25
    08643169                             N            06/01/27
    0


    1580568          638/G02             F           50,850.00         ZZ
                                         360         50,850.00          1
    172 SKILLINGS ST                   9.500            427.57         90
                                       9.250            427.57       56,500.00
    SOUTH PORTLAND   ME   04106          1            06/11/97         10
    0430262758                           05           08/01/97         25
    564                                  N            07/01/27
    0


    1580569          638/G02             F          178,000.00         ZZ
                                         360        177,897.59          1
    12 OLD MAILCOACH ROAD              8.750          1,400.33         80
                                       8.500          1,400.33      222,500.00
    REDDING          CT   06896          1            05/29/97         00
    0430252080                           05           07/01/97          0
1


    08643175                             O            06/01/27
    0


    1580572          638/G02             F          220,000.00         ZZ
                                         360        219,882.93          1
    35 MACADAM TERRACE                 9.125          1,789.99         73
                                       8.875          1,789.99      305,000.00
    MILFORD          CT   06460          2            05/30/97         00
    0430261347                           05           07/01/97          0
    08634151                             O            06/01/27
    0


    1580573          638/G02             F           50,400.00         ZZ
                                         360         50,375.21          3
    217 PROSPECT STREET                9.500            423.79         90
                                       9.250            423.79       56,000.00
    LAWRENCE         MA   01843          1            06/05/97         14
    0430261420                           05           07/01/97         25
    08643255                             O            06/01/27
    0


    1580577          F41/G02             F           80,000.00         T
                                         360         79,952.77          1
    1741 BEACH PARKWAY #209            8.625            622.23         80
                                       8.375            622.23      100,000.00
    CAPE CORAL       FL   33904          1            05/23/97         00
    0430257790                           01           07/01/97          0
    52217                                O            06/01/27
    0


    1580859          964/G02             F          260,000.00         ZZ
                                         360        260,000.00          1
    20332 BRENTSTONE LANE              8.500          1,999.18         80
                                       8.250          1,999.18      327,000.00
    HUNTINGTON BEAC  CA   92646          1            06/04/97         00
    0430259556                           03           08/01/97          0
    24841                                O            07/01/27
    0


    1580861          964/G02             F           78,750.00         ZZ
                                         360         78,706.99          1
    2811 WEST LANTANA STREET           9.000            633.64         75
                                       8.750            633.64      105,000.00
    COMPTON          CA   90220          1            05/30/97         00
    0430253211                           05           07/01/97          0
    25199                                N            06/01/27
    0


1


    1580888          638/G02             F           63,000.00         ZZ
                                         360         62,965.59          3
    270 AUBURN STREET                  9.000            506.91         90
                                       8.750            506.91       70,000.00
    MANCHESTER       NH   03103          1            05/30/97         14
    0430255646                           05           07/01/97         25
    08641829                             N            06/01/27
    0


    1580910          A33/G02             F           50,000.00         ZZ
                                         360         50,000.00          1
    26770 HOLLY HILL DR                8.625            388.89         33
                                       8.375            388.89      152,000.00
    FARMINGTON HILL  MI   48334          5            05/29/97         00
    0430252171                           05           08/01/97          0
    15039262                             O            07/01/27
    0


    1580918          638/G02             F           69,300.00         ZZ
                                         360         69,300.00          1
    3965 ARTHUR TERRACE COURT          9.375            576.40         90
                                       9.125            576.40       77,000.00
    MARKHAM          IL   60426          1            06/06/97         10
    0430278572                           05           08/01/97         25
    8638104                              N            07/01/27
    0


    1580924          747/G02             F          300,000.00         T
                                         360        300,000.00          1
    25170 PENNYROYAL DRIVE             9.000          2,413.87         75
                                       8.750          2,413.87      400,000.00
    BONITA SPRINGS   FL   34134          1            06/02/97         00
    0430253120                           03           08/01/97          0
    174014                               O            07/01/27
    0


    1580989          698/G02             F          176,250.00         ZZ
                                         360        176,148.60          1
    22426 ESTALLENS                    8.750          1,386.56         75
                                       8.500          1,386.56      235,000.00
    MISSION VIEJO    CA   92692          5            05/07/97         00
    0430259515                           01           07/01/97          0
    10803123                             O            06/01/27
    0


    1581024          229/G02             F           57,700.00         ZZ
                                         360         57,667.65          1
    1153 41ST STREET                   8.875            459.09         80
                                       8.625            459.09       72,200.00
1


    CAPE CORAL       FL   33914          1            05/23/97         00
    0430252320                           05           07/01/97          0
    7477748                              O            06/01/27
    0


    1581267          E22/G02             F           49,500.00         ZZ
                                         360         49,453.63          2
    1113 HARKER STREET                 9.750            425.28         90
                                       9.500            425.28       55,000.00
    PORT HURON       MI   48060          1            05/05/97         04
    0410366470                           05           06/01/97         25
    410366470                            N            05/01/27
    0


    1581291          A78/G02             F          280,000.00         ZZ
                                         360        279,851.00          1
    1019 11TH STREET                   9.125          2,278.17         69
                                       8.875          2,278.17      408,000.00
    BOULDER          CO   80302          5            05/22/97         00
    0430251983                           05           07/01/97          0
    10051979                             O            06/01/27
    0


    1581297          G21/G02             F          153,000.00         ZZ
                                         360        152,914.22          2
    339 AND 341 SOUTH PARKER           8.875          1,217.34         90
    STREET                             8.625          1,217.34      170,000.00
    ORANGE           CA   92868          1            05/29/97         10
    0430254086                           05           07/01/97         25
    9705002782                           N            06/01/27
    0


    1581303          604/G02             F           70,320.00         ZZ
                                         360         70,279.54          1
    136 BRENTWOOD STREET               8.750            553.21         80
                                       8.500            553.21       87,900.00
    PORTLAND         ME   04101          1            05/30/97         00
    0430252346                           05           07/01/97          0
    32100344                             O            06/01/27
    0


    1581544          G51/G02             F          221,500.00         ZZ
                                         360        221,372.55          1
    4700 N 95TH STREET                 8.750          1,742.55         68
                                       8.500          1,742.55      330,000.00
    LAFAYETTE        CO   80026          5            05/22/97         00
    0430251124                           05           07/01/97          0
    00200854                             O            06/01/27
    0
1




    1581560          816/G02             F           54,000.00         ZZ
                                         360         53,973.44          1
    1728 EAST PALM LANE                9.500            454.06         90
                                       9.250            454.06       60,000.00
    PHOENIX          AZ   85006          1            05/28/97         04
    0430251017                           05           07/01/97         25
    900204                               N            06/01/27
    0


    1581570          D03/G02             F          275,000.00         ZZ
                                         360        275,000.00          1
    723 LAUREL AVENUE                  8.250          2,065.98         60
                                       8.000          2,065.98      460,000.00
    MENLO PARK       CA   94025          5            05/29/97         00
    0430263467                           05           08/01/97          0
    25181                                O            07/01/27
    0


    1581581          896/G02             F          130,000.00         ZZ
                                         360        129,921.24          1
    7020 HUNTERS KNOLL                 8.500            999.59         47
                                       8.250            999.59      280,000.00
    ATLANTA          GA   30328          5            05/30/97         00
    0430262139                           05           07/01/97          0
    13409                                N            06/01/27
    0


    1581584          180/G02             F          105,000.00         ZZ
                                         360        105,000.00          4
    4670-4676 SCHALL ROAD              9.000            844.85         70
                                       8.750            844.85      150,000.00
    WEST PALM BEACH  FL   33417          5            06/06/97         00
    0430278614                           05           08/01/97          0
    4953873                              N            07/01/27
    0


    1581621          B24/G02             F           71,250.00         ZZ
                                         360         71,214.95          3
    176 WEBSTER AVENUE                 9.500            599.11         72
                                       9.250            599.11      100,000.00
    YONKERS          NY   10701          1            05/29/97         00
    0430265298                           05           07/01/97          0
    1581621                              N            06/01/27
    0


    1581655          074/G02             F          364,000.00         ZZ
                                         360        363,630.92          4
1


    351 6TH AVENUE                     9.375          3,027.57         70
                                       9.125          3,027.57      520,000.00
    BROOKLYN         NY   11215          5            04/18/97         00
    0430239251                           07           06/01/97          0
    1111085214                           N            05/01/27
    0


    1581691          074/G02             F          152,000.00         ZZ
                                         360        151,810.38          1
    2025 NE 198TH TERR                 8.375          1,155.31         80
                                       8.125          1,155.31      190,000.00
    MIAMI            FL   33179          1            04/28/97         00
    0430239905                           05           06/01/97          0
    1302020528                           O            05/01/27
    0


    1581783          074/G02             F           97,600.00         ZZ
                                         360         97,489.32          3
    906 WHITE PINE DRIVE               9.250            802.94         80
                                       9.000            802.94      122,000.00
    HENDERSONVILLE   NC   28739          1            04/28/97         00
    0430240929                           07           06/01/97          0
    1577071513                           O            05/01/27
    0


    1581837          074/G02             F           33,300.00         ZZ
                                         360         33,267.11          1
    15738 FERGUSON                     9.500            280.01         90
                                       9.250            280.01       37,000.00
    DETROIT          MI   48219          1            04/25/97         10
    0430241455                           05           06/01/97         25
    1581097907                           N            05/01/27
    0


    1581859          074/G02             F           62,300.00         ZZ
                                         360         62,233.43          1
    602 STEVENSON AVENUE               9.125            506.90         70
                                       8.875            506.90       89,000.00
    SEBASTIAN        FL   32958          1            04/30/97         00
    0430241679                           05           06/01/97          0
    1590040649                           O            05/01/27
    0


    1582018          074/G02             F           40,500.00         ZZ
                                         360         40,461.03          2
    90-92 LIVINGSTON STREET            9.625            344.25         90
                                       9.375            344.25       45,000.00
    SAUGERTIES       NY   12477          1            04/24/97         14
    0430238451                           05           06/01/97         25
1


    1111102459                           N            05/01/27
    0


    1582019          074/G02             F           86,400.00         ZZ
                                         360         86,305.27          3
    555 W 30TH ST/3001 DENISON         9.000            695.19         90
                                       8.750            695.19       96,000.00
    LOS ANGELES      CA   90731          1            04/24/97         10
    0430238469                           05           06/01/97         25
    1234005850                           N            05/01/27
    0


    1582029          074/G02             F           80,640.00         ZZ
                                         360         80,551.57          2
    2012 AND 2014 OCEAN STREET         9.000            648.85         84
                                       8.750            648.85       96,000.00
    OCEANO           CA   93445          1            04/24/97         22
    0430238592                           07           06/01/97         20
    1480002030                           N            05/01/27
    0


    1582038          074/G02             F           62,100.00         ZZ
                                         360         62,040.25          1
    1401 WARREN LANE                   9.625            527.85         90
                                       9.375            527.85       69,000.00
    FORT WORTH       TX   76112          1            04/30/97         01
    0430238683                           05           06/01/97         25
    1563152050                           N            05/01/27
    0


    1582043          074/G02             F          120,500.00         ZZ
                                         360        120,345.79          1
    12444 SHROPSHIRE LANE              8.250            905.28         50
                                       8.000            905.28      241,000.00
    SAN DIEGO        CA   92128          1            04/25/97         00
    0430238741                           03           06/01/97          0
    1567188809                           O            05/01/27
    0


    1582177          766/G02             F          113,400.00         ZZ
                                         360        113,344.22          1
    620 SW 13TH AVE                    9.500            953.53         90
                                       9.250            953.53      126,000.00
    MIAMI            FL   33135          1            05/13/97         04
    0430263632                           05           07/01/97         25
    97OZ0273                             N            06/01/27
    0


1


    1582179          E46/G02             F           81,000.00         ZZ
                                         360         80,961.20          2
    4819 WALNUT STREET                 9.625            688.49         90
                                       9.375            688.49       90,000.00
    PHILADELPHIA     PA   19139          1            05/29/97         01
    0430251603                           07           07/01/97         25
    25238                                N            06/01/27
    0


    1582184          480/G02             F           49,500.00         ZZ
                                         360         49,453.63          1
    2391 18TH AVENUE SW                9.750            425.28         90
                                       9.500            425.28       55,000.00
    LARGO            FL   33774          1            04/30/97         12
    0430236885                           05           06/01/97         25
    2058154                              N            05/01/27
    0


    1582187          967/G02             F          112,000.00         ZZ
                                         360        112,000.00          1
    561 EVERETT LANE                   9.250            921.40         59
                                       9.000            921.40      193,000.00
    CLARKDALE        AZ   86324          2            06/03/97         00
    0430259374                           05           08/01/97          0
    4213062                              O            07/01/27
    0


    1582213          811/G02             F           64,800.00         T
                                         360         64,764.60          1
    7401 NW 16TH ST,#304A              9.000            521.40         80
                                       8.750            521.40       81,000.00
    PLANTATION       FL   33313          1            05/27/97         00
    0430282525                           08           07/01/97          0
    FM00105956                           O            06/01/27
    0


    1582235          225/225             F           76,000.00         ZZ
                                         360         75,958.48          1
    16616 EAST PALISADES UNIT #109     9.000            611.52         80
                                       8.750            611.52       95,000.00
    FOUNTAIN HILLS   AZ   85268          1            05/27/97         00
    804894200                            01           07/01/97          0
    804894200                            O            06/01/27
    0


    1582246          E22/G02             F          133,550.00         T
                                         360        133,480.77          1
    9400 SW 164TH COURT                9.250          1,098.68         80
                                       9.000          1,098.68      166,990.00
1


    MIAMI            FL   33196          1            04/29/97         00
    0410383699                           03           07/01/97          0
    410383699                            O            06/01/27
    0


    1582272          180/G02             F          216,000.00         ZZ
                                         360        216,000.00          1
    8340 SOUTH KACHINA DRIVE           8.750          1,699.27         80
                                       8.500          1,699.27      270,000.00
    TEMPE            AZ   85284          1            06/04/97         00
    0430281253                           05           08/01/97          0
    4576468                              O            07/01/27
    0


    1582286          405/405             F          101,200.00         ZZ
                                         360        101,200.00          4
    707 VASSAR COURT                   9.500            850.95         80
                                       9.250            850.95      126,500.00
    COLLEGE STATION  TX   77840          1            06/03/97         00
    4214854                              05           08/01/97          0
    4214854                              N            07/01/27
    0


    1582287          405/405             F          101,200.00         ZZ
                                         360        101,200.00          4
    705 VASSAR COURT                   9.500            850.95         80
                                       9.250            850.95      126,500.00
    COLLEGE STATION  TX   77840          1            06/03/97         01
    4214839                              05           08/01/97         12
    4214839                              N            07/01/27
    0


    1582289          405/405             F           35,750.00         ZZ
                                         360         35,730.97          2
    315 15TH STREET                    9.125            290.88         65
                                       8.875            290.88       55,000.00
    PORT HURON       MI   48060          5            06/02/97         00
    4177788                              05           07/01/97          0
    4177788                              N            06/01/27
    0


    1582291          405/405             F           52,000.00         ZZ
                                         360         52,000.00          1
    4205 NAGLE STREET                  9.375            432.51         65
                                       9.125            432.51       80,000.00
    COLLEGE STATION  TX   77840          5            06/03/97         00
    4183315                              05           08/01/97          0
    4183315                              N            07/01/27
    0
1




    1582293          405/405             F           36,400.00         ZZ
                                         360         36,380.62          2
    3825 MILITARY                      9.125            296.17         70
                                       8.875            296.17       52,000.00
    PORT HURON       MI   48060          5            06/02/97         00
    4177770                              05           07/01/97          0
    4177770                              N            06/01/27
    0


    1582303          637/G02             F          131,250.00         ZZ
                                         360        131,109.77          1
    420 AUTUMN COURT                   9.125          1,067.90         75
                                       8.875          1,067.90      175,000.00
    SAN JOSE         CA   95110          5            04/15/97         00
    0430279778                           05           06/01/97          0
    9653924                              O            05/01/27
    0


    1582311          129/G02             F          135,000.00         ZZ
                                         360        134,866.65          3
    6-R SACKVILLE ST                   9.500          1,135.16         90
                                       9.250          1,135.16      150,000.00
    CHARLESTOWN      MA   02129          1            04/15/97         01
    0430253922                           05           06/01/97         25
    3900072822                           N            05/01/27
    0


    1582318          480/G02             F          145,080.00         ZZ
                                         360        145,002.79          1
    462 SW 200 TERRACE                 9.125          1,180.42         80
                                       8.875          1,180.42      181,350.00
    PEMBROKE PINES   FL   33029          1            05/08/97         00
    0430263236                           03           07/01/97          0
    1573815                              O            06/01/27
    0


    1582323          G20/G02             F           56,000.00         ZZ
                                         360         55,973.18          1
    3216 ALTAWOOD COURT                9.625            475.99         70
                                       9.375            475.99       80,000.00
    SACRAMENTO       CA   95827          5            05/05/97         00
    0430258632                           05           07/01/97          0
    200453                               N            06/01/27
    0


    1582373          638/G02             F           76,500.00         ZZ
                                         360         76,500.00          3
1


    845 CONGRESS STREET                9.500            643.25         90
                                       9.250            643.25       85,000.00
    PORTLAND         ME   04101          1            06/11/97         14
    0430267542                           05           08/01/97         25
    08643974                             N            07/01/27
    0


    1582378          225/225             F           89,550.00         ZZ
                                         360         89,507.10          3
    4539 4541 FOREST AVENUE            9.625            761.17         90
                                       9.375            761.17       99,500.00
    NORWOOD          OH   45212          1            05/30/97         10
    8047080                              05           07/01/97         25
    8047080                              N            06/01/27
    0


    1582382          A46/G02             F           31,050.00         ZZ
                                         360         31,033.04          1
    2020 DOROTHY AVENUE                9.000            249.84         90
                                       8.750            249.84       34,500.00
    SEALY            TX   77474          1            05/29/97         10
    0430260513                           05           07/01/97         25
    UNKNOWN                              N            06/01/27
    0


    1582412          F03/G02             F          162,800.00         ZZ
                                         360        162,696.18          1
    9954 SOUTH SILVER MAPLE WAY        8.250          1,223.07         80
                                       8.000          1,223.07      205,000.00
    HIGHLANDS RANCH  CO   80126          2            05/27/97         00
    0430259382                           05           07/01/97          0
    DEN10917                             O            06/01/27
    0


    1582425          201/G02             F           42,000.00         ZZ
                                         360         41,978.79          1
    4232 MCKINNEY AVENUE #108          9.375            349.34         74
                                       9.125            349.34       57,000.00
    DALLAS           TX   75205          1            05/21/97         00
    0430258244                           01           07/01/97          0
    4304630                              N            06/01/27
    0


    1582458          F34/G02             F          130,000.00         ZZ
                                         360        129,934.35          1
    7539 RIDGEFIELD LANE               9.375          1,081.28         80
                                       9.125          1,081.28      162,691.00
    LAKE WORTH       FL   33467          1            05/08/97         00
    0430282020                           03           07/01/97          0
1


    9610466                              O            06/01/27
    0


    1582470          766/G02             F           69,550.00         ZZ
                                         360         69,484.84          1
    11807 SW 273 LANE                  9.750            597.54         65
                                       9.500            597.54      107,000.00
    MIAMI            FL   33032          2            05/01/97         00
    0430257915                           03           06/01/97          0
    97SG0177                             N            05/01/27
    0


    1582475          B75/G02             F           46,150.00         ZZ
                                         360         46,101.98          1
    1137 ELROD AVENUE                  9.250            379.66         65
                                       9.000            379.66       71,500.00
    COOS BAY         OR   97420          5            04/22/97         00
    0430231522                           05           06/01/97          0
    2814218                              O            05/01/27
    0


    1582487          E22/G02             F          144,950.00         ZZ
                                         360        144,884.15          4
    1232 WEST 8TH AVENUE               9.875          1,258.67         65
                                       9.625          1,258.67      223,000.00
    EUGENE           OR   97402          5            05/07/97         00
    0410217996                           05           07/01/97          0
    410217996                            N            06/01/27
    0


    1582529          229/G02             F           73,550.00         ZZ
                                         360         73,510.86          1
    3792-B SOUTH GENOA CIRCLE          9.125            598.43         80
                                       8.875            598.43       91,950.00
    AURORA           CO   80013          1            05/30/97         00
    0430254987                           03           07/01/97          0
    7494982                              O            06/01/27
    0


    1582565          098/G02             F           63,000.00         ZZ
                                         360         63,000.00          1
    22 ELEANOR STREET                  8.750            495.63         90
                                       8.500            495.63       70,000.00
    HAMDEN           CT   06514          1            06/05/97         01
    0430260364                           05           08/01/97         25
    070407010                            N            07/01/27
    0


1


    1582575          874/G02             F           44,650.00         ZZ
                                         360         44,626.24          1
    2927 TIERRA VERDE EAST             9.125            363.29         95
                                       8.875            363.29       47,000.00
    RENO             NV   89512          1            05/21/97         10
    0430249516                           03           07/01/97         30
    3714428                              O            06/01/27
    0


    1582589          F03/G02             F           36,750.00         ZZ
                                         360         36,750.00          1
    12544 EAST CORNELL AVENUE          9.250            302.34         75
    #201                               9.000            302.34       49,000.00
    AURORA           CO   80014          2            06/09/97         00
    0430258970                           01           08/01/97          0
    DEN10970                             N            07/01/27
    0


    1582599          638/G02             F           67,500.00         ZZ
                                         360         67,466.80          1
    2880 VALLEY GREEN DRIVE            9.500            567.58         90
                                       9.250            567.58       75,000.00
    COLUMBUS         OH   43207          1            06/03/97         04
    0430251686                           05           07/01/97         25
    8644113                              N            06/01/27
    0


    1582612          F30/G02             F          262,500.00         ZZ
                                         360        262,352.84          1
    1470 EAST SPRINGDELL DRIVE         8.875          2,088.57         70
                                       8.625          2,088.57      375,000.00
    PROVO            UT   84604          2            05/13/97         00
    0430231548                           05           07/01/97          0
    10926                                O            06/01/27
    0


    1582667          B75/G02             F          280,000.00         ZZ
                                         360        279,825.97          1
    8195 KENSBROOK LANE                8.375          2,128.20         50
                                       8.125          2,128.20      560,000.00
    GRANITE BAY      CA   95746          1            05/23/97         00
    0430266882                           05           07/01/97          0
    2892586                              O            06/01/27
    0


    1582677          638/G02             F           44,900.00         ZZ
                                         360         44,878.49          2
    225 EAST 22ND STREET               9.625            381.65         90
                                       9.375            381.65       49,900.00
1


    CHICAGO HEIGHTS  IL   60411          1            06/04/97         10
    0430262709                           05           07/01/97         25
    08644181                             N            06/01/27
    0


    1582679          A17/G02             F          156,000.00         ZZ
                                         360        156,000.00          2
    10 OAK STREET                      9.625          1,325.98         65
                                       9.375          1,325.98      240,000.00
    DANVERS          MA   01923          1            06/27/97         00
    0430281436                           05           08/01/97          0
    UNKNOWN                              N            07/01/27
    0


    1582680          896/G02             F           77,850.00         ZZ
                                         360         77,807.48          1
    1740 ROSE GARDEN LANE              9.000            626.40         90
                                       8.750            626.40       86,500.00
    LOGANVILLE       GA   30249          1            06/02/97         01
    0430261727                           05           07/01/97         25
    UNKNOWN                              N            06/01/27
    0


    1582682          811/G02             F           45,200.00         ZZ
                                         360         45,200.00          1
    523 TIVOLI CIRCLE UNIT #105        9.000            363.69         80
    BLDG #9                            8.750            363.69       56,500.00
    DEERFIELD BEACH  FL   33441          1            06/09/97         00
    0430284679                           01           08/01/97          0
    FM00106296                           O            07/01/27
    0


    1582695          A38/G02             F           40,500.00         ZZ
                                         360         40,500.00          1
    8100 CAMBRIDGE                     9.250            333.18         90
    #87                                9.000            333.18       45,000.00
    HOUSTON          TX   77054          1            06/05/97         01
    0430266171                           01           08/01/97         25
    UNKNOWN                              O            07/01/27
    0


    1582698          561/G02             F          124,950.00         ZZ
                                         360        124,819.94          2
    1060103 W GARFIELD AVENUE          9.250          1,027.94         85
                                       9.000          1,027.94      147,000.00
    WAUWATOSA        WI   53228          1            04/30/97         10
    0430237297                           05           06/01/97         12
    9031774                              N            05/01/27
    0
1




    1582699          828/G02             F           54,600.00         ZZ
                                         360         54,566.92          1
    209 AMHURST                        8.500            419.83         70
                                       8.250            419.83       78,000.00
    VICTORIA         TX   77904          1            05/27/97         00
    0430257048                           05           07/01/97          0
    76180046                             O            06/01/27
    0


    1582718          559/G02             F          221,600.00         ZZ
                                         360        221,469.16          1
    1437 LANSING AVENUE                8.625          1,723.59         80
                                       8.375          1,723.59      277,000.00
    SAN JOSE         CA   95118          1            05/02/97         00
    0430254060                           05           07/01/97          0
    5436662                              O            06/01/27
    0


    1582721          559/G02             F          241,500.00         ZZ
                                         360        241,357.41          3
    7620 ROSANNA STREET                8.625          1,878.37         70
                                       8.375          1,878.37      345,000.00
    GILROY           CA   95020          5            05/06/97         00
    0430251975                           05           07/01/97          0
    5433750                              O            06/01/27
    0


    1582722          H22/G02             F          210,000.00         ZZ
                                         360        210,000.00          1
    43 WINTERCRESS LANE                8.625          1,633.36         75
                                       8.375          1,633.36      280,000.00
    EAST NORTHPORT   NY   11731          1            06/25/97         00
    0430280719                           05           08/01/97          0
    9704021                              O            07/01/27
    0


    1582760          387/387             F          118,500.00         ZZ
                                         360        118,288.61          1
    2903 FOUR PINES DRIVE              8.625            921.69         75
                                       8.375            921.69      158,000.00
    KINGWOOD         TX   77345          1            03/24/97         00
    1089952                              03           05/01/97          0
    1089952                              O            04/01/27
    0


    1582957          E22/G02             F          333,750.00         T
                                         360        333,576.98          1
1


    4268 BOCAIRE BLVD.                 9.250          2,745.68         75
                                       9.000          2,745.68      445,000.00
    BOCA RATON       FL   33487          1            05/14/97         00
    0410401343                           03           07/01/97          0
    410401343                            O            06/01/27
    0


    1582985          A46/G02             F           29,750.00         ZZ
                                         360         29,729.52          1
    2121 FOUNTAINVIEW DRIVE            7.875            215.71         80
    #74                                7.625            215.71       37,200.00
    HOUSTON          TX   77057          1            05/30/97         00
    0430262147                           01           07/01/97          0
    UNKNOWN                              O            06/01/27
    0


    1583009          G81/G02             F          150,000.00         ZZ
                                         360        149,911.45          1
    10505 SW 56 STREET                 8.625          1,166.68         80
                                       8.375          1,166.68      187,500.00
    MIAMI            FL   33165          1            05/30/97         00
    0430256610                           05           07/01/97          0
    21705079                             O            06/01/27
    0


    1583021          638/G02             F          115,650.00         ZZ
                                         360        115,588.45          1
    2008 HALLWOOD DRIVE                9.125            940.97         90
                                       8.875            940.97      128,500.00
    LAS VEGAS        NV   89119          1            05/29/97         04
    0430252254                           05           07/01/97         25
    8636484                              N            06/01/27
    0


    1583048          637/G02             F           50,400.00         ZZ
                                         360         50,371.74          1
    1413 MCALLISTER AVENUE             8.875            401.01         70
                                       8.625            401.01       72,000.00
    SACRAMENTO       CA   95822          5            05/28/97         00
    0430261115                           05           07/01/97          0
    9742289                              N            06/01/27
    0


    1583075          225/225             F           39,600.00         ZZ
                                         360         39,600.00          2
    6138 SOUTH GRAND                   9.250            325.78         90
                                       9.000            325.78       44,000.00
    ST LOUIS         MO   63111          1            06/02/97         10
    8048316                              05           08/01/97         25
1


    8048316                              N            07/01/27
    0


    1583079          F19/G02             F          130,000.00         ZZ
                                         360        129,923.25          1
    29 CORAL STREET                    8.625          1,011.13         26
                                       8.375          1,011.13      500,000.00
    PACIFIC GROVE    CA   93950          2            05/28/97         00
    0430263152                           05           07/01/97          0
    1583079                              O            06/01/27
    0


    1583080          964/G02             F           68,000.00         ZZ
                                         360         68,000.00          1
    2455 SNEDDON WAY                   8.625            528.90         80
                                       8.375            528.90       85,000.00
    CARSON CITY      NV   89706          5            06/05/97         00
    0430266221                           27           08/01/97          0
    25312                                O            07/01/27
    0


    1583109          967/G02             F           75,600.00         ZZ
                                         360         75,600.00          1
    5300 DESERT LANE                   9.250            621.94         90
                                       9.000            621.94       84,000.00
    PRESCOTT VALLEY  AZ   86314          2            06/02/97         04
    0430257089                           05           08/01/97         25
    4218186                              N            07/01/27
    0


    1583224          286/286             F           51,050.00         ZZ
                                         360         50,999.58          1
    4704 ABBOTT #101                   9.500            429.26         90
                                       9.250            429.26       56,750.00
    HIGHLAND PARK    TX   75205          1            04/29/97         12
    9171070                              01           06/01/97         25
    9171070                              O            05/01/27
    0


    1583280          E22/G02             F           45,000.00         ZZ
                                         360         44,979.55          1
    707 SOUTHWEST FIRST STREET         9.875            390.76         90
                                       9.625            390.76       50,000.00
    RICHMOND         IN   47374          1            05/09/97         04
    0410395834                           05           07/01/97         25
    410395834                            N            06/01/27
    0


1


    1583351          313/G02             F          115,000.00         ZZ
                                         360        114,932.10          1
    2317 NE 158TH AVENUE               8.625            894.46         70
                                       8.375            894.46      165,000.00
    PORTLAND         OR   97230          1            05/30/97         00
    0430256008                           03           07/01/97          0
    6014534                              O            06/01/27
    0


    1583373          H69/G02             F           86,900.00         ZZ
                                         360         86,900.00          1
    14232 SOUTH NEWBERG COURT          8.250            652.86         75
                                       8.000            652.86      115,870.00
    PLAINFIELD       IL   60544          1            06/25/97         00
    0430278051                           09           08/01/97          0
    0031058                              O            07/01/27
    0


    1583378          811/G02             F           40,000.00         T
                                         360         39,976.99          1
    90 NW 36 ST                        8.750            314.68         50
                                       8.500            314.68       81,500.00
    OAKLAND PARK     FL   33309          1            05/29/97         00
    0430263293                           05           07/01/97          0
    UNKNOWN                              O            06/01/27
    0


    1583395          225/225             F          106,200.00         ZZ
                                         360        106,143.48          1
    3655 S HALIFAX WAY                 9.125            864.08         90
                                       8.875            864.08      118,000.00
    AURORA           CO   80013          1            05/30/97         04
    8048812                              05           07/01/97         25
    8048812                              N            06/01/27
    0


    1583397          480/G02             F          123,750.00         ZZ
                                         360        123,750.00          4
    1446 S AVERS AVENUE                9.750          1,063.20         75
                                       9.500          1,063.20      165,000.00
    CHICAGO          IL   60651          2            06/12/97         00
    0430262683                           05           08/01/97          0
    2100113                              N            07/01/27
    0


    1583403          638/G02             F          135,000.00         ZZ
                                         360        135,000.00          1
    1642 ARNELL PLACE                  8.500          1,038.03         78
                                       8.250          1,038.03      175,000.00
1


    MANTECA          CA   95337          1            05/30/97         00
    0430261453                           05           08/01/97          0
    8644689                              O            07/01/27
    0


    1583421          G81/G02             F          178,600.00         ZZ
                                         360        178,600.00          2
    396 398 TAMIAMI CANAL ROAD         9.125          1,453.15         95
                                       8.875          1,453.15      188,000.00
    MIAMI            FL   33144          1            06/05/97         10
    0430259796                           05           08/01/97         30
    UNKNOWN                              O            07/01/27
    0


    1583488          744/G02             F           78,200.00         ZZ
                                         360         78,158.39          1
    47 MASSOLD DRIVE #H                9.125            636.26         85
                                       8.875            636.26       92,000.00
    PLEASANT HILL    CA   94523          1            05/28/97         11
    0430253666                           01           07/01/97         20
    22411                                N            06/01/27
    0


    1583507          E75/G02             F           45,000.00         ZZ
                                         360         45,000.00          2
    922 NORWOOD AVENUE                 9.500            378.39         90
                                       9.250            378.39       50,000.00
    SCHENECTADY      NY   12308          1            06/06/97         10
    0430257378                           05           08/01/97         25
    079665340                            N            07/01/27
    0


    1583514          F84/G02             F          195,750.00         ZZ
                                         360        195,750.00          3
    36 MAPLE AVENUE                    9.375          1,628.15         90
                                       9.125          1,628.15      217,500.00
    CEDARHURST       NY   11516          1            06/18/97         10
    0430266536                           05           08/01/97         25
    201343                               O            07/01/27
    0


    1583528          637/G02             F          100,700.00         ZZ
                                         360        100,099.00          2
    829 NEW LOT AVE.                   9.250            828.44         95
                                       9.000            828.44      106,000.00
    BROOKLYN         NY   11212          1            09/26/96         04
    0430253690                           05           11/01/96         30
    9379702                              O            10/01/26
    0
1




    1583529          001/G02             F          157,250.00         ZZ
                                         360        157,250.00          3
    8 HAVEN STREET                     8.750          1,237.09         85
                                       8.500          1,237.09      185,000.00
    MEDWAY           MA   02053          1            06/02/97         01
    0430258020                           05           08/01/97         20
    1516050                              N            07/01/27
    0


    1583534          637/G02             F          265,000.00         ZZ
                                         360        263,909.09          2
    1560 EAST 55TH STREET              8.750          2,084.76         90
                                       8.500          2,084.76      295,000.00
    BROOKLYN         NY   11234          1            11/19/96         04
    0430232595                           05           01/01/97         25
    9147117                              O            12/01/26
    0


    1583535          637/G02             F          169,575.00         ZZ
                                         360        168,202.45          2
    71-61 68TH PLACE                   8.875          1,349.22         95
                                       8.625          1,349.22      178,500.00
    GLENDALE         NY   11385          1            10/28/96         04
    0430232504                           05           12/01/96         30
    9379272                              O            11/01/26
    0


    1583537          377/377             F           71,100.00         ZZ
                                         360         71,065.03          1
    160 STILL AVENUE                   9.500            597.85         90
                                       9.250            597.85       79,000.00
    FORT MILL        SC   29715          1            05/16/97         01
    3658176                              05           07/01/97         25
    3658176                              N            06/01/27
    0


    1583605          201/G02             F          128,000.00         ZZ
                                         360        128,000.00          3
    1104 HAMILTON BOULEVARD            8.750          1,006.98         80
                                       8.500          1,006.98      160,000.00
    SOUTH PLAINFIEL  NJ   07080          1            06/18/97         01
    0430284711                           05           08/01/97         12
    1300986419                           N            07/01/27
    0


    1583699          003/G02             F           83,150.00         ZZ
                                         360         83,108.01          2
1


    1517 S 17TH AVE                    9.375            691.60         90
                                       9.125            691.60       92,400.00
    HOLLYWOOD        FL   33020          1            05/14/97         10
    0430258368                           05           07/01/97         25
    3809118                              N            06/01/27
    0


    1583721          E22/G02             F           64,050.00         ZZ
                                         360         64,016.80          1
    1405 DORIS DRIVE                   9.250            526.92         70
                                       9.000            526.92       91,500.00
    MESQUITE         TX   75149          5            05/16/97         00
    0410390033                           05           07/01/97          0
    410390033                            N            06/01/27
    0


    1583722          E22/G02             F          247,900.00         ZZ
                                         360        247,655.16          2
    150-44 125TH STREET                9.500          2,084.48         95
                                       9.250          2,084.48      261,000.00
    SOUTH OZONE PAR  NY   11420          1            04/30/97         01
    0410401301                           05           06/01/97         30
    410401301                            O            05/01/27
    0


    1583728          E22/G02             F           26,400.00         ZZ
                                         360         26,388.32          1
    1820 MILLER DRIVE                 10.000            231.68         74
                                       9.750            231.68       36,000.00
    NILES            MI   49120          1            05/08/97         04
    0410371751                           05           07/01/97         12
    410371751                            N            06/01/27
    0


    1583750          F03/G02             F          130,000.00         ZZ
                                         360        129,928.99          1
    44 SPIKE LANE                      9.000          1,046.01         59
                                       8.750          1,046.01      223,000.00
    WINTER PARK      CO   80478          4            05/30/97         00
    0430252825                           05           07/01/97          0
    DEN10031                             O            06/01/27
    0


    1583759          G81/G02             F           55,000.00         ZZ
                                         360         55,000.00          1
    13772 KENDALE LAKES DRIVE          8.750            432.69         74
                                       8.500            432.69       75,000.00
    MIAMI            FL   33183          1            06/03/97         00
    0430253641                           09           08/01/97          0
1


    021705097                            O            07/01/27
    0


    1583761          180/G02             F           48,600.00         ZZ
                                         360         48,574.13          2
    145 CAROLINA AVENUE                9.125            395.43         90
                                       8.875            395.43       54,000.00
    MELBOURNE        FL   32935          1            06/03/97         10
    0430263251                           05           07/01/97         25
    4954160                              N            06/01/27
    0


    1583764          E53/G02             F          101,520.00         ZZ
                                         360        101,464.55          2
    535 SE 5TH AVE                     9.000            816.85         80
                                       8.750            816.85      126,900.00
    CAPE CORAL       FL   33990          1            05/30/97         00
    0430261099                           05           07/01/97          0
    11401046                             O            06/01/27
    0


    1583765          180/G02             F          100,000.00         ZZ
                                         360         99,945.38          1
    9395 SOUTH PEACOCK DRIVE           9.000            804.62         75
                                       8.750            804.62      135,000.00
    SANDY            UT   84093          1            05/29/97         00
    0430260059                           05           07/01/97          0
    4962262                              O            06/01/27
    0


    1583788          498/G02             F           41,000.00         ZZ
                                         360         40,858.69          1
    222 EDGE AVEUNE                    9.500            344.76         84
                                       9.250            344.76       49,000.00
    VALPARAISO       FL   32580          1            05/01/97         04
    0430279521                           05           06/01/97         20
    1479157                              N            05/01/27
    0


    1583789          A02/G02             F          136,000.00         ZZ
                                         360        135,921.76          1
    5708 WASHINGTON                    8.750          1,069.91         80
                                       8.500          1,069.91      170,000.00
    DOWNERS GROVE    IL   60515          1            06/05/97         00
    0430253997                           05           07/01/97          0
    3970067C                             O            06/01/27
    0


1


    1583800          E38/G02             F          180,000.00         ZZ
                                         360        180,000.00          4
    2263 SOUTH 800 EAST                9.375          1,497.15         80
                                       9.125          1,497.15      225,000.00
    SALT LAKE CITY   UT   84106          3            06/03/97         00
    0430285627                           05           08/01/97          0
    972297                               N            07/01/27
    0


    1583801          F32/G02             F           80,100.00         ZZ
                                         360         80,058.48          1
    4151 KEHELEY ROAD                  9.250            658.96         90
                                       9.000            658.96       89,000.00
    MARIETTA         GA   30066          1            05/15/97         12
    0430252296                           05           07/01/97         25
    UNKNOWN                              N            06/01/27
    0


    1583824          E23/G02             F          165,000.00         ZZ
                                         360        165,000.00          1
    938 SOUTH HILDA STREET             8.250          1,239.59         71
                                       8.000          1,239.59      235,000.00
    ANAHEIM          CA   92806          2            06/11/97         00
    0430262337                           05           08/01/97          0
    50500337                             O            07/01/27
    0


    1583871          638/G02             F           58,950.00         ZZ
                                         360         58,950.00          2
    7007 14TH AVENUE                   9.625            501.07         90
                                       9.375            501.07       65,500.00
    KENOSHA          WI   53143          1            06/11/97         10
    0430267179                           05           08/01/97         25
    8641976                              N            07/01/27
    0


    1583873          638/G02             F           50,400.00         ZZ
                                         360         50,400.00          1
    33 ST GEORGES PLACE                9.625            428.39         90
                                       9.375            428.39       56,000.00
    WEBSTER GROVES   MO   63119          1            06/06/97         11
    0430266361                           05           08/01/97         25
    08641992                             N            07/01/27
    0


    1583882          638/G02             F           90,400.00         ZZ
                                         360         90,350.62          1
    17 DAVIS ROAD                      9.000            727.38         80
                                       8.750            727.38      113,000.00
1


    AUBURN           MA   01501          1            06/05/97         00
    0430261412                           05           07/01/97          0
    8645124                              O            06/01/27
    0


    1583884          A46/G02             F           73,800.00         ZZ
                                         360         73,757.55          1
    5114 CHEROKEE ROAD NE              8.750            580.58         90
                                       8.500            580.58       82,000.00
    ALBUQUERQUE      NM   87110          1            05/30/97         01
    0430260125                           05           07/01/97         25
    UNKNOWN                              O            06/01/27
    0


    1583903          B68/G02             F           68,200.00         ZZ
                                         360         68,200.00          1
    7890 EAST SPRING STREET            8.875            542.63         55
    APT 14F                            8.625            542.63      125,000.00
    LONG BEACH       CA   90815          2            06/01/97         00
    0430257402                           01           08/01/97          0
    57027028                             O            07/01/27
    0


    1583926          229/G02             F           58,635.00         ZZ
                                         360         58,606.15          1
    2014 NORTH 49TH AVENUE             9.500            493.04         90
                                       9.250            493.04       65,150.00
    OMAHA            NE   68104          1            06/02/97         04
    0430261750                           05           07/01/97         25
    0007479959                           N            06/01/27
    0


    1583983          B75/G02             F           98,900.00         ZZ
                                         360         98,847.37          1
    1362 WEST 100TH PLACE              9.125            804.68         90
                                       8.875            804.68      109,900.00
    DENVER           CO   80221          1            05/08/97         10
    0430281618                           05           07/01/97         25
    2803096                              N            06/01/27
    0


    1583999          225/225             F          129,600.00         ZZ
                                         360        129,532.81          2
    1701 - 1703 AZALEA DRIVE           9.250          1,066.19         80
                                       9.000          1,066.19      162,000.00
    FORT COLLINS     CO   80526          1            05/30/97         00
    8050119                              05           07/01/97          0
    8050119                              N            06/01/27
    0
1




    1584058          F30/G02             F           84,000.00         ZZ
                                         360         84,000.00          2
    721 SOUTH JEREMY STREET            9.250            691.05         70
                                       9.000            691.05      120,000.00
    SALT LAKE CITY   UT   84104          5            06/04/97         00
    0430259135                           05           08/01/97          0
    10474                                N            07/01/27
    0


    1584065          F30/G02             F           53,100.00         ZZ
                                         360         53,100.00          1
    1219 WEST 500 SOUTH                9.375            441.66         90
                                       9.125            441.66       59,000.00
    SALT LAKE CITY   UT   84104          1            06/02/97         12
    0430255554                           05           08/01/97         30
    11638                                N            07/01/27
    0


    1584088          405/405             F           53,750.00         ZZ
                                         360         53,719.87          1
    5329 ORCHARD PLACE                 8.875            427.66         90
                                       8.625            427.66       59,750.00
    LAKE CITY        GA   30260          1            06/05/97         14
    4229274                              05           07/01/97         25
    4229274                              N            06/01/27
    0


    1584091          731/G02             F          119,200.00         ZZ
                                         360        119,134.89          2
    3964 & 3968 ARROWHEAD DRIVE        9.000            959.11         73
                                       8.750            959.11      165,000.00
    MEDFORD          OR   97504          2            05/06/97         00
    0430252023                           05           07/01/97          0
    220333003                            N            06/01/27
    0


    1584110          638/G02             F           80,900.00         ZZ
                                         360         80,900.00          2
    516 WEST 15TH PLACE                9.500            680.25         86
                                       9.250            680.25       95,000.00
    CHICAGO HEIGHTS  IL   60411          1            06/10/97         10
    0430267336                           05           08/01/97         25
    8647159                              N            07/01/27
    0


    1584111          F03/G02             F           97,400.00         ZZ
                                         360         97,400.00          1
1


    3605 MEAD STREET                   8.500            748.93         75
                                       8.250            748.93      129,900.00
    FT COLLINS       CO   80526          5            06/10/97         00
    0430266635                           05           08/01/97          0
    DEN10990                             O            07/01/27
    0


    1584280          227/G02             F          227,000.00         ZZ
                                         360        226,862.48          1
    5 COLBY DRIVE                      8.500          1,745.44         75
                                       8.250          1,745.44      303,000.00
    DIX HILLS        NY   11746          5            05/07/97         00
    0430258426                           05           07/01/97          0
    1704513                              O            06/01/27
    0


    1584289          377/377             F           68,250.00         ZZ
                                         360         68,250.00          4
    531 GRESHAM PARK DRIVE             9.375            567.67         65
                                       9.125            567.67      105,000.00
    MARIETTA         GA   30060          2            06/13/97         00
    3662822                              05           08/01/97          0
    3662822                              N            07/01/27
    0


    1584297          883/G02             F           39,600.00         ZZ
                                         360         39,600.00          1
    3840 NE 4TH STREET                 9.625            336.60         90
                                       9.375            336.60       44,000.00
    OCALA            FL   34470          1            06/18/97         01
    0430280875                           05           08/01/97         25
    50000006                             N            07/01/27
    0


    1584667          120/G02             F           48,600.00         ZZ
                                         360         48,572.04          1
    447 MONTCLAIR AVENUE               8.750            382.34         90
                                       8.500            382.34       54,000.00
    BETHLEHEM        PA   18015          1            05/30/97         01
    0430265249                           07           07/01/97         25
    7017445                              N            06/01/27
    0


    1584669          180/G02             F           52,200.00         ZZ
                                         360         52,200.00          1
    328 CALLAN                         8.875            415.33         90
    #2S                                8.625            415.33       58,000.00
    EVANSTON         IL   60202          1            06/11/97         10
    0430267609                           01           08/01/97         25
1


    4969408                              N            07/01/27
    0


    1584672          F64/G02             F           70,750.00         ZZ
                                         360         70,750.00          1
    6916 MONTAUK DRIVE                 8.375            537.76         80
                                       8.125            537.76       88,475.00
    RICHMOND         VA   23225          1            06/13/97         00
    0430263889                           05           08/01/97          0
    206348                               N            07/01/27
    0


    1584683          074/G02             F           88,400.00         ZZ
                                         360         88,314.94          1
    35-20 147TH STREET                 9.625            751.40         65
                                       9.375            751.40      136,000.00
    FLUSHING         NY   11354          5            04/28/97         00
    0430242032                           01           06/01/97          0
    1111093507                           N            05/01/27
    0


    1584685          074/G02             F           77,000.00         T
                                         360         76,925.91          1
    200 EAST 58TH STREET               9.625            654.50         70
    UNIT 10C                           9.375            654.50      110,000.00
    NEW YORK         NY   10022          1            04/28/97         00
    0430242057                           01           06/01/97          0
    1111097235                           O            05/01/27
    0


    1584686          074/G02             F           70,000.00         ZZ
                                         360         69,929.04          1
    1549-B STONEY LN                   9.375            582.22         85
                                       9.125            582.22       83,000.00
    PHILADELPHIA     PA   19115          1            04/29/97         01
    0430242065                           05           06/01/97         20
    1175042346                           N            05/01/27
    0


    1584687          074/G02             F          116,500.00         ZZ
                                         360        116,350.91          1
    8461 SW 5TH STREET                 8.250            875.23         50
                                       8.000            875.23      233,000.00
    MIAMI            FL   33144          1            04/30/97         00
    0430242073                           05           06/01/97          0
    1311287030                           O            05/01/27
    0


1


    1584701          074/G02             F           28,800.00         ZZ
                                         360         28,770.79          1
    355 WEST LAUREL DRIVE #11-N        9.375            239.55         90
                                       9.125            239.55       32,000.00
    MARGATE          FL   33063          1            04/30/97         12
    0430242214                           01           06/01/97         25
    1589106626                           N            05/01/27
    0


    1584712          074/G02             F          163,000.00         ZZ
                                         360        162,830.35          1
    445 AND 447 STEVENS CIR            9.250          1,340.96         83
                                       9.000          1,340.96      197,000.00
    PLATTEVILLE      CO   80651          1            04/28/97         21
    0430239475                           05           06/01/97         20
    1272086325                           N            05/01/27
    0


    1584722          074/G02             F          147,900.00         ZZ
                                         360        147,656.91          3
    2891 HECKMAN ROAD                  9.625          1,257.14         85
                                       9.375          1,257.14      174,000.00
    UNIONTOWN        OH   44685          1            04/30/97         01
    0430239715                           05           06/01/97         20
    1581099403                           N            05/01/27
    0


    1584729          074/G02             F           58,300.00         ZZ
                                         360         58,240.91          1
    1575 & 1585 ROSA STREET            9.625            495.55         90
                                       9.375            495.55       64,800.00
    COCOA            FL   32926          1            04/25/97         04
    0430239855                           05           06/01/97         30
    1590038818                           N            05/01/27
    0


    1584731          074/G02             F          157,250.00         ZZ
                                         360        157,082.00          3
    1904,1906,1908 EAST,               9.125          1,279.44         85
    ROSE AVENUE                        8.875          1,279.44      185,000.00
    ORANGE           CA   92867          1            04/21/97         04
    0430239921                           05           06/01/97         20
    1595032965                           N            05/01/27
    0


    1584740          A91/G02             F          223,250.00         ZZ
                                         360        223,114.75          2
    150 96 CROSS ISLAND PARKWAY        8.500          1,716.60         95
                                       8.250          1,716.60      235,000.00
1


    WHITESTONE       NY   11357          1            05/22/97         04
    0430251231                           05           07/01/97         30
    UNKNOWN                              O            06/01/27
    0


    1584771          H13/G02             F           47,600.00         ZZ
                                         360         47,575.33          2
    3425 WEST EIGHTH STREET            9.250            391.59         70
                                       9.000            391.59       68,000.00
    CINCINNATI       OH   45225          5            05/30/97         00
    0430254466                           05           07/01/97          0
    19711                                N            06/01/27
    0


    1584787          E22/G02             F          380,000.00         ZZ
                                         360        379,775.65          1
    2293 BALD HILL ROAD                8.625          2,955.60         95
                                       8.375          2,955.60      400,000.00
    AUBURN           CA   95603          1            05/20/97         04
    0410373096                           05           07/01/97         30
    410373096                            O            06/01/27
    0


    1584802          E22/G02             F          200,000.00         ZZ
                                         360        199,896.32          1
    12213 WOODGLEN DRIVE               9.250          1,645.35         80
                                       9.000          1,645.35      250,000.00
    FORT WAYNE       IN   46804          1            05/13/97         00
    0410394431                           03           07/01/97          0
    410394431                            O            06/01/27
    0


    1584835          387/387             F          262,000.00         T
                                         360        261,154.23          1
    2550 32ND AVENUE                   8.125          1,945.34         80
                                       7.875          1,945.34      328,000.00
    SAN FRANCISCO    CA   94116          1            02/24/97         00
    1080696                              05           04/01/97          0
    1080696                              O            03/01/27
    0


    1584841          405/405             F           70,450.00         ZZ
                                         360         70,450.00          3
    2314 EUTAW PLACE                   9.750            605.28         90
                                       9.500            605.28       78,300.00
    BALITMORE        MD   21217          1            06/06/97         01
    4205415                              05           08/01/97         25
    4205415                              N            07/01/27
    0
1




    1584862          688/G02             F           47,600.00         ZZ
                                         360         47,574.00          1
    2753 D ROAD                        9.000            383.00         70
                                       8.750            383.00       68,000.00
    GRAND JUNCTION   CO   81501          5            05/13/97         00
    0430252148                           05           07/01/97          0
    45944                                N            06/01/27
    0


    1584878          003/G02             F          183,600.00         ZZ
                                         360        183,512.03          4
    789 BARNETT STREET                 9.625          1,560.59         90
                                       9.375          1,560.59      204,000.00
    ATLANTA          GA   30306          1            05/19/97         12
    0430258897                           05           07/01/97         25
    3810348                              N            06/01/27
    0


    1584891          225/225             F           68,650.00         ZZ
                                         360         68,650.00          1
    816 PLUMMER DRIVE                  8.500            527.86         90
                                       8.250            527.86       76,300.00
    CEDAR HILL       TX   75104          2            06/06/97         14
    8049929                              05           08/01/97         25
    8049929                              O            07/01/27
    0


    1584893          638/G02             F           55,250.00         ZZ
                                         360         55,250.00          2
    670-672 HANFORD STREET             9.125            449.53         85
                                       8.875            449.53       65,000.00
    COLUMBUS         OH   43206          1            06/05/97         14
    0430279844                           05           08/01/97         20
    8644585                              N            07/01/27
    0


    1584895          559/G02             F           90,000.00         ZZ
                                         360         89,878.82          1
    3081 OAKMONT DRIVE                 8.000            660.39         35
                                       7.750            660.39      260,000.00
    SAN BRUNO        CA   94066          2            04/21/97         00
    0430257923                           05           06/01/97          0
    5433784                              O            05/01/27
    0


    1584896          638/G02             F           22,400.00         ZZ
                                         360         22,400.00          1
1


    631 GREGG AVENUE                   9.000            180.24         90
                                       8.750            180.24       24,900.00
    READING          PA   19605          1            06/13/97         04
    0430283176                           05           08/01/97         25
    08641044                             N            07/01/27
    0


    1584903          638/G02             F           81,400.00         ZZ
                                         360         81,400.00          1
    105 RUSSELL STREET                 8.750            640.37         64
                                       8.500            640.37      128,000.00
    BOROUGH OF RIDL  PA   19078          5            06/06/97         00
    0430283887                           05           08/01/97          0
    08643069                             O            07/01/27
    0


    1584919          638/G02             F           31,500.00         ZZ
                                         360         31,500.00          1
    1207 GRACE STREET                  9.500            264.87         86
                                       9.250            264.87       37,000.00
    WEATHERFORD      TX   76086          1            06/09/97         14
    0430278473                           05           08/01/97         25
    08636488                             N            07/01/27
    0


    1584928          225/225             F           65,115.00         ZZ
                                         360         65,115.00          4
    4235 THOLOZAN                      9.375            541.60         90
                                       9.125            541.60       72,350.00
    ST LOUIS         MO   63116          1            06/16/97         04
    8046694                              05           08/01/97         25
    8046694                              N            07/01/27
    0


    1584929          A46/G02             F           55,850.00         ZZ
                                         360         55,850.00          1
    56 CASA VERDE                      8.750            439.37         75
                                       8.500            439.37       74,500.00
    AUSTIN           TX   78734          1            06/06/97         00
    0430262196                           01           08/01/97          0
    UNKNOWN                              O            07/01/27
    0


    1584931          225/225             F          150,000.00         ZZ
                                         360        150,000.00          1
    151 LAKES ROAD                     8.750          1,180.06         69
                                       8.500          1,180.06      218,000.00
    BETHLEHEM        CT   06751          5            06/10/97         00
    8050166                              05           08/01/97          0
1


    8050166                              O            07/01/27
    0


    1584936          561/G02             F          326,250.00         ZZ
                                         360        326,080.86          1
    6915 S. VIRGINIA DARE TRAIL        9.250          2,683.98         75
                                       9.000          2,683.98      435,000.00
    NAGS HEAD        NC   27959          2            05/23/97         00
    0430249375                           05           07/01/97          0
    8888604                              N            06/01/27
    0


    1584943          209/G02             F           98,000.00         ZZ
                                         360         98,000.00          1
    6608 JUPITER HILLS CIRCLE          9.000            788.54         70
    UNIT B                             8.750            788.54      140,000.00
    ALEXANDRIA       VA   22312          1            06/11/97         00
    0430260372                           01           08/01/97          0
    971728385                            O            07/01/27
    0


    1584944          683/G02             F           75,000.00         ZZ
                                         360         75,000.00          1
    104 FORREST STREET                 8.375            570.05         60
                                       8.125            570.05      125,000.00
    PLAISTOW         NH   03865          1            06/16/97         00
    0430264259                           05           08/01/97          0
    153325362                            O            07/01/27
    0


    1585001          480/G02             F          117,600.00         ZZ
                                         360        117,539.03          1
    176 EARL STREET                    9.250            967.47         70
                                       9.000            967.47      168,000.00
    TARPON SPRINGS   FL   34689          5            05/20/97         00
    0430249169                           05           07/01/97          0
    1911148                              O            06/01/27
    0


    1585020          E45/G02             F           22,950.00         ZZ
                                         360         22,900.58          1
    713 SW 69TH STREET                 9.125            186.73         85
                                       8.875            186.73       27,000.00
    GAINESVILLE      FL   32607          1            03/04/97         01
    0430280438                           05           04/01/97         20
    UNKNOWN                              N            03/01/27
    0


1


    1585029          286/286             F           66,500.00         ZZ
                                         360         66,463.67          3
    48-50 GARFIELD AVE                 9.000            535.08         70
                                       8.750            535.08       95,000.00
    PROVIDENCE       RI   02908          5            05/06/97         00
    9162634                              05           07/01/97          0
    9162634                              N            06/01/27
    0


    1585034          253/253             F          105,300.00         ZZ
                                         360        105,245.41          4
    405 DORADO PLACE SE                9.250            866.28         44
                                       9.000            866.28      242,000.00
    ALBUQUERQUE      NM   87123          1            05/21/97         14
    328900                               05           07/01/97         25
    328900                               N            06/01/27
    0


    1585076          405/405             F          170,000.00         ZZ
                                         360        169,902.18          4
    2939-41 HARRISON STREET            8.750          1,337.40         90
    AND 93-95 GARLAND AVENUE           8.500          1,337.40      190,000.00
    OAKLAND          CA   94611          1            05/01/97         01
    4212965                              05           07/01/97         25
    4212965                              O            06/01/27
    0


    1585077          253/253             F          135,900.00         ZZ
                                         360        135,900.00          1
    33320 N COEUR D'ALENE DRIVE        8.375          1,032.94         80
                                       8.125          1,032.94      169,900.00
    SPIRIT LAKE      ID   83869          1            06/06/97         00
    330095                               03           08/01/97          0
    330095                               O            07/01/27
    0


    1585083          638/G02             F           64,800.00         ZZ
                                         360         64,800.00          2
    2341 CANDACE STREET                9.250            533.09         90
                                       9.000            533.09       72,000.00
    PITTSBURGH       PA   15216          1            06/10/97         04
    0430264283                           05           08/01/97         25
    08637811                             N            07/01/27
    0


    1585101          B75/G02             F          164,000.00         ZZ
                                         360        164,000.00          1
    3758 GLENFELIZ BOULEVARD           8.500          1,261.02         80
                                       8.250          1,261.02      205,000.00
1


    LOS ANGELES      CA   90039          1            06/02/97         00
    0430282053                           05           08/01/97          0
    2871150                              O            07/01/27
    0


    1585135          405/405             F           65,000.00         ZZ
                                         360         64,814.84          1
    5618 REGIS AVENUE                  9.500            546.56         83
                                       9.250            546.56       79,000.00
    PORT RICHEY      FL   34668          1            05/02/97         12
    4217071                              05           06/01/97         25
    4217071                              N            05/01/27
    0


    1585146          B93/G02             F           47,400.00         ZZ
                                         360         47,400.00          1
    2101 WEST YUKON DRIVE              9.000            381.40         90
                                       8.750            381.40       52,700.00
    PHOENIX          AZ   85027          1            06/06/97         01
    0430260950                           09           08/01/97         25
    1000023124                           N            07/01/27
    0


    1585152          E57/G02             F          124,950.00         ZZ
                                         360        124,950.00          1
    10906 MALLISON AVENUE              8.500            960.76         85
                                       8.250            960.76      147,000.00
    LYNWOOD          CA   90262          5            06/06/97         01
    0430280636                           05           08/01/97         12
    96802005245                          O            07/01/27
    0


    1585153          964/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
    8744 CRUSHEEN WAY                  8.375            760.07         80
                                       8.125            760.07      125,900.00
    SACRAMENTO       CA   95828          1            06/04/97         00
    0430257931                           05           08/01/97          0
    25430                                N            07/01/27
    0


    1585193          964/G02             F          127,600.00         ZZ
                                         360        127,526.59          1
    643 MANOR DRIVE                    8.750          1,003.83         80
                                       8.500          1,003.83      159,500.00
    RENO             NV   89502          1            05/09/97         00
    0430259408                           05           07/01/97          0
    24711                                O            06/01/27
    0
1




    1585205          638/G02             F           69,200.00         ZZ
                                         360         69,200.00          2
    414 GRANADA BLVD                   9.250            569.29         90
                                       9.000            569.29       76,923.00
    WARM MINERAL SP  FL   34287          1            06/10/97         14
    0430266429                           05           08/01/97         25
    8645825                              N            07/01/27
    0


    1585208          896/G02             F           94,000.00         ZZ
                                         360         94,000.00          1
    5346 PICKWICK LANE                 8.625            731.12         80
                                       8.375            731.12      117,500.00
    LILBURN          GA   30247          1            06/12/97         00
    0430262907                           09           08/01/97          0
    13489                                O            07/01/27
    0


    1585249          A33/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
    1912 SPINNING WHEEL LANE           8.625            777.79         50
                                       8.375            777.79      202,000.00
    BLOOMFIELD HILL  MI   48304          1            06/11/97         00
    0430280420                           05           08/01/97          0
    H0015036793                          O            07/01/27
    0


    1585265          731/G02             F           85,000.00         ZZ
                                         360         84,955.94          1
    35747 BEAUTIVISTA LANE             9.250            699.27         44
                                       9.000            699.27      195,000.00
    AGUA DULCE       CA   91350          5            05/05/97         00
    0430264184                           05           07/01/97          0
    413713593                            N            06/01/27
    0


    1585268          676/G02             F          284,000.00         ZZ
                                         360        283,823.47          1
    3030 HOLUA PLACE                   8.375          2,158.61         80
                                       8.125          2,158.61      355,000.00
    HONOLULU         HI   96819          5            05/16/97         00
    0430262162                           05           07/01/97          0
    790100291377                         O            06/01/27
    0


    1585272          737/G02             F           83,200.00         ZZ
                                         360         83,157.98          3
1


    25-27A YORKSHIRE ROAD              9.375            692.02         80
                                       9.125            692.02      104,000.00
    PUEBLO           CO   81001          1            05/21/97         00
    0430255703                           05           07/01/97          0
    573536                               N            06/01/27
    0


    1585273          737/G02             F           83,200.00         ZZ
                                         360         83,157.98          3
    21-23A YORKSHIRE ROAD              9.375            692.02         80
                                       9.125            692.02      104,000.00
    PUEBLO           CO   81001          1            05/21/97         00
    0430253369                           05           07/01/97          0
    573535                               N            06/01/27
    0


    1585283          G22/G02             F          225,000.00         ZZ
                                         360        224,860.15          1
    1724 AMARELLE STREET               8.375          1,710.16         79
                                       8.125          1,710.16      284,825.00
    THOUSAND OAKS    CA   91320          1            05/21/97         00
    0430261230                           03           07/01/97          0
    310149                               O            06/01/27
    0


    1585360          227/G02             F           64,800.00         ZZ
                                         360         64,684.40          1
    1044 WEDGEWOOD DR                  8.625            504.01         72
                                       8.375            504.01       90,000.00
    PLAINWELL        MI   49080          1            03/28/97         00
    0430252809                           05           05/01/97          0
    1708164                              O            04/01/27
    0


    1585362          A78/G02             F           45,000.00         ZZ
                                         360         44,975.42          1
    2522 14TH AVENUE                   9.000            362.08         44
                                       8.750            362.08      103,500.00
    GREELEY          CO   80631          5            05/14/97         00
    0430253435                           05           07/01/97          0
    010052007                            N            06/01/27
    0


    1585401          638/G02             F           51,900.00         ZZ
                                         360         51,900.00          1
    3008 SHARON AVENUE                 9.125            422.28         80
                                       8.875            422.28       64,900.00
    INDIANAPOLIS     IN   46222          1            06/09/97         00
    0430278515                           05           08/01/97          0
1


    08646642                             O            07/01/27
    0


    1585420          A22/G02             F          124,000.00         ZZ
                                         360        124,000.00          1
    7 KENSWICK LANE                    8.750            975.51         80
                                       8.500            975.51      155,000.00
    HUNTINGTON STAT  NY   11746          1            06/30/97         00
    0430284018                           05           08/01/97          0
    97126                                O            07/01/27
    0


    1585422          560/560             F           75,000.00         ZZ
                                         360         74,954.56          1
    76 GOVENERS AVENUE                 8.500            576.69         45
                                       8.250            576.69      168,000.00
    MILFORD          CT   06460          5            05/12/97         00
    450717301                            05           07/01/97          0
    450717301                            N            06/01/27
    0


    1585476          F88/G02             F          168,000.00         ZZ
                                         360        167,908.23          1
    1239 SILVER AVENUE                 9.000          1,351.77         70
                                       8.750          1,351.77      240,000.00
    SAN FRANCISCO    CA   94134          2            05/20/97         00
    0430248815                           05           07/01/97          0
    97328205                             N            06/01/27
    0


    1585486          140/G02             F           55,500.00         ZZ
                                         360         55,500.00          1
    301 SOMERSET ROAD                  9.125            451.57         90
                                       8.875            451.57       61,700.00
    SLIDELL          LA   70461          1            06/10/97         04
    0430265165                           05           08/01/97         25
    431849                               N            07/01/27
    0


    1585497          E19/G02             F          138,800.00         ZZ
                                         360        138,724.18          3
    1451-1455 1/2 LAKE SHORE AVENU     9.000          1,116.82         78
                                       8.750          1,116.82      178,000.00
    LOS ANGELES      CA   90026          2            05/16/97         00
    0430249813                           05           07/01/97          0
    200011464                            N            06/01/27
    0


1


    1585516          638/G02             F           81,000.00         ZZ
                                         360         81,000.00          1
    1937 ROBINWOOD ROAD                9.375            673.72         90
                                       9.125            673.72       90,000.00
    BALTIMORE        MD   21222          1            06/16/97         04
    0430279307                           05           08/01/97         25
    8643722                              N            07/01/27
    0


    1585518          F03/G02             F           65,150.00         ZZ
                                         360         65,150.00          1
    307 E LAKE STREET                  9.500            547.82         75
                                       9.250            547.82       86,900.00
    WOODLAND PARK    CO   80863          1            06/06/97         00
    0430260000                           05           08/01/97          0
    CSC10078                             O            07/01/27
    0


    1585519          638/G02             F           46,800.00         ZZ
                                         360         46,800.00          3
    513 NORTH 11TH STREET              9.375            389.26         80
                                       9.125            389.26       58,500.00
    ALLENTOWN        PA   18102          1            06/12/97         04
    0430281055                           05           08/01/97         12
    08646022                             N            07/01/27
    0


    1585529          561/G02             F           91,000.00         ZZ
                                         360         90,948.98          1
    2040 WOODLAND TRAIL                8.875            724.04         83
                                       8.625            724.04      110,000.00
    SUFFOLK          VA   23434          5            05/15/97         12
    0430264879                           05           07/01/97         12
    9049685                              O            06/01/27
    0


    1585542          638/G02             F           38,700.00         ZZ
                                         360         38,700.00          1
    51 MURRAY STREET                   9.625            328.95         90
                                       9.375            328.95       43,000.00
    PROVIDENCE       RI   02909          1            06/13/97         04
    0430278481                           05           08/01/97         25
    08645925                             N            07/01/27
    0


    1585567          E26/G02             F          208,800.00         ZZ
                                         360        208,670.21          1
    15010 HUNTER MOUNTAIN LANE         8.375          1,587.04         79
                                       8.125          1,587.04      265,000.00
1


    SILVER SPRING    MD   20906          2            05/19/97         00
    0430253971                           03           07/01/97          0
    45700107                             O            06/01/27
    0


    1585624          208/G02             F          214,000.00         ZZ
                                         360        213,860.02          1
    761 ASPEN COMPOUND DRIVE           8.125          1,588.94         65
                                       7.875          1,588.94      330,000.00
    SANTA FE         NM   87501          5            05/20/97         00
    0430264002                           05           07/01/97          0
    34213                                N            06/01/27
    0


    1585637          661/661             F          130,000.00         ZZ
                                         360        129,580.13          1
    4521 WEST AMHERST AVENUE           8.500            999.58        100
                                       8.250            999.58      130,000.00
    DALLAS           TX   75209          1            04/28/97         92
    2910321                              05           06/01/97         30
    2910321                              O            05/01/27
    0


    1585649          661/661             F          155,000.00         T
                                         360        154,811.53          1
    11840 LEEWARD WALK CIRCLE          8.500          1,191.82        100
                                       8.250          1,191.82      155,000.00
    ALPHARETTA       GA   30202          1            04/29/97         92
    2898229                              03           06/01/97         30
    2898229                              O            05/01/27
    0


    1585666          E58/G02             F           47,250.00         ZZ
                                         360         47,250.00          1
    4952 NORWALDO AVENUE               9.000            380.19         90
                                       8.750            380.19       52,500.00
    INDIANAPOLIS     IN   46205          1            06/06/97         12
    0430260109                           05           08/01/97         25
    9059601                              N            07/01/27
    0


    1585669          591/G02             F           46,000.00         ZZ
                                         360         46,000.00          1
    603 MARION QUIMBY DRIVE            8.750            361.89         61
                                       8.500            361.89       75,500.00
    STEVENSVILLE     MD   21666          1            06/12/97         00
    0430263178                           01           08/01/97          0
    105701245                            O            07/01/27
    0
1




    1585683          661/661             F          125,000.00         ZZ
                                         360        124,929.92          1
    412 PECK LANE                      8.875            994.56         50
                                       8.625            994.56      253,000.00
    ORANGE           CT   06477          5            05/01/97         00
    2857894                              05           07/01/97          0
    2857894                              O            06/01/27
    0


    1585738          229/G02             F           39,600.00         ZZ
                                         360         39,600.00          2
    1117 SOUTH 30TH AVENUE             9.500            332.98         90
                                       9.250            332.98       44,000.00
    OMAHA            NE   68105          1            06/12/97         04
    0430279745                           05           08/01/97         25
    7472988                              N            07/01/27
    0


    1585753          964/G02             F          152,000.00         ZZ
                                         360        152,000.00          1
    1918 LOS ALAMITOS DRIVE            8.375          1,155.31         80
                                       8.125          1,155.31      190,000.00
    PLACENTIA        CA   92870          1            06/05/97         00
    0430253229                           05           08/01/97          0
    25293                                O            07/01/27
    0


    1585765          950/G02             F          108,000.00         ZZ
                                         360        108,000.00          1
    2320 NORTH 187TH STREET            8.500            830.43         80
                                       8.250            830.43      136,000.00
    SEATTLE          WA   98133          5            06/10/97         00
    0430263079                           05           08/01/97          0
    059737                               O            07/01/27
    0


    1585805          H05/H05             F           80,000.00         ZZ
                                         360         79,958.53          1
    9 CAROL ANN DRIVE                  9.250            658.14         76
                                       9.000            658.14      106,500.00
    ALBANY           NY   12205          1            05/30/97         00
    240140004                            05           07/01/97          0
    240140004                            O            06/01/27
    0


    1585813          E08/G02             F           57,600.00         ZZ
                                         360         57,600.00          1
1


    11251 N KENDALL DRIVE              9.000            463.46         90
    #114                               8.750            463.46       64,000.00
    MIAMI            FL   33176          1            06/16/97         12
    0430265330                           01           08/01/97         25
    213541                               O            07/01/27
    0


    1585819          638/G02             F           47,900.00         ZZ
                                         360         47,900.00          1
    49 EAST WOOD STREET                9.250            394.06         80
                                       9.000            394.06       59,900.00
    NORRISTOWN BOUR  PA   19401          1            06/18/97         00
    0430279075                           07           08/01/97          0
    8646309                              N            07/01/27
    0


    1585821          638/G02             F           47,900.00         ZZ
                                         360         47,900.00          1
    620 CHERRY STREET                  9.250            394.06         80
                                       9.000            394.06       59,900.00
    NORRISTOWN BORO  PA   19401          1            06/18/97         04
    0430279117                           07           08/01/97         12
    8646305                              N            07/01/27
    0


    1585827          E22/G02             F          114,000.00         ZZ
                                         360        113,954.70          2
    6-8 ORCHARD STREET                10.500          1,042.80         90
                                      10.250          1,042.80      127,000.00
    MATAWAN          NJ   07747          1            05/20/97         10
    0410378384                           05           07/01/97         25
    410378384                            N            06/01/27
    0


    1585830          E22/G02             F          200,000.00         ZZ
                                         360        199,884.93          1
    273 ROUTE 35 NORTH                 8.750          1,573.40         77
                                       8.500          1,573.40      260,000.00
    BRICK TOWNSHIP   NJ   08723          1            05/22/97         00
    0410400162                           05           07/01/97          0
    410400162                            O            06/01/27
    0


    1585874          731/G02             F          171,200.00         ZZ
                                         360        171,098.92          1
    6309 WESTVIEW DRIVE                8.625          1,331.58         80
                                       8.375          1,331.58      214,000.00
    RIVERSIDE        CA   92506          1            05/14/97         00
    0430279836                           05           07/01/97          0
1


    411613770                            O            06/01/27
    0


    1586059          A46/G02             F          175,500.00         ZZ
                                         360        175,500.00          1
    2623 CANDELARIA ROAD NW            8.750          1,380.66         65
                                       8.500          1,380.66      270,000.00
    ALBUQUERQUE      NM   87107          5            06/10/97         00
    0430264101                           05           08/01/97          0
    UNKNOWN                              O            07/01/27
    0


    1586062          638/G02             F           94,300.00         ZZ
                                         360         94,300.00          1
    1029 FLAIR COURT                   9.250            775.78         80
                                       9.000            775.78      117,900.00
    ST LOUIS         MO   63146          1            06/16/97         00
    0430279000                           03           08/01/97          0
    8645529                              O            07/01/27
    0


    1586070          638/G02             F           50,800.00         ZZ
                                         360         50,800.00          1
    1916 39TH AVENUE                   8.875            404.19         80
                                       8.625            404.19       63,500.00
    VERO BEACH       FL   32960          1            06/13/97         00
    0430281717                           05           08/01/97          0
    08642434                             O            07/01/27
    0


    1586076          638/G02             F           76,750.00         ZZ
                                         360         76,750.00          2
    4-6 UNION STREET                   9.375            638.37         90
                                       9.125            638.37       85,280.00
    NASHUA           NH   03060          1            06/20/97         14
    0430281691                           05           08/01/97         25
    08646265                             N            07/01/27
    0


    1586086          A38/G02             F           50,400.00         T
                                         360         50,400.00          1
    4212 MEDICAL DRIVE                 8.500            387.53         90
    #306                               8.250            387.53       56,000.00
    SAN ANTONIO      TX   78229          1            06/11/97         10
    0430262899                           01           08/01/97         30
    8110411                              O            07/01/27
    0


1


    1586093          105/G02             F          109,500.00         ZZ
                                         360        109,444.70          1
    5308 STINGRAY COURT                9.375            910.77         90
                                       9.125            910.77      121,700.00
    WALDORF          MD   20603          1            05/23/97         12
    0430264176                           03           07/01/97         25
    UNKNOWN                              N            06/01/27
    0


    1586105          E22/G02             F          400,000.00         ZZ
                                         360        399,775.75          1
    10615 FELTON WAY                   8.875          3,182.58         77
                                       8.625          3,182.58      525,000.00
    CUPERTINO        CA   95014          5            05/14/97         00
    0410362420                           05           07/01/97          0
    410362420                            O            06/01/27
    0


    1586119          E22/G02             F           36,600.00         ZZ
                                         360         36,583.37          3
    17 SEYMOUR STREET                  9.875            317.82         70
                                       9.625            317.82       52,320.00
    WATERBURY        CT   06708          5            05/21/97         00
    0410412936                           05           07/01/97          0
    410412936                            N            06/01/27
    0


    1586129          E22/G02             F          108,000.00         ZZ
                                         360        107,937.86          1
    1587 LIGHTHOUSE DRIVE              8.750            849.64         90
                                       8.500            849.64      120,000.00
    NAPERVILLE       IL   60540          1            05/08/97         04
    0410326755                           09           07/01/97         25
    410326755                            N            06/01/27
    0


    1586153          E45/G02             F           41,250.00         ZZ
                                         360         41,229.17          1
    988 BLVD OF THE ARTS #316          9.375            343.10         25
                                       9.125            343.10      165,000.00
    SARASOTA         FL   34236          1            05/23/97         00
    0430255471                           05           07/01/97          0
    UNKNOWN                              N            06/01/27
    0


    1586158          H93/G02             F          182,000.00         ZZ
                                         360        182,000.00          1
    921 OAK HILL DRIVE                 8.625          1,415.58         65
                                       8.375          1,415.58      284,000.00
1


    HARRISONBURG     VA   22801          5            06/17/97         00
    0430284737                           05           08/01/97          0
    9717792                              O            07/01/27
    0


    1586167          766/G02             F           45,000.00         T
                                         360         44,977.87          1
    10024 WINDING LAKE RD              9.500            378.38         75
    #201                               9.250            378.38       60,000.00
    SUNRISE          FL   33351          1            05/21/97         00
    0430258129                           01           07/01/97          0
    97AJ0002                             O            06/01/27
    0


    1586198          638/G02             F           56,250.00         ZZ
                                         360         56,250.00          1
    44 NEPTUNE STREET                  9.250            462.75         90
                                       9.000            462.75       62,800.00
    LYNN             MA   01905          1            06/19/97         14
    0430281675                           05           08/01/97         25
    08646562                             N            07/01/27
    0


    1586228          E22/G02             F          132,000.00         ZZ
                                         360        131,926.00          1
    1356 CARINTHIA LANE                8.875          1,050.25         80
                                       8.625          1,050.25      166,000.00
    INCLINE VILLAGE  NV   89451          2            05/22/97         00
    0410374656                           03           07/01/97          0
    410374656                            O            06/01/27
    0


    1586244          003/G02             F           93,250.00         ZZ
                                         360         93,202.91          4
    3402 FOX STREET                    9.375            775.61         65
                                       9.125            775.61      143,500.00
    DULUTH           GA   30136          5            05/27/97         00
    0430251777                           05           07/01/97          0
    3816378                              N            06/01/27
    0


    1586252          687/G02             F           37,700.00         ZZ
                                         360         37,700.00          1
    2450 39TH AVENUE N                 9.625            320.45         90
                                       9.375            320.45       41,900.00
    ST PETERSBURG    FL   33714          1            06/06/97         01
    0430259010                           05           08/01/97         25
    3Y1707                               N            07/01/27
    0
1




    1586253          638/G02             F          134,100.00         ZZ
                                         360        134,100.00          4
    2301 STEWART AVENUE                9.250          1,103.21         90
                                       9.000          1,103.21      149,000.00
    LAS VEGAS        NV   89101          1            06/18/97         04
    0430282376                           05           08/01/97         25
    8646470                              N            07/01/27
    0


    1586255          604/G02             F           58,800.00         ZZ
                                         360         58,800.00          1
    34 GALVIN STREET                   8.500            452.12         80
                                       8.250            452.12       73,500.00
    PORTLAND         ME   04101          1            06/13/97         00
    0430267047                           05           08/01/97          0
    32100501                             O            07/01/27
    0


    1586260          105/G02             F           80,000.00         ZZ
                                         360         79,953.97          1
    317 TORONTO AVENUE                 8.750            629.36         77
                                       8.500            629.36      105,000.00
    MCALLEN          TX   78503          1            05/09/97         00
    0430255265                           07           07/01/97          0
    0825406                              O            06/01/27
    0


    1586278          624/G02             F          121,500.00         T
                                         360        121,500.00          1
    238 RHODA NIDEROST LANE            8.875            966.71         90
                                       8.625            966.71      135,000.00
    WEST POINT       CA   95255          1            06/11/97         11
    0430282400                           05           08/01/97         25
    88001070016                          O            07/01/27
    0


    1586304          E46/G02             F          262,500.00         ZZ
                                         360        262,500.00          1
    6424 SAW MILL ROAD                 9.500          2,207.24         78
                                       9.250          2,207.24      340,000.00
    NEW HOPE         PA   18938          2            06/16/97         00
    0430266759                           05           08/01/97          0
    25237                                O            07/01/27
    0


    1586318          757/757             F           67,600.00         ZZ
                                         360         67,564.02          1
1


    100 ROLLING ROCK ROAD              9.125            550.02         80
                                       8.875            550.02       84,500.00
    COLUMBIA         SC   29212          1            05/20/97         00
    2952430                              05           07/01/97          0
    2952430                              O            06/01/27
    0


    1586328          E19/G02             F          103,500.00         ZZ
                                         360        103,441.98          1
    7629 SOUTHEAST WOODWARD STREET     8.875            823.49         73
                                       8.625            823.49      143,000.00
    PORTLAND         OR   97206          5            05/20/97         00
    0430249086                           05           07/01/97          0
    100023223                            O            06/01/27
    0


    1586338          B27/G02             F          160,000.00         ZZ
                                         360        159,907.94          4
    31 BEECHCROFT STREET               8.750          1,258.73         66
                                       8.500          1,258.73      245,000.00
    BRIGHTON         MA   02135          5            05/23/97         00
    0430254193                           05           07/01/97          0
    110208388                            N            06/01/27
    0


    1586339          637/G02             F          180,000.00         ZZ
                                         360        179,911.46          1
    4862 KENSINGTON CIRCLE             9.500          1,513.54         70
                                       9.250          1,513.54      257,500.00
    CORAL SPRINGS    FL   33076          1            05/23/97         00
    0430267849                           03           07/01/97          0
    9455809                              O            06/01/27
    0


    1586342          688/G02             F           52,000.00         ZZ
                                         360         51,970.09          2
    2320 & 2322 COOPER TERRACE         8.750            409.08         80
                                       8.500            409.08       65,000.00
    NASHVILLE        TN   37216          1            05/21/97         01
    0430251454                           05           07/01/97         12
    48299                                N            06/01/27
    0


    1586345          765/G02             F          220,000.00         ZZ
                                         360        219,876.66          1
    5720 NAPA COURT                    8.875          1,750.42         80
                                       8.625          1,750.42      275,000.00
    RANCHO CUCAMONG  CA   91701          1            05/09/97         00
    0430282830                           05           07/01/97          0
1


    322703                               O            06/01/27
    0


    1586348          731/G02             F          131,000.00         ZZ
                                         360        130,924.63          1
    744 SYCAMORE LANE                  8.750          1,030.58         63
                                       8.500          1,030.58      210,000.00
    DAVIS            CA   95616          5            05/23/97         00
    0430263509                           05           07/01/97          0
    115254161                            N            06/01/27
    0


    1586351          731/G02             F          200,000.00         ZZ
                                         360        199,878.84          1
    5933 CANYON HEIGHTS LANE           8.500          1,537.83         56
                                       8.250          1,537.83      360,000.00
    LOS ANGELES      CA   90068          5            05/22/97         00
    0430255307                           05           07/01/97          0
    411213818                            O            06/01/27
    0


    1586357          E19/G02             F          198,900.00         ZZ
                                         360        198,791.35          1
    929 GLENFINNAN WAY                 9.000          1,600.40         90
                                       8.750          1,600.40      221,000.00
    SAN JOSE         CA   95122          2            05/23/97         10
    0430258178                           05           07/01/97         25
    200024672                            N            06/01/27
    0


    1586455          227/G02             F           71,200.00         ZZ
                                         360         71,076.19          1
    32 WHISTLER VILLAGE SEQUOUA 7      8.750            560.14         75
    PO BOX 771632                      8.500            560.14       95,000.00
    STEAMBOAT SPRIN  CO   80477          1            03/28/97         00
    0430251694                           09           05/01/97          0
    1700827                              O            04/01/27
    0


    1586488          E22/G02             F          249,900.00         ZZ
                                         360        249,759.90          1
    661 EDNA WAY                       8.875          1,988.32         85
                                       8.625          1,988.32      294,000.00
    SAN MATEO        CA   94402          5            05/27/97         23
    0410408363                           05           07/01/97          0
    410408363                            O            06/01/27
    0


1


    1586489          E22/G02             F          129,500.00         ZZ
                                         360        129,419.51          1
    2648 BEST AVENUE                   8.375            984.29         80
                                       8.125            984.29      162,000.00
    OAKLAND          CA   94619          5            05/22/97         00
    0410399893                           05           07/01/97          0
    410399893                            O            06/01/27
    0


    1586493          E22/G02             F           63,900.00         ZZ
                                         360         63,872.48          2
    913 - 915 CENTENNIAL DR           10.125            566.68         80
                                       9.875            566.68       79,900.00
    LAWRENCE         KS   66049          1            05/15/97         04
    0410394209                           05           07/01/97         12
    410394209                            N            06/01/27
    0


    1586494          E22/G02             F           58,500.00         ZZ
                                         360         58,471.98          1
    4232 GENESSEE                      9.625            497.24         90
                                       9.375            497.24       65,000.00
    KANSAS CITY      MO   64111          1            05/23/97         10
    0410412001                           05           07/01/97         25
    410412001                            N            06/01/27
    0


    1586496          E22/G02             F           74,700.00         ZZ
                                         360         74,655.90          1
    430 QUEENS ROAD UNIT # 111         8.625            581.01         90
                                       8.375            581.01       83,000.00
    CHARLOTTE        NC   28207          1            05/22/97         01
    0410405641                           01           07/01/97         25
    410405641                            O            06/01/27
    0


    1586499          E22/G02             F          480,000.00         ZZ
                                         360        479,730.90          1
    6040 SOUTH BELLAIRE WAY            8.875          3,819.10         80
                                       8.625          3,819.10      600,000.00
    LITTLETON        CO   80121          2            05/21/97         00
    0410388201                           03           07/01/97          0
    410388201                            O            06/01/27
    0


    1586507          E22/G02             F          107,100.00         ZZ
                                         360        107,041.50          1
    6348 MILL POINT CIRCLE             9.000            861.75         73
                                       8.750            861.75      148,000.00
1


    DELRAY BEACH     FL   33484          5            05/19/97         00
    0410411656                           01           07/01/97          0
    410411656                            O            06/01/27
    0


    1586508          E22/G02             F           96,000.00         ZZ
                                         360         95,917.79          1
    1431 EAST 88TH STREET              9.125            781.09         75
                                       8.875            781.09      129,000.00
    NEWAYGO          MI   49337          5            05/15/97         00
    0410367247                           05           07/01/97          0
    410367247                            O            06/01/27
    0


    1586510          E22/G02             F           45,000.00         ZZ
                                         360         44,980.62          1
    7284 CHALMERS                     10.125            399.07         90
                                       9.875            399.07       50,000.00
    WARREN           MI   48091          1            05/21/97         04
    0410392286                           05           07/01/97         25
    410392286                            N            06/01/27
    0


    1586512          E22/G02             F           60,000.00         ZZ
                                         360         59,965.48          1
    421 WEST 32ND PLACE                8.750            472.02         45
                                       8.500            472.02      134,000.00
    HIALEAH          FL   33012          5            05/19/97         00
    0410403471                           05           07/01/97          0
    410403471                            O            06/01/27
    0


    1586513          E22/G02             F          148,000.00         ZZ
                                         360        147,927.21          1
    1979 EAGLE POINTE UNIT #721        9.500          1,244.46         75
                                       9.250          1,244.46      197,500.00
    BLOOMFIELD HILL  MI   48304          1            05/20/97         00
    0410391577                           01           07/01/97          0
    410391577                            O            06/01/27
    0


    1586518          E22/G02             F          156,000.00         ZZ
                                         360        155,923.27          1
    16242 NW 12 STREET                 9.500          1,311.73         80
                                       9.250          1,311.73      195,000.00
    PEMBROKE PINES   FL   33028          1            05/22/97         00
    0410382030                           03           07/01/97          0
    410382030                            O            06/01/27
    0
1




    1586571          731/G02             F          186,400.00         ZZ
                                         360        186,400.00          1
    28809 DEODAR PLACE                 8.000          1,367.74         80
                                       7.750          1,367.74      233,000.00
    SANGUS AREA      CA   91350          1            06/12/97         00
    0430278416                           05           08/01/97          0
    413713842                            O            07/01/27
    0


    1586573          638/G02             F          219,600.00         ZZ
                                         360        219,600.00          1
    1079 WEST RIDGESIDE COURT          8.500          1,688.53         80
                                       8.250          1,688.53      274,500.00
    SOUTH JORDAN     UT   84095          1            06/17/97         00
    0430285718                           05           08/01/97          0
    08646412                             O            07/01/27
    0


    1586590          F64/G02             F          182,000.00         ZZ
                                         360        182,000.00          1
    38 BLACK GUM LANE                  8.500          1,399.43         80
                                       8.250          1,399.43      229,000.00
    HILTON HEAD ISL  SC   29926          1            06/20/97         00
    0430280560                           05           08/01/97          0
    1192                                 O            07/01/27
    0


    1586609          F03/G02             F          132,000.00         ZZ
                                         360        132,000.00          1
    2004 MINER STREET                  8.750          1,038.45         63
                                       8.500          1,038.45      210,000.00
    IDAHO SPRINGS    CO   80452          5            06/11/97         00
    0430279588                           05           08/01/97          0
    DEN11013                             O            07/01/27
    0


    1586617          907/907             F          195,000.00         ZZ
                                         360        195,000.00          2
    317 78TH STREET                    8.750          1,534.07         75
                                       8.500          1,534.07      260,000.00
    NORTH BERGEN     NJ   07047          2            06/24/97         00
    119461626                            05           08/01/97          0
    119461626                            O            07/01/27
    0


    1586622          637/G02             F           67,500.00         ZZ
                                         360         67,500.00          3
1


    5935 GULF DRIVE                    8.750            531.03         90
                                       8.500            531.03       75,000.00
    NEW PORT RICHEY  FL   34652          1            05/19/97         01
    0430252239                           05           08/01/97         25
    2835908                              O            07/01/27
    0


    1586629          937/G02             F          200,000.00         ZZ
                                         360        199,896.32          2
    660-662 COLUMBUS STREET            9.250          1,645.35         74
                                       9.000          1,645.35      271,000.00
    SALT LAKE CITY   UT   84103          5            05/29/97         00
    0430251066                           05           07/01/97          0
    7546070                              O            06/01/27
    0


    1586631          965/G02             F           59,850.00         ZZ
                                         360         59,821.33          1
    10402 NORTH 7TH AVENUE             9.625            508.72         90
                                       9.375            508.72       66,500.00
    PHOENIX          AZ   85021          1            05/29/97         01
    0430261289                           05           07/01/97         25
    205271                               N            06/01/27
    0


    1586635          B68/G02             F          136,000.00         ZZ
                                         360        135,936.55          3
    17-19 ELTON STREET                 9.750          1,168.45         80
                                       9.500          1,168.45      170,000.00
    PROVIDENCE       RI   02906          1            05/28/97         00
    0430286054                           05           07/01/97          0
    410170555                            N            06/01/27
    0


    1586641          683/G02             F           59,900.00         ZZ
                                         360         59,900.00          1
    1 BOISVERT STREET                  8.750            471.23         64
    CASABLANCA #1                      8.500            471.23       94,900.00
    OLD ORCHARD BEA  ME   04064          1            06/13/97         00
    0430264200                           01           08/01/97          0
    029834                               O            07/01/27
    0


    1586654          E23/G02             F           78,750.00         ZZ
                                         360         78,702.29          1
    11862 EAST SORREL LANE             8.500            605.52         75
                                       8.250            605.52      105,000.00
    SCOTTSDALE       AZ   85259          1            05/28/97         00
    0430255489                           03           07/01/97          0
1


    112131                               O            06/01/27
    0


    1586656          927/G02             F          120,600.00         ZZ
                                         360        120,539.10          2
    1715 "C" STREET SOUTHEAST          9.375          1,003.09         90
                                       9.125          1,003.09      134,000.00
    AUBURN           WA   98002          1            05/21/97         04
    0430252692                           05           07/01/97         25
    317396                               N            06/01/27
    0


    1586658          561/G02             F          140,000.00         ZZ
                                         360        139,915.19          1
    39 DEMAREST ROAD                   8.500          1,076.48         52
                                       8.250          1,076.48      270,000.00
    PARAMUS          NJ   07652          1            05/27/97         00
    0430257477                           05           07/01/97          0
    0195571                              O            06/01/27
    0


    1586689          B75/G02             F           80,000.00         ZZ
                                         360         79,960.65          3
    2638, 2640 & 2642 N HARRISON       9.500            672.68         80
    BLVD                               9.250            672.68      100,000.00
    OGDEN            UT   84401          1            05/07/97         00
    0430283507                           05           07/01/97          0
    2873545                              O            06/01/27
    0


    1586694          286/286             F          104,000.00         ZZ
                                         360        102,884.03          1
    8715 HICKORYWOOD LANE              9.250            855.59         80
                                       9.000            855.59      130,000.00
    TAMPA            FL   33615          1            05/01/97         00
    8645281                              05           06/01/97          0
    8645281                              O            05/01/27
    0


    1586695          253/253             F          112,500.00         ZZ
                                         360        112,438.54          1
    4189 CAPRICE WAY                   9.000            905.21         75
                                       8.750            905.21      150,000.00
    CRESTONE         CO   81131          5            05/21/97         00
    329370                               05           07/01/97          0
    329370                               O            06/01/27
    0


1


    1586702          253/253             F          138,150.00         ZZ
                                         360        138,076.48          1
    1230 E ASCOT AVE                   9.125          1,124.04         90
                                       8.875          1,124.04      153,500.00
    LITTLETON        CO   80126          1            05/27/97         10
    329900                               05           07/01/97         25
    329900                               N            06/01/27
    0


    1586703          B28/G02             F           98,000.00         ZZ
                                         360         97,942.14          1
    1311 LA VETA WAY                   8.625            762.24         56
                                       8.375            762.24      178,000.00
    COLORADO SPRING  CO   80906          5            05/15/97         00
    0430251736                           05           07/01/97          0
    05970521                             O            06/01/27
    0


    1586732          E22/G02             F           72,900.00         ZZ
                                         360         72,865.08          2
    3512 33RD AVENUE SOUTH             9.625            619.64         90
                                       9.375            619.64       81,000.00
    MINNEAPOLIS      MN   55406          1            05/23/97         10
    0410391619                           05           07/01/97         25
    410391619                            N            06/01/27
    0


    1586735          E22/G02             F           62,000.00         ZZ
                                         360         61,964.33          1
    5622 SHERATON OAKS DRIVE           8.750            487.75         80
                                       8.500            487.75       77,500.00
    HOUSTON          TX   77091          1            05/21/97         00
    0410412597                           03           07/01/97          0
    410412597                            O            06/01/27
    0


    1586736          E22/G02             F           81,000.00         ZZ
                                         360         80,958.00          1
    2331 N.W. 93RD LANE                9.250            666.37         90
                                       9.000            666.37       90,000.00
    SUNRISE          FL   33322          1            05/23/97         04
    0410405385                           05           07/01/97         25
    410405385                            N            06/01/27
    0


    1586737          E22/G02             F           24,550.00         ZZ
                                         360         24,538.55          1
    11101 ROYAL PALM BLVD UNIT 217     9.750            210.92         75
                                       9.500            210.92       32,776.00
1


    CORAL SPRINGS    FL   33065          1            05/23/97         00
    0410405948                           01           07/01/97          0
    410405948                            N            06/01/27
    0


    1586741          E22/G02             F           57,000.00         T
                                         360         56,970.45          1
    1702 SOUTH RIVERSIDE DRIVE         9.250            468.92         65
                                       9.000            468.92       88,000.00
    NEW SMYRNA BEAC  FL   32168          1            05/21/97         00
    0410400634                           05           07/01/97          0
    410400634                            O            06/01/27
    0


    1586743          E22/G02             F           56,600.00         ZZ
                                         360         56,569.08          1
    5565 PRESTON OAKS RD #170          9.000            455.42         95
                                       8.750            455.42       59,625.00
    DALLAS           TX   75240          1            05/06/97         01
    0410319933                           01           07/01/97         30
    410319933                            O            06/01/27
    0


    1586748          E22/G02             F           51,300.00         ZZ
                                         360         51,272.70          1
    900 OCEAN AVENUE UNIT #402         9.125            417.39         90
                                       8.875            417.39       57,000.00
    OCEAN CITY       NJ   08226          1            05/23/97         04
    0410400311                           01           07/01/97         30
    410400311                            O            06/01/27
    0


    1586754          E22/G02             F          125,600.00         ZZ
                                         360        125,523.91          1
    2155 DICKINSON PLACE               8.500            965.76         80
                                       8.250            965.76      157,000.00
    OXNARD           CA   93033          1            05/23/97         00
    0410303200                           05           07/01/97          0
    410303200                            O            06/01/27
    0


    1586760          E22/G02             F          108,000.00         ZZ
                                         360        107,939.45          2
    3236-3238 32ND STREET              8.875            859.30         80
                                       8.625            859.30      135,000.00
    SAN DIEGO        CA   92104          1            05/22/97         00
    0410398283                           05           07/01/97          0
    410398283                            O            06/01/27
    0
1




    1586763          450/450             F          110,175.00         ZZ
                                         360        110,111.61          1
    7383 LUGANO DRIVE                  8.750            866.75         75
                                       8.500            866.75      146,900.00
    BOYNTON BEACH    FL   33309          1            05/29/97         00
    3787041                              03           07/01/97          0
    3787041                              O            06/01/27
    0


    1586776          828/G02             F          128,000.00         ZZ
                                         360        128,000.00          1
    6111 E UNIVERSITY BOULEVARD        8.750          1,006.98         80
                                       8.500          1,006.98      160,000.00
    DALLAS           TX   75214          1            06/16/97         00
    0430262881                           05           08/01/97          0
    75070027                             O            07/01/27
    0


    1586788          G17/G02             F          133,000.00         ZZ
                                         360        133,000.00          1
    13711 MCKENZIE AVENUE              8.500          1,022.65         74
                                       8.250          1,022.65      180,000.00
    POWAY            CA   92064          2            06/18/97         00
    0430285452                           05           08/01/97          0
    277105                               O            07/01/27
    0


    1586798          637/G02             F           38,400.00         ZZ
                                         360         38,400.00          3
    232-234 BAILEY STREET              9.125            312.44         80
                                       8.875            312.44       48,000.00
    LAWRENCE         MA   01843          1            06/18/97         00
    0430282988                           05           08/01/97          0
    9872938                              N            07/01/27
    0


    1586816          313/G02             F           94,400.00         ZZ
                                         360         94,400.00          1
    660 CARROLLS WAY                   8.875            751.09         80
                                       8.625            751.09      118,000.00
    BUFORD           GA   30518          1            06/16/97         00
    0430267658                           05           08/01/97          0
    6228688                              O            07/01/27
    0


    1586832          E67/G02             F          264,750.00         ZZ
                                         360        264,597.68          1
1


    64455 OLD BEND REDMOND HWY         8.750          2,082.79         75
                                       8.500          2,082.79      353,000.00
    BEND             OR   97701          1            05/23/97         00
    0430254110                           05           07/01/97          0
    6354                                 O            06/01/27
    0


    1586837          G17/G02             F          276,900.00         ZZ
                                         360        276,732.25          1
    667 POMONA AVENUE                  8.500          2,129.12         78
                                       8.250          2,129.12      355,000.00
    CORONADO         CA   92118          1            05/28/97         00
    0430254375                           05           07/01/97          0
    276305                               O            06/01/27
    0


    1586838          731/G02             F          104,400.00         ZZ
                                         360        104,341.47          1
    8352 SEENO AVENUE                  8.875            830.65         90
                                       8.625            830.65      116,000.00
    GRANITE BAY      CA   95746          1            05/28/97         10
    0430251660                           05           07/01/97         25
    114141492                            N            06/01/27
    0


    1586862          664/G02             F           90,000.00         ZZ
                                         360         89,945.47          1
    369 PAYSON CIRCLE                  8.500            692.03         79
                                       8.250            692.03      114,000.00
    GLENDALE HEIGHT  IL   60139          5            05/23/97         00
    0430252197                           05           07/01/97          0
    2305100                              O            06/01/27
    0


    1586876          637/G02             F          215,850.00         ZZ
                                         360        215,722.56          1
    5115 GENOVESIO DRIVE               8.625          1,678.86         75
                                       8.375          1,678.86      291,000.00
    PLEASANTON       CA   94588          1            05/07/97         00
    0430254995                           03           07/01/97          0
    9654377                              O            06/01/27
    0


    1586889          375/G02             F          295,000.00         ZZ
                                         360        294,609.37          1
    2150 25TH AVENUE                   8.500          2,268.30         80
                                       8.250          2,268.30      369,000.00
    SAN FRANCISCO    CA   94116          1            04/02/97         00
    0430249458                           05           06/01/97          0
1


    653819                               O            05/01/27
    0


    1586894          375/G02             F          408,000.00         ZZ
                                         360        407,000.77          1
    728 LUNALILO HOME ROAD             8.500          3,137.17         80
                                       8.250          3,137.17      510,000.00
    HONOLULU         HI   96825          1            02/06/97         00
    0430259507                           03           04/01/97          0
    643617                               O            03/01/27
    0


    1586896          375/G02             F          100,000.00         T
                                         360         99,826.11          1
    7213 PLEASURE AVENUE #NORT         8.750            786.71         27
                                       8.500            786.71      375,000.00
    SEAL ISLE CITY   NJ   08243          5            03/31/97         00
    0430256388                           01           05/01/97          0
    649949                               O            04/01/27
    0


    1586897          375/G02             F          111,650.00         ZZ
                                         360        111,510.70          1
    24020 129TH COURT SE               8.375            848.63         51
                                       8.125            848.63      220,000.00
    KENT             WA   98031          2            04/03/97         00
    0430250035                           03           06/01/97          0
    651384                               O            05/01/27
    0


    1586900          375/G02             F          202,000.00         ZZ
                                         360        201,772.66          1
    6524 16TH AVENUE NE                8.875          1,607.21         80
                                       8.625          1,607.21      252,500.00
    SEATTLE          WA   98115          1            05/06/97         00
    0430249532                           05           06/01/97          0
    653253                               O            05/01/27
    0


    1586901          375/G02             F          114,400.00         ZZ
                                         360        114,185.17          1
    5213 200TH STREET NE               8.375            869.53         80
                                       8.125            869.53      143,000.00
    ARLINGTON        WA   98290          1            03/26/97         00
    0430253864                           05           05/01/97          0
    651196                               O            04/01/27
    0


1


    1586903          375/G02             F          100,066.00         ZZ
                                         360         99,941.16          1
    6932 GEMINI DRIVE                  8.375            760.58         67
                                       8.125            760.58      150,000.00
    ANCHORAGE        AK   99504          2            04/07/97         00
    0430259580                           27           06/01/97          0
    651301                               N            05/01/27
    0


    1586904          375/G02             F          259,500.00         ZZ
                                         360        259,071.56          1
    1105 FLINTWOOD ROAD                9.000          2,088.00         75
                                       8.750          2,088.00      350,000.00
    FRANKTOWN        CO   80118          2            04/01/97         00
    0430250761                           05           05/01/97          0
    653778                               O            04/01/27
    0


    1586905          375/G02             F           40,000.00         ZZ
                                         360         39,932.22          1
    93 WOODWAY DRIVE                   8.875            318.26         73
                                       8.625            318.26       55,000.00
    WEST DEPTFORD T  NJ   08086          1            03/20/97         00
    0430256420                           01           05/01/97          0
    650633                               N            04/01/27
    0


    1586906          375/G02             F          221,300.00         ZZ
                                         360        221,030.91          1
    28216 128TH STREET SE              8.500          1,701.61         68
                                       8.250          1,701.61      330,000.00
    MONROE           WA   98272          5            04/04/97         00
    0430249474                           05           06/01/97          0
    654600                               O            05/01/27
    0


    1586908          375/G02             F           97,500.00         ZZ
                                         360         97,321.53          1
    801 NEWBERG ROAD                   8.500            749.70         65
                                       8.250            749.70      150,000.00
    SNOHOMISH        WA   98290          5            03/26/97         00
    0430260356                           27           05/01/97          0
    651297                               N            04/01/27
    0


    1586975          369/G02             F           36,000.00         ZZ
                                         360         35,956.23          1
    5813 MONONA DRIVE                  8.500            276.81         90
                                       8.250            276.81       40,000.00
1


    KOKOMO           IN   46902          1            04/29/97         01
    0430253724                           05           06/01/97         25
    60038833                             N            05/01/27
    0


    1586982          369/G02             F          100,000.00         ZZ
                                         360         99,884.50          1
    115 RIDGE ROAD                     8.750            786.71         77
                                       8.500            786.71      130,000.00
    CHADDS FORD      PA   19317          1            04/28/97         00
    0430252783                           05           06/01/97          0
    60627239                             O            05/01/27
    0


    1586987          369/G02             F           58,500.00         ZZ
                                         360         58,415.23          1
    805 A GAEL DRIVE                   9.625            497.25         90
                                       9.375            497.25       65,000.00
    JOLIET           IL   60435          1            03/10/97         01
    0430255661                           01           05/01/97         25
    60377421                             N            04/01/27
    0


    1586990          369/G02             F           78,750.00         ZZ
                                         360         78,672.21          1
    1635 GOOD INTENT ROAD              9.500            662.18         75
                                       9.250            662.18      105,000.00
    DEPTFORD         NJ   08096          2            05/07/97         00
    0430254961                           05           06/01/97          0
    60635885                             N            05/01/27
    0


    1586992          E29/G02             F          126,300.00         ZZ
                                         360        126,223.48          1
    6068 SOUTH KINGSTON CIRCLE         8.500            971.14         80
                                       8.250            971.14      157,900.00
    ENGLEWOOD        CO   80111          1            05/16/97         00
    0430257626                           05           07/01/97          0
    9704066                              O            06/01/27
    0


    1586993          369/G02             F          132,200.00         ZZ
                                         360        132,069.43          1
    9960 HOYT LANE                     9.500          1,111.61         90
                                       9.250          1,111.61      146,900.00
    BROOMFIELD       CO   80021          1            04/18/97         01
    0430253740                           03           06/01/97         25
    60503745                             N            05/01/27
    0
1




    1587007          687/G02             F           29,250.00         ZZ
                                         360         29,232.73          2
    2338 MAPLE AVENUE                  8.625            227.50         90
                                       8.375            227.50       32,500.00
    PITTSBURGH       PA   15214          3            05/23/97         01
    0430250274                           05           07/01/97         25
    1601903                              N            06/01/27
    0


    1587009          G34/G02             F          138,000.00         ZZ
                                         360        137,928.45          3
    66 ABORN STREET                    9.250          1,135.30         77
                                       9.000          1,135.30      181,000.00
    PEABODY          MA   01960          2            05/23/97         00
    0430255083                           05           07/01/97          0
    7058514                              N            06/01/27
    0


    1587026          E20/G02             F           61,600.00         ZZ
                                         360         60,967.22          1
    8015 MOUNT TABOR ROAD              9.125            501.20         80
                                       8.875            501.20       77,000.00
    CUMMING          GA   30130          1            05/16/97         00
    0430252122                           05           07/01/97          0
    UNKNOWN                              O            06/01/27
    0


    1587097          H19/G02             F          123,050.00         ZZ
                                         360        123,050.00          1
    11855 SOUTH POULTRY DRIVE          9.375          1,023.47         90
                                       9.125          1,023.47      136,900.00
    DRAPER           UT   84020          1            06/23/97         10
    0430282350                           05           08/01/97         25
    2019305                              N            07/01/27
    0


    1587170          965/G02             F          116,550.00         ZZ
                                         360        116,550.00          1
    1820 NORTH WRIGHTSTOWN PLACE       9.125            948.29         90
                                       8.875            948.29      129,500.00
    TUCSON           AZ   85715          1            06/13/97         04
    0430259333                           03           08/01/97         25
    4936                                 N            07/01/27
    0


    1587172          G52/G02             F          336,000.00         ZZ
                                         360        336,000.00          1
1


    1225 SASSASFRAS STREET             8.500          2,583.55         80
                                       8.250          2,583.55      420,000.00
    SAN DIEGO        CA   92103          2            06/13/97         00
    0430284968                           05           08/01/97          0
    12255                                O            07/01/27
    0


    1587255          A37/G02             F           40,000.00         ZZ
                                         360         40,000.00          2
    157 EAST 116TH STREET              9.750            343.66         67
                                       9.500            343.66       60,500.00
    CHICAGO          IL   60628          5            06/04/97         00
    0430252304                           05           08/01/97          0
    97W45119                             N            07/01/27
    0


    1587259          G22/G02             F          248,000.00         ZZ
                                         360        248,000.00          1
    19920 BEAR VALLEY LANE             8.375          1,884.98         79
                                       8.125          1,884.98      316,383.00
    NORTHRIDGE       CA   91326          1            05/28/97         00
    0430252601                           03           08/01/97          0
    310136                               O            07/01/27
    0


    1587262          E57/G02             F          245,200.00         ZZ
                                         360        245,069.51          4
    7259 #A,#B,#D,#E PICKERING AVE     9.125          1,995.03         90
                                       8.875          1,995.03      272,500.00
    WHITTIER         CA   90602          1            05/22/97         11
    0430252676                           05           07/01/97         30
    95542005413                          O            06/01/27
    0


    1587292          G51/G02             F           55,300.00         ZZ
                                         360         55,300.00          2
    137 EIGHTH AVENUE                  9.500            465.00         70
                                       9.250            465.00       79,000.00
    NORTH TONAWANDA  NY   14120          5            06/19/97         00
    0430279885                           05           08/01/97          0
    1587292                              N            07/01/27
    0


    1587301          638/G02             F           90,000.00         ZZ
                                         360         90,000.00          1
    39 NICHOLSON CRESCENT              9.000            724.16         80
                                       8.750            724.16      113,000.00
    MIDDLETOWN       RI   02840          2            06/17/97         00
    0430281972                           05           08/01/97          0
1


    08647082                             O            07/01/27
    0


    1587311          E22/G02             F           83,000.00         ZZ
                                         360         82,953.46          1
    334 UTAH ROAD                      8.875            660.39         60
                                       8.625            660.39      138,500.00
    STEVENSVILLE     MD   21666          2            05/21/97         00
    0410393888                           05           07/01/97          0
    410393888                            O            06/01/27
    0


    1587312          E22/G02             F          103,400.00         ZZ
                                         360        103,346.39          1
    1 LIGGETT BLVD.                    9.250            850.65         90
                                       9.000            850.65      114,900.00
    POHATCONG TOWNS  NJ   08865          1            05/27/97         01
    0410376834                           05           07/01/97         25
    410376834                            N            06/01/27
    0


    1587317          E22/G02             F           68,800.00         ZZ
                                         360         68,760.42          1
    1600 S. MAIN STREET                8.750            541.25         80
                                       8.500            541.25       86,000.00
    HOLDEN           MO   64040          1            05/28/97         00
    0410319867                           05           07/01/97          0
    410319867                            O            06/01/27
    0


    1587318          E22/G02             F           90,000.00         ZZ
                                         360         89,954.56          1
    3248 OAKSHIRE                      9.375            748.57         90
                                       9.125            748.57      100,000.00
    BERKLEY          MI   48072          1            05/16/97         04
    0410395123                           05           07/01/97         25
    410395123                            N            06/01/27
    0


    1587320          E22/G02             F          152,100.00         ZZ
                                         360        152,025.19          1
    4429 HARRISON STREET N.W.          9.500          1,278.94         90
                                       9.250          1,278.94      169,000.00
    WASHINGTON       DC   20015          1            05/28/97         10
    0410410674                           05           07/01/97         25
    410410674                            N            06/01/27
    0


1


    1587323          E22/G02             F           56,450.00         ZZ
                                         360         56,425.03          1
    456 SEMINOLE                      10.000            495.39         90
                                       9.750            495.39       62,750.00
    BOLINGBROOK      IL   60440          1            05/21/97         10
    0410391825                           09           07/01/97         25
    410391825                            N            06/01/27
    0


    1587331          E22/G02             F          104,500.00         ZZ
                                         360        104,447.23          2
    4764 DOZIER AVENUE                 9.375            869.18         95
                                       9.125            869.18      110,000.00
    LOS ANGELES      CA   90022          1            05/22/97         04
    0410301337                           05           07/01/97         30
    410301337                            O            06/01/27
    0


    1587466          G51/G02             F          144,000.00         ZZ
                                         360        144,000.00          1
    1 EARLDOM WAY                      8.875          1,145.73         80
                                       8.625          1,145.73      180,000.00
    AMHERST          NY   14068          1            06/13/97         00
    0430263129                           05           08/01/97          0
    0205423                              O            07/01/27
    0


    1587467          B99/G02             F          158,400.00         ZZ
                                         360        158,400.00          1
    1845 WASHINGTON STREET             8.250          1,190.01         80
                                       8.000          1,190.01      198,000.00
    HOLLISTON        MA   01746          1            06/16/97         00
    0430252668                           05           08/01/97          0
    LC975791                             O            07/01/27
    0


    1587472          E29/G02             F          119,800.00         ZZ
                                         360        119,719.62          1
    5216 SOUTH JERICHO WAY             8.000            879.05         80
                                       7.750            879.05      149,790.00
    AURORA           CO   80015          1            05/29/97         00
    0430263707                           03           07/01/97          0
    9705054                              O            06/01/27
    0


    1587475          286/286             F           35,600.00         ZZ
                                         360         35,579.51          1
    7575 CAMBRIDGE STREET #2802        8.750            280.07         80
                                       8.500            280.07       44,500.00
1


    HOUSTON          TX   77054          1            05/14/97         00
    09174270                             01           07/01/97          0
    09174270                             O            06/01/27
    0


    1587478          286/286             F           40,000.00         ZZ
                                         360         39,958.34          1
    82 APRIL POINT SOUTH               9.250            329.08         90
                                       9.000            329.08       44,500.00
    MONTGOMERY       TX   77356          1            04/30/97         10
    9170363                              01           06/01/97         25
    9170363                              O            05/01/27
    0


    1587484          A46/G02             F           53,900.00         ZZ
                                         360         53,900.00          2
    822 & 820 W FOREST DRIVE           9.000            433.69         90
                                       8.750            433.69       59,900.00
    MUSTANG          OK   73064          1            06/13/97         01
    0430266163                           05           08/01/97         25
    UNKNOWN                              N            07/01/27
    0


    1587492          377/377             F           67,900.00         ZZ
                                         360         67,857.04          1
    134 VAN HAS LANE                   8.875            540.25         70
                                       8.625            540.25       97,000.00
    WINCHESTER       TN   37398          5            05/23/97         00
    3659737                              05           07/01/97          0
    3659737                              O            06/01/27
    0


    1587570          369/G02             F           88,000.00         ZZ
                                         360         87,910.77          1
    187 LOVER JONESTOWN ROAD           9.375            731.94         80
                                       9.125            731.94      110,000.00
    FALLOWFIELD TOW  PA   15022          1            04/22/97         00
    0430252965                           05           06/01/97          0
    60627411                             O            05/01/27
    0


    1587571          369/G02             F           41,300.00         ZZ
                                         360         41,258.11          1
    628 EAST C STREET                  9.375            343.52         70
                                       9.125            343.52       59,000.00
    JENKS            OK   74037          5            04/30/97         00
    0430254417                           05           06/01/97          0
    60223039                             N            05/01/27
    0
1




    1587573          369/G02             F           81,000.00         ZZ
                                         360         78,297.55          1
    1422 YORKSHIRE DRIVE               9.375            673.72         90
                                       9.125            673.72       90,000.00
    AUSTIN           TX   78723          1            04/03/97         01
    0430253708                           05           06/01/97         25
    520235                               N            05/01/27
    0


    1587575          369/G02             F           61,600.00         ZZ
                                         360         61,570.49          4
    663 PACHECO ROAD                   9.625            523.59         80
                                       9.375            523.59       77,000.00
    BAKERSFIELD      CA   93307          1            05/08/97         00
    0430253732                           05           07/01/97          0
    49334899                             N            06/01/27
    0


    1587577          369/G02             F           63,900.00         ZZ
                                         360         63,838.52          2
    28 DIVISION STREET                 9.625            543.15         90
                                       9.375            543.15       71,000.00
    CITY OF TRENTON  NJ   08610          1            04/24/97         01
    0430255919                           07           06/01/97         25
    60630183                             N            05/01/27
    0


    1587580          003/G02             F          296,000.00         ZZ
                                         360        295,820.68          1
    11241 WILLOW GARDENS DRIVE         8.500          2,275.99         80
                                       8.250          2,275.99      370,000.00
    WINDERMERE       FL   34786          1            05/29/97         00
    0430253609                           03           07/01/97          0
    3786050                              O            06/01/27
    0


    1587592          731/G02             F          116,000.00         ZZ
                                         360        115,936.64          1
    13561 WOOLSEY ROAD                 9.000            933.36         61
                                       8.750            933.36      191,000.00
    AGUA DULCE AREA  CA   91350          1            05/05/97         00
    0430252486                           05           07/01/97          0
    413713594                            O            06/01/27
    0


    1587596          E91/G02             F          200,000.00         ZZ
                                         360        200,000.00          1
1


    695 LYNNMERE DRIVE                 8.250          1,502.53         46
                                       8.000          1,502.53      435,000.00
    THOUSAND OAKS    CA   91360          5            06/20/97         00
    0430284851                           05           08/01/97          0
    1587596                              O            07/01/27
    0


    1587598          964/G02             F           98,250.00         ZZ
                                         360         98,194.92          1
    31456 WEST NINE DRIVE              8.875            781.72         75
                                       8.625            781.72      131,000.00
    LAGUNA NIGUEL    CA   92677          1            05/08/97         00
    0430249912                           01           07/01/97          0
    24527                                O            06/01/27
    0


    1587694          375/G02             F          140,000.00         ZZ
                                         360        139,829.78          1
    8439 WEST HARVARD DRIVE            8.500          1,076.48         80
                                       8.250          1,076.48      175,000.00
    LAKEWOOD         CO   80227          1            04/28/97         00
    0430253674                           05           06/01/97          0
    652713                               O            05/01/27
    0


    1587695          375/G02             F           71,500.00         ZZ
                                         360         71,456.68          1
    8989 N W RYEGRASS ROAD             8.500            549.78         55
                                       8.250            549.78      130,000.00
    PRINEVILLE       OR   97754          1            05/02/97         00
    0430250571                           05           07/01/97          0
    656633                               N            06/01/27
    0


    1587697          375/G02             F          321,750.00         ZZ
                                         360        321,423.77          3
    3418 NORTH SEMINARY                9.375          2,676.15         65
                                       9.125          2,676.15      495,000.00
    CHICAGO          IL   60657          5            04/07/97         00
    0430251967                           05           06/01/97          0
    UNKNOWN                              O            05/01/27
    0


    1587698          375/G02             F           33,100.00         ZZ
                                         360         33,068.99          1
    9710 WIND FLOWER                   9.750            284.38         65
                                       9.500            284.38       51,000.00
    HOUSTON          TX   77086          1            04/14/97         00
    0430251801                           03           06/01/97          0
1


    655120                               N            05/01/27
    0


    1587702          375/G02             F           29,200.00         ZZ
                                         360         29,172.65          1
    9623 WIND FLOWER                   9.750            250.87         65
                                       9.500            250.87       45,000.00
    HOUSTON          TX   77086          1            04/14/97         00
    0430252312                           03           06/01/97          0
    UNKNOWN                              N            05/01/27
    0


    1587707          375/G02             F          110,000.00         ZZ
                                         360        109,813.63          1
    12128 SE 104TH COURT               8.875            875.21         80
    #28                                8.625            875.21      137,500.00
    PORTLAND         OR   97266          1            03/24/97         00
    0430251769                           01           05/01/97          0
    650127                               O            04/01/27
    0


    1587710          375/G02             F           91,300.00         ZZ
                                         360         91,197.26          1
    10725 SUNSET BOULEVARD             8.875            726.42         74
                                       8.625            726.42      125,000.00
    THE VILLAGE      OK   73120          2            04/25/97         00
    0430251751                           05           06/01/97          0
    UNKNOWN                              O            05/01/27
    0


    1587711          375/G02             F           73,500.00         ZZ
                                         360         73,358.40          1
    12635 S W PENINSULA DRIVE          8.250            552.19         70
                                       8.000            552.19      105,000.00
    CROOKED RIVER R  OR   97760          1            03/03/97         00
    0430251843                           03           05/01/97          0
    646981                               O            04/01/27
    0


    1587712          375/G02             F           29,670.00         ZZ
                                         360         29,637.47          1
    1013 PINECREST ST                  9.000            238.73         43
                                       8.750            238.73       69,670.00
    NORMAN           OK   73071          1            04/29/97         00
    0430251744                           03           06/01/97          0
    646900                               O            05/01/27
    0


1


    1587713          375/G02             F           99,960.00         ZZ
                                         360         99,757.92          1
    31435 50TH AVENUE S W              8.375            759.77         80
                                       8.125            759.77      124,950.00
    FEDERAL WAY      WA   98023          1            04/11/97         00
    0430251728                           05           06/01/97          0
    653870                               O            05/01/27
    0


    1587715          375/G02             F          127,000.00         ZZ
                                         360        126,784.28          1
    39480 KIOWA-BENNETT ROAD           8.875          1,010.47         73
                                       8.625          1,010.47      175,000.00
    KIOWA            CO   80117          2            03/21/97         00
    0430251645                           05           05/01/97          0
    UNKNOWN                              O            04/01/27
    0


    1587726          A78/G02             F          107,625.00         ZZ
                                         360        107,563.08          1
    1500 KNOTWOOD COURT                8.750            846.69         75
                                       8.500            846.69      143,500.00
    FORT COLLINS     CO   80521          5            05/23/97         00
    0430252338                           05           07/01/97          0
    020013441                            O            06/01/27
    0


    1587730          B68/G02             F           71,150.00         ZZ
                                         360         71,117.68          4
    43 LINCOLN STREET                  9.875            617.83         75
                                       9.625            617.83       94,900.00
    LOWELL           MA   01853          1            05/30/97         00
    0430258186                           05           07/01/97          0
    51027004                             N            06/01/27
    0


    1587755          687/G02             F          121,600.00         ZZ
                                         360        121,600.00          1
    14116 DUNCAN PLAINS ROAD           8.750            956.63         80
                                       8.500            956.63      152,000.00
    JOHNSTOWN        OH   43031          2            06/16/97         00
    0430282178                           05           08/01/97          0
    NG                                   O            07/01/27
    0


    1587761          560/560             F           80,000.00         ZZ
                                         360         79,952.76          1
    2761 E 7350 SOUTH                  8.625            622.24         58
                                       8.375            622.24      138,500.00
1


    SALT LAKE CITY   UT   84121          5            05/27/97         00
    450729108                            05           07/01/97          0
    450729108                            N            06/01/27
    0


    1587768          560/560             F           71,900.00         ZZ
                                         360         71,859.69          1
    1727 W 14TH AVENUE                 8.875            572.07         90
                                       8.625            572.07       79,900.00
    SPOKANE          WA   99204          1            05/23/97         04
    450737606                            05           07/01/97         25
    450737606                            N            06/01/27
    0


    1587776          E22/G02             F           65,000.00         ZZ
                                         360         64,963.56          1
    1010 SAWMILL RD. N.W.              8.875            517.17         65
                                       8.625            517.17      100,000.00
    ALBUQUERQUE      NM   87104          5            05/23/97         00
    0410426266                           05           07/01/97          0
    410426266                            O            06/01/27
    0


    1587777          560/560             F          124,200.00         ZZ
                                         360        124,124.75          1
    62 BRIARWOOD COURT                 8.500            955.00         90
                                       8.250            955.00      138,000.00
    STREAMWOOD       IL   60107          1            05/29/97         04
    450732979                            01           07/01/97         25
    450732979                            N            06/01/27
    0


    1587778          E22/G02             F          155,600.00         ZZ
                                         360        155,510.47          1
    4656 HIDDEN RIVER ROAD             8.750          1,224.11         80
                                       8.500          1,224.11      194,900.00
    SARASOTA         FL   34240          1            05/28/97         00
    0410410856                           03           07/01/97          0
    410410856                            O            06/01/27
    0


    1587780          E22/G02             F           56,000.00         ZZ
                                         360         55,972.45          2
    6101 S.W. 18TH STREET              9.500            470.88         70
                                       9.250            470.88       80,000.00
    MIRAMAR          FL   33023          5            05/27/97         00
    0410405989                           05           07/01/97          0
    410405989                            N            06/01/27
    0
1




    1587786          E22/G02             F          126,000.00         ZZ
                                         360        125,934.68          1
    6214 MEMORIAL DRIVE                9.250          1,036.57         70
                                       9.000          1,036.57      180,000.00
    HOUSTON          TX   77007          5            05/23/97         00
    0410389852                           05           07/01/97          0
    410389852                            N            06/01/27
    0


    1587794          B75/G02             F          148,650.00         ZZ
                                         360        148,564.48          1
    1050 NW 117 AVENUE                 8.750          1,169.43         75
                                       8.500          1,169.43      198,250.00
    CORAL SPRINGS    FL   33071          1            06/02/97         00
    0430254441                           03           07/01/97          0
    2866853                              O            06/01/27
    0


    1587798          E22/G02             F          131,200.00         ZZ
                                         360        131,200.00          1
    6003 OLIVA AVENUE                  8.625          1,020.46         80
                                       8.375          1,020.46      164,000.00
    LAKEWOOD         CA   90712          2            05/28/97         00
    0410303234                           05           08/01/97          0
    410303234                            O            07/01/27
    0


    1587799          560/560             F           43,700.00         T
                                         360         43,676.74          1
    17011 N BAY ROAD NO 111            9.125            355.56         70
                                       8.875            355.56       62,740.00
    N MIAMI BEACH    FL   33160          1            05/23/97         00
    450726260                            06           07/01/97          0
    450726260                            O            06/01/27
    0


    1587801          E22/G02             F           51,200.00         ZZ
                                         360         51,200.00          1
    1911 OREGON AVENUE                 8.750            402.79         80
                                       8.500            402.79       64,000.00
    BUTTE            MT   59701          1            06/04/97         00
    0410217087                           05           08/01/97          0
    410217087                            O            07/01/27
    0


    1587802          E22/G02             F          143,650.00         ZZ
                                         360        143,650.00          1
1


    14216 75TH AVENUE NE               8.625          1,117.29         85
                                       8.375          1,117.29      169,000.00
    BOTHELL          WA   98011          5            05/28/97         10
    0410217095                           05           08/01/97         12
    410217095                            O            07/01/27
    0


    1587804          E22/G02             F           36,650.00         ZZ
                                         360         36,629.99          1
    2215 POST ROAD, #2065              9.000            294.89         95
                                       8.750            294.89       38,600.00
    AUSTIN           TX   78704          1            05/23/97         04
    0410425144                           01           07/01/97         30
    410425144                            O            06/01/27
    0


    1587806          E22/G02             F           43,700.00         ZZ
                                         360         43,678.51          1
    2220 WOODRIDGE LANE UNIT #M        9.500            367.45         95
                                       9.250            367.45       46,000.00
    FLORENCE         SC   29501          1            05/28/97         04
    0410450050                           01           07/01/97         30
    410450050                            O            06/01/27
    0


    1587807          E22/G02             F           76,000.00         ZZ
                                         360         75,958.49          1
    9043 CREEKVIEW COURT               9.000            611.51         72
                                       8.750            611.51      106,000.00
    GRAND BLANC      MI   48439          1            05/23/97         00
    0410396311                           05           07/01/97          0
    410396311                            O            06/01/27
    0


    1587808          E22/G02             F           38,400.00         ZZ
                                         360         38,382.08          2
    9506 A & B NIGHT STAR DRIVE        9.750            329.92         64
                                       9.500            329.92       60,500.00
    DEL VALLE        TX   78617          1            05/15/97         00
    0410391049                           05           07/01/97          0
    410391049                            N            06/01/27
    0


    1587809          E22/G02             F           29,600.00         ZZ
                                         360         29,584.66          1
    1112 LILAC DR                      9.250            243.51         71
                                       9.000            243.51       42,000.00
    BELLEVILLE       IL   62220          5            05/19/97         00
    0410411284                           05           07/01/97          0
1


    410411284                            O            06/01/27
    0


    1587814          E22/G02             F          153,000.00         ZZ
                                         360        152,916.43          1
    6577 SANDWEDGE COURT               9.000          1,231.07         90
                                       8.750          1,231.07      170,000.00
    ALEXANDRIA       VA   22312          1            06/02/97         04
    0410413207                           05           07/01/97         25
    410413207                            N            06/01/27
    0


    1587820          E22/G02             F          108,750.00         ZZ
                                         360        108,690.60          4
    407 RAINBOW COURT SE               9.000            875.03         75
                                       8.750            875.03      145,000.00
    ALBUQUERQUE      NM   87123          1            05/29/97         00
    0410413777                           05           07/01/97          0
    410413777                            N            06/01/27
    0


    1587821          E29/G02             F          205,500.00         ZZ
                                         360        205,362.11          1
    2492 WEST SUNSET DRIVE             8.000          1,507.89         80
                                       7.750          1,507.89      256,885.00
    LITTLETON        CO   80120          1            05/29/97         00
    0430254433                           03           07/01/97          0
    59609010                             O            06/01/27
    0


    1587824          E22/G02             F           63,700.00         ZZ
                                         360         63,568.67          1
    3365 CONWAY BOULEVARD              9.500            535.62         65
                                       9.250            535.62       98,000.00
    PORT CHARLOTTE   FL   33952          5            05/28/97         00
    0410405963                           05           07/01/97          0
    410405963                            N            06/01/27
    0


    1587825          E22/G02             F           79,900.00         ZZ
                                         360         79,855.21          1
    32 ERNA DRIVE                      8.875            635.72         85
                                       8.625            635.72       94,000.00
    CORAM            NY   11727          5            05/22/97         10
    0410382972                           05           07/01/97         12
    410382972                            O            06/01/27
    0


1


    1587826          E22/G02             F          200,000.00         ZZ
                                         240        199,681.02          1
    2314 TIMBER GROVE DRIVE            8.500          1,735.65         85
                                       8.250          1,735.65      236,000.00
    VALRICO          FL   33594          2            05/23/97         04
    0410403257                           05           07/01/97         12
    410403257                            O            06/01/17
    0


    1587828          688/G02             F           52,800.00         ZZ
                                         360         52,770.40          2
    624 MAPLEWOOD LANE                 8.875            420.10         80
                                       8.625            420.10       66,000.00
    NASHVILLE        TN   37216          1            05/30/97         00
    0430256438                           05           07/01/97          0
    0048356                              N            06/01/27
    0


    1587831          E45/G02             F           92,000.00         ZZ
                                         360         91,948.43          1
    18145 PALM BREEZE DRIVE            8.875            731.99         80
                                       8.625            731.99      115,000.00
    TAMPA            FL   33647          1            05/30/97         00
    0430279497                           03           07/01/97          0
    UNKNOWN                              O            06/01/27
    0


    1587839          560/560             F           53,100.00         ZZ
                                         360         53,069.45          1
    1650 PRIMROSE AVENUE               8.750            417.74         90
                                       8.500            417.74       59,000.00
    MERCED           CA   95340          1            05/30/97         05
    450736962                            05           07/01/97         25
    450736962                            N            06/01/27
    0


    1587840          375/G02             F          135,000.00         ZZ
                                         360        134,782.85          1
    6758 WEST PORTLAND AVENUE          9.125          1,098.40         90
                                       8.875          1,098.40      150,000.00
    LITTLETON        CO   80123          1            03/31/97         01
    0430252452                           05           05/01/97         25
    650018                               N            04/01/27
    0


    1587844          375/G02             F           80,100.00         ZZ
                                         360         80,012.15          2
    855 & 857 TYLER STREET             9.000            644.51         90
                                       8.750            644.51       89,000.00
1


    TWIN FALLS       ID   83301          1            04/14/97         01
    0430253781                           05           06/01/97         25
    650686                               N            05/01/27
    0


    1587845          375/G02             F          131,900.00         ZZ
                                         360        131,682.23          1
    1647 NE PARKRIDGE DRIVE            9.000          1,061.30         80
                                       8.750          1,061.30      164,900.00
    BEND             OR   97701          1            03/21/97         14
    0430259184                           05           05/01/97         12
    651255                               N            04/01/27
    0


    1587847          375/G02             F           56,250.00         ZZ
                                         360         56,191.44          2
    6518 NEW JERSEY AVE                9.250            462.76         90
                                       9.000            462.76       62,500.00
    WILDWOOD CREST   NJ   08260          1            04/04/97         14
    0430253831                           05           06/01/97         25
    UNKNOWN                              N            05/01/27
    0


    1587849          375/G02             F           68,400.00         ZZ
                                         360         68,332.43          1
    305 307 BROAD AVENUE NW            9.500            575.15         90
                                       9.250            575.15       76,000.00
    CANTON           OH   44708          1            04/09/97         01
    0430253088                           05           06/01/97         25
    6523860                              N            05/01/27
    0


    1587850          375/G02             F           44,100.00         ZZ
                                         360         44,002.55          1
    616 EAST COLLEGE AVE               9.000            354.84         70
                                       8.750            354.84       63,000.00
    STATE COLLEGE    PA   16801          1            03/05/97         00
    0430252155                           06           04/01/97          0
    644354                               N            03/01/27
    0


    1587855          375/G02             F           49,400.00         ZZ
                                         360         49,324.59          2
    1509 AND 1509 1/2 HIGH STREET      9.375            410.88         90
                                       9.125            410.88       54,900.00
    COUNCIL BLUFFS   IA   51503          1            03/31/97         04
    0430253799                           05           05/01/97         25
    651460                               N            04/01/27
    0
1




    1587856          375/G02             F           85,500.00         ZZ
                                         360         85,296.97          4
    1512 F STREET NE                   9.625            726.74         90
                                       9.375            726.74       95,000.00
    WASHINGTON       DC   20002          1            02/28/97         04
    0430253070                           05           04/01/97         25
    646628                               N            03/01/27
    0


    1587859          375/G02             F           52,500.00         ZZ
                                         360         52,446.77          1
    5210 W 71ST TERRACE                9.375            436.67         70
                                       9.125            436.67       75,000.00
    PRAIRIE VILLAGE  KS   66208          5            04/16/97         00
    0430257543                           03           06/01/97          0
    655420                               N            05/01/27
    0


    1587861          375/G02             F          243,500.00         ZZ
                                         360        243,239.84          1
    5413 43RD AVENUE NW                9.125          1,981.20         80
                                       8.875          1,981.20      305,000.00
    GIG HARBOR       WA   98335          5            04/10/97         00
    0430253815                           05           06/01/97          0
    654312                               O            05/01/27
    0


    1587880          560/560             F           77,550.00         ZZ
                                         360         77,506.52          2
    1017-1019 WESLEYVILLE STREET       8.875            617.03         85
                                       8.625            617.03       91,250.00
    NASHVILLE        TN   37217          1            05/16/97         04
    450721493                            05           07/01/97         25
    450721493                            N            06/01/27
    0


    1587891          737/G02             F           58,240.00         ZZ
                                         360         58,209.01          1
    631 KAREN LEE DRIVE                9.125            473.86         80
                                       8.875            473.86       72,800.00
    GRAND JUNCTION   CO   81504          1            05/30/97         00
    0430263921                           05           07/01/97          0
    573516                               O            06/01/27
    0


    1587906          737/G02             F          101,600.00         ZZ
                                         360        100,282.43          1
1


    3205 IVY STATION DRIVE             8.750            799.29         80
                                       8.500            799.29      127,000.00
    DULUTH           GA   30136          2            05/23/97         00
    0430255133                           03           07/01/97          0
    950022                               O            06/01/27
    0


    1587910          737/G02             F           49,700.00         ZZ
                                         360         49,675.56          1
    3087 N. SPARKMAN BOULEVARD         9.500            417.90         70
                                       9.250            417.90       71,000.00
    TUCSON           AZ   85716          5            05/29/97         00
    0430254474                           01           07/01/97          0
    512972                               N            06/01/27
    0


    1587924          098/G02             F           88,000.00         ZZ
                                         360         88,000.00          1
    7065 WOODMONT WAY                  8.625            684.46         80
                                       8.375            684.46      110,000.00
    TAMARAC          FL   33321          1            06/03/97         00
    0430255620                           09           08/01/97          0
    975412015                            N            07/01/27
    0


    1587928          664/G02             F           66,500.00         ZZ
                                         360         66,463.67          1
    286 NAUTICAL WAY                   9.000            535.08         74
                                       8.750            535.08       91,000.00
    ELGIN            IL   60123          1            05/30/97         00
    0430253930                           01           07/01/97          0
    2309995                              O            06/01/27
    0


    1587931          664/G02             F          144,800.00         ZZ
                                         360        144,709.99          1
    214 ILLINOIS STREET                8.375          1,100.59         80
                                       8.125          1,100.59      182,000.00
    CRYSTAL LAKE     IL   60014          2            05/24/97         00
    0430252650                           05           07/01/97          0
    203784                               O            06/01/27
    0


    1587942          575/G02             F           74,700.00         ZZ
                                         360         74,659.20          1
    427 CATALPA AVE                    9.000            601.05         90
                                       8.750            601.05       83,000.00
    HAMPTON          VA   23661          1            05/30/97         10
    0430257444                           05           07/01/97         25
1


    972323434                            N            06/01/27
    0


    1587954          E26/G02             F          133,000.00         ZZ
                                         360        132,931.05          4
    548-550 BROAD STREET               9.250          1,094.16         95
                                       9.000          1,094.16      140,000.00
    TATAMY           PA   18085          1            05/28/97         19
    0430254599                           05           07/01/97         30
    60700306                             O            06/01/27
    0


    1587959          377/377             F           38,000.00         ZZ
                                         360         37,979.24          1
    3942 LEACH ROAD                    9.000            305.76         70
                                       8.750            305.76       55,000.00
    GAINESVILLE      GA   30506          2            05/28/97         00
    3662103                              05           07/01/97          0
    3662103                              O            06/01/27
    0


    1587985          B57/G02             F           58,400.00         ZZ
                                         360         58,370.50          1
    8715 JOHN AVENUE                   9.375            485.75         80
                                       9.125            485.75       73,000.00
    LOS ANGELES      CA   90002          1            05/23/97         00
    0430253898                           05           07/01/97          0
    9720230                              N            06/01/27
    0


    1587989          638/G02             F           52,800.00         ZZ
                                         360         52,800.00          1
    3868 NW 21ST COURT                 8.375            401.32         73
                                       8.125            401.32       72,800.00
    COCONUT CREEK    FL   33066          1            06/18/97         00
    0430279158                           09           08/01/97          0
    8646944                              O            07/01/27
    0


    1587993          828/G02             F           94,950.00         ZZ
                                         360         94,950.00          1
    9005 LANSHIRE DRIVE                9.625            807.07         90
                                       9.375            807.07      105,500.00
    DALLAS           TX   75238          1            06/16/97         11
    0430264754                           05           08/01/97         30
    75070024                             N            07/01/27
    0


1


    1588010          286/286             F          100,350.00         ZZ
                                         360        100,300.64          2
    31 33 BORDEN AVENUE                9.500            843.80         90
                                       9.250            843.80      111,500.00
    ASBURY PARK      NJ   07712          1            05/08/97         10
    9170387                              05           07/01/97         25
    9170387                              N            06/01/27
    0


    1588011          286/286             F           10,725.00         ZZ
                                         360         10,719.85          1
    3081 NW 47TH TERRACE               9.625             91.17         55
                                       9.375             91.17       19,500.00
    LAUDERDALE LAKE  FL   33313          1            05/14/97         00
    9170306                              01           07/01/97          0
    9170306                              N            06/01/27
    0


    1588012          286/286             F           67,500.00         ZZ
                                         360         67,424.02          1
    13231 LARKBROOK DRIVE              8.875            537.07         90
                                       8.625            537.07       75,000.00
    SAN ANTONIO      TX   78233          1            04/18/97         10
    9170184                              05           06/01/97         25
    9170184                              N            05/01/27
    0


    1588013          286/286             F           25,600.00         ZZ
                                         360         25,573.34          1
    4639 S HUGHES STREET               9.250            210.61         90
                                       9.000            210.61       28,500.00
    AMARILLO         TX   79110          1            04/30/97         12
    9170152                              05           06/01/97         25
    9170152                              N            05/01/27
    0


    1588014          286/286             F           64,000.00         T
                                         360         63,968.52          1
    3355 CORONET CT                    9.500            538.15         80
                                       9.250            538.15       80,000.00
    SPRING HILL      FL   34609          1            05/22/97         00
    9165165                              05           07/01/97          0
    9165165                              O            06/01/27
    0


    1588015          286/286             F           67,500.00         ZZ
                                         360         67,465.90          1
    1416 WALDEN OAKS PL                9.375            561.44         90
                                       9.125            561.44       75,000.00
1


    PLANT CITY       FL   33566          1            05/15/97         10
    8645363                              03           07/01/97         25
    8645363                              N            06/01/27
    0


    1588016          286/286             F           75,000.00         ZZ
                                         360         74,955.71          1
    N93 HUPPERT DRIVE                  8.625            583.35         63
                                       8.375            583.35      120,000.00
    BRICK TWP        NJ   08723          5            05/12/96         00
    9173018                              05           07/01/97          0
    9173018                              O            06/01/27
    0


    1588017          286/286             F           72,250.00         ZZ
                                         360         72,178.64          3
    141 CHESTER AVENUE                 9.500            607.52         85
                                       9.250            607.52       85,000.00
    PROVIDENCE       RI   02909          2            04/30/97         10
    9172922                              05           06/01/97         20
    9172922                              N            05/01/27
    0


    1588019          B28/G02             F           60,200.00         ZZ
                                         360         60,167.96          1
    6479 A SOUTH HAVANA STREET         9.125            489.81         70
                                       8.875            489.81       86,000.00
    ENGLEWOOD        CO   80111          5            05/29/97         00
    0430256362                           01           07/01/97          0
    02970023                             N            06/01/27
    0


    1588023          696/G02             F          220,000.00         ZZ
                                         360        219,840.77          1
    3126 N STREET NW                   7.625          1,557.15         80
                                       7.375          1,557.15      275,000.00
    WASHINGTON       DC   20007          5            05/30/97         00
    0430251876                           07           07/01/97          0
    22810091                             O            06/01/27
    0


    1588043          561/G02             F           66,300.00         ZZ
                                         360         66,267.39          1
    3368 N 98TH AVE                    9.500            557.49         85
                                       9.250            557.49       78,000.00
    MILWAUKEE        WI   53222          1            05/30/97         01
    0430277996                           05           07/01/97         20
    9046525                              N            06/01/27
    0
1




    1588046          455/G02             F          140,000.00         ZZ
                                         360        139,925.49          1
    6673 BRIGHT STAR LANE              9.125          1,139.09         80
                                       8.875          1,139.09      175,000.00
    BARTLETT         TN   38135          1            05/27/97         00
    0430257493                           05           07/01/97          0
    UNKNOWN                              O            06/01/27
    0


    1588047          B75/G02             F          233,950.00         ZZ
                                         360        233,818.85          1
    12120 N 76TH PLACE                 8.875          1,861.41         76
                                       8.625          1,861.41      310,000.00
    SCOTTSDALE       AZ   85260          5            05/13/97         00
    0430258475                           05           07/01/97          0
    2879971                              O            06/01/27
    0


    1588048          561/G02             F           78,200.00         ZZ
                                         360         78,156.15          1
    847 ALMA DRIVE                     8.875            622.20         85
                                       8.625            622.20       92,000.00
    NORFOLK          VA   23518          5            05/16/97         10
    0430252411                           05           07/01/97         12
    9046400                              O            06/01/27
    0


    1588051          561/G02             F           46,800.00         ZZ
                                         360         46,777.57          2
    2005 FERRY STREET                  9.625            397.80         90
                                       9.375            397.80       52,000.00
    EASTON           PA   18042          1            05/27/97         10
    0430252569                           07           07/01/97         25
    9032855                              N            06/01/27
    0


    1588055          B75/G02             F           56,850.00         ZZ
                                         360         56,818.95          1
    2716 PARKHAVEN DRIVE               9.000            457.43         65
                                       8.750            457.43       87,500.00
    PLANO            TX   75075          1            05/19/97         00
    0430264846                           05           07/01/97          0
    2880946                              N            06/01/27
    0


    1588070          591/G02             F           81,250.00         ZZ
                                         360         81,250.00          2
1


    1616-1618 WINDSOR AVENUE S.W.      8.750            639.20         65
                                       8.500            639.20      125,000.00
    ROANOKE          VA   24015          5            06/25/97         00
    0430284323                           05           08/01/97          0
    103305198                            N            07/01/27
    0


    1588088          A33/G02             F           44,900.00         ZZ
                                         360         44,900.00          1
    613 LAVINA ST                      9.625            381.65         90
                                       9.375            381.65       49,900.00
    FORT WAYNE       IN   46802          3            06/13/97         04
    0430280503                           05           08/01/97         30
    009038312                            N            07/01/27
    0


    1588114          405/405             F           99,000.00         ZZ
                                         360         98,950.00          1
    725 YALE AVENUE                    9.375            823.44         90
                                       9.125            823.44      110,000.00
    WEBSTER GROVES   MO   63119          1            05/15/97         04
    004220224                            05           07/01/97         25
    004220224                            N            06/01/27
    0


    1588153          A80/G02             F           50,000.00         ZZ
                                         360         50,000.00          1
    540 BRICKELL KEY DRIVE             8.875            397.83         40
    #1025                              8.625            397.83      125,000.00
    MIAMI            FL   33131          1            06/23/97         00
    0430284232                           06           08/01/97          0
    9750846                              N            07/01/27
    0


    1588169          731/G02             F           75,600.00         ZZ
                                         360         75,563.78          1
    2292 BURCH CIRCLE                  9.625            642.59         90
                                       9.375            642.59       84,000.00
    ATLANTA          GA   30319          1            05/29/97         01
    0430262964                           05           07/01/97         25
    3140864290                           N            06/01/27
    0


    1588170          731/G02             F          164,000.00         ZZ
                                         360        163,912.72          1
    9770 MIRA DEL RIO DRIVE            9.125          1,334.36         80
                                       8.875          1,334.36      205,000.00
    SACRAMENTO       CA   95827          1            05/29/97         00
    0430263681                           05           07/01/97          0
1


    114141500                            O            06/01/27
    0


    1588179          E11/G02             F          393,750.00         ZZ
                                         360        393,750.00          1
    2429 GREYSOLON ROAD                8.125          2,923.58         75
                                       7.875          2,923.58      525,000.00
    DULUTH           MN   55812          5            06/25/97         00
    0430285023                           05           08/01/97          0
    NG                                   O            07/01/27
    0


    1588180          F30/G02             F           85,000.00         ZZ
                                         360         84,951.09          1
    1977 EAST TERRA LINDA DRIVE        8.750            668.70         49
                                       8.500            668.70      175,000.00
    SALT LAKE CITY   UT   84124          1            05/28/97         00
    0430255323                           05           07/01/97          0
    11377                                O            06/01/27
    0


    1588185          664/G02             F           94,000.00         ZZ
                                         360         94,000.00          1
    10226 1ST AVENUE S.                8.250            706.20         80
                                       8.000            706.20      117,500.00
    SEATTLE          WA   98168          1            06/02/97         00
    0430255075                           05           08/01/97          0
    2318749                              O            07/01/27
    0


    1588189          405/405             F          114,850.00         ZZ
                                         360        114,785.61          1
    1887 CHRYSLER DRIVE                8.875            913.80         80
                                       8.625            913.80      143,600.00
    ATLANTA          GA   30345          1            05/22/97         00
    4200838                              05           07/01/97          0
    4200838                              O            06/01/27
    0


    1588190          731/G02             F           94,500.00         ZZ
                                         360         94,454.73          2
    2816 N. DESHONG ROAD               9.625            803.24         90
                                       9.375            803.24      105,000.00
    STONE MOUNTAIN   GA   30087          1            05/29/97         01
    0430255000                           05           07/01/97         25
    3140864363                           N            06/01/27
    0


1


    1588191          201/G02             F           51,000.00         ZZ
                                         360         50,971.41          1
    117 EIDER COURT                    8.875            405.78         50
                                       8.625            405.78      104,000.00
    ROYAL PALM BEAC  FL   33411          5            05/23/97         00
    0430253468                           05           07/01/97          0
    3500988906                           O            06/01/27
    0


    1588192          700/G02             F           45,600.00         ZZ
                                         360         45,572.38          1
    1404 8TH AVENUE                    8.500            350.62         80
                                       8.250            350.62       57,000.00
    STERLING         IL   61081          5            05/23/97         00
    0430252924                           05           07/01/97          0
    123578                               O            06/01/27
    0


    1588195          608/G02             F          156,400.00         ZZ
                                         360        156,316.77          1
    6001 SPLIT LOG DRIVE               9.125          1,272.52         80
                                       8.875          1,272.52      195,500.00
    PIPERSVILLE      PA   18947          1            05/20/97         00
    0430253427                           03           07/01/97          0
    96690                                O            06/01/27
    0


    1588198          700/G02             F           42,750.00         ZZ
                                         360         42,750.00          1
    815 SOUTH 17TH STREET              9.000            343.98         75
                                       8.750            343.98       57,000.00
    QUINCY           IL   62301          5            06/03/97         00
    0430252445                           05           08/01/97          0
    123201                               O            07/01/27
    0


    1588199          356/G02             F          278,000.00         ZZ
                                         360        277,827.20          1
    4200 PEREGRINE WAY                 8.375          2,113.01         79
                                       8.125          2,113.01      355,000.00
    FREMONT          CA   94555          2            05/22/97         00
    0430255828                           05           07/01/97          0
    2415602                              O            06/01/27
    0


    1588200          776/G02             F          160,000.00         ZZ
                                         360        159,917.05          1
    422 SAN JUAN AVENUE                9.250          1,316.28         80
                                       9.000          1,316.28      200,000.00
1


    SANTA CRUZ       CA   95062          1            05/28/97         00
    0430255034                           05           07/01/97          0
    6245643                              N            06/01/27
    0


    1588218          696/G02             F          156,200.00         ZZ
                                         360        156,114.68          1
    812 N EDGEWOOD STREET              9.000          1,256.82         55
                                       8.750          1,256.82      284,000.00
    ARLINGTON        VA   22201          5            05/28/97         00
    0430253534                           05           07/01/97          0
    23710126                             N            06/01/27
    0


    1588220          375/G02             F           53,950.00         ZZ
                                         360         53,896.71          1
    8604 ENGLAND STREET                9.500            453.64         90
                                       9.250            453.64       59,950.00
    OVERLAND PARK    KS   66212          1            04/29/97         04
    0430253500                           05           06/01/97         25
    656564                               N            05/01/27
    0


    1588222          375/G02             F           71,550.00         ZZ
                                         360         71,443.59          1
    201 WASHINGTON SQUARE C            9.500            601.63         90
                                       9.250            601.63       79,500.00
    ELK GROVE VILLA  IL   60007          1            04/04/97         01
    0430252247                           01           05/01/97         25
    652376                               N            04/01/27
    0


    1588223          375/G02             F          211,800.00         ZZ
                                         360        211,528.95          4
    2341 40TH ST NW                    8.250          1,591.19         71
                                       8.000          1,591.19      300,000.00
    WASHINGTON       DC   20007          2            04/15/97         00
    0430252957                           05           06/01/97          0
    651057                               N            05/01/27
    0


    1588225          375/G02             F          109,200.00         ZZ
                                         360        109,000.11          1
    10981 NW BARRETT WAY               8.500            839.66         61
                                       8.250            839.66      180,000.00
    PORTLAND         OR   97229          1            03/19/97         00
    0430253450                           05           05/01/97          0
    649227                               N            04/01/27
    0
1




    1588229          E22/G02             F           36,900.00         ZZ
                                         360         36,882.78          1
    317 WILLARD STREET                 9.750            317.03         90
                                       9.500            317.03       41,000.00
    JOLIET           IL   60432          1            05/23/97         04
    0410394308                           05           07/01/97         25
    410394308                            N            06/01/27
    0


    1588230          375/G02             F          132,650.00         T
                                         360        132,500.71          1
    125 BOXWOOD DRIVE                  8.875          1,055.43         75
                                       8.625          1,055.43      176,920.00
    DAVENPORT        FL   33837          1            04/11/97         00
    0430253476                           03           06/01/97          0
    655146                               O            05/01/27
    0


    1588232          E22/G02             F          176,000.00         ZZ
                                         360        175,908.76          2
    115 PARK STREET                    9.250          1,447.91         80
                                       9.000          1,447.91      220,000.00
    MONTCLAIR        NJ   07042          1            05/30/97         00
    0410392039                           05           07/01/97          0
    410392039                            O            06/01/27
    0


    1588234          375/G02             F           84,500.00         ZZ
                                         360         84,349.23          1
    3023 SUMMIT AVENUE                 8.625            657.24         65
                                       8.375            657.24      130,000.00
    BALTIMORE        MD   21234          5            03/24/97         00
    0430257741                           05           05/01/97          0
    53187                                N            04/01/27
    0


    1588239          E22/G02             F           39,000.00         ZZ
                                         360         38,981.81          2
    2310-12 E BROOKSIDE AVENUE         9.750            335.07         80
                                       9.500            335.07       48,750.00
    INDIANAPOLIS     IN   46222          1            05/30/97         04
    0410396212                           05           07/01/97         12
    410396212                            N            06/01/27
    0


    1588244          E22/G02             F           54,000.00         T
                                         360         53,969.72          1
1


    201 EDGEWATER DRIVE                8.875            429.65         90
                                       8.625            429.65       60,000.00
    WIMBERLEY        TX   78676          1            05/20/97         10
    0410318299                           05           07/01/97         25
    410318299                            O            06/01/27
    0


    1588250          A37/G02             F           87,750.00         ZZ
                                         360         87,750.00          2
    6711 W VISTA AVE                   9.625            745.87         90
                                       9.375            745.87       97,500.00
    WAUWATOSA        WI   53213          1            06/06/97         04
    0430255273                           05           08/01/97         25
    97122                                N            07/01/27
    0


    1588475          227/G02             F          108,000.00         ZZ
                                         360        107,937.86          1
    3242 SOUTH LOGAN                   8.750            849.64         80
                                       8.500            849.64      136,000.00
    ENGLEWOOD        CO   80110          1            05/23/97         00
    0430252460                           05           07/01/97          0
    1709749                              O            06/01/27
    0


    1588586          E22/G02             F          126,000.00         ZZ
                                         360        125,929.36          1
    2195 SW RANCH TRAIL                8.875          1,002.51         60
                                       8.625          1,002.51      210,000.00
    STUART           FL   34997          5            05/22/97         00
    0410400865                           05           07/01/97          0
    410400865                            O            06/01/27
    0


    1588985          E22/G02             F           20,700.00         ZZ
                                         360         20,691.09          1
    6581 FORRER                       10.125            183.57         90
                                       9.875            183.57       23,000.00
    DETROIT          MI   48228          1            05/23/97         04
    0410392419                           05           07/01/97         25
    410392419                            N            06/01/27
    0


    1588999          E22/G02             F          105,800.00         ZZ
                                         360        105,737.54          1
    2539 LAURELWOOD LANE               8.625            822.90         80
                                       8.375            822.90      132,250.00
    VALRICO          FL   33594          1            05/30/97         00
    0410411649                           05           07/01/97          0
1


    410411649                            O            06/01/27
    0


    1589001          E22/G02             F           50,400.00         T
                                         360         50,372.47          1
    608 BELLVIEW ROAD                  9.000            405.53         90
                                       8.750            405.53       56,000.00
    ROBBINS          NC   27325          1            05/30/97         04
    0410401905                           05           07/01/97         25
    410401905                            O            06/01/27
    0


    1589003          E22/G02             F           50,450.00         ZZ
                                         360         50,425.19          2
    3305 & 3307 LAS VEGAS TRAIL        9.500            424.21         90
                                       9.250            424.21       56,100.00
    FT WORTH         TX   76116          1            05/23/97         10
    0410319529                           05           07/01/97         25
    410319529                            N            06/01/27
    0


    1589006          E22/G02             F           96,000.00         ZZ
                                         360         95,941.84          1
    14508 SW 156TH TERRACE             8.500            738.16         80
                                       8.250            738.16      120,000.00
    MIAMI            FL   33177          2            05/23/97         00
    0410401814                           05           07/01/97          0
    410401814                            O            06/01/27
    0


    1589010          E22/G02             F           17,600.00         ZZ
                                         360         17,591.57          1
    2412 WEST YONGE STREET             9.625            149.60         80
                                       9.375            149.60       22,000.00
    PENSACOLA        FL   32505          5            05/23/97         00
    0410411367                           05           07/01/97          0
    410411367                            O            06/01/27
    0


    1589018          560/560             F           62,900.00         ZZ
                                         360         62,864.73          1
    1015 MITCHELL STREET               8.875            500.47         90
                                       8.625            500.47       69,900.00
    GREENBRIER       TN   37073          1            05/16/97         04
    450721923                            05           07/01/97         25
    450721923                            N            06/01/27
    0


1


    1589021          E22/G02             F           76,500.00         ZZ
                                         360         76,458.21          1
    8929 FASHION DRIVE                 9.000            615.54         75
                                       8.750            615.54      102,000.00
    SACRAMENTO       CA   95826          5            05/29/97         00
    0410415566                           05           07/01/97          0
    410415566                            O            06/01/27
    0


    1589025          E22/G02             F          441,000.00         ZZ
                                         360        441,000.00          1
    627 NORTH LUCIA AVENUE             9.375          3,668.01         90
    UNIT # B                           9.125          3,668.01      490,000.00
    REDONDO BEACH    CA   90277          1            05/30/97         04
    0410362040                           01           08/01/97         25
    410362040                            O            07/01/27
    0


    1589030          E22/G02             F          193,500.00         ZZ
                                         360        193,500.00          1
    210 NALOMELI PLACE                 8.625          1,505.02         79
                                       8.375          1,505.02      245,000.00
    KAPAA            HI   96746          2            05/28/97         00
    0410399927                           05           08/01/97          0
    410399927                            O            07/01/27
    0


    1589031          560/560             F           53,650.00         ZZ
                                         360         53,619.13          1
    C-7 OYSTER SHELL ROAD              8.750            422.07         95
                                       8.500            422.07       56,500.00
    SAVANNAH         GA   31410          1            05/29/97         21
    450732755                            01           07/01/97         30
    450732755                            O            06/01/27
    0


    1589034          E22/G02             F          108,500.00         ZZ
                                         360        108,435.94          1
    169 OAK FOREST CIRCLE              8.625            843.90         70
                                       8.375            843.90      155,000.00
    GLENDORA         CA   91741          1            06/03/97         00
    0410407589                           01           07/01/97          0
    410407589                            O            06/01/27
    0


    1589036          E22/G02             F          119,200.00         ZZ
                                         360        119,200.00          1
    5965 CIRRUS STREET                 8.625            927.13         80
                                       8.375            927.13      150,000.00
1


    SAN DIEGO        CA   92110          1            05/29/97         00
    0410302996                           01           08/01/97          0
    410302996                            O            07/01/27
    0


    1589038          560/560             F          113,400.00         ZZ
                                         360        113,336.42          3
    106-108 GOVERNOR STREET            8.875            902.27         90
                                       8.625            902.27      126,000.00
    PROVIDENCE       RI   02906          1            05/30/97         04
    450737754                            05           07/01/97         30
    450737754                            N            06/01/27
    0


    1589040          560/560             F           69,300.00         ZZ
                                         360         69,261.14          1
    1  CAITLIN COURT                   8.875            551.39         90
                                       8.625            551.39       77,000.00
    FRANKLIN PARK    NJ   08823          1            05/30/97         04
    450736798                            01           07/01/97         25
    450736798                            N            06/01/27
    0


    1589041          E58/G02             F           83,000.00         ZZ
                                         360         83,000.00          1
    5911 EDSALL ROAD #1206             8.250            623.56         90
                                       8.000            623.56       93,000.00
    ALEXANDRIA       VA   22304          2            06/17/97         12
    0430283903                           06           08/01/97         25
    9046673                              N            07/01/27
    0


    1589077          638/G02             F          123,300.00         ZZ
                                         360        123,300.00          1
    4222 TOPSAIL COURT                 9.250          1,014.36         90
                                       9.000          1,014.36      137,000.00
    SOQUEL           CA   95073          1            06/17/97         10
    0430279240                           01           08/01/97         25
    08646485                             N            07/01/27
    0


    1589125          737/G02             F           54,750.00         ZZ
                                         360         54,750.00          1
    389 RIO COLORADO DRIVE             9.000            440.53         65
                                       8.750            440.53       84,750.00
    YUMA             AZ   95365          1            06/02/97         00
    0430280404                           03           08/01/97          0
    512880                               O            07/01/27
    0
1




    1589126          455/G02             F          180,000.00         ZZ
                                         360        179,916.02          1
    325 GRANT ROAD                     9.750          1,546.48         77
                                       9.500          1,546.48      235,000.00
    ARMUCHEE         GA   30105          1            05/30/97         00
    0430258905                           05           07/01/97          0
    55675                                O            06/01/27
    0


    1589127          G10/G02             F           39,600.00         ZZ
                                         360         39,581.52          1
    1030 LINDO DRIVE                   9.750            340.23         90
                                       9.500            340.23       44,000.00
    MESQUITE         TX   75149          1            05/15/97         10
    0430251413                           05           07/01/97         25
    970353                               N            06/01/27
    0


    1589128          201/G02             F          125,250.00         ZZ
                                         360        125,174.12          1
    6030 SADDLE BRIDGE LANE            8.500            963.07         80
                                       8.250            963.07      156,600.00
    ALPHARETTA       GA   30202          1            05/30/97         00
    0430253393                           05           07/01/97          0
    201                                  O            06/01/27
    0


    1589129          B75/G02             F           86,700.00         ZZ
                                         360         86,641.83          1
    4842 ARROWHEAD TRAIL WEST          8.000            636.17         90
                                       7.750            636.17       96,400.00
    LILBURN          GA   30247          1            05/15/97         12
    0430256974                           05           07/01/97         25
    2867679                              N            06/01/27
    0


    1589131          B75/G02             F           40,000.00         ZZ
                                         360         39,976.99          1
    967 PAINTED DESERT COURT           8.750            314.68         26
                                       8.500            314.68      153,850.00
    SPARKS           NV   89436          1            05/16/97         00
    0430264192                           05           07/01/97          0
    2867703                              O            06/01/27
    0


    1589137          B75/G02             F          167,450.00         ZZ
                                         360        167,358.54          3
1


    2015 SOUTH HIGH STREET             9.000          1,347.34         85
                                       8.750          1,347.34      197,000.00
    DENVER           CO   80210          1            05/28/97         04
    0430259226                           05           07/01/97         20
    2880672                              N            06/01/27
    0


    1589144          F34/G02             F          143,200.00         ZZ
                                         360        143,117.61          1
    10880 SW 126 STREET                8.750          1,126.56         80
                                       8.500          1,126.56      179,000.00
    MIAMI            FL   33176          1            06/05/97         00
    0430253914                           05           07/01/97          0
    9700391                              O            06/01/27
    0


    1589150          766/G02             F           63,000.00         ZZ
                                         360         62,969.82          2
    2132 ADAM STREET                   9.625            535.49         70
                                       9.375            535.49       90,000.00
    HOLLYWOOD        FL   33020          5            05/23/97         00
    0430259663                           05           07/01/97          0
    97DA0181                             N            06/01/27
    0


    1589154          766/G02             F           67,500.00         ZZ
                                         360         67,463.13          1
    5962 MORNINGSTAR CIR               9.000            543.12         90
    #203                               8.750            543.12       75,000.00
    DELARAY BEACH    FL   33484          1            05/22/97         11
    0430256883                           01           07/01/97         25
    97DA0182                             O            06/01/27
    0


    1589167          E45/G02             F           94,800.00         ZZ
                                         360         94,800.00          1
    6706 ROXBURY DRIVE                 8.875            754.27         80
                                       8.625            754.27      118,500.00
    SARASOTA         FL   34231          1            06/04/97         00
    0430258640                           05           08/01/97          0
    UNKNOWN                              O            07/01/27
    0


    1589170          560/560             F           54,600.00         ZZ
                                         360         54,568.59          1
    805 N 5TH ST                       8.750            429.54         66
                                       8.500            429.54       83,000.00
    PHILADELPHIA     PA   19123          2            05/21/97         00
    450724216                            07           07/01/97          0
1


    450724216                            N            06/01/27
    0


    1589172          560/560             F          292,500.00         ZZ
                                         360        292,327.30          4
    935 BOULEVARD EAST                 8.625          2,275.04         90
                                       8.375          2,275.04      325,000.00
    WEEHAWKEN        NJ   07087          1            05/15/97         21
    450719893                            05           07/01/97         25
    450719893                            O            06/01/27
    0


    1589179          560/560             F           52,100.00         ZZ
                                         360         52,070.78          1
    1144 W FRONT ST                    8.875            414.54         90
                                       8.625            414.54       57,901.00
    PLAINFIELD       NJ   07060          1            05/20/97         04
    450723622                            05           07/01/97         25
    450723622                            N            06/01/27
    0


    1589182          560/560             F           46,800.00         ZZ
                                         360         46,774.43          3
    1020 LAKE AVENUE                   9.000            376.57         90
                                       8.750            376.57       52,000.00
    FORT WAYNE       IN   46805          1            05/30/97         04
    450737168                            05           07/01/97         25
    450737168                            N            06/01/27
    0


    1589189          766/G02             F          121,100.00         ZZ
                                         360        121,026.64          1
    8852 NW 147 LANE                   8.500            931.15         80
                                       8.250            931.15      151,500.00
    MIAMI            FL   33016          1            05/30/97         00
    0430262519                           05           07/01/97          0
    97FL0014                             O            06/01/27
    0


    1589192          003/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
    1453 GARDEN ROAD                   9.250            822.68         80
                                       9.000            822.68      125,000.00
    FORT LAUDERDALE  FL   33326          1            06/05/97         00
    0430258947                           03           08/01/97          0
    0003796752                           O            07/01/27
    0


1


    1589196          757/757             F           40,500.00         ZZ
                                         360         40,500.00          1
    18369 EAST ILLINOIS STREET         9.000            325.88         90
                                       8.750            325.88       45,000.00
    ROBERTSDALE      AL   36567          1            06/03/97         10
    2952448                              05           08/01/97         25
    2952448                              N            07/01/27
    0


    1589197          286/286             F          234,400.00         ZZ
                                         360        234,284.70          1
    20219 WINDING TRL                  9.500          1,970.97         80
                                       9.250          1,970.97      295,000.00
    STRONGSVILLE     OH   44136          2            05/20/97         00
    9167476                              05           07/01/97          0
    9167476                              N            06/01/27
    0


    1589200          B28/G02             F           50,000.00         ZZ
                                         360         49,975.40          1
    20280 HIGHWAY 160 WEST             9.500            420.43         64
    #C-103                             9.250            420.43       78,900.00
    DURANGO          CO   81301          1            05/27/97         00
    0430253658                           01           07/01/97          0
    05970429                             N            06/01/27
    0


    1589206          F34/G02             F           88,500.00         ZZ
                                         360         88,346.13          1
    7536 NW 3RD COURT                  8.750            696.23         80
                                       8.500            696.23      110,665.00
    PLANTATION       FL   33317          1            03/11/97         00
    0430279562                           03           05/01/97          0
    9700090                              O            04/01/27
    0


    1589340          074/G02             F          105,300.00         ZZ
                                         360        105,245.41          4
    200 EASTON AVE                     9.250            866.28         90
                                       9.000            866.28      117,000.00
    NEW BRUNSWICK    NJ   08901          1            05/28/97         10
    0430274118                           05           07/01/97         25
    1101210637                           N            06/01/27
    0


    1589341          074/G02             F           62,250.00         ZZ
                                         360         62,217.72          1
    206 EASTON AVE                     9.250            512.12         75
                                       9.000            512.12       83,000.00
1


    NEW BRUNSWICK    NJ   08901          1            05/28/97         00
    0430274126                           05           07/01/97          0
    1101210648                           N            06/01/27
    0


    1589342          074/G02             F           99,000.00         ZZ
                                         360         98,948.68          2
    33 HUNTINGTON ST                   9.250            814.45         90
                                       9.000            814.45      110,000.00
    NEW BRUNSWICK    NJ   08901          1            05/16/97         21
    0430274134                           05           07/01/97         25
    1101210660                           N            06/01/27
    0


    1589343          074/G02             F          239,200.00         ZZ
                                         360        239,072.71          1
    1925 LANES MILL RD                 9.125          1,946.21         80
                                       8.875          1,946.21      299,000.00
    LAKEWOOD         NJ   08701          1            05/30/97         00
    0430274142                           05           07/01/97          0
    1101212621                           O            06/01/27
    0


    1589344          074/G02             F          400,000.00         ZZ
                                         360        399,492.85          1
    7 BARBERRY ROW                     8.875          3,182.58         55
                                       8.625          3,182.58      735,000.00
    CHESTER          NJ   07930          1            05/01/97         00
    0430274159                           03           06/01/97          0
    1101212905                           O            05/01/27
    0


    1589345          074/G02             F          320,000.00         ZZ
                                         360        319,820.60          1
    60 EAST SUNNYSIDE LANE             8.875          2,546.07         80
                                       8.625          2,546.07      400,000.00
    IRVINGTON        NY   10533          1            05/21/97         00
    0430274167                           05           07/01/97          0
    1106060098                           O            06/01/27
    0


    1589346          074/G02             F           45,000.00         ZZ
                                         360         44,972.02          1
    46 CADMAN AVENUE                   8.375            342.04         30
                                       8.125            342.04      151,000.00
    BABYLON          NY   11702          5            05/08/97         00
    0430274175                           05           07/01/97          0
    1106060940                           O            06/01/27
    0
1




    1589354          074/G02             F          175,000.00         ZZ
                                         360        174,896.67          1
    39 ANN DRIVE EAST                  8.625          1,361.14         70
                                       8.375          1,361.14      250,000.00
    FREEPORT         NY   11520          1            05/21/97         00
    0430274258                           05           07/01/97          0
    1111097177                           O            06/01/27
    0


    1589355          074/G02             F           30,600.00         ZZ
                                         360         30,583.28          2
    36-38 FERNDALE CRESCENT            9.000            246.22         90
                                       8.750            246.22       34,000.00
    ROCHESTER        NY   14609          1            05/08/97         04
    0430274266                           05           07/01/97         25
    1111098249                           N            06/01/27
    0


    1589359          074/G02             F           40,500.00         ZZ
                                         360         40,476.69          1
    72 LORIMER STREET                  8.750            318.62         90
                                       8.500            318.62       45,000.00
    ROCHESTER        NY   14608          1            05/05/97         04
    0430274308                           05           07/01/97         30
    1111100114                           N            06/01/27
    0


    1589361          074/G02             F           73,500.00         T
                                         360         73,461.89          1
    222 WEST 14TH STREET, UNIT 3F      9.250            604.67         70
                                       9.000            604.67      105,000.00
    NEW YORK         NY   10011          1            05/06/97         00
    0430274324                           01           07/01/97          0
    1111101300                           O            06/01/27
    0


    1589362          074/G02             F          164,000.00         ZZ
                                         360        163,900.65          2
    27 CHESTNUT STREET                 8.500          1,261.02         80
                                       8.250          1,261.02      205,000.00
    GLEN COVE        NY   11542          1            05/12/97         00
    0430274332                           05           07/01/97          0
    1111101864                           O            06/01/27
    0


    1589363          074/G02             F           60,800.00         ZZ
                                         360         60,768.48          1
1


    541 LINCOLN AVENUE                 9.250            500.19         80
                                       9.000            500.19       76,000.00
    STATEN ISLAND    NY   10306          1            05/02/97         00
    0430274340                           05           07/01/97          0
    1111102211                           O            06/01/27
    0


    1589365          074/G02             F          220,500.00         ZZ
                                         360        220,373.13          3
    16 ST MARKS PLACE                  8.750          1,734.68         90
                                       8.500          1,734.68      245,000.00
    BROOKLYN         NY   11217          1            05/20/97         21
    0430274365                           05           07/01/97         25
    1111103156                           O            06/01/27
    0


    1589366          074/G02             F          108,000.00         ZZ
                                         360        107,807.50          1
    2668 MILES AVENUE  APT #2          8.250            811.37         80
                                       8.000            811.37      135,000.00
    BRONX            NY   10465          1            05/27/97         00
    0430274373                           08           07/01/97          0
    1111104181                           O            06/01/27
    0


    1589367          074/G02             F          155,000.00         ZZ
                                         360        154,901.16          1
    151 CONCORD AVENUE                 8.250          1,164.47         77
                                       8.000          1,164.47      203,000.00
    OCEANSIDE        NY   11572          1            05/09/97         00
    0430274381                           05           07/01/97          0
    1111104261                           O            06/01/27
    0


    1589368          074/G02             F          132,000.00         ZZ
                                         360        131,915.82          1
    218 TAFT CRESCENT                  8.250            991.68         80
                                       8.000            991.68      165,000.00
    CENTERPORT       NY   11721          1            05/28/97         00
    0430274399                           05           07/01/97          0
    1111104443                           O            06/01/27
    0


    1589370          074/G02             F          142,200.00         ZZ
                                         360        142,120.28          1
    55 CEDAR RIDGE DRIVE               8.875          1,131.41         80
                                       8.625          1,131.41      177,775.00
    EAST HAMPTON     NY   11937          1            05/14/97         00
    0430274415                           05           07/01/97          0
1


    1111105140                           O            06/01/27
    0


    1589371          074/G02             F           70,000.00         ZZ
                                         360         69,957.59          1
    3 LINCOLN AVENUE                   8.500            538.24         27
                                       8.250            538.24      267,000.00
    GLEN HEAD        NY   11545          5            05/19/97         00
    0430274423                           05           07/01/97          0
    1111105366                           O            06/01/27
    0


    1589372          074/G02             F           30,000.00         ZZ
                                         360         29,984.04          1
    7 MARTIN AVENUE T/O BALLSTON       9.125            244.09         75
                                       8.875            244.09       40,000.00
    BALLSTON SPA     NY   12020          1            05/28/97         00
    0430274431                           05           07/01/97          0
    1111110402                           N            06/01/27
    0


    1589373          074/G02             F          100,000.00         ZZ
                                         360         99,884.52          1
    238 CENTRAL PARK RD                8.750            786.70         63
                                       8.500            786.70      160,000.00
    PLAINVIEW        NY   11803          5            04/28/97         00
    0430274449                           05           06/01/97          0
    1116013800                           N            05/01/27
    0


    1589381          074/G02             F           37,700.00         ZZ
                                         360         37,678.86          1
    273-275 E DOROTHY LN               8.875            299.96         65
                                       8.625            299.96       58,000.00
    TUCSON           AZ   85705          1            05/01/97         00
    0430274514                           05           07/01/97          0
    1221166799                           O            06/01/27
    0


    1589383          074/G02             F          220,000.00         ZZ
                                         360        219,876.66          1
    7757 N ARTESIANO RD                8.875          1,750.42         69
                                       8.625          1,750.42      322,500.00
    TUCSON           AZ   85743          1            05/05/97         00
    0430274522                           05           07/01/97          0
    1221167180                           O            06/01/27
    0


1


    1589384          074/G02             F           58,050.00         ZZ
                                         360         57,914.84          1
    918 S BRIGHTON AVE                 8.500            446.35         80
                                       8.250            446.35       72,600.00
    TUCSON           AZ   85711          1            05/16/97         00
    0430274530                           05           07/01/97          0
    1221167270                           O            06/01/27
    0


    1589385          074/G02             F           57,600.00         ZZ
                                         360         57,565.11          1
    810 N BELVEDERE AVE                8.500            442.89         80
                                       8.250            442.89       72,000.00
    TUCSON           AZ   85711          1            05/20/97         00
    0430274548                           05           07/01/97          0
    1221167951                           O            06/01/27
    0


    1589387          074/G02             F           62,400.00         ZZ
                                         360         62,362.20          1
    1022 SANTA ANITA STREET            8.500            479.80         80
                                       8.250            479.80       78,000.00
    OCEANSIDE        CA   92054          1            05/05/97         00
    0430274563                           05           07/01/97          0
    1243004939                           O            06/01/27
    0


    1589388          074/G02             F          129,000.00         ZZ
                                         360        128,923.84          1
    3585 PRESTWICK CIRCLE              8.625          1,003.35         75
                                       8.375          1,003.35      172,000.00
    OCEANSIDE        CA   92056          1            05/05/97         00
    0430274571                           05           07/01/97          0
    1243005807                           N            06/01/27
    0


    1589389          074/G02             F          111,950.00         ZZ
                                         360        111,880.42          1
    5445 BARSTOW COURT                 8.375            850.90         80
                                       8.125            850.90      139,990.00
    LAS VEGAS        NV   89122          1            05/13/97         00
    0430274589                           03           07/01/97          0
    1251129204                           O            06/01/27
    0


    1589390          074/G02             F           90,900.00         ZZ
                                         360         90,842.04          1
    1050 GARDEN PRINCE CIRCLE          8.250            682.90         75
                                       8.000            682.90      121,400.00
1


    LAS VEGAS        NV   89102          1            05/07/97         00
    0430274597                           05           07/01/97          0
    1251134850                           O            06/01/27
    0


    1589396          074/G02             F          101,900.00         ZZ
                                         360        101,838.27          1
    625 S 40TH ST                      8.500            783.52         60
                                       8.250            783.52      169,900.00
    BOULDER          CO   80303          1            05/09/97         00
    0430274654                           05           07/01/97          0
    1272086609                           O            06/01/27
    0


    1589402          074/G02             F           44,000.00         ZZ
                                         360         43,972.65          1
    30156 SW 161 AVENUE                8.375            334.43         60
                                       8.125            334.43       74,000.00
    MIAMI            FL   33033          1            05/28/97         00
    0430274712                           05           07/01/97          0
    1311295582                           O            06/01/27
    0


    1589404          074/G02             F           32,800.00         ZZ
                                         360         32,780.13          1
    2853 SARAZEN CT                    8.500            252.20         40
                                       8.250            252.20       82,500.00
    MELBOURNE        FL   32935          1            05/13/97         00
    0430274720                           03           07/01/97          0
    1331159113                           N            06/01/27
    0


    1589405          074/G02             F           27,200.00         ZZ
                                         360         27,149.02          1
    3242 SEMORAN BLVD UN 25            8.875            216.42         80
                                       8.625            216.42       34,000.00
    ORLANDO          FL   32822          1            05/09/97         00
    0430274738                           01           07/01/97          0
    1331159260                           O            06/01/27
    0


    1589406          074/G02             F           49,950.00         ZZ
                                         360         49,919.74          1
    2022 IVY DR                        8.500            384.07         90
                                       8.250            384.07       55,500.00
    COCOA            FL   32926          1            05/29/97         21
    0430274746                           05           07/01/97         25
    1331159656                           N            06/01/27
    0
1




    1589407          074/G02             F          168,000.00         ZZ
                                         360        167,905.82          1
    108 STONEHOLLOW WAY                8.875          1,336.68         80
                                       8.625          1,336.68      210,572.00
    HENDERSONVILLE   TN   37075          1            05/14/97         00
    0430274753                           03           07/01/97          0
    1341026149                           O            06/01/27
    0


    1589408          074/G02             F          113,600.00         ZZ
                                         360        113,525.69          1
    258 MATILDA                        8.125            843.48         75
                                       7.875            843.48      151,500.00
    MEMPHIS          TN   38117          1            05/19/97         00
    0430274761                           05           07/01/97          0
    1345001434                           O            06/01/27
    0


    1589409          074/G02             F           53,000.00         ZZ
                                         360         52,967.90          1
    1563 JOSEPH LANE                   8.500            407.52         40
                                       8.250            407.52      133,000.00
    MIDDLEBURG       FL   32068          1            05/15/97         00
    0430274779                           05           07/01/97          0
    1351016458                           O            06/01/27
    0


    1589410          074/G02             F           29,700.00         ZZ
                                         360         29,683.78          1
    3367 WYOMING CR                    9.000            238.97         90
                                       8.750            238.97       33,000.00
    TAMPA            FL   33611          1            05/15/97         01
    0430274787                           01           07/01/97         25
    1361078564                           N            06/01/27
    0


    1589411          074/G02             F           51,000.00         T
                                         360         50,969.10          1
    7703 DELTA QUEEN LANE              8.500            392.15         68
                                       8.250            392.15       76,000.00
    TAMPA            FL   33637          1            05/15/97         00
    0430274795                           05           07/01/97          0
    1361079964                           O            06/01/27
    0


    1589413          074/G02             F          110,000.00         ZZ
                                         360        109,935.06          1
1


    28306 GLADE FERN COURT             8.625            855.57         79
                                       8.375            855.57      140,000.00
    WESLEY CHAPEL    FL   33543          1            05/30/97         00
    0430274811                           05           07/01/97          0
    1361081037                           O            06/01/27
    0


    1589420          074/G02             F           61,200.00         ZZ
                                         360         61,162.92          1
    224 JOHNS STREET                   8.500            470.58         90
                                       8.250            470.58       68,000.00
    WELLINGTON       OH   44090          1            05/15/97         21
    0430274886                           05           07/01/97         25
    1402037920                           N            06/01/27
    0


    1589421          074/G02             F           85,050.00         ZZ
                                         360         84,951.78          4
    708 E 26TH STREET                  8.750            669.09         90
                                       8.500            669.09       94,500.00
    KANSAS CITY      MO   64108          1            04/30/97         14
    0430274894                           05           06/01/97         25
    1456002270                           O            05/01/27
    0


    1589422          074/G02             F           25,200.00         ZZ
                                         360         25,185.88          1
    7803 SUMMIT STREET                 8.875            200.50         90
                                       8.625            200.50       28,000.00
    KANSAS CITY      MO   64114          1            05/05/97         04
    0430274902                           05           07/01/97         25
    1456005439                           N            06/01/27
    0


    1589423          074/G02             F           71,100.00         ZZ
                                         360         71,022.03          2
    10019 AND 10021 E 78TH STREET      9.000            572.09         90
                                       8.750            572.09       79,000.00
    RAYTOWN          MO   64133          1            04/29/97         04
    0430274910                           03           06/01/97         25
    1456005461                           N            05/01/27
    0


    1589428          074/G02             F          185,250.00         ZZ
                                         360        185,131.87          1
    6222 LAKEVIEW CIRCLE               8.250          1,391.72         75
                                       8.000          1,391.72      247,000.00
    SAN RAMON        CA   94583          1            05/19/97         00
    0430274951                           01           07/01/97          0
1


    1470003717                           O            06/01/27
    0


    1589429          074/G02             F          170,000.00         ZZ
                                         360        169,891.60          1
    3154 OLYMPIC BLVD WEST             8.250          1,277.15         76
                                       8.000          1,277.15      225,000.00
    UNIVERSITY PLAC  WA   98466          1            05/08/97         00
    0430274969                           05           07/01/97          0
    1472010451                           O            06/01/27
    0


    1589431          074/G02             F          157,600.00         ZZ
                                         360        157,496.90          1
    1148 FRANCISCO STREET              8.125          1,170.18         77
                                       7.875          1,170.18      205,000.00
    BERKELEY         CA   94702          2            05/13/97         00
    0430274985                           05           07/01/97          0
    1479001550                           O            06/01/27
    0


    1589432          074/G02             F          260,000.00         ZZ
                                         360        259,437.35          1
    2215 ADOBE ROAD                    8.375          1,976.19         68
                                       8.125          1,976.19      385,000.00
    PASO ROBLES      CA   93446          1            05/21/97         00
    0430274993                           05           07/01/97          0
    1480001977                           O            06/01/27
    0


    1589433          074/G02             F          216,000.00         ZZ
                                         360        215,882.02          4
    1396 NORTH 625 WEST                9.000          1,737.98         80
                                       8.750          1,737.98      270,000.00
    CEDAR CITY       UT   84720          2            05/13/97         10
    0430275008                           05           07/01/97         12
    1497003489                           N            06/01/27
    0


    1589434          074/G02             F          214,400.00         ZZ
                                         360        214,282.89          4
    1381 NORTH CEDAR BOULEVARD         9.000          1,725.11         80
                                       8.750          1,725.11      268,000.00
    CEDAR CITY       UT   84720          2            05/13/97         10
    0430275016                           05           07/01/97         12
    1497003490                           N            06/01/27
    0


1


    1589435          074/G02             F          150,000.00         ZZ
                                         360        149,817.62          4
    3601 SOUTH PALISADE LANE           8.500          1,153.37         80
                                       8.250          1,153.37      187,500.00
    SIOUX FALLS      SD   57106          1            05/01/97         10
    0430275024                           05           06/01/97         12
    1504134770                           N            05/01/27
    0


    1589436          074/G02             F          212,000.00         ZZ
                                         360        211,728.69          1
    5946 COPPERFIELD AVENUE            8.250          1,592.69         80
                                       8.000          1,592.69      265,000.00
    RIVERSIDE        CA   92506          1            04/11/97         00
    0430275032                           05           06/01/97          0
    1506217448                           O            05/01/27
    0


    1589441          074/G02             F           63,000.00         ZZ
                                         360         62,936.13          1
    217 SOUTH 57TH STREET              9.375            524.00         90
                                       9.125            524.00       70,000.00
    TACOMA           WA   98408          1            04/15/97         04
    0430275081                           05           06/01/97         25
    1513125135                           N            05/01/27
    0


    1589445          074/G02             F           68,750.00         ZZ
                                         360         68,707.27          2
    2219 CREEKSIDE LANE                8.375            522.55         55
                                       8.125            522.55      125,000.00
    GEORGETOWN       TX   78626          1            05/22/97         00
    0430275115                           05           07/01/97          0
    1520009917                           N            06/01/27
    0


    1589446          074/G02             F          201,600.00         ZZ
                                         360        201,484.01          1
    6205 SOTOL COVE                    8.750          1,585.99         80
                                       8.500          1,585.99      252,000.00
    AUSTIN           TX   78759          1            05/29/97         00
    0430275123                           03           07/01/97          0
    1520013029                           O            06/01/27
    0


    1589447          074/G02             F           27,600.00         ZZ
                                         360         27,565.58          1
    5778 MAPLE HILL DRIVE              8.375            209.78         80
                                       8.125            209.78       34,500.00
1


    HOUSTON          TX   77088          1            04/24/97         10
    0430275131                           03           06/01/97         12
    1521035480                           N            05/01/27
    0


    1589448          074/G02             F           56,700.00         T
                                         360         56,665.66          1
    11916 MANUEL ACOSTA DRIVE          8.500            435.97         70
                                       8.250            435.97       81,000.00
    EL PASO          TX   79936          1            05/23/97         00
    0430275149                           05           07/01/97          0
    1524008778                           O            06/01/27
    0


    1589449          074/G02             F           55,350.00         T
                                         360         55,317.32          1
    708 GRAHAM PLACE UNIT 101          8.625            430.51         90
                                       8.375            430.51       61,500.00
    AUSTIN           TX   78705          1            05/21/97         12
    0430275156                           01           07/01/97         25
    1525006097                           O            06/01/27
    0


    1589450          074/G02             F           64,800.00         ZZ
                                         360         64,655.05          1
    12507 MOUNT DEFIANCE               8.500            498.26         90
                                       8.250            498.26       72,000.00
    SAN ANTONIO      TX   78233          1            04/25/97         10
    0430275164                           05           06/01/97         25
    1526002896                           N            05/01/27
    0


    1589452          074/G02             F           85,800.00         ZZ
                                         360         85,748.02          1
    400 TRAVERTINE LANE                8.500            659.73         75
                                       8.250            659.73      114,400.00
    SAN ANTONIO      TX   78213          1            05/02/97         00
    0430275172                           05           07/01/97          0
    1526004337                           O            06/01/27
    0


    1589455          074/G02             F           96,000.00         ZZ
                                         360         95,943.32          1
    10521-10527 STARCREST DRIVE        8.625            746.68         80
                                       8.375            746.68      120,000.00
    SAN ANTONIO      TX   78217          1            05/30/97         04
    0430275206                           05           07/01/97          0
    1526005770                           N            06/01/27
    0
1




    1589456          074/G02             F           34,200.00         ZZ
                                         360         34,180.83          1
    4142 SUNRISE CREEK DRIVE           8.875            272.11         90
                                       8.625            272.11       38,000.00
    SAN ANTONIO      TX   78244          1            05/28/97         04
    0430275214                           05           07/01/97         25
    1526006081                           N            06/01/27
    0


    1589457          074/G02             F           80,000.00         ZZ
                                         360         79,951.54          1
    204 OLD BRIDGE LAKE                8.500            615.13         80
                                       8.250            615.13      100,000.00
    HOUSTON          TX   77069          1            05/21/97         00
    0430275222                           03           07/01/97          0
    1532008842                           O            06/01/27
    0


    1589458          074/G02             F          122,400.00         ZZ
                                         360        122,336.55          1
    4209 T STREET                      9.250          1,006.95         90
                                       9.000          1,006.95      136,000.00
    SACRAMENTO       CA   95819          1            05/19/97         10
    0430275230                           05           07/01/97         25
    1550004468                           N            06/01/27
    0


    1589459          074/G02             F          184,000.00         ZZ
                                         360        180,691.80          1
    38887 NORTHERN COMMON              9.000          1,480.51         80
                                       8.750          1,480.51      230,000.00
    FREMONT          CA   94536          2            05/12/97         00
    0430275248                           03           07/01/97          0
    1561349144                           O            06/01/27
    0


    1589460          074/G02             F           83,000.00         ZZ
                                         360         82,947.07          1
    2461 OLIVE STREET                  8.250            623.56         56
                                       8.000            623.56      150,000.00
    MARTINEZ STREET  CA   94553          2            05/27/97         00
    0430275255                           05           07/01/97          0
    1561350530                           N            06/01/27
    0


    1589461          074/G02             F          130,500.00         ZZ
                                         360        130,426.84          1
1


    1928 FIFTH STREET                  8.875          1,038.32         90
                                       8.625          1,038.32      145,000.00
    LIVERMORE        CA   94550          1            05/21/97         10
    0430275263                           05           07/01/97         25
    1561351929                           N            06/01/27
    0


    1589462          074/G02             F           26,850.00         ZZ
                                         360         26,824.16          1
    4712 ABBOTT AVENUE UNIT 207        9.625            228.23         90
                                       9.375            228.23       29,870.00
    DALLAS           TX   75205          1            05/05/97         10
    0430275271                           01           06/01/97         25
    1563150258                           N            05/01/27
    0


    1589463          074/G02             F           43,650.00         ZZ
                                         360         43,628.52          1
    1049 LANDING'S LOOP                9.500            367.04         90
                                       9.250            367.04       48,500.00
    WORTHINGTON      OH   43085          1            05/16/97         12
    0430275289                           01           07/01/97         25
    1563150746                           N            06/01/27
    0


    1589464          074/G02             F           39,600.00         ZZ
                                         360         39,576.62          1
    1022 EAST VEDRAL PLACE             8.625            308.01         90
                                       8.375            308.01       44,000.00
    CEDAR HILL       TX   75104          1            05/08/97         04
    0430275297                           01           07/01/97         25
    1563151079                           O            06/01/27
    0


    1589465          074/G02             F           78,300.00         ZZ
                                         360         78,259.40          1
    9724 MEMPHIS AVENUE                9.250            644.16         90
                                       9.000            644.16       87,000.00
    LUBBOCK          TX   79423          1            05/16/97         01
    0430275305                           05           07/01/97         25
    1563151567                           N            06/01/27
    0


    1589466          074/G02             F           46,800.00         ZZ
                                         360         46,776.37          1
    709 LIVE OAK COURT                 9.375            389.26         90
                                       9.125            389.26       52,000.00
    RED OAK          TX   75038          1            05/28/97         01
    0430275313                           05           07/01/97         25
1


    1563151953                           N            06/01/27
    0


    1589469          074/G02             F          124,000.00         ZZ
                                         360        123,918.88          1
    3950 CR 597 & CR 566               8.125            920.70         80
                                       7.875            920.70      155,000.00
    FARMERSVILLE     TX   75442          1            05/29/97         00
    0430275339                           05           07/01/97          0
    1563153813                           O            06/01/27
    0


    1589470          074/G02             F          103,500.00         ZZ
                                         360        103,443.46          1
    6238 PENROSE AVENUE                9.000            832.79         90
                                       8.750            832.79      115,000.00
    DALLAS           TX   75214          1            05/23/97         01
    0430275347                           05           07/01/97         25
    1563154420                           N            06/01/27
    0


    1589471          074/G02             F           40,550.00         ZZ
                                         360         40,527.26          1
    427 E THIRD ST                     8.875            322.64         90
                                       8.625            322.64       45,100.00
    EDMOND           OK   73034          1            05/20/97         12
    0430275354                           05           07/01/97         25
    1563154656                           N            06/01/27
    0


    1589472          074/G02             F           58,500.00         ZZ
                                         360         58,468.86          2
    423 425 WILD WIND ROAD             9.125            475.98         75
                                       8.875            475.98       78,000.00
    EDMOND           OK   73034          2            05/29/97         00
    0430275362                           05           07/01/97          0
    1563154871                           N            06/01/27
    0


    1589473          074/G02             F           88,800.00         ZZ
                                         360         88,741.91          1
    1353 MARKEN COURT                  8.125            659.34         80
                                       7.875            659.34      111,000.00
    CARROLLTON       TX   75007          1            05/28/97         00
    0430275370                           03           07/01/97          0
    1563155240                           O            06/01/27
    0


1


    1589480          074/G02             F          108,450.00         ZZ
                                         360        108,389.20          1
    27 95TH AVE SE                     8.875            862.88         90
                                       8.625            862.88      120,500.00
    EVERETT          WA   98205          1            05/29/97         10
    0430275438                           03           07/01/97         25
    1565161277                           N            06/01/27
    0


    1589491          074/G02             F          156,750.00         ZZ
                                         360        156,652.56          1
    2919-2925 N SPARKMAN BLVD          8.375          1,191.42         95
                                       8.125          1,191.42      165,000.00
    TUCSON           AZ   85716          1            05/07/97         10
    0430275545                           05           07/01/97         30
    1569164153                           O            06/01/27
    0


    1589492          074/G02             F           76,600.00         ZZ
                                         360         76,558.15          4
    4814 EAST WILLETTA STREET          9.000            616.35         80
                                       8.750            616.35       95,750.00
    PHOENIX          AZ   85008          1            05/21/97         01
    0430275552                           05           07/01/97         12
    1569166319                           N            06/01/27
    0


    1589493          074/G02             F           76,500.00         ZZ
                                         360         76,437.70          1
    3219 EAST OAK STREET               9.500            643.26         90
                                       9.250            643.26       85,000.00
    PHOENIX          AZ   85008          1            05/08/97         10
    0430275560                           05           07/01/97         30
    1569166512                           N            06/01/27
    0


    1589499          074/G02             F          600,000.00         ZZ
                                         360        599,697.00          1
    100 GRANITE CREST                  9.375          4,990.50         25
                                       9.125          4,990.50    2,400,000.00
    STATELINE        NV   89449          2            05/06/97         00
    0430275628                           05           07/01/97          0
    1573167494                           O            06/01/27
    0


    1589500          074/G02             F           32,900.00         ZZ
                                         360         32,880.18          1
    3202 33RD STREET                   9.125            267.69         70
                                       8.875            267.69       47,000.00
1


    SACRAMENTO       CA   95817          2            05/09/97         00
    0430275636                           05           07/01/97          0
    1573173770                           N            06/01/27
    0


    1589502          074/G02             F          204,000.00         ZZ
                                         360        203,894.24          1
    9404 N W 78TH STREET               9.250          1,678.26         80
                                       9.000          1,678.26      255,000.00
    WEATHERBY LAKE   MO   64152          2            05/09/97         00
    0430275651                           03           07/01/97          0
    1576035911                           O            06/01/27
    0


    1589504          074/G02             F           44,900.00         ZZ
                                         360         44,873.49          1
    56 REIGEL DRIVE                    8.625            349.23         90
                                       8.375            349.23       49,900.00
    HUBERT           NC   28539          1            05/08/97         01
    0430275677                           05           07/01/97         25
    1577071230                           N            06/01/27
    0


    1589505          074/G02             F           88,650.00         ZZ
                                         360         88,600.30          1
    247 ROCKY MOUNTAIN WAY             8.875            705.34         90
                                       8.625            705.34       98,500.00
    ARDEN            NC   28704          2            05/14/97         01
    0430275685                           03           07/01/97         25
    1577071820                           N            06/01/27
    0


    1589506          074/G02             F           40,050.00         ZZ
                                         360         40,027.54          1
    2005 GREENS BLVD                   8.875            318.66         90
    QUAIL MARSH UNIT C-304             8.625            318.66       44,500.00
    MYRTLE BEACH     SC   29577          1            05/19/97         01
    0430275693                           01           07/01/97         25
    1577072312                           N            06/01/27
    0


    1589507          074/G02             F           52,500.00         ZZ
                                         360         52,440.90          1
    9120 HOLLY SPRINGS ROAD            8.875            417.72         75
                                       8.625            417.72       70,000.00
    HOLLY SPRINGS    NC   27540          1            05/02/97         04
    0430275701                           05           06/01/97          6
    1577072480                           N            05/01/27
    0
1




    1589509          074/G02             F           66,600.00         ZZ
                                         360         66,532.46          1
    19428 ZION AVENUE                  9.375            553.95         90
                                       9.125            553.95       74,000.00
    CORNELIUS        NC   28031          1            04/29/97         01
    0430275727                           05           06/01/97         25
    1577074840                           N            05/01/27
    0


    1589513          074/G02             F           72,000.00         ZZ
                                         360         71,958.57          1
    324 GREENWICH DRIVE                8.750            566.43         90
                                       8.500            566.43       80,000.00
    AIKEN            SC   29803          1            05/28/97         04
    0430275768                           05           07/01/97         25
    1577075321                           N            06/01/27
    0


    1589515          074/G02             F           95,200.00         ZZ
                                         360         95,146.62          1
    ROUTE 1 WOODS HILL ROAD            8.875            757.46         85
                                       8.625            757.46      112,000.00
    HELENWOOD        TN   37755          2            05/07/97         11
    0430275784                           05           07/01/97         12
    1577075718                           O            06/01/27
    0


    1589516          074/G02             F          105,000.00         ZZ
                                         360        104,938.01          1
    113 OSTENBARKER STREET             8.625            816.68         60
                                       8.375            816.68      176,000.00
    MARYVILLE        TN   37804          1            05/09/97         00
    0430275792                           05           07/01/97          0
    1577076288                           O            06/01/27
    0


    1589517          074/G02             F          107,200.00         ZZ
                                         360        107,141.44          1
    1469 HARDWOOD CIRCLE               9.000            862.56         80
                                       8.750            862.56      134,000.00
    NEWTON           NC   28658          1            05/09/97         00
    0430275800                           05           07/01/97          0
    1577076459                           O            06/01/27
    0


    1589518          074/G02             F           82,800.00         ZZ
                                         360         82,757.07          1
1


    3428 FORTIS LANE                   9.250            681.18         90
                                       9.000            681.18       92,000.00
    CHARLOTTE        NC   28227          1            05/23/97         04
    0430275818                           05           07/01/97         25
    1577076481                           N            06/01/27
    0


    1589519          074/G02             F          104,500.00         ZZ
                                         360        104,444.39          1
    12719 CUMBERLAND CREST DRIVE       9.125            850.25         90
                                       8.875            850.25      116,150.00
    HUNTERSVILLE     NC   28078          1            05/20/97         01
    0430275826                           05           07/01/97         25
    1577076517                           N            06/01/27
    0


    1589520          074/G02             F          195,600.00         ZZ
                                         360        195,484.52          1
    468 FORREST PARK CIRCLE            8.625          1,521.36         80
                                       8.375          1,521.36      244,500.00
    FRANKLIN         TN   37064          1            05/07/97         00
    0430275834                           03           07/01/97          0
    1577076867                           O            06/01/27
    0


    1589521          074/G02             F           68,850.00         ZZ
                                         360         68,814.30          1
    120 DANIEL DRIVE; DANIEL           9.250            566.42         89
    SQUARE #50                         9.000            566.42       78,000.00
    CLEMSON          SC   29631          2            05/30/97         04
    0430275842                           01           07/01/97         25
    1577076890                           N            06/01/27
    0


    1589522          074/G02             F           77,000.00         ZZ
                                         360         76,954.54          1
    80 AMERICA STREET                  8.625            598.90         62
                                       8.375            598.90      125,000.00
    CHARLESTON       SC   29403          5            05/16/97         00
    0430275859                           05           07/01/97          0
    1577077010                           N            06/01/27
    0


    1589523          074/G02             F           66,300.00         ZZ
                                         360         66,264.72          1
    1025 PAGE AVENUE                   9.125            539.44         85
                                       8.875            539.44       78,000.00
    WILMINGTON       NC   28403          1            05/16/97         01
    0430275867                           05           07/01/97         20
1


    1577077440                           N            06/01/27
    0


    1589524          074/G02             F           75,000.00         ZZ
                                         360         74,957.95          1
    40 TUSCARORA AVENUE                8.875            596.74         70
                                       8.625            596.74      107,500.00
    BEAUFORT         SC   29902          1            05/30/97         00
    0430275875                           03           07/01/97          0
    1577077473                           O            06/01/27
    0


    1589525          074/G02             F          128,250.00         ZZ
                                         360        128,183.50          2
    137&139 MCKENDREE ROAD             9.250          1,055.09         90
                                       9.000          1,055.09      142,500.00
    MOORESVILLE      NC   28115          1            05/23/97         04
    0430275883                           05           07/01/97         25
    1577080300                           N            06/01/27
    0


    1589526          074/G02             F           75,200.00         ZZ
                                         360         75,155.60          1
    30 LANTERN LANE                    8.625            584.90         80
                                       8.375            584.90       94,000.00
    GREER            SC   29650          1            05/29/97         00
    0430275891                           05           07/01/97          0
    1577080503                           O            06/01/27
    0


    1589527          074/G02             F           56,000.00         T
                                         360         55,966.07          1
    1501 CHARLES DRIVE                 8.500            430.60         75
                                       8.250            430.60       75,000.00
    KNOXVILLE        TN   37918          5            05/30/97         00
    0430275909                           05           07/01/97          0
    1577080784                           O            06/01/27
    0


    1589531          074/G02             F          205,600.00         ZZ
                                         360        205,493.40          4
    1560 WEST 3395 SOUTH               9.250          1,691.43         80
                                       9.000          1,691.43      257,000.00
    WEST VALLEY CIT  UT   84119          2            05/23/97         01
    0430275933                           05           07/01/97          0
    1579049366                           N            06/01/27
    0


1


    1589532          074/G02             F           46,400.00         ZZ
                                         360         46,375.94          1
    1615 COTTONWOOD DRIVE #4           9.250            381.73         80
                                       9.000            381.73       58,000.00
    LOUISVILLE       CO   80027          1            05/15/97         01
    0430275941                           01           07/01/97         12
    1579050503                           N            06/01/27
    0


    1589542          074/G02             F          139,900.00         ZZ
                                         360        139,823.58          1
    596 NATICK ROAD                    9.000          1,125.67         80
                                       8.750          1,125.67      174,900.00
    CRANSTON         RI   02910          1            05/12/97         00
    0430276048                           05           07/01/97          0
    1580049115                           O            06/01/27
    0


    1589543          074/G02             F           99,900.00         ZZ
                                         360         99,790.45          2
    10 WHITTEMORE DRIVE                9.000            803.82         90
                                       8.750            803.82      111,000.00
    DERRY            NH   03038          1            05/05/97         04
    0430276055                           05           06/01/97         25
    1580049272                           N            05/01/27
    0


    1589544          074/G02             F           38,700.00         ZZ
                                         360         38,679.40          1
    81 EAST BRIARWOOD LANE             9.125            314.88         90
                                       8.875            314.88       43,000.00
    BRANFORD         CT   06405          1            05/30/97         01
    0430276063                           01           07/01/97         25
    1580049443                           O            06/01/27
    0


    1589546          074/G02             F           94,500.00         ZZ
                                         360         94,390.85          4
    75-77 CLIFF STREET                 8.750            743.44         90
                                       8.500            743.44      105,000.00
    SHELTON          CT   06484          1            05/02/97         01
    0430276089                           05           06/01/97         25
    1580049534                           N            05/01/27
    0


    1589547          074/G02             F           46,800.00         ZZ
                                         360         46,747.31          1
    UNIT 15-5 CHAPEL HILL DRIVE        8.875            372.37         90
                                       8.625            372.37       52,000.00
1


    PLYMOUTH         MA   02360          1            05/06/97         01
    0430276097                           01           06/01/97         25
    1580049647                           O            05/01/27
    0


    1589549          074/G02             F           65,000.00         ZZ
                                         360         64,968.02          3
    95-97 CHATHAM STREET               9.500            546.56         69
                                       9.250            546.56       95,000.00
    NEW HAVEN        CT   06513          5            05/14/97         00
    0430276113                           05           07/01/97          0
    1580050034                           N            06/01/27
    0


    1589553          074/G02             F           36,800.00         ZZ
                                         360         36,761.69          1
    289 GROVE AVENUE                   9.250            302.75         90
                                       9.000            302.75       40,900.00
    WARWICK          RI   02886          1            05/02/97         01
    0430276154                           05           06/01/97         25
    1580050318                           N            05/01/27
    0


    1589556          074/G02             F           33,750.00         ZZ
                                         360         33,732.50          1
    150 RUMFORD AVENUE, UNIT 110       9.250            277.66         75
                                       9.000            277.66       45,000.00
    MANSFIELD        MA   02048          1            05/29/97         00
    0430276188                           01           07/01/97          0
    1580050475                           N            06/01/27
    0


    1589557          074/G02             F           30,000.00         ZZ
                                         360         29,984.44          1
    150 RUMFORD AVENUE                 9.250            246.81         75
    UNIT 14                            9.000            246.81       40,000.00
    MANSFIELD        MA   02048          1            05/29/97         00
    0430276196                           01           07/01/97          0
    1580050486                           N            06/01/27
    0


    1589558          074/G02             F          211,100.00         ZZ
                                         360        210,965.38          3
    194 ATHENS STREET                  8.250          1,585.93         80
                                       8.000          1,585.93      265,000.00
    BOSTON           MA   02127          2            05/28/97         01
    0430276204                           07           07/01/97         12
    1580051208                           N            06/01/27
    0
1




    1589559          074/G02             F          269,500.00         ZZ
                                         360        269,348.91          1
    7 MARY LANE                        8.875          2,144.27         70
                                       8.625          2,144.27      385,000.00
    GREENWICH        CT   06830          2            05/14/97         00
    0430276212                           05           07/01/97          0
    1580051365                           O            06/01/27
    0


    1589560          074/G02             F           63,000.00         ZZ
                                         360         62,969.01          2
    48 PARK STREET                     9.500            529.74         90
                                       9.250            529.74       70,000.00
    WINDHAM          CT   06226          1            05/28/97         10
    0430276220                           05           07/01/97         25
    1580051398                           N            06/01/27
    0


    1589561          074/G02             F           26,900.00         ZZ
                                         360         26,884.92          1
    513 ELMWOOD DRIVE                  8.875            214.03         90
                                       8.625            214.03       29,900.00
    HUDSON           NH   03051          1            05/30/97         01
    0430276238                           01           07/01/97         25
    1580051456                           O            06/01/27
    0


    1589562          074/G02             F           61,200.00         ZZ
                                         360         61,169.89          1
    8 POST OAK LANE UNIT #13           9.500            514.61         90
                                       9.250            514.61       68,000.00
    NATICK           MA   01760          1            05/15/97         01
    0430276246                           01           07/01/97         25
    1580051810                           O            06/01/27
    0


    1589565          074/G02             F          261,600.00         ZZ
                                         360        261,464.38          2
    56 LINDEN STREET UNIT 1 & 2        9.250          2,152.12         80
                                       9.000          2,152.12      327,000.00
    BROOKLINE        MA   02146          1            05/30/97         00
    0430276253                           05           07/01/97          0
    1580052594                           O            06/01/27
    0


    1589566          074/G02             F           78,200.00         ZZ
                                         360         78,114.23          1
1


    4101 INVERNESS                     9.000            629.22         90
                                       8.750            629.22       86,900.00
    DEXTER           MI   48130          1            05/05/97         14
    0430276261                           01           06/01/97         25
    1581091842                           N            05/01/27
    0


    1589568          074/G02             F           29,250.00         ZZ
                                         360         29,219.54          1
    19211 GODDARD                      9.250            240.64         90
                                       9.000            240.64       32,500.00
    DETROIT          MI   48234          1            05/06/97         12
    0430276287                           05           06/01/97         25
    1581093430                           N            05/01/27
    0


    1589569          074/G02             F           76,500.00         ZZ
                                         360         76,455.98          1
    20451 20455 MOROSS                 8.750            601.83         90
                                       8.500            601.83       85,000.00
    DETROIT          MI   48224          1            05/13/97         14
    0430276295                           05           07/01/97         25
    1581094760                           N            06/01/27
    0


    1589570          074/G02             F           30,150.00         ZZ
                                         360         30,133.53          1
    267 NOAH AVENUE                    9.000            242.60         90
                                       8.750            242.60       33,500.00
    AKRON            OH   44320          1            05/23/97         14
    0430276303                           05           07/01/97         25
    1581095548                           N            06/01/27
    0


    1589571          074/G02             F          133,000.00         ZZ
                                         360        129,623.47          1
    43381 PECK WADSWORTH ROAD          8.750          1,046.32         69
                                       8.500          1,046.32      195,000.00
    WELLINGTON       OH   44090          5            05/21/97         00
    0430276311                           05           07/01/97          0
    1581095989                           O            06/01/27
    0


    1589572          074/G02             F           89,100.00         ZZ
                                         360         89,052.58          1
    629 LATHERS                        9.125            724.95         90
                                       8.875            724.95       99,000.00
    GARDEN CITY      MI   48135          1            05/09/97         14
    0430276329                           05           07/01/97         25
1


    1581096631                           N            06/01/27
    0


    1589573          074/G02             F           49,500.00         ZZ
                                         360         49,473.66          1
    805 17TH STREET N                  9.125            402.75         90
                                       8.875            402.75       55,000.00
    SEBRING          OH   44672          1            05/07/97         10
    0430276337                           05           07/01/97         25
    1581096653                           N            06/01/27
    0


    1589574          074/G02             F           58,950.00         ZZ
                                         360         58,885.35          2
    4409 BUCYRUS AVENUE                9.000            474.33         90
                                       8.750            474.33       65,500.00
    CLEVELAND        OH   44109          1            05/01/97         01
    0430276345                           05           06/01/97         25
    1581096970                           N            05/01/27
    0


    1589576          074/G02             F           32,400.00         ZZ
                                         360         32,381.83          3
    810 ARLINGTON STREET               8.875            257.79         90
                                       8.625            257.79       36,000.00
    AKRON            OH   44306          1            05/09/97         14
    0430276360                           05           07/01/97         25
    1581097725                           N            06/01/27
    0


    1589578          074/G02             F           33,750.00         ZZ
                                         360         33,732.95          1
    10802 DALE AVENUE                  9.375            280.72         90
                                       9.125            280.72       37,500.00
    CLEVELAND        OH   44111          1            05/22/97         04
    0430276386                           05           07/01/97         25
    1581098025                           N            06/01/27
    0


    1589579          074/G02             F           96,750.00         ZZ
                                         360         96,698.51          2
    501 WASHTENAW                      9.125            787.19         90
                                       8.875            787.19      107,500.00
    YPSILANTI        MI   48197          1            05/12/97         14
    0430276394                           05           07/01/97         25
    1581098580                           N            06/01/27
    0


1


    1589580          074/G02             F           29,250.00         ZZ
                                         360         29,234.83          2
    232-234KELLY AVENUE                9.250            240.64         90
                                       9.000            240.64       32,500.00
    AKRON            OH   44306          1            05/06/97         14
    0430276402                           05           07/01/97         25
    1581098739                           N            06/01/27
    0


    1589581          074/G02             F           57,150.00         ZZ
                                         360         57,120.37          1
    1106 E TROY                        9.250            470.16         90
                                       9.000            470.16       63,500.00
    FERNDALE         MI   48220          1            05/06/97         14
    0430276410                           05           07/01/97         25
    1581098896                           N            06/01/27
    0


    1589584          074/G02             F           76,400.00         ZZ
                                         360         76,361.42          4
    186-188 SECOND STREET SW           9.375            635.46         90
                                       9.125            635.46       84,900.00
    BARBERTON        OH   44203          1            05/14/97         14
    0430276444                           05           07/01/97         25
    1581099630                           N            06/01/27
    0


    1589585          074/G02             F           40,500.00         ZZ
                                         360         40,479.00          1
    2783 GRACE                         9.250            333.19         67
                                       9.000            333.19       61,000.00
    MELVIDALE        MI   48122          5            05/13/97         00
    0430276451                           05           07/01/97          0
    1581099924                           N            06/01/27
    0


    1589586          074/G02             F           75,150.00         ZZ
                                         360         75,056.24          1
    4198 COLONY ROAD                   8.375            571.20         89
                                       8.125            571.20       85,000.00
    SOUTH EUCLID     OH   44121          1            05/02/97         14
    0430276469                           05           06/01/97         25
    1581099957                           N            05/01/27
    0


    1589587          074/G02             F          325,600.00         ZZ
                                         360        325,431.19          1
    32 WINDWARD WAY                    9.250          2,678.64         80
                                       9.000          2,678.64      407,000.00
1


    AUBURN LAKES     OH   44023          5            05/13/97         00
    0430276477                           01           07/01/97          0
    1581100047                           O            06/01/27
    0


    1589588          074/G02             F           60,700.00         ZZ
                                         360         60,668.53          1
    1515 SOUTH CAMPBELL                9.250            499.37         90
                                       9.000            499.37       67,450.00
    ROYAL OAK        MI   48067          1            05/09/97         12
    0430276485                           05           07/01/97         25
    1581100193                           N            06/01/27
    0


    1589589          074/G02             F           78,750.00         ZZ
                                         360         78,709.17          1
    3169 HOSPERS ROAD                  9.250            647.86         90
                                       9.000            647.86       87,500.00
    GRAND BLANC      MI   48437          1            05/08/97         14
    0430276493                           05           07/01/97         25
    1581100240                           N            06/01/27
    0


    1589590          074/G02             F           50,350.00         ZZ
                                         360         50,316.00          2
    6913 CLAASEN AVENUE                8.750            396.11         95
                                       8.500            396.11       53,000.00
    CLEVELAND        OH   44105          1            05/30/97         14
    0430276501                           05           07/01/97         30
    1581100433                           O            06/01/27
    0


    1589591          074/G02             F           24,300.00         ZZ
                                         360         24,287.06          1
    890 PROUTY STREET                  9.125            197.72         90
                                       8.875            197.72       27,000.00
    TOLEDO           OH   43609          1            05/29/97         12
    0430276519                           05           07/01/97         25
    1581100444                           N            06/01/27
    0


    1589592          074/G02             F           18,900.00         ZZ
                                         360         18,889.94          1
    889 PROUTY STREET                  9.125            153.78         90
                                       8.875            153.78       21,000.00
    TOLEDO           OH   43609          1            05/29/97         12
    0430276527                           05           07/01/97         25
    1581100455                           N            06/01/27
    0
1




    1589594          074/G02             F          150,000.00         ZZ
                                         360        149,915.90          1
    804 DEWEY                          8.875          1,193.47         90
                                       8.625          1,193.47      167,500.00
    ANN ARBOR        MI   48104          1            05/15/97         14
    0430276535                           05           07/01/97         25
    1581100590                           N            06/01/27
    0


    1589595          074/G02             F           74,400.00         ZZ
                                         360         74,360.40          1
    2670 GREENFIELD                    9.125            605.35         90
                                       8.875            605.35       82,700.00
    BERKLEY          MI   48072          1            05/05/97         14
    0430276543                           05           07/01/97         25
    1581100670                           N            06/01/27
    0


    1589596          074/G02             F           58,500.00         ZZ
                                         360         58,469.67          1
    18721 FAIRWAY AVENUE               9.250            481.27         90
                                       9.000            481.27       65,000.00
    MAPLE HEIGHTS    OH   44137          1            05/20/97         14
    0430276550                           05           07/01/97         25
    1581100885                           N            06/01/27
    0


    1589597          074/G02             F           73,700.00         ZZ
                                         360         73,659.74          1
    32529 UTICA ROAD                   9.000            593.01         90
                                       8.750            593.01       81,900.00
    FRASER           MI   48026          1            05/16/97         14
    0430276568                           05           07/01/97         25
    1581100965                           N            06/01/27
    0


    1589598          074/G02             F           58,500.00         ZZ
                                         360         58,443.71          2
    3021 BATHGATE STREET               9.625            497.25         90
                                       9.375            497.25       65,000.00
    CINCINNATI       OH   45229          1            05/05/97         14
    0430276576                           05           06/01/97         25
    1581101120                           N            05/01/27
    0


    1589599          074/G02             F           41,500.00         ZZ
                                         360         41,477.33          1
1


    27843 BRETTONWOODS                 9.000            333.92         73
                                       8.750            333.92       57,500.00
    MADISON HEIGHTS  MI   48071          2            05/28/97         00
    0430276584                           05           07/01/97          0
    1581101196                           N            06/01/27
    0


    1589600          074/G02             F           16,850.00         ZZ
                                         360         16,841.03          1
    28950 POWERS                       9.125            137.10         47
                                       8.875            137.10       36,000.00
    WESTLAND         MI   48185          5            05/14/97         00
    0430276592                           05           07/01/97          0
    1581101447                           N            06/01/27
    0


    1589602          074/G02             F           25,300.00         ZZ
                                         360         25,287.55          1
    302 WEST WILKES BARRE STREET       9.500            212.74         90
                                A      9.250            212.74       28,200.00
    EASTON           PA   18042          1            05/23/97         14
    0430276618                           05           07/01/97         25
    1581101662                           N            06/01/27
    0


    1589604          074/G02             F           54,000.00         ZZ
                                         360         53,973.43          1
    1018 SEARLES AVENUE                9.500            454.07         90
                                       9.250            454.07       60,000.00
    COLUMBUS         OH   43223          1            05/18/97         01
    0430276634                           05           07/01/97         25
    1581102348                           N            06/01/27
    0


    1589605          074/G02             F           61,100.00         ZZ
                                         360         61,065.75          3
    519 HEATON STREET                  8.875            486.14         90
                                       8.625            486.14       67,900.00
    HAMILTON         OH   45011          1            05/29/97         14
    0430276642                           05           07/01/97         25
    1581102734                           N            06/01/27
    0


    1589607          074/G02             F           37,800.00         ZZ
                                         360         37,778.80          1
    20452 MOROSS                       8.875            300.76         90
                                       8.625            300.76       42,000.00
    DETROIT          MI   48224          1            05/13/97         14
    0430276667                           05           07/01/97         25
1


    1581103271                           N            06/01/27
    0


    1589611          074/G02             F           68,400.00         ZZ
                                         360         68,360.64          1
    24413 CHICAGO                      8.750            538.11         90
                                       8.500            538.11       76,000.00
    DEARBORN         MI   48124          1            05/28/97         14
    0430276709                           05           07/01/97         25
    1581103748                           N            06/01/27
    0


    1589613          074/G02             F          145,800.00         ZZ
                                         360        145,716.12          1
    2608 ASHTON ROAD                   8.750          1,147.01         75
                                       8.500          1,147.01      194,500.00
    CLEVELAND HEIGH  OH   44118          1            05/29/97         00
    0430276725                           05           07/01/97          0
    1581104220                           O            06/01/27
    0


    1589619          074/G02             F          252,500.00         T
                                         360        252,343.05          1
    106 GRAND POINT                    8.375          1,919.19         73
                                       8.125          1,919.19      350,000.00
    SUNRISE BEACH    MO   65079          2            05/20/97         00
    0430276782                           03           07/01/97          0
    1583046656                           O            06/01/27
    0


    1589620          074/G02             F          127,200.00         ZZ
                                         360        125,935.76          1
    874 BRANDENBURG DRIVE              9.375          1,057.99         80
                                       9.125          1,057.99      159,000.00
    CHASKA           MN   55318          1            05/30/97         00
    0430276790                           05           07/01/97          0
    1583046667                           O            06/01/27
    0


    1589622          074/G02             F           52,200.00         ZZ
                                         360         52,172.93          4
    4604 QUINCY ST                     9.250            429.44         90
                                       9.000            429.44       58,000.00
    SAINT LOUIS      MO   63116          1            05/09/97         01
    0430276808                           05           07/01/97         25
    1583046689                           N            06/01/27
    0


1


    1589623          074/G02             F           84,000.00         ZZ
                                         360         83,563.06          4
    3136 HENNEPIN AVENUE SOUTH         8.250            631.06         80
                                       8.000            631.06      105,000.00
    MINNEAPOLIS      MN   55408          1            04/30/97         14
    0430276816                           05           06/01/97         12
    1583046816                           N            05/01/27
    0


    1589624          074/G02             F           68,000.00         ZZ
                                         360         67,966.54          1
    1326 WEST HOLT AVENUE              9.500            571.79         80
                                       9.250            571.79       85,000.00
    MILWAUKEE        WI   53215          1            05/19/97         10
    0430276824                           05           07/01/97         12
    1583047546                           N            06/01/27
    0


    1589626          074/G02             F           39,500.00         ZZ
                                         360         39,478.42          1
    353 LAWSON AVENUE EAST             9.000            317.83         90
                                       8.750            317.83       43,900.00
    ST. PAUL         MN   55101          1            05/19/97         10
    0430276840                           05           07/01/97         25
    1583048039                           N            06/01/27
    0


    1589627          074/G02             F           47,250.00         ZZ
                                         360         47,224.85          1
    2538 SOUTH LOGAN AVENUE            9.125            384.45         90
                                       8.875            384.45       52,500.00
    MILWAUKEE        WI   53207          1            05/15/97         14
    0430276857                           05           07/01/97         25
    1583048618                           N            06/01/27
    0


    1589630          074/G02             F          140,000.00         ZZ
                                         360        139,854.28          2
    575 YALE AVENUE                    9.250          1,151.75         80
                                       9.000          1,151.75      175,000.00
    HILLSIDE         NJ   07205          1            05/01/97         00
    0430276881                           05           06/01/97          0
    1587060091                           O            05/01/27
    0


    1589633          074/G02             F          136,000.00         ZZ
                                         360        135,929.49          1
    228 LITTLE STREET                  9.250          1,118.84         80
                                       9.000          1,118.84      170,000.00
1


    BELLEVILLE       NJ   07109          2            05/23/97         00
    0430276915                           05           07/01/97          0
    1587061866                           O            06/01/27
    0


    1589635          074/G02             F          154,800.00         ZZ
                                         360        154,701.28          1
    550 WILLIAM PENN WAY               8.250          1,162.97         80
                                       8.000          1,162.97      193,500.00
    LANSDALE         PA   19446          1            05/30/97         00
    0430276931                           05           07/01/97          0
    1587064150                           O            06/01/27
    0


    1589637          074/G02             F          152,000.00         ZZ
                                         360        151,916.97          1
    1509 SUMMIT DRIVE                  9.000          1,223.03         80
                                       8.750          1,223.03      190,000.00
    HAYMARKET        VA   22069          2            05/07/97         00
    0430276956                           05           07/01/97          0
    1587065153                           O            06/01/27
    0


    1589638          074/G02             F          280,000.00         ZZ
                                         360        279,730.63          1
    115-30 TOWER HILL LANE             9.625          2,379.98         70
                                       9.375          2,379.98      400,000.00
    KINNELON         NJ   07405          5            05/01/97         00
    0430276964                           05           06/01/97          0
    1587065517                           O            05/01/27
    0


    1589639          074/G02             F          240,000.00         ZZ
                                         360        239,858.30          1
    9800 SQUAW VALLEY DRIVE            8.625          1,866.70         80
                                       8.375          1,866.70      300,000.00
    VIENNA           VA   22182          1            05/30/97         00
    0430276972                           05           07/01/97          0
    1587066225                           O            06/01/27
    0


    1589640          074/G02             F          128,000.00         ZZ
                                         360        127,930.08          1
    10115 FRIENDSHIP ROAD              9.000          1,029.92         74
                                       8.750          1,029.92      173,500.00
    BERLIN           MD   21811          5            05/15/97         00
    0430276980                           05           07/01/97          0
    1587066768                           O            06/01/27
    0
1




    1589641          074/G02             F           38,500.00         ZZ
                                         360         38,480.55          1
    231 ARKANSAS AVENUE                9.375            320.23         49
                                       9.125            320.23       79,000.00
    TOMS RIVER       NJ   08753          2            05/09/97         00
    0430276998                           05           07/01/97          0
    1587067738                           N            06/01/27
    0


    1589643          074/G02             F          100,000.00         ZZ
                                         360         99,939.41          1
    1 VILLAGE COURT                    8.500            768.92         49
                                       8.250            768.92      206,000.00
    FLEMINGTON       NJ   08822          2            05/23/97         00
    0430277012                           05           07/01/97          0
    1587068038                           O            06/01/27
    0


    1589675          074/G02             F          146,400.00         ZZ
                                         360        146,320.03          1
    22332 MODINA                       9.000          1,177.97         80
                                       8.750          1,177.97      183,000.00
    LAGUNA HILLS     CA   92653          2            05/01/97         04
    0430277327                           05           07/01/97         12
    1595030620                           N            06/01/27
    0


    1589678          074/G02             F          153,000.00         ZZ
                                         360        152,918.58          1
    7199 ISLAND VILLAGE DRIVE          9.125          1,244.86         90
                                       8.875          1,244.86      170,000.00
    LONG BEACH       CA   90803          1            05/02/97         04
    0430277343                           03           07/01/97         25
    1595034596                           N            06/01/27
    0


    1589679          074/G02             F          150,000.00         ZZ
                                         360        149,915.90          1
    41457 MANZANITA DRIVE              8.875          1,193.47         79
                                       8.625          1,193.47      190,000.00
    PALMDALE         CA   93551          1            05/19/97         00
    0430277350                           05           07/01/97          0
    1595035238                           O            06/01/27
    0


    1589680          074/G02             F          388,800.00         ZZ
                                         360        388,564.46          1
1


    20412 ROCA CHICA DRIVE             8.500          2,989.54         80
                                       8.250          2,989.54      486,000.00
    MALIBU           CA   90265          1            05/07/97         00
    0430277368                           05           07/01/97          0
    1595037211                           O            06/01/27
    0


    1589681          074/G02             F          130,600.00         ZZ
                                         360        130,518.82          1
    30000 PINE CANYON ROAD             8.375            992.66         55
                                       8.125            992.66      237,500.00
    LAKE HUGHES      CA   93532          1            05/23/97         00
    0430277376                           05           07/01/97          0
    1596027031                           N            06/01/27
    0


    1589682          074/G02             F          433,300.00         ZZ
                                         360        433,037.50          1
    10549 17TH AVENUE                  8.500          3,331.71         62
                                       8.250          3,331.71      700,000.00
    LEMOORE          CA   93245          2            05/21/97         00
    0430277384                           05           07/01/97          0
    1596027224                           O            06/01/27
    0


    1589684          074/G02             F          130,000.00         ZZ
                                         360        129,927.12          1
    3815 LOUISIANA STREET              8.875          1,034.34         90
                                       8.625          1,034.34      145,000.00
    SAN DIEGO        CA   92104          2            05/22/97         04
    0430277400                           05           07/01/97         25
    1596030692                           N            06/01/27
    0


    1589689          074/G02             F           87,000.00         ZZ
                                         360         86,956.07          1
    42558 N LAKE AVE                   9.375            723.62         70
                                       9.125            723.62      126,000.00
    ANTIOCH          IL   60002          2            05/20/97         00
    0430277459                           05           07/01/97          0
    1606078456                           N            06/01/27
    0


    1589690          074/G02             F           73,800.00         ZZ
                                         360         73,757.54          1
    1904 HOREB AVE                     8.750            580.58         90
                                       8.500            580.58       82,000.00
    ZION             IL   60099          1            05/23/97         14
    0430277467                           05           07/01/97         25
1


    1606080119                           N            06/01/27
    0


    1589691          074/G02             F          126,400.00         ZZ
                                         360        126,325.37          1
    9934 1ST AVE                       8.625            983.13         80
                                       8.375            983.13      158,000.00
    PLEASANT PRARIE  WI   53143          1            05/30/97         00
    0430277475                           05           07/01/97          0
    1606080185                           O            06/01/27
    0


    1589692          074/G02             F          144,700.00         ZZ
                                         360        144,618.88          1
    720 NORTH BELLEFORTE               8.875          1,151.30         75
                                       8.625          1,151.30      193,000.00
    OAK PARK         IL   60302          1            05/29/97         00
    0430277483                           05           07/01/97          0
    1609072729                           O            06/01/27
    0


    1589696          074/G02             F          157,200.00         ZZ
                                         360        157,120.62          4
    2628 W POTOMAC                     9.375          1,307.51         85
                                       9.125          1,307.51      185,000.00
    CHICAGO          IL   60622          1            05/23/97         21
    0430277525                           05           07/01/97         20
    1617014660                           N            06/01/27
    0


    1589697          074/G02             F           45,000.00         ZZ
                                         360         44,976.06          1
    4361 WEST 26TH STREET              9.125            366.13         30
                                       8.875            366.13      155,000.00
    CHICAGO          IL   60623          5            05/07/97         00
    0430277533                           05           07/01/97          0
    1621135861                           O            06/01/27
    0


    1589698          074/G02             F           55,200.00         ZZ
                                         360         55,172.12          1
    592 SOUTH 5TH AVENUE               9.375            459.13         80
                                       9.125            459.13       69,000.00
    KANKAKEE         IL   60901          1            05/28/97         04
    0430277541                           05           07/01/97         12
    1621146019                           N            06/01/27
    0


1


    1589699          074/G02             F           88,000.00         ZZ
                                         360         87,749.37          1
    204 MATTESON                       8.750            692.30         80
                                       8.500            692.30      111,000.00
    ELWOOD           IL   60421          1            05/23/97         00
    0430277558                           05           07/01/97          0
    1625011871                           O            06/01/27
    0


    1589700          074/G02             F          100,000.00         ZZ
                                         360         99,436.04          1
    8008 SOUTH AUSTIN BOULEVARD        8.750            786.70         67
                                       8.500            786.70      150,000.00
    BURBANK          IL   60459          2            05/23/97         00
    0430277566                           05           07/01/97          0
    1626008056                           O            06/01/27
    0


    1589702          074/G02             F           37,800.00         ZZ
                                         360         37,781.41          4
    3731-33 DUNNICA                    9.500            317.84         90
                                       9.250            317.84       42,000.00
    ST LOUIS         MO   63116          1            05/16/97         04
    0430277582                           05           07/01/97         30
    1632022572                           N            06/01/27
    0


    1589703          074/G02             F           34,400.00         ZZ
                                         360         34,382.63          1
    3753 ST GREGORY                    9.375            286.12         85
                                       9.125            286.12       40,500.00
    ST ANN           MO   63074          2            05/29/97         01
    0430277590                           05           07/01/97         25
    1632022583                           N            06/01/27
    0


    1589704          074/G02             F           38,700.00         ZZ
                                         360         38,680.45          1
    16 ST CELESTE DR                   9.375            321.89         90
                                       9.125            321.89       43,000.00
    FLORISSANT       MO   63031          1            05/22/97         01
    0430277608                           05           07/01/97         25
    1632022867                           N            06/01/27
    0


    1589705          074/G02             F           29,300.00         ZZ
                                         360         29,285.59          3
    2833 VICTOR ST                     9.500            246.37         90
                                       9.250            246.37       32,600.00
1


    ST LOUIS         MO   63104          1            05/30/97         10
    0430277616                           05           07/01/97         25
    1632023156                           N            06/01/27
    0


    1589706          074/G02             F           49,200.00         ZZ
                                         360         49,175.80          1
    1202 CREVE COEUR CROSSING J        9.500            413.70         80
                                       9.250            413.70       61,500.00
    CHESTERFIELD     MO   63537          1            05/30/97         10
    0430277624                           01           07/01/97         12
    1632023214                           O            06/01/27
    0


    1589707          074/G02             F           31,850.00         ZZ
                                         360         31,832.15          1
    9419 TRESCOTT AVE                  8.875            253.41         90
                                       8.625            253.41       35,400.00
    OVERLAND         MO   63114          1            05/14/97         01
    0430277632                           05           07/01/97         25
    1633011855                           N            06/01/27
    0


    1589708          074/G02             F            9,900.00         ZZ
                                         360          9,894.45          1
    2219 ALEXANDER                     8.875             78.77         90
                                       8.625             78.77       11,000.00
    GRANITE CITY     IL   62040          1            05/08/97         10
    0430277640                           05           07/01/97         25
    1634016752                           N            06/01/27
    0


    1589709          074/G02             F           66,200.00         ZZ
                                         360         66,166.57          1
    11685 LANGFORD CIRCLE              9.375            550.62         70
                                       9.125            550.62       94,635.00
    BURNSVILLE       MN   55337          1            05/23/97         00
    0430277657                           01           07/01/97          0
    1660048144                           O            06/01/27
    0


    1589710          074/G02             F           40,000.00         ZZ
                                         360         39,974.49          1
    7306 157TH ST W                    8.250            300.51         35
                                       8.000            300.51      115,000.00
    APPLE VALLEY     MN   55124          1            05/28/97         00
    0430277665                           05           07/01/97          0
    1660054114                           O            06/01/27
    0
1




    1589711          074/G02             F           60,200.00         ZZ
                                         360         60,163.53          1
    8332 W CAPITOL DR                  8.500            462.89         90
                                       8.250            462.89       66,900.00
    MILWAUKEE        WI   53222          1            05/30/97         04
    0430277673                           05           07/01/97         25
    1671084401                           N            06/01/27
    0


    1589714          074/G02             F          475,850.00         ZZ
                                         360        475,530.71          1
    317 PRIESTFORD RD                  8.000          3,491.62         80
                                       7.750          3,491.62      594,850.00
    CHURCHVILLE      MD   21028          1            05/16/97         00
    0430277707                           05           07/01/97          0
    1741162290                           O            06/01/27
    0


    1589715          074/G02             F           54,000.00         ZZ
                                         360         53,970.50          1
    3948 3RD ST                        9.000            434.50         90
                                       8.750            434.50       60,000.00
    NORTH BEACH      MD   20714          1            05/27/97         14
    0430277715                           05           07/01/97         25
    1751102488                           N            06/01/27
    0


    1589716          074/G02             F          132,750.00         ZZ
                                         360        132,684.71          1
    13926 BATON ROUGE COUR             9.500          1,116.23         90
                                       9.250          1,116.23      147,500.00
    CENTREVILLE      VA   20121          2            05/30/97         21
    0430277723                           03           07/01/97         25
    1761102906                           N            06/01/27
    0


    1589717          074/G02             F          488,000.00         ZZ
                                         360        486,767.53          1
    2987 WESTHURST LANE                9.500          4,103.37         80
                                       9.250          4,103.37      610,000.00
    OAKTON           VA   22124          1            05/15/97         00
    0430277731                           05           07/01/97          0
    1761103590                           O            06/01/27
    0


    1589718          074/G02             F           60,000.00         ZZ
                                         360         59,961.73          1
1


    408 CORNWALL DRIVE                 8.250            450.76         75
                                       8.000            450.76       79,999.00
    RUTHER GLEN      VA   22546          1            05/30/97         00
    0430277749                           03           07/01/97          0
    1761106157                           O            06/01/27
    0


    1589719          074/G02             F           43,500.00         ZZ
                                         360         43,473.64          1
    125-M CLUBHOUSE DRIVE NO-9         8.500            334.48         75
                                       8.250            334.48       58,000.00
    LEESBURG         VA   20175          1            05/30/97         00
    0430277756                           01           07/01/97          0
    1761107320                           N            06/01/27
    0


    1589720          074/G02             F          141,000.00         ZZ
                                         360        140,920.95          1
    3807 FOXWOOD NOOK                  8.875          1,121.86         85
                                       8.625          1,121.86      165,900.00
    FALLS CHURCH     VA   22041          1            05/23/97         10
    0430277764                           05           07/01/97         20
    1761107808                           N            06/01/27
    0


    1589721          074/G02             F           49,410.00         ZZ
                                         360         49,382.30          1
    1400A SENECA DRIVE                 8.875            393.13         90
                                       8.625            393.13       54,900.00
    BLACKSBURG       VA   24060          1            05/09/97         12
    0430277772                           01           07/01/97         25
    1785011747                           N            06/01/27
    0


    1589722          074/G02             F           24,300.00         ZZ
                                         360         24,286.73          1
    1613 LEE HIGHWAY                   9.000            195.52         90
                                       8.750            195.52       27,000.00
    PULASKI          VA   24301          1            05/22/97         04
    0430277780                           05           07/01/97         30
    1785011871                           N            06/01/27
    0


    1589723          074/G02             F           21,600.00         ZZ
                                         360         21,588.20          1
    ROUTE 1 BOX 250B                   9.000            173.80         90
                                       8.750            173.80       24,000.00
    PULASKI          VA   24301          1            05/23/97         04
    0430277798                           05           07/01/97         30
1


    1785011882                           N            06/01/27
    0


    1589724          074/G02             F          114,750.00         ZZ
                                         360        114,687.32          4
    22 WEST PLEASANT STREET            9.000            923.30         90
                                       8.750            923.30      127,500.00
    WESTBROOK        ME   04092          1            05/09/97         04
    0430277806                           05           07/01/97         25
    1809002884                           N            06/01/27
    0


    1589727          074/G02             F           63,000.00         ZZ
                                         360         62,936.13          2
    372 374 POST ROAD                  9.375            524.00         60
                                       9.125            524.00      105,000.00
    WARWICK          RI   02888          5            05/05/97         00
    0430277830                           05           06/01/97          0
    1814061769                           O            05/01/27
    0


    1589728          074/G02             F          152,750.00         ZZ
                                         360        152,595.12          3
    12 HIGH STREET                     9.375          1,270.50         65
                                       9.125          1,270.50      235,000.00
    NEWPORT          RI   02840          5            05/01/97         00
    0430277848                           05           06/01/97          0
    1814065602                           N            05/01/27
    0


    1589732          074/G02             F           83,610.00         ZZ
                                         360         83,565.50          2
    1780 CARROLLS TRACT RD             9.125            680.28         90
                                       8.875            680.28       92,900.00
    ORRTANNA         PA   17353          1            05/30/97         21
    0430277871                           05           07/01/97         25
    1821116372                           N            06/01/27
    0


    1589733          074/G02             F           51,300.00         ZZ
                                         360         51,223.78          2
    1719 SHERWOOD ST                   9.125            417.39         90
                                       8.875            417.39       57,000.00
    GREENSBORO       NC   27403          1            05/21/97         01
    0430277889                           05           07/01/97         25
    1841110233                           N            06/01/27
    0


1


    1589734          074/G02             F          140,000.00         ZZ
                                         360        139,923.53          2
    1812 HANOVER AVENUE                9.000          1,126.47         80
                                       8.750          1,126.47      175,000.00
    RICHMOND         VA   23220          1            05/29/97         00
    0430277897                           05           07/01/97          0
    1861015610                           O            06/01/27
    0


    1589757          405/405             F           85,500.00         ZZ
                                         360         85,450.58          3
    24 ALPINE STREET                   9.750            734.58         90
                                       9.500            734.58       95,000.00
    ROXBURY          MA   02121          1            05/28/97         01
    4129698                              05           07/01/97         25
    4129698                              N            06/01/27
    0


    1589762          744/G02             F           52,500.00         ZZ
                                         360         52,469.00          1
    2146 LAWSON CREEK                  8.625            408.34         70
                                       8.375            408.34       75,000.00
    DOUGLAS          AK   99824          1            05/13/97         00
    0430255851                           01           07/01/97          0
    222202                               N            06/01/27
    0


    1589765          731/G02             F          207,000.00         ZZ
                                         360        206,883.96          1
    5535 STATE BRIDGE ROAD             8.875          1,646.98         90
                                       8.625          1,646.98      230,000.00
    ALPHARETTA       GA   30202          1            05/30/97         01
    0430255315                           05           07/01/97         25
    3140664369                           N            06/01/27
    0


    1589767          731/G02             F           55,000.00         ZZ
                                         360         55,000.00          1
    2897 MARBROOK DRIVE                9.000            442.54         62
                                       8.750            442.54       90,000.00
    MARIETTA         GA   30066          5            06/04/97         00
    0430260190                           05           08/01/97          0
    3140664386                           N            07/01/27
    0


    1589771          G52/G02             F           88,000.00         ZZ
                                         360         87,946.69          1
    75 TOHO TRAIL                      8.500            676.64         80
                                       8.250            676.64      110,000.00
1


    FLAGSTAFF        AZ   86001          1            05/28/97         00
    0430257022                           05           07/01/97          0
    204911                               O            06/01/27
    0


    1589778          E67/G02             F          108,500.00         ZZ
                                         360        108,500.00          1
    16740 SW STEELHEAD ROAD            8.500            834.27         75
                                       8.250            834.27      145,000.00
    CROOKED RIVER R  OR   97760          2            06/03/97         00
    0430254409                           27           08/01/97          0
    6424                                 O            07/01/27
    0


    1589779          927/G02             F           33,700.00         ZZ
                                         360         33,681.59          1
    124 W ROCKRIMMON #104              9.000            271.16         52
                                       8.750            271.16       65,000.00
    COLORADO SPRING  CO   80918          5            06/02/97         00
    0430255588                           01           07/01/97          0
    298919                               N            06/01/27
    0


    1589784          637/G02             F           87,300.00         ZZ
                                         360         87,249.77          3
    14 LONGFELLOW STREET               8.750            686.79         90
                                       8.500            686.79       97,000.00
    WESTBROOK        ME   04092          1            05/28/97         04
    0430255711                           05           07/01/97         25
    4225538                              N            06/01/27
    0


    1589788          375/G02             F           75,600.00         ZZ
                                         360         75,487.55          2
    1248 HAMILTON AVENUE S W           9.500            635.69         90
                                       9.250            635.69       84,000.00
    ROANOKE          VA   24015          1            03/31/97         04
    0430255547                           05           05/01/97         25
    650627                               N            04/01/27
    0


    1589790          E57/G02             F           98,250.00         ZZ
                                         360         98,250.00          1
    15323 FAYSMITH AVENUE              8.875            781.72         75
                                       8.625            781.72      131,000.00
    GARDENA AREA     CA   90249          1            06/02/97         00
    0430256792                           05           08/01/97          0
    96662005124                          O            07/01/27
    0
1




    1589792          664/G02             F           90,250.00         ZZ
                                         360         90,200.70          2
    10604 TOPPERWEIN DRIVE             9.000            726.18         95
                                       8.750            726.18       95,000.00
    AUSTIN           TX   78758          1            05/30/97         14
    0430261438                           05           07/01/97         30
    2311835                              O            06/01/27
    0


    1589816          375/G02             F           70,200.00         ZZ
                                         360         70,095.59          1
    1223 EAST PEBBLE BEACH             9.500            590.28         90
                                       9.250            590.28       78,000.00
    TEMPE            AZ   85282          1            03/28/97         04
    0430253013                           05           05/01/97         25
    651692                               N            04/01/27
    0


    1589823          560/560             F          129,675.00         ZZ
                                         360        129,590.17          1
    29 RIVERWALK DRIVE                 8.125            962.84         95
                                       7.875            962.84      136,500.00
    SIMSBURY         CT   06070          1            05/15/97         21
    450719729                            05           07/01/97         30
    450719729                            O            06/01/27
    0


    1589835          560/560             F           78,300.00         ZZ
                                         360         78,256.10          1
    8174 S FILLMORE WAY                8.875            622.99         90
                                       8.625            622.99       87,000.00
    LITTLETON        CO   80122          1            05/23/97         04
    450728118                            09           07/01/97         25
    450728118                            N            06/01/27
    0


    1589836          560/560             F           51,900.00         T
                                         360         51,851.67          1
    74 VARNEY POINT ROAD RIGHT 1       8.875            412.94         65
                                       8.625            412.94       79,900.00
    GILFORD          NH   03246          1            05/16/97         00
    450721808                            05           07/01/97          0
    450721808                            O            06/01/27
    0


    1589838          405/405             F           58,500.00         ZZ
                                         360         58,463.75          2
1


    3 HESTIA STREET                    9.750            502.61         90
                                       9.500            502.61       65,000.00
    ROXBURY          MA   02119          1            05/28/97         01
    4219671                              05           07/01/97         25
    4219671                              N            06/01/27
    0


    1589841          E22/G02             F          191,250.00         ZZ
                                         360        191,250.00          1
    5740 NORTHEAST CRYSTAL LANE        8.625          1,487.52         74
                                       8.375          1,487.52      260,000.00
    BAINBRIDGE ISLA  WA   98110          5            06/02/97         00
    0410216980                           05           08/01/97          0
    410216980                            O            07/01/27
    0


    1589848          E22/G02             F          196,000.00         ZZ
                                         360        196,000.00          1
    29702 ANA MARIA LANE               8.375          1,489.74         80
                                       8.125          1,489.74      245,000.00
    LAGUNA NIGUEL    CA   92677          2            05/27/97         00
    0410302319                           05           08/01/97          0
    410302319                            O            07/01/27
    0


    1589850          E22/G02             F          102,400.00         ZZ
                                         360        102,400.00          1
    8839 LANCE AVENUE                  8.375            778.31         80
                                       8.125            778.31      128,000.00
    ORANGEVALE       CA   95662          5            05/29/97         00
    0410416259                           05           08/01/97          0
    410416259                            O            07/01/27
    0


    1589854          E22/G02             F          202,500.00         ZZ
                                         360        202,500.00          1
    1846 NORTH KELLY ROAD              8.500          1,557.05         80
                                       8.250          1,557.05      255,000.00
    NAPA             CA   94558          2            05/29/97         00
    0410409221                           05           08/01/97          0
    410409221                            O            07/01/27
    0


    1589855          E22/G02             F          108,000.00         ZZ
                                         360        107,946.88          4
    708 INDIANA STREET                 9.500            908.12         80
                                       9.250            908.12      135,000.00
    VALLEJO          CA   94590          1            05/27/97         00
    0410398135                           05           07/01/97          0
1


    410398135                            N            06/01/27
    0


    1589857          E22/G02             F           92,500.00         ZZ
                                         360         92,449.47          1
    1045 WEST IRVING PARK ROAD         9.000            744.28         67
                                       8.750            744.28      140,000.00
    BENSENVILLE      IL   60106          2            05/23/97         00
    0410326938                           05           07/01/97          0
    410326938                            O            06/01/27
    0


    1589860          E22/G02             F          105,000.00         ZZ
                                         360        104,951.02          1
    115 BEAKES ST                      9.750            902.11         69
                                       9.500            902.11      153,000.00
    ANN ARBOR        MI   48104          5            05/15/97         00
    0410395511                           05           07/01/97          0
    410395511                            N            06/01/27
    0


    1589861          E22/G02             F           74,700.00         ZZ
                                         360         74,653.57          1
    7235 NORTH HAMILTON                8.375            567.77         90
    UNIT #3D                           8.125            567.77       83,000.00
    CHICAGO          IL   60645          1            05/30/97         04
    0410327159                           01           07/01/97         25
    410327159                            O            06/01/27
    0


    1589864          E22/G02             F           72,000.00         ZZ
                                         360         71,959.64          3
    1346-1350 KIRK ROAD                8.875            572.86         75
                                       8.625            572.86       96,000.00
    WEST PALM BEACH  FL   33406          1            05/28/97         00
    0410404958                           05           07/01/97          0
    410404958                            N            06/01/27
    0


    1589865          E22/G02             F          147,800.00         ZZ
                                         360        147,710.47          1
    492 ALINOLE LOOP                   8.500          1,136.45         80
                                       8.250          1,136.45      184,781.00
    LAKE MARY        FL   32746          1            05/29/97         00
    0410382956                           03           07/01/97          0
    410382956                            O            06/01/27
    0


1


    1589873          E22/G02             F           37,500.00         ZZ
                                         360         37,481.56          1
    9887 EAST PEAKVIEW AVE. BLDG F     9.500            315.32         75
    #5                                 9.250            315.32       50,000.00
    ENGLEWOOD        CO   80111          1            05/30/97         00
    0410388870                           01           07/01/97          0
    410388870                            N            06/01/27
    0


    1589875          E22/G02             F          100,600.00         ZZ
                                         360        100,543.60          1
    6021 CANYON SPRINGS ROAD           8.875            800.42         80
                                       8.625            800.42      125,750.00
    DALLAS           TX   75248          1            05/30/97         00
    0410426555                           05           07/01/97          0
    410426555                            O            06/01/27
    0


    1589878          E22/G02             F          156,000.00         ZZ
                                         360        155,912.54          4
    4017 N HALL STREET                 8.875          1,241.21         80
                                       8.625          1,241.21      195,000.00
    DALLAS           TX   75219          1            05/30/97         00
    0410318406                           05           07/01/97          0
    410318406                            O            06/01/27
    0


    1589880          E22/G02             F           69,300.00         ZZ
                                         360         69,263.12          1
    831 SOUTHERN CHARM DRIVE           9.125            563.85         90
                                       8.875            563.85       77,000.00
    WILMINIGTON      NC   28412          1            05/28/97         10
    0410404628                           03           07/01/97         25
    410404628                            N            06/01/27
    0


    1589883          E22/G02             F           57,300.00         ZZ
                                         360         57,274.65          2
    2452-2454 CEDARWOOD DR            10.000            502.85         75
                                       9.750            502.85       76,500.00
    LAWRENCE         KS   66047          1            05/16/97         00
    0410410799                           05           07/01/97          0
    410410799                            N            06/01/27
    0


    1589884          E22/G02             F          132,700.00         ZZ
                                         360        132,615.38          1
    11229 NW 59 TERRACE                8.250            996.93         80
                                       8.000            996.93      165,990.00
1


    MIAMI            FL   33178          1            05/29/97         00
    0410406243                           03           07/01/97          0
    410406243                            O            06/01/27
    0


    1589887          E22/G02             F           63,000.00         ZZ
                                         360         62,969.01          1
    2325 E BAILEY ROAD                 9.500            529.74         90
                                       9.250            529.74       70,000.00
    CUYAHOGA FALLS   OH   44221          1            05/27/97         01
    0410392351                           05           07/01/97         25
    410392351                            N            06/01/27
    0


    1589889          E22/G02             F           64,950.00         ZZ
                                         360         64,913.59          1
    22402 WOODROSE DRIVE               8.875            516.77         80
                                       8.625            516.77       81,300.00
    KATY             TX   77450          2            06/03/97         04
    0410411250                           05           07/01/97         12
    410411250                            N            06/01/27
    0


    1589919          964/G02             F          184,000.00         ZZ
                                         360        183,885.64          1
    6291 KILLARNEY AVENUE              8.375          1,398.53         80
                                       8.125          1,398.53      230,000.00
    GARDEN GROVE     CA   92845          1            05/20/97         00
    0430253252                           05           07/01/97          0
    25209                                O            06/01/27
    0


    1589922          405/405             F           76,500.00         ZZ
                                         360         76,456.33          3
    26 ALPINE STREET                   9.750            657.26         90
                                       9.500            657.26       85,000.00
    ROXBURY          MA   02121          1            05/28/97         01
    004219663                            05           07/01/97         25
    004219663                            N            06/01/27
    0


    1589924          696/G02             F          560,000.00         ZZ
                                         360        559,660.75          1
    ROUTE 641 BOX 4268                 8.500          4,305.92         58
                                       8.250          4,305.92      975,000.00
    BERRYVILLE       VA   22611          5            05/29/97         00
    0430252361                           05           07/01/97          0
    5011029                              O            06/01/27
    0
1




    1589927          907/907             F          308,000.00         ZZ
                                         360        308,000.00          4
    7 FARM COTTAGE ROAD                9.250          2,533.84         80
                                       8.875          2,533.84      385,000.00
    GLADSTONE        NJ   07934          1            06/18/97         00
    060381555                            05           08/01/97          0
    060381555                            O            07/01/27
    0


    1589993          439/G02             F           25,000.00         ZZ
                                         360         24,972.30          1
    300 NE 12TH AVE 106                8.950            200.26         75
                                       8.700            200.26       33,400.00
    HALLANDALE       FL   33009          1            04/29/97         00
    0430267799                           08           06/01/97          0
    1900686                              O            05/01/27
    0


    1590019          439/G02             F          237,000.00         ZZ
                                         360        236,840.97          1
    2712 WOODSTOCK ROAD                8.000          1,739.03         77
                                       7.750          1,739.03      310,000.00
    LOS ALAMITOS     CA   90720          2            05/02/97         00
    0430279554                           05           07/01/97          0
    1902843                              O            06/01/27
    0


    1590067          561/G02             F           46,650.00         ZZ
                                         360         46,627.05          1
    8021 W WINFIELD AVENUE             9.500            392.26         85
                                       9.250            392.26       54,900.00
    MILWAUKEE        WI   53218          1            05/23/97         04
    0430253880                           05           07/01/97         25
    9045444                              N            06/01/27
    0


    1590070          561/G02             F           44,900.00         ZZ
                                         360         44,876.71          1
    4008 PATRICIA STREET               9.250            369.39         90
                                       9.000            369.39       49,900.00
    INDIANAPOLIS     IN   46222          1            05/29/97         10
    0430253583                           05           07/01/97         25
    9000886                              N            06/01/27
    0


    1590072          561/G02             F           76,000.00         ZZ
                                         360         75,961.62          4
1


    7702-04 S AVALON AVENUE            9.375            632.13         59
                                       9.125            632.13      130,000.00
    CHICAGO          IL   60619          5            05/23/97         00
    0430258707                           05           07/01/97          0
    9042573                              N            06/01/27
    0


    1590076          964/G02             F          300,000.00         ZZ
                                         360        299,818.26          1
    4309 GOLD RUN DRIVE                8.500          2,306.74         75
                                       8.250          2,306.74      400,000.00
    OAKLEY           CA   94561          5            05/21/97         00
    0430253245                           05           07/01/97          0
    24822                                O            06/01/27
    0


    1590085          253/253             F          135,900.00         ZZ
                                         360        135,827.68          4
    404 CENTRAL PARK DRIVE             9.125          1,105.73         90
    #A,B,C,D                           8.875          1,105.73      151,000.00
    ARLINGTON        TX   76014          1            05/30/97         14
    329480                               05           07/01/97         25
    329480                               N            06/01/27
    0


    1590086          253/253             F          150,000.00         ZZ
                                         360        150,000.00          1
    6046 NORTH FAIRVIEW DRIVE          8.875          1,193.47         75
                                       8.625          1,193.47      200,000.00
    PARK CITY        UT   84098          1            06/02/97         00
    329897                               05           08/01/97          0
    329897                               N            07/01/27
    0


    1590088          253/253             F           47,600.00         ZZ
                                         360         47,571.16          1
    9257 US HIGHWAY 277 S              8.500            366.01         80
                                       8.250            366.01       59,500.00
    HAWLEY           TX   79525          1            05/30/97         00
    330157                               05           07/01/97          0
    330157                               O            06/01/27
    0


    1590095          637/G02             F           65,000.00         ZZ
                                         360         64,964.49          1
    8 EUSTON STREET                    9.000            523.01         50
    UNIT 6                             8.750            523.01      132,000.00
    BROOKLINE        MA   02146          2            05/30/97         00
    0430256776                           01           07/01/97          0
1


    9869645                              N            06/01/27
    0


    1590145          575/G02             F          166,000.00         ZZ
                                         360        166,000.00          1
    33 BRAY WOOD ROAD                  8.875          1,320.77         80
                                       8.625          1,320.77      207,500.00
    WILLIAMSBURG     VA   23185          1            06/02/97         00
    0430255760                           03           08/01/97          0
    972314961                            O            07/01/27
    0


    1590279          E22/G02             F          110,000.00         ZZ
                                         360        110,000.00          1
    200 BROADVIEW ROAD                 8.250            826.39         80
                                       8.000            826.39      137,500.00
    ELLENSBURG       WA   98926          1            05/30/97         00
    0410217038                           05           08/01/97          0
    410217038                            O            07/01/27
    0


    1590283          E22/G02             F          195,600.00         ZZ
                                         360        195,600.00          1
    12074 DOGWOOD ROAD                 8.625          1,521.36         80
                                       8.375          1,521.36      244,500.00
    GRASS VALLEY     CA   95945          5            06/03/97         00
    0410416242                           05           08/01/97          0
    410416242                            O            07/01/27
    0


    1590285          E22/G02             F          336,000.00         ZZ
                                         360        336,000.00          1
    1653 CARNEGIE WAY                  8.250          2,524.26         41
                                       8.000          2,524.26      830,000.00
    EL DORADO HILLS  CA   95762          5            06/05/97         00
    0410416614                           03           08/01/97          0
    410416614                            O            07/01/27
    0


    1590289          964/G02             F          200,000.00         ZZ
                                         360        199,881.92          1
    17560 REDWOOD SPRINGS DRIVE        8.625          1,555.58         77
                                       8.375          1,555.58      260,000.00
    FORT BRAGG       CA   95437          1            05/29/97         00
    0430253765                           05           07/01/97          0
    24898                                O            06/01/27
    0


1


    1590293          E22/G02             F          261,600.00         ZZ
                                         360        261,600.00          1
    1428 ORCHARD ROAD                  8.375          1,988.35         80
                                       8.125          1,988.35      327,000.00
    GARDNERVILLE     NV   89410          1            06/03/97         00
    0410416051                           05           08/01/97          0
    410416051                            O            07/01/27
    0


    1590299          E13/G02             F          123,700.00         ZZ
                                         360        123,700.00          1
    5703 WOODBERRY ROAD                8.750            973.15         75
                                       8.500            973.15      165,000.00
    DURHAM           NC   27707          1            06/24/97         00
    0430282665                           05           08/01/97          0
    0208249                              O            07/01/27
    0


    1590313          E22/G02             F          124,800.00         ZZ
                                         360        124,722.43          1
    302 S. CYPRESS ESTATES CIRCLE      8.375            948.57         80
                                       8.125            948.57      156,000.00
    SPRING           TX   77388          1            05/30/97         00
    0410453559                           03           07/01/97          0
    410453559                            O            06/01/27
    0


    1590314          E22/G02             F           37,400.00         T
                                         360         37,379.03          1
    14921 WINDWARD DRIVE #114          8.875            297.57         75
                                       8.625            297.57       49,900.00
    CORPUS CHRISTI   TX   78418          1            05/23/97         95
    0410413157                           01           07/01/97          0
    410413157                            O            06/01/27
    0


    1590331          638/G02             F           95,400.00         ZZ
                                         360         95,400.00          1
    4520 AMHERST LANE                  8.750            750.51         90
                                       8.500            750.51      106,000.00
    LAS VEGAS        NV   89107          1            06/19/97         04
    0430280099                           05           08/01/97         25
    8648318                              N            07/01/27
    0


    1590332          637/G02             F           72,500.00         ZZ
                                         360         72,459.35          2
    4303-5 SW SANTA BARBARA PL         8.875            576.85         90
                                       8.625            576.85       80,647.00
1


    CAPE CORAL       FL   33914          1            05/31/97         01
    0430261180                           05           07/01/97         25
    2835452                              N            06/01/27
    0


    1590333          E22/G02             F          132,000.00         ZZ
                                         360        131,917.95          1
    7005 W. KENTUCKY AVENUE            8.375          1,003.30         80
                                       8.125          1,003.30      165,000.00
    LAKEWOOD         CO   80226          1            05/30/97         00
    0410453484                           05           07/01/97          0
    410453484                            O            06/01/27
    0


    1590340          637/G02             F           72,500.00         ZZ
                                         360         72,459.35          2
    3227-9 SW SANTA BARBARA PLACE      8.875            576.85         90
                                       8.625            576.85       80,647.00
    CAPE CORAL       FL   33914          1            05/31/97         01
    0430257279                           05           07/01/97         25
    2835270                              N            06/01/27
    0


    1590345          637/G02             F           72,500.00         ZZ
                                         360         72,459.35          2
    3223-5 SW SANTA BARBARA PL         8.875            576.85         90
                                       8.625            576.85       80,647.00
    CAPE CORAL       FL   33914          1            05/31/97         01
    0430261214                           05           07/01/97         25
    2835288                              N            06/01/27
    0


    1590347          E22/G02             F           47,000.00         ZZ
                                         360         46,972.25          1
    325 SW NORTH QUICK CIRCLE          8.625            365.56         58
                                       8.375            365.56       82,377.00
    PORT ST. LUCIE   FL   34953          1            05/30/97         00
    0410337109                           05           07/01/97          0
    410337109                            O            06/01/27
    0


    1590351          286/286             F           39,300.00         ZZ
                                         360         39,277.97          1
    12755 MILLRIDGE                    8.875            312.69         90
    #308                               8.625            312.69       43,700.00
    CYPRESS          TX   77429          1            05/16/97         12
    9169707                              01           07/01/97         25
    9169707                              O            06/01/27
    0
1




    1590354          E22/G02             F           94,950.00         ZZ
                                         360         94,905.70          2
    1608 DALE COVE, UNITS A & B        9.750            815.77         90
                                       9.500            815.77      105,500.00
    ROUND ROCK       TX   78664          1            05/20/97         04
    0410319966                           05           07/01/97         25
    410319966                            N            06/01/27
    0


    1590361          731/G02             F          108,750.00         ZZ
                                         360        108,697.91          4
    4826 DA NIECE STREET               9.625            924.36         75
                                       9.375            924.36      145,000.00
    NORTH POLE       AK   99705          1            05/23/97         00
    0430257808                           05           07/01/97          0
    2120233633                           N            06/01/27
    0


    1590367          731/G02             F          108,750.00         ZZ
                                         360        108,697.91          4
    4844 DA NIECE STREET               9.625            924.36         75
                                       9.375            924.36      145,000.00
    NORTH POLE       AK   99705          1            05/23/97         00
    0430263442                           05           07/01/97          0
    2120233634                           N            06/01/27
    0


    1590382          E22/G02             F          104,800.00         ZZ
                                         360        104,741.24          1
    5023 CRYSTAL WATER DRIVE           8.875            833.84         73
                                       8.625            833.84      144,123.00
    AUSTIN           TX   78735          1            06/02/97         00
    0410391858                           03           07/01/97          0
    410391858                            N            06/01/27
    0


    1590397          286/286             F           57,950.00         ZZ
                                         360         57,918.35          1
    3100 DEVONSHIRE DRIVE              9.000            466.28         95
    #104                               8.750            466.28       61,000.00
    PLANO            TX   75075          1            05/16/97         12
    09174769                             01           07/01/97         30
    09174769                             O            06/01/27
    0


    1590399          E22/G02             F           96,000.00         ZZ
                                         360         95,946.18          1
1


    3327 GRANDWOOD BLVD.               8.875            763.82         80
                                       8.625            763.82      120,000.00
    KENNER           LA   70065          1            05/28/97         00
    0410413793                           05           07/01/97          0
    410413793                            O            06/01/27
    0


    1590408          E22/G02             F           69,000.00         ZZ
                                         360         68,964.22          1
    22171 SCHROEDER                    9.250            567.65         90
                                       9.000            567.65       76,750.00
    EASTPOINTE       MI   48021          1            05/23/97         04
    0410367353                           05           07/01/97         25
    410367353                            N            06/01/27
    0


    1590411          E22/G02             F           49,600.00         ZZ
                                         360         49,568.37          1
    4040 SAN FELIPE, #278              8.250            372.63         80
                                       8.000            372.63       62,000.00
    HOUSTON          TX   77027          1            05/23/97         00
    0410425177                           01           07/01/97          0
    410425177                            O            06/01/27
    0


    1590421          E22/G02             F           31,500.00         ZZ
                                         360         31,411.04          1
    518 N. 14TH STREET                 9.500            264.87         90
                                       9.250            264.87       35,000.00
    LAPORTE          TX   77571          1            05/28/97         04
    0410394738                           05           07/01/97         25
    410394738                            N            06/01/27
    0


    1590448          561/G02             F           64,150.00         ZZ
                                         360         64,119.27          1
    3921 NEW JERSEY STREET             9.625            545.27         90
                                       9.375            545.27       71,300.00
    INDIANAPOLIS     IN   46205          1            05/30/97         04
    0430257170                           05           07/01/97         25
    9031816                              N            06/01/27
    0


    1590457          286/286             F           46,100.00         ZZ
                                         360         46,077.32          1
    5701 GASTON                        9.500            387.64         75
    #5                                 9.250            387.64       61,500.00
    DALLAS           TX   75214          1            05/15/97         00
    09172339                             01           07/01/97          0
1


    09172339                             N            06/01/27
    0


    1590459          862/G02             F           74,250.00         ZZ
                                         360         74,210.48          1
    4552 WEST 5135 SOUTH               9.125            604.13         90
                                       8.875            604.13       82,500.00
    SALT LAKE CITY   UT   84118          1            05/27/97         01
    0430258509                           05           07/01/97         25
    4469615                              N            06/01/27
    0


    1590461          862/G02             F           94,500.00         ZZ
                                         360         94,451.01          1
    DOOR #2395 OF INDIAN SPRINGS       9.250            777.43         90
    CONDO                              9.000            777.43      105,000.00
    ELKHORN AT SUN   ID   83354          1            05/07/97         01
    0430258517                           01           07/01/97         25
    4345609                              N            06/01/27
    0


    1590464          862/G02             F           87,900.00         ZZ
                                         360         87,845.36          1
    13 CORTE ROSSA                     8.375            668.11         56
                                       8.125            668.11      157,990.00
    LAKE ELSINORE    CA   92532          1            05/07/97         00
    0430257238                           03           07/01/97          0
    4408654                              O            06/01/27
    0


    1590469          862/G02             F           62,100.00         ZZ
                                         360         62,066.07          1
    1100 SOUTH MCCULLOCH BLVD          9.000            499.68         75
                                       8.750            499.68       82,800.00
    LAKE HAVASU CIT  AZ   86406          1            05/21/97         00
    0430258574                           05           07/01/97          0
    4378873                              N            06/01/27
    0


    1590470          862/G02             F           77,000.00         ZZ
                                         360         76,956.83          1
    2979 BLUEWATER DRIVE               8.875            612.65         77
                                       8.625            612.65      100,000.00
    LAKE HAVASU CIT  AZ   86403          2            05/16/97         00
    0430257139                           05           07/01/97          0
    4459780                              O            06/01/27
    0


1


    1590479          286/286             F           57,150.00         ZZ
                                         360         57,119.59          1
    2340 SW 42ND TERRACE               9.125            464.99         90
                                       8.875            464.99       63,500.00
    FT. LAUDERDALE   FL   33309          1            05/16/97         10
    0430971161A                          05           07/01/97         25
    0430971161A                          N            06/01/27
    0


    1590481          H05/H05             F           50,400.00         ZZ
                                         360         50,373.87          1
    1200 5TH AVENUE NORTH              9.250            414.63         80
    UNIT 1507                          9.000            414.63       63,000.00
    SURFSIDE BEACH   SC   29575          1            06/05/97         00
    7050199                              01           07/01/97          0
    7050199                              O            06/01/27
    0


    1590484          286/286             F          110,000.00         ZZ
                                         360        109,945.89          4
    366 3RD STREET                     9.500            924.94         37
                                       9.250            924.94      300,000.00
    LYNDHURST        NJ   07071          5            05/15/97         00
    0009170485                           05           07/01/97          0
    0009170485                           N            06/01/27
    0


    1590485          227/G02             F           70,400.00         ZZ
                                         360         70,360.53          1
    9102 E MANSFIELD AVE               8.875            560.14         80
                                       8.625            560.14       88,000.00
    DENVER           CO   80237          1            05/30/97         00
    0430258376                           07           07/01/97          0
    1717455                              O            06/01/27
    0


    1590486          227/G02             F          215,600.00         ZZ
                                         360        215,475.95          1
    4210 PINEVIEW LANE NORTH           8.750          1,696.13         80
                                       8.500          1,696.13      269,500.00
    PLYMOUTH         MN   55442          1            06/05/97         00
    0430258384                           05           07/01/97          0
    1702591                              O            06/01/27
    0


    1590491          227/G02             F           31,920.00         ZZ
                                         360         31,902.56          1
    7007 NEW POST DRIVE                9.000            256.84         80
    BUILDING C UNIT 6                  8.750            256.84       39,900.00
1


    NORTH FORT MYER  FL   33917          1            05/30/97         00
    0430255521                           01           07/01/97          0
    1717959                              O            06/01/27
    0


    1590492          369/G02             F          100,000.00         T
                                         360         99,901.23          1
    101 EIGHTH STREET                  9.500            840.86         59
                                       9.250            840.86      170,000.00
    BEACH HAVEN      NJ   08008          5            04/23/97         00
    0430280115                           05           06/01/97          0
    60629052                             O            05/01/27
    0


    1590498          369/G02             F          117,600.00         ZZ
                                         360        117,232.94          2
    7016-7018 CALVERT AVENUE           9.250            967.47         70
                                       9.000            967.47      168,000.00
    VENTNOR          NJ   08406          1            04/28/97         00
    0430282616                           05           06/01/97          0
    0060628419                           O            05/01/27
    0


    1590499          700/G02             F          294,650.00         ZZ
                                         360        294,462.11          1
    1010 CALLE MALAGA                  8.250          2,213.61         80
                                       8.000          2,213.61      368,700.00
    SANTA BARBARA    CA   93109          1            05/21/97         00
    0430259036                           05           07/01/97          0
    97014                                O            06/01/27
    0


    1590503          369/G02             F          101,500.00         ZZ
                                         360        101,388.68          1
    6206 HONEY DEW COURT               9.000            816.70         80
                                       8.750            816.70      126,900.00
    AUSTIN           TX   78749          1            04/29/97         00
    0430259291                           05           06/01/97          0
    0049912793                           O            05/01/27
    0


    1590514          369/G02             F          103,500.00         ZZ
                                         360        103,400.44          4
    510 S BELLVIEW                     9.625            879.74         90
                                       9.375            879.74      115,000.00
    MESA             AZ   85204          1            04/28/97         01
    0430259929                           05           06/01/97         25
    0060116662                           N            05/01/27
    0
1




    1590517          369/G02             F           92,700.00         ZZ
                                         360         92,610.80          4
    512 S BELLVIEW                     9.625            787.95         90
                                       9.375            787.95      103,000.00
    MESA             AZ   85208          1            04/28/97         01
    0430259937                           05           06/01/97         25
    0060116704                           N            05/01/27
    0


    1590645          687/G02             F          112,500.00         ZZ
                                         360        112,443.19          4
    2205 IMPERIAL STREET               9.375            935.72         90
                                       9.125            935.72      125,000.00
    PITTSBURGH       PA   15217          1            05/23/97         01
    0430255562                           05           07/01/97         25
    1602331                              N            06/01/27
    0


    1590651          E29/G02             F          119,350.00         ZZ
                                         360        119,275.81          1
    13139 ELIZABETH STREET             8.375            907.15         80
                                       8.125            907.15      149,224.00
    THORNTON         CO   80134          1            05/30/97         00
    0430279208                           03           07/01/97          0
    19705011                             O            06/01/27
    0


    1590653          E29/G02             F           67,700.00         ZZ
                                         360         67,656.83          1
    327 21ST AVENUE                    8.250            508.61         73
                                       8.000            508.61       93,500.00
    LONGMONT         CO   80501          2            05/30/97         00
    0430262840                           07           07/01/97          0
    19705026                             N            06/01/27
    0


    1590701          E22/G02             F           81,700.00         ZZ
                                         360         81,657.64          1
    28 BARCLAY COURT                   9.250            672.13         95
                                       9.000            672.13       86,000.00
    LAWRENCE         NJ   08648          1            05/29/97         04
    0410403067                           01           07/01/97         30
    410403067                            O            06/01/27
    0


    1590703          E22/G02             F          104,800.00         ZZ
                                         360        104,696.92          3
1


    49 HOPKINS STREET                  9.125            852.69         80
                                       8.875            852.69      131,000.00
    WOODBERRY        NJ   08096          1            05/29/97         00
    0410413314                           05           07/01/97          0
    410413314                            O            06/01/27
    0


    1590708          E22/G02             F           54,600.00         ZZ
                                         360         54,576.48          2
    1308 HICKORY                      10.125            484.21         65
                                       9.875            484.21       84,000.00
    JOLLIET          IL   60435          1            05/30/97         00
    0410392583                           05           07/01/97          0
    410392583                            N            06/01/27
    0


    1590710          E22/G02             F          341,000.00         ZZ
                                         360        340,818.53          1
    1268 SOUTHFIELD ROAD               9.125          2,774.49         73
                                       8.875          2,774.49      470,000.00
    BIRMINGHAM       MI   48009          2            05/23/97         00
    0410414296                           05           07/01/97          0
    410414296                            O            06/01/27
    0


    1590713          E22/G02             F          111,200.00         ZZ
                                         360        111,137.66          1
    1810 NE 41 STREET                  8.875            884.76         80
                                       8.625            884.76      139,000.00
    FT LAUDERDALE    FL   33308          1            05/30/97         00
    0410403976                           05           07/01/97          0
    410403976                            O            06/01/27
    0


    1590719          E22/G02             F          108,700.00         T
                                         360        108,640.63          1
    11031 N.W. 1ST STREET              9.000            874.62         80
                                       8.750            874.62      135,900.00
    PLANTATION       FL   33324          1            05/08/97         95
    0410375455                           03           07/01/97          0
    410375455                            O            06/01/27
    0


    1590721          E22/G02             F           26,250.00         ZZ
                                         360         26,236.75          1
    2705 NORTHEAST DRIVE               9.375            218.33         75
                                       9.125            218.33       35,000.00
    AUSTIN           TX   78723          1            06/02/97         00
    0410425466                           01           07/01/97          0
1


    410425466                            N            06/01/27
    0


    1590730          893/G02             F          132,400.00         ZZ
                                         360        132,400.00          1
    2020 HUMBOLDT STREET               8.375          1,006.34         80
                                       8.125          1,006.34      165,500.00
    SANTA ROSA       CA   95404          1            06/23/97         00
    0430284828                           05           08/01/97          0
    206005                               O            07/01/27
    0


    1590731          E22/G02             F           58,500.00         ZZ
                                         360         58,465.46          1
    3105 STEDMAN DRIVE                 8.625            455.01         74
                                       8.375            455.01       80,000.00
    RALEIGH          NC   27607          2            05/23/97         00
    0410411748                           05           07/01/97          0
    410411748                            O            06/01/27
    0


    1590736          E22/G02             F          194,400.00         ZZ
                                         360        194,299.22          4
    2960 NORTH HARDING AVENUE          9.250          1,599.28         90
                                       9.000          1,599.28      216,000.00
    CHICAGO          IL   60618          1            06/02/97         04
    0410411946                           05           07/01/97         25
    410411946                            O            06/01/27
    0


    1590737          E22/G02             F          166,500.00         ZZ
                                         360        166,418.11          1
    104 KIMOTHY DRIVE                  9.500          1,400.02         90
                                       9.250          1,400.02      185,000.00
    WESTERVILLE      OH   43081          2            05/30/97         04
    0410396592                           05           07/01/97         25
    410396592                            N            06/01/27
    0


    1590742          B57/G02             F          189,100.00         ZZ
                                         360        189,100.00          1
    22903 MARIANO STREET               8.875          1,504.57         85
    (WOODLAND HILLS AREA)              8.625          1,504.57      222,500.00
    LOS ANGELES      CA   91367          1            06/24/97         10
    0430285296                           05           08/01/97         20
    9711142                              N            07/01/27
    0


1


    1590764          560/560             F           74,100.00         ZZ
                                         360         74,057.36          1
    3831 WEST END AVENUE 6             8.750            582.95         95
                                       8.500            582.95       78,000.00
    NASHVILLE        TN   37205          1            05/30/97         21
    450737499                            01           07/01/97         30
    450737499                            O            06/01/27
    0


    1590781          560/560             F           36,900.00         ZZ
                                         360         36,879.31          1
    69 HAMPSHIRE COURT                 8.875            293.60         90
                                       8.625            293.60       41,000.00
    MERIDEN          CT   06450          1            05/16/97         04
    450721022                            01           07/01/97         25
    450721022                            N            06/01/27
    0


    1590784          637/G02             F           76,500.00         ZZ
                                         360         76,500.00          1
    12 MYRTLE AVENUE                   9.125            622.43         90
                                       8.875            622.43       85,000.00
    SOUTH PORTLAND   ME   04106          1            06/03/97         01
    0430258814                           05           08/01/97         25
    4226452                              N            07/01/27
    0


    1590786          637/G02             F          189,000.00         ZZ
                                         360        189,000.00          4
    14 MYRTLE AVENUE                   9.125          1,537.77         90
                                       8.875          1,537.77      210,000.00
    PORTLAND         ME   04106          1            06/03/97         04
    0430258772                           05           08/01/97         25
    4226460                              N            07/01/27
    0


    1590793          608/G02             F           82,000.00         ZZ
                                         360         81,951.59          1
    17 CARRIAGE DRIVE                  8.625            637.79         66
                                       8.375            637.79      125,000.00
    WERNERSVILLE     PA   19565          1            05/22/97         00
    0430259812                           05           07/01/97          0
    44347                                O            06/01/27
    0


    1590799          H05/H05             F          462,000.00         ZZ
                                         360        462,000.00          1
    50 PARKWAY DRIVE                   9.000          3,717.36         71
                                       8.750          3,717.36      655,000.00
1


    DOBBS FERRY      NY   10522          1            06/10/97         00
    240140004                            05           08/01/97          0
    240140004                            O            07/01/27
    0


    1590801          893/G02             F          240,000.00         ZZ
                                         360        240,000.00          1
    3880 MOUNTAIN VIEW DRIVE           8.750          1,888.08         73
                                       8.500          1,888.08      330,000.00
    LOOMIS           CA   95650          1            06/06/97         00
    0430260869                           05           08/01/97          0
    205928                               O            07/01/27
    0


    1590803          830/G02             F          155,600.00         ZZ
                                         360        155,505.74          1
    852 WEST CLOVER BLOSSOM CIRCLE     8.500          1,196.43         75
                                       8.250          1,196.43      208,000.00
    MURRAY           UT   84123          5            05/19/97         00
    0430285882                           05           07/01/97          0
    1877745                              O            06/01/27
    0


    1590812          E22/G02             F          153,900.00         ZZ
                                         360        153,900.00          1
    326 135TH AVENUE S.E.              8.375          1,169.75         90
                                       8.125          1,169.75      171,000.00
    LAKE STEVENS     WA   98258          1            06/06/97         04
    0410216634                           05           08/01/97         25
    410216634                            N            07/01/27
    0


    1590829          450/450             F          138,750.00         ZZ
                                         360        138,750.00          1
    204 OAK ISLAND DR                  8.875          1,103.96         78
                                       8.625          1,103.96      180,000.00
    WOLVERINE LAKE   MI   48390          5            06/03/97         00
    4298311                              05           08/01/97          0
    4298311                              O            07/01/27
    0


    1590838          369/G02             F           99,000.00         ZZ
                                         360         93,997.24          2
    4500 04 ANCHOR COURT               9.375            823.43         90
                                       9.125            823.43      110,000.00
    FORT WORTH       TX   76135          1            03/28/97         01
    0430264762                           05           05/01/97         25
    60173507                             N            04/01/27
    0
1




    1590847          369/G02             F           63,700.00         T
                                         360         63,638.72          1
    1609 EMILY COURT                   9.625            541.44         70
                                       9.375            541.44       91,000.00
    KISSIMMEE        FL   34744          1            04/25/97         00
    0430280552                           09           06/01/97          0
    60536356                             O            05/01/27
    0


    1590868          480/G02             F          253,000.00         T
                                         360        252,868.84          1
    302 SW 159 DRIVE                   9.250          2,081.37         70
                                       9.000          2,081.37      361,505.00
    PEMBROKE PINES   FL   33027          1            05/23/97         00
    0430262634                           03           07/01/97          0
    1575166                              O            06/01/27
    0


    1590876          731/G02             F           45,200.00         ZZ
                                         360         45,173.32          1
    1217 CARTER ROAD                   8.625            351.56         90
                                       8.375            351.56       50,250.00
    DECATUR          GA   30030          3            06/02/97         01
    0430264390                           05           07/01/97         25
    3140664371                           N            06/01/27
    0


    1590879          731/G02             F           63,000.00         ZZ
                                         360         63,000.00          1
    11630 WARNER AVENUE #609           8.750            495.62         70
                                       8.500            495.62       90,000.00
    FOUNTAIN VALLEY  CA   92708          1            06/02/97         00
    0430264978                           01           08/01/97          0
    413313596                            O            07/01/27
    0


    1590882          731/G02             F           45,200.00         ZZ
                                         360         45,173.32          1
    1213 CARTER ROAD                   8.625            351.56         90
                                       8.375            351.56       50,250.00
    DECATUR          GA   30030          1            06/02/97         01
    0430264408                           05           07/01/97         25
    3140664372                           N            06/01/27
    0


    1590895          H05/H05             F           57,450.00         ZZ
                                         360         57,450.00          2
1


    101-103 WHITNEY STREET             9.250            472.63         80
                                       9.000            472.63       71,850.00
    EAST HARTFORD    CT   06118          1            06/10/97         00
    7050120                              05           08/01/97          0
    7050120                              O            07/01/27
    0


    1590897          480/G02             F           70,000.00         T
                                         360         69,963.71          1
    683 PINE LANE                      9.250            575.87         28
                                       9.000            575.87      255,000.00
    BIG PINE KEY     FL   33043          1            05/28/97         00
    0430263590                           05           07/01/97          0
    1997576                              O            06/01/27
    0


    1590900          201/G02             F           22,650.00         ZZ
                                         360         22,638.55          1
    772 BEATTY STREET                  9.375            188.40         90
                                       9.125            188.40       25,200.00
    TRENTON          NJ   08618          1            05/22/97         04
    0430259366                           07           07/01/97         25
    3800983292                           N            06/01/27
    0


    1591272          003/G02             F          158,300.00         ZZ
                                         360        158,220.06          1
    3276 NORTH HEMBREE ROAD            9.375          1,316.66         90
                                       9.125          1,316.66      175,900.00
    MARIETTA         GA   30062          1            05/30/97         10
    0430263624                           05           07/01/97         25
    3845567                              N            06/01/27
    0


    1591276          286/286             F          101,700.00         ZZ
                                         360        101,645.87          1
    8311 ROCKWOOD LANE                 9.125            827.47         90
                                       8.875            827.47      113,000.00
    AUSTIN           TX   78757          1            05/15/97         10
    09174940                             05           07/01/97         25
    09174940                             N            06/01/27
    0


    1591279          766/G02             F          236,800.00         ZZ
                                         360        236,800.00          1
    370 GLENRIDGE ROAD                 8.875          1,884.09         80
                                       8.625          1,884.09      296,000.00
    KEY BISCAYNE     FL   33149          1            06/06/97         00
    0430259903                           05           08/01/97          0
1


    97OZ0397                             O            07/01/27
    0


    1591280          766/G02             F           70,000.00         ZZ
                                         360         69,965.57          1
    3644 SW 112 AVENUE                 9.500            588.60         78
                                       9.250            588.60       90,000.00
    MIAMI            FL   33165          1            05/30/97         00
    0430261156                           01           07/01/97          0
    970Z0351                             O            06/01/27
    0


    1591291          561/G02             F          136,950.00         ZZ
                                         360        136,880.83          4
    405 S. UNION STREET                9.375          1,139.09         90
                                       9.125          1,139.09      152,200.00
    KENNETT SQUARE   PA   19348          1            05/13/97         10
    0430258087                           05           07/01/97         25
    9153074                              N            06/01/27
    0


    1591293          561/G02             F           87,700.00         ZZ
                                         360         87,652.09          1
    511 CORNWALL DRIVE                 9.000            705.66         69
                                       8.750            705.66      128,000.00
    SMITHVILLE       NJ   08201          5            05/27/97         00
    0430259671                           03           07/01/97          0
    9054487                              O            06/01/27
    0


    1591314          560/560             F           45,000.00         ZZ
                                         360         44,975.41          1
    431 CHERRY ST                      9.000            362.09         90
                                       8.750            362.09       50,000.00
    POTTSTOWN        PA   19464          1            05/14/97         04
    450718390                            05           07/01/97         25
    450718390                            N            06/01/27
    0


    1591316          687/G02             F           50,000.00         ZZ
                                         360         50,000.00          2
    1017-1019 CENTER AVENUE            9.250            411.34         46
                                       9.000            411.34      110,000.00
    PITTSBURGH       PA   15229          1            06/04/97         00
    0430257881                           05           08/01/97          0
    1604180                              O            07/01/27
    0


1


    1591351          568/G02             F          260,000.00         ZZ
                                         360        259,834.21          1
    15086 OAKCREEK ROAD                8.250          1,953.29         80
                                       8.000          1,953.29      325,000.00
    EL CAJON         CA   92021          1            05/30/97         00
    0430259457                           05           07/01/97          0
    808725                               O            06/01/27
    0


    1591352          462/G02             F           54,750.00         ZZ
                                         360         54,716.82          1
    420 S.E. 14 COURT                  8.500            420.99         75
                                       8.250            420.99       73,000.00
    FT LAUDERDALE    FL   33316          1            05/30/97         00
    0430267898                           05           07/01/97          0
    4793907                              N            06/01/27
    0


    1591353          731/G02             F           85,000.00         ZZ
                                         360         85,000.00          1
    2356 NORTH SAN JOAQUIN COURT       9.250            699.27         33
                                       9.000            699.27      260,000.00
    CLAREMONT        CA   91711          5            06/02/97         00
    0430263939                           05           08/01/97          0
    414611017                            O            07/01/27
    0


    1591355          731/G02             F           73,600.00         ZZ
                                         360         73,558.74          1
    25 WINDSOR AVENUE                  8.875            585.59         80
                                       8.625            585.59       92,000.00
    MEDFORD          OR   97504          1            05/29/97         00
    0430263814                           05           07/01/97          0
    220333630                            N            06/01/27
    0


    1591372          369/G02             F           66,600.00         ZZ
                                         360         66,535.92          2
    7158 E BROADWAY                    9.625            566.10         90
                                       9.375            566.10       74,000.00
    MESA             AZ   85208          1            04/28/97         01
    0430259911                           05           06/01/97         25
    0060116670                           N            05/01/27
    0


    1591375          685/G02             F          280,000.00         ZZ
                                         360        280,000.00          1
    3675 BERRY DRIVE                   8.625          2,177.81         80
    367                                8.375          2,177.81      350,000.00
1


    LOS ANGELES      CA   91604          2            06/02/97         00
    0430259424                           05           08/01/97          0
    107918                               O            07/01/27
    0


    1591378          664/G02             F           90,000.00         ZZ
                                         360         89,950.83          3
    7737 S ESSEX                       9.000            724.17         49
                                       8.750            724.17      187,000.00
    CHICAGO          IL   60649          5            05/30/97         00
    0430259127                           05           07/01/97          0
    2304822                              O            06/01/27
    0


    1591396          E22/G02             F          151,400.00         ZZ
                                         360        151,317.30          1
    968 MARGRET STREET                 9.000          1,218.20         80
                                       8.750          1,218.20      189,300.00
    DES PLAINES      IL   60616          1            05/28/97         00
    0410210629                           05           07/01/97          0
    410210629                            O            06/01/27
    0


    1591408          292/G02             F           80,500.00         ZZ
                                         360         80,500.00          1
    700 AUTUMNBROOK CIRCLE             8.750            633.29         68
                                       8.500            633.29      119,000.00
    SHERWOOD         AR   72120          2            06/19/97         00
    0430281311                           05           08/01/97          0
    UNKNOWN                              N            07/01/27
    0


    1591420          E22/G02             F          172,000.00         ZZ
                                         360        171,903.57          1
    8290 UNIONHILL BOULEVARD           8.875          1,368.51         80
                                       8.625          1,368.51      215,000.00
    BELLE PLAINE     MN   56011          2            05/23/97         00
    0410327621                           05           07/01/97          0
    410327621                            O            06/01/27
    0


    1591421          E22/G02             F           78,350.00         ZZ
                                         360         78,304.92          1
    833 KOKOMO KEY LANE                8.750            616.38         80
                                       8.500            616.38       97,950.00
    DELRAY BEACH     FL   33483          1            05/30/97         00
    0410407274                           09           07/01/97          0
    410407274                            O            06/01/27
    0
1




    1591423          377/377             F           82,400.00         ZZ
                                         360         82,359.46          1
    205 QUEENS CROSSING                9.500            692.87         80
                                       9.250            692.87      103,000.00
    CENTERVILLE      OH   45458          2            05/22/97         00
    6492425                              01           07/01/97          0
    6492425                              O            06/01/27
    0


    1591428          E22/G02             F          416,850.00         ZZ
                                         360        416,610.17          1
    108 PEBBLE BROOK LANE              8.750          3,279.36         90
                                       8.500          3,279.36      463,204.00
    MOORESVILLE      NC   28115          1            05/30/97         04
    0410405633                           03           07/01/97         25
    410405633                            O            06/01/27
    0


    1591430          E22/G02             F           58,500.00         ZZ
                                         360         58,474.12          2
    1050-52 OAKLAND PARK AVENUE       10.000            513.38         90
                                       9.750            513.38       65,000.00
    COLUMBUS         OH   43206          2            05/30/97         04
    0410395669                           05           07/01/97         25
    410395669                            N            06/01/27
    0


    1591433          E22/G02             F          100,000.00         ZZ
                                         360         99,943.94          1
    10648 AVENIDA SANTA ANA            8.875            795.64         37
                                       8.625            795.64      277,000.00
    BOCA RATON       FL   33498          5            05/27/97         00
    0410411763                           03           07/01/97          0
    410411763                            O            06/01/27
    0


    1591440          E22/G02             F           45,750.00         ZZ
                                         360         45,726.89          1
    90 HIGHLAND AVENUE UNIT # 306      9.375            380.53         75
                                       9.125            380.53       61,000.00
    TARPON SPRINGS   FL   34689          1            06/06/97         00
    0410383954                           01           07/01/97          0
    410383954                            O            06/01/27
    0


    1591446          E22/G02             F           37,000.00         ZZ
                                         360         36,981.31          1
1


    1525 N.W. 41ST ST.                 9.375            307.75         80
                                       9.125            307.75       46,250.00
    OKLAHOMA CITY    OK   73118          1            06/05/97         04
    0410453757                           05           07/01/97         12
    410453757                            N            06/01/27
    0


    1591447          E22/G02             F          231,500.00         ZZ
                                         360        231,376.80          1
    7352 FLAMINGO                      9.125          1,883.56         80
                                       8.875          1,883.56      289,900.00
    ALGONAC          MI   48001          1            06/03/97         00
    0410414882                           05           07/01/97          0
    410414882                            O            06/01/27
    0


    1591455          E29/G02             F          118,050.00         ZZ
                                         360        118,050.00          1
    3215 SOUTH WILLIAMS STREET         9.375            981.88         90
                                       9.125            981.88      131,200.00
    ENGLEWOOD        CO   80110          1            06/06/97         04
    0430264713                           05           08/01/97         25
    9704031                              N            07/01/27
    0


    1591461          E22/G02             F           89,600.00         ZZ
                                         360         89,549.77          1
    606 SUMMERWOOD DRIVE               8.875            712.90         80
                                       8.625            712.90      112,000.00
    NEW BRAUNSELS    TX   78130          1            05/20/97         00
    0410412167                           03           07/01/97          0
    410412167                            O            06/01/27
    0


    1591462          E22/G02             F           35,000.00         ZZ
                                         360         34,980.37          1
    801 SW 17TH ST                     8.875            278.48         64
                                       8.625            278.48       55,400.00
    BLUE SPRINGS     MO   64015          1            05/15/97         00
    0410411508                           05           07/01/97          0
    410411508                            O            06/01/27
    0


    1591463          E22/G02             F           36,000.00         ZZ
                                         360         35,978.75          1
    5840 SPRING VALLEY ROAD            8.625            280.00         90
    #307                               8.375            280.00       40,000.00
    DALLAS           TX   75240          1            06/02/97         04
    0410425425                           01           07/01/97         25
1


    410425425                            O            06/01/27
    0


    1591464          E22/G02             F           29,700.00         ZZ
                                         360         29,686.14          1
    451 41ST STREET NORTH              9.750            255.17         90
                                       9.500            255.17       33,000.00
    ST. PETERSBURG   FL   33713          1            06/02/97         04
    0410400964                           05           07/01/97         25
    410400964                            N            06/01/27
    0


    1591469          003/G02             F           60,000.00         T
                                         360         59,968.07          1
    6176 WINTERGREEN ROAD              9.125            488.18         80
                                       8.875            488.18       75,000.00
    NORCROSS         GA   30093          1            05/30/97         00
    0430262063                           01           07/01/97          0
    0003836871                           O            06/01/27
    0


    1591473          664/G02             F           63,000.00         ZZ
                                         360         62,967.33          4
    111 N PEARL STREET                 9.250            518.29         53
                                       9.000            518.29      120,000.00
    TECUMSEH         MI   49286          5            06/04/97         00
    0430264358                           05           07/01/97          0
    2284081                              N            06/01/27
    0


    1591475          664/G02             F           63,000.00         ZZ
                                         360         62,967.33          3
    216 S UNION STREET                 9.250            518.29         59
                                       9.000            518.29      107,000.00
    TECUMSEH         MI   49286          5            06/04/97         00
    0430263137                           05           07/01/97          0
    2284099                              N            06/01/27
    0


    1591476          664/G02             F          135,900.00         ZZ
                                         360        135,900.00          1
    2656 SW WILLOWBROOK AVENUE         9.000          1,093.49         80
                                       8.750          1,093.49      169,900.00
    GRESHAM          OR   97080          1            06/02/97         00
    0430259218                           05           08/01/97          0
    2288140                              O            07/01/27
    0


1


    1591497          286/286             F           30,800.00         ZZ
                                         360         30,784.84          1
    2307-2309 CHESTNUT PL              9.500            258.99         80
                                       9.250            258.99       38,500.00
    LAKELAND         FL   33805          1            05/15/97         00
    0009171339                           03           07/01/97          0
    0009171339                           N            06/01/27
    0


    1591559          286/286             F          380,900.00         ZZ
                                         360        380,900.00          1
    1559 ELGIN CT                      9.125          3,099.13         65
                                       8.875          3,099.13      586,000.00
    KESWICK          VA   22947          5            06/05/97         00
    8597907                              05           08/01/97          0
    8597907                              O            07/01/27
    0


    1591565          E45/G02             F           43,000.00         ZZ
                                         360         42,974.61          1
    101 ABINGDON WAY                   8.625            334.45         54
                                       8.375            334.45       79,900.00
    ATLANTA          GA   30328          1            06/02/97         00
    0430268219                           01           07/01/97          0
    32965                                O            06/01/27
    0


    1591572          286/286             F          128,000.00         ZZ
                                         360        127,926.35          1
    631 COUNTY ROAD 336                8.750          1,006.98         64
                                       8.500          1,006.98      200,000.00
    BERTRAM          TX   78605          2            05/16/97         00
    8619882                              05           07/01/97          0
    8619882                              O            06/01/27
    0


    1591627          A59/G02             F           53,380.00         ZZ
                                         360         53,380.00          1
    4707 FREMONT AVENUE NORTH          8.375            405.73         85
                                       8.125            405.73       62,800.00
    MINNEAPOLIS      MN   55430          5            06/24/97         14
    0430264697                           05           08/01/97         12
    1591627                              O            07/01/27
    0


    1591634          498/G02             F           35,000.00         ZZ
                                         360         34,983.67          1
    1712 25TH STREET                   9.750            300.71         90
                                       9.500            300.71       38,900.00
1


    NICEVILLE        FL   32578          1            05/09/97         04
    0430262915                           05           07/01/97         25
    1481086                              N            06/01/27
    0


    1591682          450/450             F          180,000.00         ZZ
                                         360        180,000.00          1
    54792 FLAMINGO DR                  8.375          1,368.13         57
                                       8.125          1,368.13      320,000.00
    SHELBY TWP       MI   48315          1            06/13/97         00
    4296505                              05           08/01/97          0
    4296505                              O            07/01/27
    0


    1591717          E22/G02             F           70,000.00         ZZ
                                         360         69,960.76          1
    124 OAK DRIVE                      8.875            556.95         80
                                       8.625            556.95       88,000.00
    TAYLORS          SC   29687          1            05/30/97         00
    0410406680                           05           07/01/97          0
    410406680                            O            06/01/27
    0


    1591720          E22/G02             F          109,200.00         ZZ
                                         360        109,138.78          1
    19 HUNTING LODGE DRIVE             8.875            868.84         80
                                       8.625            868.84      136,500.00
    BLACK MOUNTAIN   NC   28711          1            05/30/97         00
    0410405278                           05           07/01/97          0
    410405278                            O            06/01/27
    0


    1591724          E22/G02             F          112,500.00         T
                                         360        112,448.89          1
    17200 GULF BLVD UNIT #404          9.875            976.89         75
                                       9.625            976.89      150,000.00
    NO REDINGTON BE  FL   33708          1            05/29/97         00
    0410375646                           06           07/01/97          0
    410375646                            O            06/01/27
    0


    1591725          E22/G02             F           74,000.00         ZZ
                                         360         73,959.58          2
    7001 IVORY KEY COURT               9.000            595.42         80
                                       8.750            595.42       92,500.00
    AUSTIN           TX   78745          1            05/30/97         04
    0410412498                           05           07/01/97         25
    410412498                            N            06/01/27
    0
1




    1591727          E22/G02             F           42,300.00         ZZ
                                         360         42,279.20          1
    811 N. CRESTWAY                    9.500            355.68         90
                                       9.250            355.68       47,000.00
    WICHITA          KS   67208          1            06/03/97         04
    0410410880                           05           07/01/97         25
    410410880                            N            06/01/27
    0


    1591731          E22/G02             F           54,000.00         ZZ
                                         360         53,973.44          2
    4320 & 4322 E. MURDOCK             9.500            454.06         90
                                       9.250            454.06       60,000.00
    WICHITA          KS   67208          1            06/03/97         10
    0410410872                           05           07/01/97         25
    410410872                            N            06/01/27
    0


    1591734          E22/G02             F           48,550.00         ZZ
                                         360         48,550.00          1
    4321 AMHERST DRIVE                 9.125            395.02         90
                                       8.875            395.02       53,950.00
    CORPUS CHRISTI   TX   78412          1            06/04/97         10
    0410425490                           05           08/01/97         25
    410425490                            N            07/01/27
    0


    1591738          E22/G02             F           30,600.00         ZZ
                                         360         30,583.72          1
    602 FITZHUGH STREET                9.125            248.97         90
                                       8.875            248.97       34,000.00
    BAY CITY         MI   48708          1            05/30/97         04
    0410397459                           05           07/01/97         25
    410397459                            N            06/01/27
    0


    1591739          E22/G02             F           90,900.00         ZZ
                                         360         90,858.70          2
    135  70TH STREET                   9.875            789.33         90
                                       9.625            789.33      101,000.00
    GUTTENBERG       NJ   07093          1            05/29/97         04
    0410379028                           05           07/01/97         25
    410379028                            N            06/01/27
    0


    1591741          286/286             F           22,500.00         ZZ
                                         360         22,489.50          1
1


    853 BUTLER ST                      9.750            193.31         90
                                       9.500            193.31       25,000.00
    TOLEDO           OH   43605          1            05/14/97         10
    8630809                              05           07/01/97         25
    8630809                              N            06/01/27
    0


    1591742          E22/G02             F           44,550.00         ZZ
                                         360         44,529.76          1
    3127 CALVERT AVENUE                9.875            386.85         90
                                       9.625            386.85       49,500.00
    BRECKENRIDGE HI  MO   63114          1            05/30/97         04
    0410412126                           05           07/01/97         25
    410412126                            N            06/01/27
    0


    1591743          E22/G02             F           58,950.00         ZZ
                                         360         58,923.22          2
    1117-1119 WESTWARD TRAILS          9.875            511.89         90
                                       9.625            511.89       65,500.00
    IMPERIAL         MO   63052          1            05/29/97         04
    0410397046                           05           07/01/97         25
    410397046                            N            06/01/27
    0


    1591744          E22/G02             F           53,350.00         ZZ
                                         360         53,325.77          1
    9745 LILLY JEAN DRIVE              9.875            463.26         90
                                       9.625            463.26       59,300.00
    WOODSON TERRACE  MO   63134          1            05/30/97         10
    0410412118                           05           07/01/97         25
    410412118                            N            06/01/27
    0


    1591746          E22/G02             F           47,300.00         ZZ
                                         360         47,273.48          1
    321 N.E. 59TH COURT                8.875            376.34         55
                                       8.625            376.34       86,000.00
    FORT LAUDERDALE  FL   33334          5            06/02/97         00
    0410406557                           05           07/01/97          0
    410406557                            N            06/01/27
    0


    1591747          E22/G02             F           29,100.00         ZZ
                                         360         29,085.69          1
    15 Q FERNWOOD UNIT#Q               9.500            244.69         60
                                       9.250            244.69       48,500.00
    BOLINGBROOK      IL   60440          1            05/31/97         00
    0410327803                           01           07/01/97          0
1


    410327803                            N            06/01/27
    0


    1591749          E22/G02             F           52,500.00         ZZ
                                         360         52,470.57          1
    15 SOUTH GRAND STREET              8.875            417.71         70
                                       8.625            417.71       75,000.00
    HAMMONTON        NJ   08037          1            05/30/97         00
    0410407001                           05           07/01/97          0
    410407001                            O            06/01/27
    0


    1591752          E22/G02             F           86,400.00         ZZ
                                         360         86,305.25          1
    41731 BROQUET                      9.000            695.20         80
                                       8.750            695.20      108,000.00
    NOVI             MI   48377          1            04/18/97         00
    0410364772                           01           06/01/97          0
    410364772                            N            05/01/27
    0


    1591753          E22/G02             F           42,900.00         ZZ
                                         360         42,875.95          1
    310 N.E. 59TH COURT                8.875            341.33         55
                                       8.625            341.33       78,000.00
    FORT LAUDERDALE  FL   33334          5            06/02/97         00
    0410406565                           05           07/01/97          0
    410406565                            N            06/01/27
    0


    1591757          E22/G02             F           73,600.00         ZZ
                                         360         73,558.74          1
    10 MEADOWLAWN DR. UNIT#2           8.875            585.59         95
                                       8.625            585.59       77,500.00
    MENTOR           OH   44060          1            05/30/97         04
    0410414833                           01           07/01/97         30
    410414833                            O            06/01/27
    0


    1591758          E22/G02             F           63,900.00         ZZ
                                         360         63,864.17          1
    718 ELM STREET                     8.875            508.42         80
                                       8.625            508.42       79,900.00
    UEHLING          NE   68063          1            05/30/97         00
    0410327183                           05           07/01/97          0
    410327183                            O            06/01/27
    0


1


    1591761          E22/G02             F           35,100.00         ZZ
                                         360         35,083.63          1
    411 WHITNEY AVENUE                 9.750            301.56         90
                                       9.500            301.56       39,000.00
    AKRON            OH   44306          1            05/30/97         04
    0410394571                           05           07/01/97         25
    410394571                            N            06/01/27
    0


    1591776          286/286             F           47,900.00         ZZ
                                         360         47,871.71          1
    1037 E PROSPECT ST                 8.625            372.57         80
                                       8.375            372.57       59,900.00
    YORK             PA   17403          1            05/29/97         00
    8618913                              05           07/01/97          0
    8618913                              O            06/01/27
    0


    1591781          498/G02             F           70,000.00         ZZ
                                         360         69,959.72          1
    1108 CARLISLE ST                   8.750            550.70         77
                                       8.500            550.70       91,000.00
    ALBERTVILLE      AL   35950          1            05/16/97         00
    0430267765                           05           07/01/97          0
    1483678                              O            06/01/27
    0


    1591785          498/G02             F           44,100.00         ZZ
                                         360         44,100.00          1
    1914 HARDIE STREET                 9.750            378.89         90
                                       9.500            378.89       49,000.00
    GREENSBORO       NC   27403          1            06/06/97         01
    0430267690                           05           08/01/97         25
    1483727                              N            07/01/27
    0


    1591800          737/G02             F           22,050.00         ZZ
                                         360         22,050.00          2
    2726, 2728 ST ANN ST               9.250            181.40         90
                                       9.000            181.40       24,500.00
    NEW ORLEANS      LA   70119          1            06/05/97         01
    0430262568                           05           08/01/97         25
    558522                               N            07/01/27
    0


    1591802          737/G02             F           42,400.00         ZZ
                                         360         42,400.00          1
    1666 W VILLAGE WAY                 9.375            352.66         80
                                       9.125            352.66       53,000.00
1


    TEMPE            AZ   85282          1            06/04/97         00
    0430262360                           09           08/01/97          0
    513037                               N            07/01/27
    0


    1591809          E22/G02             F          112,800.00         ZZ
                                         360        112,800.00          1
    2791 GALENA AVENUE                 8.375            857.36         80
                                       8.125            857.36      141,000.00
    SIMI VALLEY      CA   93065          1            06/09/97         00
    0410424352                           05           08/01/97          0
    410424352                            O            07/01/27
    0


    1591810          E22/G02             F           91,600.00         ZZ
                                         360         91,600.00          1
    6 CHART COURT                      8.875            728.81         80
                                       8.625            728.81      114,500.00
    SACRAMENTO       CA   95831          1            06/03/97         00
    0410416184                           05           08/01/97          0
    410416184                            N            07/01/27
    0


    1591817          E22/G02             F           93,600.00         ZZ
                                         360         93,600.00          1
    1924 SW 110TH STREET               8.875            744.72         90
                                       8.625            744.72      104,000.00
    SEATTLE          WA   98146          1            06/06/97         04
    0410413892                           05           08/01/97         25
    410413892                            N            07/01/27
    0


    1591819          E22/G02             F          131,250.00         ZZ
                                         360        131,250.00          4
    760 NORTH CASWELL AVENUE           8.875          1,044.28         75
                                       8.625          1,044.28      175,000.00
    POMONA           CA   91767          1            06/05/97         00
    0410424972                           05           08/01/97          0
    410424972                            N            07/01/27
    0


    1591905          201/G02             F          163,500.00         ZZ
                                         360        163,393.04          1
    8625 HIGH MEADOWS DRIVE            8.125          1,213.99         80
                                       7.875          1,213.99      204,430.00
    PLANO            TX   75025          1            05/29/97         00
    0430278291                           05           07/01/97          0
    4302667                              O            06/01/27
    0
1




    1591909          201/G02             F           38,250.00         ZZ
                                         360         38,148.87          1
    12755 MILL RIDGE DRIVE             9.125            311.22         90
                                       8.875            311.22       42,500.00
    CYPRESS          TX   77429          1            05/29/97         11
    0430260703                           01           07/01/97         25
    7800995388                           O            06/01/27
    0


    1591917          562/562             F          138,400.00         ZZ
                                         360        138,400.00          1
    209 SPINNAKER WAY                  9.000          1,113.60         80
                                       8.750          1,113.60      173,000.00
    NEPTUNE          NJ   07753          1            06/04/97         00
    539247                               01           08/01/97          0
    539247                               O            07/01/27
    0


    1591952          G52/G02             F           59,400.00         ZZ
                                         360         59,400.00          1
    1521 NORTH WINSTEL BOULEVARD       9.000            477.95         90
                                       8.750            477.95       66,000.00
    TUCSON           AZ   85716          1            06/06/97         04
    0430259655                           05           08/01/97         30
    202498                               N            07/01/27
    0


    1591955          776/G02             F           60,500.00         ZZ
                                         360         60,470.24          1
    192 TORTUNA DRIVE                  9.500            508.72         52
                                       9.250            508.72      118,500.00
    BALLWIN          MO   63021          1            05/29/97         00
    0430261206                           05           07/01/97          0
    8242218                              O            06/01/27
    0


    1591957          776/G02             F           57,500.00         ZZ
                                         360         57,471.72          1
    4318 BLOW ST.                      9.500            483.49         90
                                       9.250            483.49       63,900.00
    ST. LOUIS        MO   63116          1            05/28/97         10
    0430260299                           05           07/01/97         25
    8742717                              N            06/01/27
    0


    1591958          776/G02             F           42,100.00         ZZ
                                         360         42,079.83          1
1


    2957 WASHINGTON AVE                9.625            357.85         90
                                       9.375            357.85       46,800.00
    GRANITE CITY     IL   62040          1            05/09/97         10
    0430260281                           05           07/01/97         25
    8142124                              N            06/01/27
    0


    1591972          286/286             F           18,150.00         ZZ
                                         360         18,139.82          1
    10341 WOOD HEIGHTS DRIVE           8.875            144.41         65
                                       8.625            144.41       27,940.00
    DALLAS           TX   75227          1            05/20/97         00
    09175033                             05           07/01/97          0
    09175033                             N            06/01/27
    0


    1591973          286/286             F           34,200.00         ZZ
                                         360         34,182.73          1
    372 RUSLING ST                     9.375            284.46         90
                                       9.125            284.46       38,000.00
    TRENTON          NJ   08611          1            05/27/97         10
    9173206                              09           07/01/97         25
    9173206                              N            06/01/27
    0


    1591982          253/253             F          125,250.00         ZZ
                                         360        125,250.00          1
    7811 WINTERCRESS LANE              8.250            940.97         75
                                       8.000            940.97      167,000.00
    SPRINGFIELD      VA   22150          1            06/06/97         00
    328934                               07           08/01/97          0
    328934                               N            07/01/27
    0


    1591985          253/253             F          247,600.00         ZZ
                                         360        247,600.00          2
    73-75 MELROSE ST                   9.750          2,127.27         80
                                       9.500          2,127.27      309,500.00
    ARLINGTON        MA   02174          1            06/06/97         00
    327501                               05           08/01/97          0
    327501                               O            07/01/27
    0


    1591997          A91/G02             F          179,000.00         ZZ
                                         360        179,000.00          1
    35-09 156TH STREET                 8.875          1,424.20         64
                                       8.625          1,424.20      280,000.00
    FLUSHING         NY   11354          2            06/16/97         00
    0430263418                           05           08/01/97          0
1


    0000                                 O            07/01/27
    0


    1592011          776/G02             F           51,000.00         ZZ
                                         360         50,972.14          1
    1697 CALLE DIAMONTE                9.000            410.36         75
                                       8.750            410.36       68,000.00
    THOUSAND OAKS    CA   91320          1            05/27/97         00
    0430260265                           01           07/01/97          0
    6164101                              N            06/01/27
    0


    1592013          776/G02             F          185,400.00         ZZ
                                         360        185,400.00          1
    615 CAYUGA DRIVE                   8.250          1,392.85         80
                                       8.000          1,392.85      231,800.00
    SAN JOSE         CA   95123          1            06/02/97         00
    0430260224                           05           08/01/97          0
    6245661                              O            07/01/27
    0


    1592015          776/G02             F          176,000.00         ZZ
                                         360        175,901.34          2
    6520-6522 WEST 86TH PLACE          8.875          1,400.33         80
                                       8.625          1,400.33      220,000.00
    LOS ANGELES      CA   90045          1            05/28/97         00
    0430264077                           05           07/01/97          0
    2145842                              N            06/01/27
    0


    1592019          776/G02             F          269,050.00         ZZ
                                         360        268,910.52          1
    2318 GIANERA STREET                9.250          2,213.41         80
                                       9.000          2,213.41      336,310.00
    SANTA CLARA      CA   95054          1            05/19/97         00
    0430260448                           03           07/01/97          0
    6239447                              O            06/01/27
    0


    1592049          830/830             F          209,000.00         T
                                         360        208,876.61          1
    863 IRONWOOD DRIVE                 8.625          1,625.58         75
                                       8.375          1,625.58      279,000.00
    MESQUITE         NV   89027          1            05/28/97         00
    1877885                              03           07/01/97          0
    1877885                              O            06/01/27
    0


1


    1592055          E67/G02             F          102,250.00         ZZ
                                         360        102,250.00          1
    3815 SW BEN HOGAN DRIVE            8.500            786.21         68
                                       8.250            786.21      152,280.00
    REDMOND          OR   97756          1            06/04/97         00
    0430259432                           03           08/01/97          0
    201588                               O            07/01/27
    0


    1592146          E22/G02             F           50,000.00         T
                                         360         50,000.00          1
    6021 STATE HIGHWAY 361, #308       9.625            424.99         63
                                       9.375            424.99       79,500.00
    PORT ARANSAS     TX   78373          1            06/02/97         00
    0410413439                           20           08/01/97          0
    410413439                            O            07/01/27
    0


    1592147          E22/G02             F          132,000.00         ZZ
                                         360        132,000.00          1
    4006 CHERT DRIVE                   8.625          1,026.68         80
                                       8.375          1,026.68      165,000.00
    ROUND ROCK       TX   78681          1            06/05/97         00
    0410425045                           05           08/01/97          0
    410425045                            O            07/01/27
    0


    1592151          E22/G02             F           48,300.00         ZZ
                                         360         48,276.87          1
    6671 E. 17TH STREET                9.625            410.54         70
                                       9.375            410.54       69,000.00
    INDIANAPOLIS     IN   46219          5            06/04/97         00
    0410412969                           05           07/01/97          0
    410412969                            N            06/01/27
    0


    1592153          E22/G02             F           27,400.00         ZZ
                                         360         27,388.20          1
    145 FREMONT STREET                10.125            242.99         90
                                       9.875            242.99       30,500.00
    ELKHART          IN   46516          1            05/14/97         04
    0410393235                           05           07/01/97         25
    410393235                            N            06/01/27
    0


    1592155          E22/G02             F          140,000.00         ZZ
                                         360        140,000.00          1
    3805 PLATTE DRIVE                  8.750          1,101.38         80
                                       8.500          1,101.38      175,000.00
1


    FORT COLLINS     CO   80526          1            06/04/97         00
    0410388813                           05           08/01/97          0
    410388813                            O            07/01/27
    0


    1592160          E22/G02             F           67,500.00         ZZ
                                         360         67,470.14          4
    1101 MCCARTNEY STREET             10.000            592.36         90
                                       9.750            592.36       75,000.00
    SOUTH BEND       IN   46616          1            05/30/97         14
    0410413496                           05           07/01/97         25
    410413496                            N            06/01/27
    0


    1592161          E22/G02             F           95,200.00         ZZ
                                         360         95,145.23          1
    51 CREEKSIDE DRIVE                 8.750            748.94         80
                                       8.500            748.94      119,000.00
    FLORENCE         KY   41042          1            05/30/97         00
    0410393078                           05           07/01/97          0
    410393078                            O            06/01/27
    0


    1592162          E22/G02             F          112,500.00         T
                                         360        112,441.68          1
    1278 SW 5TH STREET                 9.250            925.51         75
                                       9.000            925.51      150,000.00
    BOCA RATON       FL   33486          2            06/03/97         00
    0410382907                           05           07/01/97          0
    410382907                            O            06/01/27
    0


    1592169          E22/G02             F          196,000.00         ZZ
                                         360        188,840.44          1
    333 CARDINAL DR.                   9.000          1,577.06         77
                                       8.750          1,577.06      255,000.00
    BLOOMINGDALE     IL   60108          5            05/28/97         00
    0410327373                           05           07/01/97          0
    410327373                            O            06/01/27
    0


    1592173          E22/G02             F           35,000.00         ZZ
                                         360         34,982.78          1
    804 COLLINS AVENUE                 9.500            294.30         70
                                       9.250            294.30       50,000.00
    CLOVIS           NM   88101          5            06/03/97         00
    0410414924                           05           07/01/97          0
    410414924                            N            06/01/27
    0
1




    1592177          E22/G02             F          125,000.00         ZZ
                                         360        124,928.08          1
    923 SHILOH BLVD.                   8.750            983.38         54
                                       8.500            983.38      234,000.00
    ZION             IL   60099          2            05/27/97         00
    0410327605                           05           07/01/97          0
    410327605                            O            06/01/27
    0


    1592178          E22/G02             F          195,000.00         ZZ
                                         360        194,893.49          1
    200 RIVER EDGE DRIVE               9.000          1,569.01         80
                                       8.750          1,569.01      245,000.00
    CHATHAM          NJ   07928          1            06/02/97         00
    0410402259                           01           07/01/97          0
    410402259                            O            06/01/27
    0


    1592179          E22/G02             F          140,000.00         ZZ
                                         360        139,923.53          1
    1164 AUTUMN CREEK CIR.             9.000          1,126.47         80
                                       8.750          1,126.47      175,000.00
    WESTERVILLE      OH   43081          1            06/03/97         00
    0410414585                           05           07/01/97          0
    410414585                            O            06/01/27
    0


    1592181          E22/G02             F           36,000.00         ZZ
                                         360         35,967.15          2
    401 403 EAST HIGHLAND AVENUE       9.875            312.61         90
                                       9.625            312.61       40,000.00
    MUNCIE           IN   47303          1            04/30/97         04
    0410389928                           05           06/01/97         25
    410389928                            N            05/01/27
    0


    1592184          E22/G02             F           67,900.00         ZZ
                                         360         67,900.00          1
    2664 W. 17TH SOUTH                 8.750            534.17         80
                                       8.500            534.17       84,900.00
    IDAHO FALLS      ID   83402          1            06/03/97         00
    0410388912                           05           08/01/97          0
    410388912                            O            07/01/27
    0


    1592209          B75/G02             F           92,250.00         ZZ
                                         360         92,198.29          1
1


    2348 SE 154TH AVENUE               8.875            733.98         90
                                       8.625            733.98      102,500.00
    PORTLAND         OR   97233          1            05/22/97         04
    0430263640                           05           07/01/97         25
    2880748                              N            06/01/27
    0


    1592221          H37/G02             F           68,000.00         ZZ
                                         360         67,958.81          1
    1817 CARWITHAN STREET              8.500            522.86         80
                                       8.250            522.86       86,000.00
    PHILADELPHIA     PA   19152          5            05/22/97         00
    0430280271                           07           07/01/97          0
    970289                               O            06/01/27
    0


    1592226          638/G02             F          111,600.00         ZZ
                                         360        111,600.00          1
    1885 EAST MOORMONT DRIVE           8.500            858.11         80
                                       8.250            858.11      139,500.00
    SALT LAKE CITY   UT   84117          1            06/25/97         00
    0430285676                           05           08/01/97          0
    08648498                             O            07/01/27
    0


    1592246          907/907             F           68,000.00         ZZ
                                         360         68,000.00          3
    226-228 CITY TERRACE               8.625            528.90         80
                                       8.375            528.90       85,000.00
    NEWBURGH         NY   12551          1            06/26/97         00
    146448889                            05           08/01/97          0
    146448889                            N            07/01/27
    0


    1592259          H93/G02             F          133,000.00         ZZ
                                         360        133,000.00          3
    718 W OCEAN VIEW AVE               8.750          1,046.31         70
                                       8.500          1,046.31      190,000.00
    NORFOLK          VA   23503          1            06/24/97         00
    0430284695                           05           08/01/97          0
    H93                                  O            07/01/27
    0


    1592556          B75/G02             F           88,700.00         ZZ
                                         360         88,651.55          1
    846 WEST 3600 SOUTH                9.000            713.70         80
                                       8.750            713.70      110,900.00
    BOUNTIFUL        UT   84010          1            05/19/97         00
    0430264382                           05           07/01/97          0
1


    2880623                              N            06/01/27
    0


    1592886          201/G02             F           56,700.00         ZZ
                                         360         56,670.60          1
    5817 DOLIVER                       9.250            466.46         90
                                       9.000            466.46       63,000.00
    HOUSTON          TX   77057          1            06/02/97         04
    0430263111                           01           07/01/97         25
    7800997608                           N            06/01/27
    0


    1592974          937/G02             F           71,800.00         ZZ
                                         360         71,800.00          1
    470 EAST 1100 SOUTH #22            8.750            564.85         80
                                       8.500            564.85       89,900.00
    ST GEORGE        UT   84790          3            06/09/97         00
    0430261537                           03           08/01/97          0
    7834070                              N            07/01/27
    0


    1592975          559/G02             F          204,800.00         ZZ
                                         360        204,800.00          4
    3521 WEST 2670 SOUTH               8.750          1,611.17         80
                                       8.500          1,611.17      256,000.00
    WEST VALLEY CIT  UT   84119          2            06/03/97         00
    0430262543                           05           08/01/97          0
    5438619                              N            07/01/27
    0


    1592977          559/G02             F          214,500.00         ZZ
                                         360        214,379.75          1
    19120 EDEN PATH                    8.875          1,706.66         70
                                       8.625          1,706.66      307,000.00
    SALINAS          CA   93907          1            05/19/97         00
    0430262824                           03           07/01/97          0
    5436290                              O            06/01/27
    0


    1592984          E67/G02             F          253,000.00         ZZ
                                         360        253,000.00          1
    19634 BLUE SKY LANE                8.375          1,922.98         88
                                       8.125          1,922.98      290,000.00
    BEND             OR   97702          2            06/13/97         04
    0430259895                           03           08/01/97         25
    6382                                 O            07/01/27
    0


1


    1593000          A80/G02             F          104,000.00         T
                                         360        104,000.00          1
    14335 SW 50TH STREET               8.875            827.47         80
                                       8.625            827.47      130,000.00
    MIAMI            FL   33175          1            06/20/97         00
    0430281402                           05           08/01/97          0
    9715437                              O            07/01/27
    0


    1593007          E82/G02             F           91,000.00         ZZ
                                         360         90,941.98          1
    2226 EMBRO SOUTHEAST               8.250            683.65         80
                                       8.000            683.65      115,000.00
    KENTWOOD         MI   49508          2            05/14/97         00
    0400036489                           05           07/01/97          0
    400036489                            O            06/01/27
    0


    1593011          E82/G02             F          138,000.00         ZZ
                                         360        137,916.40          1
    1531 AUTUMN CHASE DRIVE            8.500          1,061.10         65
                                       8.250          1,061.10      213,000.00
    FENTON           MO   63026          5            05/14/97         00
    0400034195                           05           07/01/97          0
    400034195                            O            06/01/27
    0


    1593025          369/G02             F           87,750.00         ZZ
                                         360         87,704.51          1
    16422 N DESERT HOLLY DR            9.250            721.90         75
                                       9.000            721.90      117,000.00
    SUN CITY         AZ   85351          1            05/13/97         00
    0430262329                           03           07/01/97          0
    60133790                             O            06/01/27
    0


    1593072          623/623             F          110,000.00         ZZ
                                         360        109,840.27          1
    531 S PLYMOUTH COURT               7.625            778.57         75
    UNIT 402                           7.375            778.57      148,000.00
    CHICAGO          IL   60605          5            04/28/97         00
    918964                               08           06/01/97          0
    918964                               N            05/01/27
    0


    1593079          623/623             F           72,000.00         ZZ
                                         360         71,962.67          3
    232 UNION AVENUE SE                9.250            592.33         65
                                       9.000            592.33      111,000.00
1


    GRAND RAPIDS     MI   49503          5            05/12/97         00
    919819                               05           07/01/97          0
    919819                               N            06/01/27
    0


    1593081          623/623             F           58,500.00         ZZ
                                         360         58,472.70          1
    5870 REMBRANDT                     9.750            502.61         75
    UNIT C                             9.500            502.61       78,500.00
    HANOVER PARK     IL   60103          1            05/15/97         00
    919989                               01           07/01/97          0
    919989                               N            06/01/27
    0


    1593088          623/623             F           58,400.00         ZZ
                                         360         58,334.27          1
    217 SOUTH SYCAMORE STREET          8.875            464.66         80
                                       8.625            464.66       73,000.00
    HARRISON         OH   45030          2            04/29/97         00
    921348                               05           06/01/97          0
    921348                               N            05/01/27
    0


    1593089          623/623             F           52,650.00         ZZ
                                         360         52,563.09          1
    1615 PARK PLACE                    9.000            423.63         90
                                       8.750            423.63       58,500.00
    WESTERVILLE      OH   43081          2            03/31/97         10
    921364                               07           05/01/97         25
    921364                               N            04/01/27
    0


    1593111          623/623             F          132,800.00         ZZ
                                         360        132,729.33          4
    107 HARBOR DRIVE                   9.125          1,080.50         80
                                       8.875          1,080.50      166,000.00
    OSWEGO           IL   60543          1            05/14/97         00
    922109                               03           07/01/97          0
    922109                               N            06/01/27
    0


    1593114          623/623             F           54,750.00         ZZ
                                         360         54,721.62          1
    5359 CLAUDIA SE                    9.250            450.41         75
                                       9.000            450.41       73,000.00
    KENTWOOD         MI   49508          2            05/02/97         00
    922587                               05           07/01/97          0
    922587                               N            06/01/27
    0
1




    1593115          623/623             F           60,000.00         ZZ
                                         360         59,968.89          1
    4865 MARSHALL AVE SE               9.250            493.61         75
                                       9.000            493.61       80,000.00
    KENTWOOD         MI   49508          5            05/21/97         00
    922588                               05           07/01/97          0
    922588                               N            06/01/27
    0


    1593123          623/623             F           75,500.00         ZZ
                                         360         75,463.83          1
    5026 TIMBER RIDGE TRAIL            9.625            641.74         90
                                       9.375            641.74       83,900.00
    OCOEE            FL   34761          1            05/14/97         10
    923396                               03           07/01/97         25
    923396                               N            06/01/27
    0


    1593128          623/623             F          450,000.00         ZZ
                                         360        449,727.39          3
    2917 NORTH HALSTEAD                8.500          3,460.11         80
                                       8.250          3,460.11      565,000.00
    CHICAGO          IL   60657          5            05/02/97         00
    923709                               05           07/01/97          0
    923709                               O            06/01/27
    0


    1593129          623/623             F          128,000.00         ZZ
                                         360        127,859.64          1
    1475-1485-1495 DIVISION STREET     9.000          1,029.92         80
                                       8.750          1,029.92      160,000.00
    NOBLESVILLE      IN   46060          1            04/30/97         00
    923863                               01           06/01/97          0
    923863                               N            05/01/27
    0


    1593134          623/623             F           54,000.00         ZZ
                                         360         53,972.01          1
    123 BOARDWALK                      9.250            444.24         80
    UNIT 2E                            9.000            444.24       67,500.00
    ELK GROVE VILLA  IL   60007          1            05/09/97         00
    924273                               01           07/01/97          0
    924273                               N            06/01/27
    0


    1593136          623/623             F           33,600.00         ZZ
                                         360         33,583.47          1
1


    626 ALAMETOS STREET                9.500            282.53         70
                                       9.250            282.53       48,000.00
    SAN ANTONIO      TX   78212          5            05/08/97         00
    924325                               05           07/01/97          0
    924325                               N            06/01/27
    0


    1593137          623/623             F           23,100.00         ZZ
                                         360         23,088.64          1
    1434 PASADENA STREET               9.500            194.24         70
                                       9.250            194.24       33,000.00
    SAN ANTONIO      TX   78201          5            05/08/97         00
    924326                               05           07/01/97          0
    924326                               N            06/01/27
    0


    1593141          623/623             F           54,000.00         ZZ
                                         360         53,972.01          1
    4245 NORTH AVENUE                  9.250            444.24         75
                                       9.000            444.24       72,000.00
    CINCINNATI       OH   45236          5            05/15/97         00
    924502                               05           07/01/97          0
    924502                               N            06/01/27
    0


    1593142          623/623             F           68,250.00         ZZ
                                         360         68,214.61          1
    4244 NORTH AVENUE                  9.250            561.48         75
                                       9.000            561.48       91,000.00
    CINCINNATI       OH   45236          5            05/15/97         00
    924517                               05           07/01/97          0
    924517                               N            06/01/27
    0


    1593148          623/623             F           68,000.00         ZZ
                                         360         67,917.32          2
    1034 - 1036 MEADOWVIEW AVENUE      8.500            522.86         80
                                       8.250            522.86       85,000.00
    LANCASTER        OH   43130          1            05/01/97         00
    925648                               05           06/01/97          0
    925648                               N            05/01/27
    0


    1593152          623/623             F           32,490.00         ZZ
                                         360         32,450.50          1
    2844 BOTANY PLACE                  8.500            249.82         90
                                       8.250            249.82       36,500.00
    TALLAHASSEE      FL   32301          1            05/05/97         10
    926062                               05           06/01/97         25
1


    926062                               N            05/01/27
    0


    1593153          623/623             F           79,200.00         ZZ
                                         360         79,156.74          4
    1505 SUMMIT STREET                 9.000            637.26         80
                                       8.750            637.26       99,000.00
    COLUMBUS         OH   43201          1            05/23/97         00
    926074                               01           07/01/97          0
    926074                               N            06/01/27
    0


    1593155          623/623             F           65,000.00         ZZ
                                         360         64,963.56          2
    3401 SOUTH OAK DRIVE               8.875            517.17         64
                                       8.625            517.17      102,000.00
    AUSTIN           TX   78704          5            05/20/97         00
    926233                               01           07/01/97          0
    926233                               N            06/01/27
    0


    1593161          623/623             F           58,500.00         ZZ
                                         360         58,434.17          1
    12605 SINGING ARROW AVENUE SE      8.875            465.45         75
                                       8.625            465.45       78,000.00
    ALBUQUERQUE      NM   87123          5            04/23/97         00
    6211057                              09           06/01/97          0
    6211057                              N            05/01/27
    0


    1593167          623/623             F           81,000.00         ZZ
                                         360         80,919.98          1
    14602 LIGHTHOUSE LANE              9.500            681.10         66
                                       9.250            681.10      124,000.00
    HELENDALE AREA   CA   92342          2            04/01/97         00
    6224396                              03           06/01/97          0
    6224396                              N            05/01/27
    0


    1593177          623/623             F          168,000.00         ZZ
                                         360        167,810.92          1
    220 BLACKBERRY LANE                8.875          1,336.69         80
                                       8.625          1,336.69      210,000.00
    ANAHEIM          CA   92808          2            04/22/97         00
    6234013                              05           06/01/97          0
    6234013                              N            05/01/27
    0


1


    1593178          623/623             F           69,000.00         ZZ
                                         360         68,931.85          2
    270 -272 EAST OLIVE STREET         9.500            580.19         75
                                       9.250            580.19       92,000.00
    COLTON           CA   92324          2            04/10/97         00
    6234020                              05           06/01/97          0
    6234020                              N            05/01/27
    0


    1593179          623/623             F          152,100.00         ZZ
                                         360        151,815.05          3
    1185 NORTH HOOVER STREET           8.500          1,169.52         90
                                       8.250          1,169.52      169,000.00
    LOS ANGELES      CA   90029          1            04/07/97         10
    6234029                              05           06/01/97         25
    6234029                              O            05/01/27
    0


    1593180          623/623             F          112,500.00         ZZ
                                         360        112,443.19          1
    4354 EAST EMELITA AVENUE           9.375            935.72         75
                                       9.125            935.72      150,000.00
    MESA             AZ   85206          5            05/05/97         00
    6235621                              05           07/01/97          0
    6235621                              N            06/01/27
    0


    1593183          623/623             F           98,550.00         ZZ
                                         360         98,493.29          1
    4562 EAST MEADOW DRIVE             8.750            775.30         80
                                       8.500            775.30      123,190.00
    PHOENIX          AZ   85032          1            05/21/97         00
    6235752                              05           07/01/97          0
    6235752                              N            06/01/27
    0


    1593185          623/623             F           84,000.00         ZZ
                                         360         83,952.90          4
    5847 SOUTH 6TH AVENUE              8.875            668.35         75
    UNIT 1, 2, 3                       8.625            668.35      112,000.00
    TUCSON           AZ   85714          5            05/20/97         00
    6235807                              01           07/01/97          0
    6235807                              N            06/01/27
    0


    1593186          623/623             F           75,600.00         ZZ
                                         360         75,557.61          1
    825 MADEIRA DRIVE SE               8.875            601.51         90
                                       8.625            601.51       84,000.00
1


    ALBUQUERQUE      NM   87108          1            05/22/97         10
    6235820                              05           07/01/97         25
    6235820                              N            06/01/27
    0


    1593189          623/623             F          196,000.00         ZZ
                                         360        194,196.19          4
    1110 LEWIS STREET                  9.000          1,577.06         80
                                       8.750          1,577.06      245,000.00
    KINGSBURG        CA   93631          1            04/14/97         00
    6274677                              05           06/01/97          0
    6274677                              N            05/01/27
    0


    1593196          623/623             F          256,000.00         ZZ
                                         360        255,848.86          1
    2491 NUTMEG AVENUE                 8.625          1,991.14         80
                                       8.375          1,991.14      320,000.00
    MORRO BAY        CA   93442          2            05/20/97         00
    6285717                              05           07/01/97          0
    6285717                              N            06/01/27
    0


    1593198          623/623             F          127,200.00         ZZ
                                         360        127,126.81          1
    637 NORTH SPARKS STREET            8.750          1,000.69         80
                                       8.500          1,000.69      159,000.00
    BURBANK          CA   91506          1            05/07/97         00
    6286941                              05           07/01/97          0
    6286941                              N            06/01/27
    0


    1593206          623/623             F           40,050.00         ZZ
                                         360         39,983.86          1
    925A SOUTH ACAPULCO LANE           9.000            322.26         90
                                       8.750            322.26       44,500.00
    TEMPE            AZ   85281          1            03/20/97         10
    6297780                              09           05/01/97         25
    6297780                              N            04/01/27
    0


    1593208          623/623             F           65,000.00         ZZ
                                         360         64,922.96          1
    2410 WYOMING BOULEVARD NE          8.625            505.57         57
                                       8.375            505.57      115,000.00
    ALBUQUERQUE      NM   87112          5            04/25/97         00
    6297838                              05           06/01/97          0
    6297838                              N            05/01/27
    0
1




    1593210          623/623             F           55,800.00         ZZ
                                         360         55,735.56          1
    361 WEST CALLE DE LAS PROFETAS     8.750            438.98         90
                                       8.500            438.98       62,000.00
    GREEN VALLEY     AZ   85614          1            04/25/97         10
    6297911                              05           06/01/97         25
    6297911                              N            05/01/27
    0


    1593213          623/623             F           67,900.00         ZZ
                                         360         67,808.57          1
    13361 NORTH 82ND DRIVE             8.000            498.23         70
                                       7.750            498.23       97,000.00
    PEORIA           AZ   85381          1            04/23/97         00
    6297950                              05           06/01/97          0
    6297950                              N            05/01/27
    0


    1593215          623/623             F           68,600.00         ZZ
                                         360         68,561.53          1
    3125 EAST MONTEROSA STREET         8.875            545.82         70
                                       8.625            545.82       98,000.00
    PHOENIX          AZ   85016          1            05/08/97         00
    6297974                              05           07/01/97          0
    6297974                              O            06/01/27
    0


    1593216          623/623             F           44,000.00         ZZ
                                         360         43,954.20          2
    420 WEST MULLAN                    9.250            361.98         80
                                       9.000            361.98       55,000.00
    KELLOGG          ID   83837          1            04/28/97         00
    7004741                              01           06/01/97          0
    7004741                              N            05/01/27
    0


    1593217          623/623             F           75,000.00         ZZ
                                         360         74,917.75          1
    5049 W LOTUS BLOSSOM DR            9.000            603.47         69
                                       8.750            603.47      110,000.00
    WEST VALLEY CIT  UT   84120          5            04/11/97         00
    7066716                              05           06/01/97          0
    7066716                              N            05/01/27
    0


    1593218          623/623             F           76,790.00         ZZ
                                         360         76,699.01          1
1


    737 EAST 750 NORTH                 8.625            597.26         70
    # 12                               8.375            597.26      109,700.00
    PROVO            UT   84606          1            04/23/97         00
    7109507                              01           06/01/97          0
    7109507                              N            05/01/27
    0


    1593220          623/623             F           54,000.00         ZZ
                                         360         53,945.26          1
    706 FILLMORE STREET                9.375            449.14         75
                                       9.125            449.14       72,000.00
    CALDWELL         ID   83605          5            04/25/97         00
    7116432                              05           06/01/97          0
    7116432                              N            05/01/27
    0


    1593222          623/623             F          103,050.00         ZZ
                                         360        102,948.22          1
    1216 OWYHEE AVENUE                 9.500            866.50         79
                                       9.250            866.50      132,000.00
    NAMPA            ID   83651          2            04/29/97         00
    7122430                              05           06/01/97          0
    7122430                              N            05/01/27
    0


    1593226          623/623             F           92,000.00         ZZ
                                         360         91,949.75          1
    980 EAST 4000 SOUTH                9.000            740.25         80
                                       8.750            740.25      115,000.00
    OGDEN            UT   84403          1            05/09/97         00
    7247611                              05           07/01/97          0
    7247611                              N            06/01/27
    0


    1593229          623/623             F          219,000.00         ZZ
                                         360        218,726.81          4
    228 SOUTH DOUGLAS STREET           8.375          1,664.56         90
                                       8.125          1,664.56      245,000.00
    SALT LAKE CITY   UT   84102          1            04/30/97         04
    7400019                              01           06/01/97         25
    7400019                              O            05/01/27
    0


    1593253          623/623             F          106,400.00         ZZ
                                         360        106,267.26          1
    439 SUMMIT RIDGE DRIVE             8.375            808.72         80
                                       8.125            808.72      133,992.00
    LEANDER          TX   78645          4            04/30/97         00
    896188                               03           06/01/97          0
1


    896188                               O            05/01/27
    0


    1593254          623/623             F          206,750.00         ZZ
                                         360        206,631.05          1
    2003 SAVANNAH COURT                8.750          1,626.50         63
                                       8.500          1,626.50      330,000.00
    ROUND ROCK       TX   78681          4            05/23/97         00
    898355                               05           07/01/97          0
    898355                               O            06/01/27
    0


    1593255          623/623             F          251,150.00         ZZ
                                         360        250,550.45          1
    21674 FALL RIVER DRIVE             8.625          1,953.42         80
                                       8.375          1,953.42      313,990.00
    BOCA RATON       FL   33428          4            02/26/97         00
    913054                               05           04/01/97          0
    913054                               O            03/01/27
    0


    1593257          623/623             F           95,250.00         ZZ
                                         360         95,199.31          1
    110 E CORRY STREET                 9.125            774.99         75
                                       8.875            774.99      127,000.00
    CINCINNATI       OH   45219          5            05/08/97         00
    914519                               05           07/01/97          0
    914519                               O            06/01/27
    0


    1593258          623/623             F          253,200.00         ZZ
                                         360        253,046.61          1
    8 ABERDEEN                         8.500          1,946.89         80
                                       8.250          1,946.89      316,500.00
    HAWTHORN WOODS   IL   60047          1            05/15/97         00
    914761                               03           07/01/97          0
    914761                               O            06/01/27
    0


    1593260          623/623             F           70,750.00         ZZ
                                         360         70,678.27          1
    631 CAHILL LANE                    9.375            588.46         65
                                       9.125            588.46      108,900.00
    INDIANAPOLIS     IN   46214          1            05/06/97         00
    916972                               03           06/01/97          0
    916972                               O            05/01/27
    0


1


    1593262          623/623             F           62,000.00         ZZ
                                         360         61,916.53          1
    7320 LEXINGTON LANE                8.000            454.93         47
                                       7.750            454.93      132,000.00
    CLEARWATER       FL   34624          5            04/18/97         00
    917850                               05           06/01/97          0
    917850                               O            05/01/27
    0


    1593263          623/623             F           66,000.00         ZZ
                                         360         65,917.67          1
    3827 BEGONIA STREET                8.375            501.65         75
                                       8.125            501.65       88,000.00
    PALM BEACH GARD  FL   33410          1            04/14/97         00
    919057                               05           06/01/97          0
    919057                               O            05/01/27
    0


    1593264          623/623             F          307,500.00         ZZ
                                         360        307,323.09          1
    9N735 CHAPMAN ROAD                 8.750          2,419.10         73
                                       8.500          2,419.10      425,000.00
    HAMPSHIRE        IL   60140          5            05/13/97         00
    919692                               05           07/01/97          0
    919692                               O            06/01/27
    0


    1593265          623/623             F          100,000.00         ZZ
                                         360         99,945.38          1
    6215 MCCORDS AVENUE SE             9.000            804.62         67
                                       8.750            804.62      150,000.00
    ALTO             MI   49302          1            05/12/97         00
    919818                               05           07/01/97          0
    919818                               O            06/01/27
    0


    1593266          623/623             F           74,400.00         ZZ
                                         360         74,351.33          1
    1026 LAKE AVOCA DRIVE              8.125            552.42         80
                                       7.875            552.42       93,000.00
    TARPON SPRINGS   FL   34689          1            05/05/97         00
    919908                               05           07/01/97          0
    919908                               O            06/01/27
    0


    1593267          623/623             F           67,600.00         ZZ
                                         360         67,549.83          1
    38599 DRAPER LANE                  7.500            472.67         49
                                       7.250            472.67      140,000.00
1


    WESTLAND         MI   48186          5            05/15/97         00
    919956                               05           07/01/97          0
    919956                               O            06/01/27
    0


    1593268          623/623             F          102,000.00         ZZ
                                         360        101,888.14          1
    409 E BROWN STREET                 9.000            820.72         75
                                       8.750            820.72      136,000.00
    WEST CHICAGO     IL   60185          5            04/25/97         00
    919982                               05           06/01/97          0
    919982                               O            05/01/27
    0


    1593269          623/623             F          185,000.00         ZZ
                                         360        184,786.34          1
    4021 RADCLIFFE DRIVE               8.750          1,455.40         57
                                       8.500          1,455.40      330,000.00
    NORTHBROOK       IL   60062          5            04/29/97         00
    919985                               05           06/01/97          0
    919985                               O            05/01/27
    0


    1593270          623/623             F          348,000.00         ZZ
                                         360        347,565.89          1
    673 BRIDGEWAY LANE                 8.375          2,645.05         80
                                       8.125          2,645.05      435,000.00
    NAPLES           FL   34108          1            05/01/97         00
    920095                               03           06/01/97          0
    920095                               O            05/01/27
    0


    1593271          623/623             F           68,600.00         ZZ
                                         360         68,516.58          1
    3419 PHILLIPS AVENUE               8.500            527.48         70
                                       8.250            527.48       98,000.00
    STEGER           IL   60475          5            04/24/97         00
    920194                               05           06/01/97          0
    920194                               O            05/01/27
    0


    1593272          623/623             F          356,250.00         ZZ
                                         360        355,838.58          1
    999 SHIRLEY                        8.750          2,802.62         75
                                       8.500          2,802.62      475,000.00
    BIRMINGHAM       MI   48009          5            04/28/97         00
    921391                               05           06/01/97          0
    921391                               O            05/01/27
    0
1




    1593273          623/623             F           70,000.00         ZZ
                                         360         69,961.76          1
    4353 OLD LINCOLNTON ROAD           9.000            563.24         69
                                       8.750            563.24      102,500.00
    CROUSE           NC   28033          5            05/05/97         00
    921768                               05           07/01/97          0
    921768                               O            06/01/27
    0


    1593275          623/623             F          104,000.00         ZZ
                                         360        103,937.00          1
    515 N THIRD AVENUE                 8.500            799.67         80
                                       8.250            799.67      130,000.00
    MAYWOOD          IL   60153          1            05/21/97         00
    921874                               05           07/01/97          0
    921874                               O            06/01/27
    0


    1593277          623/623             F          122,900.00         ZZ
                                         360        122,836.28          1
    1830 HICKORY LANE                  9.250          1,011.07         75
                                       9.000          1,011.07      163,931.00
    BROADVIEW HEIGH  OH   44147          1            05/08/97         00
    923025                               09           07/01/97          0
    923025                               O            06/01/27
    0


    1593278          623/623             F           71,000.00         ZZ
                                         360         70,918.00          1
    4155 FINCH LANE                    8.750            558.56         70
                                       8.500            558.56      101,500.00
    DELAVAN          WI   53115          5            04/24/97         00
    923717                               05           06/01/97          0
    923717                               O            05/01/27
    0


    1593279          623/623             F          335,000.00         ZZ
                                         360        334,830.83          1
    4740 PINTAIL LANE                  9.375          2,786.36         67
                                       9.125          2,786.36      500,000.00
    HIGHLAND         MI   48357          5            05/14/97         00
    923807                               05           07/01/97          0
    923807                               O            06/01/27
    0


    1593280          623/623             F          240,000.00         ZZ
                                         360        239,708.19          1
1


    4310 WATSON ROAD                   8.500          1,845.39         46
                                       8.250          1,845.39      530,000.00
    GREEENWOOD       IN   46143          5            04/29/97         00
    924008                               05           06/01/97          0
    924008                               O            05/01/27
    0


    1593281          623/623             F          247,500.00         ZZ
                                         360        247,221.47          1
    3764 WAVERLY PLACE DRIVE           8.875          1,969.22         75
                                       8.625          1,969.22      330,000.00
    LEWIS CENTER     OH   43035          1            04/22/97         00
    924023                               05           06/01/97          0
    924023                               O            05/01/27
    0


    1593282          623/623             F           63,750.00         ZZ
                                         360         63,713.32          1
    5575 JACKSON AVENUE                8.750            501.52         75
                                       8.500            501.52       85,000.00
    ORANGE PARK      FL   32065          1            05/14/97         00
    924155                               05           07/01/97          0
    924155                               O            06/01/27
    0


    1593283          623/623             F           74,600.00         ZZ
                                         360         74,560.30          1
    418 BELLE CLAIRE                   9.125            606.97         75
                                       8.875            606.97       99,500.00
    TEMPLE TERRACE   FL   33617          1            05/15/97         00
    924217                               05           07/01/97          0
    924217                               O            06/01/27
    0


    1593284          623/623             F          201,000.00         ZZ
                                         360        200,881.33          1
    6808 NW 290TH STREET               8.625          1,563.36         77
                                       8.375          1,563.36      262,500.00
    HIGH SPRINGS     FL   32643          2            05/23/97         00
    924241                               05           07/01/97          0
    924241                               O            06/01/27
    0


    1593285          623/623             F           60,000.00         ZZ
                                         360         59,965.48          1
    6416 3RD AVENUE                    8.750            472.02         36
                                       8.500            472.02      170,000.00
    KENOSHA          WI   53143          5            05/02/97         00
    924260                               05           07/01/97          0
1


    924260                               O            06/01/27
    0


    1593287          623/623             F           41,000.00         ZZ
                                         360         40,980.88          1
    10916 S TALMAN                     9.750            352.25         34
                                       9.500            352.25      122,000.00
    CHICAGO          IL   60655          5            05/07/97         00
    924403                               05           07/01/97          0
    924403                               O            06/01/27
    0


    1593288          623/623             F          350,000.00         ZZ
                                         360        349,803.78          1
    1516 LAWRENCE LANE                 8.875          2,784.76         47
                                       8.625          2,784.76      755,000.00
    NORTHBROOK       IL   60062          2            05/12/97         00
    924423                               05           07/01/97          0
    924423                               O            06/01/27
    0


    1593289          623/623             F           76,000.00         ZZ
                                         360         75,912.24          1
    919 SE 30TH STREET                 8.750            597.89         80
                                       8.500            597.89       95,000.00
    CAPE CORAL       FL   33904          2            04/30/97         00
    924488                               05           06/01/97          0
    924488                               O            05/01/27
    0


    1593291          623/623             F           76,500.00         ZZ
                                         360         76,413.90          1
    10843 NORTH RUCKLE                 8.875            608.67         80
                                       8.625            608.67       95,700.00
    INDIANAPOLIS     IN   46280          1            04/30/97         00
    924543                               05           06/01/97          0
    924543                               O            05/01/27
    0


    1593292          623/623             F           44,100.00         ZZ
                                         360         44,075.28          1
    811 BARKER DRIVE                   8.875            350.88         75
                                       8.625            350.88       58,900.00
    SPRINGFIELD      OH   45505          1            05/09/97         00
    924555                               05           07/01/97          0
    924555                               O            06/01/27
    0


1


    1593293          623/623             F          131,250.00         ZZ
                                         360        131,176.42          1
    9775 OLD COLUMBUS RD               8.875          1,044.28         74
                                       8.625          1,044.28      178,000.00
    SOUTH VIENNA     OH   45369          5            05/16/97         00
    924596                               05           07/01/97          0
    924596                               O            06/01/27
    0


    1593294          623/623             F           90,000.00         ZZ
                                         360         89,945.48          1
    246 RALPH STREET                   8.500            692.02         75
                                       8.250            692.02      120,000.00
    JACKSON          OH   45640          5            05/16/97         00
    924597                               05           07/01/97          0
    924597                               O            06/01/27
    0


    1593295          623/623             F          287,900.00         ZZ
                                         360        287,738.60          1
    1736 N WINNEBAGO                   8.875          2,290.66         80
    UNIT 109                           8.625          2,290.66      359,956.00
    CHICAGO          IL   60647          1            05/27/97         00
    924734                               01           07/01/97          0
    924734                               O            06/01/27
    0


    1593296          623/623             F          112,100.00         ZZ
                                         360        112,032.09          1
    1793 SHELLEY COURT                 8.500            861.95         80
                                       8.250            861.95      140,150.00
    MARIETTA         GA   30062          1            05/09/97         00
    925622                               05           07/01/97          0
    925622                               O            06/01/27
    0


    1593298          623/623             F           97,600.00         ZZ
                                         360         97,554.47          1
    520 34TH STREET                    9.750            838.53         80
                                       9.500            838.53      122,000.00
    WEST PALM BEACH  FL   33407          1            05/13/97         00
    925721                               05           07/01/97          0
    925721                               O            06/01/27
    0


    1593299          623/623             F          185,000.00         T
                                         360        184,896.29          1
    720 GEORGIA STREET                 8.875          1,471.94         65
                                       8.625          1,471.94      285,000.00
1


    KEY WEST         FL   33040          2            05/16/97         00
    925975                               05           07/01/97          0
    925975                               O            06/01/27
    0


    1593300          623/623             F           90,000.00         ZZ
                                         360         89,950.84          1
    2053 DETROIT STREET                9.000            724.16         75
                                       8.750            724.16      120,000.00
    DEARBORN         MI   48124          5            05/19/97         00
    926043                               05           07/01/97          0
    926043                               O            06/01/27
    0


    1593301          623/623             F           50,000.00         ZZ
                                         360         49,968.92          1
    628 CHAMPAIGN                      8.375            380.04         57
                                       8.125            380.04       88,000.00
    LINCOLN PARK     MI   48146          5            05/07/97         00
    926044                               05           07/01/97          0
    926044                               O            06/01/27
    0


    1593303          623/623             F          121,950.00         ZZ
                                         360        121,876.12          1
    2378 FOX CHASE CIRCLE              8.500            937.69         75
                                       8.250            937.69      162,900.00
    ROUND LAKE BEAC  IL   60073          1            05/16/97         00
    926300                               05           07/01/97          0
    926300                               O            06/01/27
    0


    1593304          623/623             F          140,000.00         ZZ
                                         360        139,921.52          1
    1902 HARTLAND WOODS                8.875          1,113.90         64
                                       8.625          1,113.90      221,000.00
    HOWELL           MI   48843          5            05/20/97         00
    927153                               05           07/01/97          0
    927153                               O            06/01/27
    0


    1593305          623/623             F           55,500.00         ZZ
                                         360         55,309.85          1
    7112 EAST 47TH STREET              8.875            441.58         75
                                       8.625            441.58       74,000.00
    INDIANAPOLIS     IN   46226          5            05/21/97         00
    927725                               05           07/01/97          0
    927725                               O            06/01/27
    0
1




    1593306          623/623             F          337,000.00         ZZ
                                         360        336,811.08          1
    60 KEY HVEN ROAD                   8.875          2,681.32         75
                                       8.625          2,681.32      450,000.00
    KEY WEST         FL   33040          2            05/19/97         00
    928238                               05           07/01/97          0
    928238                               O            06/01/27
    0


    1593307          623/623             F          114,400.00         ZZ
                                         360        114,334.18          1
    2900 EAGLE LANE                    8.750            899.99         80
                                       8.500            899.99      143,000.00
    WEST PALM BEACH  FL   33409          1            05/23/97         00
    928281                               03           07/01/97          0
    928281                               O            06/01/27
    0


    1593308          623/623             F           87,200.00         ZZ
                                         360         87,151.12          1
    454 WEST WRIGHTWOOD                8.875            693.80         80
    UNIT 1C                            8.625            693.80      109,000.00
    CHICAGO          IL   60614          1            05/28/97         00
    928341                               01           07/01/97          0
    928341                               O            06/01/27
    0


    1593310          623/623             F          124,000.00         ZZ
                                         360        123,928.66          1
    737 CALICO LANE                    8.750            975.51         80
                                       8.500            975.51      155,000.00
    LAWRENCEVILLE    GA   30246          1            05/28/97         00
    928838                               05           07/01/97          0
    928838                               O            06/01/27
    0


    1593312          623/623             F          165,200.00         ZZ
                                         360        164,971.87          1
    12220 CAMINITO DEL MAR SANDS       7.875          1,197.82         80
                                       7.625          1,197.82      206,500.00
    SAN DIEGO        CA   92130          1            04/10/97         00
    6210772                              01           06/01/97          0
    6210772                              O            05/01/27
    0


    1593314          623/623             F          437,400.00         ZZ
                                         360        437,141.76          1
1


    301 IRON MOUNTAIN BOULEVARD        8.625          3,402.05         70
                                       8.375          3,402.05      624,900.00
    LAKE OSWEGO      OR   97034          1            05/07/97         00
    6211200                              05           07/01/97          0
    6211200                              O            06/01/27
    0


    1593316          623/623             F          185,000.00         ZZ
                                         360        184,887.93          1
    1956 NORTHWEST LANTANA DRIVE       8.500          1,422.49         69
                                       8.250          1,422.49      268,500.00
    CORVALLIS        OR   97330          1            05/21/97         00
    6211290                              05           07/01/97          0
    6211290                              O            06/01/27
    0


    1593317          623/623             F           93,750.00         ZZ
                                         360         93,305.20          1
    4709 CREEK ROAD                    8.750            737.54         75
                                       8.500            737.54      125,000.00
    SACRAMENTO       CA   95841          2            03/23/97         00
    6213653                              05           06/01/97          0
    6213653                              N            05/01/27
    0


    1593318          623/623             F          129,000.00         ZZ
                                         360        128,919.81          1
    17249 VIA ANDETA                   8.375            980.50         79
                                       8.125            980.50      165,000.00
    SAN LORENZO      CA   94580          2            05/09/97         00
    6213766                              03           07/01/97          0
    6213766                              O            06/01/27
    0


    1593319          623/623             F          300,000.00         ZZ
                                         360        299,265.28          1
    28404 SEAMOUNT DRIVE               8.500          2,306.74         66
                                       8.250          2,306.74      455,000.00
    RANCHO PALOS VE  CA   90275          5            02/27/97         00
    6224240                              05           04/01/97          0
    6224240                              O            03/01/27
    0


    1593322          623/623             F          214,600.00         ZZ
                                         360        214,179.69          1
    3550 HEATHER CIRCLE                8.875          1,707.46         80
                                       8.625          1,707.46      270,000.00
    SEAL BEACH       CA   90740          1            05/20/97         00
    6234732                              05           07/01/97          0
1


    6234732                              O            06/01/27
    0


    1593323          623/623             F          207,200.00         ZZ
                                         360        206,948.07          1
    3655 EAST PARK AVENUE              8.500          1,593.19         80
                                       8.250          1,593.19      259,000.00
    PHOENIX          AZ   85044          2            04/28/97         00
    6235593                              05           06/01/97          0
    6235593                              O            05/01/27
    0


    1593324          623/623             F          334,400.00         ZZ
                                         360        334,207.60          1
    6031 EAST PARADISE DRIVE           8.750          2,630.73         80
                                       8.500          2,630.73      418,000.00
    SCOTTSDALE       AZ   85254          2            05/01/97         00
    6235627                              03           07/01/97          0
    6235627                              O            06/01/27
    0


    1593325          623/623             F           98,000.00         ZZ
                                         360         97,945.05          1
    3135 WEST KIMBERLY WAY             8.875            779.74         75
                                       8.625            779.74      132,000.00
    PHOENIX          AZ   85027          5            05/01/97         00
    6235630                              05           07/01/97          0
    6235630                              O            06/01/27
    0


    1593326          623/623             F          260,000.00         ZZ
                                         360        259,846.49          1
    4624 EAST CALLE DEL NORTE          8.625          2,022.26         71
                                       8.375          2,022.26      370,000.00
    PHOENIX          AZ   85018          5            05/19/97         00
    6235688                              05           07/01/97          0
    6235688                              O            06/01/27
    0


    1593328          623/623             F           89,250.00         ZZ
                                         360         89,197.30          1
    4804 SOUTH HEATHER DRIVE           8.625            694.18         75
                                       8.375            694.18      119,000.00
    TEMPE            AZ   85282          5            05/15/97         00
    6235726                              05           07/01/97          0
    6235726                              O            06/01/27
    0


1


    1593330          623/623             F           56,000.00         ZZ
                                         360         55,966.07          1
    3444 NORTH 84TH LANE               8.500            430.60         80
                                       8.250            430.60       70,000.00
    PHOENIX          AZ   85037          5            05/16/97         00
    6235739                              05           07/01/97          0
    6235739                              O            06/01/27
    0


    1593331          623/623             F           89,925.00         T
                                         360         89,873.26          1
    4330 EAST WILD ELK TRAIL           8.750            707.44         75
                                       8.500            707.44      119,900.00
    FLAGSTAFF        AZ   86004          1            05/23/97         00
    6235761                              09           07/01/97          0
    6235761                              O            06/01/27
    0


    1593332          623/623             F          133,200.00         ZZ
                                         360        133,125.32          3
    1220-1224-1230 EAST DIVISION       8.875          1,059.80         78
    STREET                             8.625          1,059.80      172,000.00
    NATIONAL CITY    CA   91950          2            05/19/97         00
    6269674                              05           07/01/97          0
    6269674                              N            06/01/27
    0


    1593333          623/623             F          156,000.00         ZZ
                                         360        155,900.52          1
    280 EUCALYPTUS COURT               8.250          1,171.98         80
                                       8.000          1,171.98      195,000.00
    CHULA VISTA      CA   91910          2            05/16/97         00
    6269675                              05           07/01/97          0
    6269675                              O            06/01/27
    0


    1593334          623/623             F          140,750.00         ZZ
                                         360        140,662.52          1
    5486 WEST BLUFF AVENUE             8.375          1,069.80         80
                                       8.125          1,069.80      175,988.00
    FRESNO           CA   93722          1            05/01/97         00
    6274599                              05           07/01/97          0
    6274599                              O            06/01/27
    0


    1593335          623/623             F          232,600.00         ZZ
                                         360        232,174.25          1
    6 AVENTINE                         8.500          1,788.50         95
                                       8.250          1,788.50      244,848.00
1


    ALISO VIEJO      CA   92656          1            03/17/97         04
    6275833                              01           05/01/97         30
    6275833                              O            04/01/27
    0


    1593336          623/623             F          225,000.00         ZZ
                                         360        224,746.79          1
    556 EAST CORONADO ROAD             8.875          1,790.20         70
                                       8.625          1,790.20      325,000.00
    SANTA FE         NM   87501          5            04/04/97         00
    6297784                              05           06/01/97          0
    6297784                              O            05/01/27
    0


    1593337          623/623             F           38,000.00         ZZ
                                         360         37,978.13          1
    14154 SPRING LANE                  8.750            298.95         80
                                       8.500            298.95       47,500.00
    MAYER            AZ   86333          1            05/01/97         00
    6297873                              27           07/01/97          0
    6297873                              O            06/01/27
    0


    1593339          623/623             F           95,600.00         ZZ
                                         360         95,452.53          1
    3220 CALLE DE MOLINA               8.375            726.63         80
                                       8.125            726.63      119,500.00
    SANTA FE         NM   87505          1            04/22/97         00
    6297925                              05           06/01/97          0
    6297925                              O            05/01/27
    0


    1593340          623/623             F          335,000.00         ZZ
                                         360        334,571.31          1
    6409 S HEUGHS CANYON DRIVE         8.250          2,516.74         70
                                       8.000          2,516.74      484,616.00
    SALT LAKE CITY   UT   84121          4            04/28/97         00
    7014316                              05           06/01/97          0
    7014316                              O            05/01/27
    0


    1593341          623/623             F           70,950.00         ZZ
                                         360         70,911.25          1
    2229 EAST 400 NORTH                9.000            570.88         80
                                       8.750            570.88       88,700.00
    ST ANTHONY       ID   83445          1            05/14/97         00
    7039534                              05           07/01/97          0
    7039534                              O            06/01/27
    0
1




    1593342          623/623             F          109,550.00         ZZ
                                         360        109,486.97          1
    9582 HAWAIIAN SUMMER STREET        8.750            861.83         80
                                       8.500            861.83      136,950.00
    LAS VEGAS        NV   89123          1            05/08/97         00
    7108053                              05           07/01/97          0
    7108053                              O            06/01/27
    0


    1593343          623/623             F          105,000.00         ZZ
                                         360        104,938.01          1
    932 NORTH CHAVANO DRIVE            8.625            816.68         60
                                       8.375            816.68      175,000.00
    IVINS            UT   84738          1            05/06/97         00
    7112988                              05           07/01/97          0
    7112988                              O            06/01/27
    0


    1593344          623/623             F          171,750.00         T
                                         360        171,646.05          1
    3724 DORRINGTON DRIVE              9.000          1,381.94         75
                                       8.750          1,381.94      229,050.00
    LAS VEGAS        NV   89129          1            05/09/97         00
    7225320                              05           07/01/97          0
    7225320                              O            06/01/27
    0


    1593345          623/623             F          100,000.00         ZZ
                                         360         99,943.94          1
    5520 SOUTH 225 EAST                8.875            795.64         55
                                       8.625            795.64      185,000.00
    WASHINGTON TERR  UT   84405          5            05/08/97         00
    7228011                              05           07/01/97          0
    7228011                              O            06/01/27
    0


    1593346          623/623             F           55,000.00         ZZ
                                         360         54,969.17          1
    2235 EAST CARRIAGE LANE            8.875            437.60         52
    UNIT 14                            8.625            437.60      106,000.00
    SALT LAKE CITY   UT   84117          1            05/09/97         00
    7399919                              01           07/01/97          0
    7399919                              O            06/01/27
    0


    1593379          B28/G02             F          105,000.00         ZZ
                                         360        105,000.00          1
1


    1125 PINE RIDGE ROAD               8.875            835.43         67
                                       8.625            835.43      157,000.00
    WOODLAND PARK    CO   80863          1            06/13/97         00
    0430260216                           05           08/01/97          0
    05970587                             O            07/01/27
    0


    1593381          455/G02             F           60,000.00         ZZ
                                         360         59,968.89          1
    943 CONFEDERATE AVENUE             9.250            493.61         49
                                       9.000            493.61      123,000.00
    ATLANTA          GA   30312          2            05/30/97         00
    0430264747                           05           07/01/97          0
    55674                                N            06/01/27
    0


    1593382          480/G02             F           62,900.00         ZZ
                                         360         62,866.52          1
    1420 HOLLLAND DRIVE                9.125            511.78         90
                                       8.875            511.78       69,900.00
    DALLAS           GA   30132          1            06/06/97         12
    0430264952                           05           07/01/97         25
    2137412                              N            06/01/27
    0


    1593389          E22/G02             F           84,000.00         ZZ
                                         360         84,000.00          1
    909 EAST 3RD AVENUE                8.375            638.46         80
                                       8.125            638.46      105,000.00
    POST FALLS       ID   83854          2            06/10/97         00
    0410217533                           05           08/01/97          0
    410217533                            O            07/01/27
    0


    1593409          E22/G02             F           32,900.00         ZZ
                                         360         32,900.00          1
    1711 PALMER STREET                 9.500            276.64         70
                                       9.250            276.64       47,000.00
    KALAMAZOO        MI   49001          5            06/04/97         00
    0410396188                           05           08/01/97          0
    410396188                            N            07/01/27
    0


    1593411          E22/G02             F          150,000.00         ZZ
                                         360        149,915.90          1
    310 N. OAK AVENUE                  8.875          1,193.47         57
                                       8.625          1,193.47      265,000.00
    MOUNT PROSPECT   IL   60056          1            05/30/97         00
    0410326714                           05           07/01/97          0
1


    410326714                            O            06/01/27
    0


    1593412          E22/G02             F           44,100.00         ZZ
                                         360         44,079.97          2
    1201 & 1203 LYON STREET            9.875            382.94         90
                                       9.625            382.94       49,000.00
    SAGINAW          MI   48602          1            06/05/97         01
    0410396451                           05           07/01/97         25
    410396451                            N            06/01/27
    0


    1593420          E22/G02             F           68,000.00         ZZ
                                         360         67,961.88          1
    122 DIXWOOD AVENUE                 8.875            541.04         80
                                       8.625            541.04       85,000.00
    EDGEWATER        FL   32132          1            06/04/97         00
    0410407357                           05           07/01/97          0
    410407357                            O            06/01/27
    0


    1593422          E22/G02             F          300,000.00         ZZ
                                         360        299,831.82          1
    2882 N.E. 24 COURT                 8.875          2,386.93         80
                                       8.625          2,386.93      375,000.00
    FT LAUDERDALE    FL   33305          1            06/06/97         00
    0410405872                           05           07/01/97          0
    410405872                            O            06/01/27
    0


    1593597          F96/G02             F          337,500.00         ZZ
                                         360        337,500.00          1
    703 BEECHWOOD DRIVE                8.250          2,535.52         75
                                       8.000          2,535.52      450,000.00
    WASHINGTON TOWN  NJ   07675          1            06/30/97         00
    0430284844                           05           08/01/97          0
    1538                                 O            07/01/27
    0


    1593626          105/G02             F           69,250.00         ZZ
                                         360         69,250.00          1
    2907 SOUTH WOODLEY STREET #D       7.875            502.11         85
                                       7.625            502.11       81,500.00
    ARLINGTON        VA   22206          2            06/12/97         12
    0430264721                           01           08/01/97         20
    1075548                              N            07/01/27
    0


1


    1593629          286/286             F           78,300.00         ZZ
                                         360         78,260.46          1
    1058 GARDENIA DRIVE                9.375            651.26         90
                                       9.125            651.26       87,000.00
    HOUSTON          TX   77018          1            05/20/97         10
    09171469                             05           07/01/97         25
    09171469                             N            06/01/27
    0


    1593632          405/405             F          112,500.00         ZZ
                                         360        112,438.54          4
    900 NORTH MEADOWS DRIVE            9.000            905.21         90
                                       8.750            905.21      125,000.00
    AUSTIN           TX   78758          1            05/29/97         14
    4229233                              05           07/01/97         25
    4229233                              N            06/01/27
    0


    1593637          209/G02             F          258,400.00         ZZ
                                         360        258,258.85          1
    4287 OAKVALE LANE                  9.000          2,079.15         85
                                       8.750          2,079.15      304,000.00
    KENNESAW         GA   30157          5            05/28/97         11
    0430265082                           05           07/01/97         12
    975952239                            O            06/01/27
    0


    1593640          744/G02             F          230,600.00         ZZ
                                         360        230,452.96          1
    77 SANDPOINT DRIVE                 8.250          1,732.42         90
                                       8.000          1,732.42      258,211.00
    RICHMOND         CA   94804          1            05/21/97         04
    0430263202                           03           07/01/97         25
    21805                                O            06/01/27
    0


    1593643          405/405             F           54,000.00         ZZ
                                         360         53,973.43          1
    1907 PLACE ONE LANE                9.500            454.07         90
                                       9.250            454.07       60,000.00
    GARLAND          TX   75043          1            05/30/97         12
    4226767                              09           07/01/97         25
    4226767                              N            06/01/27
    0


    1593742          201/G02             F           99,900.00         ZZ
                                         360         99,839.47          1
    10813 LEE'S COURT                  8.500            768.15         80
                                       8.250            768.15      124,900.00
1


    JONESBORO        GA   30236          1            05/23/97         00
    0430260984                           05           07/01/97          0
    303266                               O            06/01/27
    0


    1593746          209/G02             F           53,910.00         ZZ
                                         360         53,910.00          1
    2460 GODWIN BLVD                   8.750            424.12         90
                                       8.500            424.12       59,900.00
    SUFFOLK          VA   23434          1            06/12/97         04
    0430261669                           04           08/01/97         25
    971734508                            N            07/01/27
    0


    1593861          354/354             F          104,800.00         ZZ
                                         360        104,665.88          1
    2613 FAYETTEVILLE HIGHWAY          8.250            787.33         77
                                       8.000            787.33      137,000.00
    BELFAST          TN   37019          4            04/23/97         00
    24618282                             05           06/01/97          0
    24618282                             O            05/01/27
    0


    1593922          354/354             F          210,000.00         ZZ
                                         360        209,717.24          1
    120 CAMERON MEWS                   8.000          1,540.91         59
                                       7.750          1,540.91      360,000.00
    ALEXANDRIA       VA   22314          1            04/30/97         00
    25133976                             09           06/01/97          0
    25133976                             O            05/01/27
    0


    1593930          354/354             F           71,100.00         ZZ
                                         360         71,048.53          1
    10913 NEWLANDS AVENUE              7.625            503.25         66
                                       7.375            503.25      108,000.00
    RICHMOND         VA   23233          2            05/08/97         00
    25167099                             05           07/01/97          0
    25167099                             O            06/01/27
    0


    1593962          731/G02             F          110,700.00         ZZ
                                         360        110,700.00          1
    6045 5TH AVENUE NORTHEAST          8.500            851.19         76
                                       8.250            851.19      147,000.00
    SEATTLE          WA   98115          2            06/09/97         00
    0430262220                           05           08/01/97          0
    230333695                            N            07/01/27
    0
1




    1593963          731/G02             F          264,650.00         ZZ
                                         360        264,650.00          1
    4735 LINCOLN AVENUE                8.625          2,058.42         79
                                       8.375          2,058.42      335,000.00
    GLENEDEN BEACH   OR   97388          1            06/10/97         00
    0430263798                           05           08/01/97          0
    225333696                            O            07/01/27
    0


    1593973          862/G02             F          236,800.00         ZZ
                                         360        236,632.86          1
    718 VISTA PALACIO                  7.750          1,696.47         80
                                       7.500          1,696.47      296,000.00
    CAMARILLO        CA   93012          1            05/16/97         00
    0430267716                           05           07/01/97          0
    4465860                              O            06/01/27
    0


    1593998          286/286             F           92,000.00         ZZ
                                         360         91,944.26          1
    38 WEST NEPTUNE AVE                8.500            707.41         57
                                       8.250            707.41      163,000.00
    LINDENHURST      NY   11757          2            05/22/97         00
    9171895                              05           07/01/97          0
    9171895                              O            06/01/27
    0


    1594015          687/G02             F           47,100.00         ZZ
                                         360         47,077.43          1
    67 PALMER AVENUE                   9.625            400.35         80
                                       9.375            400.35       58,900.00
    COATESVILLE      PA   19320          1            05/30/97         00
    0430265405                           05           07/01/97          0
    511697                               N            06/01/27
    0


    1594017          369/G02             F           39,950.00         ZZ
                                         360         39,928.18          1
    405 HENRY STREET                   9.000            321.45         80
                                       8.750            321.45       49,950.00
    EDEN             NC   27288          1            05/08/97         00
    0430262311                           05           07/01/97          0
    60146024                             N            06/01/27
    0


    1594022          369/G02             F           88,600.00         ZZ
                                         360         88,546.32          1
1


    RR4 BOX 502                        8.500            681.26         84
                                       8.250            681.26      105,500.00
    TOWN OF LAUREL   DE   19956          5            05/01/97         01
    0430261693                           05           07/01/97         12
    60635463                             O            06/01/27
    0


    1594029          369/G02             F          146,000.00         ZZ
                                         360        145,915.99          1
    110 BRUSEN DRIVE                   8.750          1,148.59         59
                                       8.500          1,148.59      249,000.00
    LITITZ           PA   17543          5            05/13/97         00
    0430265074                           05           07/01/97          0
    60636784                             O            06/01/27
    0


    1594033          377/377             F           32,000.00         ZZ
                                         360         32,000.00          2
    1114-1116 37TH AVENUE EAST         9.375            266.16         80
                                       9.125            266.16       40,000.00
    BRADENTON        FL   34208          1            06/13/97         00
    3663747                              05           08/01/97          0
    3663747                              N            07/01/27
    0


    1594034          369/G02             F           61,650.00         ZZ
                                         360         61,620.46          1
    625 CLARKSON AVENUE                9.625            524.02         90
                                       9.375            524.02       68,500.00
    CITY OF ELIZABE  NJ   07202          1            05/19/97         01
    0430266791                           05           07/01/97         25
    60412897                             O            06/01/27
    0


    1594043          560/560             F           76,500.00         ZZ
                                         360         76,457.11          3
    25 N  FOURTEENTH STREET            8.875            608.67         90
                                       8.625            608.67       85,000.00
    ALLENTOWN        PA   18102          1            05/30/97         04
    450734801                            05           07/01/97         25
    450734801                            N            06/01/27
    0


    1594056          405/405             F           36,000.00         ZZ
                                         360         35,982.29          2
    132-134 WHITEHOUSE AVENUE          9.500            302.71         90
                                       9.250            302.71       40,000.00
    COLUMBUS         OH   43223          1            05/19/97         02
    4198644                              05           07/01/97         25
1


    4198644                              N            06/01/27
    0


    1594060          405/405             F          111,500.00         ZZ
                                         360        111,434.17          1
    913 RIPPLINGBROOK DRIVE            8.625            867.24         80
                                       8.375            867.24      139,398.00
    SEABROOK         TX   77586          1            05/28/97         00
    4235289                              05           07/01/97          0
    4235289                              O            06/01/27
    0


    1594074          992/G02             F           49,500.00         ZZ
                                         360         49,500.00          1
    71 GRISWOLD STREET                 8.875            393.85         90
                                       8.625            393.85       55,000.00
    WALTON           NY   13856          1            06/03/97         02
    0430262576                           05           08/01/97         25
    323173                               O            07/01/27
    0


    1594106          E22/G02             F           36,600.00         ZZ
                                         360         36,600.00          1
    2339 SW 15 STREET UNIT #U20        9.375            304.42         60
                                       9.125            304.42       61,000.00
    DEERFIELD BEACH  FL   33442          2            06/09/97         00
    0410405435                           01           08/01/97          0
    410405435                            N            07/01/27
    0


    1594107          E22/G02             F           80,000.00         ZZ
                                         360         80,000.00          1
    18238 131ST COURT NE               8.750            629.36         50
                                       8.500            629.36      163,000.00
    BOTHELL          WA   98011          5            06/11/97         00
    0410454565                           05           08/01/97          0
    410454565                            O            07/01/27
    0


    1594112          E22/G02             F           80,000.00         ZZ
                                         360         80,000.00          1
    5055 WEST LAKE MEAD BOULEVARD      8.625            622.23         53
                                       8.375            622.23      151,000.00
    LAS VEGAS        NV   89108          5            06/11/97         00
    0410416317                           05           08/01/97          0
    410416317                            O            07/01/27
    0


1


    1594114          E22/G02             F          280,000.00         ZZ
                                         360        280,000.00          2
    62-64 BAKER STREET                 9.500          2,354.39         61
                                       9.250          2,354.39      460,000.00
    SAN FRANCISCO    CA   94117          2            06/10/97         00
    0410392005                           05           08/01/97          0
    410392005                            O            07/01/27
    0


    1594117          E22/G02             F          269,600.00         ZZ
                                         360        269,600.00          1
    37007 RUSSELL BOULEVARD            8.375          2,049.15         80
                                       8.125          2,049.15      337,000.00
    DAVIS            CA   95616          2            06/10/97         00
    0410373112                           05           08/01/97          0
    410373112                            O            07/01/27
    0


    1594119          E22/G02             F           80,000.00         ZZ
                                         360         80,000.00          1
    1494 ORMSBY DRIVE                  8.375            608.06         75
                                       8.125            608.06      107,000.00
    SOUTH LAKE TAHO  CA   96150          1            06/10/97         00
    0410416762                           05           08/01/97          0
    410416762                            O            07/01/27
    0


    1594123          E22/G02             F           83,100.00         ZZ
                                         360         83,056.92          1
    6055 CARLTON FRANCE ROAD           9.250            683.64         95
                                       9.000            683.64       87,500.00
    LAKE SHORE       MS   39558          1            06/03/97         01
    0410413991                           05           07/01/97         30
    410413991                            O            06/01/27
    0


    1594126          E22/G02             F          194,800.00         ZZ
                                         360        194,800.00          1
    14641 LAKECREST DRIVE              8.625          1,515.13         80
                                       8.375          1,515.13      243,500.00
    ADDISON          TX   75244          1            06/12/97         00
    0410425870                           05           08/01/97          0
    410425870                            O            07/01/27
    0


    1594127          964/G02             F           65,000.00         ZZ
                                         360         65,000.00          1
    33251 FROG POND ROAD               8.750            511.36         50
                                       8.500            511.36      130,000.00
1


    LITTLE RIVER     CA   95460          5            06/03/97         00
    0430261636                           05           08/01/97          0
    24830                                O            07/01/27
    0


    1594130          E22/G02             F          174,250.00         ZZ
                                         360        174,250.00          1
    3216 CHANDRA LANE S.E.             8.750          1,370.83         85
                                       8.500          1,370.83      205,000.00
    RIO RANCHO       NM   87124          5            06/09/97         23
    0410319388                           05           08/01/97          0
    410319388                            O            07/01/27
    0


    1594132          E22/G02             F           69,000.00         ZZ
                                         360         69,000.00          1
    1518 SOLANO N.E.                   8.375            524.45         51
                                       8.125            524.45      137,000.00
    ALBUQUERQUE      NM   87110          1            06/12/97         00
    0410455539                           05           08/01/97          0
    410455539                            N            07/01/27
    0


    1594135          E22/G02             F           47,250.00         ZZ
                                         360         47,250.00          1
    2602 LECLAIRE STREET               9.250            388.71         90
                                       9.000            388.71       52,500.00
    DAVENPORT        IA   52803          1            06/06/97         10
    0410327845                           05           08/01/97         25
    410327845                            N            07/01/27
    0


    1594136          964/G02             F          256,000.00         ZZ
                                         360        256,000.00          1
    9315 PARROT AVENUE                 8.750          2,013.95         80
                                       8.500          2,013.95      320,000.00
    DOWNEY           CA   90240          1            06/13/97         00
    0430261735                           05           08/01/97          0
    25374                                O            07/01/27
    0


    1594140          E22/G02             F          162,000.00         ZZ
                                         360        162,000.00          2
    1954 NORTH DAMEN AVENUE            9.500          1,362.18         90
                                       9.250          1,362.18      180,000.00
    CHICAGO          IL   60647          1            06/06/97         10
    0410327324                           05           08/01/97         25
    410327324                            N            07/01/27
    0
1




    1594149          369/G02             F          121,500.00         ZZ
                                         360        121,430.10          1
    1619 KAMAMALU AVENUE               8.750            955.84         75
    #111                               8.500            955.84      162,000.00
    HONOLULU         HI   96813          1            04/30/97         00
    0430264028                           08           07/01/97          0
    60103868                             O            06/01/27
    0


    1594150          E22/G02             F           57,600.00         ZZ
                                         360         57,571.66          2
    3464 WEST 52ND STREET              9.500            484.34         90
                                       9.250            484.34       64,000.00
    CLEVELAND        OH   44102          1            05/23/97         04
    0410394449                           05           07/01/97         25
    410394449                            N            06/01/27
    0


    1594152          E22/G02             F           27,900.00         ZZ
                                         360         27,900.00          1
    3282 TARA LANE                     9.750            239.70         90
                                       9.500            239.70       31,000.00
    INDIANAPOLIS     IN   46224          1            06/13/97         04
    0410418545                           01           08/01/97         25
    410418545                            N            07/01/27
    0


    1594155          E22/G02             F           45,600.00         ZZ
                                         360         45,600.00          1
    600 E BROCKTON                     9.625            387.60         80
                                       9.375            387.60       57,000.00
    MADISON HEIGHTS  MI   48071          1            06/06/97         04
    0410411441                           05           08/01/97         12
    410411441                            N            07/01/27
    0


    1594157          E22/G02             F           66,800.00         ZZ
                                         360         66,800.00          1
    13414 DENVER CIRCLE                9.250            549.55         80
                                       9.000            549.55       83,500.00
    STERLING HEIGHT  MI   48312          1            06/09/97         00
    0410411037                           01           08/01/97          0
    410411037                            O            07/01/27
    0


    1594158          E22/G02             F           51,750.00         ZZ
                                         360         51,750.00          2
1


    601 DUEBER AVENUE SOUTHWEST        9.500            435.14         90
                                       9.250            435.14       57,500.00
    CANTON           OH   44706          1            06/06/97         04
    0410397004                           05           08/01/97         25
    410397004                            N            07/01/27
    0


    1594160          E22/G02             F          170,000.00         ZZ
                                         360        169,902.19          1
    4020 OLD DOMINION                  8.750          1,337.39         85
                                       8.500          1,337.39      200,000.00
    WEST BLOOMFIELD  MI   48323          1            06/05/97         10
    0410396956                           05           07/01/97         17
    410396956                            O            06/01/27
    0


    1594161          E22/G02             F           26,000.00         ZZ
                                         360         26,000.00          1
    2910 S. FLEMING STREET             9.250            213.90         39
                                       9.000            213.90       68,000.00
    INDIANAPOLIS     IN   46241          1            06/12/97         00
    0410418040                           05           08/01/97          0
    410418040                            N            07/01/27
    0


    1594162          E22/G02             F           81,500.00         ZZ
                                         360         81,500.00          1
    340 E.TROY                         9.500            685.30         90
                                       9.250            685.30       90,640.00
    FERNDALE         MI   48220          1            06/13/97         04
    0410396980                           05           08/01/97         25
    410396980                            N            07/01/27
    0


    1594166          E22/G02             F          135,900.00         ZZ
                                         360        135,900.00          1
    1654 DANCER DRIVE                  9.125          1,105.73         80
                                       8.875          1,105.73      169,900.00
    ROCHESTER HILLS  MI   48307          1            06/06/97         00
    0410413884                           05           08/01/97          0
    410413884                            O            07/01/27
    0


    1594172          E22/G02             F           27,450.00         ZZ
                                         360         27,450.00          2
    1327 MILLS STREET                  9.375            228.32         90
                                       9.125            228.32       30,500.00
    KALAMAZOO        MI   49001          1            06/09/97         04
    0410395917                           05           08/01/97         25
1


    410395917                            N            07/01/27
    0


    1594176          E22/G02             F          138,000.00         ZZ
                                         360        137,924.62          1
    683 LONE PINE LANE                 9.000          1,110.38         80
                                       8.750          1,110.38      173,250.00
    FT LAUDERDALE    FL   33327          1            06/05/97         00
    0410380331                           03           07/01/97          0
    410380331                            O            06/01/27
    0


    1594177          E22/G02             F          196,650.00         ZZ
                                         360        196,650.00          4
    171-177 COKEDALE DRIVE             9.500          1,653.54         95
                                       9.250          1,653.54      207,000.00
    PUEBLO WEST      CO   81007          1            06/06/97         04
    0410388664                           05           08/01/97         30
    410388664                            O            07/01/27
    0


    1594178          E22/G02             F          134,000.00         ZZ
                                         360        134,000.00          1
    8620 CHIPITA PARK ROAD             8.625          1,042.24         80
                                       8.375          1,042.24      167,500.00
    CASCADE          CO   80809          5            06/04/97         00
    0410388987                           05           08/01/97          0
    410388987                            O            07/01/27
    0


    1594179          E22/G02             F          103,900.00         ZZ
                                         360        103,840.22          1
    15380 WILL-LEW LANE                8.750            817.38         80
                                       8.500            817.38      129,900.00
    FORT MYERS       FL   33908          1            06/06/97         00
    0410414304                           05           07/01/97          0
    410414304                            O            06/01/27
    0


    1594180          E22/G02             F           95,550.00         ZZ
                                         360         95,507.73          2
    4133 S ALBANY AVENUE              10.000            838.52         65
                                       9.750            838.52      147,000.00
    CHICAGO          IL   60632          5            06/06/97         00
    0410383434                           05           07/01/97          0
    410383434                            N            06/01/27
    0


1


    1594184          E22/G02             F          120,000.00         ZZ
                                         360        119,925.41          2
    3359 NOTTINGHAM WAY                8.375            912.09         75
                                       8.125            912.09      160,000.00
    HAMILTON TWP     NJ   08690          1            06/02/97         00
    0410405757                           05           07/01/97          0
    410405757                            O            06/01/27
    0


    1594186          E22/G02             F          120,000.00         ZZ
                                         360        120,000.00          2
    3423 S. FLAGLER DRIVE              9.000            965.55         80
                                       8.750            965.55      150,000.00
    WEST PALM BEACH  FL   33405          1            06/11/97         00
    0410407258                           05           08/01/97          0
    410407258                            O            07/01/27
    0


    1594188          E22/G02             F           44,100.00         ZZ
                                         360         44,100.00          1
    901 S. EDISTO DRIVE                9.125            358.81         90
                                       8.875            358.81       49,000.00
    FLORENCE         SC   29501          1            06/11/97         04
    0410450381                           05           08/01/97         25
    410450381                            N            07/01/27
    0


    1594189          E22/G02             F           90,000.00         ZZ
                                         360         90,000.00          1
    507 EAST CHICAGO                   9.125            732.27         75
                                       8.875            732.27      120,000.00
    ELGIN            IL   60120          5            06/05/97         00
    0410414114                           05           08/01/97          0
    410414114                            O            07/01/27
    0


    1594192          E22/G02             F           83,450.00         ZZ
                                         360         83,450.00          1
    126 SAN ANTONIO AVENUE             9.250            686.52         90
                                       9.000            686.52       92,750.00
    NUTLEY           NJ   07110          1            06/13/97         04
    0410402317                           05           08/01/97         25
    410402317                            N            07/01/27
    0


    1594195          E22/G02             F           60,000.00         ZZ
                                         360         60,000.00          4
    5215 MAGAZINE STREET               9.375            499.05         60
                                       9.125            499.05      100,000.00
1


    NEW ORLEANS      LA   70115          1            06/10/97         00
    0410412175                           05           08/01/97          0
    410412175                            N            07/01/27
    0


    1594205          E22/G02             F           25,200.00         ZZ
                                         360         25,200.00          1
    5226 JEAN STREET                   8.625            196.00         90
                                       8.375            196.00       28,000.00
    BATON ROUGE      LA   70805          1            06/06/97         04
    0410432470                           05           08/01/97         25
    410432470                            N            07/01/27
    0


    1594220          E22/G02             F           52,600.00         ZZ
                                         360         52,600.00          1
    1707 BISCAYNE AVENUE               9.125            427.97         90
                                       8.875            427.97       58,500.00
    SOUTH DAYTONA    FL   32119          1            06/09/97         04
    0410407423                           05           08/01/97         25
    410407423                            N            07/01/27
    0


    1594225          E22/G02             F           51,500.00         ZZ
                                         360         51,500.00          1
    5721 RENEE TERRACE                 8.875            409.76         77
                                       8.625            409.76       67,000.00
    PENSACOLA        FL   32507          2            06/05/97         00
    0410413918                           05           08/01/97          0
    410413918                            O            07/01/27
    0


    1594229          E22/G02             F          181,000.00         ZZ
                                         360        181,000.00          1
    48 REYNOLDS ROAD                   8.625          1,407.80         80
                                       8.375          1,407.80      226,265.00
    BEEKMAN          NY   12570          1            06/10/97         00
    0410379622                           03           08/01/97          0
    410379622                            O            07/01/27
    0


    1594230          E22/G02             F           69,200.00         ZZ
                                         360         69,200.00          1
    7521 SW 1ST STREET                 8.250            519.88         80
                                       8.000            519.88       86,500.00
    MARGATE          FL   33063          1            06/11/97         00
    0410443592                           05           08/01/97          0
    410443592                            O            07/01/27
    0
1




    1594233          E22/G02             F           67,500.00         ZZ
                                         360         67,469.33          2
    1970 SOUTH 69TH STREET             9.875            586.14         90
                                       9.625            586.14       75,000.00
    WEST ALLIS       WI   53219          1            06/05/97         04
    0410413165                           05           07/01/97         25
    410413165                            N            06/01/27
    0


    1594235          E22/G02             F          120,000.00         ZZ
                                         360        120,000.00          4
    1050 MEADOWLARK COURT NW           8.875            954.77         78
                                       8.625            954.77      155,000.00
    RIO RANCHO       NM   87124          1            06/06/97         00
    0410425409                           05           08/01/97          0
    410425409                            N            07/01/27
    0


    1594236          E22/G02             F           39,900.00         ZZ
                                         360         39,900.00          1
    221 MARION DR  #204A               9.500            335.50         80
                                       9.250            335.50       49,900.00
    ROCKPORT         TX   78382          1            06/09/97         00
    0410426381                           01           08/01/97          0
    410426381                            O            07/01/27
    0


    1594239          E22/G02             F          154,800.00         ZZ
                                         360        154,729.68          2
    404/406 EAST LASALLE               9.875          1,344.20         90
                                       9.625          1,344.20      172,000.00
    ROYAL OAK        MI   48073          1            06/05/97         04
    0410397111                           05           07/01/97         25
    410397111                            N            06/01/27
    0


    1594244          E22/G02             F          187,000.00         ZZ
                                         360        186,889.59          1
    3760 LONG ROAD                     8.625          1,454.47         77
                                       8.375          1,454.47      245,000.00
    CENTERBURG       OH   43011          5            05/30/97         00
    0410391635                           05           07/01/97          0
    410391635                            O            06/01/27
    0


    1594246          E22/G02             F           60,000.00         ZZ
                                         360         59,965.48          1
1


    612 WALNUT STREET                  8.750            472.02         80
                                       8.500            472.02       75,000.00
    WEST DES MOINES  IA   50265          5            05/30/97         00
    0410209597                           05           07/01/97          0
    410209597                            O            06/01/27
    0


    1594253          E22/G02             F          132,000.00         ZZ
                                         360        132,000.00          2
    2051 NORTH KARLOV AVENUE           9.250          1,085.94         80
                                       9.000          1,085.94      165,000.00
    CHICAGO          IL   60639          2            06/05/97         00
    0410327647                           05           08/01/97          0
    410327647                            O            07/01/27
    0


    1594256          E22/G02             F          188,000.00         ZZ
                                         360        188,000.00          1
    899 LAUREL LANE                    8.125          1,395.89         80
                                       7.875          1,395.89      235,000.00
    NEW BRAUNFELS    TX   78130          1            06/12/97         00
    0410425706                           05           08/01/97          0
    410425706                            O            07/01/27
    0


    1594280          E22/G02             F           51,000.00         ZZ
                                         360         50,970.66          1
    413 DURHAM COURT                   8.750            401.22         72
                                       8.500            401.22       71,000.00
    MANTUA           NJ   08051          2            06/06/97         00
    0410376909                           01           07/01/97          0
    410376909                            N            06/01/27
    0


    1594285          E22/G02             F          130,200.00         T
                                         360        130,200.00          1
    123 RIGGS CIRCLE                   8.875          1,035.93         73
                                       8.625          1,035.93      180,700.00
    DAVENPORT        FL   33837          1            06/10/97         00
    0410436216                           03           08/01/97          0
    410436216                            O            07/01/27
    0


    1594287          E22/G02             F           95,200.00         T
                                         360         95,200.00          1
    1902 E COOPER DRIVE                9.375            791.83         80
                                       9.125            791.83      119,000.00
    DELTONA          FL   32725          1            06/10/97         95
    0410401780                           05           08/01/97          0
1


    410401780                            O            07/01/27
    0


    1594290          369/G02             F           33,950.00         ZZ
                                         360         33,931.46          1
    4212 NASHVILLE AVENUE S.           9.000            273.17         85
                                       8.750            273.17       40,000.00
    ORLANDO          FL   32839          1            06/03/97         01
    0430261719                           05           07/01/97         12
    60674074                             N            06/01/27
    0


    1594293          369/G02             F          116,700.00         ZZ
                                         360        116,639.49          1
    3805 COUNTRY OAKS LANE             9.250            960.07         80
                                       9.000            960.07      145,900.00
    LAKE WALES       FL   33853          1            05/23/97         00
    0430261743                           05           07/01/97          0
    60664109                             O            06/01/27
    0


    1594302          757/757             F          103,100.00         ZZ
                                         360        103,100.00          1
    317 DUNESBURY LANE                 9.000            829.57         80
                                       8.750            829.57      128,900.00
    CANTON           GA   30115          1            06/16/97         00
    2968055                              05           08/01/97          0
    2968055                              O            07/01/27
    0


    1594303          E22/G02             F           50,000.00         ZZ
                                         360         50,000.00          1
    18040 MIDWAY RD #204               9.000            402.31         72
                                       8.750            402.31       70,000.00
    DALLAS           TX   75287          1            06/13/97         00
    0410425938                           01           08/01/97          0
    410425938                            N            07/01/27
    0


    1594310          E22/G02             F          104,000.00         ZZ
                                         360        103,938.60          1
    2031 PARK PLACE                    8.625            808.90         80
                                       8.375            808.90      130,000.00
    BOCA RATON       FL   33486          5            05/30/97         00
    0410405815                           05           07/01/97          0
    410405815                            O            06/01/27
    0


1


    1594315          E22/G02             F           72,900.00         ZZ
                                         360         72,900.00          1
    2026 HAVEN COURT                   8.875            580.03         90
                                       8.625            580.03       81,000.00
    SPARTANBURG      SC   29303          1            06/06/97         04
    0410450357                           05           08/01/97         25
    410450357                            N            07/01/27
    0


    1594316          E22/G02             F          144,000.00         ZZ
                                         360        143,921.34          2
    419-421 SOUTH 5TH STREET           9.000          1,158.66         80
                                       8.750          1,158.66      180,000.00
    ELIZABETH        NJ   07206          1            06/06/97         00
    0410340277                           05           07/01/97          0
    410340277                            O            06/01/27
    0


    1594329          686/G02             F          500,000.00         ZZ
                                         360        499,681.16          1
    8815 CALLE BONITA COURT            8.250          3,756.34         80
                                       8.000          3,756.34      625,000.00
    LOOMIS           CA   95650          2            05/20/97         00
    0430281576                           03           07/01/97          0
    0818248346                           O            06/01/27
    0


    1594330          498/G02             F           46,750.00         ZZ
                                         360         46,723.79          1
    221 CHATHAM STREET                 8.875            371.97         85
                                       8.625            371.97       55,000.00
    SAVANNAH         GA   31406          1            05/30/97         10
    0430264903                           05           07/01/97         20
    1489698                              N            06/01/27
    0


    1594338          369/G02             F          108,250.00         ZZ
                                         360        108,184.42          1
    1378 FULLER AVENUE                 8.500            832.35         59
                                       8.250            832.35      185,000.00
    SIMI VALLEY      CA   93065          2            05/08/97         00
    0430264275                           05           07/01/97          0
    49156060                             O            06/01/27
    0


    1594342          369/G02             F          212,000.00         ZZ
                                         360        211,761.42          1
    35 MOUNTAIN CREEK DRIVE            8.875          1,686.77         75
                                       8.625          1,686.77      285,000.00
1


    ROME             GA   30161          2            05/05/97         00
    0430280214                           05           06/01/97          0
    60557626                             O            05/01/27
    0


    1594343          369/G02             F           66,500.00         ZZ
                                         360         66,425.15          1
    6514 CASTLE LANE DRIVE             8.875            529.11         67
                                       8.625            529.11      100,000.00
    HOUSTON          TX   77066          2            04/25/97         00
    0430266155                           03           06/01/97          0
    60610599                             O            05/01/27
    0


    1594411          286/286             F           35,000.00         T
                                         360         34,983.67          1
    14849 SW 104 ST                    9.750            300.71         63
    BLDG 12 #24                        9.500            300.71       56,000.00
    MIAMI            FL   33196          5            05/30/97         00
    9170975                              01           07/01/97          0
    9170975                              O            06/01/27
    0


    1594443          369/G02             F          130,100.00         ZZ
                                         360        129,971.49          1
    8768 RED WING AVENUE               9.500          1,093.96         80
                                       9.250          1,093.96      162,646.00
    LITTLETON        CO   80126          1            05/02/97         00
    0430264895                           05           06/01/97          0
    60501137                             N            05/01/27
    0


    1594450          369/G02             F           58,400.00         ZZ
                                         360         58,369.72          1
    13315 HOLLYPARK                    9.250            480.45         90
                                       9.000            480.45       64,900.00
    HOUSTON          TX   77015          1            05/19/97         01
    0430265066                           03           07/01/97         25
    60614054                             N            06/01/27
    0


    1594452          369/G02             F           46,000.00         ZZ
                                         360         45,977.37          1
    1134 CEDARVIEW DRIVE               9.500            386.80         80
                                       9.250            386.80       57,500.00
    JEFFERSONVILLE   IN   47130          1            05/19/97         00
    0430278879                           05           07/01/97          0
    60681624                             N            06/01/27
    0
1




    1594454          140/G02             F           60,000.00         ZZ
                                         360         60,000.00          1
    6438 COLBERT STREET                8.875            477.39         48
                                       8.625            477.39      125,000.00
    NEW ORLEANS      LA   70124          5            06/10/97         00
    0430279869                           05           08/01/97          0
    432412                               N            07/01/27
    0


    1594457          F60/G02             F           71,200.00         ZZ
                                         360         71,200.00          4
    1645 ALEXANDER COURT               9.375            592.21         80
                                       9.125            592.21       89,000.00
    GRETNA           LA   70056          1            06/11/97         00
    0430279026                           05           08/01/97          0
    442967                               N            07/01/27
    0


    1594463          369/G02             F           50,400.00         ZZ
                                         360         50,374.54          1
    1310 E ROBERTS ST                  9.375            419.21         90
                                       9.125            419.21       56,000.00
    MT ZION          IL   62549          1            05/21/97         01
    0430264135                           05           07/01/97         25
    49010648                             N            06/01/27
    0


    1594471          369/G02             F           49,500.00         ZZ
                                         360         49,475.65          1
    1042 PARKWAY AVENUE                9.500            416.23         90
                                       9.250            416.23       55,000.00
    EWING TOWNSHIP   NJ   08618          1            05/12/97         01
    0430264838                           05           07/01/97         25
    60636040                             N            06/01/27
    0


    1594472          369/G02             F           55,000.00         ZZ
                                         360         54,970.73          1
    211 SYCAMORE AVENUE                9.125            447.50         65
                                       8.875            447.50       85,000.00
    TOWNSHIP OF EGG  NJ   08234          1            05/23/97         00
    0430264218                           05           07/01/97          0
    60410156                             O            06/01/27
    0


    1594475          286/286             F           66,000.00         ZZ
                                         360         65,962.99          2
1


    63-65 N INDIAN VALLEY COURT        8.875            525.13         75
                                       8.625            525.13       88,000.00
    LITTLE EGG HARB  NJ   08087          5            05/23/97         00
    9169197                              05           07/01/97          0
    9169197                              O            06/01/27
    0


    1594477          286/286             F           74,000.00         T
                                         360         73,959.57          1
    13499 BISCANYE BLVD                9.000            595.43         88
    UNIT #1005                         8.750            595.43       85,000.00
    MIAMI            FL   33181          1            05/30/97         10
    9171122                              06           07/01/97         25
    9171122                              O            06/01/27
    0


    1594512          405/405             F          135,000.00         ZZ
                                         360        134,937.02          1
    223 KATHRYN AVENUE                 9.750          1,159.86         90
                                       9.500          1,159.86      150,000.00
    DECATUR          GA   30030          1            05/16/97         01
    4215893                              05           07/01/97         25
    4215893                              N            06/01/27
    0


    1594529          A59/G02             F           85,500.00         ZZ
                                         360         85,500.00          1
    231 111TH LANE NW                  8.375            649.87         95
                                       8.125            649.87       90,000.00
    COON RAPIDS      MN   55448          1            07/08/97         14
    0430280966                           05           08/01/97         30
    1594529                              O            07/01/27
    0


    1594563          405/405             F           90,000.00         ZZ
                                         360         89,955.73          2
    1005 WOODLIEF TRAIL                9.500            756.77         90
                                       9.250            756.77      100,000.00
    ROUND ROCK       TX   78664          1            05/30/97         04
    4229191                              05           07/01/97         30
    4229191                              N            06/01/27
    0


    1594566          405/405             F          163,900.00         ZZ
                                         360        163,817.23          1
    1509 CAREX COURT                   9.375          1,363.24         76
                                       9.125          1,363.24      218,500.00
    WILLIAMSTOWN     NJ   08094          1            05/28/97         00
    4164323                              05           07/01/97          0
1


    4164323                              O            06/01/27
    0


    1594574          E67/G02             F           80,000.00         ZZ
                                         360         80,000.00          1
    926 NW 22ND COURT                  8.250            601.01         74
                                       8.000            601.01      109,284.00
    REDMOND          OR   97756          1            06/20/97         00
    0430262394                           05           08/01/97          0
    6297                                 O            07/01/27
    0


    1594614          E26/G02             F          108,350.00         ZZ
                                         360        108,350.00          1
    16208 EASTHAM COURT                8.500            833.12         90
                                       8.250            833.12      120,400.00
    BOWIE            MD   20716          1            06/05/97         19
    0430263863                           09           08/01/97         25
    42700528                             N            07/01/27
    0


    1594626          731/G02             F           49,500.00         ZZ
                                         360         49,475.66          1
    1003 PEGG RAOD                     9.500            416.22         90
                                       9.250            416.22       55,000.00
    ATLANTA          GA   30344          1            05/29/97         01
    0430263103                           05           07/01/97         25
    3140664397                           N            06/01/27
    0


    1594628          700/G02             F           55,250.00         ZZ
                                         360         55,250.00          1
    1245 MARKET STREET                 8.375            419.94         85
                                       8.125            419.94       65,000.00
    NACHUSA          IL   61057          5            06/13/97         14
    0430264168                           05           08/01/97         12
    123688                               O            07/01/27
    0


    1594638          B75/G02             F          181,600.00         ZZ
                                         360        181,600.00          1
    3275 HIGHWAY 186                   8.875          1,444.89         80
                                       8.625          1,444.89      227,000.00
    GOOD HOPE        GA   30641          1            06/10/97         00
    0430267260                           05           08/01/97          0
    2800514                              O            07/01/27
    0


1


    1594656          286/286             F          154,500.00         ZZ
                                         360        154,500.00          1
    94 96 WYOMING AVE                  9.375          1,285.06         75
                                       9.125          1,285.06      206,000.00
    MALDEN           MA   02145          2            06/10/97         00
    8580118                              05           08/01/97          0
    8580118                              N            07/01/27
    0


    1594664          B57/G02             F           97,200.00         ZZ
                                         360         97,200.00          1
    13231 TRIPOLI AVENUE               8.750            764.68         80
    (SYLMAR AREA)                      8.500            764.68      121,500.00
    LOS ANGELES      CA   91342          1            06/05/97         00
    0430267740                           05           08/01/97          0
    9710959                              O            07/01/27
    0


    1594665          E67/G02             F          160,000.00         ZZ
                                         360        160,000.00          1
    60140 SUNRIDGE DRIVE               8.250          1,202.03         70
                                       8.000          1,202.03      230,000.00
    BEND             OR   97702          2            06/17/97         00
    0430280818                           05           08/01/97          0
    6225                                 O            07/01/27
    0


    1594669          830/830             F          247,600.00         ZZ
                                         360        247,600.00          1
    8545 SOUTH DANEBORG DRIVE          8.750          1,947.87         80
                                       8.500          1,947.87      309,500.00
    SALT LAKE CITY   UT   84121          1            06/13/97         00
    1878024                              05           08/01/97          0
    1878024                              O            07/01/27
    0


    1594674          737/G02             F          112,000.00         ZZ
                                         360        112,000.00          1
    4335 HURT BRIDGE LANE              8.375            851.28         80
                                       8.125            851.28      140,000.00
    CUMMING          GA   30130          1            06/13/97         00
    0430280123                           05           08/01/97          0
    559950                               O            07/01/27
    0


    1594729          286/286             F          224,100.00         ZZ
                                         360        223,971.06          2
    1208 NE 143RD AVENUE               8.750          1,763.00         90
                                       8.500          1,763.00      249,900.00
1


    VANCOUVER        WA   98684          1            05/23/97         10
    9166119                              05           07/01/97         25
    9166119                              N            06/01/27
    0


    1594735          A83/G02             F          125,100.00         ZZ
                                         360        125,024.21          1
    1066 DOUGLAS FIR DRIVE             8.500            961.91         90
                                       8.250            961.91      139,000.00
    MANTECA          CA   95336          2            05/06/97         04
    0430266932                           05           07/01/97         25
    159903                               N            06/01/27
    0


    1594740          A83/G02             F          242,400.00         ZZ
                                         360        242,120.06          1
    6535 CAMDEN AVENUE                 8.750          1,906.96         80
                                       8.500          1,906.96      303,000.00
    SAN JOSE         CA   95120          2            04/21/97         00
    0430266981                           05           06/01/97          0
    159640                               O            05/01/27
    0


    1594743          E82/G02             F          107,250.00         ZZ
                                         360        107,250.00          1
    159 PACIFIC AVENUE                 8.500            824.66         65
                                       8.250            824.66      165,000.00
    PACIFIC GROVE    CA   93950          5            06/02/97         00
    0400038741                           05           08/01/97          0
    400038741                            N            07/01/27
    0


    1594744          514/G02             F           47,700.00         ZZ
                                         360         47,675.27          1
    1130 WESTWOOD AVENUE               9.250            392.42         90
                                       9.000            392.42       53,000.00
    CHATTANOOGA      TN   37405          1            05/23/97         22
    0430277970                           05           07/01/97         25
    868082                               N            06/01/27
    0


    1594747          A83/G02             F          373,750.00         ZZ
                                         360        373,302.92          1
    16625 SKYLINE BOULEVARD            8.875          2,973.72         65
                                       8.625          2,973.72      575,000.00
    LOS GATOS        CA   95030          2            04/22/97         00
    0430266973                           05           06/01/97          0
    158929                               O            05/01/27
    0
1




    1594749          E82/G02             F           37,400.00         ZZ
                                         360         37,400.00          2
    1207-09 NORTH MERIDIAN             8.750            294.23         41
                                       8.500            294.23       93,000.00
    WICHITA          KS   67212          5            06/13/97         00
    0400041208                           05           08/01/97          0
    400041208                            N            07/01/27
    0


    1594769          514/G02             F           57,000.00         ZZ
                                         360         57,000.00          1
    79 TROTTING PARK ROAD              8.875            453.52         90
                                       8.625            453.52       63,500.00
    FALMOUTH (TEATI  MA   02536          1            06/11/97         01
    0430278002                           05           08/01/97         25
    361418                               O            07/01/27
    0


    1594771          514/G02             F          129,600.00         ZZ
                                         360        129,600.00          1
    517 ST LAUREN WAY                  8.750          1,019.56         80
                                       8.500          1,019.56      162,000.00
    BIRMINGHAM       AL   35242          1            06/13/97         00
    0430280396                           05           08/01/97          0
    646491                               O            07/01/27
    0


    1594772          514/G02             F          123,400.00         ZZ
                                         360        123,400.00          1
    15503 TERRACE OAKS DRIVE           8.750            970.79         80
                                       8.500            970.79      154,250.00
    HOUSTON          TX   77068          1            06/13/97         00
    0430279091                           03           08/01/97          0
    361667                               O            07/01/27
    0


    1594775          286/286             F          180,450.00         ZZ
                                         360        180,343.45          1
    1202 NE 143RD AVENUE               8.625          1,403.53         90
                                       8.375          1,403.53      200,500.00
    VANCOUVER        WA   98684          1            05/23/97         10
    9170470                              05           07/01/97         25
    9170470                              N            06/01/27
    0


    1594784          696/G02             F           90,000.00         ZZ
                                         360         90,000.00          1
1


    2052 QUAKER WAY 12                 9.125            732.27         75
                                       8.875            732.27      120,000.00
    ANNAPOLIS        MD   21401          1            06/17/97         00
    0430263004                           01           08/01/97          0
    6090906                              O            07/01/27
    0


    1594785          267/G02             F          375,000.00         ZZ
                                         360        374,243.61          1
    3835 WESTON PLACE                  7.750          2,686.55         75
                                       7.500          2,686.55      500,000.00
    LONG BEACH       CA   90807          2            04/04/97         00
    0430266106                           05           06/01/97          0
    4451481                              O            05/01/27
    0


    1594787          514/G02             F          104,550.00         ZZ
                                         360        104,486.66          1
    6542 CHARTER DR                    8.500            803.90         85
                                       8.250            803.90      123,000.00
    COLORADO SPRING  CO   80918          1            06/03/97         01
    0430280362                           05           07/01/97         20
    96798                                N            06/01/27
    0


    1594896          076/076             F           84,000.00         ZZ
                                         360         83,907.88          1
    5209 PEG LANE                      9.000            675.89         74
                                       8.750            675.89      114,000.00
    MEMPHIS          TN   38117          1            05/01/97         00
    8206422                              05           06/01/97          0
    8206422                              O            05/01/27
    0


    1594898          076/076             F          147,500.00         ZZ
                                         360        147,410.64          1
    2800 STANFORD AVENUE               8.500          1,134.15         56
                                       8.250          1,134.15      265,000.00
    UNIVERSITY PARK  TX   75225          1            05/29/97         00
    8292702                              05           07/01/97          0
    8292702                              O            06/01/27
    0


    1594899          076/076             F           50,000.00         ZZ
                                         360         49,973.39          1
    12 RIVER VIEW DRIVE                9.125            406.82         46
                                       8.875            406.82      108,900.00
    ESSEX            VT   05451          1            05/28/97         00
    8465312                              01           07/01/97          0
1


    8465312                              N            06/01/27
    0


    1594955          E22/G02             F           40,500.00         ZZ
                                         360         40,480.59          1
    102 NW AIROSO BOULEVARD            9.625            344.25         90
                                       9.375            344.25       45,000.00
    PORT ST. LUCIE   FL   34983          1            06/06/97         04
    0410411409                           05           07/01/97         25
    410411409                            N            06/01/27
    0


    1594956          E22/G02             F           41,400.00         ZZ
                                         360         41,400.00          1
    709 SOUTH LARRY DRIVE              9.250            340.59         90
                                       9.000            340.59       46,000.00
    DELAND           FL   32724          1            06/13/97         04
    0410407332                           05           08/01/97         25
    410407332                            N            07/01/27
    0


    1594957          E22/G02             F          101,150.00         ZZ
                                         360        101,150.00          1
    554 CREST DRIVE                    8.875            804.80         85
                                       8.625            804.80      119,000.00
    MOGADORE         OH   44260          5            06/09/97         23
    0410414411                           05           08/01/97          0
    410414411                            O            07/01/27
    0


    1594961          E22/G02             F           24,000.00         ZZ
                                         360         24,000.00          1
    22951 JADE STREET                  8.875            190.95         80
                                       8.625            190.95       30,000.00
    PORTER           TX   77365          1            06/11/97         10
    0410454052                           05           08/01/97         12
    410454052                            N            07/01/27
    0


    1594963          E22/G02             F           24,950.00         ZZ
                                         360         24,938.36          1
    2770 S GARDEN DRIVE                9.750            214.36         80
    UNIT #307                          9.500            214.36       31,200.00
    LAKE CLARKE GAR  FL   33461          1            06/06/97         00
    0410383970                           01           07/01/97          0
    410383970                            O            06/01/27
    0


1


    1594967          E22/G02             F          165,000.00         ZZ
                                         360        164,905.07          1
    4 HILLARY COURT                    8.750          1,298.06         68
                                       8.500          1,298.06      245,000.00
    LIVINGSTON       NJ   07039          1            06/06/97         00
    0410384242                           05           07/01/97          0
    410384242                            O            06/01/27
    0


    1594968          E22/G02             F           71,300.00         ZZ
                                         360         71,300.00          1
    12 LEBIA COURT                     9.500            599.53         90
                                       9.250            599.53       79,250.00
    WASHINGTON TOWN  NJ   08080          1            06/16/97         04
    0410393482                           05           08/01/97         25
    410393482                            N            07/01/27
    0


    1594970          E22/G02             F          136,000.00         ZZ
                                         360        136,000.00          1
    6959 WHITAKER AVE.                 8.500          1,045.72         80
    (VAN NUYS AREA)                    8.250          1,045.72      170,000.00
    LOS ANGELES      CA   91406          5            06/11/97         00
    0410424147                           05           08/01/97          0
    410424147                            O            07/01/27
    0


    1594986          E22/G02             F          140,000.00         ZZ
                                         360        140,000.00          1
    1412 WEST 123RD STREET             8.375          1,064.10         80
                                       8.125          1,064.10      175,000.00
    LOS ANGELES ARE  CA   90047          2            06/11/97         00
    0410303150                           05           08/01/97          0
    410303150                            O            07/01/27
    0


    1594990          E22/G02             F          108,000.00         ZZ
                                         360        108,000.00          1
    3327 MARLETTE CIRCLE               8.625            840.01         79
                                       8.375            840.01      138,000.00
    SOUTH LAKE TAHO  CA   96150          2            06/12/97         00
    0410416192                           05           08/01/97          0
    410416192                            N            07/01/27
    0


    1594994          E22/G02             F          129,000.00         ZZ
                                         360        129,000.00          1
    108 BURNS COURT                    9.375          1,072.96         55
                                       9.125          1,072.96      235,000.00
1


    PLEASANT HILL    CA   94523          5            06/12/97         00
    0410409577                           05           08/01/97          0
    410409577                            N            07/01/27
    0


    1594998          E22/G02             F           75,000.00         ZZ
                                         360         75,000.00          1
    8812 RANDERMANN RD.                8.875            596.73         79
                                       8.625            596.73       95,000.00
    BRENHAM          TX   77833          1            06/13/97         00
    0410414783                           05           08/01/97          0
    410414783                            O            07/01/27
    0


    1594999          E22/G02             F           34,450.00         ZZ
                                         360         34,450.00          1
    302 MAGNUSSON STREET               9.500            289.67         65
                                       9.250            289.67       53,000.00
    PALACIOS         TX   77465          5            06/13/97         00
    0410425292                           05           08/01/97          0
    410425292                            N            07/01/27
    0


    1595000          E22/G02             F           66,500.00         ZZ
                                         360         66,500.00          1
    5525 TRINITY STREET                8.875            529.10         70
                                       8.625            529.10       95,000.00
    MARRERO          LA   70072          1            06/13/97         00
    0410413546                           05           08/01/97          0
    410413546                            O            07/01/27
    0


    1595001          E22/G02             F          260,000.00         ZZ
                                         360        260,000.00          1
    2621 VALLEY MANOR DRIVE            8.375          1,976.19         80
                                       8.125          1,976.19      325,000.00
    KINGWOOD         TX   77339          1            06/13/97         00
    0410455711                           03           08/01/97          0
    410455711                            O            07/01/27
    0


    1595004          E22/G02             F           37,800.00         ZZ
                                         360         37,800.00          1
    330 HILLSIDE CIRCLE                9.125            307.55         90
                                       8.875            307.55       42,000.00
    WEST MONROE      LA   71291          1            06/12/97         04
    0410426522                           05           08/01/97         25
    410426522                            N            07/01/27
    0
1




    1595006          E22/G02             F           73,800.00         ZZ
                                         360         73,800.00          2
    405 ULELAH AVENUE                 10.000            647.65         90
                                       9.750            647.65       82,000.00
    CRYSTAL BEACH    FL   34681          1            06/16/97         04
    0410391585                           05           08/01/97         25
    410391585                            N            07/01/27
    0


    1595009          E22/G02             F           54,400.00         ZZ
                                         360         54,400.00          1
    1136 TRAVELERS TRAIL EAST          8.750            427.97         80
    UNIT 3                             8.500            427.97       68,000.00
    BURNSVILLE       MN   55337          1            06/12/97         04
    0410327670                           01           08/01/97         12
    410327670                            O            07/01/27
    0


    1595011          E22/G02             F           21,000.00         ZZ
                                         360         21,000.00          1
    1344 MORTON DRIVE                  9.750            180.42         70
                                       9.500            180.42       30,000.00
    EAST MOLINE      IL   61244          5            06/12/97         00
    0410327985                           05           08/01/97          0
    410327985                            N            07/01/27
    0


    1595014          E22/G02             F           30,850.00         ZZ
                                         360         30,850.00          1
    1301 NE 183RD ST.                  9.000            248.23         95
    UNIT #903W                         8.750            248.23       32,500.00
    NORTH MIAMI BEA  FL   33179          1            06/12/97         04
    0410442727                           06           08/01/97         30
    410442727                            O            07/01/27
    0


    1595089          208/G02             F          105,000.00         ZZ
                                         360        104,869.01          1
    1061 CALLE CARMELITA               8.375            798.08         76
                                       8.125            798.08      139,000.00
    SANTA FE         NM   87501          5            04/24/97         00
    0430277939                           05           06/01/97          0
    34197                                O            05/01/27
    0


    1595096          964/G02             F          336,000.00         ZZ
                                         360        336,000.00          1
1


    985 BAY VIEW AVENUE                8.375          2,553.84         80
                                       8.125          2,553.84      420,000.00
    OAKLAND          CA   94610          1            06/11/97         00
    0430263756                           05           08/01/97          0
    25850                                O            07/01/27
    0


    1595097          253/253             F           47,610.00         ZZ
                                         360         47,610.00          1
    1516 NATCHES DRIVE                 9.000            383.09         90
                                       8.750            383.09       52,900.00
    ARLINGTON        TX   76014          1            06/12/97         04
    330250                               05           08/01/97         25
    330250                               N            07/01/27
    0


    1595099          964/G02             F           95,000.00         ZZ
                                         360         95,000.00          1
    8547 ARKIE COURT                   8.250            713.70         37
                                       8.000            713.70      262,000.00
    GRANITE BAY      CA   95746          1            06/17/97         00
    0430263731                           05           08/01/97          0
    25700                                O            07/01/27
    0


    1595113          975/G02             F          254,400.00         ZZ
                                         360        254,400.00          1
    941 VICTORIA DRIVE                 8.500          1,956.12         80
                                       8.250          1,956.12      318,000.00
    ARCADIA          CA   91007          1            06/11/97         00
    0430284521                           05           08/01/97          0
    970968                               O            07/01/27
    0


    1595179          369/G02             F           72,900.00         ZZ
                                         360         72,863.18          1
    9305 MCCABE DRIVE                  9.375            606.35         90
                                       9.125            606.35       81,000.00
    EL PASO          TX   79925          1            05/16/97         01
    0430266841                           05           07/01/97         25
    60122934                             N            06/01/27
    0


    1595186          405/405             F           36,000.00         ZZ
                                         360         35,982.29          2
    77-79 SCHULTZ AVENUE               9.500            302.71         90
                                       9.250            302.71       40,000.00
    COLUMBUS         OH   43222          1            05/19/97         01
    4198545                              05           07/01/97         25
1


    4198545                              N            06/01/27
    0


    1595200          765/G02             F          118,077.00         ZZ
                                         360        118,077.00          1
    835 WEST HEATHER AVENUE            7.875            856.15         75
                                       7.625            856.15      157,436.00
    GILBERT          AZ   85233          1            06/05/97         00
    0430279802                           03           08/01/97          0
    321867                               O            07/01/27
    0


    1595208          286/286             F          160,000.00         ZZ
                                         360        160,000.00          1
    5260 TUNA LANE                     9.000          1,287.40         67
                                       8.750          1,287.40      240,000.00
    SPRINGHILL       FL   34607          5            06/05/97         00
    8645580                              05           08/01/97          0
    8645580                              O            07/01/27
    0


    1595210          E19/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
    189 STREETLAND DRIVE               8.750            786.70         75
                                       8.500            786.70      135,000.00
    CADIZ            KY   42211          2            06/12/97         00
    0430278341                           05           08/01/97          0
    100024620                            O            07/01/27
    0


    1595211          286/286             F           47,800.00         ZZ
                                         360         47,775.22          3
    51 WASHINGTON AVE                  9.250            393.24         90
                                       9.000            393.24       53,200.00
    IRVINGTON        NJ   07111          1            05/30/97         10
    9170207                              05           07/01/97         25
    9170207                              N            06/01/27
    0


    1595214          286/286             F           68,400.00         ZZ
                                         360         68,366.35          1
    2553 FRED SMITH RD                 9.500            575.15         90
                                       9.250            575.15       76,000.00
    TALLAHASSEE      FL   32303          1            05/30/97         10
    8645506                              03           07/01/97         25
    8645506                              N            06/01/27
    0


1


    1595215          G52/G02             F          108,800.00         ZZ
                                         360        108,737.40          1
    1570 EAST TYSON PLACE              8.750            855.93         80
                                       8.500            855.93      136,000.00
    CHANDLER         AZ   85225          1            05/28/97         00
    0430279729                           05           07/01/97          0
    204293                               O            06/01/27
    0


    1595217          286/286             F           62,250.00         ZZ
                                         360         62,218.56          4
    335 BELMONT ST                     9.375            517.77         75
                                       9.125            517.77       83,000.00
    MANCHESTER       NH   03101          1            06/05/97         00
    9171604                              05           07/01/97          0
    9171604                              N            06/01/27
    0


    1595219          862/G02             F           68,250.00         ZZ
                                         360         68,250.00          1
    4291 CLAIREMONT DRIVE              9.125            555.31         65
                                       8.875            555.31      105,000.00
    SAN DIEGO        CA   92117          1            06/06/97         00
    0430278457                           05           08/01/97          0
    4466629                              N            07/01/27
    0


    1595221          862/G02             F          115,500.00         ZZ
                                         360        115,436.91          1
    4912 EAST OSBORN ROAD              9.000            929.34         70
                                       8.750            929.34      165,000.00
    PHOENIX          AZ   85018          5            05/28/97         00
    0430278465                           05           07/01/97          0
    4460390                              N            06/01/27
    0


    1595223          286/286             F           24,000.00         ZZ
                                         360         24,000.00          1
    6031 SHAKERWOODS CIR F108          9.375            199.62         80
                                       9.125            199.62       30,000.00
    TAMARAC          FL   33319          5            06/06/97         00
    8645556                              01           08/01/97          0
    8645556                              O            07/01/27
    0


    1595224          862/G02             F          133,600.00         ZZ
                                         360        133,600.00          1
    6694 NORTH WESTWOOD STREET         8.625          1,039.13         80
                                       8.375          1,039.13      167,000.00
1


    MOORPARK         CA   93021          1            06/03/97         00
    0430280776                           05           08/01/97          0
    4423687                              O            07/01/27
    0


    1595226          862/G02             F           65,400.00         ZZ
                                         360         65,400.00          4
    1804 WEST CAROL AVENUE             9.375            543.97         75
                                       9.125            543.97       88,000.00
    PHOENIX          AZ   85021          2            06/13/97         00
    0430284448                           05           08/01/97          0
    4459244                              N            07/01/27
    0


    1595227          862/G02             F           46,000.00         ZZ
                                         360         46,000.00          3
    1808 WEST CAROL AVENUE             9.375            382.61         53
                                       9.125            382.61       88,000.00
    PHOENIX          AZ   85021          2            06/13/97         00
    0430279943                           05           08/01/97          0
    4459277                              N            07/01/27
    0


    1595230          B28/G02             F           84,000.00         ZZ
                                         360         84,000.00          1
    627 DAVIS DRIVE #4                 9.250            691.05         75
                                       9.000            691.05      112,000.00
    GLENWOOD SPRING  CO   81601          1            06/17/97         00
    0430280453                           01           08/01/97          0
    02970393                             O            07/01/27
    0


    1595231          B28/G02             F           60,400.00         ZZ
                                         360         60,400.00          1
    311 EAST GLASS AVENUE              9.125            491.44         80
                                       8.875            491.44       75,500.00
    SPOKANE          WA   99207          1            06/12/97         00
    0430268284                           05           08/01/97          0
    09970312                             N            07/01/27
    0


    1595257          018/G02             F           68,000.00         ZZ
                                         360         67,960.87          1
    4511 MOHEGAN CIRCLE                8.750            534.96         80
                                       8.500            534.96       85,000.00
    PASADENA         TX   77504          1            05/20/97         00
    0430280255                           05           07/01/97          0
    245545                               O            06/01/27
    0
1




    1595271          514/G02             F          135,000.00         ZZ
                                         360        134,930.01          3
    1530 MARSHALL AVENUE               9.250          1,110.61         90
                                       9.000          1,110.61      150,000.00
    HOUSTON          TX   77006          1            05/23/97         01
    0430280172                           05           07/01/97         25
    361429                               O            06/01/27
    0


    1595273          514/G02             F          206,500.00         ZZ
                                         360        206,500.00          2
    26 NICHOLS AVENUE                  8.875          1,643.01         79
                                       8.625          1,643.01      262,000.00
    STAMFORD         CT   06905          2            06/12/97         00
    0430279141                           05           08/01/97          0
    361368                               O            07/01/27
    0


    1595287          687/G02             F           72,000.00         ZZ
                                         360         72,000.00          3
    144 EVERGREEN AVENUE               9.375            598.86         90
                                       9.125            598.86       80,000.00
    PITTSBURGH       PA   15209          1            06/05/97         01
    0430281394                           05           08/01/97         25
    NG                                   N            07/01/27
    0


    1595290          687/G02             F           43,950.00         ZZ
                                         360         43,950.00          1
    173 MERRIMAC STREET                9.500            369.56         90
                                       9.250            369.56       48,866.00
    PITTSBURGH       PA   15211          1            06/06/97         01
    0430267328                           05           08/01/97         25
    9086                                 N            07/01/27
    0


    1595310          E22/G02             F          119,250.00         ZZ
                                         360        119,250.00          1
    7317 N W  114TH STREET             9.125            970.26         90
                                       8.875            970.26      132,500.00
    OKLAHOMA CITY    OK   73162          1            06/16/97         23
    0410432330                           05           08/01/97          0
    410432330                            O            07/01/27
    0


    1595319          E22/G02             F           13,500.00         ZZ
                                         360         13,500.00          1
1


    1817 WEST TUSCARAWAS ST            9.875            117.23         90
                                       9.625            117.23       15,000.00
    CANTON           OH   44705          1            06/13/97         04
    0410418107                           05           08/01/97         25
    410418107                            N            07/01/27
    0


    1595323          E22/G02             F           62,600.00         ZZ
                                         360         62,600.00          1
    803 ARAGON COURT                   8.750            492.47         62
                                       8.500            492.47      102,500.00
    GEORGETOWN       TX   78628          2            06/09/97         00
    0410426597                           05           08/01/97          0
    410426597                            O            07/01/27
    0


    1595325          E22/G02             F          187,500.00         ZZ
                                         360        187,394.89          3
    1220 NORTH 32ND AVENUE             8.875          1,491.83         75
                                       8.625          1,491.83      250,000.00
    MELROSE PARK     IL   60160          5            05/30/97         00
    0410327563                           05           07/01/97          0
    410327563                            O            06/01/27
    0


    1595329          E22/G02             F           54,600.00         ZZ
                                         360         54,600.00          1
    3608 PALMER COURT                  8.375            415.00         69
                                       8.125            415.00       80,000.00
    CLOVIS           NM   88101          2            06/16/97         00
    0410453732                           05           08/01/97          0
    410453732                            N            07/01/27
    0


    1595335          E22/G02             F           25,500.00         ZZ
                                         360         25,500.00          1
    3252 NE 13TH STREET #3             9.250            209.78         64
                                       9.000            209.78       40,000.00
    POMPANO BEACH    FL   33062          1            06/09/97         00
    0410442792                           01           08/01/97          0
    410442792                            N            07/01/27
    0


    1595340          E22/G02             F           80,000.00         ZZ
                                         360         80,000.00          1
    694 VANCOUVER ROAD S.E.            9.250            658.14         80
                                       9.000            658.14      100,000.00
    RIO RANCHO       NM   87124          2            06/13/97         00
    0410319396                           05           08/01/97          0
1


    410319396                            N            07/01/27
    0


    1595342          E22/G02             F           30,600.00         ZZ
                                         360         30,600.00          1
    5828 MACAW AVENUE                  9.375            254.52         90
                                       9.125            254.52       34,000.00
    EL PASO          TX   79924          1            06/09/97         04
    0410453443                           05           08/01/97         25
    410453443                            N            07/01/27
    0


    1595358          E22/G02             F          124,800.00         ZZ
                                         360        124,800.00          1
    315 NORTH LIME STREET              8.250            937.58         80
                                       8.000            937.58      156,000.00
    ORANGE           CA   92868          1            06/13/97         00
    0410456321                           05           08/01/97          0
    410456321                            O            07/01/27
    0


    1595362          E22/G02             F          146,400.00         ZZ
                                         360        146,400.00          1
    2891 BANDALIN COURT                8.125          1,087.02         80
                                       7.875          1,087.02      183,000.00
    WEST SACRAMENTO  CA   95691          2            06/13/97         00
    0410454821                           05           08/01/97          0
    410454821                            O            07/01/27
    0


    1595365          267/G02             F          525,000.00         ZZ
                                         360        523,823.78          1
    1152 SOMERA ROAD                   7.500          3,670.88         60
                                       7.250          3,670.88      875,000.00
    LOS ANGELES      CA   90077          1            03/20/97         00
    0430266270                           05           05/01/97          0
    4438807                              O            04/01/27
    0


    1595414          964/G02             F          152,000.00         ZZ
                                         360        152,000.00          1
    198 HILLTOP CRESCENT               8.375          1,155.31         80
                                       8.125          1,155.31      190,000.00
    WALNUT CREEK     CA   94596          2            06/13/97         00
    0430264663                           05           08/01/97          0
    25258                                O            07/01/27
    0


1


    1595426          267/G02             F          245,000.00         ZZ
                                         360        244,477.85          1
    728 SEAWOOD WAY                    7.750          1,755.22         52
                                       7.500          1,755.22      474,000.00
    SAN JOSE         CA   95120          2            03/20/97         00
    0430266312                           05           05/01/97          0
    4437966                              O            04/01/27
    0


    1595466          765/G02             F           65,000.00         ZZ
                                         360         64,968.02          1
    10514 ZELZAH AVENUE                9.500            546.56         65
                                       9.250            546.56      100,000.00
    GRANADA HILLS A  CA   91344          1            05/14/97         00
    0430279901                           05           07/01/97          0
    140449                               N            06/01/27
    0


    1595482          267/G02             F          148,000.00         ZZ
                                         360        147,684.57          1
    467 WILLAMETTE LANE                7.750          1,060.30         80
                                       7.500          1,060.30      185,000.00
    CLAREMONT        CA   91711          1            03/13/97         00
    0430267997                           03           05/01/97          0
    4441185                              O            04/01/27
    0


    1595487          B28/G02             F           40,600.00         ZZ
                                         360         40,600.00          1
    704 BLACK ROAD                     9.000            326.68         70
                                       8.750            326.68       58,000.00
    USK              WA   99180          5            06/17/97         00
    0430281428                           05           08/01/97          0
    09970251                             N            07/01/27
    0


    1595490          286/286             F           75,000.00         ZZ
                                         360         74,911.10          1
    2675 VALLEY HGTS DR #2C            8.625            583.35         63
                                       8.375            583.35      120,000.00
    PIGEON FORGE     TN   37863          5            04/28/97         00
    8437768                              09           06/01/97          0
    8437768                              N            05/01/27
    0


    1595494          105/G02             F          167,650.00         ZZ
                                         360        167,650.00          1
    27134 HARMONY HILLS                8.750          1,318.90         80
                                       8.500          1,318.90      209,600.00
1


    SAN ANTONIO      TX   78258          1            06/02/97         00
    0430282640                           05           08/01/97          0
    0935676                              O            07/01/27
    0


    1595522          286/286             F           84,600.00         ZZ
                                         360         84,558.38          4
    1221 3RD AVE                       9.500            711.37         90
                                       9.250            711.37       94,000.00
    ROCKFORD         IL   61104          1            05/30/97         10
    9172811                              05           07/01/97         30
    9172811                              N            06/01/27
    0


    1595530          575/G02             F           24,500.00         ZZ
                                         360         24,500.00          1
    6625 EAST GOLF LINKS ROAD #2       9.000            197.13         65
                                       8.750            197.13       38,000.00
    TUCSON           AZ   85730          1            06/09/97         00
    0430265280                           01           08/01/97          0
    972345544                            N            07/01/27
    0


    1595550          225/225             F          495,200.00         ZZ
                                         360        494,892.20          1
    1025 CLAYTON STREET                8.375          3,763.88         80
                                       8.125          3,763.88      619,000.00
    SAN FRANCISCO    CA   94117          1            05/16/97         00
    8048917                              05           07/01/97          0
    8048917                              O            06/01/27
    0


    1595551          757/757             F          270,000.00         ZZ
                                         360        270,000.00          1
    112 EAST JONES STREET              8.750          2,124.10         76
                                       8.500          2,124.10      358,750.00
    SAVANNAH         GA   31401          1            06/17/97         00
    2952489                              05           08/01/97          0
    2952489                              O            07/01/27
    0


    1595554          B75/G02             F           57,250.00         ZZ
                                         360         57,220.32          1
    321 SOUTH KERR AVENUE #154         9.250            470.98         65
                                       9.000            470.98       88,125.00
    WILMINGTON       NC   28403          1            05/28/97         00
    0430279760                           09           07/01/97          0
    2949329                              N            06/01/27
    0
1




    1595580          253/253             F          165,000.00         ZZ
                                         360        165,000.00          1
    1040 VAIL VIEW DR                  8.500          1,268.71         72
    #301                               8.250          1,268.71      230,000.00
    VAIL             CO   81657          5            06/13/97         00
    329811                               01           08/01/97          0
    329811                               O            07/01/27
    0


    1595653          E22/G02             F           89,250.00         ZZ
                                         360         89,250.00          1
    2482 ST AUGUSTINE BLVD             8.625            694.18         75
                                       8.375            694.18      119,000.00
    HAINES CITY      FL   33844          1            06/19/97         00
    0410436349                           09           08/01/97          0
    410436349                            O            07/01/27
    0


    1595656          E22/G02             F          145,600.00         ZZ
                                         360        145,600.00          1
    511 WILBY DRIVE                    8.500          1,119.54         80
                                       8.250          1,119.54      182,000.00
    CHARLOTTE        NC   28270          1            06/11/97         00
    0410453583                           05           08/01/97          0
    410453583                            O            07/01/27
    0


    1595676          E22/G02             F           50,400.00         ZZ
                                         360         50,400.00          1
    188 WEST 200 SOUTH                 8.875            401.01         90
                                       8.625            401.01       56,000.00
    REDMOND          UT   84652          1            06/09/97         04
    0410388847                           05           08/01/97         25
    410388847                            O            07/01/27
    0


    1595684          E22/G02             F          244,000.00         ZZ
                                         360        244,000.00          1
    2378 PINE ISLAND COURT             8.625          1,897.81         80
                                       8.375          1,897.81      305,000.00
    JACKSONVILLE     FL   32224          1            06/18/97         00
    0410436190                           03           08/01/97          0
    410436190                            O            07/01/27
    0


    1595687          E22/G02             F           43,650.00         ZZ
                                         360         43,650.00          1
1


    435 TRIGOOD DRIVE                  8.875            347.30         90
                                       8.625            347.30       48,500.00
    CASPER           WY   82609          1            06/18/97         01
    0410388961                           05           08/01/97         25
    410388961                            N            07/01/27
    0


    1595689          E22/G02             F           76,400.00         ZZ
                                         360         76,400.00          1
    4729 W 31ST AVENUE                 9.125            621.62         90
                                       8.875            621.62       84,900.00
    DENVER           CO   80212          1            06/17/97         04
    0410389340                           05           08/01/97         25
    410389340                            N            07/01/27
    0


    1595694          E22/G02             F          110,000.00         ZZ
                                         360        110,000.00          1
    3315 WEST COUNTY ROAD 100          8.375            836.08         74
    NORTH                              8.125            836.08      150,000.00
    BARGERSVILLE     IN   46106          1            06/16/97         00
    0410397277                           05           08/01/97          0
    410397277                            O            07/01/27
    0


    1595754          573/G02             F           43,500.00         ZZ
                                         360         43,500.00          1
    817 FAIRWAY BOULEVARD              8.500            334.48         75
                                       8.250            334.48       58,000.00
    BIG BEAR CITY    CA   92314          1            05/16/97         00
    0430280727                           05           08/01/97          0
    111880                               N            07/01/27
    0


    1595760          685/G02             F          360,000.00         ZZ
                                         360        360,000.00          1
    20485 ROCA CHICA DRIVE             8.625          2,800.04         80
                                       8.375          2,800.04      450,000.00
    MALIBU           CA   90265          1            06/02/97         00
    0430279984                           05           08/01/97          0
    107692                               O            07/01/27
    0


    1595763          664/G02             F           89,550.00         ZZ
                                         360         89,550.00          1
    1828 NE 90TH AVENUE                8.750            704.50         90
                                       8.500            704.50       99,500.00
    PORTLAND         OR   97220          1            06/13/97         01
    0430284430                           05           08/01/97         25
1


    2288579                              N            07/01/27
    0


    1595767          E22/G02             F           63,000.00         ZZ
                                         360         63,000.00          1
    3607 CORAL SPRINGS DRIVE           8.375            478.85         80
    UNIT # 3607                        8.125            478.85       79,000.00
    CORAL SPRINGS    FL   33065          2            06/12/97         00
    0410442941                           01           08/01/97          0
    410442941                            O            07/01/27
    0


    1595775          F34/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
    27705 SW 165TH AVENUE              8.875            795.65         63
                                       8.625            795.65      160,000.00
    MIAMI            FL   33031          1            06/19/97         00
    0430281170                           05           08/01/97          0
    9700420                              O            07/01/27
    0


    1595777          664/G02             F           99,000.00         ZZ
                                         360         99,000.00          1
    19415 100TH AVENUE NORTHEAST       8.500            761.23         90
                                       8.250            761.23      110,000.00
    BOTHELL          WA   98011          1            06/19/97         10
    0430285999                           05           08/01/97         25
    2319564                              N            07/01/27
    0


    1595791          E22/G02             F          126,000.00         ZZ
                                         360        126,000.00          4
    6144-6150 LAUREL HALL DRIVE        9.875          1,094.12         90
                                       9.625          1,094.12      140,000.00
    INDIANAPOLIS     IN   46226          1            06/19/97         01
    0410418032                           05           08/01/97         25
    410418032                            N            07/01/27
    0


    1595799          E22/G02             F          137,250.00         ZZ
                                         360        137,250.00          1
    2142 NE 58TH COURT                 9.125          1,116.71         90
                                       8.875          1,116.71      152,500.00
    FORT LAUDERDALE  FL   33308          1            06/18/97         04
    0410406193                           05           08/01/97         25
    410406193                            N            07/01/27
    0


1


    1595800          E22/G02             F           94,400.00         T
                                         360         94,400.00          1
    8750 OLDE HICKORY AVENUE           8.875            751.09         75
    UNIT # 9304                        8.625            751.09      125,900.00
    SARASOTA         FL   34238          1            06/12/97         00
    0410454151                           01           08/01/97          0
    410454151                            O            07/01/27
    0


    1595802          E22/G02             F           87,000.00         ZZ
                                         360         87,000.00          2
    1879-81 SW 9TH STREET              8.625            676.68         65
                                       8.375            676.68      135,500.00
    MIAMI            FL   33135          5            06/12/97         00
    0410406813                           05           08/01/97          0
    410406813                            O            07/01/27
    0


    1595811          E22/G02             F           89,100.00         ZZ
                                         360         89,100.00          1
    1107 EAST JEFFERSON AVENU          9.125            724.95         90
                                       8.875            724.95       99,000.00
    COTTAGE GROVE    OR   97424          1            06/19/97         04
    0410410138                           05           08/01/97         25
    410410138                            N            07/01/27
    0


    1595814          E22/G02             F          209,800.00         ZZ
                                         360        209,800.00          1
    5333 ROYER AVE.                    8.000          1,539.44         80
    WOODLAND HILLS AREA                7.750          1,539.44      262,250.00
    LOS ANGELES      CA   91367          1            06/17/97         00
    0410462477                           05           08/01/97          0
    410462477                            O            07/01/27
    0


    1595816          E22/G02             F           84,500.00         ZZ
                                         360         84,500.00          1
    2210 WEST 157TH STREET             8.750            664.76         65
                                       8.500            664.76      130,000.00
    COMPTON          CA   90220          5            06/12/97         00
    0410424055                           05           08/01/97          0
    410424055                            O            07/01/27
    0


    1595822          405/405             F          393,600.00         ZZ
                                         360        393,600.00          1
    11039 EAST RED BARN ROAD           8.750          3,096.46         80
                                       8.500          3,096.46      492,000.00
1


    VENTURA          CA   93012          1            06/03/97         00
    423888                               03           08/01/97          0
    423888                               O            07/01/27
    0


    1595823          E22/G02             F           67,900.00         ZZ
                                         360         67,900.00          1
    1791 MARIAN AVENUE                 8.875            540.24         70
                                       8.625            540.24       97,000.00
    CARSON CITY      NV   89706          5            06/16/97         00
    0410416887                           05           08/01/97          0
    410416887                            N            07/01/27
    0


    1595828          180/G02             F           87,750.00         ZZ
                                         360         87,750.00          4
    1310 BRENDA LANE                   8.875            698.18         90
                                       8.625            698.18       97,500.00
    HUMBLE           TX   77338          1            06/11/97         04
    0430282236                           03           08/01/97         25
    4997425                              N            07/01/27
    0


    1595832          E22/G02             F          193,040.00         ZZ
                                         360        193,040.00          1
    24662 VIA DEL ORO                  8.000          1,416.46         80
                                       7.750          1,416.46      241,300.00
    LAGUNA NIGUEL    CA   92677          1            06/18/97         00
    0410424311                           03           08/01/97          0
    410424311                            O            07/01/27
    0


    1595852          201/G02             F          116,350.00         ZZ
                                         360        116,350.00          1
    317 WEST CLINTON STREET            9.375            967.75         95
    UNIT A                             9.125            967.75      122,500.00
    THE TOWN OF DOV  NJ   07801          1            06/13/97         04
    0430278028                           01           08/01/97         30
    2800988079                           O            07/01/27
    0


    1595893          003/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
    8271 SW 41 STREET                  8.750            786.71         80
                                       8.500            786.71      125,000.00
    DAVIE            FL   33328          1            06/16/97         00
    0430280370                           03           08/01/97          0
    3850161                              O            07/01/27
    0
1




    1595896          561/G02             F          307,000.00         ZZ
                                         360        307,000.00          1
    54 MILLSTONE LANE                  9.250          2,525.62         65
                                       9.000          2,525.62      475,000.00
    ROCKLAND         DE   19732          5            06/10/97         00
    0430266866                           01           08/01/97          0
    9011057                              O            07/01/27
    0


    1595906          480/G02             F           58,500.00         T
                                         360         58,500.00          1
    6997 DAWN LANE                     9.500            491.90         65
                                       9.250            491.90       90,000.00
    BROOKSVILLE      FL   34607          1            06/18/97         00
    0430281089                           05           08/01/97          0
    2085975                              O            07/01/27
    0


    1595976          B75/G02             F          125,550.00         ZZ
                                         360        125,484.91          2
    3305 3307 WEST 14TH AVENUE         9.250          1,032.87         90
                                       9.000          1,032.87      139,500.00
    DENVER           CO   80204          1            05/30/97         01
    0430280867                           05           07/01/97         25
    2870285                              N            06/01/27
    0


    1595978          286/286             F           70,200.00         ZZ
                                         360         70,163.60          1
    192 SAND HILL ROAD                 9.250            577.52         90
                                       9.000            577.52       78,000.00
    ESSEX            VT   05452          1            05/09/97         10
    9172355                              05           07/01/97         25
    9172355                              N            06/01/27
    0


    1595979          286/286             F           51,200.00         ZZ
                                         360         51,172.74          1
    1106 EAST RED CEDAR CIRCLE         9.125            416.59         80
                                       8.875            416.59       64,000.00
    THE WOODLANDS    TX   77380          1            05/14/97         00
    9172504                              05           07/01/97          0
    9172504                              N            06/01/27
    0


    1595980          286/286             F          122,000.00         ZZ
                                         360        122,000.00          1
1


    14470 EAST CARROLL BLVD            8.875            970.69         80
                                       8.625            970.69      153,000.00
    UNIVERSITY HEIG  OH   44118          2            06/03/97         00
    8639332                              05           08/01/97          0
    8639332                              O            07/01/27
    0


    1595999          286/286             F           33,300.00         ZZ
                                         360         33,284.46          4
    428 SOUTH 4TH STREET               9.750            286.10         90
                                       9.500            286.10       37,000.00
    ROCKFORD         IL   61104          1            05/09/97         10
    9170591                              05           07/01/97         25
    9170591                              N            06/01/27
    0


    1596002          286/286             F           25,650.00         ZZ
                                         360         25,650.00          1
    617 FARRS BRIDGE ROAD              9.750            220.38         90
                                       9.500            220.38       28,500.00
    GREENVILLE       SC   29611          1            06/09/97         12
    8644277                              05           08/01/97         25
    8644277                              N            07/01/27
    0


    1596025          E22/G02             F          126,000.00         ZZ
                                         360        126,000.00          4
    5948 DEVINGTON ROAD                9.875          1,094.12         90
                                       9.625          1,094.12      140,000.00
    INDIANAPOLIS     IN   46226          1            06/20/97         04
    0410420954                           05           08/01/97         25
    410420954                            N            07/01/27
    0


    1596028          E22/G02             F          124,000.00         ZZ
                                         360        124,000.00          1
    2 N 645 VALEWOOD DRIVE             8.625            964.46         80
                                       8.375            964.46      155,000.00
    WEST CHICAGO     IL   60185          2            06/13/97         00
    0410328389                           05           08/01/97          0
    410328389                            O            07/01/27
    0


    1596038          E22/G02             F           99,200.00         ZZ
                                         360         99,200.00          1
    5697 EAST FULTON STREET            8.500            762.76         80
                                       8.250            762.76      124,000.00
    ADA              MI   49301          5            06/16/97         00
    0410396717                           05           08/01/97          0
1


    410396717                            O            07/01/27
    0


    1596039          E22/G02             F           28,500.00         ZZ
                                         360         28,500.00          1
    148 COLUMBIA AVENUE                9.125            231.89         75
                                       8.875            231.89       38,000.00
    MANSFIELD        OH   44903          2            06/20/97         00
    0410395933                           05           08/01/97          0
    410395933                            N            07/01/27
    0


    1596042          E22/G02             F           20,250.00         ZZ
                                         360         20,250.00          1
    7405 SHARON DRIVE                 10.250            181.46         90
                                      10.000            181.46       22,500.00
    ST LOUIS         MO   63136          1            06/19/97         04
    0410418917                           05           08/01/97         25
    410418917                            N            07/01/27
    0


    1596044          E22/G02             F           45,900.00         ZZ
                                         360         45,900.00          1
    18719 DROITWICH DRIVE              9.375            381.77         90
                                       9.125            381.77       51,000.00
    HUMBLE           TX   77346          1            06/17/97         04
    0410455026                           05           08/01/97         25
    410455026                            N            07/01/27
    0


    1596050          E22/G02             F           96,000.00         ZZ
                                         360         95,952.78          1
    5813 KENILWORTH AVENUE             9.500            807.22         80
                                       9.250            807.22      120,000.00
    DEARBORN         MI   48126          1            05/27/97         04
    0410396774                           05           07/01/97         12
    410396774                            N            06/01/27
    0


    1596056          E22/G02             F           32,200.00         ZZ
                                         360         32,200.00          1
    5860 CLIPPERT                      9.875            279.61         70
                                       9.625            279.61       46,000.00
    TAYLOR           MI   48180          5            06/06/97         00
    0410411086                           05           08/01/97          0
    410411086                            N            07/01/27
    0


1


    1596057          E22/G02             F           30,800.00         ZZ
                                         360         30,800.00          1
    4718 CORNELL                       9.875            267.45         70
                                       9.625            267.45       44,000.00
    DEARBORN HEIGHT  MI   48125          5            06/06/97         00
    0410411094                           05           08/01/97          0
    410411094                            N            07/01/27
    0


    1596060          E22/G02             F          304,000.00         ZZ
                                         360        304,000.00          1
    16 SUNDOWN PARKWAY                 8.625          2,364.48         80
                                       8.375          2,364.48      380,000.00
    AUSTIN           TX   78746          1            06/20/97         00
    0410426712                           03           08/01/97          0
    410426712                            O            07/01/27
    0


    1596075          E22/G02             F           43,500.00         ZZ
                                         360         43,500.00          1
    2055-A BERKSHIRE CIRCLE            9.125            353.93         90
                                       8.875            353.93       48,350.00
    CARPENTERSVILLE  IL   60110          1            06/20/97         10
    0410328355                           07           08/01/97         25
    410328355                            N            07/01/27
    0


    1596092          E22/G02             F           30,600.00         ZZ
                                         360         30,600.00          1
    9011 GRAY FOX LANE                 8.875            243.47         90
                                       8.625            243.47       34,000.00
    PORT RICHEY      FL   34668          1            06/09/97         04
    0410404867                           05           08/01/97         25
    410404867                            N            07/01/27
    0


    1596099          E22/G02             F           72,400.00         ZZ
                                         360         72,400.00          1
    RT 3 BOX 140                       8.875            576.05         80
                                       8.625            576.05       90,500.00
    CANTON           TX   75103          1            06/06/97         00
    0410425573                           05           08/01/97          0
    410425573                            O            07/01/27
    0


    1596107          E22/G02             F          450,000.00         ZZ
                                         360        450,000.00          1
    6705 N. SNAKE RIVER WOODS          8.875          3,580.40         66
    DRIVE                              8.625          3,580.40      686,700.00
1


    JACKSON          WY   83001          2            06/12/97         00
    0410323653                           05           08/01/97          0
    410323653                            O            07/01/27
    0


    1596113          E22/G02             F           24,500.00         ZZ
                                         360         24,500.00          1
    2113 NW 37TH STREET                9.625            208.25         70
                                       9.375            208.25       35,000.00
    OKLAHOMA CITY    OK   73112          5            06/18/97         00
    0410426910                           05           08/01/97          0
    410426910                            N            07/01/27
    0


    1596121          E22/G02             F           97,500.00         T
                                         360         97,500.00          1
    151 FLAMINGO DR                    9.125            793.29         75
                                       8.875            793.29      130,000.00
    BELLAIR          FL   34616          5            06/13/97         00
    0410404016                           05           08/01/97          0
    410404016                            O            07/01/27
    0


    1596122          E22/G02             F           88,000.00         ZZ
                                         360         88,000.00          1
    220 4TH STREET, S.E.               8.625            684.45         80
    UNIT #4                            8.375            684.45      110,000.00
    WASHINGTON       DC   20003          1            06/20/97         00
    0410402812                           01           08/01/97          0
    410402812                            O            07/01/27
    0


    1596126          E22/G02             F           36,900.00         ZZ
                                         360         36,900.00          1
    203 ESTATE ROAD                    9.000            296.91         90
    UNIT #207C                         8.750            296.91       41,000.00
    WILMINGTON       NC   28405          1            06/19/97         10
    0410432744                           01           08/01/97         25
    410432744                            N            07/01/27
    0


    1596133          E22/G02             F           46,300.00         ZZ
                                         360         46,300.00          2
    18806-18808 BLACKHAWK TRAIL        9.875            402.05         90
                                       9.625            402.05       51,444.00
    INDEPENDENCE     MO   64056          1            06/20/97         04
    0410454706                           05           08/01/97         25
    410454706                            N            07/01/27
    0
1




    1596145          E22/G02             F          182,400.00         ZZ
                                         360        182,400.00          1
    2524 NEW YORK DRIVE                9.000          1,467.63         80
                                       8.750          1,467.63      228,000.00
    ALTADENA         CA   91001          1            06/12/97         00
    0410424139                           05           08/01/97          0
    410424139                            N            07/01/27
    0


    1596180          560/560             F          107,000.00         ZZ
                                         360        106,940.00          1
    LOT #4 HARD HILL ROAD              8.875            851.35         80
                                       8.625            851.35      134,705.00
    FLEETWOOD        PA   19522          4            05/30/97         00
    450734280                            27           07/01/97          0
    450734280                            O            06/01/27
    0


    1596206          688/G02             F          139,522.00         ZZ
                                         360        139,522.00          1
    10762 VISTA DEL SOL DRIVE          8.625          1,085.19         94
                                       8.375          1,085.19      150,000.00
    EL PASO          TX   79935          1            06/16/97         12
    0430283598                           05           08/01/97         30
    47890                                O            07/01/27
    0


    1596216          F34/G02             F           61,500.00         ZZ
                                         360         61,500.00          1
    10018 HAMMOCKS BLVD #5 104         8.750            483.82         75
                                       8.500            483.82       82,000.00
    MIAMI            FL   33196          5            06/13/97         00
    0430282095                           01           08/01/97          0
    9700461                              O            07/01/27
    0


    1596226          F34/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
    1249 MANOR DRIVE                   7.875            725.07         25
                                       7.625            725.07      400,000.00
    WESTON           FL   33326          1            06/19/97         00
    0430282046                           03           08/01/97          0
    9700465                              O            07/01/27
    0


    1596229          731/G02             F          125,600.00         T
                                         360        125,600.00          1
1


    6255 CHAMBERLAND DRIVE             8.750            988.10         75
                                       8.500            988.10      167,500.00
    HOMEWOOD         CA   96141          5            06/17/97         00
    0430282285                           05           08/01/97          0
    114554266                            O            07/01/27
    0


    1596238          E19/G02             F          214,600.00         ZZ
                                         360        214,600.00          1
    5663 WEST ORCHID LANE              8.250          1,612.22         79
                                       8.000          1,612.22      275,000.00
    CHANDLER         AZ   85226          2            06/16/97         00
    0430281782                           03           08/01/97          0
    100025275                            O            07/01/27
    0


    1596253          961/G02             F          129,550.00         T
                                         360        129,550.00          1
    11217 AMIATA DRIVE                 8.500            996.13         80
                                       8.250            996.13      161,990.00
    RANCHO CUCAMONG  CA   91730          1            06/13/97         95
    0430283366                           05           08/01/97          0
    0910967                              O            07/01/27
    0


    1596255          961/G02             F          250,000.00         ZZ
                                         360        250,000.00          1
    2235 14TH AVENUE                   8.625          1,944.47         80
                                       8.375          1,944.47      312,500.00
    SAN FRANCISCO    CA   94116          1            06/13/97         00
    0430283127                           05           08/01/97          0
    89013734                             O            07/01/27
    0


    1596298          937/G02             F           75,400.00         ZZ
                                         360         75,400.00          1
    3991 SOUTH RENAULT CIRCLE          8.750            593.17         65
                                       8.500            593.17      116,050.00
    WEST VALLEY CIT  UT   84119          1            06/20/97         00
    0430281824                           05           08/01/97          0
    7594007                              O            07/01/27
    0


    1596320          560/560             F           22,400.00         ZZ
                                         360         22,387.76          1
    25 LONGWORTH AVENUE UNIT 23        9.000            180.24         90
                                       8.750            180.24       24,900.00
    BROCKTON         MA   02401          1            05/28/97         04
    450729751                            01           07/01/97         25
1


    450729751                            N            06/01/27
    0


    1596328          909/G02             F          161,600.00         ZZ
                                         360        161,600.00          1
    13941 CAPEWOOD LANE                8.375          1,228.28         80
                                       8.125          1,228.28      202,000.00
    SAN DIEGO        CA   92128          1            06/22/97         00
    0430283663                           03           08/01/97          0
    6004730                              O            07/01/27
    0


    1596338          E67/G02             F          272,800.00         ZZ
                                         360        272,800.00          1
    2268 NW 7TH STREET                 8.375          2,073.48         80
                                       8.125          2,073.48      341,000.00
    BEND             OR   97701          2            06/13/97         00
    0430279604                           05           08/01/97          0
    06387                                O            07/01/27
    0


    1596356          975/G02             F          104,900.00         ZZ
                                         360        104,900.00          3
    1942-1946 BRYCE ROAD               8.750            825.25         75
                                       8.500            825.25      139,999.00
    EL MONTE AREA    CA   91733          1            06/17/97         00
    0430286021                           03           08/01/97          0
    971113                               N            07/01/27
    0


    1596365          G51/G02             F           41,600.00         ZZ
                                         360         41,600.00          1
    30 MURRAY HEIGHTS DRIVE            8.125            308.88         80
                                       7.875            308.88       52,000.00
    COLORADO SPRING  CO   80916          1            06/25/97         00
    0430285536                           09           08/01/97          0
    205425                               O            07/01/27
    0


    1596388          664/G02             F          270,000.00         ZZ
                                         360        270,000.00          1
    6453 SOUTHEAST SCOTT DRIVE         9.000          2,172.49         75
                                       8.750          2,172.49      360,000.00
    PORTLAND         OR   97215          1            06/12/97         00
    0430284554                           05           08/01/97          0
    2288900                              O            07/01/27
    0


1


    1596390          562/562             F          129,600.00         ZZ
                                         360        129,600.00          1
    520 QUEEN STREET                   9.000          1,042.80         80
                                       8.750          1,042.80      162,000.00
    WESTBURY         NY   11590          1            06/13/97         00
    538520                               05           08/01/97          0
    538520                               N            07/01/27
    0


    1596452          003/G02             F           96,600.00         ZZ
                                         360         96,600.00          2
    726-728 GREENVALE ROAD             9.000            777.27         87
                                       8.750            777.27      111,200.00
    LAWRENCEVILLE    GA   30243          1            06/19/97         10
    0430281261                           05           08/01/97         25
    3828332                              N            07/01/27
    0


    1596488          B26/G02             F          127,000.00         ZZ
                                         360        127,000.00          2
    184 NASSAU BOULEVARD               8.750            999.11         58
                                       8.500            999.11      220,000.00
    GARDEN CITY SOU  NY   11530          1            06/11/97         00
    0430278564                           05           08/01/97          0
    091504534                            N            07/01/27
    0


    1596689          253/253             F          211,150.00         ZZ
                                         360        211,150.00          1
    1727 VISTA DEL NORTE               8.750          1,661.12         80
                                       8.500          1,661.12      264,990.00
    CHINO HILLS      CA   91709          1            06/12/97         00
    330160                               05           08/01/97          0
    330160                               O            07/01/27
    0


    1596746          700/G02             F          251,200.00         ZZ
                                         360        251,200.00          1
    797 PALERMO DRIVE                  7.875          1,821.37         80
                                       7.625          1,821.37      314,000.00
    SANTA BARBARA    CA   93105          5            06/12/97         00
    0430281584                           05           08/01/97          0
    700                                  O            07/01/27
    0


    1596768          286/286             F          209,200.00         ZZ
                                         360        209,091.54          1
    27 CLARKE LN                       9.250          1,721.04         80
                                       9.000          1,721.04      261,500.00
1


    HOPKINTON        NH   03229          1            05/23/97         00
    9172509                              05           07/01/97          0
    9172509                              O            06/01/27
    0


    1596777          E22/G02             F           26,900.00         ZZ
                                         360         26,900.00          1
    615 N W  34TH STREET               9.250            221.30         90
                                       9.000            221.30       29,900.00
    OKLAHOMA CITY    OK   73118          1            06/18/97         04
    0410426928                           05           08/01/97         25
    410426928                            N            07/01/27
    0


    1596789          E22/G02             F           74,900.00         ZZ
                                         360         74,900.00          4
    11010 BAYWOOD DRIVE                9.250            616.18         78
                                       9.000            616.18       97,000.00
    SAN ANTONIO      TX   78213          2            06/23/97         00
    0410431852                           05           08/01/97          0
    410431852                            N            07/01/27
    0


    1596799          E19/G02             F          332,000.00         ZZ
                                         360        332,000.00          1
    11901 ANDASOL AVENUE               8.000          2,436.10         80
    LOS ANGELES                        7.750          2,436.10      415,000.00
    GRANADA HILLS A  CA   91344          1            06/17/97         00
    0430283069                           05           08/01/97          0
    100026357                            O            07/01/27
    0


    1596803          E22/G02             F           75,950.00         ZZ
                                         360         75,950.00          4
    11014 BAYWOOD DRIVE                9.250            624.82         79
                                       9.000            624.82       97,000.00
    SAN ANTONIO      TX   78213          2            06/23/97         00
    0410431860                           05           08/01/97          0
    410431860                            N            07/01/27
    0


    1596819          E22/G02             F           53,200.00         ZZ
                                         360         53,200.00          1
    15450 EMPANADA DRIVE               8.875            423.28         70
                                       8.625            423.28       76,000.00
    HOUSTON          TX   77083          5            06/23/97         00
    0410425771                           03           08/01/97          0
    410425771                            N            07/01/27
    0
1




    1596823          E22/G02             F           63,000.00         ZZ
                                         360         63,000.00          1
    525 GRACE STREET                   9.125            512.59         90
                                       8.875            512.59       70,000.00
    ELGIN            IL   60120          1            06/24/97         04
    0410327365                           05           08/01/97         25
    410327365                            N            07/01/27
    0


    1596826          E22/G02             F           75,000.00         ZZ
                                         360         75,000.00          1
    12635 SOUTH THROOP AVENUE          8.500            576.69         80
                                       8.250            576.69       94,000.00
    CALUMET PARK     IL   60643          5            06/18/97         00
    0410328645                           05           08/01/97          0
    410328645                            O            07/01/27
    0


    1596829          E22/G02             F           45,000.00         ZZ
                                         360         45,000.00          1
    1396 PLAINFIELD ROAD               9.750            386.62         90
                                       9.500            386.62       50,000.00
    SOUTH EUCLID     OH   44121          1            06/23/97         01
    0410413587                           05           08/01/97         25
    410413587                            N            07/01/27
    0


    1596830          765/G02             F          200,000.00         ZZ
                                         360        200,000.00          1
    9006 VILLANOVA AVENUE              8.250          1,502.54         80
                                       8.000          1,502.54      250,000.00
    LOS ANGELES      CA   90045          1            06/17/97         00
    0430283044                           05           08/01/97          0
    323573                               O            07/01/27
    0


    1596839          E22/G02             F           35,100.00         ZZ
                                         360         35,100.00          1
    113 BRECKMAN                       9.500            295.14         90
                                       9.250            295.14       39,000.00
    WALBRIDGE        OH   43465          1            06/24/97         04
    0410391098                           05           08/01/97         25
    410391098                            N            07/01/27
    0


    1596846          765/G02             F          172,000.00         ZZ
                                         360        172,000.00          2
1


    145-147 ACACIA AVENUE              8.750          1,353.13         79
                                       8.500          1,353.13      218,000.00
    MONROVIA         CA   91016          2            06/12/97         00
    0430282772                           05           08/01/97          0
    323478                               O            07/01/27
    0


    1596893          950/G02             F           68,800.00         ZZ
                                         360         68,800.00          2
    3903-3905 E MCLOUGHLIN BLVD        9.000            553.58         80
                                       8.750            553.58       86,000.00
    VANCOUVER        WA   98661          1            06/18/97         01
    0430285833                           05           08/01/97         12
    HV05219729                           N            07/01/27
    0


    1596909          637/G02             F           64,700.00         ZZ
                                         360         64,700.00          2
    1270 SE 8TH STREET                 8.625            503.23         90
                                       8.375            503.23       71,900.00
    CAPE CORAL       FL   33990          1            06/11/97         01
    0430282517                           05           08/01/97         25
    9464652                              N            07/01/27
    0


    1596910          776/G02             F           40,500.00         ZZ
                                         360         40,500.00          1
    5851 HAMPTON                       9.500            340.55         90
                                       9.250            340.55       45,000.00
    ST LOUIS         MO   63109          1            06/16/97         10
    0430285056                           05           08/01/97         25
    8742745                              N            07/01/27
    0


    1597010          E82/G02             F           43,000.00         ZZ
                                         360         43,000.00          1
    72 WEST NORMAN AVENUE              9.000            345.99         80
                                       8.750            345.99       54,000.00
    DAYTON           OH   45405          2            06/09/97         00
    0400034807                           05           08/01/97          0
    400034807                            N            07/01/27
    0


    1597080          A83/G02             F          260,000.00         ZZ
                                         360        259,842.49          2
    891 HEATHERSTONE WAY               8.500          1,999.18         49
                                       8.250          1,999.18      540,000.00
    MOUNTIAN VIEW    CA   94040          1            05/29/97         00
    0430284919                           05           07/01/97          0
1


    A83                                  N            06/01/27
    0


    1597082          A83/G02             F          150,400.00         ZZ
                                         360        150,315.68          1
    486 HOLYBERRY COURT                8.875          1,196.65         80
                                       8.625          1,196.65      188,000.00
    SAN JOSE         CA   95129          1            05/12/97         00
    0430284760                           09           07/01/97          0
    A83                                  O            06/01/27
    0


    1597146          A37/G02             F           64,800.00         ZZ
                                         360         64,800.00          1
    2317 N NEVA NO 314A                9.625            550.80         90
                                       9.375            550.80       72,000.00
    CHICAGO          IL   60635          1            06/25/97         01
    0430285742                           08           08/01/97         25
    9727106                              N            07/01/27
    0


    1597197          E67/G02             F           85,000.00         T
                                         360         85,000.00          1
    13260 W PENINSULA DR               8.250            638.58         66
                                       8.000            638.58      129,000.00
    CROOKED RIVER R  OR   97760          1            06/26/97         00
    0430280289                           27           08/01/97          0
    6430                                 O            07/01/27
    0


    1597206          700/G02             F           49,950.00         ZZ
                                         360         49,950.00          1
    5522 S OAKLEY                      9.000            401.91         90
                                       8.750            401.91       55,500.00
    CHICAGO          IL   60636          1            06/27/97         04
    0430282954                           05           08/01/97         25
    123800                               N            07/01/27
    0


    1597216          E22/G02             F          441,600.00         ZZ
                                         360        441,600.00          1
    4608 STONEHOLLOW WAY               8.875          3,513.57         80
                                       8.625          3,513.57      552,000.00
    DALLAS           TX   75287          1            06/13/97         00
    0410425755                           05           08/01/97          0
    410425755                            O            07/01/27
    0


1


    1597234          E22/G02             F          101,900.00         ZZ
                                         360        101,900.00          1
    235B MANOR COURT                   8.750            801.65         75
                                       8.500            801.65      135,900.00
    WINDSOR          CO   80550          1            06/13/97         00
    0410455141                           01           08/01/97          0
    410455141                            O            07/01/27
    0


    1597237          E22/G02             F          200,000.00         ZZ
                                         360        200,000.00          1
    351 CARTER MOIR DRIVE              8.500          1,537.83         80
                                       8.250          1,537.83      250,000.00
    LANCASTER        PA   17601          1            06/23/97         00
    0410406946                           05           08/01/97          0
    410406946                            O            07/01/27
    0


    1597243          E22/G02             F           44,000.00         ZZ
                                         360         44,000.00          1
    19034 NEATH STREET                 8.750            346.15         80
                                       8.500            346.15       55,000.00
    HUMBLE           TX   77346          1            06/25/97         00
    0410432371                           03           08/01/97          0
    410432371                            O            07/01/27
    0


    1597247          E22/G02             F          284,000.00         ZZ
                                         360        284,000.00          1
    11301 MORLA LANE                   8.375          2,158.61         72
                                       8.125          2,158.61      395,000.00
    NOKESVILLE       VA   20181          2            06/19/97         00
    0410454839                           05           08/01/97          0
    410454839                            O            07/01/27
    0


    1597249          E22/G02             F           73,950.00         ZZ
                                         360         73,950.00          3
    1167 ROHE STREET, 1, 2, 3          9.500            621.81         90
                                       9.250            621.81       82,200.00
    TARPON SPRINGS   FL   34689          1            06/20/97         04
    0410414510                           05           08/01/97         25
    410414510                            N            07/01/27
    0


    1597259          E22/G02             F           57,600.00         ZZ
                                         360         57,600.00          2
    240-242 YANKEE ROAD                9.875            500.17         90
                                       9.625            500.17       64,000.00
1


    MIDDLETOWN       OH   45044          1            06/24/97         01
    0410418974                           05           08/01/97         25
    410418974                            N            07/01/27
    0


    1597288          E22/G02             F           89,100.00         ZZ
                                         360         89,100.00          1
    2720 VICTORIA DRIVE                8.625            693.01         90
                                       8.375            693.01       99,000.00
    SANTA ROSA       CA   95407          1            06/20/97         10
    0410409957                           05           08/01/97         25
    410409957                            N            07/01/27
    0


    1597294          H05/H05             F           80,000.00         ZZ
                                         360         80,000.00          2
    14 BAKER STREET                    9.000            643.70         80
                                       8.750            643.70      100,000.00
    POUGHKEEPSIE     NY   12603          5            06/27/97         00
    104244360                            05           08/01/97          0
    104244360                            O            07/01/27
    0


    1597295          E22/G02             F          240,750.00         BB
                                         360        240,750.00          2
    630-632 ABBOT AVENUE               8.000          1,766.54         80
                                       7.750          1,766.54      300,950.00
    DALY CITY        CA   94014          1            06/26/97         00
    0410463277                           05           08/01/97          0
    410463277                            O            07/01/27
    0


    1597305          H05/H05             F           72,100.00         ZZ
                                         360         72,100.00          1
    21 INNIS AVENUE                    9.000            580.13         70
                                       8.750            580.13      103,000.00
    POUGHKEEPSIE     NY   12603          2            06/27/97         00
    104244360                            05           08/01/97          0
    104244360                            N            07/01/27
    0


    1597313          909/G02             F          166,500.00         ZZ
                                         360        166,500.00          1
    3770 AVOCADO BOULEVARD             8.000          1,221.72         90
                                       7.750          1,221.72      185,000.00
    LA MESA          CA   91941          1            06/20/97         23
    0430284372                           05           08/01/97          0
    6004820                              O            07/01/27
    0
1




    1597319          573/G02             F          129,700.00         ZZ
                                         360        129,700.00          1
    39770 NAPLES DRIVE                 8.750          1,020.36         69
                                       8.500          1,020.36      189,741.00
    MURRIETA         CA   92563          1            06/04/97         00
    0430284158                           05           08/01/97          0
    110372                               O            07/01/27
    0


    1597337          286/286             F           50,625.00         ZZ
                                         360         50,625.00          1
    1603 WINTER GREEN BLVD             8.500            389.27         75
                                       8.250            389.27       67,500.00
    WINTER PARK      FL   32792          1            06/06/97         00
    8645486                              03           08/01/97          0
    8645486                              N            07/01/27
    0


    1597342          286/286             F          132,780.00         ZZ
                                         360        132,712.94          1
    106 CREEDMOOR COURT                9.375          1,104.40         80
                                       9.125          1,104.40      165,980.00
    WILLIAMSBURG     VA   23185          1            05/29/97         00
    9170284                              05           07/01/97          0
    9170284                              O            06/01/27
    0


    1597362          B75/G02             F           68,000.00         ZZ
                                         360         68,000.00          1
    4763 SOUTH HANAUER STREET          8.875            541.04         80
                                       8.625            541.04       85,000.00
    MURRAY           UT   84107          1            06/03/97         00
    0430284067                           05           08/01/97          0
    2893444                              O            07/01/27
    0


    1597390          B28/G02             F           72,350.00         ZZ
                                         360         72,350.00          1
    870 SOUTHWEST 21ST STREET          8.500            556.31         75
                                       8.250            556.31       96,500.00
    CHEHALIS         WA   98532          5            06/18/97         00
    0430284109                           05           08/01/97          0
    09970299                             O            07/01/27
    0


    1597439          E22/G02             F           66,000.00         ZZ
                                         360         66,000.00          1
1


    112 FRANKLIN STREET                8.750            519.22         75
                                       8.500            519.22       88,000.00
    ROSEVILLE        CA   95678          1            06/11/97         00
    0410454201                           05           08/01/97          0
    410454201                            N            07/01/27
    0


    1597486          F34/G02             F           69,500.00         ZZ
                                         360         69,500.00          1
    7561 NW 173 LANE                   8.750            546.76         80
                                       8.500            546.76       86,900.00
    MIAMI            FL   33015          1            06/26/97         00
    0430285726                           07           08/01/97          0
    9700486                              O            07/01/27
    0


    1597487          687/G02             F          244,000.00         ZZ
                                         360        244,000.00          1
    1511 NE COLBERN ROAD               8.625          1,897.81         78
                                       8.375          1,897.81      315,000.00
    LEES SUMMIT      MO   64086          1            06/20/97         00
    0430282574                           05           08/01/97          0
    549037                               O            07/01/27
    0


    1597490          F34/G02             F           67,200.00         T
                                         360         67,200.00          1
    11105 NW 38 PLACE                  8.750            528.67         80
                                       8.500            528.67       84,000.00
    SUNRISE          FL   33351          1            06/27/97         00
    0430281964                           09           08/01/97          0
    9700496                              O            07/01/27
    0


    1597628          687/G02             F          239,200.00         ZZ
                                         360        239,200.00          1
    977 COROLLA DRIVE                  8.875          1,903.18         80
                                       8.625          1,903.18      299,000.00
    COROLLA          NC   27927          1            06/24/97         01
    0430283879                           05           08/01/97         12
    1606964                              N            07/01/27
    0


    1597639          E22/G02             F          258,000.00         ZZ
                                         360        258,000.00          1
    587 LOS PALMOS                     8.375          1,960.99         75
                                       8.125          1,960.99      345,000.00
    SAN FRANCISCO    CA   94127          5            06/20/97         00
    0410456511                           05           08/01/97          0
1


    410456511                            O            07/01/27
    0


    1597642          E22/G02             F           63,000.00         ZZ
                                         360         63,000.00          1
    2738 OAK ROAD UNIT #166            8.375            478.85         90
                                       8.125            478.85       70,000.00
    WALNUT CREEK     CA   94596          1            06/24/97         01
    0410410013                           01           08/01/97         25
    410410013                            O            07/01/27
    0


    1597648          E22/G02             F          260,000.00         ZZ
                                         360        260,000.00          1
    140 VIA LA CUMBRE (GREENBRAE       8.250          1,953.29         80
    AREA)                              8.000          1,953.29      325,000.00
    LARKSPUR         CA   94904          1            06/23/97         00
    0410457188                           05           08/01/97          0
    410457188                            O            07/01/27
    0


    1597649          E22/G02             F          308,800.00         ZZ
                                         360        308,800.00          1
    12100 STEFFS COURT                 8.375          2,347.10         80
                                       8.125          2,347.10      386,000.00
    SAN MARTIN       CA   95046          2            06/24/97         00
    0410460307                           05           08/01/97          0
    410460307                            O            07/01/27
    0


    1597813          E22/G02             F           48,750.00         ZZ
                                         360         48,750.00          1
    2103 WEST STEELE LANE              8.500            374.85         75
                                       8.250            374.85       65,000.00
    SANTA ROSA       CA   95403          1            06/23/97         00
    0410409338                           09           08/01/97          0
    410409338                            N            07/01/27
    0


    1598159          E22/G02             F          146,250.00         ZZ
                                         360        146,250.00          1
    1524 NUALA STREET                  8.750          1,150.55         75
                                       8.500          1,150.55      195,000.00
    CONCORD          CA   94518          1            06/24/97         00
    0410460117                           05           08/01/97          0
    410460117                            N            07/01/27
    0


1


    1598938          E22/G02             F           43,100.00         ZZ
                                         360         43,100.00          1
    11202 VIENNA COURT                 9.250            354.57         80
                                       9.000            354.57       53,900.00
    CYPRESS          TX   77429          1            06/27/97         04
    0410455521                           03           08/01/97         12
    410455521                            N            07/01/27
    0


    1598939          561/G02             F           85,400.00         ZZ
                                         360         85,400.00          1
    9527 BANES STREET                  9.000            687.15         70
                                       8.750            687.15      122,000.00
    PHILADELPHIA     PA   19115          2            06/05/97         00
    0430283283                           07           08/01/97          0
    9058363                              N            07/01/27
    0


    1598940          E22/G02             F           81,000.00         ZZ
                                         360         81,000.00          1
    1815 SOUTH COMMERCE                9.250            666.37         90
                                       9.000            666.37       90,000.00
    WOLVERINE VILLA  MI   48390          1            06/25/97         04
    0410397251                           05           08/01/97         25
    410397251                            N            07/01/27
    0


    1598941          964/G02             F          182,400.00         ZZ
                                         360        182,289.50          1
    705 E STREET                       8.500          1,402.50         80
                                       8.250          1,402.50      228,000.00
    ANTIOCH          CA   94509          1            05/29/97         00
    0430281790                           05           07/01/97          0
    25297                                O            06/01/27
    0


    1598993          286/286             F           41,600.00         ZZ
                                         360         41,576.06          1
    5335 BENT TREE FOREST DRIVE        8.750            327.27         75
    #225                               8.500            327.27       55,500.00
    DALLAS           TX   75248          1            05/22/97         00
    9173942                              01           07/01/97          0
    9173942                              O            06/01/27
    0


    1598997          405/405             F          104,950.00         ZZ
                                         360        104,950.00          1
    35 LA MIRAGE CIRCLE                8.000            770.09         75
                                       7.750            770.09      139,990.00
1


    ALISO VIEJO      CA   92656          1            06/05/97         00
    8223497                              01           08/01/97          0
    8223497                              O            07/01/27
    0


    1599001          286/286             F           82,800.00         ZZ
                                         360         82,800.00          1
    59 SAMPSON AVE                     9.375            688.69         90
                                       9.125            688.69       92,000.00
    SEASIDE HEIGHTS  NJ   08752          1            06/17/97         10
    9172052                              05           08/01/97         25
    9172052                              N            07/01/27
    0


    1599002          286/286             F          148,000.00         ZZ
                                         360        148,000.00          1
    48 PLEASANT PL                     8.625          1,151.13         80
                                       8.375          1,151.13      185,000.00
    DEAL             NJ   07723          1            06/17/97         00
    9171239                              05           08/01/97          0
    9171239                              O            07/01/27
    0


    1599634          561/561             F           81,800.00         ZZ
                                         360         81,800.00          1
    10900 COASTAL HIGHWAY              9.125            665.56         90
    UNIT NO. 306                       8.875            665.56       90,900.00
    OCEAN CITY       MD   21842          1            06/28/97         12
    9067885                              06           08/01/97         25
    9067885                              N            07/01/27
    0


    1599688          731/G02             F           44,100.00         ZZ
                                         360         44,100.00          2
    5201-5203 SUNBEAM AVENUE           9.125            358.81         90
                                       8.875            358.81       49,000.00
    CHATTANOOGA      TN   37411          1            06/25/97         01
    0430283721                           05           08/01/97         25
    3140864246                           N            07/01/27
    0


    1599695          533/G02             F          305,000.00         ZZ
                                         360        305,000.00          1
    3982 LADERA VISTA ROAD             8.400          2,323.61         61
                                       8.150          2,323.61      507,935.00
    FALLBROOK        CA   92028          1            06/24/97         00
    0430284992                           05           08/01/97          0
    2223683                              O            07/01/27
    0
1




    1599696          731/G02             F           45,000.00         ZZ
                                         360         45,000.00          2
    8-10 SOUTH HOWELL AVENUE           9.125            366.13         90
                                       8.875            366.13       50,000.00
    CHATTANOOGA      TN   37411          1            06/25/97         01
    0430284257                           05           08/01/97         25
    3140864247                           N            07/01/27
    0


    1599740          560/560             F           41,500.00         ZZ
                                         360         41,500.00          4
    391 1/2 E CLIVEDEN STREET          8.500            319.10         42
                                       8.250            319.10      100,000.00
    PHILADELPHIA     PA   19119          5            06/12/97         00
    450745328                            05           08/01/97          0
    450745328                            N            07/01/27
    0


    1599749          560/560             F           46,750.00         ZZ
                                         360         46,717.83          1
    2639 W IRIS AVENUE                 7.875            338.97         55
                                       7.625            338.97       85,000.00
    VISALIA          CA   93277          1            06/02/97         00
    450739883                            05           07/01/97          0
    450739883                            N            06/01/27
    0


    1599750          964/G02             F          204,800.00         ZZ
                                         360        204,800.00          1
    928 HYLAND DRIVE                   8.500          1,574.74         80
                                       8.250          1,574.74      256,000.00
    SANTA ROSA       CA   95404          1            06/10/97         00
    0430282137                           05           08/01/97          0
    25600                                O            07/01/27
    0


    1599810          560/560             F           47,000.00         T
                                         360         47,000.00          1
    17011 N BAY ROAD UNIT 110          8.750            369.75         79
                                       8.500            369.75       59,990.00
    SUNNY ISLES      FL   33160          1            06/10/97         00
    450743695                            06           08/01/97          0
    450743695                            O            07/01/27
    0


    1599846          560/560             F           37,800.00         ZZ
                                         360         37,800.00          1
1


    3464 FARMVILLE RD                  8.875            300.76         90
                                       8.625            300.76       42,000.00
    MEMPHIS          TN   38122          1            06/10/97         04
    450743646                            05           08/01/97         25
    450743646                            N            07/01/27
    0


    1599855          405/405             F           71,200.00         ZZ
                                         360         71,200.00          1
    708 HILLCREST AVENUE               8.500            547.47         80
                                       8.250            547.47       89,000.00
    NIXA             MO   65714          5            06/12/97         00
    004231247                            05           08/01/97          0
    004231247                            O            07/01/27
    0


    1599858          405/405             F           87,500.00         ZZ
                                         360         87,456.96          4
    303 EAST CROSLIN STREET            9.500            735.75         70
                                       9.250            735.75      125,000.00
    AUSTIN           TX   78752          5            06/04/97         00
    004237871                            05           07/01/97          0
    004237871                            N            06/01/27
    0


    1599882          685/G02             F          131,950.00         ZZ
                                         360        131,950.00          1
    9 CALLE DEL MAR                    8.000            968.20         80
                                       7.750            968.20      164,990.00
    RANCHO SANTA MA  CA   92688          1            06/24/97         00
    0430285643                           03           08/01/97          0
    108146                               O            07/01/27
    0


    1600030          369/G02             F          117,000.00         ZZ
                                         360        117,000.00          4
    260 W 8TH AVE #155, 156, 255,      9.000            941.41         90
    256                                8.750            941.41      130,000.00
    MESA             AZ   85210          1            06/03/97         01
    0430284703                           03           08/01/97         25
    60452323                             N            07/01/27
    0


    1600111          964/G02             F          168,750.00         ZZ
                                         360        168,750.00          1
    15511 MONTE ROSA AVENUE            8.000          1,238.23         75
    UNIT #256                          7.750          1,238.23      225,000.00
    GUERNEVILLE      CA   95446          1            06/23/97         00
    0430283085                           05           08/01/97          0
1


    25904                                O            07/01/27
    0


    1600304          765/G02             F          128,000.00         ZZ
                                         360        128,000.00          1
    4509 NORTH GLENVINA AVENUE         8.250            961.63         80
                                       8.000            961.63      160,000.00
    COVINA (AREA)    CA   91722          2            06/23/97         00
    0430285874                           05           08/01/97          0
    323686                               O            07/01/27
    0

   TOTAL NUMBER OF LOANS   :      1,706

   TOTAL ORIGINAL BALANCE  :   191,482,721.00

   TOTAL PRINCIPAL BALANCE :   191,342,550.62

   TOTAL ORIGINAL P+I      :     1,522,676.40

   TOTAL CURRENT P+I       :     1,522,676.40


                             ***************************
                             *      END OF REPORT      *
                             ***************************
  RUN ON     : 07/29/97           RFC DISCLOSURE SYSTEM       RFFSDFIX-01
  AT         : 14.51.06           FIXED PASSTHRU REPORT       AMORTIZED BALANCE
  SERIES     : RALI 1997-QS7 30 YEAR                          CUTOFF : 07/01/97
  POOL       : 0004255
             :
             :
  POOL STATUS: F

    RFC LOAN NUMBER                      SUB SERV FEE
    PRINCIPAL BALANCE                    MSTR SERV FEE
    CURR NOTE RATE                       ALL EXP
    RFC NET RATE                         MISC EXP
    NET MTG RATE(INVSTR RATE)            SPREAD
    POST STRIP RATE                      STRIP
  ------------------------------------------------------------------------------

      1464507                              .2500
      112,323.21                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.7500                         .0450

      1516608                              .2500
       50,059.70                           .0800
           10.1250                         .0000
            9.8750                         .0000
            9.7950                         .0000
            7.7500                        2.0450

      1541672                              .2500
      103,526.07                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1543637                              .2500
       44,800.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1545000                              .2500
       71,500.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1548854                              .2500
      107,250.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700
1



      1550038                              .2500
      199,652.27                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1552718                              .2500
      145,378.46                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1554151                              .2500
      152,025.19                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1555904                              .2500
       64,708.54                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.7500                        1.6700

      1558690                              .2500
      143,736.42                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1559013                              .2500
      127,883.20                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         .0000
            7.7500                        1.7950

      1559120                              .2500
      110,935.89                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1560693                              .2500
      399,267.89                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200
1



      1561133                              .2500
      103,764.19                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1561244                              .2500
       99,945.38                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1561745                              .2500
      106,996.97                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450

      1561751                              .2500
      144,922.83                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1562078                              .2500
       57,239.51                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1562929                              .2500
       64,768.95                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450

      1562983                              .2500
      255,752.77                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1563848                              .2500
      149,913.70                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700
1



      1563891                              .2500
      107,971.88                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1564031                              .2500
       49,968.92                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1564304                              .2500
       56,669.02                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1564537                              .2500
       99,717.17                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1565131                              .2500
      127,855.95                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1565440                              .2500
       81,369.85                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1565442                              .2500
       53,950.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1565576                              .2500
      121,380.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200
1



      1565577                              .2500
      121,380.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1565647                              .2500
      175,908.76                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1565674                              .2500
      110,884.46                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1565682                              .2500
      115,818.18                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1566094                              .2500
       60,800.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1566149                              .2500
      104,535.25                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1566567                              .2500
      139,500.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1566696                              .2500
      126,268.42                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700
1



      1566940                              .2500
      118,869.51                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1567070                              .2500
       55,682.22                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1567076                              .2500
      100,442.18                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1567342                              .2500
      135,842.93                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1567351                              .2500
      399,769.87                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1567856                              .2500
      103,591.89                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1568040                              .2500
       30,719.64                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1568291                              .2500
      204,643.57                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700
1



      1568689                              .2500
       16,182.23                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1568763                              .2500
      194,768.92                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1568877                              .2500
       43,944.10                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1568983                              .2500
      171,700.00                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.7500                        1.6700

      1568987                              .2500
      129,539.53                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.7500                        1.6700

      1569295                              .2500
      107,875.27                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1569453                              .2500
       35,663.82                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1569464                              .2500
       51,000.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700
1



      1569645                              .2500
      124,933.47                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1569671                              .2500
       90,798.91                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1569753                              .3750
      217,600.00                           .0800
            9.1250                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1569906                              .2500
      212,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1569908                              .2500
       60,370.29                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1569909                              .2500
       26,087.49                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450

      1570002                              .2500
       90,750.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1570010                              .2500
       50,000.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450
1



      1570217                              .2500
       66,364.67                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1570355                              .2500
       97,231.84                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.7200                         .0000

      1570359                              .2500
      221,623.86                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1570386                              .2500
      135,842.94                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1570595                              .2500
       71,771.74                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1570611                              .2500
       55,145.49                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1570656                              .2500
       99,948.15                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1570661                              .2500
       71,517.30                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700
1



      1570747                              .2500
       37,532.01                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450

      1570750                              .2500
       45,000.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1570782                              .2500
      499,597.16                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1570784                              .2500
       57,767.02                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1570818                              .2500
       32,370.45                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         .0000
            7.7500                        1.7950

      1570853                              .2500
       92,908.16                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1570949                              .2500
      206,868.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1570951                              .2500
      101,638.38                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200
1



      1570984                              .2500
      106,679.80                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1570990                              .2500
       65,960.01                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1570997                              .2500
      108,946.38                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1571017                              .2500
       45,858.13                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         .0000
            7.7500                        1.7950

      1571033                              .2500
       42,241.88                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         .0000
            7.7500                        1.7950

      1571034                              .2500
       94,370.14                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         .0000
            7.7500                        1.7950

      1571529                              .2500
      108,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1571643                              .2500
       40,479.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700
1



      1571767                              .2500
       68,209.71                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1571770                              .2500
      157,418.34                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1572113                              .2500
      179,661.98                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1572164                              .2500
       83,950.41                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1572181                              .2500
       85,203.43                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1572182                              .2500
       93,389.20                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1572223                              .2500
       73,763.70                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1572237                              .2500
      117,526.90                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950
1



      1572259                              .2500
      140,832.86                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1572520                              .2500
      122,316.18                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1572526                              .2500
       99,939.42                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1572530                              .2500
      147,188.43                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1572564                              .2500
       61,098.96                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1572575                              .2500
       41,960.66                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.7500                        1.6700

      1572577                              .2500
       54,095.73                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1572600                              .2500
       23,075.95                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700
1



      1572605                              .2500
       61,838.86                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1572626                              .2500
       93,950.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1572628                              .2500
      112,446.10                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450

      1572633                              .2500
       80,656.74                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1572724                              .2500
       85,322.91                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1572768                              .2500
      127,500.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1572776                              .2500
       60,775.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1572777                              .2500
      143,917.15                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700
1



      1572830                              .2500
      384,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1572838                              .2500
       70,514.51                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1572910                              .2500
       92,355.72                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450

      1573073                              .2500
       66,495.59                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1573281                              .2500
       91,386.77                           .0800
            8.4150                         .0000
            8.1650                         .0000
            8.0850                         .0000
            7.7500                         .3350

      1573423                              .2500
      185,508.70                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1573461                              .2500
       81,009.07                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1573486                              .2500
       42,377.43                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450
1



      1573494                              .2500
      240,000.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1573532                              .2500
       48,570.55                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1573668                              .2500
      219,672.79                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1573746                              .2500
      349,813.74                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1573749                              .2500
       61,168.27                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1573761                              .2500
      527,719.02                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1573903                              .2500
      139,915.19                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1573906                              .2500
       46,406.93                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700
1



      1573938                              .2500
       69,621.57                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1573943                              .2500
       64,934.09                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1573977                              .2500
       35,983.20                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.7500                        1.6700

      1574001                              .2500
       29,584.65                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1574003                              .2500
       43,977.19                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1574107                              .2500
       85,457.95                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1574201                              .2500
      323,291.99                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.3450                         .0000

      1574245                              .2500
      164,610.04                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200
1



      1574257                              .2500
      420,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1574328                              .2500
       34,650.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1574338                              .2500
       86,852.53                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1574571                              .2500
       88,200.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1574577                              .2500
      147,921.24                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1575451                              .2500
       71,164.04                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1575477                              .2500
       60,719.32                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1575478                              .2500
       92,943.66                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200
1



      1575485                              .2500
       76,462.38                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1575532                              .2500
      186,192.81                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1575631                              .2500
       49,734.75                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1575958                              .2500
      107,048.69                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450

      1576123                              .2500
       70,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1576124                              .2500
       39,456.68                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1576164                              .2500
       43,374.37                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1576333                              .2500
      291,045.03                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450
1



      1576342                              .2500
       83,925.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1576344                              .2500
      182,914.62                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.7500                        1.6700

      1576415                              .2500
       51,974.43                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1576422                              .2500
       34,981.85                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1576433                              .2500
      126,934.16                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1576534                              .2500
       57,472.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450

      1576536                              .2500
       62,794.97                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1576647                              .2500
       74,959.03                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200
1



      1576653                              .2500
       40,056.04                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1576659                              .2500
      115,939.86                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1576709                              .2500
       63,965.94                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1576711                              .2500
      157,513.91                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1576713                              .2500
      107,141.44                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1576761                              .2500
      121,424.48                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1576784                              .2500
      177,819.53                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1576786                              .2500
      139,343.02                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950
1



      1576794                              .2500
      161,409.46                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1576795                              .3750
       73,458.79                           .0800
            8.8750                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1576822                              .2500
       66,168.29                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450

      1576823                              .2500
      189,890.68                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1576839                              .2500
      337,500.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1576913                              .2500
      104,878.73                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1576965                              .2500
      177,316.75                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1576966                              .2500
       83,954.12                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200
1



      1576973                              .2500
      130,500.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450

      1576991                              .2500
       95,146.63                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1577030                              .2500
       38,379.02                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1577043                              .2500
       57,147.80                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         .0000
            7.7500                        1.7950

      1577086                              .2500
      164,894.79                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1577090                              .2500
      119,834.50                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1577131                              .2500
       53,940.78                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1577139                              .2500
       98,943.04                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700
1



      1577150                              .2500
       93,750.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1577152                              .2500
       46,504.50                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1577239                              .2500
      156,657.45                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1577296                              .2500
       39,600.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1577321                              .2500
       43,178.75                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1577325                              .2500
      272,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1577367                              .2500
       55,189.43                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1577509                              .2500
       98,844.56                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950
1



      1577511                              .2500
       28,785.83                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1577517                              .2500
      239,062.38                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1577543                              .2500
      151,900.57                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.7500                         .0450

      1577625                              .2500
       86,896.89                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1577700                              .2500
       36,000.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1577707                              .2500
       93,551.47                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1577713                              .2500
       80,924.11                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.7500                        1.6700

      1577741                              .2500
      146,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700
1



      1577744                              .2500
      299,827.39                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1577747                              .2500
      148,500.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1577789                              .2500
      494,736.58                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1577795                              .2500
       44,036.10                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450

      1577796                              .2500
       92,740.82                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1577828                              .2500
      188,904.55                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1577874                              .2500
       83,947.91                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1577900                              .2500
      577,200.61                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700
1



      1577908                              .2500
      136,129.39                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1577926                              .2500
       88,449.08                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1577962                              .2500
       50,825.64                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450

      1578010                              .2500
      375,480.78                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.5950                         .0000

      1578052                              .2500
      295,675.43                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1578092                              .2500
       67,461.17                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1578095                              .2500
      239,055.09                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1578098                              .2500
       59,965.48                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700
1



      1578131                              .2500
      111,937.21                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1578136                              .2500
       70,360.53                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1578139                              .2500
       22,488.02                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1578148                              .2500
      135,639.07                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1579037                              .2500
       62,936.11                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1579041                              .2500
      110,272.50                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1579045                              .2500
       92,892.58                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1579051                              .2500
       71,928.88                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200
1



      1579054                              .2500
      149,904.35                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1579133                              .2500
       93,945.92                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1579135                              .2500
       30,584.54                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1579154                              .2500
       67,964.75                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1579161                              .2500
       51,970.09                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1579174                              .2500
      146,317.92                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1579201                              .2500
       72,958.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1579206                              .2500
       51,973.74                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950
1



      1579208                              .2500
      100,140.84                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1579373                              .2500
      144,924.83                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1579433                              .2500
       63,715.18                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1579460                              .2500
      167,764.01                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1579475                              .2500
      239,175.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1579550                              .2500
      157,792.58                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.7500                         .0450

      1579589                              .2500
       43,975.33                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1579607                              .2500
       55,771.06                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700
1



      1579613                              .2500
       60,270.34                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1579634                              .2500
      159,900.55                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1579687                              .2500
       46,688.77                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         .0000
            7.7500                        1.7950

      1579723                              .2500
       19,481.72                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.7500                        1.6700

      1579761                              .2500
       88,354.17                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1579802                              .2500
      123,684.15                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1579809                              .2500
      109,942.98                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1579811                              .2500
       66,564.56                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450
1



      1579812                              .2500
       46,774.44                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1579813                              .2500
      106,435.48                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1579822                              .2500
       82,758.19                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1579860                              .2500
      124,302.52                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1579872                              .2500
       68,228.91                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1579971                              .2500
      106,940.01                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1580018                              .2500
       82,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1580105                              .2500
      108,450.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950
1



      1580302                              .2500
       75,000.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1580348                              .2500
       59,463.96                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1580379                              .2500
       40,500.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1580384                              .2500
      108,395.24                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1580390                              .2500
       79,958.52                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1580391                              .2500
      207,174.41                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1580397                              .2500
       74,660.25                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1580404                              .2500
      126,639.30                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450
1



      1580411                              .2500
       35,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1580475                              .2500
      135,925.71                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1580491                              .2500
       74,959.03                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1580505                              .2500
       73,732.67                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         .0000
            7.7500                        1.7950

      1580523                              .2500
      408,787.96                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1580527                              .2500
       80,704.72                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1580544                              .2500
       84,600.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1580555                              .2500
       97,149.60                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700
1



      1580563                              .2500
      150,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1580566                              .2500
       57,570.14                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1580568                              .2500
       50,850.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1580569                              .2500
      177,897.59                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1580572                              .2500
      219,882.93                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1580573                              .2500
       50,375.21                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1580577                              .2500
       79,952.77                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1580859                              .2500
      260,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200
1



      1580861                              .2500
       78,706.99                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1580888                              .2500
       62,965.59                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1580910                              .2500
       50,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1580918                              .2500
       69,300.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1580924                              .2500
      300,000.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1580989                              .2500
      176,148.60                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1581024                              .2500
       57,667.65                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1581267                              .2500
       49,453.63                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.7500                        1.6700
1



      1581291                              .2500
      279,851.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1581297                              .2500
      152,914.22                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1581303                              .2500
       70,279.54                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1581544                              .2500
      221,372.55                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1581560                              .2500
       53,973.44                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1581570                              .2500
      275,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1581581                              .2500
      129,921.24                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1581584                              .2500
      105,000.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200
1



      1581621                              .2500
       71,214.95                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1581655                              .2500
      363,630.92                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1581691                              .2500
      151,810.38                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1581783                              .2500
       97,489.32                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1581837                              .2500
       33,267.11                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1581859                              .2500
       62,233.43                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1582018                              .2500
       40,461.03                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450

      1582019                              .2500
       86,305.27                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200
1



      1582029                              .2500
       80,551.57                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1582038                              .2500
       62,040.25                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450

      1582043                              .2500
      120,345.79                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1582177                              .2500
      113,344.22                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1582179                              .2500
       80,961.20                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450

      1582184                              .2500
       49,453.63                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.7500                        1.6700

      1582187                              .2500
      112,000.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1582213                              .2500
       64,764.60                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200
1



      1582235                              .2500
       75,958.48                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1582246                              .2500
      133,480.77                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1582272                              .2500
      216,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1582286                              .2500
      101,200.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1582287                              .2500
      101,200.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1582289                              .2500
       35,730.97                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1582291                              .2500
       52,000.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1582293                              .2500
       36,380.62                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450
1



      1582303                              .2500
      131,109.77                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1582311                              .2500
      134,866.65                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1582318                              .2500
      145,002.79                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1582323                              .2500
       55,973.18                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450

      1582373                              .2500
       76,500.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1582378                              .2500
       89,507.10                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450

      1582382                              .2500
       31,033.04                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1582412                              .2500
      162,696.18                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700
1



      1582425                              .2500
       41,978.79                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1582458                              .2500
      129,934.35                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1582470                              .2500
       69,484.84                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.7500                        1.6700

      1582475                              .2500
       46,101.98                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1582487                              .2500
      144,884.15                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         .0000
            7.7500                        1.7950

      1582529                              .2500
       73,510.86                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1582565                              .2500
       63,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1582575                              .2500
       44,626.24                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450
1



      1582589                              .2500
       36,750.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1582599                              .2500
       67,466.80                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1582612                              .2500
      262,352.84                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1582667                              .2500
      279,825.97                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1582677                              .2500
       44,878.49                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450

      1582679                              .2500
      156,000.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450

      1582680                              .2500
       77,807.48                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1582682                              .2500
       45,200.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200
1



      1582695                              .2500
       40,500.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1582698                              .2500
      124,819.94                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1582699                              .2500
       54,566.92                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1582718                              .2500
      221,469.16                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1582721                              .2500
      241,357.41                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1582722                              .2500
      210,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1582760                              .2500
      118,288.61                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1582957                              .2500
      333,576.98                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700
1



      1582985                              .2500
       29,729.52                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.5950                         .0000

      1583009                              .2500
      149,911.45                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1583021                              .2500
      115,588.45                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1583048                              .2500
       50,371.74                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1583075                              .2500
       39,600.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1583079                              .2500
      129,923.25                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1583080                              .2500
       68,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1583109                              .2500
       75,600.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700
1



      1583224                              .2500
       50,999.58                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1583280                              .2500
       44,979.55                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         .0000
            7.7500                        1.7950

      1583351                              .2500
      114,932.10                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1583373                              .2500
       86,900.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1583378                              .2500
       39,976.99                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1583395                              .2500
      106,143.48                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1583397                              .2500
      123,750.00                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.7500                        1.6700

      1583403                              .2500
      135,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200
1



      1583421                              .2500
      178,600.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1583488                              .2500
       78,158.39                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1583507                              .2500
       45,000.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1583514                              .2500
      195,750.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1583528                              .2500
      100,099.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1583529                              .2500
      157,250.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1583534                              .2500
      263,909.09                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1583535                              .2500
      168,202.45                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950
1



      1583537                              .2500
       71,065.03                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1583605                              .2500
      128,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1583699                              .2500
       83,108.01                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1583721                              .2500
       64,016.80                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1583722                              .2500
      247,655.16                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1583728                              .2500
       26,388.32                           .0800
           10.0000                         .0000
            9.7500                         .0000
            9.6700                         .0000
            7.7500                        1.9200

      1583750                              .2500
      129,928.99                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1583759                              .2500
       55,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700
1



      1583761                              .2500
       48,574.13                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1583764                              .2500
      101,464.55                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1583765                              .2500
       99,945.38                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1583788                              .2500
       40,858.69                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1583789                              .2500
      135,921.76                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1583800                              .2500
      180,000.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1583801                              .2500
       80,058.48                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1583824                              .2500
      165,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700
1



      1583871                              .2500
       58,950.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450

      1583873                              .2500
       50,400.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450

      1583882                              .2500
       90,350.62                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1583884                              .2500
       73,757.55                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1583903                              .2500
       68,200.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1583926                              .2500
       58,606.15                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1583983                              .2500
       98,847.37                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1583999                              .2500
      129,532.81                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700
1



      1584058                              .2500
       84,000.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1584065                              .2500
       53,100.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1584088                              .2500
       53,719.87                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1584091                              .2500
      119,134.89                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1584110                              .2500
       80,900.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1584111                              .2500
       97,400.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1584280                              .2500
      226,862.48                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1584289                              .2500
       68,250.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950
1



      1584297                              .2500
       39,600.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450

      1584667                              .2500
       48,572.04                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1584669                              .2500
       52,200.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1584672                              .2500
       70,750.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1584683                              .2500
       88,314.94                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450

      1584685                              .2500
       76,925.91                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450

      1584686                              .2500
       69,929.04                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1584687                              .2500
      116,350.91                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700
1



      1584701                              .2500
       28,770.79                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1584712                              .2500
      162,830.35                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1584722                              .2500
      147,656.91                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450

      1584729                              .2500
       58,240.91                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450

      1584731                              .2500
      157,082.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1584740                              .2500
      223,114.75                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1584771                              .2500
       47,575.33                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1584787                              .2500
      379,775.65                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450
1



      1584802                              .2500
      199,896.32                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1584835                              .2500
      261,154.23                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.7500                         .0450

      1584841                              .2500
       70,450.00                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.7500                        1.6700

      1584862                              .2500
       47,574.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1584878                              .2500
      183,512.03                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450

      1584891                              .2500
       68,650.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1584893                              .2500
       55,250.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1584895                              .2500
       89,878.82                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.7200                         .0000
1



      1584896                              .2500
       22,400.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1584903                              .2500
       81,400.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1584919                              .2500
       31,500.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1584928                              .2500
       65,115.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1584929                              .2500
       55,850.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1584931                              .2500
      150,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1584936                              .2500
      326,080.86                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1584943                              .2500
       98,000.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200
1



      1584944                              .2500
       75,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1585001                              .2500
      117,539.03                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1585020                              .2500
       22,900.58                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1585029                              .2500
       66,463.67                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1585034                              .2500
      105,245.41                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1585076                              .2500
      169,902.18                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1585077                              .2500
      135,900.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1585083                              .2500
       64,800.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700
1



      1585101                              .2500
      164,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1585135                              .2500
       64,814.84                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1585146                              .2500
       47,400.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1585152                              .2500
      124,950.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1585153                              .2500
      100,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1585193                              .2500
      127,526.59                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1585205                              .2500
       69,200.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1585208                              .2500
       94,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450
1



      1585249                              .2500
      100,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1585265                              .2500
       84,955.94                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1585268                              .2500
      283,823.47                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1585272                              .2500
       83,157.98                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1585273                              .2500
       83,157.98                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1585283                              .2500
      224,860.15                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1585360                              .2500
       64,684.40                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1585362                              .2500
       44,975.42                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200
1



      1585401                              .2500
       51,900.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1585420                              .2500
      124,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1585422                              .2500
       74,954.56                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1585476                              .2500
      167,908.23                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1585486                              .2500
       55,500.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1585497                              .2500
      138,724.18                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1585516                              .2500
       81,000.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1585518                              .2500
       65,150.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200
1



      1585519                              .2500
       46,800.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1585529                              .2500
       90,948.98                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1585542                              .2500
       38,700.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450

      1585567                              .2500
      208,670.21                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1585624                              .2500
      213,860.02                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.7500                         .0450

      1585637                              .2500
      129,580.13                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1585649                              .2500
      154,811.53                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1585666                              .2500
       47,250.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200
1



      1585669                              .2500
       46,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1585683                              .2500
      124,929.92                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1585738                              .2500
       39,600.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1585753                              .2500
      152,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1585765                              .2500
      108,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1585805                              .2500
       79,958.53                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1585813                              .2500
       57,600.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1585819                              .2500
       47,900.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700
1



      1585821                              .2500
       47,900.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1585827                              .2500
      113,954.70                           .0800
           10.5000                         .0000
           10.2500                         .0000
           10.1700                         .0000
            7.7500                        2.4200

      1585830                              .2500
      199,884.93                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1585874                              .2500
      171,098.92                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1586059                              .2500
      175,500.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1586062                              .2500
       94,300.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1586070                              .2500
       50,800.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1586076                              .2500
       76,750.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950
1



      1586086                              .2500
       50,400.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1586093                              .2500
      109,444.70                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1586105                              .2500
      399,775.75                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1586119                              .2500
       36,583.37                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         .0000
            7.7500                        1.7950

      1586129                              .2500
      107,937.86                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1586153                              .2500
       41,229.17                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1586158                              .2500
      182,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1586167                              .2500
       44,977.87                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200
1



      1586198                              .2500
       56,250.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1586228                              .2500
      131,926.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1586244                              .2500
       93,202.91                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1586252                              .2500
       37,700.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450

      1586253                              .2500
      134,100.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1586255                              .2500
       58,800.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1586260                              .2500
       79,953.97                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1586278                              .2500
      121,500.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950
1



      1586304                              .2500
      262,500.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1586318                              .2500
       67,564.02                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1586328                              .2500
      103,441.98                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1586338                              .2500
      159,907.94                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1586339                              .2500
      179,911.46                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1586342                              .2500
       51,970.09                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1586345                              .2500
      219,876.66                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1586348                              .2500
      130,924.63                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700
1



      1586351                              .2500
      199,878.84                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1586357                              .2500
      198,791.35                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1586455                              .2500
       71,076.19                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1586488                              .2500
      249,759.90                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1586489                              .2500
      129,419.51                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1586493                              .2500
       63,872.48                           .0800
           10.1250                         .0000
            9.8750                         .0000
            9.7950                         .0000
            7.7500                        2.0450

      1586494                              .2500
       58,471.98                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450

      1586496                              .2500
       74,655.90                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450
1



      1586499                              .2500
      479,730.90                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1586507                              .2500
      107,041.50                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1586508                              .2500
       95,917.79                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1586510                              .2500
       44,980.62                           .0800
           10.1250                         .0000
            9.8750                         .0000
            9.7950                         .0000
            7.7500                        2.0450

      1586512                              .2500
       59,965.48                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1586513                              .2500
      147,927.21                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1586518                              .2500
      155,923.27                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1586571                              .2500
      186,400.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.7200                         .0000
1



      1586573                              .2500
      219,600.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1586590                              .2500
      182,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1586609                              .2500
      132,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1586617                              .2500
      195,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1586622                              .2500
       67,500.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1586629                              .2500
      199,896.32                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1586631                              .2500
       59,821.33                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450

      1586635                              .2500
      135,936.55                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.7500                        1.6700
1



      1586641                              .2500
       59,900.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1586654                              .2500
       78,702.29                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1586656                              .2500
      120,539.10                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1586658                              .2500
      139,915.19                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1586689                              .2500
       79,960.65                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1586694                              .2500
      102,884.03                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1586695                              .2500
      112,438.54                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1586702                              .2500
      138,076.48                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450
1



      1586703                              .2500
       97,942.14                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1586732                              .2500
       72,865.08                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450

      1586735                              .2500
       61,964.33                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1586736                              .2500
       80,958.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1586737                              .2500
       24,538.55                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.7500                        1.6700

      1586741                              .2500
       56,970.45                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1586743                              .2500
       56,569.08                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1586748                              .2500
       51,272.70                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450
1



      1586754                              .2500
      125,523.91                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1586760                              .2500
      107,939.45                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1586763                              .2500
      110,111.61                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1586776                              .2500
      128,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1586788                              .2500
      133,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1586798                              .2500
       38,400.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1586816                              .2500
       94,400.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1586832                              .2500
      264,597.68                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700
1



      1586837                              .2500
      276,732.25                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1586838                              .2500
      104,341.47                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1586862                              .2500
       89,945.47                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1586876                              .2500
      215,722.56                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1586889                              .2500
      294,609.37                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1586894                              .2500
      407,000.77                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1586896                              .2500
       99,826.11                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1586897                              .2500
      111,510.70                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950
1



      1586900                              .2500
      201,772.66                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1586901                              .2500
      114,185.17                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1586903                              .2500
       99,941.16                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1586904                              .2500
      259,071.56                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1586905                              .2500
       39,932.22                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1586906                              .2500
      221,030.91                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1586908                              .2500
       97,321.53                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1586975                              .2500
       35,956.23                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200
1



      1586982                              .2500
       99,884.50                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1586987                              .2500
       58,415.23                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450

      1586990                              .2500
       78,672.21                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1586992                              .2500
      126,223.48                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1586993                              .2500
      132,069.43                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1587007                              .2500
       29,232.73                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1587009                              .2500
      137,928.45                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1587026                              .2500
       60,967.22                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450
1



      1587097                              .2500
      123,050.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1587170                              .2500
      116,550.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1587172                              .2500
      336,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1587255                              .2500
       40,000.00                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.7500                        1.6700

      1587259                              .2500
      248,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1587262                              .2500
      245,069.51                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1587292                              .2500
       55,300.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1587301                              .2500
       90,000.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200
1



      1587311                              .2500
       82,953.46                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1587312                              .2500
      103,346.39                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1587317                              .2500
       68,760.42                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1587318                              .2500
       89,954.56                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1587320                              .2500
      152,025.19                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1587323                              .2500
       56,425.03                           .0800
           10.0000                         .0000
            9.7500                         .0000
            9.6700                         .0000
            7.7500                        1.9200

      1587331                              .2500
      104,447.23                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1587466                              .2500
      144,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950
1



      1587467                              .2500
      158,400.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1587472                              .2500
      119,719.62                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.7200                         .0000

      1587475                              .2500
       35,579.51                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1587478                              .2500
       39,958.34                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1587484                              .2500
       53,900.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1587492                              .2500
       67,857.04                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1587570                              .2500
       87,910.77                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1587571                              .2500
       41,258.11                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950
1



      1587573                              .2500
       78,297.55                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1587575                              .2500
       61,570.49                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450

      1587577                              .2500
       63,838.52                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450

      1587580                              .2500
      295,820.68                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1587592                              .2500
      115,936.64                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1587596                              .2500
      200,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1587598                              .2500
       98,194.92                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1587694                              .2500
      139,829.78                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200
1



      1587695                              .2500
       71,456.68                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1587697                              .2500
      321,423.77                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1587698                              .2500
       33,068.99                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.7500                        1.6700

      1587702                              .2500
       29,172.65                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.7500                        1.6700

      1587707                              .2500
      109,813.63                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1587710                              .2500
       91,197.26                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1587711                              .2500
       73,358.40                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1587712                              .2500
       29,637.47                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200
1



      1587713                              .2500
       99,757.92                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1587715                              .2500
      126,784.28                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1587726                              .2500
      107,563.08                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1587730                              .2500
       71,117.68                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         .0000
            7.7500                        1.7950

      1587755                              .2500
      121,600.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1587761                              .2500
       79,952.76                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1587768                              .2500
       71,859.69                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1587776                              .2500
       64,963.56                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950
1



      1587777                              .2500
      124,124.75                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1587778                              .2500
      155,510.47                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1587780                              .2500
       55,972.45                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1587786                              .2500
      125,934.68                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1587794                              .2500
      148,564.48                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1587798                              .2500
      131,200.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1587799                              .2500
       43,676.74                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1587801                              .2500
       51,200.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700
1



      1587802                              .2500
      143,650.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1587804                              .2500
       36,629.99                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1587806                              .2500
       43,678.51                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1587807                              .2500
       75,958.49                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1587808                              .2500
       38,382.08                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.7500                        1.6700

      1587809                              .2500
       29,584.66                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1587814                              .2500
      152,916.43                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1587820                              .2500
      108,690.60                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200
1



      1587821                              .2500
      205,362.11                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.7200                         .0000

      1587824                              .2500
       63,568.67                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1587825                              .2500
       79,855.21                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1587826                              .2500
      199,681.02                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1587828                              .2500
       52,770.40                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1587831                              .2500
       91,948.43                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1587839                              .2500
       53,069.45                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1587840                              .2500
      134,782.85                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450
1



      1587844                              .2500
       80,012.15                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1587845                              .2500
      131,682.23                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1587847                              .2500
       56,191.44                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1587849                              .2500
       68,332.43                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1587850                              .2500
       44,002.55                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1587855                              .2500
       49,324.59                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1587856                              .2500
       85,296.97                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450

      1587859                              .2500
       52,446.77                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950
1



      1587861                              .2500
      243,239.84                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1587880                              .2500
       77,506.52                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1587891                              .2500
       58,209.01                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1587906                              .2500
      100,282.43                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1587910                              .2500
       49,675.56                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1587924                              .2500
       88,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1587928                              .2500
       66,463.67                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1587931                              .2500
      144,709.99                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950
1



      1587942                              .2500
       74,659.20                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1587954                              .2500
      132,931.05                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1587959                              .2500
       37,979.24                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1587985                              .2500
       58,370.50                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1587989                              .2500
       52,800.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1587993                              .2500
       94,950.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450

      1588010                              .2500
      100,300.64                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1588011                              .2500
       10,719.85                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450
1



      1588012                              .2500
       67,424.02                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1588013                              .2500
       25,573.34                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1588014                              .2500
       63,968.52                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1588015                              .2500
       67,465.90                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1588016                              .2500
       74,955.71                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1588017                              .2500
       72,178.64                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1588019                              .2500
       60,167.96                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1588023                              .2500
      219,840.77                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.3450                         .0000
1



      1588043                              .2500
       66,267.39                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1588046                              .2500
      139,925.49                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1588047                              .2500
      233,818.85                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1588048                              .2500
       78,156.15                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1588051                              .2500
       46,777.57                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450

      1588055                              .2500
       56,818.95                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1588070                              .2500
       81,250.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1588088                              .2500
       44,900.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450
1



      1588114                              .2500
       98,950.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1588153                              .2500
       50,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1588169                              .2500
       75,563.78                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450

      1588170                              .2500
      163,912.72                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1588179                              .2500
      393,750.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.7500                         .0450

      1588180                              .2500
       84,951.09                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1588185                              .2500
       94,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1588189                              .2500
      114,785.61                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950
1



      1588190                              .2500
       94,454.73                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450

      1588191                              .2500
       50,971.41                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1588192                              .2500
       45,572.38                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1588195                              .2500
      156,316.77                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1588198                              .2500
       42,750.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1588199                              .2500
      277,827.20                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1588200                              .2500
      159,917.05                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1588218                              .2500
      156,114.68                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200
1



      1588220                              .2500
       53,896.71                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1588222                              .2500
       71,443.59                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1588223                              .2500
      211,528.95                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1588225                              .2500
      109,000.11                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1588229                              .2500
       36,882.78                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.7500                        1.6700

      1588230                              .2500
      132,500.71                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1588232                              .2500
      175,908.76                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1588234                              .2500
       84,349.23                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450
1



      1588239                              .2500
       38,981.81                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.7500                        1.6700

      1588244                              .2500
       53,969.72                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1588250                              .2500
       87,750.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450

      1588475                              .2500
      107,937.86                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1588586                              .2500
      125,929.36                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1588985                              .2500
       20,691.09                           .0800
           10.1250                         .0000
            9.8750                         .0000
            9.7950                         .0000
            7.7500                        2.0450

      1588999                              .2500
      105,737.54                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1589001                              .2500
       50,372.47                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200
1



      1589003                              .2500
       50,425.19                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1589006                              .2500
       95,941.84                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1589010                              .2500
       17,591.57                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450

      1589018                              .2500
       62,864.73                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1589021                              .2500
       76,458.21                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1589025                              .2500
      441,000.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1589030                              .2500
      193,500.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1589031                              .2500
       53,619.13                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700
1



      1589034                              .2500
      108,435.94                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1589036                              .2500
      119,200.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1589038                              .2500
      113,336.42                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1589040                              .2500
       69,261.14                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1589041                              .2500
       83,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1589077                              .2500
      123,300.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1589125                              .2500
       54,750.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1589126                              .2500
      179,916.02                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.7500                        1.6700
1



      1589127                              .2500
       39,581.52                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.7500                        1.6700

      1589128                              .2500
      125,174.12                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1589129                              .2500
       86,641.83                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.7200                         .0000

      1589131                              .2500
       39,976.99                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1589137                              .2500
      167,358.54                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1589144                              .2500
      143,117.61                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1589150                              .2500
       62,969.82                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450

      1589154                              .2500
       67,463.13                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200
1



      1589167                              .2500
       94,800.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1589170                              .2500
       54,568.59                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1589172                              .2500
      292,327.30                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1589179                              .2500
       52,070.78                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1589182                              .2500
       46,774.43                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1589189                              .2500
      121,026.64                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1589192                              .2500
      100,000.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1589196                              .2500
       40,500.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200
1



      1589197                              .2500
      234,284.70                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1589200                              .2500
       49,975.40                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1589206                              .2500
       88,346.13                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1589340                              .2500
      105,245.41                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1589341                              .2500
       62,217.72                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1589342                              .2500
       98,948.68                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1589343                              .2500
      239,072.71                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1589344                              .2500
      399,492.85                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950
1



      1589345                              .2500
      319,820.60                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1589346                              .2500
       44,972.02                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1589354                              .2500
      174,896.67                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1589355                              .2500
       30,583.28                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1589359                              .2500
       40,476.69                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1589361                              .2500
       73,461.89                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1589362                              .2500
      163,900.65                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1589363                              .2500
       60,768.48                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700
1



      1589365                              .2500
      220,373.13                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1589366                              .2500
      107,807.50                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1589367                              .2500
      154,901.16                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1589368                              .2500
      131,915.82                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1589370                              .2500
      142,120.28                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1589371                              .2500
       69,957.59                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1589372                              .2500
       29,984.04                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1589373                              .2500
       99,884.52                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700
1



      1589381                              .2500
       37,678.86                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1589383                              .2500
      219,876.66                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1589384                              .2500
       57,914.84                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1589385                              .2500
       57,565.11                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1589387                              .2500
       62,362.20                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1589388                              .2500
      128,923.84                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1589389                              .2500
      111,880.42                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1589390                              .2500
       90,842.04                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700
1



      1589396                              .2500
      101,838.27                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1589402                              .2500
       43,972.65                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1589404                              .2500
       32,780.13                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1589405                              .2500
       27,149.02                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1589406                              .2500
       49,919.74                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1589407                              .2500
      167,905.82                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1589408                              .2500
      113,525.69                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.7500                         .0450

      1589409                              .2500
       52,967.90                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200
1



      1589410                              .2500
       29,683.78                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1589411                              .2500
       50,969.10                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1589413                              .2500
      109,935.06                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1589420                              .2500
       61,162.92                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1589421                              .2500
       84,951.78                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1589422                              .2500
       25,185.88                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1589423                              .2500
       71,022.03                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1589428                              .2500
      185,131.87                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700
1



      1589429                              .2500
      169,891.60                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1589431                              .2500
      157,496.90                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.7500                         .0450

      1589432                              .2500
      259,437.35                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1589433                              .2500
      215,882.02                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1589434                              .2500
      214,282.89                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1589435                              .2500
      149,817.62                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1589436                              .2500
      211,728.69                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1589441                              .2500
       62,936.13                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950
1



      1589445                              .2500
       68,707.27                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1589446                              .2500
      201,484.01                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1589447                              .2500
       27,565.58                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1589448                              .2500
       56,665.66                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1589449                              .2500
       55,317.32                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1589450                              .2500
       64,655.05                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1589452                              .2500
       85,748.02                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1589455                              .2500
       95,943.32                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450
1



      1589456                              .2500
       34,180.83                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1589457                              .2500
       79,951.54                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1589458                              .2500
      122,336.55                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1589459                              .2500
      180,691.80                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1589460                              .2500
       82,947.07                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1589461                              .2500
      130,426.84                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1589462                              .2500
       26,824.16                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450

      1589463                              .2500
       43,628.52                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200
1



      1589464                              .2500
       39,576.62                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1589465                              .2500
       78,259.40                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1589466                              .2500
       46,776.37                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1589469                              .2500
      123,918.88                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.7500                         .0450

      1589470                              .2500
      103,443.46                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1589471                              .2500
       40,527.26                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1589472                              .2500
       58,468.86                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1589473                              .2500
       88,741.91                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.7500                         .0450
1



      1589480                              .2500
      108,389.20                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1589491                              .2500
      156,652.56                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1589492                              .2500
       76,558.15                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1589493                              .2500
       76,437.70                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1589499                              .2500
      599,697.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1589500                              .2500
       32,880.18                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1589502                              .2500
      203,894.24                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1589504                              .2500
       44,873.49                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450
1



      1589505                              .2500
       88,600.30                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1589506                              .2500
       40,027.54                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1589507                              .2500
       52,440.90                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1589509                              .2500
       66,532.46                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1589513                              .2500
       71,958.57                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1589515                              .2500
       95,146.62                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1589516                              .2500
      104,938.01                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1589517                              .2500
      107,141.44                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200
1



      1589518                              .2500
       82,757.07                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1589519                              .2500
      104,444.39                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1589520                              .2500
      195,484.52                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1589521                              .2500
       68,814.30                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1589522                              .2500
       76,954.54                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1589523                              .2500
       66,264.72                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1589524                              .2500
       74,957.95                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1589525                              .2500
      128,183.50                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700
1



      1589526                              .2500
       75,155.60                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1589527                              .2500
       55,966.07                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1589531                              .2500
      205,493.40                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1589532                              .2500
       46,375.94                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1589542                              .2500
      139,823.58                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1589543                              .2500
       99,790.45                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1589544                              .2500
       38,679.40                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1589546                              .2500
       94,390.85                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700
1



      1589547                              .2500
       46,747.31                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1589549                              .2500
       64,968.02                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1589553                              .2500
       36,761.69                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1589556                              .2500
       33,732.50                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1589557                              .2500
       29,984.44                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1589558                              .2500
      210,965.38                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1589559                              .2500
      269,348.91                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1589560                              .2500
       62,969.01                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200
1



      1589561                              .2500
       26,884.92                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1589562                              .2500
       61,169.89                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1589565                              .2500
      261,464.38                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1589566                              .2500
       78,114.23                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1589568                              .2500
       29,219.54                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1589569                              .2500
       76,455.98                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1589570                              .2500
       30,133.53                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1589571                              .2500
      129,623.47                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700
1



      1589572                              .2500
       89,052.58                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1589573                              .2500
       49,473.66                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1589574                              .2500
       58,885.35                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1589576                              .2500
       32,381.83                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1589578                              .2500
       33,732.95                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1589579                              .2500
       96,698.51                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1589580                              .2500
       29,234.83                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1589581                              .2500
       57,120.37                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700
1



      1589584                              .2500
       76,361.42                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1589585                              .2500
       40,479.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1589586                              .2500
       75,056.24                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1589587                              .2500
      325,431.19                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1589588                              .2500
       60,668.53                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1589589                              .2500
       78,709.17                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1589590                              .2500
       50,316.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1589591                              .2500
       24,287.06                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450
1



      1589592                              .2500
       18,889.94                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1589594                              .2500
      149,915.90                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1589595                              .2500
       74,360.40                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1589596                              .2500
       58,469.67                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1589597                              .2500
       73,659.74                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1589598                              .2500
       58,443.71                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450

      1589599                              .2500
       41,477.33                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1589600                              .2500
       16,841.03                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450
1



      1589602                              .2500
       25,287.55                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1589604                              .2500
       53,973.43                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1589605                              .2500
       61,065.75                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1589607                              .2500
       37,778.80                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1589611                              .2500
       68,360.64                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1589613                              .2500
      145,716.12                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1589619                              .2500
      252,343.05                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1589620                              .2500
      125,935.76                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950
1



      1589622                              .2500
       52,172.93                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1589623                              .2500
       83,563.06                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1589624                              .2500
       67,966.54                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1589626                              .2500
       39,478.42                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1589627                              .2500
       47,224.85                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1589630                              .2500
      139,854.28                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1589633                              .2500
      135,929.49                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1589635                              .2500
      154,701.28                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700
1



      1589637                              .2500
      151,916.97                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1589638                              .2500
      279,730.63                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450

      1589639                              .2500
      239,858.30                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1589640                              .2500
      127,930.08                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1589641                              .2500
       38,480.55                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1589643                              .2500
       99,939.41                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1589675                              .2500
      146,320.03                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1589678                              .2500
      152,918.58                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450
1



      1589679                              .2500
      149,915.90                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1589680                              .2500
      388,564.46                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1589681                              .2500
      130,518.82                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1589682                              .2500
      433,037.50                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1589684                              .2500
      129,927.12                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1589689                              .2500
       86,956.07                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1589690                              .2500
       73,757.54                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1589691                              .2500
      126,325.37                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450
1



      1589692                              .2500
      144,618.88                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1589696                              .2500
      157,120.62                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1589697                              .2500
       44,976.06                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1589698                              .2500
       55,172.12                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1589699                              .2500
       87,749.37                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1589700                              .2500
       99,436.04                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1589702                              .2500
       37,781.41                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1589703                              .2500
       34,382.63                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950
1



      1589704                              .2500
       38,680.45                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1589705                              .2500
       29,285.59                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1589706                              .2500
       49,175.80                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1589707                              .2500
       31,832.15                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1589708                              .2500
        9,894.45                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1589709                              .2500
       66,166.57                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1589710                              .2500
       39,974.49                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1589711                              .2500
       60,163.53                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200
1



      1589714                              .2500
      475,530.71                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.7200                         .0000

      1589715                              .2500
       53,970.50                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1589716                              .2500
      132,684.71                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1589717                              .2500
      486,767.53                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1589718                              .2500
       59,961.73                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1589719                              .2500
       43,473.64                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1589720                              .2500
      140,920.95                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1589721                              .2500
       49,382.30                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950
1



      1589722                              .2500
       24,286.73                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1589723                              .2500
       21,588.20                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1589724                              .2500
      114,687.32                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1589727                              .2500
       62,936.13                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1589728                              .2500
      152,595.12                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1589732                              .2500
       83,565.50                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1589733                              .2500
       51,223.78                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1589734                              .2500
      139,923.53                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200
1



      1589757                              .2500
       85,450.58                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.7500                        1.6700

      1589762                              .2500
       52,469.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1589765                              .2500
      206,883.96                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1589767                              .2500
       55,000.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1589771                              .2500
       87,946.69                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1589778                              .2500
      108,500.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1589779                              .2500
       33,681.59                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1589784                              .2500
       87,249.77                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700
1



      1589788                              .2500
       75,487.55                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1589790                              .2500
       98,250.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1589792                              .2500
       90,200.70                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1589816                              .2500
       70,095.59                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1589823                              .2500
      129,590.17                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.7500                         .0450

      1589835                              .2500
       78,256.10                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1589836                              .2500
       51,851.67                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1589838                              .2500
       58,463.75                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.7500                        1.6700
1



      1589841                              .2500
      191,250.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1589848                              .2500
      196,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1589850                              .2500
      102,400.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1589854                              .2500
      202,500.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1589855                              .2500
      107,946.88                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1589857                              .2500
       92,449.47                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1589860                              .2500
      104,951.02                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.7500                        1.6700

      1589861                              .2500
       74,653.57                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950
1



      1589864                              .2500
       71,959.64                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1589865                              .2500
      147,710.47                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1589873                              .2500
       37,481.56                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1589875                              .2500
      100,543.60                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1589878                              .2500
      155,912.54                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1589880                              .2500
       69,263.12                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1589883                              .2500
       57,274.65                           .0800
           10.0000                         .0000
            9.7500                         .0000
            9.6700                         .0000
            7.7500                        1.9200

      1589884                              .2500
      132,615.38                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700
1



      1589887                              .2500
       62,969.01                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1589889                              .2500
       64,913.59                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1589919                              .2500
      183,885.64                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1589922                              .2500
       76,456.33                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.7500                        1.6700

      1589924                              .2500
      559,660.75                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1589927                              .3750
      308,000.00                           .0800
            9.2500                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1589993                              .2500
       24,972.30                           .0800
            8.9500                         .0000
            8.7000                         .0000
            8.6200                         .0000
            7.7500                         .8700

      1590019                              .2500
      236,840.97                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.7200                         .0000
1



      1590067                              .2500
       46,627.05                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1590070                              .2500
       44,876.71                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1590072                              .2500
       75,961.62                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1590076                              .2500
      299,818.26                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1590085                              .2500
      135,827.68                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1590086                              .2500
      150,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1590088                              .2500
       47,571.16                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1590095                              .2500
       64,964.49                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200
1



      1590145                              .2500
      166,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1590279                              .2500
      110,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1590283                              .2500
      195,600.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1590285                              .2500
      336,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1590289                              .2500
      199,881.92                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1590293                              .2500
      261,600.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1590299                              .2500
      123,700.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1590313                              .2500
      124,722.43                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950
1



      1590314                              .2500
       37,379.03                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1590331                              .2500
       95,400.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1590332                              .2500
       72,459.35                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1590333                              .2500
      131,917.95                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1590340                              .2500
       72,459.35                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1590345                              .2500
       72,459.35                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1590347                              .2500
       46,972.25                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1590351                              .2500
       39,277.97                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950
1



      1590354                              .2500
       94,905.70                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.7500                        1.6700

      1590361                              .2500
      108,697.91                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450

      1590367                              .2500
      108,697.91                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450

      1590382                              .2500
      104,741.24                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1590397                              .2500
       57,918.35                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1590399                              .2500
       95,946.18                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1590408                              .2500
       68,964.22                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1590411                              .2500
       49,568.37                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700
1



      1590421                              .2500
       31,411.04                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1590448                              .2500
       64,119.27                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450

      1590457                              .2500
       46,077.32                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1590459                              .2500
       74,210.48                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1590461                              .2500
       94,451.01                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1590464                              .2500
       87,845.36                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1590469                              .2500
       62,066.07                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1590470                              .2500
       76,956.83                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950
1



      1590479                              .2500
       57,119.59                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1590481                              .2500
       50,373.87                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1590484                              .2500
      109,945.89                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1590485                              .2500
       70,360.53                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1590486                              .2500
      215,475.95                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1590491                              .2500
       31,902.56                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1590492                              .2500
       99,901.23                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1590498                              .2500
      117,232.94                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700
1



      1590499                              .2500
      294,462.11                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1590503                              .2500
      101,388.68                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1590514                              .2500
      103,400.44                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450

      1590517                              .2500
       92,610.80                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450

      1590645                              .2500
      112,443.19                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1590651                              .2500
      119,275.81                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1590653                              .2500
       67,656.83                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1590701                              .2500
       81,657.64                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700
1



      1590703                              .2500
      104,696.92                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1590708                              .2500
       54,576.48                           .0800
           10.1250                         .0000
            9.8750                         .0000
            9.7950                         .0000
            7.7500                        2.0450

      1590710                              .2500
      340,818.53                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1590713                              .2500
      111,137.66                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1590719                              .2500
      108,640.63                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1590721                              .2500
       26,236.75                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1590730                              .2500
      132,400.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1590731                              .2500
       58,465.46                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450
1



      1590736                              .2500
      194,299.22                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1590737                              .2500
      166,418.11                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1590742                              .2500
      189,100.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1590764                              .2500
       74,057.36                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1590781                              .2500
       36,879.31                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1590784                              .2500
       76,500.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1590786                              .2500
      189,000.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1590793                              .2500
       81,951.59                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450
1



      1590799                              .2500
      462,000.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1590801                              .2500
      240,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1590803                              .2500
      155,505.74                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1590812                              .2500
      153,900.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1590829                              .2500
      138,750.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1590838                              .2500
       93,997.24                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1590847                              .2500
       63,638.72                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450

      1590868                              .2500
      252,868.84                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700
1



      1590876                              .2500
       45,173.32                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1590879                              .2500
       63,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1590882                              .2500
       45,173.32                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1590895                              .2500
       57,450.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1590897                              .2500
       69,963.71                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1590900                              .2500
       22,638.55                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1591272                              .2500
      158,220.06                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1591276                              .2500
      101,645.87                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450
1



      1591279                              .2500
      236,800.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1591280                              .2500
       69,965.57                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1591291                              .2500
      136,880.83                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1591293                              .2500
       87,652.09                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1591314                              .2500
       44,975.41                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1591316                              .2500
       50,000.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1591351                              .2500
      259,834.21                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1591352                              .2500
       54,716.82                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200
1



      1591353                              .2500
       85,000.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1591355                              .2500
       73,558.74                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1591372                              .2500
       66,535.92                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450

      1591375                              .2500
      280,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1591378                              .2500
       89,950.83                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1591396                              .2500
      151,317.30                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1591408                              .2500
       80,500.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1591420                              .2500
      171,903.57                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950
1



      1591421                              .2500
       78,304.92                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1591423                              .2500
       82,359.46                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1591428                              .2500
      416,610.17                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1591430                              .2500
       58,474.12                           .0800
           10.0000                         .0000
            9.7500                         .0000
            9.6700                         .0000
            7.7500                        1.9200

      1591433                              .2500
       99,943.94                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1591440                              .2500
       45,726.89                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1591446                              .2500
       36,981.31                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1591447                              .2500
      231,376.80                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450
1



      1591455                              .2500
      118,050.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1591461                              .2500
       89,549.77                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1591462                              .2500
       34,980.37                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1591463                              .2500
       35,978.75                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1591464                              .2500
       29,686.14                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.7500                        1.6700

      1591469                              .2500
       59,968.07                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1591473                              .2500
       62,967.33                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1591475                              .2500
       62,967.33                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700
1



      1591476                              .2500
      135,900.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1591497                              .2500
       30,784.84                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1591559                              .2500
      380,900.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1591565                              .2500
       42,974.61                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1591572                              .2500
      127,926.35                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1591627                              .2500
       53,380.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1591634                              .2500
       34,983.67                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.7500                        1.6700

      1591682                              .2500
      180,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950
1



      1591717                              .2500
       69,960.76                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1591720                              .2500
      109,138.78                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1591724                              .2500
      112,448.89                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         .0000
            7.7500                        1.7950

      1591725                              .2500
       73,959.58                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1591727                              .2500
       42,279.20                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1591731                              .2500
       53,973.44                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1591734                              .2500
       48,550.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1591738                              .2500
       30,583.72                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450
1



      1591739                              .2500
       90,858.70                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         .0000
            7.7500                        1.7950

      1591741                              .2500
       22,489.50                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.7500                        1.6700

      1591742                              .2500
       44,529.76                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         .0000
            7.7500                        1.7950

      1591743                              .2500
       58,923.22                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         .0000
            7.7500                        1.7950

      1591744                              .2500
       53,325.77                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         .0000
            7.7500                        1.7950

      1591746                              .2500
       47,273.48                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1591747                              .2500
       29,085.69                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1591749                              .2500
       52,470.57                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950
1



      1591752                              .2500
       86,305.25                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1591753                              .2500
       42,875.95                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1591757                              .2500
       73,558.74                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1591758                              .2500
       63,864.17                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1591761                              .2500
       35,083.63                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.7500                        1.6700

      1591776                              .2500
       47,871.71                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1591781                              .2500
       69,959.72                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1591785                              .2500
       44,100.00                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.7500                        1.6700
1



      1591800                              .2500
       22,050.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1591802                              .2500
       42,400.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1591809                              .2500
      112,800.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1591810                              .2500
       91,600.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1591817                              .2500
       93,600.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1591819                              .2500
      131,250.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1591905                              .2500
      163,393.04                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.7500                         .0450

      1591909                              .2500
       38,148.87                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450
1



      1591917                              .2500
      138,400.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1591952                              .2500
       59,400.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1591955                              .2500
       60,470.24                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1591957                              .2500
       57,471.72                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1591958                              .2500
       42,079.83                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450

      1591972                              .2500
       18,139.82                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1591973                              .2500
       34,182.73                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1591982                              .2500
      125,250.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700
1



      1591985                              .2500
      247,600.00                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.7500                        1.6700

      1591997                              .2500
      179,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1592011                              .2500
       50,972.14                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1592013                              .2500
      185,400.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1592015                              .2500
      175,901.34                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1592019                              .2500
      268,910.52                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1592049                              .2500
      208,876.61                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1592055                              .2500
      102,250.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200
1



      1592146                              .2500
       50,000.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450

      1592147                              .2500
      132,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1592151                              .2500
       48,276.87                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450

      1592153                              .2500
       27,388.20                           .0800
           10.1250                         .0000
            9.8750                         .0000
            9.7950                         .0000
            7.7500                        2.0450

      1592155                              .2500
      140,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1592160                              .2500
       67,470.14                           .0800
           10.0000                         .0000
            9.7500                         .0000
            9.6700                         .0000
            7.7500                        1.9200

      1592161                              .2500
       95,145.23                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1592162                              .2500
      112,441.68                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700
1



      1592169                              .2500
      188,840.44                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1592173                              .2500
       34,982.78                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1592177                              .2500
      124,928.08                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1592178                              .2500
      194,893.49                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1592179                              .2500
      139,923.53                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1592181                              .2500
       35,967.15                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         .0000
            7.7500                        1.7950

      1592184                              .2500
       67,900.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1592209                              .2500
       92,198.29                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950
1



      1592221                              .2500
       67,958.81                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1592226                              .2500
      111,600.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1592246                              .2500
       68,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1592259                              .2500
      133,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1592556                              .2500
       88,651.55                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1592886                              .2500
       56,670.60                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1592974                              .2500
       71,800.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1592975                              .2500
      204,800.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700
1



      1592977                              .2500
      214,379.75                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1592984                              .2500
      253,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1593000                              .2500
      104,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1593007                              .2500
       90,941.98                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1593011                              .2500
      137,916.40                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1593025                              .2500
       87,704.51                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1593072                              .2500
      109,840.27                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.2950                         .0000

      1593079                              .2500
       71,962.67                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700
1



      1593081                              .2500
       58,472.70                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.7500                        1.6700

      1593088                              .2500
       58,334.27                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1593089                              .2500
       52,563.09                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1593111                              .2500
      132,729.33                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1593114                              .2500
       54,721.62                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1593115                              .2500
       59,968.89                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1593123                              .2500
       75,463.83                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450

      1593128                              .2500
      449,727.39                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200
1



      1593129                              .2500
      127,859.64                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1593134                              .2500
       53,972.01                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1593136                              .2500
       33,583.47                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1593137                              .2500
       23,088.64                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1593141                              .2500
       53,972.01                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1593142                              .2500
       68,214.61                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1593148                              .2500
       67,917.32                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1593152                              .2500
       32,450.50                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200
1



      1593153                              .2500
       79,156.74                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1593155                              .2500
       64,963.56                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1593161                              .2500
       58,434.17                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1593167                              .2500
       80,919.98                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1593177                              .2500
      167,810.92                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1593178                              .2500
       68,931.85                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1593179                              .2500
      151,815.05                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1593180                              .2500
      112,443.19                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950
1



      1593183                              .2500
       98,493.29                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1593185                              .2500
       83,952.90                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1593186                              .2500
       75,557.61                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1593189                              .2500
      194,196.19                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1593196                              .2500
      255,848.86                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1593198                              .2500
      127,126.81                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1593206                              .2500
       39,983.86                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1593208                              .2500
       64,922.96                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450
1



      1593210                              .2500
       55,735.56                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1593213                              .2500
       67,808.57                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.6700                         .0000

      1593215                              .2500
       68,561.53                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1593216                              .2500
       43,954.20                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1593217                              .2500
       74,917.75                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1593218                              .2500
       76,699.01                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1593220                              .2500
       53,945.26                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1593222                              .2500
      102,948.22                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200
1



      1593226                              .2500
       91,949.75                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1593229                              .2500
      218,726.81                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1593253                              .2500
      106,267.26                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1593254                              .2500
      206,631.05                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1593255                              .2500
      250,550.45                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1593257                              .2500
       95,199.31                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1593258                              .2500
      253,046.61                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1593260                              .2500
       70,678.27                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950
1



      1593262                              .2500
       61,916.53                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.6700                         .0000

      1593263                              .2500
       65,917.67                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1593264                              .2500
      307,323.09                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1593265                              .2500
       99,945.38                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1593266                              .2500
       74,351.33                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.7500                         .0450

      1593267                              .2500
       67,549.83                           .0800
            7.5000                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.1700                         .0000

      1593268                              .2500
      101,888.14                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1593269                              .2500
      184,786.34                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700
1



      1593270                              .2500
      347,565.89                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1593271                              .2500
       68,516.58                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1593272                              .2500
      355,838.58                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1593273                              .2500
       69,961.76                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1593275                              .2500
      103,937.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1593277                              .2500
      122,836.28                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1593278                              .2500
       70,918.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1593279                              .2500
      334,830.83                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950
1



      1593280                              .2500
      239,708.19                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1593281                              .2500
      247,221.47                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1593282                              .2500
       63,713.32                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1593283                              .2500
       74,560.30                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1593284                              .2500
      200,881.33                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1593285                              .2500
       59,965.48                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1593287                              .2500
       40,980.88                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.7500                        1.6700

      1593288                              .2500
      349,803.78                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950
1



      1593289                              .2500
       75,912.24                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1593291                              .2500
       76,413.90                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1593292                              .2500
       44,075.28                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1593293                              .2500
      131,176.42                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1593294                              .2500
       89,945.48                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1593295                              .2500
      287,738.60                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1593296                              .2500
      112,032.09                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1593298                              .2500
       97,554.47                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.7500                        1.6700
1



      1593299                              .2500
      184,896.29                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1593300                              .2500
       89,950.84                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1593301                              .2500
       49,968.92                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1593303                              .2500
      121,876.12                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1593304                              .2500
      139,921.52                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1593305                              .2500
       55,309.85                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1593306                              .2500
      336,811.08                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1593307                              .2500
      114,334.18                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700
1



      1593308                              .2500
       87,151.12                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1593310                              .2500
      123,928.66                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1593312                              .2500
      164,971.87                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.5450                         .0000

      1593314                              .2500
      437,141.76                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1593316                              .2500
      184,887.93                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1593317                              .2500
       93,305.20                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1593318                              .2500
      128,919.81                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1593319                              .2500
      299,265.28                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200
1



      1593322                              .2500
      214,179.69                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1593323                              .2500
      206,948.07                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1593324                              .2500
      334,207.60                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1593325                              .2500
       97,945.05                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1593326                              .2500
      259,846.49                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1593328                              .2500
       89,197.30                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1593330                              .2500
       55,966.07                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1593331                              .2500
       89,873.26                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700
1



      1593332                              .2500
      133,125.32                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1593333                              .2500
      155,900.52                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1593334                              .2500
      140,662.52                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1593335                              .2500
      232,174.25                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1593336                              .2500
      224,746.79                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1593337                              .2500
       37,978.13                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1593339                              .2500
       95,452.53                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1593340                              .2500
      334,571.31                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700
1



      1593341                              .2500
       70,911.25                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1593342                              .2500
      109,486.97                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1593343                              .2500
      104,938.01                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1593344                              .2500
      171,646.05                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1593345                              .2500
       99,943.94                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1593346                              .2500
       54,969.17                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1593379                              .2500
      105,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1593381                              .2500
       59,968.89                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700
1



      1593382                              .2500
       62,866.52                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1593389                              .2500
       84,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1593409                              .2500
       32,900.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1593411                              .2500
      149,915.90                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1593412                              .2500
       44,079.97                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         .0000
            7.7500                        1.7950

      1593420                              .2500
       67,961.88                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1593422                              .2500
      299,831.82                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1593597                              .2500
      337,500.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700
1



      1593626                              .2500
       69,250.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.5950                         .0000

      1593629                              .2500
       78,260.46                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1593632                              .2500
      112,438.54                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1593637                              .2500
      258,258.85                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1593640                              .2500
      230,452.96                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1593643                              .2500
       53,973.43                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1593742                              .2500
       99,839.47                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1593746                              .2500
       53,910.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700
1



      1593861                              .2500
      104,665.88                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1593922                              .2500
      209,717.24                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.6700                         .0000

      1593930                              .2500
       71,048.53                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                         .0000
            7.2950                         .0000

      1593962                              .2500
      110,700.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1593963                              .2500
      264,650.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1593973                              .2500
      236,632.86                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.4700                         .0000

      1593998                              .2500
       91,944.26                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1594015                              .2500
       47,077.43                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450
1



      1594017                              .2500
       39,928.18                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1594022                              .2500
       88,546.32                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1594029                              .2500
      145,915.99                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1594033                              .2500
       32,000.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1594034                              .2500
       61,620.46                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450

      1594043                              .2500
       76,457.11                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1594056                              .2500
       35,982.29                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1594060                              .2500
      111,434.17                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450
1



      1594074                              .2500
       49,500.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1594106                              .2500
       36,600.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1594107                              .2500
       80,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1594112                              .2500
       80,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1594114                              .2500
      280,000.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1594117                              .2500
      269,600.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1594119                              .2500
       80,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1594123                              .2500
       83,056.92                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700
1



      1594126                              .2500
      194,800.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1594127                              .2500
       65,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1594130                              .2500
      174,250.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1594132                              .2500
       69,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1594135                              .2500
       47,250.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1594136                              .2500
      256,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1594140                              .2500
      162,000.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1594149                              .2500
      121,430.10                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700
1



      1594150                              .2500
       57,571.66                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1594152                              .2500
       27,900.00                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.7500                        1.6700

      1594155                              .2500
       45,600.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450

      1594157                              .2500
       66,800.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1594158                              .2500
       51,750.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1594160                              .2500
      169,902.19                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1594161                              .2500
       26,000.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1594162                              .2500
       81,500.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200
1



      1594166                              .2500
      135,900.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1594172                              .2500
       27,450.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1594176                              .2500
      137,924.62                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1594177                              .2500
      196,650.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1594178                              .2500
      134,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1594179                              .2500
      103,840.22                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1594180                              .2500
       95,507.73                           .0800
           10.0000                         .0000
            9.7500                         .0000
            9.6700                         .0000
            7.7500                        1.9200

      1594184                              .2500
      119,925.41                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950
1



      1594186                              .2500
      120,000.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1594188                              .2500
       44,100.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1594189                              .2500
       90,000.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1594192                              .2500
       83,450.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1594195                              .2500
       60,000.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1594205                              .2500
       25,200.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1594220                              .2500
       52,600.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1594225                              .2500
       51,500.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950
1



      1594229                              .2500
      181,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1594230                              .2500
       69,200.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1594233                              .2500
       67,469.33                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         .0000
            7.7500                        1.7950

      1594235                              .2500
      120,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1594236                              .2500
       39,900.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1594239                              .2500
      154,729.68                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         .0000
            7.7500                        1.7950

      1594244                              .2500
      186,889.59                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1594246                              .2500
       59,965.48                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700
1



      1594253                              .2500
      132,000.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1594256                              .2500
      188,000.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.7500                         .0450

      1594280                              .2500
       50,970.66                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1594285                              .2500
      130,200.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1594287                              .2500
       95,200.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1594290                              .2500
       33,931.46                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1594293                              .2500
      116,639.49                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1594302                              .2500
      103,100.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200
1



      1594303                              .2500
       50,000.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1594310                              .2500
      103,938.60                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1594315                              .2500
       72,900.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1594316                              .2500
      143,921.34                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1594329                              .2500
      499,681.16                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1594330                              .2500
       46,723.79                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1594338                              .2500
      108,184.42                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1594342                              .2500
      211,761.42                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950
1



      1594343                              .2500
       66,425.15                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1594411                              .2500
       34,983.67                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.7500                        1.6700

      1594443                              .2500
      129,971.49                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1594450                              .2500
       58,369.72                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1594452                              .2500
       45,977.37                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1594454                              .2500
       60,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1594457                              .2500
       71,200.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1594463                              .2500
       50,374.54                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950
1



      1594471                              .2500
       49,475.65                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1594472                              .2500
       54,970.73                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1594475                              .2500
       65,962.99                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1594477                              .2500
       73,959.57                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1594512                              .2500
      134,937.02                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.7500                        1.6700

      1594529                              .2500
       85,500.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1594563                              .2500
       89,955.73                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1594566                              .2500
      163,817.23                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950
1



      1594574                              .2500
       80,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1594614                              .2500
      108,350.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1594626                              .2500
       49,475.66                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1594628                              .2500
       55,250.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1594638                              .2500
      181,600.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1594656                              .2500
      154,500.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1594664                              .2500
       97,200.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1594665                              .2500
      160,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700
1



      1594669                              .2500
      247,600.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1594674                              .2500
      112,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1594729                              .2500
      223,971.06                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1594735                              .2500
      125,024.21                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1594740                              .2500
      242,120.06                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1594743                              .2500
      107,250.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1594744                              .2500
       47,675.27                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1594747                              .2500
      373,302.92                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950
1



      1594749                              .2500
       37,400.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1594769                              .2500
       57,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1594771                              .2500
      129,600.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1594772                              .2500
      123,400.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1594775                              .2500
      180,343.45                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1594784                              .2500
       90,000.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1594785                              .2500
      374,243.61                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.4700                         .0000

      1594787                              .2500
      104,486.66                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200
1



      1594896                              .2500
       83,907.88                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1594898                              .2500
      147,410.64                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1594899                              .2500
       49,973.39                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1594955                              .2500
       40,480.59                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450

      1594956                              .2500
       41,400.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1594957                              .2500
      101,150.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1594961                              .2500
       24,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1594963                              .2500
       24,938.36                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.7500                        1.6700
1



      1594967                              .2500
      164,905.07                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1594968                              .2500
       71,300.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1594970                              .2500
      136,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1594986                              .2500
      140,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1594990                              .2500
      108,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1594994                              .2500
      129,000.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1594998                              .2500
       75,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1594999                              .2500
       34,450.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200
1



      1595000                              .2500
       66,500.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1595001                              .2500
      260,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1595004                              .2500
       37,800.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1595006                              .2500
       73,800.00                           .0800
           10.0000                         .0000
            9.7500                         .0000
            9.6700                         .0000
            7.7500                        1.9200

      1595009                              .2500
       54,400.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1595011                              .2500
       21,000.00                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.7500                        1.6700

      1595014                              .2500
       30,850.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1595089                              .2500
      104,869.01                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950
1



      1595096                              .2500
      336,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1595097                              .2500
       47,610.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1595099                              .2500
       95,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1595113                              .2500
      254,400.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1595179                              .2500
       72,863.18                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1595186                              .2500
       35,982.29                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1595200                              .2500
      118,077.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.5950                         .0000

      1595208                              .2500
      160,000.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200
1



      1595210                              .2500
      100,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1595211                              .2500
       47,775.22                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1595214                              .2500
       68,366.35                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1595215                              .2500
      108,737.40                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1595217                              .2500
       62,218.56                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1595219                              .2500
       68,250.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1595221                              .2500
      115,436.91                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1595223                              .2500
       24,000.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950
1



      1595224                              .2500
      133,600.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1595226                              .2500
       65,400.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1595227                              .2500
       46,000.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1595230                              .2500
       84,000.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1595231                              .2500
       60,400.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1595257                              .2500
       67,960.87                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1595271                              .2500
      134,930.01                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1595273                              .2500
      206,500.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950
1



      1595287                              .2500
       72,000.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1595290                              .2500
       43,950.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1595310                              .2500
      119,250.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1595319                              .2500
       13,500.00                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         .0000
            7.7500                        1.7950

      1595323                              .2500
       62,600.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1595325                              .2500
      187,394.89                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1595329                              .2500
       54,600.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1595335                              .2500
       25,500.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700
1



      1595340                              .2500
       80,000.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1595342                              .2500
       30,600.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1595358                              .2500
      124,800.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1595362                              .2500
      146,400.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.7500                         .0450

      1595365                              .2500
      523,823.78                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.2200                         .0000

      1595414                              .2500
      152,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1595426                              .2500
      244,477.85                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.4700                         .0000

      1595466                              .2500
       64,968.02                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200
1



      1595482                              .2500
      147,684.57                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.4700                         .0000

      1595487                              .2500
       40,600.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1595490                              .2500
       74,911.10                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1595494                              .2500
      167,650.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1595522                              .2500
       84,558.38                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1595530                              .2500
       24,500.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1595550                              .2500
      494,892.20                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1595551                              .2500
      270,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700
1



      1595554                              .2500
       57,220.32                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1595580                              .2500
      165,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1595653                              .2500
       89,250.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1595656                              .2500
      145,600.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1595676                              .2500
       50,400.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1595684                              .2500
      244,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1595687                              .2500
       43,650.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1595689                              .2500
       76,400.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450
1



      1595694                              .2500
      110,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1595754                              .2500
       43,500.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1595760                              .2500
      360,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1595763                              .2500
       89,550.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1595767                              .2500
       63,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1595775                              .2500
      100,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1595777                              .2500
       99,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1595791                              .2500
      126,000.00                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         .0000
            7.7500                        1.7950
1



      1595799                              .2500
      137,250.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1595800                              .2500
       94,400.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1595802                              .2500
       87,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1595811                              .2500
       89,100.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1595814                              .2500
      209,800.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.7200                         .0000

      1595816                              .2500
       84,500.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1595822                              .2500
      393,600.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1595823                              .2500
       67,900.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950
1



      1595828                              .2500
       87,750.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1595832                              .2500
      193,040.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.7200                         .0000

      1595852                              .2500
      116,350.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1595893                              .2500
      100,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1595896                              .2500
      307,000.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1595906                              .2500
       58,500.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1595976                              .2500
      125,484.91                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1595978                              .2500
       70,163.60                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700
1



      1595979                              .2500
       51,172.74                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1595980                              .2500
      122,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1595999                              .2500
       33,284.46                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.7500                        1.6700

      1596002                              .2500
       25,650.00                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.7500                        1.6700

      1596025                              .2500
      126,000.00                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         .0000
            7.7500                        1.7950

      1596028                              .2500
      124,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1596038                              .2500
       99,200.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1596039                              .2500
       28,500.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450
1



      1596042                              .2500
       20,250.00                           .0800
           10.2500                         .0000
           10.0000                         .0000
            9.9200                         .0000
            7.7500                        2.1700

      1596044                              .2500
       45,900.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1596050                              .2500
       95,952.78                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1596056                              .2500
       32,200.00                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         .0000
            7.7500                        1.7950

      1596057                              .2500
       30,800.00                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         .0000
            7.7500                        1.7950

      1596060                              .2500
      304,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1596075                              .2500
       43,500.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1596092                              .2500
       30,600.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950
1



      1596099                              .2500
       72,400.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1596107                              .2500
      450,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1596113                              .2500
       24,500.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450

      1596121                              .2500
       97,500.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1596122                              .2500
       88,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1596126                              .2500
       36,900.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1596133                              .2500
       46,300.00                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         .0000
            7.7500                        1.7950

      1596145                              .2500
      182,400.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200
1



      1596180                              .2500
      106,940.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1596206                              .2500
      139,522.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1596216                              .2500
       61,500.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1596226                              .2500
      100,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.5950                         .0000

      1596229                              .2500
      125,600.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1596238                              .2500
      214,600.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1596253                              .2500
      129,550.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1596255                              .2500
      250,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450
1



      1596298                              .2500
       75,400.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1596320                              .2500
       22,387.76                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1596328                              .2500
      161,600.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1596338                              .2500
      272,800.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1596356                              .2500
      104,900.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1596365                              .2500
       41,600.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.7500                         .0450

      1596388                              .2500
      270,000.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1596390                              .2500
      129,600.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200
1



      1596452                              .2500
       96,600.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1596488                              .2500
      127,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1596689                              .2500
      211,150.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1596746                              .2500
      251,200.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.5950                         .0000

      1596768                              .2500
      209,091.54                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1596777                              .2500
       26,900.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1596789                              .2500
       74,900.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1596799                              .2500
      332,000.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.7200                         .0000
1



      1596803                              .2500
       75,950.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1596819                              .2500
       53,200.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1596823                              .2500
       63,000.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1596826                              .2500
       75,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1596829                              .2500
       45,000.00                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            7.7500                        1.6700

      1596830                              .2500
      200,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1596839                              .2500
       35,100.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1596846                              .2500
      172,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700
1



      1596893                              .2500
       68,800.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1596909                              .2500
       64,700.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1596910                              .2500
       40,500.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1597010                              .2500
       43,000.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1597080                              .2500
      259,842.49                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1597082                              .2500
      150,315.68                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1597146                              .2500
       64,800.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            7.7500                        1.5450

      1597197                              .2500
       85,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700
1



      1597206                              .2500
       49,950.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1597216                              .2500
      441,600.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1597234                              .2500
      101,900.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1597237                              .2500
      200,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1597243                              .2500
       44,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1597247                              .2500
      284,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1597249                              .2500
       73,950.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200

      1597259                              .2500
       57,600.00                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         .0000
            7.7500                        1.7950
1



      1597288                              .2500
       89,100.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1597294                              .2500
       80,000.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1597295                              .2500
      240,750.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.7200                         .0000

      1597305                              .2500
       72,100.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1597313                              .2500
      166,500.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.7200                         .0000

      1597319                              .2500
      129,700.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1597337                              .2500
       50,625.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1597342                              .2500
      132,712.94                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950
1



      1597362                              .2500
       68,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1597390                              .2500
       72,350.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1597439                              .2500
       66,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1597486                              .2500
       69,500.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1597487                              .2500
      244,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1597490                              .2500
       67,200.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1597628                              .2500
      239,200.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1597639                              .2500
      258,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950
1



      1597642                              .2500
       63,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1597648                              .2500
      260,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

      1597649                              .2500
      308,800.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            7.7500                         .2950

      1597813                              .2500
       48,750.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1598159                              .2500
      146,250.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1598938                              .2500
       43,100.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700

      1598939                              .2500
       85,400.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1598940                              .2500
       81,000.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            7.7500                        1.1700
1



      1598941                              .2500
      182,289.50                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1598993                              .2500
       41,576.06                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1598997                              .2500
      104,950.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.6700                         .0000

      1599001                              .2500
       82,800.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            7.7500                        1.2950

      1599002                              .2500
      148,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            7.7500                         .5450

      1599634                              .2500
       81,800.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1599688                              .2500
       44,100.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1599695                              .2500
      305,000.00                           .0800
            8.4000                         .0000
            8.1500                         .0000
            8.0700                         .0000
            7.7500                         .3200
1



      1599696                              .2500
       45,000.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            7.7500                        1.0450

      1599740                              .2500
       41,500.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1599749                              .2500
       46,717.83                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.5950                         .0000

      1599750                              .2500
      204,800.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1599810                              .2500
       47,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            7.7500                         .6700

      1599846                              .2500
       37,800.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            7.7500                         .7950

      1599855                              .2500
       71,200.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            7.7500                         .4200

      1599858                              .2500
       87,456.96                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            7.7500                        1.4200
1



      1599882                              .2500
      131,950.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.7200                         .0000

      1600030                              .2500
      117,000.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            7.7500                         .9200

      1600111                              .2500
      168,750.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.7200                         .0000

      1600304                              .2500
      128,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.7500                         .1700

  TOTAL NUMBER OF LOANS:     1706
  TOTAL BALANCE........:        191,342,550.62


  RUN ON     : 07/29/97            RFC DISCLOSURE SYSTEM      RFFSDFIX-01
  AT         : 14.51.06            INITIAL SECURITY FEES      AMORTIZED BALANCE
  SERIES     : RALI 1997-QS7 30 YR  FIXED SUMMARY REPORT      CUTOFF : 07/01/97
  POOL       : 0004255
             :
             :
  POOL STATUS: F

                                   WEIGHTED AVERAGES      FROM         TO
  ------------------------------------------------------------------------------
  CURR NOTE RATE                        8.8614            7.5000     10.5000
  RFC NET RATE                          8.6111            7.2500     10.2500
  NET MTG RATE(INVSTR RATE)             8.5326            7.1700     10.1700
  POST STRIP RATE                       7.7437            7.1700      7.7500
  SUB SERV FEE                           .2504             .2500       .3750
  MSTR SERV FEE                          .0784             .0300       .0800
  ALL EXP                                .0000             .0000       .0000
  MISC EXP                               .0000             .0000       .0000
  SPREAD                                 .0000             .0000       .0000
  STRIP                                  .7890             .0000      2.4200







  TOTAL NUMBER OF LOANS:  1706
  TOTAL BALANCE........:     191,342,550.62


                             ***************************
                             *      END OF REPORT      *
                             ***************************

                                    EXHIBIT G

                        FORM OF SELLER/SERVICER CONTRACT


         This Seller/Servicer Contract (as may be amended, supplemented or otherwise modified from time to time, this "Contract") is made this _________ day of _______, 19____, by and between Residential Funding Corporation, its successors and assigns ("Residential Funding") and _____________________ (the "Seller/Servicer," and, together with Residential Funding, the "parties" and each, individually, a "party").

         WHEREAS, the Seller/Servicer desires to sell Loans to, and/or service Loans for, Residential Funding, and Residential Funding desires to purchase Loans from the Seller/Servicer and/or have the Seller/Servicer service various of its Loans, pursuant to the terms of this Contract and the Residential Funding Seller and Servicer Guides incorporated herein by reference, as amended, supplemented or otherwise modified, from time to time (together, the "Guides").

         NOW, THEREFORE, in consideration of the premises, and the terms, conditions and agreements set forth below, the parties agree as follows:

1.       Incorporation of Guides by Reference.

         The Seller/Servicer acknowledges that it has received and read the Guides. All provisions of the Guides are incorporated by reference into and made a part of this Contract, and shall be binding upon the parties; provided, however, that the Seller/Servicer shall be entitled to sell Loans to and/or service Loans for Residential Funding only if and for so long as it shall have been authorized to do so by Residential Funding in writing. Specific reference in this Contract to particular provisions of the Guides and not to other provisions does not mean that those provisions of the Guides not specifically cited in this Contract are not applicable. All terms used herein shall have the same meanings as such terms have in the Guides, unless the context clearly requires otherwise.

2.       Amendments.

         This Contract may not be amended or modified orally, and no provision of this Contract may be waived or amended except in writing signed by the party against whom enforcement is sought. Such a written waiver or amendment must expressly reference this Contract. However, by their terms, the Guides may be amended or supplemented by Residential Funding from time to time. Any such amendment(s) to the Guides shall be binding upon the parties hereto.

3.       Representations and Warranties.

         a.       Reciprocal Representations and Warranties.

                  The Seller/Servicer and Residential Funding each represents and warrants to the other that as of the date of this Contract:

                  (1) Each party is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization, is qualified, if necessary, to do business and in good standing in each jurisdiction in which it is required to be so qualified, and has the requisite power and authority to enter into this Contract and all other agreements which are contemplated by this Contract and to carry out its obligations hereunder and under the Guides and under such other agreements.

                  (2) This Contract has been duly authorized, executed and delivered by each party and constitutes a valid and legally binding agreement of each party enforceable in accordance with its terms.

                  (3) There is no action, proceeding or investigation pending or threatened, and no basis therefor is known to either party, that could affect the validity or prospective validity of this Contract.

                  (4) Insofar as its capacity to carry out any obligation under this Contract is concerned, neither party is in violation of any charter, articles of incorporation, bylaws, mortgage, indenture, indebtedness, agreement, instrument, judgment, decree, order, statute, rule or regulation and none of the foregoing adversely affects its capacity to fulfill any of its obligations under this Contract. Its execution of, and performance pursuant to, this Contract will not result in a violation of any of the foregoing.

         b.       Seller/Servicer's Representations, Warranties and
Covenants.

                  In addition to the representations, warranties and covenants made by the Seller/Servicer pursuant to subparagraph (a) of this paragraph 3, the Seller/Servicer makes the representations, warranties and covenants set forth in the Guides and, upon request, agrees to deliver to Residential Funding the certified Resolution of Board of Directors which authorizes the execution and delivery of this Contract.

4.       Remedies of Residential Funding.

         If an Event of Seller Default or an Event of Servicer Default shall occur, Residential Funding may, at its option, exercise one or more of those remedies set forth in the Guides.

5.       Seller/Servicer's Status as Independent Contractor.

         At no time shall the Seller/Servicer represent that it is acting as an agent of Residential Funding. The Seller/Servicer shall, at all times, act as an independent contractor.

6.       Prior Agreements Superseded.

         This Contract restates, amends and supersedes any and all prior Seller Contracts or Servicer Contracts between the parties except that any subservicing agreement executed by the Seller/Servicer in connection with any loan-security exchange transaction shall not be affected.

7.       Assignment.

         This Contract may not be assigned or transferred, in whole or in part, by the Seller/Servicer without the prior written consent of Residential Funding. Residential Funding may sell, assign, convey, hypothecate, pledge or in any other way transfer, in whole or in part, without restriction, its rights under this Contract and the Guides with respect to any Commitment or Loan.

8.       Notices.

         All notices, requests, demands or other communications that are to be given under this Contract shall be in writing, addressed to the appropriate parties and sent by telefacsimile or by overnight courier or by United States mail, postage prepaid, to the addresses and telefacsimile numbers specified below. However, another name, address and/or telefacsimile number may be substituted by the Seller/Servicer pursuant to the requirements of this paragraph 8, or Residential Funding pursuant to an amendment to the Guides.

If to Residential Funding, notices must be sent to the appropriate address or telefacsimile number specified in the Guides.

If to the Seller/Servicer, notice must be sent to:







         Attention:

         Telefacsimile Number:  (___) ___-____

9.       Jurisdiction and Venue.

         Each of the parties irrevocably submits to the jurisdiction of any state or federal court located in Hennepin County, Minnesota, over any action, suit or proceeding to enforce or defend any right under this Contract or otherwise arising from any loan sale or servicing relationship existing in connection with this Contract, and each of the parties irrevocably agrees that all claims in respect of any such action or proceeding may be heard or determined in such state or federal court. Each of the parties irrevocably waives the defense of an inconvenient forum to the maintenance of any such action or proceeding and any other substantive or procedural rights or remedies it may have with respect to the maintenance of any such action or proceeding in any such forum. Each of the parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Each of the parties further agrees not to institute any legal actions or proceedings against the other party or any director, officer, employee, attorney, agent or property of the other party, arising out of or relating to this Contract in any court other than as hereinabove specified in this paragraph 9.

10.      Miscellaneous.

         This Contract, including all documents incorporated by reference herein, constitutes the entire understanding between the parties hereto and supersedes all other agreements, covenants, representations, warranties, understandings and communications between the parties, whether written or oral, with respect to the transactions contemplated by this Contract. All paragraph headings contained herein are for convenience only and shall not be construed as part of this Contract. Any provision of this Contract that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction, and, to this end, the provisions hereof are severable. This Contract shall be governed by, and construed and enforced in accordance with, applicable federal laws and the laws of the State of Minnesota.

         IN WITNESS WHEREOF, the duly authorized officers of the Seller/Servicer and Residential Funding have executed this Seller/Servicer Contract as of the date first above written.

ATTEST:                                  SELLER/SERVICER

[Corporate Seal]


                                                      (Name of Seller/Servicer)

By:                                      By:
         (Signature)                                       (Signature)


                                         By:
         (Typed Name)                                      (Typed Name)


Title:                                   Title:




ATTEST:                                  RESIDENTIAL FUNDING CORPORATION

By:                                      By:
         (Signature)                                       (Signature)


                                         By:
         (Typed Name)                                      (Typed Name)


Title:                                   Title:

                                    EXHIBIT H
                          FORMS OF REQUEST FOR RELEASE

DATE:
TO:
RE:               REQUEST FOR RELEASE OF DOCUMENTS

In connection with the administration of the pool of Mortgage Loans held by you for the referenced pool, we request the release of the Mortgage Loan File described below.

Pooling and Servicing Agreement Dated:
Series#:
Account#:
Pool#:
Loan#:
Borrower Name(s):
Reason for Document Request: (circle one)               Mortgage Loan
Prepaid in Full
                                                   Mortgage Loan Repurchased

"We hereby certify that all amounts received or to be received in connection with such payments which are required to be deposited have been or will be so deposited as provided in the Pooling and Servicing Agreement."


Residential Funding Corporation
Authorized Signature

****************************************************************

TO CUSTODIAN/TRUSTEE: Please acknowledge this request, and check off documents being enclosed with a copy of this form. You should retain this form for your files in accordance with the terms of the Pooling and Servicing Agreement.

                  Enclosed Documents:                [ ] Promissory Note
                          [ ] Primary Insurance Policy
                          [ ] Mortgage or Deed of Trust
                        [ ] Assignment(s) of Mortgage or
Deed of Trust
                                                     [ ] Title Insurance Policy
                                                     [ ] Other:


Name

Title

Date

                                   EXHIBIT I-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT

STATE OF                   )
                           : ss.:
COUNTY OF                  )

                  [NAME OF OFFICER], being first duly sworn, deposes and says:

                  1. That he is [Title of Officer] of [Name of Owner] (record or beneficial owner of the Mortgage Asset-Backed Pass-Through Certificates, Series 1997-QS7, Class R (the "Owner")), a [savings institution] [corporation] duly organized and existing under the laws of [the State of __________________] [the United States], on behalf of which he makes this affidavit and agreement.

                  2. That the Owner (i) is not and will not be a "disqualified organization" as of [date of transfer] within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) will endeavor to remain other than a disqualified organization for so long as it retains its ownership interest in the Class R Certificates, and (iii) is acquiring the Class R Certificates for its own account or for the account of another Owner from which it has received an affidavit and agreement in substantially the same form as this affidavit and agreement. (For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income).

                  3. That the Owner is aware (i) of the tax that would be imposed on transfers of Class R Certificates to disqualified organizations under the Code, that applies to all transfers of Class R Certificates after March 31, 1988; (ii) that such tax would be on the transferor, or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a disqualified organization, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a disqualified organization and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Class R Certificates may be "noneconomic residual interests" within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

                  4. That the Owner is aware of the tax imposed on a "pass-through entity" holding Class R Certificates if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. (For this purpose, a "pass through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

                  5. The Owner is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate that is described in Section 7701(a)(30)(D) of the Code, or a trust that is described in Section 7701(a)(30)(E) of the Code.

                  6. That the Owner is aware that the Trustee will not register the transfer of any Class R Certificates unless the transferee, or the transferee's agent, delivers to it an affidavit and agreement, among other things, in substantially the same form as this affidavit and agreement. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

                  7. That the Owner has reviewed the restrictions set forth on the face of the Class R Certificates and the provisions of Section 5.02(f) of the Pooling and Servicing Agreement under which the Class R Certificates were issued (in particular, clause (iii)(A) and (iii)(B) of Section 5.02(f) which authorize the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event the Owner holds such Certificates in violation of Section 5.02(f)). The Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

                  8. That the Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R Certificates will only be owned, directly or indirectly, by an Owner that is not a disqualified organization.

                  9.  The Owner's Taxpayer Identification Number is
--------------.

                  10. This affidavit and agreement relates only to the Class R Certificates held by the Owner and not to any other holder of the Class R Certificates. The Owner understands that

                                                       I-1-2
the liabilities described herein relate only to the Class R
Certificates.

                  11. That no purpose of the Owner relating to the transfer of any of the Class R Certificates by the Owner is or will be to impede the assessment or collection of any tax.

                  12. That the Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding. In this regard, the Owner hereby represents to and for the benefit of the person from whom it acquired the Class R Certificate that the Owner intends to pay taxes associated with holding such Class R Certificate as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class R Certificate.

                  13. That the Owner has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as any of the Class R Certificates remain outstanding.

                  14. The Purchaser is not an employee benefit plan or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or an investment manager, named fiduciary or a trustee of any such plan, or any other Person acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any such plan.

                                                       I-1-3

                  IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ____ day of _______________, 199__.

                                                     [NAME OF OWNER]


                                                     By:
                                                     [Name of Officer]
                                                     [Title of Officer]
[Corporate Seal]

ATTEST:



[Assistant] Secretary



                  Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Owner, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Owner.

                  Subscribed   and   sworn   before   me   this   ____   day  of
________________, 199__.




                                                     NOTARY PUBLIC

                                                     COUNTY OF
                                                     STATE OF
                                                     My  Commission  expires the
                                                     ____         day         of
                                                     _______________, 19__.

                                                       I-1-4

                                                    EXHIBIT I-2

                                          FORM OF TRANSFEROR CERTIFICATE


                                                       __________________, 19__


Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota  55437

Bankers Trust Company
3 Park Plaza
Irvine, California  92714

Attention:  Residential Funding Corporation Series 1997-QS7

                  Re: Mortgage Asset-Backed Pass-Through Certificates, Series 1997-QS7, Class R

Ladies and Gentlemen:

                  This letter is delivered to you in connection with the transfer by _______________________________ (the "Seller") to
_______________________________  (the  "Purchaser")  of  $_____________  Initial
Certificate Principal Balance of Mortgage Asset-Backed Pass-Through Certificates, Series 1997-QS7, Class R (the "Certificates"), pursuant to Section
5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of July 1, 1997 among Residential Accredit Loans, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and Bankers Trust Company, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

                  1. No purpose of the Seller relating to the transfer of the Certificate by the Seller to the Purchaser is or will be to impede the assessment or collection of any tax.

                  2. The Seller understands that the Purchaser has delivered to the Trustee and the Master Servicer a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit I-1. The Seller does not know or believe that any representation contained therein is false.

                  3. The Seller has at the time of the transfer conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Seller has determined that the Purchaser has historically paid its debts as they become due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Seller understands that the transfer of a Class R Certificate may not be respected for United States income tax purposes (and the Seller may continue to be liable for United States income taxes associated therewith) unless the Seller has conducted such an investigation.

                  4. The Seller has no actual knowledge that the proposed Transferee is not both a United States Person and a Permitted Transferee.

                                                         Very truly yours,




                                                         (Seller)


                                                         By:
                                                         Name:
                                                         Title:

                                      I-2-2

                                   EXHIBIT J-1

                                          FORM OF INVESTOR REPRESENTATION LETTER

                                                            ______________, 19__

Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, MN 55437

Bankers Trust Company
3 Park Plaza
Irvine, California  92714

Residential Funding Corporation
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, MN  55437

Attention:  Residential Funding Corporation Series 1997-QS7

                  RE: Mortgage Asset-Backed Pass-Through Certificates, Series 1997-QS7, [Class B-]

Ladies and Gentlemen:

                  _________________________   (the   "Purchaser")   intends   to
purchase from  ___________________________ (the "Seller") $_____________ Initial
Certificate Principal Balance of Mortgage Asset-Backed Pass-Through Certificates, Series 1997-QS7, Class __ (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of July 1, 1997 among Residential Accredit Loans, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer (the "Master Servicer"), and Bankers Trust Company, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Company, the Trustee and the Master Servicer that:

                          1. The Purchaser understands that (a) the Certificates
                  have not been and will not be  registered  or qualified  under the Securities Act of 1933, as amended (the "Act") or any state securities law, (b) the Company is not required to so register or qualify the Certificates, (c) the Certificates may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates and
                  (e) the Certificates will bear a legend to the foregoing effect.

                          2. The Purchaser is acquiring the Certificates for its own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Act or any applicable state securities laws.

                          3. The Purchaser is (a) a  substantial,  sophisticated
                  institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) able to bear the economic risks of such an investment and (c) an "accredited investor" within the meaning of Rule 501(a) promulgated pursuant to the Act.

                          4. The Purchaser has been furnished  with, and has had
                  an opportunity to review (a) [a copy of the Private Placement Memorandum, dated ___________________, 19__, relating to the Certificates (b)] a copy of the Pooling and Servicing Agreement and [b] [c] such other information concerning the Certificates, the Mortgage Loans and the Company as has been requested by the Purchaser from the Company or the Seller and is relevant to the Purchaser's decision to purchase the Certificates. The Purchaser has had any questions arising from such review answered by the Company or the Seller to the satisfaction of the Purchaser. [If the Purchaser did not purchase the Certificates from the Seller in connection with the initial distribution of the Certificates and was provided with a copy of the Private Placement Memorandum (the "Memorandum") relating to the original sale (the "Original Sale") of the Certificates by the Company, the Purchaser acknowledges that such Memorandum was provided to it by the Seller, that the Memorandum was prepared by the Company solely for use in connection with the Original Sale and the Company did not participate in or facilitate in any way the purchase of the Certificates by the Purchaser from the Seller, and the Purchaser agrees that it will look solely to the Seller and not to the Company with respect to any damage, liability, claim or expense arising out of, resulting from or in connection with (a) error or omission, or alleged error or omission, contained in the Memorandum, or (b) any information, development or event arising after the date of the Memorandum.]

                          5.  The  Purchaser  has  not and  will  not nor has it
                  authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Certificate, any interest in any Certificate or any other similar

                                      J-1-2
                  security from any person in any manner, (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that (as to any of (a) through (e) above) would constitute a distribution of any Certificate under the Act, that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

                          6.          The Purchaser

                                      (a) is not an  employee  benefit  or other
                  plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan within the meaning of the Department of Labor ("DOL") regulation at 29 C.F.R. ss.2510.3-101; or

                                      (b) is an insurance company, the source of
                  funds to be used by it to purchase the Certificates is an "insurance company general account" (within the meaning of DOL Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60.

         In addition, the Purchaser hereby certifies, represents and warrants to, and covenants with, the Company, the Trustee and the Master Servicer that the Purchaser will not transfer such Certificates to any Plan or person unless such Plan or person meets the requirements set forth in either (a) or (b) above.

                                                         Very truly yours,



                                                         By:
                                                         Name:
                                                         Title:

                                      J-1-3

                                   EXHIBIT J-2

                       FORM OF ERISA REPRESENTATION LETTER


                                                             _____________, 199_


Residential Funding Corporation
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota  55437

Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota  55437

Bankers Trust Company
Four Albany Street
New York, New York  10006


Attention:                Residential Funding Corporation Series 1997-QS_

                          Re: Mortgage Asset-Backed Pass-Through Certificates, Series 1997-QS_, Class M-__

Dear Sirs:

         ________________ (the "Purchaser") intends to purchase from___________________ (the "Seller") $________________ Initial Certificate
Principal Balance of Mortgage Asset-Backed Pass-Through Certificates, Series 1997-QS_, Class M-__ (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of July 1, 1997, among Residential Accredit Loans, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer (the "Master Servicer") and Bankers Trust Company, as (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with the Company, the Trustee and the Master Servicer that either:

                          (a) The Purchaser is not an employee  benefit or other
                  plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan within the meaning of the Department of Labor ("DOL") regulation at 29 C.F.R. ss.2510.3-101; or

                          (b) The  Purchaser  as is an  insurance  company,  the
                  source of funds to be used by it to purchase the Certificates is an "insurance company general account" (within the meaning of DOL Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60.

                          In   addition,   the   Purchaser   hereby   certifies,
                  represents and warrants to, and covenants with, the Company, the Trustee and the Master Servicer that the Purchaser will not transfer such Certificates to any Plan or person unless such Plan or person meets the requirements set forth in either
                  (a) or (b) above.



                                                     Very truly yours,



                                                     By:
                                                     Name:
                                                     Title:


                                      J-2-2

                                    EXHIBIT K

                    FORM OF TRANSFEROR REPRESENTATION LETTER




                                                      ___________________,19


Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, MN 55437

Bankers Trust Company
3 Park Plaza
Irvine, California  92714

Attention: Residential Funding Corporation Series 1997-QS7

Re:  Mortgage
Asset-Backed Pass-Through Certificates,
Series 1997-QS7,
[Class B-]

Ladies and Gentlemen:

                  In connection with the sale by (the "Seller") to (the "Purchaser") of $ Initial Certificate Principal Balance of Mortgage Asset-Backed Pass-Through Certificates, Series 1997-QS7, Class (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of July 1, 1997 among Residential Accredit Loans, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and Bankers Trust Company, as trustee (the "Trustee"). The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

                  Neither the Seller nor anyone acting on its behalf has
(a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the "Act"), that would render the disposition of any Certificate a violation of
Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The

Seller will not act, in any manner set forth in the foregoing sentence with respect to any Certificate. The Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

                                            Very truly yours,


                                            (Seller)



                                            By:
                                            Name:
                                            Title:

                                    EXHIBIT L

                  [FORM OF RULE 144A INVESTMENT REPRESENTATION]


                              Description  of Rule  144A  Securities,  including
numbers:
                 ===============================================
                 ===============================================


                  The undersigned seller, as registered holder (the "Seller"), intends to transfer the Rule 144A Securities described above to the undersigned buyer (the "Buyer").

                  1. In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Seller hereby certifies the following facts: Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the "1933 Act"), or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Seller has not offered the Rule 144A Securities to any person other than the Buyer or another "qualified institutional buyer" as defined in Rule 144A under the 1933 Act.

                  2. The Buyer warrants and represents to, and covenants with, the Seller, the Trustee and the Master Servicer (as defined in the Pooling and Servicing Agreement (the "Agreement"), dated as of July 1, 1997 among Residential Funding Corporation as Master Servicer, Residential Accredit Loans, Inc. as depositor pursuant to Section 5.02 of the Agreement and Bankers Trust Company, as trustee, as follows:

                           a.  The   Buyer   understands   that  the  Rule  144A
         Securities have not been registered under the 1933 Act or the securities laws of any state.

                           b. The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.

                           c. The Buyer has been furnished with all information regarding the Rule 144A Securities that it has requested from the Seller, the Trustee or the Servicer.

                           d. Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

                           e. The Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the 1933 Act and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the accounts of other qualified institutional buyers, understands that such Rule 144A Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

                  [3.      The Buyer

                           a. is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan; or

                           b. is an insurance company, the source of funds to be used by it to purchase the Certificates is an "insurance company general account" (within the meaning of

         Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Section III of PTCE 95-60.]

                  4. This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

                  IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.



Print Name of Seller                                   Print Name of Buyer

By:                                                     By:
Name:                                                   Name:
Title:                                                  Title:

Taxpayer Identification:                                Taxpayer Identification:

No.                                                     No.

Date:                                                   Date:

                              ANNEX 1 TO EXHIBIT L


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

             [For Buyers Other Than Registered Investment Companies]


                  The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

                  1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

                  2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $______________________ in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

         ___ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code.

         ___      Bank.  The Buyer (a) is a national bank or banking
                  ----
                  institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is
                                                      ------------------
                  attached hereto.
                  ---------------

         ___      Savings and Loan.  The Buyer (a) is a savings and loan
                  ----------------
                  association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

         ___ Broker-Dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

         ___      Insurance Company.  The Buyer is an insurance company
                  -----------------
                  whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State or territory or the District of Columbia.

         ___ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

         ___ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

         ___      Investment Adviser.   The Buyer is an investment
                  adviser registered under the Investment Advisers Act of 1940.

         ___ SBIC. The Buyer is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

         ___ Business Development Company. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

         ___      Trust Fund.  The Buyer is a trust fund whose trustee is
                  ----------
                  a bank or trust company and whose participants are exclusively (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or
                  (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts or H.R. 10 plans.

                  3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

                  4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

                  5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

  ___              ___              Will the Buyer be purchasing the Rule 144A
  Yes              No               Securities only for the Buyer's own account?

                  6. If the answer to the foregoing question is "no", the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

                  7. The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.



                                                     Print Name of Buyer

                                                     By:

                                                     Name:
                                                     Title:

                                                     Date:

                              ANNEX 2 TO EXHIBIT L


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

              [For Buyers That Are Registered Investment Companies]


                  The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

                   1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

                  2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used.

____ The Buyer owned $___________________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

                  3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                  4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

                  5. The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

                  6. The undersigned will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.



                                                     Print Name of Buyer


                                                     By:
                                                     Name:
                                                     Title:

                                                     IF AN ADVISER:


                                                     Print Name of Buyer


                                                     Date:

                                    EXHIBIT M

                   [TEXT OF AMENDMENT TO POOLING AND SERVICING
                  AGREEMENT PURSUANT TO SECTION 11.01(E) FOR A
                                LIMITED GUARANTY]


                                   ARTICLE XII

             Subordinate Certificate Loss Coverage; Limited Guaranty

                  Section 12.01. Subordinate Certificate Loss Coverage; Limited Guaranty. (a) Subject to subsection (c) below, prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date, the Master Servicer shall determine whether it or any Subservicer will be entitled to any reimbursement pursuant to Section 4.02(a) on such Distribution Date for Advances or Subservicer Advances previously made, (which will not be Advances or Subservicer Advances that were made with respect to delinquencies which were subsequently determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses) and, if so, the Master Servicer shall demand payment from Residential Funding of an amount equal to the amount of any Advances or Subservicer Advances reimbursed pursuant to
Section 4.02(a), to the extent such Advances or Subservicer Advances have not been included in the amount of the Realized Loss in the related Mortgage Loan, and shall distribute the same to the Class B Certificateholders in the same manner as if such amount were to be distributed pursuant to Section 4.02(a).

                  (b) Subject to subsection (c) below, prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date, the Master Servicer shall determine whether any Realized Losses (other than Excess Special Hazard Losses, Excess Bankruptcy Losses, Excess Fraud Losses and Extraordinary Losses) will be allocated to the Class B Certificates on such Distribution Date pursuant to Section 4.05, and, if so, the Master Servicer shall demand payment from Residential Funding of the amount of such Realized Loss and shall distribute the same to the Class B Certificateholders in the same manner as if such amount were to be distributed pursuant to Section 4.02(a); provided, however, that the amount of such demand in respect of any Distribution Date shall in no event be greater than the sum of (i) the additional amount of Accrued Certificate Interest that would have been paid for the Class B Certificateholders on such Distribution Date had such Realized Loss or Losses not occurred plus (ii) the amount of the reduction in the Certificate Principal Balances of the Class B Certificates on such Distribution Date due to such Realized Loss or Losses. Notwithstanding such payment, such Realized Losses shall be deemed to have been borne by the Certificateholders for purposes of
Section 4.05. Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses allocated to the Class B Certificates will not be covered by the Subordinate Certificate Loss Obligation.

                  (c) Demands for payments pursuant to this Section shall be made prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date by the Master Servicer with written notice thereof to the Trustee. The maximum amount that Residential Funding shall be required to pay pursuant to this Section on any Distribution Date (the "Amount Available") shall be equal to the lesser of (X)
      minus the sum of (i) all previous  payments made under subsections (a) and
(b) hereof and (ii) all draws under the Limited Guaranty made in lieu of such payments as described below in subsection (d) and (Y) the then outstanding Certificate Principal Balances of the Class B Certificates, or such lower amount as may be established pursuant to Section 12.02. Residential Funding's obligations as described in this Section are referred to herein as the "Subordinate Certificate Loss Obligation."

                  (d) The Trustee will promptly notify General Motors Acceptance Corporation of any failure of Residential Funding to make any payments hereunder and shall demand payment pursuant to the limited guaranty (the "Limited Guaranty"), executed by General Motors Acceptance Corporation, of Residential Funding's obligation to make payments pursuant to this Section, in an amount equal to the lesser of (i) the Amount Available and (ii) such required payments, by delivering to General Motors Acceptance Corporation a written demand for payment by wire transfer, not later than the second Business Day prior to the Distribution Date for such month, with a copy to the Master Servicer.

                  (e) All payments made by Residential Funding pursuant to this Section or amounts paid under the Limited Guaranty shall be deposited directly in the Certificate Account, for distribution on the Distribution Date for such month to the Class B Certificateholders.

                  (f) The Company shall have the option, in its sole discretion, to substitute for either or both of the Limited Guaranty or the Subordinate Certificate Loss Obligation another instrument in the form of a corporate guaranty, an irrevocable letter of credit, a surety bond, insurance policy or similar instrument or a reserve fund; provided that (i) the Company obtains (subject to the provisions of Section 10.01(f) as if the Company was substituted for the Master Servicer solely for the purposes of such provision) an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that obtaining such substitute corporate guaranty, irrevocable letter of credit, surety bond, insurance policy or similar instrument or reserve fund will not cause either (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under
Section 860(F)(a)(1) of the Code or on "contributions after the startup date" under Section 860(G)(d)(1) of the Code or (b) the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding, and (ii) no such substitution shall be made unless (A) the substitute Limited Guaranty or Subordinate Certificate Loss Obligation is for an initial amount not less than the then current Amount Available and contains provisions that are in all material respects equivalent to the original Limited Guaranty or Subordinate Certificate Loss Obligation (including that no portion of the fees, reimbursements or other obligations under any such instrument will be borne by the Trust Fund), (B) the long term debt obligations of any obligor of any substitute Limited Guaranty or Subordinate Certificate Loss Obligation (if not supported by the Limited Guaranty) shall be rated at least the lesser of (a) the rating of the long term debt obligations of General Motors Acceptance Corporation as of the date of issuance of the Limited Guaranty and (b) the rating of the long term debt obligations of General Motors Acceptance Corporation at the date of such substitution and (C) the Company obtains written confirmation from each nationally recognized credit rating agency that rated the Class B Certificates at the request of the Company that such substitution shall not lower the rating on the Class B Certificates below the lesser of (a) the then-current rating assigned to the Class B Certificates by such rating agency and (b) the original rating assigned to the Class B Certificates by such rating agency. Any replacement of the Limited Guaranty or Subordinate Certificate Loss Obligation pursuant to this Section shall be accompanied by a written Opinion of Counsel to the substitute guarantor or obligor, addressed to the Master Servicer and the Trustee, that such substitute instrument constitutes a legal, valid and binding obligation of the substitute guarantor or obligor, enforceable in accordance with its terms, and concerning such other matters as the Master Servicer and the Trustee shall reasonably request. Neither the Company, the Master Servicer nor the Trustee shall be obligated to substitute for or replace the Limited Guaranty or Subordinate Certificate Loss Obligation under any circumstance.

                  Section 12.02. Amendments Relating to the Limited Guaranty. Notwithstanding Sections 11.01 or 12.01: (i) the provisions of this Article XII may be amended, superseded or deleted, (ii) the Limited Guaranty or Subordinate Certificate Loss Obligation may be amended, reduced or canceled, and (iii) any other provision of this Agreement which is related or incidental to the matters described in this Article XII may be amended in any manner; in each case by written instrument executed or consented to by the Company and Residential Funding but without the consent of any Certificateholder and without the consent of the Master Servicer or the Trustee being required unless any such amendment would impose any additional obligation on, or otherwise adversely affect the interests of, the Master Servicer or the Trustee, as applicable; provided that the Company shall also obtain a letter from each nationally recognized credit rating agency that rated the Class B Certificates at the request of the Company to the effect that such amendment, reduction, deletion or cancellation will not lower the rating on the Class B Certificates below the lesser of (a) the then-current rating assigned to the Class B Certificates by such rating agency and (b) the original rating assigned to the Class B Certificates by such rating agency, unless (A) the Holder of 100% of the Class B Certificates is Residential Funding or an Affiliate of Residential Funding, or (B) such amendment, reduction, deletion or cancellation is made in accordance with
Section 11.01(e) and, provided further that the Company obtains (subject to the provisions of Section 10.01(f) as if the Company was substituted for the Master Servicer solely for the purposes of such provision), in the case of a material amendment or supersession (but not a reduction, cancellation or deletion of the Limited Guaranty or the Subordinate Certificate Loss Obligation), an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that any such amendment or supersession will not cause either (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code or
(b) the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding. A copy of any such instrument shall be provided to the Trustee and the Master Servicer together with an Opinion of Counsel that such amendment complies with this Section 12.02.

                                    EXHIBIT N

                           [FORM OF LIMITED GUARANTY]

                                LIMITED GUARANTY

                        RESIDENTIAL ACCREDIT LOANS, INC.

                 Mortgage Asset-Backed Pass-Through Certificates
                                 Series 1997-QS7


                                                                         , 199__


Bankers Trust Company
3 Park Plaza
Irvine, California  92714

Attention:  Residential Funding Corporation Series 1997-QS7

Ladies and Gentlemen:

                  WHEREAS, Residential Funding Corporation, a Delaware corporation ("Residential Funding"), an indirect wholly-owned subsidiary of General Motors Acceptance Corporation, a New York corporation ("GMAC"), plans to incur certain obligations as described under Section 12.01 of the Pooling and Servicing Agreement dated as of July 1, 1997 (the "Servicing Agreement"), among Residential Accredit Loans, Inc. (the "Company"), Residential Funding and Bankers Trust Company (the "Trustee") as amended by Amendment No. ___ thereto, dated as of ________, with respect to the Mortgage Asset-Backed Pass-Through Certificates, Series 1997-QS7 (the "Certificates"); and

                  WHEREAS, pursuant to Section 12.01 of the Servicing Agreement, Residential Funding agrees to make payments to the Holders of the Class B Certificates with respect to certain losses on the Mortgage Loans as described in the Servicing Agreement; and

                  WHEREAS, GMAC desires to provide certain assurances with respect to the ability of Residential Funding to secure sufficient funds and faithfully to perform its Subordinate Certificate Loss Obligation;

                  NOW  THEREFORE,   in  consideration  of  the  premises  herein
contained and certain other good and valuable consideration, the receipt of which is hereby acknowledged, GMAC agrees as follows:

                  1. Provision of Funds. (a) GMAC agrees to contribute and deposit in the Certificate Account on behalf of Residential Funding (or otherwise provide to Residential Funding, or to cause to be made available to Residential Funding), either directly or through a subsidiary, in any case prior to the related Distribution Date, such moneys as may be required by Residential Funding to perform its Subordinate Certificate Loss Obligation when and as the same arises from time to time upon the demand of the Trustee in accordance with Section 12.01 of the Servicing Agreement.

                  (b) The agreement set forth in the preceding clause (a) shall be absolute, irrevocable and unconditional and shall not be affected by the transfer by GMAC or any other person of all or any part of its or their interest in Residential Funding, by any insolvency, bankruptcy, dissolution or other proceeding affecting Residential Funding or any other person, by any defense or right of counterclaim, set-off or recoupment that GMAC may have against Residential Funding or any other person or by any other fact or circumstance. Notwithstanding the foregoing, GMAC's obligations under clause (a) shall terminate upon the earlier of (x) substitution for this Limited Guaranty pursuant to Section 12.01(f) of the Servicing Agreement, or (y) the termination of the Trust Fund pursuant to the Servicing Agreement.

                  2. Waiver. GMAC hereby waives any failure or delay on the part of Residential Funding, the Trustee or any other person in asserting or enforcing any rights or in making any claims or demands hereunder. Any defective or partial exercise of any such rights shall not preclude any other or further exercise of that or any other such right. GMAC further waives demand, presentment, notice of default, protest, notice of acceptance and any other notices with respect to this Limited Guaranty, including, without limitation, those of action or nonaction on the part of Residential Funding or the Trustee.

                  3.       Modification, Amendment and Termination.  This
                           ---------------------------------------
Limited Guaranty may be modified, amended or terminated only by the written agreement of GMAC and the Trustee and only if such modification, amendment or termination is permitted under Section
12.02 of the Servicing Agreement. The obligations of GMAC under this Limited Guaranty shall continue and remain in effect so long as the Servicing Agreement is not modified or amended in any way that might affect the obligations of GMAC under this Limited
Guaranty without the prior written consent of GMAC.

                  4. Successor. Except as otherwise expressly provided herein, the guarantee herein set forth shall be binding upon GMAC and its respective successors.

                  5. Governing Law. This Limited Guaranty shall be governed by the laws of the State of New York.

                  6. Authorization and Reliance. GMAC understands that a copy of this Limited Guaranty shall be delivered to the Trustee in connection with the execution of Amendment No. 1 to the Servicing Agreement and GMAC hereby authorizes the Company and the Trustee to rely on the covenants and agreements set forth herein.

                  7. Definitions. Capitalized terms used but not otherwise defined herein shall have the meaning given them in the Servicing Agreement.

                  8. Counterparts. This Limited Guaranty may be executed in any number of counterparts, each of which shall be deemed to be an original and such counterparts shall constitute but one and the same instrument.

                  IN WITNESS WHEREOF, GMAC has caused this Limited Guaranty to be executed and delivered by its respective officers thereunto duly authorized as of the day and year first above written.

                                                     GENERAL MOTORS ACCEPTANCE
                                                     CORPORATION


                                                     By:
                                                     Name:
                                                     Title:


Acknowledged by:

BANKERS TRUST COMPANY,
  as Trustee


By:
Name:
Title:


RESIDENTIAL ACCREDIT LOANS, INC.



By:
Name:
Title:

                                    EXHIBIT O

          FORM OF LENDER CERTIFICATION FOR ASSIGNMENT OF MORTGAGE LOAN


                                                      __________________, 19____

Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota  55437

Bankers Trust Company
3 Park Plaza
Irvine, California  92714

Attention:  Residential Funding Corporation Series 1997-QS7

                  Re: Mortgage Asset-Backed Pass-Through Certificates, Series 1997-QS7 Assignment of Mortgage Loan



Ladies and Gentlemen:

                  This letter is delivered to you in connection with the assignment by _________________ (the "Trustee") to _______________________ (the
"Lender") of _______________ (the "Mortgage Loan") pursuant to Section 3.13(d) of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of July 1, 1997 among Residential Accredit Loans, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and the Trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Lender hereby certifies, represents and warrants to, and covenants with, the Master Servicer and the Trustee that:

           (i) the Mortgage Loan is secured by Mortgaged Property located in a jurisdiction in which an assignment in lieu of satisfaction is required to preserve lien priority, minimize or avoid mortgage recording taxes or otherwise comply with, or facilitate a refinancing under, the laws of such jurisdiction;

          (ii) the substance of the assignment is, and is intended to be, a refinancing of such Mortgage Loan and the form of the transaction is solely to comply with, or facilitate the transaction under, such local laws;

         (iii) the Mortgage Loan following the proposed assignment will be modified to have a rate of interest at least 0.25 percent below or above the rate of interest on such Mortgage Loan prior to such proposed assignment; and

          (iv) such assignment is at the request of the borrower under the related Mortgage Loan.

                                                     Very truly yours,



                                                     (Lender)

                                                     By:
                                                     Name:
                                                     Title:

                                    EXHIBIT P

                         SCHEDULE OF DISCOUNT FRACTIONS


        PRINCIPAL       NET MORTGAGE    DISCOUNT        PO
LOAN #  BALANCE RATE    FRACTION        BALANCE
1569024 63,794.42       6.820   9.0666666667%   5,784.03
1572960 225,823.71      6.920   7.7333333333%   17,463.70
1569222 234,818.48      7.020   6.4000000000%   15,028.38
1562273 499,619.54      7.045   6.0666666667%   30,310.25
1569651 259,402.82      7.045   6.0666666667%   15,737.10
1570489 219,324.17      7.045   6.0666666667%   13,305.67
1570490 283,347.70      7.045   6.0666666667%   17,189.76
1573546 249,659.89      7.045   6.0666666667%   15,146.03
1575844 399,695.62      7.045   6.0666666667%   24,248.20
1575861 449,657.58      7.045   6.0666666667%   27,279.23
1570877 318,639.23      7.170   4.4000000000%   14,020.13
1570956 549,591.81      7.170   4.4000000000%   24,182.04
1571089 249,015.05      7.170   4.4000000000%   10,956.66
1572925 363,729.86      7.170   4.4000000000%   16,004.11
1573055 314,293.46      7.170   4.4000000000%   13,828.91
1573566 298,927.98      7.170   4.4000000000%   13,152.83
1573851 299,347.97      7.170   4.4000000000%   13,171.31
1575712 299,777.36      7.170   4.4000000000%   13,190.20
1571550 349,740.24      7.220   3.7333333333%   13,056.97
1572310 280,000.00      7.220   3.7333333333%   10,453.33
1572662 349,740.24      7.220   3.7333333333%   13,056.97
1574204 134,400.00      7.220   3.7333333333%   5,017.60
1576269 215,900.00      7.220   3.7333333333%   8,060.27
1569383 52,461.42       7.270   3.0666666667%   1,608.82
1573844 24,963.51       7.270   3.0666666667%   765.55
1566518 228,750.00      7.295   2.7333333333%   6,252.50
1568412 255,628.24      7.295   2.7333333333%   6,987.17
1568428 289,578.86      7.295   2.7333333333%   7,915.16
1569659 362,864.30      7.295   2.7333333333%   9,918.29
1570505 399,080.42      7.295   2.7333333333%   10,908.20
1570510 337,009.89      7.295   2.7333333333%   9,211.60
1570515 431,722.16      7.295   2.7333333333%   11,800.41
1570532 252,617.02      7.295   2.7333333333%   6,904.87
1570543 247,021.08      7.295   2.7333333333%   6,751.91
1572941 272,802.42      7.295   2.7333333333%   7,456.60
1573039 230,823.35      7.295   2.7333333333%   6,309.17
1575744 226,918.82      7.295   2.7333333333%   6,202.45
1573836 524,241.42      7.320   2.4000000000%   12,581.79
1574422 249,635.13      7.320   2.4000000000%   5,991.24
1570883 224,000.00      7.345   2.0666666667%   4,629.33
1573551 288,500.00      7.345   2.0666666667%   5,962.33
1576141 144,000.00      7.345   2.0666666667%   2,976.00
1577057 298,000.00      7.345   2.0666666667%   6,158.67
1577254 280,000.00      7.345   2.0666666667%   5,786.67
1569018 97,717.78       7.370   1.7333333333%   1,693.77
1573845 648,198.62      7.370   1.7333333333%   11,235.44
1573846 224,678.13      7.370   1.7333333333%   3,894.42
1574408 499,277.54      7.370   1.7333333333%   8,654.14
1574486 233,661.89      7.370   1.7333333333%   4,050.14
1569382 44,967.75       7.395   1.4000000000%   629.55
1560261 447,683.80      7.420   1.0666666667%   4,775.29
1563355 236,344.82      7.420   1.0666666667%   2,521.01
1569435 348,254.03      7.420   1.0666666667%   3,714.71
1569973 244,827.08      7.420   1.0666666667%   2,611.49
1570264 318,175.27      7.420   1.0666666667%   3,393.87
1570266 231,136.74      7.420   1.0666666667%   2,465.46
1570482 467,669.69      7.420   1.0666666667%   4,988.48
1570483 219,688.44      7.420   1.0666666667%   2,343.34
1570488 282,586.40      7.420   1.0666666667%   3,014.25
1570726 229,837.67      7.420   1.0666666667%   2,451.60
1570734 415,331.75      7.420   1.0666666667%   4,430.21
1570917 399,717.68      7.420   1.0666666667%   4,263.66
1571103 234,834.14      7.420   1.0666666667%   2,504.90
1571425 498,574.65      7.420   1.0666666667%   5,318.13
1571741 429,696.51      7.420   1.0666666667%   4,583.43
1572275 317,775.56      7.420   1.0666666667%   3,389.61
1572547 237,832.01      7.420   1.0666666667%   2,536.87
1572957 374,468.94      7.420   1.0666666667%   3,994.34
1572962 232,335.90      7.420   1.0666666667%   2,478.25
1572973 483,658.39      7.420   1.0666666667%   5,159.02
1573057 294,582.23      7.420   1.0666666667%   3,142.21
1573076 231,671.45      7.420   1.0666666667%   2,471.16
1573088 115,835.73      7.420   1.0666666667%   1,235.58
1573100 566,100.17      7.420   1.0666666667%   6,038.40
1573507 287,796.73      7.420   1.0666666667%   3,069.83
1573558 274,805.91      7.420   1.0666666667%   2,931.26
1573768 271,808.02      7.420   1.0666666667%   2,899.29
1573773 238,481.56      7.420   1.0666666667%   2,543.80
1574401 84,179.41       7.420   1.0666666667%   897.91
1574478 438,571.73      7.420   1.0666666667%   4,678.10
1574493 444,363.44      7.420   1.0666666667%   4,739.88
1575677 250,773.10      7.420   1.0666666667%   2,674.91
1575708 240,829.90      7.420   1.0666666667%   2,568.85
1575721 295,580.81      7.420   1.0666666667%   3,152.86
1575729 287,696.79      7.420   1.0666666667%   3,068.77
1575736 285,498.36      7.420   1.0666666667%   3,045.32
1575737 393,122.34      7.420   1.0666666667%   4,193.30
1575767 249,823.55      7.420   1.0666666667%   2,664.78
1575817 268,019.91      7.420   1.0666666667%   2,858.88
1575827 247,824.97      7.420   1.0666666667%   2,643.47
1570905 255,000.00      7.450   0.6666666667%   1,700.00
1568456 287,495.66      7.470   0.4000000000%   1,149.98
1569684 363,000.00      7.470   0.4000000000%   1,452.00
1569743 94,865.45       7.470   0.4000000000%   379.46
1569926 193,463.36      7.470   0.4000000000%   773.85
1570272 119,200.00      7.470   0.4000000000%   476.80
1571071 235,833.44      7.470   0.4000000000%   943.33
1572667 283,000.12      7.470   0.4000000000%   1,132.00
1572709 234,384.45      7.470   0.4000000000%   937.54
1573267 89,000.00       7.470   0.4000000000%   356.00
1573338 440,000.00      7.470   0.4000000000%   1,760.00
1573577 337,500.00      7.470   0.4000000000%   1,350.00
1574115 233,500.00      7.470   0.4000000000%   934.00
1574337 230,000.00      7.470   0.4000000000%   920.00
1574407 215,539.66      7.470   0.4000000000%   862.16
1574411 112,759.18      7.470   0.4000000000%   451.04
1574436 263,626.14      7.470   0.4000000000%   1,054.50
1574456 262,627.54      7.470   0.4000000000%   1,050.51
1574485 414,707.09      7.470   0.4000000000%   1,658.83
1574490 235,665.78      7.470   0.4000000000%   942.66
1576059 207,900.00      7.470   0.4000000000%   831.60
1577080 202,450.00      7.470   0.4000000000%   809.80
1577645 137,600.00      7.470   0.4000000000%   550.40
1569206 39,971.91       7.495   0.0666666667%   26.65

        $32,184,252.24          2.1061216029%   $677,839.49

                                    EXHIBIT Q

                          FORM OF REQUEST FOR EXCHANGE

                                                                          [DATE]

Bankers Trust Company
3 Park Plaza
Irvine, California  92714


                  Re:      Residential Accredit Loans, Inc.,
                           Mortgage Asset-Backed Pass-Through Certificates, Series 1997-QS7


                  Residential Funding Corporation, as the Holder of a ___% Percentage Interest of the Class A-9[-1] Certificates, hereby requests the Trustee to exchange the above-referenced Certificates for the Subclasses referred to below:

                  1. Class A-9-_ Certificates, corresponding to the following Uncertificated REMIC Regular Interests:
                           [List numbers corresponding to the related loans and Pool Strip Rates from the Mortgage Loan Schedule]. The initial Subclass Notional Amount and the Initial Pass-Through Rate on the Class A-9-_ Certificates will be $__________ and ____%, respectively.

                  [2.      Repeat as appropriate.]

                  The Subclasses requested above will represent in the aggregate all of the Uncertificated REMIC Regular Interests represented by the Class A-9[-1] Certificates surrendered for exchange.

                  All capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement, dated as of July 1, 1997, among Residential Accredit Loans, Inc., Residential Funding Corporation and Bankers Trust Company, as trustee.

                                              RESIDENTIAL FUNDING CORPORATION




                                              By:______________________________
                                              Name:
                                              Title: